 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 5, 1999
                                           REGISTRATION STATEMENT NO. 333-59297
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                                 PRE-EFFECTIVE

                             AMENDMENT NO. 4
                                      TO
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            PINNACLE HOLDINGS INC.
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                                ---------------
       DELAWARE                      4899                    65-0652634
   (STATE OR OTHER       (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
   JURISDICTION OF              CLASSIFICATION         IDENTIFICATION NUMBER)
   INCORPORATION OR              CODE NUMBER)
    ORGANIZATION)

                      1549 RINGLING BOULEVARD, 3RD FLOOR
                            SARASOTA, FLORIDA 34236
                                (941) 364-8886
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  STEVEN DAY
             VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                            PINNACLE HOLDINGS INC.
                      1549 RINGLING BOULEVARD, 3RD FLOOR
                            SARASOTA, FLORIDA 34236
                                (941) 364-8886
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                ---------------
                         COPIES OF COMMUNICATIONS TO:

      CHESTER E. BACHELLER, ESQ.         ROBERT E. BUCKHOLZ, JR., ESQ.
         HOLLAND & KNIGHT LLP                 SULLIVAN & CROMWELL
  400 NORTH ASHLEY DRIVE, SUITE 2300            125 BROAD STREET
         TAMPA, FLORIDA 33602               NEW YORK, NEW YORK 10004
            (813) 227-8500                       (212) 558-4000

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT OF 1933 REGISTRATION STATEMENT NUMBER OF EARLIER EFFECTIVE REGISTRATION STATEMENTS FOR THE SAME OFFERING. [_]

  IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT OF 1933 REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

  IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT OF 1933 REGISTRATION NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]
  IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [_]

                     CALCULATION OF REGISTRATION FEE

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------------------------------------------------------------------------------------------
                                                 PROPOSED       PROPOSED
 TITLE OF EACH CLASS OF         AMOUNT           MAXIMUM        MAXIMUM        AMOUNT OF
    SECURITIES TO BE            TO BE         OFFERING PRICE   AGGREGATE      REGISTRATION
       REGISTERED             REGISTERED       PER SHARE(2)  OFFERING PRICE       FEE
------------------------------------------------------------------------------------------
Common Stock, par value
 $.001.................  11,500,000 shares(1)     $16.00      $184,000,000(1)   $   -- (3)
------------------------------------------------------------------------------------------
 % Exchangeable
 Preferred Stock.......     150,000 shares        $1,000      $150,000,000      $23,800(3)
------------------------------------------------------------------------------------------
  % Exchange Notes due
 2009..................          (4)               --             (2)             (4)
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

(1) Includes 1,500,000 shares of Common Stock to cover over-allotments, if any, pursuant to over-allotment options granted to the Underwriters.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(3) The Company previously paid a registration fee of $73,278 in connection with the registration of $248,400,000 of Common Stock with the original Registration Statement filed on July 17, 1998 and with Pre-effective Amendment No. 1 to the Registration Statement filed on July 27, 1998. The amount listed above was calculated using the additional amount of the Proposed Maximum Aggregate Offering Price of $85,600,000 ($334,000,000 for the currently Proposed Maximum Aggregate Offering Price minus $248,400,000 for the previously Proposed Maximum Aggregate Offering Price).

(4) Such indeterminate principal amount of Registrant's   % Exchange Notes due
    2009 as may be issuable upon exchange of the   % Exchangeable Preferred
    Stock. Pursuant to Rule 457(i), no registration fee is required.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
-------------------------------------------------------------------------------
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

                               EXPLANATORY NOTE

  This Registration Statement contains three forms of prospectuses: one to be used in connection with an offering of Common Stock in the United States (the "U.S. Prospectus"), one to be used in connection with a concurrent international offering of Common Stock outside the United States (the "International Prospectus") and one to be used in connection with a concurrent offering of New Preferred Stock (the "Preferred Stock Prospectus"). The complete U.S. Prospectus follows this explanatory note. After the U.S. Prospectus are the following alternate pages for the International Prospectus: a front cover page, a separate Underwriting section and a back cover page. All other pages of the U.S. Prospectus are to be used for both the United States offering and the international offering. Each alternative page for the International Prospectus included herein is labeled "Alternate Page for International Prospectus." The complete Preferred Stock Prospectus will follow the alternate pages for the International Prospectus.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED JANUARY 5, 1999

[LOGO OF PINNACLE          10,000,000 SHARES
HOLDINGS INC              PINNACLE HOLDINGS INC.
APPEARS HERE                  COMMON STOCK
APPEARS HERE]          (PAR VALUE $.001 PER SHARE)


  Of the 10,000,000 shares of Common Stock offered, 8,000,000 shares are being offered hereby in the United States and Canada by the U.S. Underwriters and 2,000,000 shares are being offered hereby outside the United States and Canada by the International Underwriters. The initial public offering price and the aggregate underwriting discount per share will be identical in both offerings. See "Underwriting".

  Prior to this offering, there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering price per share will be between $14 and $16. For factors to be considered in determining the initial public offering price, see "Underwriting".

  Concurrently with this offering, the Company is offering 150,000 shares of Exchangeable Preferred Stock, par value $.001 per share. This offering is contingent upon the closing of the Preferred Stock Offering (as defined herein), and the Preferred Stock Offering is contingent upon the closing of this offering.

  SEE "RISK FACTORS" ON PAGE 15 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

  The Common Stock has been approved for quotation on the Nasdaq National Market under the symbol "BIGT".

                                  ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                  ----------



                                         INITIAL PUBLIC UNDERWRITING PROCEEDS TO
                                         OFFERING PRICE DISCOUNT(1)  COMPANY(2)
                                         -------------- ------------ -----------
Per Share..............................       $             $           $
Total (3)..............................      $             $            $

-----

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

(2) Before deducting estimated expenses of $625,000 payable by the Company.

(3) The Company has granted the U.S. Underwriters an option for 30 days to purchase up to an additional 1,200,000 shares at the initial public offering price per share, less underwriting discount, solely to cover over-allotments. Additionally, the Company has granted the International Underwriters a similar option with respect to an additional 300,000 shares as part of the concurrent international offering. If such options are exercised in full, the total initial public offering price, underwriting
    discount and proceeds to Company will be $   , $    and $   , respectively.
    See "Underwriting".

                                  ----------

  The shares offered hereby are offered severally by the U.S. Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that certificates for the shares will be ready for delivery in New York, New York,
on or about     , 1999, against payment therefor in immediately available
funds.



GOLDMAN, SACHS & CO.

    BT ALEX. BROWN

         SALOMON SMITH BARNEY

              NATIONSBANC MONTGOMERY SECURITIES LLC
                                               RAYMOND JAMES & ASSOCIATES, INC.

                                  ----------

             The date of this Prospectus is            , 1999.

   [PARTIAL MAP OF U.S. INDICATING COMPANY'S CURRENT TOWER SITES AND PROPOSED
                                 TOWER SITES.]

  NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREBY SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                               ----------------

  NO ACTION HAS BEEN OR WILL BE TAKEN IN ANY JURISDICTION BY THE COMPANY OR BY ANY UNDERWRITER THAT WOULD PERMIT A PUBLIC OFFERING OF THE COMMON STOCK OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED, OTHER THAN IN THE UNITED STATES. PERSONS INTO WHOSE POSSESSION THIS PROSPECTUS COMES ARE REQUIRED BY THE COMPANY AND THE UNDERWRITERS TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS AS TO THE OFFERING OF THE COMMON STOCK AND THE DISTRIBUTION OF THIS PROSPECTUS.

                               ----------------

  Market data used throughout this Prospectus was obtained from industry publications that generally state that the sources used to acquire such data are believed to be reliable, but that the accuracy and completeness of such data is not guaranteed. Although the Company believes the data to be reliable, it has not independently verified such data.


                               ----------------

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SHARES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERINGS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements contained elsewhere in this Prospectus. Except as otherwise indicated by the context: (i) references in this Prospectus to the "Company" include Pinnacle Holdings Inc., a Delaware corporation, and its consolidated subsidiaries; (ii) the information contained in this Prospectus assumes no exercise of the Underwriters' over-allotment options; and (iii) all references to Shares of Common Stock, per share amounts and other information set forth in this Prospectus have been adjusted to reflect certain actions taken by the Company to effect the Recapitalization (as defined herein), which will result in a conversion of all shares of Class A, Class B, Class C, Class D and Class E Common Stock of the Company into shares of Common Stock, effective upon the closing of the Offerings.

                                  THE COMPANY

  The Company is the leading provider of wireless communication tower space in the Southeastern United States. Since its formation in May 1995, the Company has focused exclusively on creating a portfolio of dense clusters of geographically contiguous towers and renting tower space to wireless communications providers and users. The Company believes that the rental of tower space is the sector of the tower industry in which it can earn the highest cash flow margins and risk adjusted return on invested capital. This strategy also presents significant opportunities for continued revenue and cash flow growth through the addition of new tenants on its existing towers and towers that may be acquired in the future.

  Since commencing operations in May 1995 and through September 30, 1998, the Company has completed 195 acquisitions through which it has acquired 766 towers and has constructed an additional 64 towers in such high growth markets as Atlanta, Birmingham, New Orleans, Orlando and Tampa. Subsequent to September 30, 1998 and prior to December 18, 1998, the Company acquired an additional 35 towers. As of December 18, 1998, the Company had agreements or letters of intent to acquire 41 towers. As a result of its extensive existing tower base, the Company believes it is well-positioned to continue to capitalize on the growth opportunities available in the rapidly consolidating and highly fragmented tower rental industry. For the year ended December 31, 1997, on a pro forma basis, the Company had tower rental revenue and EBITDA of $40.6 million and $27.5 million, respectively. For the nine months ended September 30, 1998, on a pro forma basis, the Company had tower rental revenue and EBITDA of $34.1 million and $20.0 million, respectively. See "Unaudited Pro Forma Financial Data."

  The Company has a diversified base of over 800 customers consisting of all forms of wireless communications providers, operators of private networks and government agencies that include Southern Communications Services, Inc. ("Southern Communications"), Nextel, Sprint PCS, PageNet, Motorola, BellSouth Mobility, MobileMedia Communications, Inc. ("MobileMedia Communications"), Teletouch, Skytel, Pagemart, Federal Bureau of Investigation and Bureau of Alcohol, Tobacco & Firearms. The Company's leases generally range in duration from three to five years, and many provide for scheduled minimum rent increases of the greater of a specified percentage (which typically ranges from 3 to 5%) or the change for the relevant period in the Consumer Price Index ("CPI").

  The Company is experiencing strong demand for tower rental space fueled by the deployment of new wireless technologies and strong underlying growth in wireless services. The Company believes that "same tower" revenue growth (measured by comparing the Annualized Run Rate Revenue (as defined herein) of the Company's towers at the end of a period to the Annualized Run Rate Revenue for the same towers at the end of a prior period), is a meaningful indicator of the Company's ability to generate incremental revenue on such towers. Taking into consideration new leases written as of

September 30, 1998, the Company experienced "same tower" revenue growth in excess of 20.0% on an annualized basis for the nine months ended September 30, 1998 on its base of towers owned as of December 31, 1997. The Company's Annualized Run Rate Revenue as of September 30, 1998 was $43.4 million.


BUSINESS AND GROWTH STRATEGY

  The Company's objective is to create substantial value from both its position as the leading provider of wireless communications rental tower space in the Southeastern United States and its expansion into additional wireless communications markets. In order to achieve this objective, the Company has designed and implemented a three-tiered growth strategy that focuses on: (i) increasing revenue yield per tower through aggressive marketing and development; (ii) continuing acquisitions of towers in key markets; and (iii) selective new tower construction.

 I. MARKETING AND DEVELOPMENT STRATEGY

  The Company aggressively markets rental space on its towers to capitalize on the operating leverage of its business. The Company's customers are generally responsible for the installation of their own equipment and the incremental utility costs associated with that equipment. In addition, adding customers to an existing tower does not result in increased monitoring, maintenance or insurance costs. Accordingly, when customers are added to an existing tower, additional revenue can be achieved at low incremental costs, thereby yielding increased cash flow margins. The key elements of the Company's marketing and development strategy include the following:

 . OFFER STRATEGICALLY LOCATED CLUSTERS OF TOWERS. By owning and assembling clusters of towers in high growth regions, the Company believes it is able to offer its customers the ability to rapidly and efficiently fulfill their network expansion plans across a particular market or region, which the Company believes provides it with a significant competitive advantage.

 . TARGET A DIVERSIFIED CUSTOMER BASE. The number of antennae a tower can accommodate varies depending on the type of tower (self-supporting monopole, guyed, self-supporting lattice), the height of the tower and the nature of the services provided by such antennae. The substantial majority of the Company's towers are self-supporting lattice and guyed towers that can support a large number of antennae and therefore enable the Company to market its tower space to a diverse group of wireless communication providers.

 . LEVERAGE CUSTOMER RELATIONSHIPS. The Company believes it has established a reputation among its customers as a highly professional and reliable tower space provider. This has been achieved through ongoing investment in the development of relationships at multiple levels of customer organizations. The Company believes that important factors in generating interest in its towers are the customer's awareness of the quality of a particular site, the ease of doing business with one lessor, the location of other Company-owned towers and the Company's ability to construct new towers.

 . TRACK FCC FILINGS. All FCC licensees must file applications for site locations. As part of its disciplined approach to acquisitions and new tower construction activities, the Company tracks these filings, which provide market intelligence as to existing wireless communications providers' build-out plans and new market entrants.

 II. ACQUISITION STRATEGY

  Ownership of rental towers in many parts of the United States remains highly fragmented, although the consolidation of tower ownership has begun to accelerate as larger independent owners acquire small local owners in certain regions. The Company believes that its acquisition strategy has allowed it to achieve the highest density of towers across nine states located in the Southeastern United States, which the Company believes provides it with a significant competitive advantage.

  The Company believes that growth through acquisition is an attractive strategy because it allows the Company to: (i) choose the location of its towers in key urban and other desired locations; (ii) acquire towers with existing tenants and the capacity to add multiple, additional tenants; (iii) not seek build-to-suit mandates from customers, which may result in towers being built in unprofitable locations; and (iv) lower its risk as cash flow from existing tenants is predetermined.

  The Company's acquisition strategy continues to focus on: (i) rapidly acquiring towers in key markets as a means to quickly gain critical mass, thereby discouraging other tower consolidators from entering its markets;
(ii) completing follow-on acquisitions to enhance its coverage in selected wireless communications markets; and (iii) penetrating new markets as a platform for future growth. Through September 30, 1998, the Company has acquired 766 towers at an average of four towers per acquisition and at a pace of greater than one acquisition per week. The key elements of the Company's acquisition strategy are set forth below:

 . TARGET HIGH GROWTH WIRELESS COMMUNICATIONS MARKETS. The Company targets population centers and key transportation corridors in wireless communications markets where there is evidence of high potential growth. The Southeastern United States is attractive because of its relatively high population and economic growth rates. Within this region, the Company has established strong market positions in densely populated areas such as Atlanta, Birmingham, New Orleans, Orlando and Tampa as well as along several key traffic corridors. The MobileMedia Acquisition (as defined herein) provided the Company with strong market positions in Knoxville, Mobile and Nashville, as well as towers in Southern California and New England that provide the Company a base for penetrating these attractive wireless markets.

 . FOCUS ON COMPATIBILITY WITH EXISTING TOWER NETWORK. In evaluating a potential acquisition, the Company considers whether it will be compatible with the Company's existing tower inventory. In general, the Company aims to acquire sites that will result in clusters of towers that provide the critical mass necessary to achieve certain competitive advantages within a given market. The MobileMedia Acquisition and the Southern Towers Acquisition (as defined herein) expanded the Company's presence to contiguous markets in the Southeastern United States.

 . EMPLOY A DISCIPLINED VALUATION PROCESS. The Company seeks to acquire towers that have existing cash flow and identified potential for significant future cash flow growth from additional tenants. For each potential acquisition, the Company reviews the current population coverage of each tower to be acquired, the nature and quality of the existing and potential customer base, coverage of current and future major transportation corridors and the location and desirability of competing towers. The Company also makes an assessment of potential cash flow growth and estimates whether additional capital expenditures will be required to add capacity to accommodate future growth.

  Consistent with the Company's acquisition criteria and strategy of accumulating clusters of towers in regions that are highly attractive to wireless communications providers, the Company has recently completed the following major acquisitions:

  SOUTHERN TOWERS ACQUISITION: In March 1998, the Company acquired 201 towers from Southern Communications for approximately $83.5 million plus fees and expenses (the "Southern Towers Acquisition"). Southern Communications is a subsidiary of Southern Company, one of the largest utility holding companies in the United States and an Enhanced Specialized Mobile Radio ("ESMR") provider. Substantially all of these towers, which are located in Georgia, Alabama, Mississippi and Florida, were constructed within the prior four years. See "Business--Southern Towers Acquisition."

  The Southern Towers Acquisition represented an attractive opportunity to significantly accelerate the achievement of the Company's goal of becoming the leading provider of rental tower space in the Southeastern United States. Prior to the acquisition, these towers, which had only a limited number of third party tenants, were principally for the use of Southern Communications and its affiliates. The towers were generally constructed with capacity significantly exceeding Southern Communications' specific capacity requirements. Accordingly, the Company believes that there is substantial potential for additional revenue from these towers.

  As of December 31, 1997, on a pro forma basis, the towers had combined annual revenue totaling $4.8 million and Tower Level Cash Flow of $3.7 million, implying a tower level cash flow margin of 77.9%.

  MOBILEMEDIA ACQUISITION: In September 1998, the Company acquired 166 towers from MobileMedia Corporation ("MobileMedia") and its affiliates for approximately $170.0 million (the "MobileMedia Acquisition"). Subsequent to its announced merger with Arch Communications, Inc., MobileMedia will be the second largest paging company in the United States. See "Business-- MobileMedia Acquisition".

  The MobileMedia Acquisition represented an attractive opportunity to acquire towers that (i) further strengthened the Company's tower portfolio in certain existing markets, (ii) provided entry into geographically contiguous markets and (iii) expanded the Company's operations into new markets in Southern California and New England.

  As of December 31, 1997, on a pro forma basis, the towers had combined annual revenue totaling $13.2 million and Tower Level Cash Flow of $11.8 million, implying a tower cash flow margin of 89.9%.

 III. NEW TOWER CONSTRUCTION STRATEGY

  An additional element of the Company's growth strategy is to selectively construct new towers in and around major markets in which it already has a presence in order to enhance coverage in existing markets. In addition, the Company pursues build opportunities in order to expand capacity or otherwise improve already existing sites. In both cases, the Company adheres to its own requirements of return on capital invested. The Company does not engage in speculative construction projects or large scale build-to-suit projects. During 1997 and the nine months ended September 30, 1998, the Company constructed 22 and 34 towers, respectively. As a result of opportunities generated through its marketing efforts, the Company estimates that it will identify 80 to 100 new tower build opportunities over the next 12 months. The elements of the Company's tower build program include the following:

 . DISCIPLINED BUILD SELECTION CRITERIA. Through its sales and marketing efforts, the Company seeks to identify suitable tower construction sites based on information obtained from wireless communications providers regarding their network construction plans. The Company carefully evaluates such plans to meet customer requirements, which may result in selling space on an existing tower, acquiring an existing tower, augmenting an existing tower or constructing a new tower. Tower construction is only initiated after at least one anchor customer is identified and the Company has determined, based on market research, that the capital outlay for the construction project would generate returns that exceed the Company's minimum required return on invested capital.

 . RAPID CONSTRUCTION/BUILD IMPLEMENTATION. After identifying an attractive construction opportunity, the Company moves quickly to: (i) secure access to the site by either purchasing or entering into a long-term lease for a parcel of land; (ii) select the appropriate type of tower based on structural capacity needs; (iii) initiate sales and marketing efforts to rent space on the tower; and (iv) complete the necessary steps to obtain zoning approvals and building permits. The Company acquires tower structures from a variety of vendors and oversees the construction of the tower by hired sub-contractors.

COMPANY STRENGTHS

  The Company believes that its business is characterized by the following strengths:

 . EXCLUSIVE FOCUS ON TOWER RENTAL BUSINESS. The Company exclusively focuses on the rental of wireless communications tower space as opposed to other aspects of the tower industry such as site acquisition, tower construction services and ancillary services. Furthermore, the Company does not engage in large-scale "build-to-suit" programs, preferring instead to focus on its core acquisition strategy and complementary selective construction strategy designed to enhance coverage in targeted markets. The Company believes by focusing on this sector of the tower industry, it can earn the highest cash flow margins and risk adjusted return on invested capital.

 . DISCIPLINED AND EFFICIENT ACQUIRER OF TOWER ASSETS. At September 30, 1998, the Company had a network of approximately 755 towers (excluding 35 towers acquired subsequent to September 30, 1998, and 41 towers to be acquired pursuant to probable acquisitions), geographically clustered in the Southeastern United States as well as 75 towers located in Southern California and New England. The Company's proven acquisition process identifies towers that typically have an established foundation of existing cash flow and are geographically complementary to its existing portfolio. The Company has demonstrated the ability to identify and successfully negotiate the purchase of what it believes to be value enhancing tower acquisitions.

 . ABILITY TO SUCCESSFULLY INCREASE TOWER RENTAL REVENUE. The Company's aggressive marketing efforts to all major wireless communication providers has resulted in the signing of a significant number of new tenants over the last three years. Additional tenants increase the operating leverage of the Company's portfolio and generally increase the Company's overall cash flow margins. In order to measure the revenue growth performance of acquired towers, the Company tracks the cumulative increase in monthly revenue from towers acquired during different periods. The Company has generated a cumulative increase in total monthly revenues for the 29 towers acquired in 1995 of 133.0% through September 1998. In addition, the 119 towers acquired in 1996 and the 134 towers acquired in 1997 have generated cumulative increases in total monthly revenues of 68.0% and 14.0%, respectively through September 1998.

  The Company believes that its business will continue to be characterized by high cash flow margins, stable and predictable cash flow and high barriers to entry. Moreover, the Company expects to experience strong ongoing growth as it benefits from additional consolidation opportunities while increasing overall tower revenues on existing towers.

                                ----------------

  The Company's headquarters are located at 1549 Ringling Boulevard, Third Floor, Sarasota, Florida 34236, and its telephone number is (941) 364-8886. The Company's website is www.pinnacletowers.com. The information provided on the Company's website is not incorporated into this Prospectus.

                               THE OFFERINGS

  The offering hereby of 8,000,000 shares of Common Stock in the United States and Canada (the "U.S. Offering") and the concurrent offering of 2,000,000 shares of Common Stock outside the United States and Canada (the "International Offering") are collectively referred to as the "Common Stock Offering." Concurrently with the Common Stock Offering, the Company, is offering 150,000
shares of   % Exchangeable Preferred Stock (the "Preferred Stock Offering").
The Common Stock Offering is contingent upon the closing of the Preferred Stock Offering, and the Preferred Stock Offering is contingent upon the closing of the Common Stock Offering. The Common Stock Offering and the Preferred Stock Offering are collectively referred to as the "Offerings."

                         COMMON STOCK OFFERING(1)

Common Stock offered in:

 U.S. Offering ........        8,000,000 shares

 International Offering ....   2,000,000 shares

                               10,000,000 shares

   Total...............

Common Stock to be
 Outstanding after the
 Offering...................
                              20,000,000 shares (2)

Nasdaq National Market        BIGT
Symbol.................

--------

(1) Does not include the Underwriters' over-allotment options for an aggregate of 1,500,000 shares of Common Stock.

(2) Excludes approximately 2,000,000 shares of Common Stock reserved for issuance pursuant to the Company's stock incentive plan (the "Stock Incentive Plan"). See "Management--Stock Incentive Plan".

                            PREFERRED STOCK OFFERING


Preferred Stock Offered.....  150,000 shares of   % Exchangeable Preferred
                              Stock, par value $.001 per share, plus any additional shares of such stock issued from time to time in lieu of cash dividends (the "New
                              Preferred Stock").

Liquidation Preference......  $1,000 per share.

Dividends..............       Dividends will accrue from the date of issue of
                              the New Preferred Stock and will be payable
                              quarterly commencing     at a rate per annum of
                                % of the liquidation preference thereof.
                              Dividends may be paid, at the Company's option,
                              on any dividend payment date occurring on or
                              before       , 2004 either in cash or by issuing
                              additional fully paid and nonassessable New
                              Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends.
                              After such date, dividends are payable only in cash. The Company's Senior Credit Facility, which matures December 15, 2005, prohibits the payment of cash dividends on the New Preferred Stock. The
                              Company currently expects that prior to being required to pay cash dividends on the New
                              Preferred Stock it would seek an amendment to the Senior Credit. Facility to permit such cash payments.

Mandatory Redemption...       The Company is required, subject to certain
                              conditions, to redeem all of the New Preferred
                              Stock outstanding on       , 2009 at a redemption
                              price equal to 100% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of redemption.


Optional Redemption....       The Company may at its election in accordance
                              with the Certificate of Designations (as defined
                              herein) redeem shares of the New Preferred Stock:
                              (i) in whole or in part, at any time on or after
                                 , 2004 at the redemption prices set forth
                              herein, plus, without duplication, accumulated
                              and unpaid dividends to the date of redemption;
                              and (ii) on or prior to       , 2004, out of all
                              or a portion of the net proceeds of a Public
                              Equity Offering or a Strategic Equity Investment
                              received on or prior to       , 2002 in an amount
                              of at least 5,000 shares and up to an aggregate
                              amount equal to 35% of the outstanding shares of
                              New Preferred Stock at a redemption price equal
                              to   % of the liquidation preference thereof,
                              plus, without duplication, accumulated and unpaid dividends to the date of redemption; provided, however, that after any such redemption, the liquidation preference of New Preferred Stock outstanding must equal at least (i) 65% of the initial aggregate liquidation preference of the New Preferred Stock originally issued in the Preferred Stock Offering or (ii), in the event of a partial exchange of New Preferred Stock for Exchange Notes, an aggregate liquidation preference of $75.0 million.

Exchange Provision.....       The New Preferred Stock will be exchangeable for
                              Exchange Notes (as defined herein), at the Company's option, subject to certain conditions, in whole or in part (in an amount equal to 50% of the shares of New Preferred Stock then outstanding, but not less than 75,000 shares) on any scheduled dividend payment date.

Ranking................       The New Preferred Stock will, with respect to
                              dividend rights and rights upon liquidation, winding-up and dissolution of the Company, rank senior to all Junior Shares of the Company.

Voting Rights..........       The New Preferred Stock will be non-voting,
                              except as otherwise required by law and except in
                              certain circumstances described herein, including
                              amending certain rights of the holders of the New
                              Preferred Stock. In addition, if: (i) the Company
                              fails to pay dividends in cash or, to the extent
                              permitted by the Certificate of Designations, by
                              the issuance of additional New Preferred Stock in
                              respect of six or more quarters in the aggregate
                              (whether or not consecutive); (ii) the Company
                              fails to make the mandatory redemption on     ,
                              2009 or an Offer to Purchase (as defined herein) upon a Change of Control; or (iii) the Company fails to comply with the covenants contained in the Certificate of Designations or make certain payments on its indebtedness, holders of a majority of the outstanding New
                              Preferred Stock, voting as a class, will be entitled to elect a number of directors of the Company equal to the lesser of either two directors or that number of directors constituting at least 25% of the Board of Directors of the Company.

Change of Control......       Within 30 days following a Change of Control, the
                              holders of New Preferred Stock will have the right to require the Company to offer to purchase all or any part outstanding of the New Preferred
                              Stock at a purchase price equal to 101% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of purchase.

Certain Covenants......       The Certificate of Designations will contain
                              covenants that, among other things, limit the ability of the Company and its subsidiaries to
                              (i) incur indebtedness, (ii) pay dividends or make certain other restricted payments, (iii) restrict dividends or make certain other payments to the Company by Restricted Subsidiaries, (iv) enter into certain transactions with affiliates or (v) merge or consolidate with or sell all or substantially all of its assets to any other person. The Certificate of Designations will contain provisions that allow for the modification and amendment of the covenants contained in the Certificate of Designations by a vote of holders owning a majority of the outstanding New Preferred Stock, including the covenant relating to a Change of Control, except during the pendency of an Offer to Purchase. In addition, the holders of a majority of the outstanding New Preferred Stock, on behalf of all holders of New Preferred Stock, may waive compliance by the Company with certain provisions of the Certificate of Designations.

                            THE EXCHANGE NOTES

Issue..................        % Exchange Notes due 2009 (the "Exchange Notes")
                              issuable in exchange for the New Preferred Stock in an aggregate principal amount equal to the then aggregate liquidation preference of the New Preferred Stock, plus, without duplication, accumulated and unpaid dividends to the date fixed for the exchange thereof (the "Exchange Date").

Interest...............       Interest on the Exchange Notes will be payable
                              semi-annually in arrears on each      and     ,
                              commencing on     . Interest may be paid, at the
                              Company's option, on any interest payment date
                              occurring on or before     , 2004 either in cash
                              or by issuing additional Exchange Notes in an aggregate principal amount equal to the amount of such interest payments. After such date, interest is payable only in cash.

Maturity...............           , 2009.

Ranking................
                              The Exchange Notes will be subordinated to all existing and future Senior Debt, which includes the Senior Discount Notes (as defined herein), of the Company and effectively subordinated to obligations of the Company's subsidiaries.

Optional Redemption....       The Exchange Notes will be subject to redemption
                              at the option of the Company: (i) in whole or in
                              part, at any time on or after       , 2004 at the
                              redemption prices set forth herein, plus, without
                              duplication, accrued and unpaid interest to the
                              date of redemption; and (ii) on or prior to    ,
                              2002, out of all or a portion of the net proceeds
                              of a Public Equity Offering or a Strategic Equity
                              Investment received on or prior to       , 2002
                              in an amount of at least $5.0 million and up to 35% of the aggregate principal amount of Exchange
                              Notes then outstanding (whether issued in exchange for New Preferred Stock or in lieu of cash interest payments) plus, without duplication, accrued and unpaid interest to the date of redemption; provided, however, that after any such redemption, the aggregate principal amount of the Exchange Notes outstanding must equal at least $75.0 million.

Change of Control......      Within 30 days following a Change of Control, the
                             Company will be required to offer to purchase all outstanding Exchange Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of redemption.


Certain Covenants......       The Exchange Indenture (as defined herein) will
                              contain certain covenants that, among other things, limit the ability of the Company and its subsidiaries to (i) incur additional indebtedness, (ii) pay dividends or make certain other restricted payments, (iii) restrict dividends or make certain other payments to the Company by Restricted Subsidiaries, (iv) create certain liens, (v) enter into certain transactions with affiliates or (vi) merge or consolidate with or sell all or substantially all of its assets to any other person. The Exchange
                              Indenture will contain provisions that allow for the modification and amendment of the covenants contained in the Exchange Indenture by a vote of holders owning a majority of the Exchange Notes, including the covenant relating to a Change of Control, except during the pendency of an Offer to Purchase. In addition, the holders of a majority in aggregate principal amount of the Exchange Notes, on behalf of all holders of Exchange Notes, may waive compliance by the Company with certain restrictive provisions of the Exchange Indenture.

                              USE OF PROCEEDS


  The Company intends to use the net proceeds of the Offerings as follows: (i) approximately $30.3 million to redeem the outstanding shares of the Company's Series A senior preferred stock (the "Senior Preferred Stock");
(ii) approximately $59.1 million to redeem the outstanding shares of the Company's Series B junior preferred stock (the "Junior Preferred Stock" and collectively with the Senior Preferred Stock, the "Existing Preferred Stock");
(iii) $15.1 million, including accrued interest, to repay in full and retire the ABRY Bridge Loan (as defined herein); (iv) approximately $43.7 million to be distributed to certain stockholders in connection with the Recapitalization (as defined herein) to occur upon the closing of the Common Stock Offering; and
(v) approximately $135.9 million to repay outstanding borrowings under the Senior Credit Facility (as defined herein). After giving effect to this use of proceeds there will be $138.9 million of availability under the Senior Credit Facility.

                              THE RECAPITALIZATION

  In connection with the Common Stock Offering, pursuant to a recapitalization agreement between the Company, its largest stockholder, ABRY II (as defined herein) and certain members of the Company's management that are stockholders of the Company, the Company will convert all outstanding shares of each class of the Company's five classes of common stock into shares of a single class of common stock (the "Common Stock") and pay to the holders of certain of such classes of common stock preferential amounts and yields. Such actions are collectively referred to herein as the "Recapitalization." As a result, (i) the certificate of incorporation of the Company will be amended immediately prior to the consummation of the Offerings to eliminate the current multiple classes of the Company's common stock and create a single class of common stock, with all of the outstanding shares of all the classes of common stock of the Company other than Class D Common Stock being converted into approximately 8,571,309 shares of Common Stock and all shares of Class D Common Stock being converted into approximately 1,428,691 shares of Common Stock; (ii) the holders of the Company's currently outstanding shares of Class A Common Stock, Class B Common Stock and Class E Common Stock will collectively be paid approximately $38.9 million by the Company from proceeds of the Offerings, which amount equals the amount of the preferences such shares are entitled to over the other classes of the Company's common stock pursuant to the Company's certificate of incorporation in its current form; and (iii) the holders of the Company's currently outstanding shares of Class A Common Stock will collectively be paid approximately $4.8 million by the Company from proceeds of the Offerings, which amount equals the amount of the yield such shares have accrued from the date of their issuances through June 30, 1997 pursuant to the Company's certificate of incorporation in its current form.

     SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

  The following table presents summary historical and unaudited pro forma consolidated financial data of the Company. The summary historical consolidated financial data, for the period of inception (May 3, 1995) through December 31, 1995 and for the period then ended and as of and for each of the two years ended December 31, 1996 and 1997, were derived from the audited consolidated financial statements of the Company. The unaudited pro forma consolidated financial data as of and for the year ended December 31, 1997 and the selected historical and unaudited pro forma consolidated financial data, as of and for the nine months ended September 30, 1997 and 1998, were derived from unaudited consolidated financial statements and the Unaudited Pro Forma Consolidated Financial Statements of the Company contained elsewhere herein. The summary financial information should be read in conjunction with, and are qualified in their entirety by, the information contained in the audited consolidated financial statements of the Company and the related notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Financial Data" and "Selected Historical Consolidated Financial Data" included elsewhere herein.

  The following summary unaudited pro forma statement of operations data has been prepared to reflect the results of operations of the Company as if each of the following had been completed as of January 1, 1997: (i) all acquisitions completed during 1997; (ii) the Southern Towers Acquisition; (iii) the MobileMedia Acquisition; (iv) acquisitions of other rental towers by the Company completed since January 1, 1998, in addition to the Southern Towers Acquisition and the MobileMedia Acquisition; (v) other individually immaterial acquisitions of rental towers for which the Company has entered into agreements or letters of intent to acquire as of December 18, 1998, the acquisitions of which the Company believes are probable; (vi) the financing of the acquisitions referred to in (i) through (v) above; (vii) the Recapitalization; (viii) the issuance of the Additional Junior Preferred Stock (as defined herein); and (ix) the issuance of the Common Stock and the New Preferred Stock and the application of the net proceeds therefrom as described under "Use of Proceeds" (collectively, the "Transactions"). The pro forma balance sheet data as of September 30, 1998 have been prepared as if each such transaction referred to in (i) through (ix) above not completed by September 30, 1998 had occurred on that date. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma consolidated financial data do not purport to present what the Company's results of operations or financial position would actually have been, or to project the Company's results of operations or financial position at any future period.

                           PERIOD FROM                                                                       PRO FORMA
                            INCEPTION                                                                       AS ADJUSTED
                          (MAY 3, 1995)                            PRO FORMA    NINE MONTHS   NINE MONTHS    FOR NINE
                             THROUGH     YEAR ENDED   YEAR ENDED  AS ADJUSTED      ENDED         ENDED     MONTHS ENDED
                          DECEMBER 31,  DECEMBER 31, DECEMBER 31, DECEMBER 31, SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30,
                              1995          1996         1997       1997 (A)       1997          1998        1998 (B)
                          ------------- ------------ ------------ ------------ ------------- ------------- -------------
                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
 STATEMENT OF OPERATIONS
  DATA:
 Tower rental revenue...     $  733       $ 4,842      $12,881       $40,564      $ 7,981      $ 21,128      $ 34,086
 Tower operating
  expenses, excluding
  depreciation and
  amortization..........        181         1,135        2,633         6,900        1,469         3,966         5,639
                             ------       -------      -------      --------      -------      --------      --------
 Gross profit, excluding
  depreciation and
  amortization..........        552         3,707       10,248        33,664        6,512        17,162        28,447
 Other expenses:
 General and
  administrative (c)....        306           923        1,385         2,377          882         2,861         3,257
 Corporate
  development (c).......        369         1,440        3,772         3,772        2,400         5,213         5,213
 Depreciation...........        282         2,041        6,335        32,517        4,370        13,357        25,087
                             ------       -------      -------      --------      -------      --------      --------
 Loss from operations...       (405)         (697)      (1,244)       (5,002)      (1,140)       (4,269)       (5,110)
 Interest expense.......        181         1,155        6,925         3,201        4,378         7,276         5,268
 Amortization of
  original issue
  discount and debt
  issuance costs .......         59           164          292        21,411          186        11,636        16,889
                             ------       -------      -------      --------      -------      --------      --------
 Net loss...............       (645)       (2,016)      (8,461)      (29,614)      (5,704)      (23,181)      (27,267)
 Dividends and accretion
  on Preferred Stock....        --            --           --         20,010          --            683        15,008
                             ------       -------      -------      --------      -------      --------      --------
 Net loss attributable
  to Common Stock.......     $ (645)      $(2,016)     $(8,461)     $(49,624)     $(5,704)     $(23,864)     $(42,275)
                             ======       =======      =======      ========      =======      ========      ========
 Loss per Share of
  Common Stock..........     $(6.31)      $ (8.10)     $(27.28)     $  (2.48)     $(18.66)     $ (59.85)     $  (2.11)
 Weighted average number
  of Shares of Common
  Stock.................        102           249          310        20,000          306           399        20,000

                          PERIOD FROM                                                                         PRO FORMA
                           INCEPTION                                                                         AS ADJUSTED
                         (MAY 3, 1995)                            PRO FORMA    NINE MONTHS    NINE MONTHS      FOR NINE
                            THROUGH     YEAR ENDED   YEAR ENDED   AS ADJUSTED      ENDED          ENDED      MONTHS  ENDED
                         DECEMBER 31,  DECEMBER 31, DECEMBER 31, DECEMBER 31,  SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,
                              1995         1996         1997       1997 (A)        1997           1998         1998 (B)
                         ------------- ------------ ------------ ------------ -------------- -------------- --------------
                                                              (DOLLARS IN THOUSANDS)
OTHER OPERATING DATA:
Tower Level Cash Flow
 (d)...................       $ 552      $ 3,707      $ 10,248     $ 33,664      $  6,512       $ 17,162       $28,447
Tower Level Cash Flow
 Margin (e)............        75.3%        76.6%         79.6%        83.0%         81.6%          81.2%         83.5%
Adjusted EBITDA (d)....       $ 246      $ 2,784      $  8,863     $ 31,287      $  5,630       $ 14,301       $25,190
Adjusted EBITDA Margin
 (e)...................        33.6%        57.5%         68.8%        77.1%         70.5%          67.7%         73.9%
EBITDA (d).............       $(123)     $ 1,344      $  5,091     $ 27,515      $  3,230       $  9,088       $19,977
EBITDA Margin (e)......         --          27.8%         39.5%        67.8%         40.5%          43.0%         58.6%
Number of Towers: (f)
Beginning of period....           0           33           156          --            156            312           --
Towers acquired during
 the period............          29          119           134          --             92            484           --
Towers constructed
 during the period.....           4            4            22          --             19             34           --
End of period..........          33          156           312          --            267            830           906
                                                                                               PRO FORMA
                                      DECEMBER 31,                      SEPTEMBER 30,          AS ADJUSTED
                         --------------------------------------- ---------------------------  SEPTEMBER 30,
                             1995          1996         1997         1997          1998         1998 (B)
                         ------------- ------------ ------------ ------------ -------------- --------------
                                                           (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash
 equivalents...........     $    31      $    47      $  1,694     $  1,735      $    --        $    --
Tower assets, net......      11,551       48,327       127,946      109,892       459,593        495,964
Total assets...........      14,573       55,566       143,178      121,390       492,078        528,449
Total debt.............       6,124       30,422       120,582       99,228       415,307        274,567
Mandatorily redeemable
 stock:
 Senior Preferred
  Stock................         --           --            --           --         28,782            --
 New Preferred Stock...         --           --            --           --            --         144,875
 Class B Common Stock..       1,200        1,200         1,761        1,200         1,761            --
 Class D Common Stock..         --           --            --           --            --             --
Junior Preferred
 Stock.................         --           --            --           --         32,571            --
Common Stock...........         --           --            --           --            --              20
Additional paid-in
 capital...............       7,051       24,881        25,876       25,343        35,547        131,977
Stock subscription
 receivable............        (180)         --            --           --            --             --
Common stock warrants..         --           --            --           --          1,000            --
Accumulated deficit....        (645)      (2,661)      (11,123)      (8,365)      (34,304)       (34,304)
                            -------      -------      --------     --------      --------       --------
Stockholders' equity...       6,226       22,220        14,753       16,978        34,814         97,693

--------

(a) Reflects the historical amounts adjusted for the effects of tower acquisitions including the adjustment to show a full year of activity for 134 towers acquired in 1997, the acquisitions of 484 towers completed in the nine months ended September 30, 1998 (including the Southern Towers Acquisition of 201 towers and the MobileMedia Acquisition of 166 towers), the acquisition of 35 towers subsequent to September 30, 1998 and before December 18, 1998, the probable acquisitions as of December 18, 1998 of 41 towers, the effects of the Recapitalization, the issuance of the Additional Junior Preferred Stock, the Offerings and the redemption of the Existing Preferred Stock as further described in "Unaudited Pro Forma Financial Data."

(b) Reflects the historical amounts adjusted for the effects of the acquisitions of 484 towers completed in the nine months ended September 30, 1998 (including the Southern Towers Acquisition of 201 towers and the MobileMedia Acquisition of 166 towers), the acquisition of 35 towers subsequent to September 30, 1998 and before December 18, 1998, the probable acquisitions as of December 18, 1998 of 41 towers, the effects of the Recapitalization, the issuance of the Additional Junior Preferred Stock, the Offerings and the redemption of the Existing Preferred Stock as further described in "Unaudited Pro Forma Financial Data."
(c) "General and administrative" expenses represent those costs directly related to the day-to-day management and operation of towers owned by the Company. "Corporate development" expenses represent costs incurred in connection with acquisitions and the development of new business initiatives, and consists primarily of allocated compensation, benefits and overhead costs that are not directly related to the administration or management of existing towers.

(d) "Tower Level Cash Flow" is defined as tower rental revenue minus tower operating expenses, excluding depreciation and amortization. "Adjusted EBITDA" represents loss from operations before depreciation, amortization and corporate development expenses. "EBITDA" represents loss from operations before depreciation and amortization, not including the effect of accretion and accrued dividends on Existing Preferred Stock and New Preferred Stock. The Company has included Tower Level Cash Flow, Adjusted EBITDA and EBITDA in Other Operating Data because the Company believes such information may be useful to certain investors in evaluating the Company's ability to service its debt. Tower Level Cash Flow, Adjusted EBITDA and EBITDA should not be considered as an alternative to Gross Profit, net loss or net cash provided by operating activities (or any other measure of performance in accordance with generally accepted accounting principles) as a measure of the Company's ability to meet its cash needs or as an indication of the Company's operating performance. Moreover, Tower Level Cash Flow, Adjusted EBITDA and EBITDA is not a standardized measure and may be calculated in a number of ways. Accordingly, the Tower Level Cash Flow, Adjusted EBITDA and EBITDA information provided may not be comparable to other similarly titled measures provided by other companies.

(e) Represents Tower Level Cash Flow, Adjusted EBITDA and EBITDA each as a percentage of tower rental revenue.

(f)Includes towers managed by the Company, which at September 30, 1998 were 29 towers.

                                 RISK FACTORS

  An investment in the Common Stock offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information contained in this Prospectus, before purchasing the Common Stock offered hereby. This Prospectus contains forward-looking statements within the meaning of the federal securities laws. Discussions containing such forward-looking statements may be found in the material set forth below and under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in the Prospectus generally. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," and similar expressions and variations of such expressions identify certain of such forward-looking statements that speak only as of the dates on which they were made. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, the risk factors set forth below and the matters set forth in this Prospectus generally.

SUBSTANTIAL INDEBTEDNESS; ABILITY TO SERVICE INDEBTEDNESS AND SATISFY NEW PREFERRED STOCK OBLIGATIONS

  The Company has a significant amount of indebtedness. As of September 30, 1998, on a pro forma basis, after giving effect to the Transactions, the Company would have had approximately $273.9 million of consolidated long-term debt outstanding, $144.9 of redeemable preferred stock (the "New Preferred Stock"), stockholders' equity of approximately $97.7 million, a ratio of debt to equity (excluding redeemable stock) of 2.8 to 1.0 and a ratio of debt and redeemable preferred stock to common equity of 4.3 to 1.0. Subject to the restrictions in the Senior Credit Facility, an indenture (the "Indenture") under which the Company issued its 10% senior discount notes due 2008 (the "Senior Discount Notes") and the certificate of designations governing the New Preferred Stock (the "Certificate of Designations"), the Company expects to incur additional indebtedness from time to time to finance acquisitions, capital expenditures, working capital or for other purposes.

  The level of the Company's indebtedness could have important consequences to stockholders, including, but not limited to, the following: (i) a substantial portion of the Company's cash flow from operations must be dedicated to the repayment of indebtedness and the payment of interest thereon and will not be available for other purposes; (ii) the Company's future ability to obtain additional debt financing for working capital, capital expenditures, acquisitions or other purposes may be limited; (iii) the Company's leveraged position and covenants contained in the Indenture, the Senior Credit Facility and the Certificate of Designations could limit its ability to expand and make capital improvements and acquisitions; (iv) the Indenture, the Senior Credit Facility and the Certificate of Designations contain restrictive covenants, including covenants that restrict or prohibit the payment of dividends or other distributions by the Company to its stockholders; and (v) the Company's level of indebtedness could limit its flexibility in reacting to changes in its industry and general economic conditions and its ability to withstand a prolonged downturn in the wireless communications or tower rental industries. Existing or potential competitors of the Company may operate on a less leveraged basis and have significantly greater operating and financing flexibility than the Company.

  The Company's ability to service its debt obligations and pay cash dividends on, and satisfy its redemption obligations in respect to, the New Preferred Stock will depend upon its future operating performance, which will be affected by prevailing economic conditions in the wireless communications industry, and financial, business and other factors, certain of which are beyond its control. If the Company is unable to generate sufficient cash flow from operations to service its indebtedness or make required cash payments with respect to the New Preferred Stock, it will be forced to adopt an alternative strategy that may include actions such as reducing, delaying or eliminating acquisitions, tower construction and other capital expenditures, selling assets, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance that any of these alternative strategies could be effected on satisfactory terms, if at all and the implementation of any of these alternative strategies could have a negative impact on the value of the Common Stock.



  The Senior Credit Facility, the Indenture and the Certificate of Designations each contain certain restrictive covenants. The Senior Credit Facility also requires the Company to maintain specified financial ratios and satisfy certain financial condition tests. The Company's ability to meet these financial ratios and tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. A breach of any of these covenants could result in a default under the Senior Credit Facility and the Indenture. If an event of default should occur under the Senior Credit Facility, the lenders thereunder can elect to declare all amounts of principal outstanding under the Senior Credit Facility, together with all accrued interest, to be immediately due and payable. This could also result in the triggering of cross-default or cross-acceleration provisions in other instruments, thereby permitting acceleration of the maturity of additional indebtedness. If the Company were unable to repay amounts that become due under the Senior Credit Facility, the lenders thereunder could proceed against the collateral granted to them to secure that indebtedness. If the indebtedness under the Senior Credit Facility were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and any other indebtedness of the Company. Substantially all the assets of the Company are pledged as security under the Senior Credit Facility. See "Description of Certain Indebtedness." The Senior Credit Facility, the Indenture and the Certificate of Designations each limit the ability of the Company to pay dividends on its Common Stock, other than the payment of dividends required to maintain the Company's status as a REIT.

  Until March 15, 2003, the Company's interest expense on the Senior Discount Notes will consist solely of the accretion of original issue discount. Thereafter, the Senior Discount Notes will require annual cash interest payments of $32.5 million. For all dividend payment dates through and
including        , 2004, the Company may elect to pay dividends on the New
Preferred Stock by issuing additional shares of New Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends. The Company's ability to make scheduled payments of principal of, or to pay interest on, its debt obligations and satisfy its redemption obligations with respect to the New Preferred Stock and its ability to refinance any such obligations, will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. As discussed, the Company's business strategy contemplates substantial capital expenditures in connection with the execution of its business plan. There can be no assurance that the Company will generate sufficient cash flow from operations in the future, that anticipated revenue growth will be realized or that future borrowings or equity contributions will be available in an amount sufficient to service its indebtedness and make anticipated capital expenditures. The Company may need to refinance all or a portion of its indebtedness on or prior to its scheduled maturity. There can be no assurance that the Company will be able to effect any required refinancing of its indebtedness on commercially reasonable terms or at all.

POTENTIAL NEED FOR ADDITIONAL FINANCING

  The Company's business plan is materially dependent upon the acquisition of additional suitable towers at prices the Company considers reasonable in light of the revenue it believes it will be able to generate from such towers when acquired. The Company may require significant additional capital to finance future acquisitions as well as its tower construction plan and other capital expenditures. During 1996, 1997 and the first nine months of 1998, the Company made capital investments aggregating approximately $42.2 million, $88.4 million and $349.0 million, respectively, in tower acquisitions, site upgrades and new tower construction. The Company estimates capital expenditures in each of 1999 and 2000 to be approximately $150.0 million. The Company historically has financed its capital expenditures through a combination of borrowings under bank credit facilities, the Senior Notes

Offering, bridge financings, equity issuances, seller financing and cash flow from operations. Significant additional acquisition or tower construction opportunities will create a need for additional capital financing. If the Company's revenue and cash flow are not as expected, or if the Company's borrowing base is reduced as a result of operating performance, the Company may have limited ability to access necessary capital under its Senior Credit Facility or otherwise. There can be no assurance that adequate funding will be available as needed or, if available, on terms acceptable to the Company or permitted under the terms of its existing indebtedness. Additional debt financing could have important consequences to the holders of Common Stock. See "--Substantial Indebtedness; Ability to Service Indebtedness and Satisfy New Preferred Stock Obligations." If additional funds are raised by issuing equity securities, existing stockholders may experience dilution. Insufficient available funds may require the Company to scale back or eliminate some or all of its planned expansion. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


DEPENDENCE ON ACQUISITIONS; INTEGRATION OF ACQUISITIONS

  The Company's business plan is materially dependent upon the acquisition of suitable communications towers at prices the Company considers reasonable in light of the revenue it believes it will be able to generate from such towers when acquired. Since the Company's inception, however, the price of acquisitions within the industry have generally increased over time. Additionally, the Company competes with certain wireless communications providers, site developers and other independent tower owners and operators for acquisitions of towers some of which have greater financial and other resources than the Company. Increased demand for acquisitions may result in fewer acquisition opportunities for the Company as well as higher acquisition prices. The Company's inability to grow by acquisition or to accurately estimate the amount of revenue that will be generated from such acquisitions may have a material adverse effect on the Company. Although the Company believes that opportunities may exist for the Company to grow through acquisitions, there can be no assurance that the Company will be able to identify and consummate acquisitions on terms acceptable to the Company. Certain provisions of the Senior Credit Facility or the Indenture may limit the Company's ability to effect acquisitions. See "--Substantial Indebtedness; Ability to Service Indebtedness and Satisfy New Preferred Stock Obligations." Further, there can be no assurance that the Company will be able to profitably manage and market the space on additional towers acquired or successfully integrate acquired towers with the Company's operations and sales and marketing efforts without substantial costs or delays. Acquisitions involve a number of potential risks, including the potential loss of customers, increased leverage and debt service requirements, combining disparate company cultures and facilities and operating towers in geographically diverse markets. Accordingly, there can be no assurance that one or more of the Company's past or future acquisitions may not have a material adverse effect on the Company's financial condition and results of operations.

RISKS ASSOCIATED WITH ACQUIRING REAL PROPERTY

  The Company's real property interests relating to its tower sites consist of fee interests, leasehold interests, private easements and licenses, easements and rights-of-way. The Company generally obtains title insurance on fee properties it acquires and relies on title warranties from sellers. The Company's ability to protect its rights against persons claiming superior rights in tower sites depends on the Company's ability to (i) recover under title policies, the policy limits of which may be less than the purchase price of the particular site; (ii) in the absence of insurance coverage, realize on title warranties given by the sellers, which warranties often terminate after the expiration of a specific period, typically one to three years; and (iii) realize on title covenants from landlords contained in leases.


CUSTOMER CONCENTRATION

  The Company has certain customers that account for a significant portion of its revenue. Southern Communications and its affiliates and MobileMedia Communications and certain of its affiliates would have accounted for approximately 12.9% and 26.3%, respectively, of the Company's revenue, on a pro forma basis, for the nine months ended September 30, 1998. Southern Communications holds leases with initial terms of 10 years each. The Master Lease (as defined herein) has an initial term of 15 years. The loss of one or more of these major customers, or a reduction in their utilization of the Company's tower rental space due to their insolvency or other inability or unwillingness to pay, could have a material adverse effect on the Company's business, results of operations and financial condition.

  Because MobileMedia and certain of its affiliates are currently seeking reorganization of its business under bankruptcy laws, after emerging from bankruptcy, there can be no assurance that MobileMedia Communications will be able to manage its operations successfully and meet its obligations under the Master Lease nor can there be any assurance regarding who will control MobileMedia Communications in the future. In the event of a default by MobileMedia Communications as to the payment of rent, the Company has the right to terminate the Master Lease with respect to either a particular site space or all site spaces. Any default by MobileMedia Communications with respect to some or all of the site spaces covered by the Master Lease, could have a material adverse effect on the Company's business, operating results and financial position.

BARRIERS TO NEW CONSTRUCTION

  As of September 30, 1998, the Company had four towers under construction and 11 additional tower projects in various stages of development. The success of the Company's growth strategy is dependent in part on its ability to construct new towers. Such construction can be delayed by factors beyond the control of the Company, including zoning and local permitting requirements, availability of erection equipment and skilled construction personnel and weather conditions. Certain communities have placed restrictions on new tower construction or have delayed granting permits required for construction. In addition, as the pace of tower construction has increased in recent years, manpower and equipment needed to erect towers have been in increasing demand. Additionally, there can be no assurance that build opportunities will become available that meet the Company's economic criteria. The Company's expansion plans call for a significant increase in construction activity. There can be no assurance that the Company will be able to overcome the barriers to new construction or that the number of towers planned for construction will be completed. The failure of the Company to complete the necessary construction could have a material adverse effect on the Company's business, financial condition and results of operations.

COMPETITION

  The Company competes for customers with wireless communications providers and utility companies that own and operate their own tower networks and lease tower space to other carriers, site development companies that acquire space on existing towers for wireless communications providers and manage new tower construction, other independent tower companies and traditional local independent tower operators. Wireless communications providers that own and operate their own tower networks generally are substantially larger and have greater financial resources than the Company. The Company believes that tower location and capacity, price, quality of service, type of service and density within a geographic market historically have been and will continue to be the most significant competitive factors affecting tower rental companies. The Company believes that competition for tower acquisitions will increase and that additional competitors will enter the tower rental market, certain of which may have greater financial resources than the Company.

DEPENDENCE ON THE WIRELESS COMMUNICATIONS INDUSTRY

  Substantially all of the Company's revenue is derived from leases of tower space, most of which are with wireless communications providers. Accordingly, the future growth of the Company depends, to a considerable extent, upon the continued growth and increased availability of cellular and other wireless communications services. There can be no assurance that the wireless communications industry will not experience severe and prolonged downturns in the future or that the wireless communications industry will expand as quickly as forecasted. The wireless communications industry, which includes paging, cellular, PCS, fixed microwave, SMR, ESMR and other wireless communications providers, has undergone significant growth in recent years and remains highly competitive, with service providers in a variety of technologies and two or more providers of the same service (up to 7 for PCS) within a geographic market competing for subscribers. The demand for rental space on the Company's towers is dependent on a number of factors beyond the Company's control, including demand for wireless services, the financial condition and access to capital of wireless communications providers, the strategy of wireless communications providers with respect to owning or leasing towers, government licensing of broadcast rights, changes in telecommunications regulations and general economic conditions. The demand for space on the Company's towers is primarily dependent on the demand for wireless communications services. A slowdown in the growth of the wireless communications industry in the United States would depress network expansion activities and reduce the demand for the Company's rental towers. In addition, a downturn in a particular wireless segment as a result of technological competition or other factors beyond the control of the Company could adversely affect the demand for rental towers. Advances in technology could also reduce the need for tower-based transmission and reception. In addition, wireless services providers often enter into "roaming" and "resale" arrangements that permit providers to serve customers in areas where they do not have facilities. Specifically, in most cases, these arrangements are intended to permit a provider's customers to obtain service in areas outside the provider's license area or, in the case of resale arrangements, to permit a provider that does not have any licenses to enter the wireless marketplace. Current FCC rules, which are subject to sunset requirements that vary from service to service and market to market, also give licensed wireless service providers the right to enter into roaming and resale arrangements with other providers licensed to serve overlapping service areas. Such roaming and resale arrangements could be viewed by some wireless service providers as superior alternatives to constructing their own facilities or leasing space on communications sites owned by the Company. If such arrangements were to become common, there could be a material adverse effect on the Company's prospects, financial condition and results of operations. See "Business--Industry Background." The occurrence of any of these factors could have a material adverse effect on the Company's financial condition and results of operations. This Prospectus contains a number of estimates by industry experts regarding expected growth rates and penetration for wireless communications technologies. There can be no assurance that these estimates will prove to be accurate.

REGULATORY COMPLIANCE AND APPROVAL

  Both the Federal Communications Commission (the "FCC") and the Federal Aviation Administration (the "FAA") regulate towers used for wireless communications transmitters and receivers. Such regulations control siting, lighting and marking of towers and may, depending on the characteristics of the tower, require registration of tower facilities. Wireless communications equipment operating on towers is separately regulated and independently licensed by the FCC. Certain proposals to construct new towers or to modify existing towers are reviewed by the FAA to ensure that the tower will not present a hazard to aviation. Tower owners may have an obligation to paint towers or install lighting to conform to FAA standards and to maintain such painting and lighting. Tower owners may also bear the responsibility of notifying the FAA of any tower lighting failures. Failure to comply with existing or future applicable requirements may lead to civil penalties or other liabilities. Such factors could have a material adverse effect on the Company's financial condition or results of operations.

  Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers, vary greatly, but typically require tower owners to obtain approval from local officials or community standards organizations prior to tower construction. Local regulations can delay or prevent new tower construction or site upgrade projects, thereby limiting the

Company's ability to respond to customer demand. In addition, such regulations increase costs associated with new tower construction. There can be no assurance that existing regulatory policies will not adversely affect the timing or cost of new tower construction or that additional regulations will not be adopted that increase such delays or result in additional costs to the Company. Such factors could have a material adverse effect on the Company's future growth. The Company's customers may also become subject to new regulations or regulatory policies that adversely affect the demand for tower sites.

  The Company's growth strategy will be affected by its ability to obtain the permits, licenses and zoning relief necessary to build new towers. The tower rental industry often encounters significant public resistance when attempting to obtain the necessary permits, licenses and zoning relief for construction or improvements of towers. There can be no assurance that the Company can obtain the permits, licenses and zoning relief necessary to continue the expansion of its tower rental business. The failure of the Company to obtain such permits, licenses and zoning relief would have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE ON KEY PERSONNEL

  The Company's success depends to a significant degree upon the continued contributions of key management, engineering, sales and marketing, customer support and finance personnel, certain of whom may be difficult to replace. The loss of the services of certain of these executives could have a material adverse effect on the Company. There can be no assurance that the services of such personnel will continue to be available to the Company. The Company does not maintain key man life insurance policies on its executives that would adequately compensate the Company for any loss of services of such executives. See "Management--Employment Agreements" and "Certain Relationships and Transactions."

RISK ASSOCIATED WITH NEW TECHNOLOGIES

  The emergence of new technologies could reduce the need for tower-based transmission and reception and, thereby, have a negative impact on the Company's operations. For example, the FCC has granted license applications for several low-earth orbiting satellite systems that are intended to provide mobile voice and/or data services. Although such systems are highly capital-intensive and are not yet commercially tested, mobile satellite systems could compete with land-based wireless communications systems, thereby reducing the demand for the infrastructure services provided by the Company. Additionally, the growth in delivery of video services by direct broadcast satellites and the development and implementation of signal combining technologies (which permit one antenna to service two different frequencies of transmission and, thereby, two customers) and satellite-delivery systems may reduce the need for tower-based broadcast transmission. The occurrence of any of these factors could have a material adverse effect on the Company's prospects, financial condition and results of operations.

ENVIRONMENTAL MATTERS

  The Company's operations and its ownership or leasing of real property are subject to federal, state and local environmental laws and regulations regarding the use, storage, disposal, emission, release and remediation of hazardous and nonhazardous substances, materials or wastes ("Environmental Laws"). Under certain Environmental Laws, the Company could be held jointly and severally liable for the remediation of hazardous substance contamination at its facilities or at third-party waste disposal sites regardless of fault or the legality of the original disposal and could also be held liable for any personal injury or property damage related to such contamination. Although the Company is not presently aware of any material environmental liabilities pertaining to its operation, ownership or use of real property, there can be no assurance that liability under, or the costs of compliance with, existing or future Environmental Laws will not have a material adverse effect on the Company's financial condition and results of operations. See "Business-- Regulatory Matters."

RISKS ASSOCIATED WITH DAMAGE TO TOWERS

  The Company's towers are subject to risks from vandalism and risks associated with natural disasters such as tornados, hurricanes, fires and earthquakes. The Company maintains certain insurance to cover the cost of replacing damaged towers and general liability insurance to protect the Company in the event of an accident involving a tower, but the Company does not maintain business interruption insurance. Accordingly, damage to a group of the Company's towers could result in a significant loss of revenue and could have a material adverse effect on the Company's results of operations and financial condition. In addition, a tower accident for which the Company is uninsured or underinsured could have a material adverse effect on the Company's financial condition or results of operations.

CONTROLLING STOCKHOLDER

  After the Offerings, ABRY Broadcast Partners II, L.P. ("ABRY II") the Company's primary stockholder, will hold approximately 41.0% of the Company's outstanding voting stock and will control four of seven seats on the Board of Directors. Therefore, ABRY II has the power to exercise control over the business, policies and affairs of the Company. See "Certain Relationships and Transactions."

  Purchasers of Common Stock offered hereby will become minority stockholders of the Company and will be unable to control the management or business policies of the Company. Moreover, subject to contractual restrictions and general fiduciary duties, the Company is not prohibited from engaging in transactions with management and principal stockholders, or with entities in which such persons are interested. The Company's certificate of incorporation does not provide for cumulative voting.

PERCEIVED HEALTH RISKS ASSOCIATED WITH RADIO FREQUENCY EMISSIONS

  The Company and the wireless communications providers that utilize the Company's towers are subject to government requirements and other guidelines relating to radio frequency ("RF") emissions. The potential connection between RF emissions and certain negative health effects, including some forms of cancer, has been the subject of substantial study by the scientific community in recent years. To date, the results of these studies have been inconclusive. Although the Company has not been subject to any claims relating to RF emissions, there can be no assurance that it will not be subject to such claims in the future, which could have a material adverse effect on the Company's results of operations and financial condition. See "Business-- Regulatory Matters."

SHARES ELIGIBLE FOR FUTURE SALE

  Sales of shares of Common Stock in the public market after the Common Stock Offering under Rule 144 under the Securities Act or otherwise, or the perception that such sales could occur, may adversely affect prevailing market prices of the Common Stock and could impair the future ability of the Company to raise capital through an offering of its equity securities or to consummate acquisitions using Common Stock as consideration. The Company and its officers and directors have agreed, subject to certain exceptions, not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, for a period of 180 days after the date of this Prospectus without the prior written consent of Goldman, Sachs & Co. See "Shares Eligible for Future Sale" and "Underwriting."

ANTI-TAKEOVER EFFECT OF CHARTER PROVISIONS, BYLAWS AND STATE LAW

  The Company's certificate of incorporation and bylaws as well as Delaware law contain provisions that may have the effect of inhibiting a non-negotiated merger or other business combination. These provisions are intended to encourage a person interested in acquiring the Company to negotiate with, and to obtain the approval of, the Board of Directors in connection with the transaction. However, certain of these provisions may discourage a future acquisition of the Company, including an acquisition in which stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so. Additionally, because the Company wishes to retain its status as a REIT, there are certain restrictions on transfers of both the Common Stock and the Preferred Stock. See "Description of Capital Stock--Certain Provisions of the Company's Certificate of Incorporation and Bylaws" and "--Certain Provisions of Delaware Law."

  After giving effect to the Recapitalization, in addition to its authorized shares of Common Stock, the Company will be authorized to issue up to 5,000,000 shares of preferred stock, $.001 par value (the "Preferred Stock"), of which 150,000 shares are being issued as New Preferred Stock. The Board of Directors has the authority to determine the price, rights, preferences, privileges and restrictions, including the voting rights of those shares, without any further vote or action by the stockholders. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any additional Preferred Stock that may be issued in the future. The issuance of additional Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company.

NO PRIOR PUBLIC MARKET; POTENTIAL VOLATILITY OF STOCK PRICE

  Prior to the Common Stock Offering, there has been no public market for the Common Stock, and there can be no assurance that an active trading market will develop or continue following the Common Stock Offering, or that the market price of the Common Stock will not decline below the initial public offering price. The initial public offering price for the Common Stock will be determined by negotiations among the Company and the Underwriters based on several factors, and may not be indicative of the market price for the Common Stock after the Common Stock Offering. See "Underwriting."

  The Company believes that various factors, such as general economic conditions and changes or volatility in the financial markets, announcements or significant developments with respect to the wireless communications industry, actual or anticipated variations in the Company's quarterly or annual financial results, the introduction of new services by the Company or its competitors, changes in or other trends in the Company's industry or in the industries of any of the Company's significant customers, changes in governmental regulation or changes in securities analysts' estimates of the Company's future performance or that of its competitors or its industry, could cause the market price of the Common Stock to fluctuate substantially.

DILUTION

  Investors purchasing Common Stock in the Common Stock Offering will incur immediate dilution in net tangible book value of $10.71 per share (assuming an initial public offering price of $15.00 per share, the midpoint of the range set forth on the cover page of this Prospectus). See "Dilution."

REIT STATUS

  The Company has elected to be taxed as a Real Estate Investment Trust ("REIT") under Sections 856-860 of the Internal Revenue Code of 1986 (the "Code"). The Company believes that it has been organized and operates in such a manner as to qualify for taxation as a REIT, and it currently intends to continue to operate in such a manner. However, prospective investors should be aware that the federal tax rules and regulations relating to REITs are highly technical and complex, and that the Company's qualification as a REIT during each taxable year (including prior years) will depend upon its ability to meet these requirements, through various factual matters and circumstances not entirely within the Company's control, including actual annual operating results, income distribution levels, stock ownership requirements and tests relating to the Company's assets and sources of income. Although the Company has not requested, and does not expect to request, a ruling from the Service that it qualifies as a REIT, it has received an opinion of its counsel that, based on certain assumptions and representations, it so qualifies. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel to the Company based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the qualification of the Company as a REIT will depend on the Company's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount of its distributions to its stockholders. Therefore, no assurance can be given that the Company has operated or will operate in a manner so as to qualify or remain qualified as a REIT. In addition, no assurance can be given that new legislation, regulation, administrative interpretation or court decision will not change the requirements with respect to the Company's qualification as a REIT or the federal income tax consequences of such qualification. The Company is not, however, aware of any currently pending tax legislation that would adversely affect its ability to continue to qualify as a REIT. See "Certain Federal Income Tax Considerations" for a more detailed discussion of the opinion of counsel and the requirements for qualification as a REIT.

  The Company could be subject to a variety of taxes and penalties if it engages in certain prohibited transactions, fails to satisfy certain REIT distribution requirements or recognizes gain on the sale or other disposition of certain types of property. Further, if the Company fails to qualify as a REIT, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates unreduced by distribution to stockholders, together with interest and penalties. However, because the Company has not reported any net taxable income (determined before the deduction of dividends) in its corporate income tax returns following its filing of its election to be a REIT, unless its reported net taxable losses are adjusted, the risk of any corporate income tax liability with regard to prior periods would be minimal. However, with respect to any year in which the Company recognizes positive taxable income, the loss of REIT status may have a material adverse effect on the Company's financial condition or results from operations. In addition, unless entitled to relief under certain statutory provisions, the Company will also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of the Company available for investment or distribution to shareholders because of the additional tax liability to the Company for the year or years involved. Also, distributions would no longer be required to be made. To the extent that distributions to shareholders would have been made in anticipation of the Company's qualifying as a REIT, the Company might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax. Failing to qualify as a REIT would also constitute a default under certain debt obligations of the Company which would cause the obligations to become due and would have a negative impact on the Company's operating results and its ability to pay dividends. See "Certain Federal Income Tax Considerations" for a more detailed discussion of the consequences to the Company of a loss of or failure to maintain the REIT status of the Company.

                                USE OF PROCEEDS

  The net proceeds to the Company from the Offerings (after deducting underwriting discounts and commissions and the estimated expenses of the Offerings payable by the Company), assuming an initial public offering price of $15.00 per share for the Common Stock, will be approximately $284.1 million (approximately $305.1 million if the Underwriters' over-allotment options are exercised in full).

  The Company intends to use such net proceeds of the Offerings as follows:
(i) approximately $30.3 million to redeem the outstanding shares of the Senior Preferred Stock; (ii) approximately $59.1 million to redeem the outstanding shares of the Junior Preferred Stock; (iii) $15.1 million, including accrued interest, to repay in full and retire the ABRY Bridge Loan; (iv) approximately $43.7 million to be distributed to certain stockholders in connection with the Recapitalization to occur upon the closing of the Common Stock Offering and
(v) approximately $135.9 million to repay outstanding borrowings under the Senior Credit Facility.

  The Company has entered into a senior credit facility with NationsBank, N.A., Goldman, Sachs Credit Partners L.P. and certain other lenders (the "Senior Credit Facility") that provides a revolving line of credit for borrowings, repayments and reborrowings of up to $250.0 million, of which $200.0 million is currently committed. Beginning on March 31, 2000 the availability under the revolving line of credit starts reducing by specific amounts on a quarterly basis until December 31, 2005 when the availability will be reduced to zero. Loans under the Senior Credit Facility bear interest at a rate per annum, at the borrower's request, equal to the agent bank's prime rate plus a margin ranging from 0% to 2.0% or the 90-day London Interbank Offered Rate ("LIBOR") plus a margin ranging from 0% to 3.0%. Outstanding borrowings under the Senior Credit Facility amounted to $169.8 million at September 30, 1998. Advances under the Senior Credit Facility have been used primarily to fund acquisitions and construction of towers. Upon the closing of the Offerings, outstanding borrowings and availability under the Senior Credit Facility would be approximately $44.1 million and $138.9 million, respectively, after giving effect to (i) repayment of $135.9 million of outstanding borrowings with a portion of the proceeds of the Offerings and
(ii) consideration of $17.0 million of outstanding letters of credit which reduce availability under the Senior Credit Facility.

  In September 1998, the Company borrowed $15.0 million from ABRY II (the "ABRY Bridge Loan") to partially finance the MobileMedia Acquisition. The ABRY Bridge Loan bears interest at a rate of 9.0%. Interest and principal under the ABRY Bridge Loan are payable within one year from the date of borrowing.

  Pending such uses, the Company intends to invest the net proceeds of the Offerings in short-term, investment grade, interest bearing securities or money market instruments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business--The Pinnacle Approach to the Tower Rental Industry-- Business and Growth Strategy."

                                 DILUTION

  As of September 30, 1998, the Company had a pro forma negative net tangible book value related to common stockholders of approximately $(51.6) million or $(5.16) per share of Common Stock. Pro forma net tangible book value per common share represents the amount of total tangible assets less total liabilities and Preferred Stock, after giving effect to the Recapitalization divided by the number of shares of Common Stock outstanding, including all outstanding stock grants and excluding all outstanding stock options. Without taking into account any other changes in the pro forma net tangible book value after September 30, 1998, other than to give effect to the receipt by the Company of the net proceeds from the sale of 10,000,000 shares of Common Stock offered by the Company hereby (assuming an initial public offering price of $15.00 per share), the pro forma net tangible book value of the Company as of September 30, 1998 would have been approximately $85.8 million or $4.29 per common share. This represents an immediate increase in pro forma net tangible book value of $9.45 per common share to existing stockholders and an immediate dilution of $10.71 per common share to new investors. The following table illustrates this per common share dilution:

   Assumed initial public offering price per common share.......         $15.00
                                                                         ------
     Pro forma net tangible book value per common share at
      September 30, 1998........................................ $(5.16)
     Increase per common share attributable to new investors....   9.45
                                                                 ------
   Pro forma net tangible book value per common share after the
    Common Stock Offering.......................................           4.29
                                                                         ------
   Pro forma net tangible book value dilution per common share
    to new investors............................................         $10.71
                                                                         ======

  The following table summarizes, on a pro forma basis as of September 30, 1998, the differences between existing stockholders and the new investors with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid (assuming an initial public offering price of $15.00 per share) and the average price per share paid:

                                                          TOTAL      WEIGHTED
                               SHARES PURCHASED (1)   CONSIDERATION   AVERAGE
                               ------------------------------------  PRICE PER
                                 NUMBER     PERCENT      AMOUNT      SHARE (2)
                               ------------ -----------------------  ---------
   Existing common stockhold-
    ers......................    10,000,000     50.0% $ (5,224,400)   $(0.52)
   New common stockholders...    10,000,000     50.0   150,000,000     15.00
                               ------------  -------  ------------
     Total...................    20,000,000    100.0% $144,775,600
                               ============  =======  ============

--------

(1) These computations assume no exercise of any outstanding stock options or of the Underwriters' over-allotment options. As of September 30, 1998, there were no options to purchase Common Stock outstanding. See "Management--Stock Incentive Plan." To the extent that any stock options or the Underwriters' over-allotment options are exercised, there will be further dilution to new investors. See "Underwriting" for information concerning the Underwriters' over-allotment options.

(2) In connection with the Offerings, the Company will pay $43.7 million to the existing stockholders, which represents a return of capital contributed of $38.9 million plus $4.8 million, which amount equals the amount of the yield on the contributed capital from the date of its contribution through June 30, 1997. Because of the Recapitalization, the calculated weighted average price per share is negative.

                             DIVIDEND POLICY

  In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 95% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Certain Federal Income Tax Considerations--Requirements for REIT Qualification--Distribution Requirements." The declaration of distributions is within the discretion of the Board of Directors and depends upon the Company's cash available for distribution, current and projected cash requirements, tax considerations and other factors.

  The Company intends to make distributions to holders of the Common Stock only in the minimum amount necessary to satisfy the REIT distribution requirements necessary to maintain REIT status and intends to retain available cash in excess of such amount for future operation and expansion of the Company's business. In this regard, the Company does not expect for the foreseeable future that it will have real estate investment trust taxable income which will be required to be distributed in order to maintain its REIT status. See "Certain Federal Income Tax Considerations--Requirements for REIT Qualification--Distribution Requirements." Any determination to declare or pay dividends in the future will be at the discretion of the Company's Board of Directors and will depend on the Company's results of operations, financial condition and any contractual restrictions, considerations imposed by applicable law and other factors deemed relevant by the Board of Directors. The Senior Credit Facility, Indenture and Certificate of Designations currently limit the ability of the Company to make cash distributions, in each case except for such distributions necessary to maintain its REIT status. See "Risk Factors--Substantial Indebtedness; Ability to Service Indebtedness and Satisfy New Preferred Stock Obligations."

                                CAPITALIZATION

  The following table sets forth: (i) the actual capitalization (including short-term debt) of the Company as of September 30, 1998; (ii) the pro forma capitalization of the Company after giving effect to (A) all acquisitions completed after September 30, 1998 and all other individually immaterial acquisitions of rental towers for which the Company has entered into letters of intent to acquire as of December 18, 1998 (the acquisitions of which the Company believes are probable), (B) the effects of the Recapitalization and
(C) the effect of the issuance of the Additional Junior Preferred Stock; and
(iii) the pro forma as adjusted capitalization of the Company after giving effect to the pro forma adjustments set forth in clause (ii) above, the Offerings and the application of the proceeds thereof, as described in "Use of Proceeds," as if each had been completed on September 30, 1998. This table should be read in conjunction with the information contained in the "Unaudited Pro Forma Financial Data" and the Company's consolidated financial statements and the related notes thereto included elsewhere in this Prospectus.

                                                  AS OF SEPTEMBER 30, 1998
                                               ---------------------------------
                                                                    PRO FORMA AS
                                                ACTUAL   PRO FORMA  ADJUSTED(1)
                                               --------  ---------  ------------
                                                       (IN THOUSANDS)
Short-term debt:
 Current portion of notes payable............. $    664  $    664     $    664
 ABRY Bridge Loan.............................   15,000    15,000          --
                                               --------  --------     --------
 Total current maturities.....................   15,664    15,664          664
Long-term debt, net of current maturities:
 Senior Credit Facility.......................  169,800   223,664       44,060
 Senior Discount Notes........................  210,598   210,598      210,598
 Notes payable(2).............................   19,245    19,245       19,245
                                               --------  --------     --------
 Total long-term debt.........................  399,643   453,507      273,903
                                               --------  --------     --------
Redeemable stock:
 Senior Preferred Stock.......................   28,782    28,782          --
 Class B Common Stock, $0.001 par value,
  12,000 shares authorized; 12,000 issued and
  outstanding on an actual basis..............    1,761       --           --
 Class D Common Stock, $0.001 par value,
  100,000 shares authorized; 40,000 issued and
  outstanding on an actual basis..............      --        --           --
 New Preferred Stock..........................      --        --       144,875
                                               --------  --------     --------
 Total redeemable stock.......................   30,543    28,782      144,875
                                               --------  --------     --------
Stockholders' equity(3):
 Junior Preferred Stock, redeemable, 14%
  dividends, $.001 par value; 100 shares
  authorized; 32.85 shares issued and
  outstanding on an actual basis and 59.05
  shares issued and outstanding on a pro forma
  basis.......................................   32,571    58,816          --
 Class A Common Stock, $0.001 par value,
  202,500 shares authorized; 202,500 issued
  and outstanding on an actual basis..........      --        --           --
 Class E Common Stock, $0.001 par value,
  302,500 shares authorized; 174,766 issued
  and outstanding on an actual basis..........      --        --           --
 Common Stock, $0.001 par value, 100,000,000
  shares authorized; 10,000,000 shares issued
  and outstanding on a pro forma basis;
  20,000,000 shares issued on a pro forma as
  adjusted basis..............................      --         10           20
 Common Stock Warrants(4).....................    1,000     1,000          --
 Additional paid-in capital...................   35,547    (6,440)     131,977
 Accumulated deficit..........................  (34,304)  (34,304)    (34,304)
                                               --------  --------     --------
 Total stockholders' equity...................   34,814    19,082       97,693
                                               --------  --------     --------
  Total capitalization........................ $480,664  $517,035     $517,135
                                               ========  ========     ========

--------

(1) As adjusted to give effect to the sale by the Company of the Common Stock at an assumed offering price of $15.00 per share and the sale of the New Preferred Stock.

(2) Notes payable consists of notes issued to tower sellers in the Company's acquisition of towers. Interest rates range from 8.5% to 13.0% and the notes mature at varying dates through December 2020.

(3) Does not include approximately 2,000,000 shares of Common Stock reserved for issuance in connection with incentive stock options expected to be granted at the time of the Common Stock Offering.

(4) These warrants were issued in connection with the issuance of the Senior Preferred Stock. The warrants are not exercisable prior to March 3, 2000. If the Senior Preferred Stock is redeemed prior to March 3, 2000, such warrants are not exercisable and are cancelled.

                      UNAUDITED PRO FORMA FINANCIAL DATA

  The Unaudited Pro Forma Consolidated Balance Sheet at September 30, 1998 gives pro forma effect to: (i) the acquisition of individually immaterial rental tower businesses completed by the Company in the period subsequent to September 30, 1998 through December 18, 1998; (ii) other individually immaterial acquisitions of rental tower businesses for which the Company has entered into agreements or letters of intent to acquire as of December 18, 1998, and that the Company believes are probable; (iii) the related financing of the acquisitions referred to in (i) and (ii) above; (iv) the Recapitalization; and (v) the Offerings and the application of the net proceeds therefrom as described under "Use of Proceeds," as if each had occurred as of September 30, 1998.

  The Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 give pro forma effect to: (i) the Southern Towers Acquisition; (ii) the MobileMedia Acquisition; (iii) acquisitions of other rental tower businesses by the Company completed during the period January 1, 1997 through December 18, 1998, in addition to the Southern Towers Acquisition and the MobileMedia Acquisition; (iv) other individually immaterial acquisitions of rental tower businesses for which the Company has entered into agreements or letters of intent to acquire as of December 18, 1998, and that the Company believes are probable; (v) the related financing of the acquisitions referred to in (i) through (iv) above; (vi) the Senior Notes Offering; (vii) the Recapitalization; and (viii) the Offerings and the application of the net proceeds therefrom as described under "Use of Proceeds"; as if each had occurred as of January 1, 1997.

  The Company accounts for its acquisitions under the purchase method of accounting. The total cost of rental tower businesses acquired including related fees and expenses is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The purchase price allocations for the respective acquisitions included in the unaudited pro forma data are preliminary. However, the Company does not expect that the final allocation of the purchase price will be materially different from its preliminary allocation.

  The unaudited pro forma financial data are provided for informational purposes only and are not necessarily indicative of the results of operations or financial position of the Company had the transactions assumed therein occurred, nor are they necessarily indicative of the results of operations which may be expected to occur in the future. There can be no assurance whether or when any of the probable acquisitions reflected in the unaudited pro forma data will be completed. Furthermore, the unaudited pro forma financial data are based upon assumptions that the Company believes are reasonable and should be read in conjunction with the financial statements and the accompanying notes thereto included elsewhere in this Prospectus.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                         AS OF SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                       ADJUSTMENTS FOR
                                        ACQUISITIONS
                           PINNACLE       COMPLETED
                           HOLDINGS     SUBSEQUENT TO    ADJUSTMENTS                               ADJUSTMENTS
                         SEPTEMBER 30,  SEPTEMBER 30,    FOR PROBABLE      OTHER           PRO       FOR THE          PRO FORMA
                             1998         1998 (A)     ACQUISITIONS (A) ADJUSTMENTS       FORMA     OFFERINGS        AS ADJUSTED
                         ------------- --------------- ---------------- -----------      --------  -----------       -----------
ASSETS
Current assets:
 Cash and cash
  equivalents..........    $    --         $   --          $   --         $   --         $    --    $    --           $    --
 Accounts receivable...       2,146            --              --             --            2,146        --              2,146
 Prepaid expenses and
  other current
  assets...............       1,032            --              --             --            1,032        --              1,032
                           --------        -------         -------        -------        --------   --------          --------
 Total current assets..       3,178            --              --             --            3,178        --              3,178
 Restricted cash.......          61            --              --             --               61        --                 61
 Tower assets, net.....     459,593         11,528          24,843            --          495,964        --            495,964
 Fixed assets, net.....       2,311            --              --             --            2,311        --              2,311
 Land..................      13,862            --              --             --           13,862        --             13,862
 Deferred debt costs,
  net..................      11,849            --              --             --           11,849        --             11,849
 Other assets..........       1,224            --              --             --            1,224        --              1,224
                           --------        -------         -------        -------        --------   --------          --------
                           $492,078        $11,528         $24,843            --         $528,449   $    --           $528,449
                           ========        =======         =======        =======        ========   ========          ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable......    $  2,890        $   --          $   --         $   --         $  2,890   $    --           $  2,890
 Accrued expenses......       7,374            --              --             --            7,374       (100)(e)         7,274
 Deferred revenue......       1,038            --              --             --            1,038        --              1,038
Current portion of
 long-term debt........      15,664            --              --             --           15,664    (15,000)(e)           664
                           --------        -------         -------        -------        --------   --------          --------
Total current
 liabilities...........      26,966            --              --             --           26,966    (15,100)           11,866
Long-term debt.........     399,643         11,528          24,843         17,493 (g)(h)  453,507   (179,604)(d)(f)    273,903
Other liabilities......         112            --              --             --              112        --                112
                           --------        -------         -------        -------        --------   --------          --------
                            426,721         11,528          24,843         17,493         480,585   (194,704)          285,881
                           --------        -------         -------        -------        --------   --------          --------
REDEEMABLE STOCK:
Senior Preferred
 Stock.................      28,782            --              --             --           28,782    (28,782)(b)           --
New Preferred Stock....         --             --              --             --              --     144,875 (c)       144,875
Class B Common Stock...       1,761            --              --          (1,761)(g)         --         --                --
Class D Common Stock...         --             --              --             --              --         --                --
                           --------        -------         -------        -------        --------   --------          --------
                             30,543            --              --          (1,761)         28,782    116,093           144,875
                           --------        -------         -------        -------        --------   --------          --------
STOCKHOLDERS' EQUITY:
Junior Preferred
 Stock.................      32,571            --              --          26,245 (h)      58,816    (58,816)(b)           --
Common Stock...........         --             --              --              10 (g)          10         10 (c)            20
Common stock warrants..       1,000                                           --            1,000     (1,000)(b)           --
Additional paid-in
 capital...............      35,547            --              --         (41,987)(g)      (6,440)   139,240 (c)
                                                                                                        (823)(b)       131,977
Accumulated deficit....     (34,304)           --              --             --          (34,304)       --            (34,304)
                           --------        -------         -------        -------        --------   --------          --------
 Total stockholders'
  equity...............      34,814            --              --         (15,732)         19,082     78,611            97,693
                           --------        -------         -------        -------        --------   --------          --------
                           $492,078        $11,528         $24,843        $   --         $528,449   $    --           $528,449
                           ========        =======         =======        =======        ========   ========          ========

    See accompanying notes to Unaudited Pro Forma Consolidated Balance Sheet

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            (DOLLARS IN THOUSANDS)

(a) Reflects the Company's preliminary allocation of purchase price in accordance with the purchase method of accounting for individually immaterial acquisitions of rental tower assets, and the related debt financing under the Senior Credit Facility, as follows:

                                                                     AGGREGATE
                                             NUMBER OF     NUMBER OF PURCHASE
                                          ACQUISITIONS (1)  TOWERS   PRICE (2)
                                          ---------------- --------- ---------
(i)   Acquisitions of individually
      immaterial rental tower businesses
      completed by the Company in the
      period October 1, 1998 through
      December 18, 1998.................         19            35     $11,528
(ii)  Other individually immaterial
      acquisitions of rental tower
      businesses for which the Company
      has entered into agreements or
      letters of intent to acquire as of
      December 18, 1998, and which the
      Company believes are probable.....         18            41     $24,843

    --------
    (1) Includes the completed acquisitions of two undeveloped zoned tower sites.

    (2) Includes estimated fees and expenses related to the acquisitions of $478, and $952, respectively.

(b) Adjusted to give effect to the repayment of the Junior Preferred Stock, the Senior Preferred Stock and the cancellation of the related warrants.

(c) Reflects the estimated net proceeds of the Offerings to the Company of $144,875 of mandatorily redeemable Preferred Stock and $139,250 of Common Stock, net of the estimated underwriting discounts and commissions and offering expenses totaling $15,875.

(d) Represents the use of a portion of the net proceeds from the Offerings to pay the applicable distribution preference and yield to holders of Class A Common Stock, Class B Common Stock and Class E Common Stock.

(e) Reflects the use of a portion of the net proceeds from the Offerings to repay the outstanding balance of the ABRY Bridge Loan and accrued interest thereon, as required under the ABRY Bridge Loan.

(f) Reflects the use of the remaining net proceeds from the Offerings to repay a portion of the Senior Credit Facility.

(g) Reflects the effects of the Recapitalization.

(h) Reflects the effects of the issuance of the Additional Junior Preferred
    Stock.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    ADJUSTMENTS
                      PINNACLE     ADJUSTMENTS          FOR          ADJUSTMENTS      ADJUSTMENTS       PRO
                      HOLDINGS         FOR            SOUTHERN           FOR              FOR          FORMA     ADJUSTMENTS
                    DECEMBER 31,    COMPLETED          TOWERS        MOBILEMEDIA       PROBABLE         FOR          FOR
                        1997     ACQUISITIONS (A) ACQUISITIONS (B) ACQUISITION (C)  ACQUISITION (D) ACQUISITIONS  OFFERINGS
                    ------------ ---------------- ---------------- ---------------  --------------- ------------ -----------
Tower rental
 revenue.........     $12,881        $  7,580         $  4,780        $ 13,155          $ 2,168       $ 40,564    $    --
Tower operating
 expenses
 excluding
 depreciation and
 amortization....       2,633           1,466            1,058           1,332              411          6,900         --
                      -------        --------         --------        --------          -------       --------    --------
Gross profit
 excluding
 depreciation and
 amortization....      10,248           6,114            3,722          11,823            1,757         33,664         --
Other expenses:
 General and
  administrative..      1,385             293               90             609              --           2,377         --
 Corporate
  development....       3,772             --               --              --               --           3,772         --
 Depreciation....       6,335           7,342            5,730          11,454            1,656         32,517         --
                      -------        --------         --------        --------          -------       --------    --------
                       11,492           7,635            5,820          12,063            1,656         38,666         --
Loss from
 operations......      (1,244)         (1,521)          (2,098)           (240)             101         (5,002)        --
Interest
 expense.........       6,925           9,361           (9,450)          7,077            2,112         16,025     (12,824)(e)(f)
Amortization of
 original issue
 discount and
 debt issuance
 costs...........         292             --            21,119             --               --          21,411         --
                      -------        --------         --------        --------          -------       --------    --------
Net loss.........      (8,461)        (10,882)         (13,767)         (7,317)          (2,011)       (42,438)     12,824
Dividends and
 accretion on
 Preferred
 Stock...........         --              --               --            9,532 (g)          --           9,532      10,478 (k)
                      -------        --------         --------        --------          -------       --------    --------
Net loss
 attributable to
 Common Stock....     $(8,461)       $(10,882)        $(13,767)       $(16,849)(g)      $(2,011)      $(51,970)   $  2,346
                      =======        ========         ========        ========          =======       ========    ========
Pro forma net
 loss per share
 of Common
 Stock...........                                                                                     $  (5.20)
Pro forma
 weighted average
 number of shares
 of Common Stock
 outstanding.....                                                                                       10,000
                        PRO
                       FORMA
                         AS
                    ADJUSTED (F)
                    ------------
Tower rental
 revenue.........     $ 40,564
Tower operating
 expenses
 excluding
 depreciation and
 amortization....        6,900
                    ------------
Gross profit
 excluding
 depreciation and
 amortization....       33,664
Other expenses:
 General and
  administrative..       2,377
 Corporate
  development....        3,772
 Depreciation....       32,517
                    ------------
                        38,666
Loss from
 operations......       (5,002)
Interest
 expense.........        3,201
Amortization of
 original issue
 discount and
 debt issuance
 costs...........       21,411
                    ------------
Net loss.........      (29,614)
Dividends and
 accretion on
 Preferred
 Stock...........       20,010
                    ------------
Net loss
 attributable to
 Common Stock....     $(49,624)
                    ============
Pro forma net
 loss per share
 of Common
 Stock...........     $  (2.48)
Pro forma
 weighted average
 number of shares
 of Common Stock
 outstanding.....       20,000

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                   NINE MONTHS ENDED SEPTEMBER 30, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                      PINNACLE
                      HOLDINGS
                     NINE MONTHS    ADJUSTMENTS      ADJUSTMENTS     ADJUSTMENTS      ADJUSTMENTS        PRO
                        ENDED           FOR         FOR SOUTHERN         FOR              FOR           FORMA     ADJUSTMENTS
                    SEPTEMBER 30,    COMPLETED         TOWERS        MOBILEMEDIA        PROBABLE         FOR          FOR
                        1998      ACQUISITIONS (H) ACQUISITION (I) ACQUISITION (J)  ACQUISITIONS (D) ACQUISITIONS  OFFERINGS
                    ------------- ---------------- --------------- ---------------  ---------------- ------------ -----------
Tower rental
 revenue.........     $ 21,128        $ 1,633          $   836        $  8,863          $ 1,626        $ 34,086     $  --
Tower operating
 expenses
 excluding
 depreciation and
 amortization....        3,966            344              185             836              308           5,639        --
                      --------        -------          -------        --------          -------        --------     ------
Gross profit
 excluding
 depreciation and
 amortization....       17,162          1,289              651           8,027            1,318          28,447        --
Other expenses:
 General and
  administrative..       2,861            --                15             381              --            3,257        --
 Corporate
  development....        5,213            --               --              --               --            5,213        --
 Depreciation....       13,357          1,897              955           7,636            1,242          25,087        --
                      --------        -------          -------        --------          -------        --------     ------
                        21,431          1,897              970           8,017            1,242          33,557        --
Loss from
 operations......       (4,269)          (608)            (319)             10               76          (5,110)       --
Interest
 expense.........        7,276          2,846           (2,650)          5,551            1,863          14,886     (9,618)(e)(f)
Amortization of
 original issue
 discount and
 debt issuance
 costs...........       11,636            --             5,253             --               --           16,889
                      --------        -------          -------        --------          -------        --------     ------
Net loss.........      (23,181)        (3,454)          (2,922)         (5,541)          (1,787)        (36,885)     9,618
Dividends and
 accretion on
 Preferred
 Stock...........          683            --               --            6,706 (g)          --            7,389      7,619 (k)
                      --------        -------          -------        --------          -------        --------     ------
Net loss
 attributable to
 Common Stock....     $(23,864)       $(3,454)         $(2,922)       $(12,247)(g)      $(1,787)       $(44,274)     1,999
                      ========        =======          =======        ========          =======        ========     ======
Pro forma net
 loss per share
 of Common
 Stock...........                                                                                      $  (4.43)
Pro forma
 weighted average
 number of shares
 of Common Stock
 outstanding ....                                                                                        10,000
                        PRO
                       FORMA
                         AS
                    ADJUSTED (F)
                    ------------
Tower rental
 revenue.........     $ 34,086
Tower operating
 expenses
 excluding
 depreciation and
 amortization....        5,639
                    ------------
Gross profit
 excluding
 depreciation and
 amortization....       28,447
Other expenses:
 General and
  administrative..       3,257
 Corporate
  development....        5,213
 Depreciation....       25,087
                    ------------
                        33,557
Loss from
 operations......       (5,110)
Interest
 expense.........        5,268
Amortization of
 original issue
 discount and
 debt issuance
 costs...........       16,889
                    ------------
Net loss.........      (27,267)
Dividends and
 accretion on
 Preferred
 Stock...........       15,008
                    ------------
Net loss
 attributable to
 Common Stock....     $(42,275)
                    ============
Pro forma net
 loss per share
 of Common
 Stock...........     $  (2.11)
Pro forma
 weighted average
 number of shares
 of Common Stock
 outstanding ....       20,000

   See accompanying notes to Unaudited Consolidated Statements of Operations

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                            (DOLLARS IN THOUSANDS)

(a) Reflects the historical, pre-acquisition results of operations (in aggregate) for the acquisitions of rental tower businesses completed by the Company in the period January 1, 1997 through their respective date of acquisition (but no later than December 18, 1998), and the related debt financing under the Senior Credit Facility, as follows:

                                         TIDEWATER MAJESTIC
                             SHORE FOR    FOR THE  FOR THE
                             THE PERIOD   PERIOD    PERIOD     OTHER 1997       OTHER 1998
                               ENDING     ENDING    ENDING    INDIVIDUALLY     INDIVIDUALLY                    PRO FORMA
                            DECEMBER 31, JULY 31,  JUNE 27,    IMMATERIAL       IMMATERIAL       PRO FORMA     COMPLETED
                                1997       1997      1997   ACQUISITIONS (1) ACQUISITIONS (2) ADJUSTMENTS (3) ACQUISITIONS
                            ------------ --------- -------- ---------------- ---------------- --------------- ------------
   Tower rental revenues...     $667       $368      $192       $ 1,562           $4,791          $   --        $  7,580
   Tower operating
    expenses, excluding
    depreciation and
    amortization...........      146         57        19           336              908              --           1,466
                                ----       ----      ----       -------          -------          -------       --------
   Gross profit excluding
    depreciation and
    amortization...........      521        311       173         1,226            3,883              --           6,114
   General and
    administrative.........      235         30        28           --               --               --             293
   Depreciation............       97         26        24         2,276            4,919              --           7,342
                                ----       ----      ----       -------          -------          -------       --------
   Income (loss) from
    operations.............      189        255       121        (1,050)          (1,036)             --          (1,521)
   Interest expense........      198         14         6           --               --             9,143          9,361
   Income tax expense
    (benefit)..............      (22)       --         10           --               --                12            --
                                ----       ----      ----       -------          -------          -------       --------
   Net income (loss).......     $ 13       $241      $105       $(1,050)         $(1,036)         $(9,155)      $(10,882)
                                ====       ====      ====       =======          =======          =======       ========

  -------
  (1) Represents the aggregate adjustment to results of operations for 65 separate completed acquisitions of 134 total towers completed during 1997, other than the acquisitions of Shore, Tidewater and Majestic, each of which acquisitions were individually immaterial, assuming such transactions were completed as of January 1, 1997.

  (2) Represents the aggregate adjustment to results of operations for acquisitions of 152 total towers completed during the period from January 1, 1998 through December 18, 1998, other than the Southern Towers and MobileMedia Acquisitions, each of which acquisitions were individually immaterial, assuming such transactions were completed as of January 1, 1997.

  (3) Reflects the pro forma increase in interest expense associated with the financing of respective acquisitions and the elimination of income taxes due to the REIT status.

(b) Reflects the historical operating results of Southern Towers and the pro forma effect of tower rental revenue, tower operating expenses and tower asset depreciation, and the related debt financing of the Southern Towers Acquisition under the Senior Credit Facility, assuming the transaction was completed as of January 1, 1997, as follows:

                                      SOUTHERN TOWERS
                                        YEAR ENDED                   PRO FORMA
                                       DECEMBER 31,                  SOUTHERN
                                           1997       ADJUSTMENTS     TOWERS
                                      --------------- -----------    ---------
   Tower rental revenues.............     $ 1,017      $  3,763 (1)  $  4,780
   Tower operating expenses,
    excluding depreciation and
    amortization.....................         877           181 (1)     1,058
                                          -------      --------      --------
   Gross profit excluding
    depreciation and amortization....         140         3,582         3,722
   General and administrative........          90           --             90
   Depreciation......................       1,947         3,783 (2)     5,730
                                          -------      --------      --------
   Loss from operations..............      (1,897)         (201)       (2,098)
   Interest income...................         --         (9,450)(3)    (9,450)
   Amortization of original issue
    discount and deferred debt
    costs............................         --         21,119 (3)    21,119
                                          -------      --------      --------
   Net loss..........................     $(1,897)     $(11,870)     $(13,767)
                                          =======      ========      ========

  -------
  (1) Represents pro forma incremental tower revenue and operating expenses pursuant to an executed lease agreement with Southern Communications and its affiliates.
  (2) Reflects pro forma increases in tower asset depreciation resulting from the Company's preliminary application of purchase accounting.

  (3) Reflects the pro forma increase in interest expense associated with the financing of the Southern Towers Acquisition and the subsequent issuance of the Senior Discount Notes.

(c) Reflects the historical operating results of the MobileMedia Communications, Inc. and Subsidiaries tower operations and the pro forma effect of tower rental revenue, tower operating expenses and tower asset depreciation, and the related financing of the MobileMedia Acquisition, assuming the transaction was completed as of January 1, 1997, as follows:

                                        MOBILEMEDIA
                                          FOR THE
                                        PERIOD ENDED
                                        DECEMBER 31,                 PRO FORMA
                                            1997     ADJUSTMENTS    MOBILEMEDIA
                                        ------------ -----------    -----------
   Tower rental revenues..............     $2,500     $ 10,655 (1)   $ 13,155
   Tower operating expenses, excluding
    depreciation and amortization.....      1,114          218 (1)      1,332
                                           ------     --------       --------
   Gross profit excluding depreciation
    and amortization..................      1,386       10,437         11,823
   General and administrative.........        609          --             609
   Depreciation.......................        521       10,933 (2)     11,454
                                           ------     --------       --------
   Loss from operations...............        256         (496)          (240)
   Interest expense...................        --         7,077 (3)      7,077
   Income tax expense.................        --           --             --
                                           ------     --------       --------
   Net income (loss)..................        256       (7,573)        (7,317)
   Dividends and accretion on existing
    preferred stock...................        --         9,532 (4)      9,532
                                           ------     --------       --------
   Net income (loss) attributable to
    common stock......................     $  256     $(17,105)      $(16,849)
                                           ======     ========       ========

  -------

  (1) Represents pro forma incremental tower revenues and operating expenses pursuant to the executed Master Lease, with MobileMedia.
  (2) Reflects pro forma increases in tower asset depreciation resulting from the Company's preliminary application of purchase accounting.
  (3) Reflects the pro forma increase in interest expense associated with the financing of the MobileMedia Acquisition.

  (4) Reflects dividends accrued and accretion to liquidation value on the Existing Preferred Stock.

(d) Reflects the adjustment to results of operations for 18 separate acquisitions pending as of December 18, 1998 of 41 total towers, for which the Company has entered into agreements or letters of intent, and which the Company believes are probable, each of which are individually immaterial, assuming such transactions were completed as of January 1, 1997.

(e) Reflects the decrease in pro forma interest expense resulting from the use of a portion of the net proceeds from both the Senior Notes Offering and the Offerings to repay pro forma outstanding debt under the Senior Credit Facility, assuming such transactions were completed as of January 1, 1997.

(f) Reflects the pro forma effect of the Offerings.

(g) Reflects dividends accrued and accretion to liquidation value on the Existing Preferred Stock.

(h) Relects the historical, pre-acquisition results of operations (in aggregate) for the acquisitions of rental tower businesses completed by the Company in the period January 1, 1998 through their respective date of acquisition (but no later than December 18, 1998), and the related debt financing under the Senior Credit Facility, as follows:

                                      ACQUISITIONS  ACQUISITIONS
                                        COMPLETED     COMPLETED   ADJUSTMENTS
                                          AS OF     SUBSEQUENT TO     FOR
                                      SEPTEMBER 30, SEPTEMBER 30,  COMPLETED
                                          1998          1998      ACQUISITIONS
                                      ------------- ------------- ------------
   Tower rental revenues.............    $ 1,236       $   397      $ 1,633
   Tower operating expenses,
    excluding depreciation and
    amortization.....................        247            97          344
                                         -------       -------      -------
   Gross profit excluding
    depreciation and amortization....        989           300        1,289
   General and administrative........        --            --           --
   Depreciation......................      1,321           576        1,897
                                         -------       -------      -------
   Loss from operations..............       (332)         (276)        (608)
   Interest expense..................      1,981           865        2,846
                                         -------       -------      -------
   Net loss..........................    $(2,313)      $(1,141)     $(3,454)
                                         =======       =======      =======

(i) Reflects the historical operating results of Southern Communications Services, Inc. tower operations and the pro forma effect of tower rental revenue, tower operating expenses and tower asset depreciation, and the related financing of the Southern Towers Acquisition under the Senior Credit Facility, assuming the transaction was completed on January 1, 1997, as follows:

                                     SOUTHERN TOWERS               ADJUSTMENTS
                                     FOR THE PERIOD                FOR SOUTHERN
                                          ENDED                       TOWERS
                                      MARCH 3, 1998  ADJUSTMENTS   ACQUISITIONS
                                     --------------- -----------   ------------
                                       (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
   Tower rental revenues...........       $ 178        $   658 (1)   $   836
   Tower operating expenses,
    excluding depreciation and
    amortization...................         153             32 (1)       185
                                          -----        -------       -------
   Gross profit excluding
    depreciation and amortization..          25            626           651
   General and administrative......          15            --             15
   Corporate development...........         --             --            --
   Depreciation....................         340            615 (2)       955
                                          -----        -------       -------
   Loss from operations............        (330)            11          (319)
   Interest income.................         --          (2,650)(3)    (2,650)
   Amortization of original issue
    discount and debt issuance
    costs..........................         --           5,253 (3)     5,253
                                          -----        -------       -------
   Net loss........................        (330)        (2,592)       (2,922)
                                          -----        -------       -------
   Net loss attributable to Common
    Stock..........................       $(330)       $(2,592)      $(2,922)
                                          =====        =======       =======

  --------

  (1) Represents incremental increases in pro forma tower revenues and operating expenses pursuant to the executed lease agreement with Southern Communications Services, Inc., and related affiliates.

  (2) Reflects the increase in pro forma depreciation on tower assets acquired resulting from the Company's preliminary application of purchase accounting.

  (3) Reflects the pro forma increase in interest expense associated with the financing of the Southern Towers Acquisition and the subsequent issuance of the Senior Discount Notes.

(j) Reflects the historical operating results of MobileMedia Communications, Inc. and Subsidiaries' tower operations and the pro forma effect of tower rental revenue, tower operating expenses and tower asset depreciation, and the related financing of the MobileMedia Acquisition, assuming the transaction was completed on January 1, 1997, as follows:

                                        MOBILEMEDIA
                                          FOR THE                   ADJUSTMENTS
                                        PERIOD ENDED                    FOR
                                        SEPTEMBER 2,                MOBILEMEDIA
                                            1998     ADJUSTMENTS    ACQUISITION
                                        ------------ -----------    -----------
                                        (UNAUDITED)  (UNAUDITED)    (UNAUDITED)
   Tower rental revenues..............     $1,698       $7,165 (1)     $8,863
   Tower operating expenses, excluding
    depreciation and amortization.....        690          146 (1)        836
                                           ------     --------       --------
   Gross profit excluding depreciation
    and amortization..................      1,008        7,019          8,027
   General and administrative.........        381          --             381
   Corporate development..............        --           --             --
   Depreciation.......................        356        7,280 (2)      7,636
                                           ------     --------       --------
   Income (loss) from operations......        271         (261)            10
   Interest expense...................        --         5,551 (3)      5,551
   Amortization of original issue
    discount and debt issuance costs..        --           --             --
                                           ------     --------       --------
   Net income (loss)..................        271       (5,812)        (5,541)
   Dividends and accretion on Existing
    Preferred Stock...................        --         6,706 (4)      6,706
                                           ------     --------       --------
   Net income (loss) attributable to
    Common Stock......................     $  271     $(12,518)      $(12,247)
                                           ======     ========       ========

  --------

  (1) Represents incremental increases in pro forma tower revenues and operating expenses pursuant to the executed lease agreement with MobileMedia Communications, Inc. and its affiliates.

  (2) Reflects the increase in pro forma depreciation on tower assets acquired resulting from the Company's preliminary application of purchase accounting.

  (3) Reflects the increase in pro forma interest expense associated with the debt financing of the MobileMedia Acquisition under the Senior Credit Facility.
  (4) Reflects dividends accrued and accretion to liquidation value on the Existing Preferred Stock.

(k) Reflects accretion and dividends on the New Preferred Stock net of the accretion and dividends on the Existing Preferred Stock.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

  The following selected historical consolidated financial data for the period of inception (May 3, 1995) through December 31, 1995 and for each of the two years ended December 31, 1996 and 1997 were derived from consolidated historical financial statements of the Company, including the related notes thereto, which have been audited by PricewaterhouseCoopers LLP, independent certified public accountants. The selected historical consolidated financial data as of and for the nine months ended September 30, 1997 and 1998 were derived from the unaudited consolidated financial statements of the Company which, in the opinion of management, include all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation of the Company's consolidated results of operations and financial condition for such periods. The operating results for the respective nine month periods ended September 30, 1997 and September 30, 1998 are not necessarily indicative of results to be expected for the full fiscal year. The selected historical consolidated financial information should be read in conjunction with and are qualified in their entirety by, the information contained in the consolidated audited financial statements of the Company and the related notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Unaudited Pro Forma Financial Data" included elsewhere herein.

                           PERIOD FROM
                            INCEPTION
                          (MAY 3, 1995)                            NINE MONTHS   NINE MONTHS
                             THROUGH     YEAR ENDED   YEAR ENDED      ENDED         ENDED
                          DECEMBER 31,  DECEMBER 31, DECEMBER 31, SEPTEMBER 30, SEPTEMBER 30,
                              1995          1996         1997          1997          1998
                          ------------- ------------ ------------ ------------- -------------
                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS
 DATA:
Tower rental revenue....     $  733       $ 4,842      $12,881        $7,981      $ 21,128
Tower operating
 expenses, excluding
 depreciation and
 amortization...........        181         1,135        2,633         1,469         3,966
                             ------       -------      -------       -------      --------
Gross profit, excluding
 depreciation and
 amortization...........        552         3,707       10,248         6,512        17,162
Other expenses:
 General and
  administrative (a)....        306           923        1,385           882         2,861
 Corporate
  development (a).......        369         1,440        3,772         2,400         5,213
 Depreciation...........        282         2,041        6,335         4,370        13,357
                             ------       -------      -------       -------      --------
Loss from operations....       (405)         (697)      (1,244)       (1,140)       (4,269)
Interest expense........        181         1,155        6,925         4,378         7,276
Amortization of original
 issue discount.........         59           164          292           186        11,636
                             ------       -------      -------       -------      --------
Net loss................       (645)       (2,016)      (8,461)       (5,704)      (23,181)
                             ======       =======      =======       =======      ========
Dividends and accretion
 on Existing Preferred
 Stock..................        --            --           --            --            683
                             ------       -------      -------       -------      --------
Net loss attributable to
 Common Stock...........     $ (645)      $(2,016)     $(8,461)      $(5,704)     $(23,864)
                             ======       =======      =======       =======      ========
Loss per share of Common
 Stock..................     $(6.31)      $ (8.10)     $(27.28)      $(18.66)     $ (59.85)
Weighted average number
 of shares of
 Common Stock...........        102           249          310           306           399
OTHER OPERATING DATA:
Tower Level Cash Flow
 (b)....................     $  552       $ 3,707      $10,248       $ 6,512      $ 17,162
Tower Level Cash Flow
 Margin (c).............       75.3%         76.6%        79.6%         81.6%         81.2%
Adjusted EBITDA (b).....     $  246       $ 2,784      $ 8,863       $ 5,630      $ 14,301
Adjusted EBITDA Margin
 (c)....................       33.6%         57.5%        68.8%         70.5%         67.7%
EBITDA (b)..............     $ (123)      $ 1,344      $ 5,091       $ 3,230      $  9,088
EBITDA Margin (c).......        --           27.8%        39.5%         40.5%         43.0%
Number of Towers:
 Beginning of period....          0            33          156           156           312
 Towers acquired during
  the period............         29           119          134            92           484
 Towers constructed
  during the period.....          4             4           22            19            34
 End of period..........         33           156          312           267           830

                                       DECEMBER 31,            SEPTEMBER 30,
                                 --------------------------  ------------------
                                  1995     1996      1997      1997      1998
                                 -------  -------  --------  --------  --------
                                               (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents......  $    31  $    47  $  1,694  $  1,735  $    --
Tower assets, net..............   11,551   48,327   127,946   109,892   459,593
Total assets...................   14,573   55,566   143,178   121,390   492,078
Total debt.....................    6,124   30,422   120,582    99,228   415,307
Redeemable stock:
 Series A senior preferred
  stock........................      --       --        --        --     28,782
 Class B common stock..........    1,200    1,200     1,761     1,200     1,761
 Class D common stock..........      --       --        --        --        --
Series B junior preferred
 stock.........................      --       --        --        --     32,571
Common stock...................      --       --        --        --        --
Additional paid-in capital.....    7,051   24,881    25,876    25,343    35,547
Stock subscription receivable..     (180)     --        --        --        --
Common Stock warrants..........      --       --        --        --      1,000
Accumulated deficit............     (645)  (2,661)  (11,123)   (8,365)  (34,304)
                                 -------  -------  --------  --------  --------
Stockholders' equity...........    6,226   22,220    14,753    16,978    34,814

--------
(a) "General and administrative" expenses represent those costs directly related to the day-to-day management and operation of towers owned by the Company. "Corporate development" expenses represent costs incurred in connection with acquisitions and development of new business initiatives, consisting primarily of allocated compensation, benefits and overhead costs that are not directly related to the administration or management of existing towers.

(b) "Tower Level Cash Flow" is defined as tower rental revenue minus tower operating expenses, excluding depreciation and amortization. "Adjusted EBITDA" represents loss from operations before depreciation, amortization and corporate development expenses. "EBITDA" represents loss from operations before depreciation and amortization not including the effect of accretion and accrued dividends on Existing Preferred Stock and New Preferred Stock. The Company has included Tower Level Cash Flow, Adjusted EBITDA and EBITDA in Other Operating Data because the Company believes such information may be useful to certain investors in evaluating the Company's ability to service its debt. Tower Level Cash Flow, Adjusted EBITDA and EBITDA should not be considered as an alternative to Gross Profit, net loss or net cash provided by operating activities (or any other measure of performance in accordance with generally accepted accounting principles) as a measure of the Company's ability to meet its cash needs or as an indication of the Company's operating performance. Moreover, Tower Level Cash Flow, Adjusted EBITDA and EBITDA are standardized measures and may be calculated in a number of ways. Accordingly, the Tower Level Cash Flow, Adjusted EBITDA and EBITDA information provided may not be comparable to other similarly titled measures provided by other companies.
(c) Represents Tower Level Cash Flow, Adjusted EBITDA and EBITDA each as a percentage of tower rental revenue.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  The following is a discussion of the financial condition and results of operations of the Company as of and for the period from inception (May 3, 1995) through December 31, 1995, for each of the two years ended December 31, 1996 and 1997 and as of and for the nine months ended September 30, 1997 and 1998. The discussion should be read in conjunction with the Financial Statements of the Company and the notes thereto included in this Prospectus. The statements in this discussion regarding the wireless communications industry, the Company's expectations regarding its future performance and other non-historical statements in this discussion are forward-looking statements. These forward-looking statements include numerous risks and uncertainties, as described in "Risk Factors."

OVERVIEW

  The Company acquires and constructs rental towers and leases space on such towers to a broad base of wireless communications providers, operators of private networks, government agencies and other customers. The Company's objective is to acquire or construct clusters of rental towers in areas where there is significant existing and expected continued growth in the demand for rental towers by wireless communications providers. The Company seeks to obtain a significant ownership position of tower assets in its targeted markets in order to offer "one-stop shopping" to wireless communications providers who are deploying or expanding wireless communications networks.

  The Company's growth has come primarily from the acquisition and construction of towers. The Company's business strategy focuses on aggressively pursuing tower acquisitions and selectively constructing towers in areas that complement the Company's existing base of rental towers and the expansion into additional high growth wireless communications markets. Since commencing operations in May 1995, the Company has completed acquisitions and builds as follows:

                                         PERIODS ENDED   NINE MONTHS
                                          DECEMBER 31,      ENDED
                                         -------------- SEPTEMBER 30,
                                         1995 1996 1997     1998      TOTAL(1)
                                         ---- ---- ---- ------------- --------
Number of towers acquired...............  29  119  134       484        766
Number of towers built..................   4    4   22        34         64
                                         ---  ---  ---       ---        ---
Number of towers acquired or built dur-
 ing the period.........................  33  123  156       518        830
                                         ===  ===  ===       ===        ===
Number of acquisition transactions com-
 pleted.................................  13   49   72        61        195

--------

(1) Included in the number of towers acquired are 29 tower sites that the Company manages.

  As of September 30, 1998, the Company also had four towers under construction and 11 additional tower projects in various stages of development. Subsequent to September 30, 1998 and prior to December 18, 1998, the Company acquired an additional 35 towers. As of December 18, 1998, the Company had agreements or letters of intent to acquire 41 towers. In addition, the Company has identified numerous additional acquisition candidates. The Company expects that internal growth related to completed acquisitions and the business potential of pending acquisitions will have a material impact on future revenues and EBITDA.

  The Company believes that significant opportunities for growth exist by maximizing the use of existing and future towers. Because the costs of operating a site are largely fixed, increasing tower utilization significantly improves tower operating margins. The Company believes that "same tower" revenue growth on towers (measured by comparing the Annualized Run Rate Revenue of the Company's towers at the end of a period to the Annualized Run Rate Revenue for the same towers at the end of a prior period), is a meaningful indicator of the quality of the Company's towers and its ability to generate incremental revenue on such towers. Taking into consideration new leases written as of September 30, 1998, the Company experienced "same tower" revenue growth in excess of 20.0% on an annualized basis for the nine months ended September 30, 1998 on its base of towers owned as of December 31, 1997.

  The Company has generated net losses since inception and at September 30, 1998, had an accumulated deficit totalling $34.3 million. Due to the nature of the Company's business (the leasing of cash-generating assets) and the Company's plans to continue to grow the business, it is expected that charges relating to depreciation of existing and future assets and interest expense associated with related debt balances will be substantial. Accordingly, the Company expects to continue to generate losses for the foreseeable future.

  The Company's Annualized Run Rate Revenue is calculated as of a given date by annualizing the monthly rental rates then in effect for customer lease contracts as of such date. The Company believes that growth in its Annualized Run Rate Revenue is a meaningful indicator of its performance. As of September 30, 1998, the Company's Annualized Run Rate Revenue was $43.4 million.

RESULTS OF OPERATIONS

  The following table sets forth, for the periods indicated, each statement of operations item as a percentage of total tower rental revenue. The results of operations are not necessarily indicative of results for any future period. The following data should be read in conjunction with the Company's consolidated financial statements and notes thereto included elsewhere in this Prospectus.

                                                           NINE MONTHS ENDED
                          PERIOD ENDED DECEMBER 31,          SEPTEMBER 30,
                          ------------------------------   --------------------
                            1995       1996       1997       1997       1998
                          --------   --------   --------   --------   ---------
Statement of Operations
 Data:
 Tower rental revenue...     100.0%     100.0%     100.0%     100.0%      100.0%
 Tower operating ex-
  penses, excluding de-
  preciation and amorti-
  zation................      24.7       23.4       20.4       18.4        18.8
 Gross profit...........      75.3       76.6       79.6       81.6        81.2
Expenses:
 General and administra-
  tive..................      41.7       19.1       10.8       11.1        13.5
 Corporate development..      50.3       29.7       29.3       30.1        24.7
 Depreciation...........      38.5       42.2       49.2       54.8        63.2
Loss from operations....     (55.2)     (14.4)      (9.7)     (14.4)      (20.2)
Interest expense........      24.7       23.9       53.8       54.9        34.4
Amortization of original
 issue discount.........       8.0        3.4        2.3        2.3        55.1
Net loss................     (87.9%)    (41.7%)    (65.8%)    (71.6%)    (109.7%)

 NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

  Tower rental revenue increased 164.7% to $21.1 million for the nine month period ended September 30, 1998 from $8.0 million for the nine month period ended September 30, 1997. This increase is attributable to the acquisition and construction of 563 towers during the twelve month period ended September 30, 1998. In addition, the increase is due to growth in per tower revenue as a result of expanded marketing efforts to increase the number of customers per tower, as well as regular, contractual price escalations for existing customers.

  Tower operating expenses, excluding depreciation and amortization, which consist primarily of costs relating to the ongoing maintenance of properties such as air conditioning and grounds maintenance, ground lease expense, utilities, property taxes and other direct costs of tower operation, increased 170.0% to $4.0 million for the nine month period ended September 30, 1998 from $1.5 million for the nine months ended September 30, 1997. This increase is consistent with the purchase and construction of towers as discussed above. During the period, tower operating expenses (as a percentage of tower rental revenue) remained relatively constant at 18.8% in 1998 compared to 18.4% in 1997.

  General and administrative expenses, which are expenses associated with supporting the Company's day-to-day management of its existing properties and primarily consist of employee compensation and related benefits costs, advertising, professional and consulting fees, office rent and related expenses and travel costs as a percentage of revenue, increased to 13.5% of revenue for the nine month period ended September 30, 1998 from 11.1% for the nine month period ended September 30, 1997. This increase resulted from increases in staffing to the Company becoming a public registrant and related increases in professional fees and travel costs, increased levels of advertising and marketing expenditures and increases in rent and related costs.

  Corporate development expenses, which represent costs incurred in connection with acquisitions and construction of new towers, increased 117.2% to $5.2 million for the nine month period ended September 30, 1998 from $2.4 million for the nine month period ended September 30, 1997. The increase in corporate development expenses reflects the higher costs associated with the Company's expansion of its acquisition and construction strategies. Corporate development expenses decreased as a percentage of tower rental revenue from 30.1% for the nine months ended September 30, 1997 to 24.7% for the nine months ended September 30, 1998 because of the incremental increase in tower rental revenue from the comparative period in 1997 and economies resulting from such growth.

  Interest expense, net of amortization of original issue discount, increased 66.2% to $7.3 million for the nine months ended September 30, 1998 from $4.4 million for the nine months ended September 30, 1997. The increase in interest expense was attributable to increased borrowing associated with the Company's acquisitions during the period.

 1997 COMPARED TO 1996

  Tower rental revenue increased 166.0% to $12.9 million in 1997 from $4.8 million in 1996. This increase is primarily attributable to the acquisition and construction of 156 towers during 1997 and, to a lesser extent, expanded marketing efforts to increase the number of customers per tower as well as regular, contractual price escalations for existing customers.

  Tower operating expenses, excluding depreciation and amortization, increased 132.0% to $2.6 million in 1997 from $1.1 million in 1996 due primarily to the addition of 156 towers during the year. However, tower operating expenses, excluding depreciation and amortization, decreased as a percentage of tower rental revenue from 23.4% in 1996 to 20.4% in 1997, reflecting operating efficiencies gained on existing towers as well as on new towers acquired or constructed.

  General and administrative expenses increased 50.1% to $1.4 million in 1997 from $0.9 million in 1996. General and administrative costs decreased as a percentage of tower rental revenue from 19.1% in 1996 as compared to 10.8% in 1997 because of lower overhead costs as a percentage of tower rental revenue.

  Corporate development expenses increased 161.9% to $3.8 million in 1997 from $1.4 million in 1996. The increase in corporate development expenses reflects the Company's expansion of its acquisition and construction strategies. Corporate development expenses remained relatively constant as a percentage of tower rental revenue at 29.3% in 1997 compared to 29.7% in 1996.

  Interest expense increased 499.6% to $6.9 million in 1997 from $1.2 million in 1996. The increase in interest expense was attributable to increased borrowing levels associated with the Company's acquisitions during the period.

 1996 COMPARED TO 1995

  The Company commenced operations on May 3, 1995. The results described herein reflect the effect of a full year of operations in 1996 as compared to approximately eight months of activity for the period from inception (May 3, 1995) through December 31, 1995.

  Tower rental revenue increased 560.6% to $4.8 million in 1996 from $0.7 million in 1995. This increase is attributable to the acquisition and construction of 123 towers during 1996 and a result of expanded marketing efforts to increase the number of customers per tower, as well as regular, contractual price escalations for existing customers.

  Tower operating expenses, excluding depreciation and amortization, increased 527.1% to $1.1 million in 1996 from $0.2 million in 1995. This increase is primarily attributable to the effect of a full year of operations in 1996 versus eight months in 1995 and the acquisition and construction of 123 towers during 1996. Tower operating expenses, excluding depreciation and amortization, decreased as a percentage of tower rental revenue from 24.7% in 1995 to 23.4% in 1996, due primarily to operating efficiencies resulting from a significantly increased number of towers.

  General and administrative expenses increased 201.6% to $0.9 million in 1996 from $0.3 million in 1995. This increase is attributable to the addition of support personnel related to the Company's acquisition and construction efforts during the period. General and administrative costs decreased as a percentage of tower rental revenue from 41.7% in 1995 to 19.1% in 1996 due to lower overhead costs as a percentage of tower rental revenue.

  Corporate development expenses increased 290.2% to $1.4 million in 1996 from $0.4 million in 1995 due to the Company's expansion of its acquisition and construction strategies. Corporate development expenses decreased as a percentage of tower rental revenue from 50.3% in 1995 to 29.7% in 1996.

  Interest expense increased 538.1% to $1.2 million in 1996 from $0.2 million in 1995. This increase was attributable to increased borrowing necessitated by the Company's increased acquisition activity.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's liquidity needs arise from its acquisition-related activities, debt service, working capital and capital expenditures. The Company has historically funded its liquidity needs with proceeds from equity contributions, bank borrowings, cash flow from operations and the offering of its Senior Discount Notes (the "Senior Notes Offering"). The Company had a working capital deficit of $23.8 million (inclusive of the $15.0 million ABRY Bridge Loan), $12.8 million and $1.5 million as of September 30, 1998 and December 31, 1997 and 1996, respectively. Excluding the current portion of long-term debt, current liabilities exceeded current assets by $8.1 million, $1.7 million and $0.8 million as of September 30, 1998 and December 31, 1997 and 1996, respectively. The Company's ratio of total debt to stockholders' equity was 11.9 to 1.0 at September 30, 1998, 8.2 to 1.0 at December 31, 1997 and 1.4 to 1.0 as of December 31, 1996. On a pro forma as adjusted basis as of September 30, 1998, after giving effect to the Transactions, the Company would have had consolidated cash and cash equivalents of $0, $273.9 million of consolidated long-term debt outstanding, consolidated stockholders' equity of $97.7 million and a ratio of total debt to stockholders' equity of 2.8 to 1.0.

  The Company has a Senior Credit Facility that provides the Company a revolving line of credit for borrowings of up to $250 million, of which $200 million is currently committed. The Company may make borrowings and repayments until December 31, 2005. Beginning March 31, 2000, the availability under the revolving line of credit starts decreasing by specified amounts on a quarterly basis until December 31, 2005 when the availability will be reduced to zero. Loans under the Senior Credit Facility bear interest at a rate per annum, at the borrower's request, equal to the agent bank's prime rate plus a margin of up to 2.0% or the 90-day LIBOR plus a margin of up to 3.0%. Outstanding borrowings under the Senior Credit Facility are currently approximately $169.8 million. Advances under the Senior Credit Facility have been used primarily to fund acquisitions and construction of towers. As of September 30, 1998, after giving effect to the Transactions, there would have been approximately $138.9 million available under the Senior Credit Facility, after giving effect to approximately $17.0 million of outstanding letters of credit, which reduce availability thereunder.

  The principal stockholders of the Company (ABRY II, and Messrs. Wolsey, Dell'Apa and Day) are parties to a Subscription and Stockholders Agreement, dated as of May 16, 1996, as amended (the "Stockholders Agreement"). Pursuant to the Stockholders Agreement, ABRY II agreed to make capital contributions to the Company, up to an aggregate capital contribution of $50.0 million. As of September 30, 1998, ABRY II had contributed $37.2 million and had guaranteed an additional $3.9 million of other debt under the aggregate $50.0 million capital contribution commitment. Such capital contribution commitment will terminate upon the closing of the Offerings. Additionally, as of September 30, 1998, ABRY II or an affiliate had contributed separately $47.5 million to the Company, including $15.0 million outstanding under the ABRY Bridge Loan and $32.5 million of Junior Preferred Stock.

  The Company also uses seller financing to fund certain of its tower acquisitions. The Company had outstanding notes that it issued to sellers bearing interest at rates ranging from 8.5% to 13.0% per annum in the aggregate amount of $19.9 million at September 30, 1998.

  In March 1998, the Company completed its Senior Notes Offering. The Company received net proceeds of approximately $192.8 million from the Senior Notes Offering. The proceeds were used to repay outstanding borrowings under the Senior Credit Facility, to repay in full and retire a $12.5 million bridge loan from ABRY II and accrued interest thereon and a $20 million subordinated term loan and accrued interest thereon and to pay a distribution preference to holders of Class B Common Stock. The Senior Discount Notes were issued under the Indenture and will mature on March 15, 2008. Until March 15, 2003, the Company's interest expense on the Senior Discount Notes will consist solely of the accretion of original issue discount. Thereafter, the Senior Discount Notes will require annual cash interest payments of $32.5 million.

  In September 1998, in order to finance the MobileMedia Acquisition, the Company sold two newly issued series of Preferred Stock, the Senior Preferred Stock with a liquidation preference of $30.0 million and the Junior Preferred Stock with a liquidation preference of $32.5 million (the "Original Junior Preferred Stock"). Included in the sale of the Senior Preferred Stock were warrants to purchase approximately .75% of the Company's outstanding common stock. The warrants will be cancelled upon the redemption of the Senior Preferred Stock. ABRY/Pinnacle, Inc., an affiliate of ABRY II, purchased the Original Junior Preferred Stock. In addition to the proceeds from the above sales, the MobileMedia Acquisition was funded with the ABRY Bridge Loan and borrowings under the Senior Credit Facility. In December 1998, the Company issued $26.2 million of additional Junior Preferred Stock (the "Additional Junior Preferred Stock") to ABRY/Pinnacle, Inc. The Original Junior Preferred Stock and the Additional Junior Preferred Stock are collectively referred to as the "Junior Preferred Stock". The Junior Preferred Stock currently has a liquidation preference of $59.1 million. The proceeds from the sale of the Additional Junior Preferred Stock were used to partially repay the Senior Credit Facility. The Existing Preferred Stock is entitled to receive dividends, payable quarterly, at a current rate of 14% per annum. The Existing Preferred Stock is redeemable, at the option of the Company, in whole (but not in part), at any time at a redemption price equal to the aggregate liquidation preference thereof, plus all accumulated but unpaid dividends to the date of redemption.

  The Company intends to use the net proceeds of the Offerings, assuming an initial public offering price of $15.00 per Share of Common Stock, as follows:
(i) approximately $30.3 million to redeem the outstanding shares of the Senior Preferred Stock; (ii) approximately $59.1 million to redeem the outstanding shares of the Junior Preferred Stock; (iii) $15.1 million, including accrued interest, to repay in full and retire the ABRY Bridge Loan; (iv) approximately $43.7 million to be distributed to certain stockholders in connection with the Recapitalization to occur upon the closing of the Common Stock Offering; and
(v) approximately $135.9 million to repay outstanding borrowings under the Senior Credit Facility.

  Total capital expenditures, including tower acquisitions and fixed assets, for the nine months ended September 30, 1998 were $350.3 million, compared to $64.0 million in the comparable 1997 period. Capital expenditures, including acquisitions, were $12.7 million, $42.8 million and $89.4 million for the periods ended December 31, 1995, 1996 and 1997, respectively, and related primarily to acquisitions.

  The Company anticipates that it will spend approximately $23.3 million on capital expenditures in the last quarter of 1998, including $22.1 million for the acquisition, construction and upgrading of additional towers. The Company estimates capital expenditures in each of 1999 and 2000 to be approximately $150.0 million.

  The Company believes that cash flow from operations and existing cash balances will be sufficient to meet working capital requirements for existing properties. To the extent that the Company pursues additional acquisitions, construction activity and other capital expenditures, however, the Company will be required to obtain additional financing. There can be no assurance that such financing will be commercially available through an increased commitment under the Senior Credit Facility or otherwise or permitted by the terms of the Company's existing indebtedness. To the extent that the Company is unable to finance future capital expenditures, it may not be able to achieve its current business strategy.

INFLATION

  Because of the relatively low levels of inflation experienced in 1995, 1996, 1997 and as of September 30, 1998, inflation did not have a significant effect on the Company's results in such years.

YEAR 2000

  The Company utilizes management information systems and software technology that may be affected by Year 2000 issues throughout its businesses. During fiscal 1996, the Company began to implement plans to ensure those systems continue to meet its internal and external requirements. During fiscal 1998, the Company completed the modifications and testing of its information systems and is Year 2000 compliant. The Company has developed questionnaires and contacted key suppliers and customers regarding their Year 2000 compliance to determine any impact on its operation. In general, the suppliers and customers have developed or are in the process of developing plans to address Year 2000 issues. The Company will continue to monitor and evaluate the progress of its suppliers and customers on this critical matter.

  The Year 2000 is not expected to have a material impact on the Company's current information systems as a result of the steps already completed to make the Company's systems Year 2000 compliant. Based on the nature of the Company's business, the Company anticipates it is not likely to experience material business interruption due to the impact of Year 2000 compliance on its customers and vendors. As a result, the Company does not anticipate that incremental expenditures to address Year 2000 compliance will be material to the Company's liquidity, financial position or results of operations prior to the Year 2000.

RECENT ACCOUNTING PRONOUNCEMENTS

  In June 1997, SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," was issued, establishing standards for public enterprises to disclose certain information about operating segments and related disclosures about products and services, geographic areas and significant customers. The Company will adopt this pronouncement in 1998 in accordance with the implementation requirements. Management believes that the adoption of SFAS No. 131 will not have a material impact on the Company's financial statements.

                                   BUSINESS

COMPANY OVERVIEW

  The Company is the leading provider of wireless communication tower space in the Southeastern United States. Since its formation in May 1995, the Company has focused exclusively on creating a portfolio of dense clusters of geographically contiguous towers and renting tower space to wireless communications providers and users. The Company believes that the rental of tower space is the sector of the tower industry in which it can earn the highest cash flow margins and risk adjusted return on invested capital. This strategy also presents significant opportunities for continued revenue and cash flow growth through the addition of new tenants on its existing towers and towers that may be acquired in the future.

  Since commencing operations in May 1995 and through September 30, 1998, the Company has completed 195 acquisitions through which it has acquired 766 towers and has constructed an additional 64 towers in such high growth markets as Atlanta, Birmingham, New Orleans, Orlando and Tampa. Subsequent to September 30, 1998 and prior to December 18, 1998, the Company acquired an additional 35 towers. As of December 18, 1998, the Company had agreements or letters of intent to acquire 41 towers. As a result of its extensive existing tower base, the Company believes it is well-positioned to continue to capitalize on the growth opportunities available in the rapidly consolidating and highly fragmented tower rental industry. For the year ended December 31, 1997 on a pro forma basis, the Company had tower rental revenue and EBITDA of $40.6 million and $27.5 million, respectively. For the nine months ended September 30, 1998, on a pro forma basis, the Company had tower rental revenue and EBITDA of $34.1 million and $20.0 million, respectively. See "Unaudited Pro Forma Financial Data."

  The Company has a diversified base of over 800 customers consisting of all forms of wireless communications providers, operators of private networks and government agencies that include Southern Communications, Nextel, Sprint PCS, PageNet, Motorola, BellSouth Mobility, MobileMedia, Teletouch, Skytel, Pagemart, Federal Bureau of Investigation and Bureau of Alcohol, Tobacco & Firearms. The Company's leases generally range in duration from three to five years and many provide for scheduled minimum rent increases of the greater of a specified percentage (which typically ranges from 3 to 5%) or the change for the relevant period in the CPI.

  The Company is experiencing strong demand for tower rental space fueled by the deployment of new wireless technologies and strong underlying growth in wireless services. The Company believes that "same tower" revenue growth (measured by comparing the Annualized Run Rate Revenue of the Company's towers at the end of a period to the Annualized Run Rate Revenue for the same towers at the end of a prior period), is a meaningful indicator of the Company's ability to generate incremental revenue on such towers. Taking into consideration new leases written as of September 30, 1998, the Company experienced "same tower" revenue growth in excess of 20.0% on an annualized basis for the nine months ended September 30, 1998 on its base of towers owned as of December 31, 1997. The Company's Annualized Run Rate Revenue as of September 30, 1998 was $43.4 million.




INDUSTRY BACKGROUND

  Communications towers are primary infrastructure components for wireless communications services such as cellular, paging, PCS, SMR, wireless data transmission and radio and television broadcasting. Wireless communications companies require specialized wireless transmission networks in order to provide service to their customers. Each of these networks is configured specifically to meet the coverage requirements of the particular carrier and includes transmission equipment such as antennae, transmitters and receivers placed at various locations throughout the covered area. These locations, or communications sites, are critical to the operation of wireless communications networks and consist of towers, rooftops and other structures upon which such equipment may be placed. Wireless communications providers design their network and select their communications sites in order to optimize available frequencies relative to their projected usage patterns, topography and service requirements.

 THE WIRELESS COMMUNICATIONS INDUSTRY

  The wireless communications industry is growing rapidly as: (i) consumers become increasingly aware of the uses and benefits of wireless communications services; (ii) the costs of wireless communications services decline; and
(iii) new wireless communications technologies continue to be developed. Changes in U.S. federal regulatory policy have led to a significant increase in the number of competitors in the wireless communications industry, most recently through the auction of radio spectrum for PCS. This competition, combined with an increasing reliance on wireless communications services by consumers and businesses, has increased demand for higher quality networks characterized by uninterrupted service and improved coverage. As new carriers build out their networks and existing carriers upgrade and expand their networks to maintain their competitiveness, the demand for communications sites is expected to continue to increase dramatically.

  The wireless communications industry is comprised of the following segments:

 . Cellular--Currently each market in the United States has two cellular operators. Cellular networks consist of numerous geographic "cells" in which frequencies are reused every few miles. Each cell includes a communications site which includes transmission equipment generally residing on a wireless communications tower. According to industry publications, as of June 30, 1997 there were 48.7 million wireless telephone subscribers in the United States, representing a 27.5% growth rate over the prior 12 months, and an overall penetration of approximately 18.0%. In addition, as the cellular market migrates from an analog based transmission technology to a digital based transmission technology, demand is expected to increase as prices decline. In order to increase network capacity and improve service quality, cellular carriers are re-engineering their networks to have smaller and more numerous cells. While historically cellular operators have generally built their own towers, the growing demand for tower space and restrictions on new tower construction are making rental towers an increasingly important component of their transmission networks.

  The following illustrates the growth in the United States' wireless communications industry from 1987 to 1998.

    [BAR CHART SHOWING GROWTH IN THE UNITED STATES' WIRELESS COMMUNICATIONS
                           INDUSTRY BY SUBSCRIBERS.]
                            US Wireless Subscribers
                               Total Subscribers

                             June 1985 - June 1998
                             ---------------------

                               1985      203,600
                               1986      500,000
                               1987      883,778
                               1988    1,608,697
                               1989    2,691,793
                               1990    4,368,686
                               1991    6,380,063
                               1992    8,892,636
                               1993   13,067,318
                               1994   19,283,306
                               1995   28,154,414
                               1996   38,196,466
                               1997   48,705,563
                               1998   60,831,431

 . PCS--PCS is an emerging wireless communications technology competing with cellular that offers a digital signal that is clearer and offers greater privacy than typical analog cellular systems. Up to six PCS licenses have been issued by the FCC in each market (versus two for cellular). PCS system construction began in 1995, and due to their small cell size, PCS companies are expected to be substantial users of tower space. According to industry publications, there were approximately 2.2 million PCS subscribers in the United States as of December 31, 1997. The Personal Communications Industry Association ("PCIA") estimates that on December 31, 1997 there were approximately 45,000 antennae sites (cellular and PCS) in the United States. PCIA estimates that this number will increase by approximately 100,000 additional antennae sites over the next 10 years. While some of these sites may use existing towers, it is expected that a large number of new towers will be required for the deployment of PCS networks. As an example, PrimeCo, Aerial and Sprint PCS are currently building out PCS systems in the Company's target region and are co-locating their equipment on many of the Company's rental towers, as opposed to constructing their own towers.

 .  Paging--Paging has also enjoyed dramatic growth over the last ten years.
   According to industry publications, there were 49.8 million pagers at the end of 1997, representing an average annual growth rate of 26.8% since 1992. This growth was spurred by declining prices, wider coverage and increasing expansion into the consumer market. While network construction by the paging industry appears to be reaching a certain level of maturity, the increased number of subscribers is expected to require utilization of additional channels and related transmitter equipment. Utilization of these additional channels will result in additional revenue on rental towers. Paging companies have historically relied heavily on rental towers and are expected to continue to do so.

 . SMR / ESMR--SMR companies provide two-way radio communications for primarily commercial purposes, especially fleet vehicles. Two-way private business radio is used primarily for businesses engaged in dispatching personnel or equipment to work sites and includes construction and trucking companies, courier services, hospitals and taxicabs. Each service provider holds an FCC radio license that allows it to transmit over a particular frequency, and most lease space on a local tower for transmission purposes. As a result of advances in digital technology, some wireless communications providers have begun to design or modify networks that utilize SMR frequencies by deploying advanced digital technologies called ESMR. ESMR increases the capacity of radio networks allowing more efficient use of allocated frequencies. These efficiencies and improvements allow ESMR to provide wireless telephone service that can compete more effectively with cellular and PCS. As more commercial users are attracted to such enhanced services, the demand for tower space to support such usage also continues to increase. Nextel and Southern Communications are the leading ESMR providers in the United States.

 . Government Agencies--Federal, state and local government agencies are major users of wireless communications services and typically operate their own dedicated frequencies. These government agencies, in certain circumstances, often find it easier to lease rather than own tower space. As new technologies are developed in law enforcement, emergency and other government services, various municipalities and government agencies are becoming more significant users of wireless communications services. Examples of government customers of tower space include the Federal Bureau of Investigation, U.S. Coast Guard, U.S. Secret Service and various municipal agencies.

 . Broadcast and Wireless Cable--Broadcasters transmit AM/FM radio signals and VHF and UHF television signals in order to obtain the broadest, clearest coverage available. A broadcast station's coverage is one of the primary factors that influences the station's ability to attract advertising revenue. Once a tower location is chosen, broadcasters rarely change sites due to complex regulatory requirements, high switching costs and business disruption. The U.S. broadcasting industry is generally mature with respect to demand for transmission tower capacity.

   However, a significant increase in demand for tower capacity may occur when digital spectrum is used to deliver high definition television ("HDTV") or digital multi-casting, i.e., multiple "normal" definition television channels. In addition, wireless cable television is being developed and positioned as a potentially more accessible alternative to traditional cable television. Wireless cable operates by receiving programming from a satellite which is retransmitted from an antenna on a tower to a receiving antenna on a subscriber's residence. Several wireless cable companies are now in the process of constructing their systems in the Company's region.

 . Emerging Technologies and Availability of FCC Spectrum--Several new entrants in the wireless communications industry are emerging as new technology becomes available and additional radio spectrum is authorized for use by the FCC. For example, Local Multipoint Distribution Service ("LMDS"), has diverse applications including wireless video, telephone, paging and wireless local loop. Wireless local loop ("WLL") systems are seen as an alternative to traditional copper and fiber-optic based services with the potential to be implemented more quickly and at lower costs than fixed wireline services. WLL systems provide non-mobile telecommunications services to users by transmitting voice messages over radio waves from the public switched network to the location of the fixed telephone. The installation of WLL systems minimizes the need to obtain right-of-ways and excavate existing roads and infrastructure in order to install or upgrade a local telephone system serving non-mobile telephones. Also, wireless data transmission is widely viewed as being in its infancy as the development of Personal Digital Assistants and a variety of applications are being developed. In addition to private networks, several companies are building national wireless data transmission networks including Motorola's EMBARC system, Nationwide Wireless Network (an affiliate of MTEL), RAM Mobile Data (10% owned by BellSouth), and Racotek's and Geotek's SMR based data networks. Automatic Vehicle Monitoring/Location and Monitoring Services ("AVM/LMS") systems generally require a minimum of three towers to band a coverage area. The Company believes that AVM/LMS service providers will use the band to provide fleet tracking, rail and container transportation monitoring, security and access control, etc. Other new developments including the auction of 220 and 450 Megahertz spectrum are expected to increase available radio spectrum for commercial applications.

  These recent developments in the wireless communications industry indicate continuing opportunities for the tower rental industry. Industry analysts project rapid and continued growth in the major wireless communications industry segments and these projections all share a common outcome: more equipment needs to be installed on a limited supply of towers.

 THE TOWER RENTAL INDUSTRY

  A typical tower consists of a compound enclosing the tower and an equipment shelter which houses a variety of transmitting, receiving and switching equipment. There are three types of towers: (i) guyed; (ii) self-supporting lattice; and (iii) self-supporting monopole. Guyed towers gain their support capacity from a series of cables attaching separate levels of the tower to anchor foundations in the ground. A lattice model is usually tapered from the bottom up and can have three or four legs. A monopole is a tubular structure that typically accommodates fewer customers and may be used as a single purpose tower or in locations where there are space constraints or a need to address aesthetic concerns. Self-supporting towers typically range in height from 50-200 feet for monopoles and up to 1,000 feet for lattices, while guyed towers can reach a height of up to 2,000 feet. Different wireless communications technologies require that equipment be located at various heights to optimize signal propagation. As of September 30, 1998, the Company's tower inventory was comprised of 625 guyed, 172 self-supporting lattices and 33 monopoles.

  Wireless communications equipment can also be placed on building rooftops. Traditionally, rooftop sites have been common in urban downtown areas where tall buildings are available and multiple communications sites are required because of high wireless traffic density. Today, rooftop sites are used less for certain types of customers as current technology requirements cause an increasing number of providers to place antennae lower on buildings.

  The value of a rental tower is principally determined by the desirability of its location to customers and the amount of customer equipment installations that it can support. Several customers may share one tower through "vertical separation" with each type of customer on a different level. While many existing towers were not originally built with the capacity to support multiple customers, these towers can often be upgraded to support additional equipment.

  Historically, wireless communications providers and broadcasters built, owned and operated their own towers, which were typically constructed and designed for their exclusive use. As recent technologies emerged, the original equipment on many of these towers became obsolete, resulting in these towers becoming available for other uses, and in some cases, for acquisition. For example, fiber optic cables have largely replaced transmission traffic traditionally carried by wireless microwave networks. The paging and SMR industries were traditionally owned by local or regional companies which constructed their own networks and transmission towers. As these industries consolidated over the past ten years, the acquiring companies typically purchased the radio licenses and subscriber leases and entered into lease agreements with the original tower owner. Wireless communications providers today are generally more focused on developing their subscriber base and relatively less focused on building and owning tower networks. An opportunity to acquire towers arose as a result of these developments.

  During the mid-to-late 1980s, a number of independent tower owners began to emerge, marking the beginning of the tower rental industry. These independent tower owners focused on owning and managing towers with multiple customers by adding customers to existing and reconstructed towers. The Company believes the majority of these tower operators were individuals with a small number of local rental towers offering very limited coverage areas. In the last three years, several larger independent tower owners have emerged as demand for wireless communications services continued to grow and as additional high frequency licenses were awarded for new wireless communications services (including PCS, narrowband paging and LMDS) each requiring networks with extensive tower infrastructure. As the demand for towers has been increasing, there has been a growing trend by municipalities to slow the proliferation of towers. These trends have contributed to a growing need for towers that can accommodate co-location of wireless communications providers. In this regard, an opportunity to acquire towers and lease space to multiple wireless communications providers was created.

THE PINNACLE APPROACH TO THE TOWER RENTAL INDUSTRY

  As a result of the recent developments in the wireless communications industry and the highly fragmented nature of the tower rental industry, the Company's founders recognized a significant opportunity to consolidate strategically located wireless communications towers and enhance rental revenue on those towers. In particular, the Company's founders developed a strategy of acquiring clusters of towers that would provide strong positions in selected, high growth wireless communications markets in the Southeastern United States.

 BUSINESS AND GROWTH STRATEGY

  The Company's objective is to create substantial value from both its position as the leading provider of wireless communications rental tower space in the Southeastern United States and its expansion into additional wireless communication markets. In order to achieve this objective, the Company has designed and implemented a three-tiered growth strategy that focuses on:
(i) increasing revenue yield per tower through aggressively marketing available rental space; (ii) continuing acquisitions of towers in key markets; and (iii) implementing a selective tower construction program designed to complement its acquisition strategy. However, there can be no assurance that the Company will successfully implement its strategy and achieve its objective.

 I. MARKETING AND DEVELOPMENT STRATEGY

  The Company aggressively markets rental space on its towers to capitalize on the operating leverage of its business. The Company's customers are generally responsible for the installation of their own equipment and the incremental utility costs associated with that equipment. In addition, adding customers to an existing tower does not result in increased monitoring, maintenance or insurance costs. Accordingly, when customers are added to an existing tower, additional revenue can be achieved at low incremental costs, thereby yielding increased cash flow margins. The key elements of the Company's marketing and development strategy include the following:

 . OFFER STRATEGICALLY LOCATED CLUSTERS OF TOWERS. By owning and assembling clusters of towers in high growth regions, the Company believes it is able to offer its customers the ability to rapidly and efficiently fulfill the network expansion plans across a particular market or region, which the Company believes provides it with a significant competitive advantage.

 . TARGET A DIVERSIFIED CUSTOMER BASE. The number of antennae a tower can accommodate varies depending on the type of tower (self-supporting monopole, guyed, self-supporting lattice), the height of the tower and the nature of the services provided by such antennae. The substantial majority of the Company's towers are self-supporting lattice and guyed towers that can support a large number of antennae and therefore enable the Company to market its tower space to a diverse group of wireless communications providers.

 . LEVERAGE CUSTOMER RELATIONSHIPS. The Company believes it has established a reputation among its customers as a highly professional and reliable tower space provider. This has been achieved through ongoing investment in the development of relationships at multiple levels of customer organizations. The Company believes that important factors in generating interest in its towers are the customer's awareness of the quality of a particular site, the ease of doing business with one lessor, the location of other Company-owned towers and the Company's ability to construct new towers.

 . TRACK FCC FILINGS. All FCC licensees must file applications for site locations. As part of a disciplined approach to acquisitions and new tower construction activities, the Company tracks these filings, which provide market intelligence as to existing wireless communications providers' build-out plans and new market entrants.

 II. ACQUISITION STRATEGY

  Ownership of rental towers in many parts of the United States remains highly fragmented, although the consolidation of tower ownership has begun to accelerate as larger independent owners acquire small local owners in certain regions. The Company believes that its acquisition strategy has allowed it to achieve the highest density of towers across nine states located in the Southeastern United States, which the Company believes provides it with a significant competitive advantage.

  The Company believes that growth through acquisition is an attractive strategy because it allows the Company to: (i) choose the location of its towers in key urban and other desired locations; (ii) acquire towers with existing tenants and the capacity to add multiple, additional tenants; (iii) not seek build-to-suit mandates from customers, which may result in towers being built in unprofitable locations; and (iv) lower its risk as cash flow from existing tenants is predetermined and immediate.

  The Company's acquisition strategy continue to focus on: (i) rapidly acquiring towers in key markets as a means to quickly gain critical mass, thereby discouraging other tower consolidators from entering its markets; (ii) completing follow-on acquisitions to enhance its coverage in selected wireless communications markets; and (iii) penetrating new markets as a platform for future growth. In executing its acquisition strategy, the Company generally targets strategically located individual towers or small groups of towers. The Company's focus on individual towers or small groups of towers, however, does not preclude potential acquisitions of a large number of towers in a single transaction. The Company's completion of the Southern Towers Acquisition (201 towers) in March 1998 and the MobileMedia Acquisition in September 1998 (166 towers) are two of the largest acquisition transactions in the industry to date. Since commencing operations in 1995 and through September 30, 1998, the Company has completed the acquisition of 766 towers in 195 separate transactions. Subsequent to September 30, 1998 and prior to December 18, 1998, the Company acquired an additional 35 towers. As of December 18, 1998, the Company had agreements or letters of intent to acquire 41 towers.

  The Company conducts extensive due diligence prior to consummating an acquisition, leveraging what the Company believes to be its competitive advantage in terms of its experience in, and knowledge of, the tower rental industry. Of the Company's 102 total employees, 25% are dedicated to completing acquisitions. The Company utilizes 10 full-time tower buyers, who spend substantially all of their time in the field identifying, evaluating and generating acquisition opportunities for the Company. The Company uses a standardized process that it has developed to ensure that acquisitions are evaluated, documented and rapidly processed. In order to execute and ensure the integrity and quality of this process, the Company utilizes outside independent professionals to verify certain accounting, legal and engineering data. The Company believes that this approach has proven effective in permitting the Company to more accurately predict the performance of acquired assets and reduce the risks associated with the Company's acquisitions. However, acquisitions involve a number of potential risks, including the potential loss of customers and unanticipated events or liabilities. Because of such risks, there can be no assurance that the Company will be able to successfully implement its acquisition strategy. See "Risk Factors--Dependence on Acquisitions; Integration of Acquisitions."

  The key elements of the Company's acquisition strategy are set forth below:

 . TARGET HIGH GROWTH WIRELESS COMMUNICATIONS MARKETS. The Company targets population centers and key transportation corridors in wireless communications markets where there is evidence of high potential growth. The Southeastern United States is attractive because of its relatively high population and economic growth rates with 4 of the top 10 fastest growing cities in the United States located in this region, according to the U.S. Census Bureau. In addition, according to the U.S. Census Bureau, the population growth rate in Florida for the three years ending July 1, 1997, was 5.0%, nearly double that of the overall rate of 2.8% for the United States. Within the Southeastern United States, the Company has established strong market positions in densely populated areas such as Atlanta, Birmingham, New Orleans, Orlando and Tampa. The MobileMedia Acquisition provided the Company with strong market positions in Knoxville, Mobile and Nashville, as well as towers in Southern California and New England that provide the Company a base for penetrating these attractive wireless markets. The Company has also established strong market positions along key transportation corridors in the Southeastern United States.

 . FOCUS ON COMPATIBILITY WITH EXISTING TOWER NETWORK. The Company considers many factors when evaluating a potential acquisition. In particular, the Company considers whether an acquisition will, when combined with existing tower inventory, result in the Company owning a cluster of towers in a given area, thereby providing the Company with a stronger market position and competitive advantage. The Company also considers whether the towers in a particular acquisition meet demand for enhanced coverage that has been previously identified by customers. In some instances, the Company may acquire, as part of a group of towers being purchased, an individual tower which falls outside of normal acquisition parameters. Such acquisitions occur only when the Company has determined that the overall transaction is attractive. The MobileMedia

   Acquisition and the Southern Towers Acquisition expanded the Company's presence to contiguous markets in the Southeastern United States.

 . EMPLOY A DISCIPLINED VALUATION PROCESS. The Company seeks to acquire towers that have existing cash flow and identified potential for significant future cash flow growth from additional tenants. For each potential acquisition, the Company reviews the current population coverage of each tower to be acquired, the nature and quality of the existing and potential customer base, coverage of current and future major transportation corridors and the location and desirability of competing towers. The
   Company also makes an assessment of potential cash flow growth and estimates whether additional capital expenditures will be required to add capacity to accommodate future growth.

  Consistent with the Company's acquisition criteria and strategy of accumulating clusters of towers in regions that are highly attractive to wireless communications providers, the Company has recently completed the following major acquisitions:



  SOUTHERN TOWERS ACQUISITION. In March 1998, the Company acquired 201 towers from Southern Communications for approximately $83.5 million plus fees and expenses. Southern Communications is a subsidiary of Southern Company, one of the largest utility holding companies in the United States and an ESMR provider. Substantially all of the towers, which are located in Georgia, Alabama, Mississippi and Florida, were constructed within the past four years.

  The Southern Towers Acquisition represented an attractive opportunity to significantly accelerate the achievement of the Company's goal of becoming the leading provider of rental tower space in the Southeastern United States.

  In connection with the Southern Towers Acquisition, the Company entered into leases with Southern Communications and its affiliates to provide tower space for their ESMR network. The leases provide for an initial ten-year term with five optional renewal periods of five-years each exercisable at the customer's option on the same terms as the original leases (the "Southern Communications Leases"). In addition, the Company has entered into an option agreement with Southern Communications whereby Southern Communications may require the Company to use commercially reasonable efforts to supply, acquire or construct an additional 80 towers for rental by Southern Communications or its affiliates. The Company has initiated construction on approximately half of the tower opportunities presented by Southern Communications to date. The Company evaluates these opportunities with respect to the towers' potential strategic fit with the Company's existing tower portfolio and ability to capture additional third party tenants.

  Prior to the acquisition, these towers, which had only a limited number of third party tenants, were principally for the use of Southern Communications and its affiliates. The towers were generally constructed with capacity significantly exceeding Southern Communications' specific capacity requirements. Accordingly, the Company believes that there is substantial potential for additional revenue from these towers. Since the closing of the Southern Towers Acquisition, the Company has already experienced significant interest from potential customers in the towers and has negotiated new leases totaling approximately $632,000 in annualized lease revenue. As of December 31, 1997, on a pro forma basis, the towers had combined annual revenue totaling $4.8 million and Tower Level Cash Flow of $3.7 million, implying a tower level cash flow margin of 77.9%.

  MOBILEMEDIA ACQUISITION: In September 1998, the Company acquired 166 towers from MobileMedia and its affiliates for approximately $170.0 million. Subsequent to its announced merger with Arch Communications, Inc., MobileMedia will be the second largest paging company in the United States.

  The MobileMedia Acquisition represented an attractive opportunity to acquire towers that (i) further strengthened the Company's tower portfolio in certain existing markets, (ii) provided entry into geographically contiguous markets and (iii) expanded the Company's operations into new markets in Southern California and New England.

  In connection with this acquisition, the Company entered into a lease arrangement to provide rental tower space to MobileMedia Communications, an affiliate of MobileMedia (the "Master Lease"). The Master Lease provides for an initial 15 year noncancellable term with one five-year renewal period, exercisable at the option of the lessee. Under the Master Lease, MobileMedia Communications secured tower space for its currently existing 683 transmitters on the acquired towers at a monthly rental rate of $1,300 per transmitter or $888,000 per month. The monthly rental rate reflects (i) current pricing available to other customers of the Company for similar equipment configurations, (ii) the request of MobileMedia that the rental rate be fixed and not subject to escalation during the initial lease term, (iii) the ability of MobileMedia Communications to transfer its existing transmitters on the 166 towers to the Company's other towers and (iv) the reservation of space to accommodate the full complement of equipment necessary for the deployment of MobileMedia Communications' two-way paging services.

  In connection with the Master Lease, the Company has also given MobileMedia Communications the right to a defined pricing discount for additional tower space on the Company's tower portfolio, which, MobileMedia Communications may lease in the future as it continues to expand its paging network. The Company believes this favorable pricing arrangement may benefit the Company in two ways. First, the Company is positioned to benefit from additional revenues for new sites required by MobileMedia Communications as its network expands. Second, as MobileMedia Communications continues to rationalize its network, it will need to eliminate redundancy of transmitter systems at certain towers and will therefore need to relocate these transmitters on new towers, many of which may be provided by the Company. The Company believes that this discount arrangement is an incentive for MobileMedia Communications to utilize the Company as a preferred provider of rental tower space for new tower locations it may require in the future.

  The acquired towers had previously only been marketed on a limited basis, despite the fact that they are predominantly either self-supporting or guyed towers capable of supporting multiple tenants. The Company believes these towers are attractively located and therefore highly marketable to a diverse group of additional wireless communications providers. Further, the location of these towers enhances and strengthens the Company's existing portfolio of towers in the Southeastern United States and, with respect to the towers in Southern California and New England, provides the basis for penetrating these new markets. Since the closing of the MobileMedia Acquisition, the Company has already experienced significant interest from potential customers in the towers and has negotiated new leases totaling $243,000 in annualized lease revenue. Additionally, when acquired, the towers had existing third party tenants that generated annual revenue of approximately $2.2 million. As of December 31, 1997, on a pro forma basis, the combined annual revenue totaling $13.2 million resulted in Tower Level Cash Flow of $11.8 million, implying a tower cash flow margin of 89.9%.

 III. NEW TOWER CONSTRUCTION STRATEGY

  An additional element of the Company's growth strategy is to selectively construct new towers in and around major markets in which it already has a presence in order to enhance coverage in existing markets. In addition, the Company intends to pursue new build opportunities in order to expand capacity or otherwise improve already existing sites. In both cases, the Company adheres to its own requirements of return on invested capital. The Company does not engage in speculative construction projects or large scale build-to-suit projects. During 1997 and the nine months ended September 30, 1998, the Company constructed 22 and 34 towers, respectively. As a result of opportunities generated through its marketing efforts, the Company estimates that it will identify 80 to 120 new tower build opportunities over the next 12 months. As of September 30, 1998 four new towers were under construction by the Company and there was in excess of 11 additional tower projects in various stages of development. There are, however, risks associated with new development and tower construction. Because of such barriers, there can be no assurance that the Company's new tower construction strategy will be successful. See "Risk Factors--Barriers to New Construction." The elements of the Company's tower build program include the following:

 . DISCIPLINED BUILD SELECTION CRITERIA. Through its sales and marketing efforts, the Company seeks to identify suitable tower construction sites based on information obtained from wireless communications providers regarding their network construction plans. The Company carefully evaluates such plans to meet customer requirements, which may result in selling space on an existing tower, acquiring an existing tower, augmenting an existing tower or constructing a new tower. Once such opportunities are identified, the Company acts quickly to select only those opportunities which are financially attractive. Tower construction is only initiated after at least one anchor customer is identified and after the Company has determined, based on market research, that the capital outlay for the construction project would generate returns that exceed the Company's minimum required return on invested capital.

 . RAPID CONSTRUCTION/BUILD IMPLEMENTATION. After identifying an attractive construction opportunity, the Company moves quickly to: (i) secure access to the site by either purchasing or entering into a long-term lease for a parcel of land; (ii) select the appropriate type of tower based on structural capacity needs; (iii) initiate sales and marketing efforts to rent space on the tower; and (iv) complete the necessary steps to obtain zoning approvals and building permits. The Company acquires tower structures from a variety of vendors and oversees the construction of the tower by hired sub-contractors.


COMPANY STRENGTHS

  The Company believes its business is characterized by the following strengths:

 . EXCLUSIVE FOCUS ON TOWER RENTAL BUSINESS. The Company exclusively focuses on the rental of wireless communications tower space as opposed to other aspects of the tower industry such as site acquisition services, tower construction services and ancillary services. Furthermore, the Company does not engage in large scale build-to-suit programs, preferring instead to focus on its core acquisition strategy and complimentary selective construction strategy designed to enhance coverage in targeted markets. The Company believes that by focusing on this sector of the tower industry, it can earn the highest risk adjusted return on invested capital.

 . DISCIPLINED AND EFFICIENT ACQUIRER OF TOWER ASSETS. At September 30, 1998 the Company had a network of approximately 755 towers (excluding 35 towers acquired subsequent to September 30, 1998, and 41 towers to be acquired pursuant to probable acquisitions), geographically clustered in the Southeastern United States as well as 75 towers located in Southern California and New England. The Company's proven acquisition process identifies towers that typically have an established foundation of existing cash flow and are geographically complementary to its existing portfolio. The Company has demonstrated the ability to identify and successfully negotiate the purchase of what it believes to be value enhancing tower acquisitions.

 . ABILITY TO SUCCESSFULLY INCREASE TOWER RENTAL REVENUE. The Company's aggressive marketing efforts to all major wireless communication providers has resulted in the signing of a significant number of new tenants over the last three years. Additional tenants increase the operating leverage of the Company's portfolio and generally increase the Company's overall cash flow margins. In order to measure the revenue growth performance of acquired towers, the Company tracks the cumulative increase in monthly revenue from towers acquired during different periods. The Company has generated a cumulative increase in total monthly revenues for the 29 towers acquired in 1995 of 133.0% through September 1998. In addition, the 119 towers acquired in 1996 and the 134 towers acquired in 1997 have generated cumulative increases in total monthly revenues of 68.0% and 14.0%, respectively through September 1998.





    In addition to the above strengths, the Company believes that its business will be characterized by the following:


 . HIGH CASH FLOW MARGINS WITH SIGNIFICANT OPERATING LEVERAGE. The Company's towers are fixed-cost assets with minimal variable costs associated with revenue from leasing available space to additional or existing customers, as each customer generally assumes the costs of installation, utilities and equipment maintenance. Accordingly, the Company can generate increasing operating margins when new customers are added, resulting in high incremental free cash flow. For the nine months ended September 30, 1998, the Company's Tower Level Cash Flow Margin was 81.2%.

 . CONSOLIDATION OPPORTUNITIES IN A HIGHLY FRAGMENTED INDUSTRY. The tower rental industry remains highly fragmented, with few independent operators owning a large number of towers. The pace of consolidation has begun to accelerate, however, as the larger independent operators continue to acquire small local or regional operators and purchase communications sites and related assets from wireless communications carriers. The Company further believes that significant opportunities for growth exist in this current industry environment and that it is well-positioned to continue to be a significant consolidator of towers. Since commencing operations in May 1995, through September 30, 1998, the Company has successfully completed 195 acquisitions through which it has acquired 766 towers.

 . ATTRACTIVE GROWTH PROSPECTS. According to industry publications, as of December 31, 1997, penetration for wireless services was approximately 21.0% and is projected to grow to 53.0% by 2007. The Company's rental towers provide basic infrastructure components for all major wireless communications services, including cellular, PCS, paging, two-way radio, broadcast television, microwave, wireless data transmission and SMR customers. As a result, the Company believes that it can achieve a level of growth in its tower rental revenue that will in general reflect the growth of its customer base over the next several years.

 . STABLE AND PREDICTABLE CASH FLOW. The Company believes that it benefits from the long-term contract nature of its tower rental business and the predictability and stability of monthly, prepaid and recurring revenue. The Company generally leases space on its towers to wireless communications providers under three- to five-year leases. In addition, many of the Company's leases provide built-in annual rate increases of the greater of a specified percentage (which typically ranges from 3 to 5%) the change for the relevant period in the CPI. Furthermore, because a significant proportion of tower rental revenue is received from customers that are large companies and because towers provide a basic utility-like service (which can be terminated by a tower owner if rent is not paid), the Company generally experiences low levels of bad debt expense. In addition, the Company has a broad representation of wireless communications providers and underlying technologies reflected in its customer base of over 800 customers, which the Company believes enhance the stability and predictability of its cash flow.

 . BARRIERS TO ENTRY. Towers are subject to a variety of federal and local regulations that make the construction of towers difficult and increase the time and expense associated with their construction, especially in highly populated or high transmission areas. As a result, the Company believes that in areas where it has established a critical mass of rental tower inventory, construction of alternative towers will be less attractive to others due to the likelihood of lower returns on those towers. Wireless communications providers seeking to construct their own proprietary, limited use towers face continued opposition by municipalities, which are reducing the opportunities for such new towers to be built and supporting the trend toward co-location on rental towers.

 . LOW CUSTOMER CHURN. The tower rental industry typically experiences low customer churn as a result of the high relocation costs incurred by customers. When customers enter into long-term contracts for tower space, those customers generally make significant capital and network engineering commitments to the related site. The time and costs associated with network reconfiguration and obtaining FCC and municipal or local approval may also discourage customer relocation. The Company believes that the high levels of commitment made by its customers benefit the Company in the form of recurring and highly predictable revenue stream. The Company experienced customer churn of approximately 1.0% per annum for the twelve month period ended September 30, 1998.

COMPANY OPERATIONS

  Through its centralized management structure, the Company is designed to be an efficient consolidator and operator of rental towers. This is reflected in the methods and processes that the Company employs in managing its day-to-day operations, including the rapid integration of acquisition, tower construction and sales and marketing data into the Company's proprietary management information systems. This approach ensures that tower management is coordinated across the Company's functional areas and that such information is accurate, timely and easily available. The Company has invested heavily in its information systems and believes that its investments in these areas will accommodate significant additional growth. As the Company seeks to expand its size, it will continue to evaluate the need to supplement its current workforce.

  The key components of the Company's operations include: (i) effective integration of tower assets into the Company's existing portfolio; (ii) ongoing monitoring of the Company's portfolio of tower assets; and
(iii) customer sales and support.

  Integration. The pace and level of activity which characterize the Company's acquisition, construction and marketing strategies create certain operational challenges including the efficient integration of the due diligence data and other accounting, legal, regulatory, real estate, engineering and lease information. In response to these challenges, two years ago the Company committed substantial resources to the development of its proprietary management information systems to accommodate the Company's overall acquisition, construction and marketing strategies. As a result, the Company has developed the capability to rapidly integrate new acquisitions and tower construction activity and initiate sales and marketing efforts immediately upon closing or completion.

  Ongoing Monitoring. The Company's operations personnel perform routine, ongoing monitoring to ensure the maintenance of accurate data with regard to the Company's tower inventory. Such inventory management includes radio frequency audits and regulatory compliance. The Company seeks to maintain accurate information with regard to customers' equipment that is installed on its towers. The Company believes that this area is overlooked by many rental tower owners, resulting in erroneous information about the availability of tower space and certain existing customers using more capacity than is reflected in their lease. To minimize such errors, the Company conducts radio frequency audits and matches each customer's equipment (which includes base stations, frequencies, coaxial lines and antennas) to those allowed under the customer's lease. Discrepancies are identified and customers are informed of required modifications to the lease terms in order to provide for additional rent. In addition, the Company utilizes this information to facilitate future capacity calculations and predict where and when capital expenditures may be required to provide additional space to new customers. Regulatory compliance and respect for the needs of the communities in which the Company operates are essential to the Company as well as to its customers. Operations personnel ensure that all sites are in compliance with all FAA and FCC regulations and other local requirements. Regulatory data is integrated into the Company's management information systems and is provided to current and potential customers as part of equipment installation support efforts.

  Customer Sales and Support. The Company's customer sales support group is dedicated to responding to the needs of current and potential customers. Support is offered to customers in connection with assessing a selected tower's capacity, determining the potential for radio frequency interference from new equipment and providing required documentation as to ownership and other property issues. This service function seeks to facilitate the customer's decision to initiate installation on the Company's tower and, the Company believes, has enhanced the Company's reputation as a full-service and responsive provider of rental tower space.

CUSTOMERS AND CUSTOMER LEASES

  As of September 30, 1998, the Company had over 4,000 separate tower space leases. The Company has a diversified base of over 800 customers. MobileMedia Communications and certain of its affiliates and Southern Communications and certain of its affiliates would have accounted for 12.9% and 26.3% of the Company's revenues, respectively, for the nine months ended September 30, 1998 on a pro forma basis. See "Risk Factors--Customer Concentration."

  The Company has a diverse mix of customers representing the various technologies and segments of the wireless communications industry. As a result, the Company believes it is not dependent on any one segment of the wireless communications industry for future revenue growth. The following is a summary of the Company's Annualized Run Rate Revenue by customer type and approximate percentage of revenue derived therefrom as of September 30, 1998:

                                                                   PERCENTAGE OF
   CUSTOMER TYPE                                                      REVENUE
   -------------                                                   -------------
   Paging.........................................................       43%
   SMR............................................................       19
   2-Way Services.................................................       14
   PCS............................................................       12
   Cellular.......................................................        4
   Broadcasting...................................................        4
   Government.....................................................        3
   Data...........................................................        1
                                                                        ---
     Total........................................................      100%
                                                                        ===

  In connection with the Southern Towers Acquisition, the Company and Southern Communications entered into leases providing that Southern Communications or one of its affiliates would be a customer on each of the 201 towers acquired. Under the Southern Communications Leases, Southern Communications and its affiliates pay annual initial aggregate rents of $5.5 million. The leases have initial terms of ten years with five optional renewal periods of five years each exercisable at the customer's option on the same terms as the original leases. Southern Communications has also indicated a desire to lease space on these towers in addition to the space covered by the leases referred to above. The Company also entered into a 10 year option agreement with Southern Communications whereby Southern Communications may require the Company to use commercially reasonable efforts to supply, acquire or construct an additional 80 sites within Alabama, Florida, Georgia or Mississippi at locations designated by Southern Communications, for rental of sites thereon by Southern Communications or its affiliates. Any of these additional sites would be rented under the same terms as the original leases of the 201 towers described above.

  In connection with the MobileMedia Acquisition, the Company entered into the Master Lease with affiliates of MobileMedia leasing the "site spaces" at the towers that were previously utilized by MobileMedia and its affiliates for the installation and operation of transmitter systems. The Master Lease has a 15 year term with one five-year renewal term exercisable at the option of the lessee. Rent under the Master Lease during the initial 15 year term is $1,300 per month per site space. During the renewal term, rent will be determined based on then existing market rental rates.

PROPERTIES

  The Company both owns and leases the real property upon which its towers are located. As of September 30, 1998, the Company owned 281 towers on parcels of real estate that are leased and 520 towers on parcels of real estate that are owned. Additionally, the Company currently manages 29 tower sites.

  The following is a summary of the Company's sites by state, as of September 30, 1998:

                                             NUMBER       NUMBER       TOTAL
                                            OF TOWER     OF TOWER    NUMBER OF
   STATE                                   SITES OWNED SITES LEASED TOWER SITES*
   -----                                   ----------- ------------ ------------
   Florida................................      90          69          176
   Georgia................................      65          77          142
   Alabama................................      81          25          106
   Louisiana..............................      58          15           73
   Mississippi............................      31          24           66
   Tennessee..............................      39          11           50
   North Carolina.........................      38          11           49
   California.............................      29          12           41
   Texas..................................      19          10           29
   South Carolina.........................      19           8           27
   Virginia...............................      17           2           19
   Maryland...............................      13           0           13
   New Hampshire..........................       3           6            9
   New York...............................       2           4            7
   Rhode Island...........................       1           4            5
   Arkansas...............................       3           2            5
   Ohio...................................       2           0            2
   Connecticut............................       2           0            2
   New Mexico.............................       2           0            2
   Massachusetts..........................       2           0            2
   Maine..................................       1           0            1
   Wisconsin..............................       1           0            1
   Michigan...............................       1           0            1
   New Jersey.............................       0           1            1
   Delaware...............................       1           0            1
                                               ---         ---          ---
     Total................................     520         281          830
                                               ===         ===          ===

* Includes 29 tower sites managed by the Company.

  The Company believes it has effectively executed its strategy to accumulate clusters of towers in designated market areas especially with respect to certain urban areas within its targeted region. For example, as of September 30, 1998, the Company had 39 towers in the Orlando, Florida market, 38 towers in the Atlanta, Georgia market, 46 towers in the Birmingham, Alabama market, 37 towers in the Tampa/Sarasota, Florida market and 28 towers in the New Orleans, Louisiana market.

  In rural areas, a tower site typically consists of a three to five acre tract that supports the tower, equipment shelter and guy wires that stabilize the tower. Less than 2,500 square feet are needed for a self-supporting tower that is typically used in metropolitan areas. Leases generally have 10 to 25 year terms, with options for the Company to renew the leases for an average of approximately 10 years. Pursuant to the Senior Credit Facility, the senior lenders have liens on, among other things, tenant leases, equipment, inventory and interests in all real property of the Company on which towers are located or which constitute a tower.

  A significant portion of the ground leases assumed in connection with the MobileMedia Acquisition are subject to renewal within the next five years. In the event that the Company is not satisfied with the renewal terms with respect to such leases, the Company has the right to put back these properties to MobileMedia and MobileMedia will still be obligated to pay its rent on these properties. The Company may incur significant additional operating expenses in connection with the renewal of such leases. There can be no assurances regarding the extent of such increases or whether such increases could have an adverse effect on the Company's results of operations.

  The Company leases its corporate headquarters in Sarasota, Florida. The aggregate square footage of office space under this lease is approximately 14,000. The lease term ends on September 30, 2000, and rent paid by the Company for its headquarters was approximately $159,200 in 1997. The Company believes that its facilities are adequate for its short-term needs and does not expect difficulty replacing such facilities or locating additional facilities, if needed.

COMPETITION

  The markets in which the Company operates are highly competitive. The Company competes with wireless communications providers who own and operate their own tower networks, site development companies which acquire space on existing towers, rooftops and other sites, other independent tower companies and traditional local independent tower operators. Wireless communications providers who own and operate their own tower networks generally are larger and have greater financial resources than the Company. The Company believes that tower location and capacity, price, quality of service and density within a geographic market historically have been and will continue to be the most significant competitive factors affecting tower rental companies. The Company believes that competition for tower acquisitions will increase and that additional competitors will enter the tower rental market, some of which may have greater financial resources than the Company. See "Risk Factors-- Competition."

REGULATORY MATTERS

  Federal Regulations. Both the FCC and FAA promulgate regulations relative to towers used for wireless communications. Such regulations primarily relate to the siting, lighting and marking of towers. Most proposed antenna structures that are higher than 200 feet above ground level or that may interfere with the flight path of a nearby airport must be studied by the FAA and registered with the FCC. Upon notification to the FAA of a potential new tower or a proposed change in the height or location of certain existing towers, the FAA assigns a number to and conducts an aeronautical study. Upon the finding that a proposed tower, new or modified, does not constitute a hazard to air navigation, the FAA will require certain painting and lighting requirements to be met to maximize the visibility of the tower. All towers subject to the FAA notification process must be registered by the tower owner with the FCC. At FCC registration, the FCC generally requires the painting and lighting requirements of the FAA to be met. Tower owners may also bear the responsibility of notifying the FAA of any tower lighting outage. The FCC enforces the tower painting and lighting requirements. Failure to maintain applicable requirements may lead to civil liabilities. Wireless communications devices operating on towers are separately regulated by the FCC and independently licensed based upon the particular frequency used.

  The Telecommunications Act of 1996 (the "Telecom Act") amended the Communications Act of 1934 to prevent the FCC preemption of local and state land use decisions and preserves the authority of state and local governments over zoning and land use matters concerning the construction, modification and placement of towers, except in limited circumstances. The Telecom Act prohibits any action that would (i) discriminate between different wireless communications providers or (ii) ban altogether the construction, modification or placement of radio communications towers. The Telecom Act requires the federal government to establish procedures to make available on a fair, reasonable and nondiscriminatory basis property rights-of-way and easements under federal control for the placement of new telecommunications services. This may require that federal agencies and departments work directly with licensees to make federal property available for tower facilities.

  All towers must comply with the National Environmental Policy Act of 1969 as well as other federal environmental statutes. The FCC's environmental rules place responsibility on each applicant to investigate any potential environmental effect of tower placement and operations and to disclose any significant effects on the environment in an environmental assessment prior to constructing a tower. In the event the FCC determines the proposed tower would have significant environmental impact based on the standards the FCC has developed, the FCC would be required to prepare an environmental impact statement. This process could significantly delay the licensing of a particular tower site.

  Local Regulations. Local regulations include city, county and other local ordinances, zoning restrictions and restrictive covenants imposed by community developers. These regulations vary greatly, but typically require tower owners to obtain approval from local officials prior to tower construction.

  Environmental Regulation. In addition to the FCC's environmental regulations, the Company is subject to various other federal, state and local health, safety and environmental laws and regulations. The current cost of complying with those laws is not material to the Company's financial condition or results of operations.

EMPLOYEES

  As of September 30, 1998, the Company had approximately 102 full-time employees, of which 75 work in the Company's Sarasota, Florida headquarters office. None of the Company's employees are unionized, and the Company considers its relationship with its employees to be good.

REIT STATUS

  The Company has elected, and intends to continue to elect, to be treated as a REIT. A REIT is generally not subject to federal corporate income taxes on that portion of its ordinary income or capital gain for a taxable year that is distributed to stockholders within such year. To qualify and remain qualified as a REIT, the Company is required for each taxable year to satisfy certain requirements pertaining to organization, sources of income, distributions and asset ownership, among others. Among the numerous requirements which must be satisfied with respect to each taxable year in order to qualify and remain qualified as such, a REIT generally must: (i) distribute to stockholders 95% of its taxable income computed without regard to net capital gains and deductions for distributions to stockholders; (ii) maintain at least 75% of the value of the Company's total assets in real estate assets (generally real property and interests therein), cash, cash items and government securities;
(iii) derive at least 75% of its gross income from investments in real property or mortgages on real property; and (iv) derive at least 95% of its gross income from real property investments described in (iii) and from dividends, interest and gain from the sale or disposition of stock and securities and certain other types of gross income. Income tax regulations provide that the term "real property" for the foregoing requirements means land or improvements thereon, such as buildings or other inherently permanent structures thereon, including items which are structural components of such buildings or structures. The Internal Revenue Service (the "Service") has ruled in a revenue ruling that transmitting and receiving communications towers built upon pilings or foundations similar to those of the Company as well as ancillary buildings, heating and air conditioning systems and fencing constitutes inherently permanent structures and are therefore real estate assets. See "Certain Federal Income Tax Considerations" for a detailed discussion of the REIT qualification requirements.

LEGAL PROCEEDINGS

  The Company is from time to time involved in ordinary litigation incidental to the conduct of its business. The Company believes that none of its pending litigation will have a material adverse effect on the Company's business, financial condition or results of operations.

                                  MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

  Set forth below is certain information concerning the Company's directors, executive officers and key employees. All of the directors have served as directors of the Company since the Company's inception, except for Steven Day who has served since February 1997.

  NAME                       AGE                     POSITION
  ----                       ---                     --------
Robert Wolsey...............  48 Director, President and Chief Executive Officer
James Dell'Apa..............  41 Director, Executive Vice President and Chief
                                 Operating Officer
Steven Day..................  45 Director, Vice President, Secretary and Chief
                                 Financial Officer
David Zahn..................  33 Vice President of Operations
Ben Gaboury.................  47 Vice President of Sales and Marketing
Martin Alvarez..............  44 Chief Information Officer
Andrew Banks................  44 Director
Peni Garber.................  35 Director
Peggy Koenig................  42 Director
Royce Yudkoff...............  43 Director

  ROBERT WOLSEY is primarily responsible for the overall direction of the Company's acquisitions and operations and has substantial experience in consolidating fragmented industries. From 1990 to 1994, Mr. Wolsey, as Chief Executive Officer of Pittencrieff Communications, Inc. ("PCI"), a regional consolidator of SMR operators, spearheaded the acquisition of 28 SMR businesses and related assets (including over 100 towers) for a purchase price of over $30 million. During Mr. Wolsey's tenure at PCI, revenue increased from $100,000 to over $28 million. In June 1993, PCI raised over $74 million in its initial public offering. At the time of Mr. Wolsey's departure from PCI in April 1994, PCI had a market capitalization in excess of $200 million. From 1983 to 1989, Mr. Wolsey, as President of Pittencrieff PLC and a predecessor company, negotiated and acquired over $30 million in oil and gas assets in 16 separate transactions. He has a Bachelor of Science (Honors) degree in Color Physics from the University of Manchester.

  JAMES DELL'APA is principally responsible for managing the initiation and negotiation of acquisitions. Mr. Dell'Apa has brokered SMR, tower, paging, and two-way businesses since 1991 and has had various levels of involvement with over 250 transactions with a combined valuation of over $650 million. Before his acquisitions work, he was a technical consultant in Washington, D.C. responsible for planning large-scale military networks for government consulting firms, under the employment of Booz Allen & Hamilton and Advanced Technology (later Planning Research Corporation and Black and Decker). Mr. Dell'Apa also worked for Georgetown University's International Law Institute developing long-term, intensive training programs on Negotiation and Policy for Developing Telecommunications Infrastructure for senior level government ministers. He has a law degree from American University in Washington, D.C., a technical Masters degree in Telecommunications from the University of Colorado (Boulder), and a liberal arts/bachelors degree from the University of Northern Colorado.

  STEVEN DAY is primarily responsible for the Company's financial, legal and administrative affairs and for the integration of acquired properties. Mr. Day was a partner in the accounting firm of Price Waterhouse LLP until joining the Company in February 1997. Since 1986, he has been involved with high-growth companies, principally in technology-based industries and, for the last several years, worked with large venture capital and leveraged buyout firms in his role in the Price Waterhouse Mergers and Acquisitions Group. Mr. Day has substantial experience in dealing with companies that have filed initial public offerings. Mr. Day earned a Masters of Business Administration at Loyola University of Chicago and a Bachelor of Arts degree at the University of West Florida.

  DAVID ZAHN is primarily responsible for the ongoing maintenance of the Company's existing tower inventory, new site construction, capacity augmentation and new customer equipment integration. He joined Pinnacle in September 1996. From 1987 to 1996, Mr. Zahn worked for 360(degrees) Communications (formerly Sprint Cellular and Centel Cellular) where he held a variety of positions including Project Manager, Transmission Engineer, Radio Frequency Engineering Supervisor and Traffic Engineering Manager. His most recent management position was Director of Engineering where he was responsible for a $50 million capital program related to the construction of cellular transmission towers and the associated communications network. Mr. Zahn earned his degrees in Bachelor of Science in Electrical Engineering Technology and an Associate in Applied Electronic Communications Engineering Technology from the Milwaukee School of Engineering.

  BEN GABOURY is primarily responsible for the sales and marketing operations of the Company. Mr. Gaboury was employed for 17 years with Motorola Inc. in various sales and sales management positions. Before joining the Company in October 1996, Mr. Gaboury was responsible for planning the strategy that Motorola employed in connection with the build out of its SMR network in New York and the New England area. He then executed the plan to market SMR services as well as related rental towers. Mr. Gaboury holds a Masters Degree from Jersey City State College and a Bachelors Degree from Fairleigh Dickinson University.

  MARTIN ALVAREZ is primarily responsible for the Company's Information Technology and Services. Prior to joining the Company in June 1997, Mr. Alvarez was a Senior Manager in the Management Consulting Services division of Price Waterhouse LLP. Mr. Alvarez has been involved with the growth and management of Information Technology and Services at Pinnacle since April of 1996. His experience includes work for a variety of industries that include telecommunications, entertainment, manufacturing, utilities, among other industries. Mr. Alvarez' experience includes management of various technology areas, systems development and implementation, systems programming, effectiveness evaluation and strategic planning. Mr. Alvarez earned his degree in Bachelor of Science in Engineering Science, Computer Science Option from the University of South Florida.

  ANDREW BANKS is Chairman of ABRY Holdings Inc. Previously, Mr. Banks was affiliated with Bain & Company, an international management consulting firm. At Bain, where he was a partner from 1986 until 1988, he shared significant responsibility for the firm's media practice. Mr. Banks is presently a director (or the equivalent) of DirecTel. Mr. Banks is a graduate of the Harvard Law School, a Rhodes Scholar holding a Master's degree from Oxford University and a graduate of the University of Florida.

  PENI GARBER is a principal and secretary of ABRY Partners, Inc. ("ABRY"). She joined ABRY in 1990 from Price Waterhouse LLP where she served as Senior Accountant in the Audit Division from 1985 to 1990. Ms. Garber is presently a director (or the equivalent) of Nexstar Broadcasting Group LLC, Network Music Holdings LLC, Quorum Broadcast Holdings Inc. and Audio Communications Network, LLC. Ms. Garber graduated summa cum laude from Bryant College.

  PEGGY KOENIG is a partner in ABRY. She joined ABRY in 1993. From 1988 to 1992, Ms. Koenig was a Vice President, partner and member of the Board of Directors of Sillerman Communications Management Corporation, a merchant bank, which made investments principally in the radio industry. Ms. Koenig was the Director of Finance from 1986 to 1988 for Magera Management, an independent motion picture financing company. She is presently a director (or the equivalent) of Connoisseur Communications Partners, L.P., Avalon Cable Holdings LLC and Network Music Holdings LLC. She received her MBA from the Wharton Business School and received an undergraduate degree from Cornell University.

  ROYCE YUDKOFF is President and Managing Partner of ABRY. Previously, Mr. Yudkoff was affiliated with Bain & Company, an international management consulting firm. At Bain, where he was a partner from 1985 through 1988, he shared significant responsibility for the firm's media practice. Mr. Yudkoff is presently a director (or the equivalent) of Quorum Broadcast Holdings Inc., Nexstar Broadcasting Group, LLC, Audio Communications Network, LLC and Metrocall. He graduated as a Baker Scholar from the Harvard Business School and is an honors graduate of Dartmouth College.

COMPOSITION OF THE BOARD OF DIRECTORS

  Pursuant to the terms of the Company's Certificate of Incorporation and Bylaws, the Board of Directors has the power to set the number of directors (not less than one nor more than 10) by resolution adopted by the directors of the Company. Each director is elected to serve until the next annual meeting of the stockholders, except in the case of removal or vacancy, and until his successor is duly elected and qualified or until his death or retirement or until he resigns or is removed. Currently, the number of directors is set at seven. The Company intends to maintain at all times at least two independent directors on its Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

  Audit Committee. The Company has established an Audit Committee composed of Ms. Garber and Ms. Koenig. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the accountants, reviews the independence of the accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee is also responsible for the review of transactions between the Company and any affiliate or entity in which a Company affiliate has a material interest.

  Compensation Committee. The Company has established a Compensation Committee, consisting of Mr. Yudkoff and Ms. Koenig. The Compensation Committee establishes the compensation of the Company's executive officers. The Compensation Committee also administers the Company's Stock Incentive Plan and determines the amount, exercise price and vesting schedules of stock options awarded thereunder.

  Executive Committee. The Company has established an Executive Committee consisting of Mr. Wolsey, Ms. Koenig and Mr. Yudkoff. The Executive Committee has the authority to act in place of the Board of Directors on all matters which would otherwise come before the Board, except for such matters which are required by law or by the Company's Certificate of Incorporation or Bylaws to be acted upon exclusively by the Board.

  Other Committees. The Board of Directors may establish other committees as deemed necessary or appropriate from time to time.

COMPENSATION OF DIRECTORS

  All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. Directors who are employees of the Company do not receive any fee in addition to their regular salary for serving on the Board of Directors. Non-employee directors currently do not receive any fee, but will be eligible to participate in the Company's Stock Incentive Plan.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth information concerning the compensation for each of the last three years for the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                          SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                     -------------------------------  ----------------------------------
                                                                              AWARDS           PAYOUTS
                                                            OTHER     ---------------------- -----------
                                                            ANNUAL    RESTRICTED SECURITIES              ALL OTHER
                                                           COMPEN-      STOCK    UNDERLYING     LTIP      COMPEN-
NAME AND PRINCIPAL POSITION(A)  YEAR SALARY ($) BONUS ($) SATION ($)  AWARDS ($) OPTIONS (#) PAYOUTS ($) SATION ($)
------------------------------  ---- ---------- --------- ----------  ---------- ----------- ----------- ----------
Robert Wolsey...........        1997  156,000    70,000     6,500(b)       --        --          --         --
 President, Chief               1996  129,698    30,000       --           --        --          --         --
  Executive
 Officer                        1995   50,000       --        --        11,000       --          --         --
James Dell'Apa..........        1997  156,248       --        --           --        --          --         --
 Executive Vice                 1996  128,125    30,000       --           --        --          --         --
 President and Chief            1995   50,000       --        --        10,000       --          --         --
 Operating Officer
Steven Day..............        1997  131,250       --        --        10,000       --          --         --
 Vice President,                1996      --        --        --           --        --          --         --
 Secretary and                  1995      --        --        --           --        --          --         --
 Chief Financial Officer
David Zahn..............        1997  126,260       --        --           --        --          --         --
 Vice President of              1996   36,102       --        --         1,200       --          --         --
 Operations                     1995      --        --        --           --        --          --         --
Ben Gaboury.............        1997  126,094       --        --           --        --          --         --
 Vice President of Sales        1996   31,789       --        --         1,200       --          --         --
 and Marketing                  1995      --        --        --           --        --          --         --

-------
(a) See also, "Employment Agreements".
(b) Amount of reimbursement for payment of income taxes.

EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements (the "Employment Agreements") with each of Messrs. Wolsey, Dell'Apa and Day (the "Principal Employees"). The terms of the Employment Agreements are substantially similar. The Employment Agreements provide that each of the Principal Employees will be employed by the Company until his resignation, death or disability or other incapacity, or until terminated by the Company. Under the Employment Agreements, each of the Principal Employees will receive, among other things,
(i) an annual base salary and (ii) other benefits as described in the Employment Agreements (including those provided all employee benefit plans and arrangements that are generally available to other employees). Each of the Employment Agreements includes noncompetition and nonsolicitation provisions restricting the respective employees' ability to engage in activities competitive with the Company for a period of two years following termination of employment. In the event of the termination of an executive, the agreements provide for severance benefits including salary and health plan benefits for periods ranging from six to 18 months.

STOCK OPTIONS

  There were no stock options granted or exercised during the last fiscal year. The Company currently intends to grant no more than one-half of the options available under its Stock Incentive Plan to its employees during the next twelve months. A significant portion of those options are expected to be granted on or about the date of the consummation of the Offerings. The Company currently anticipates that less than one-half of such options granted during such twelve months will be granted to Named Executive Officers and that substantially all such options will have an exercise price no less than the fair market value of the Common Stock on the date of grant.

STOCK INCENTIVE PLAN

 GENERAL

  The Pinnacle Holdings Inc. Stock Incentive Plan became effective July 1, 1998. The Stock Incentive Plan provides for awards consisting of stock option and restricted stock grants ("Awards") to employees, non-employee directors, and other persons who perform services for the Company.

 ADMINISTRATION

  The Stock Incentive Plan is administered by a committee consisting of at least two directors of the Company who are "non-employee directors" within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act and who are "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code (the "Committee"). The Committee is authorized to select the individuals to whom Awards will be granted, determine the type, size and terms and conditions of Awards, and construe and interpret the Stock Incentive Plan. The Company's Board of Directors may appoint a different committee for the purpose of approving Awards to persons who are not subject to the requirements of Section 16(b) of the Exchange Act and Section 162(m) of the Code.

 SHARES

  The maximum number of shares of Common Stock that may be made subject to Awards granted under the Stock Incentive Plan is approximately 2,000,000. In the event of any change in capitalization of the Company, however, the Committee shall adjust the maximum number and class of shares with respect to which Awards may be granted, the number and class of shares which are subject to outstanding Awards and the purchase price therefor. In addition, if any Award expires or terminates without having been exercised, the shares of Common Stock subject to the Award again become available for grant under the Stock Incentive Plan.

 ELIGIBILITY

  The Committee may grant Awards to any employee, non-employee director, consultant, advisor or independent contractor of the Company.

 STOCK OPTIONS

  The Committee is authorized to grant to eligible persons options to purchase a specified number of shares of Common Stock at a stated price per share ("Options"). During any calendar year, the Committee shall not grant to any eligible person Options to purchase more than 1,000,000 shares of Common Stock. An Option may be intended to qualify as an "incentive stock option" ("ISO") pursuant to the Code, or may be intended to be a nonqualified option ("NSO"). The term of an ISO cannot exceed 10 years, and the exercise price of any ISO must be equal to or greater than the fair market value of the shares of Common Stock on the date of the grant. Any ISO granted to a holder of 10% or more of the combined voting power of the capital stock of the Company must have an exercise price equal to or greater than 110% of the fair market value of the Common Stock on the date of grant and may not have a term exceeding five years from the grant date. The exercise price and the term of an NSO shall be determined by the Committee on the date that the NSO is granted.

  Options shall become exercisable in whole or in part by the Optionee on the date or dates specified by the Committee. The Committee may provide that an Option becomes exercisable in installments over a period of years or upon the attainment of stated goals. The Committee, in its sole discretion, may accelerate the date or dates on which an Option becomes exercisable.

  Each Option shall expire on such date or dates as the Committee shall determine at the time the Option is granted. Upon termination of an Optionee's employment with the Company (including by reason of the Optionee's death), each unexercised Option (whether or not then exercisable) shall terminate and be forfeited, except that any such Options which are then exercisable shall remain exercisable for such period after termination of the Optionee's employment as the Committee may have determined at the time the Option was granted. If an Optionee's employment with the Company is terminated for cause (as defined in the Stock Incentive Plan), all of such person's Options shall immediately terminate.

  Payment for shares of Common Stock purchased upon exercise of an Option must be made in full at the time of purchase. Payment may be made in cash or in any other manner as may be authorized by the Committee. Each Option shall be evidenced by a written agreement containing such terms and conditions consistent with the Incentive Plan as shall be established by the Committee.

 RESTRICTED STOCK

  The Committee may grant to an eligible person an award of Common Stock subject to future service and such other restrictions and conditions as the Committee may determine ("Restricted Stock"). The Committee will determine the terms of such Restricted Stock, including the price, if any, to be paid by the recipient for the restricted stock, the restrictions placed on the shares and the time or times when the restrictions will lapse, at the time of the granting thereof.

                          PRINCIPAL STOCKHOLDERS

  The following table sets forth, as of September 30, 1998, after giving effect to the Recapitalization, information as to the Company's stock beneficially owned by (i) each director of the Company; (ii) each executive officer named in the Summary Compensation Table; (iii) all directors and executive officers of the Company as a group; and (iv) any person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's capital stock.

                                  SHARES BENEFICIALLY     SHARES BENEFICIALLY
                                    OWNED PRIOR TO          OWNED AFTER THE
                                     THE OFFERINGS           OFFERINGS(B)
 NAME AND ADDRESS OF BENEFICIAL   ----------------------- -----------------------
           OWNER(S)(A)              NUMBER     PERCENT      NUMBER     PERCENT
 ------------------------------   ------------ ---------- ------------ ----------
 ABRY II (c)....................     8,196,983     82.0%     8,196,983     41.0%
 Robert Wolsey (d)..............       613,082      6.1        613,082      3.1
 James M. Dell'Apa (e)..........       408,632      4.1        408,632      2.0
 Steven Day (f).................       368,182      3.7        368,182      1.8
 David Zahn.....................        35,717     *            35,717     *
 Ben Gaboury....................        35,717     *            35,717     *
 Andrew Banks (g)...............           550     *               550     *
 Peni Garber....................           550     *               550     *
 Peggy Koenig (h)...............         1,100     *             1,100     *

 Royce Yudkoff (i)..............     8,198,084     82.0      8,198,084     41.0
                                  ------------  -------   ------------  -------
 All directors and executive
  officers as a group
  (10 persons)..................     9,697,273     97.0%     9,697,273     48.5%

--------
 * Indicates less than 1 percent.
(a) The address of all persons in this table is c/o Pinnacle Towers Inc., 1549 Ringling Blvd., Sarasota, Florida 34236.

(b) Assumes no exercise of the Underwriters' over-allotment options to purchase up to an aggregate of 1,500,000 shares of Common Stock from the Company.
(c) ABRY Holdings, Inc., the general partner of ABRY Capital, which is the general partner of ABRY II, is wholly-owned by Mr. Yudkoff.

(d) Includes 5,774 shares of Common Stock held by Pantera, Inc. and 288,682 shares of Common Stock held by Pantera Partnership Ltd.

(e) Excludes 36,618 shares of Common Stock held by relatives of Mr. Dell'Apa of which he disclaims beneficial ownership.

(f) Includes 67,863 shares of Common Stock held by Mr. Day's spouse, 7,143 shares of Common Stock held by South Creek, Inc. and 214,304 shares of Common Stock held by South Creek Partnership Ltd.

(g) Mr. Banks beneficially owns 550 shares of Common Stock held by Audemi Corporation.

(h) Includes 550 shares of Common Stock held by Ms. Koenig's spouse.

(i) Mr. Yudkoff is deemed the beneficial owner of the Class A Common Stock and Class E Common Stock held by ABRY II. See note (c) above. Also includes 550 shares of Common Stock held by Mr. Yudkoff's spouse.

                     SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of the Common Stock Offering, the Company will have a total of 20,000,000 shares of Common Stock outstanding (21,500,000 shares if the Underwriters' over-allotment options are exercised in full). Of these shares, the 10,000,000 shares of Common Stock offered hereby (11,500,000 shares if the Underwriters' over-allotment options are exercised in full) will be freely tradeable without restriction or registration under the Securities Act by persons other than "affiliates" of the Company, as defined in the Securities Act, who would otherwise be required to sell such shares under Rule 144 under the Securities Act ("Rule 144"). The remaining 10,000,000 shares of Common Stock outstanding will be "restricted securities" as defined by Rule 144 (the "Restricted Shares") and may not be resold in the absence of registration under the Securities Act or pursuant to exemptions from such registration, including among others, the exemption provided by Rule 144 under the Securities Act. The Restricted Shares were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Securities Act.

  In general, pursuant to Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year (including the holding period of any prior owner except an affiliate), including persons who may be deemed "affiliates" of the Company, is entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the number of shares of Common Stock then outstanding (approximately 200,000 shares upon completion of the Common Stock Offering) or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements, and to the availability of current public information about the Company. In addition, a person who is not deemed to have been an affiliate of the Company at the time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares under Rule 144(k) without regard to the requirements described above. Rule 144 also provides that affiliates who are selling shares that are not restricted securities must nonetheless maintain the same restrictions applicable to restricted securities, with the exception of the holding period requirement.

  Each of the Company, each of the directors and executive officers of the Company have agreed that, without the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters, they will not, during the period ending 180 days after the date of this Prospectus, engage in specified transactions relating to the Common Stock. See "Underwriting."

  Pursuant to the Registration Rights Agreement, ABRY II and its assigns may require the Company, subject to certain conditions and limitations, to register with the Commission in accordance with the Securities Act all or part of the shares of Common Stock currently owned by ABRY II at the request of the holders of a majority of such shares of Common Stock. The Company may be required on three separate occasions to register shares of Common Stock on a Form S-1 Registration Statement and on unlimited number of occasions to register shares of Common Stock on a Form S-2 or Form S-3 Registration Statement. If the Company proposes to file on its own behalf or on behalf of any holders of its equity securities a registration statement under the Securities Act, then the Company is required, subject to certain conditions and limitations, to give notice thereof to the parties to the Registration Rights Agreement and to offer to include shares of Common Stock in such registration. The Company may not cause any registration statement to be declared effective by the Commission within 180 days after the effective date of any other registration statement registering equity securities of the Company. The Company is generally required to bear the expenses of all such registrations, except underwriting discounts and commissions. The parties to the Stockholders Agreement will own approximately 47.9% of the shares of Common Stock immediately after the Common Stock Offering.

  Approximately 2,000,000 shares of Common Stock are reserved for issuance under the Stock Incentive Plan. The Company currently intends to file a registration statement on Form S-8 under the Securities Act to register all shares of Common Stock issuable pursuant to the Stock Incentive Plan. The Company expects to file such registration statement within 90 days following the date of this Prospectus, and such registration statement will become effective upon filing. Shares covered by the registration statement on Form S-8 will thereon be eligible for sale in the public markets, subject to Rule 144 under the Securities Act limitations applicable to affiliates.

  Prior to the Common Stock Offering, there has been no public market for the Common Stock, and no predictions can be made of the effect, if any, that the sale or availability for sale of shares of additional Common Stock will have on the market price of the Common Stock. Nevertheless, sales of substantial amounts of such shares in the public market, or the perception that such sales could occur, could materially and adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through a future offering of its equity securities.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

SUBSCRIPTION AND STOCKHOLDERS AGREEMENT

  The principal stockholders of the Company (ABRY II, and Messrs. Wolsey, Dell'Apa and Day) are parties to the Stockholders Agreement. The Stockholders Agreement gives such stockholders the preemptive right, with some exceptions, to acquire their pro rata share of future issuances of capital stock of the Company. The following issuances are exempt from this preemptive right: (a) to any employee of the Company; (b) in connection with an acquisition or merger;
(c) pursuant to a public offering; (d) upon the exercise, conversion, or exchange of any option or convertible security; (e) of up to a total of 200,000 shares of Class A Common Stock to ABRY II at a price of $100 per share; (f) as a part of any recapitalization or reorganization; (g) upon the conversion of Class D Common Stock into Class C Common Stock; and (h) as a distribution to stockholders in the form of securities of the Company. This preemptive right will terminate upon the closing of the Offerings. The Stockholders Agreement also provides that ABRY II will make a capital contribution of up to an aggregate of $50 million. Such capital contribution commitment will terminate upon the closing of the Offerings.

  Parties to the Stockholders Agreement have certain rights and obligations in connection with (i) a sale by ABRY II of shares in the Company, (ii) a sale of the Company, and (iii) a reorganization or recapitalization of the Company in anticipation of a sale of the Company or a public offering. In the case of a sale by ABRY II of shares in the Company, the other stockholders party to the Stockholders Agreement will have the right to participate pro rata in such a sale, but such right to participate will terminate upon the closing of the Offerings. In the case of a sale of the Company approved by its stockholders or a reorganization or recapitalization in anticipation of a sale or a public offering, stockholders party to the Stockholders Agreement will have the obligation to participate in such transaction.

  The Stockholders Agreement also governs the vesting of the Class D Common Stock issued to certain executives and employees of the Company. Pursuant to the Agreement, all shares of Class D Common stock issued and outstanding will automatically vest and convert into Class C Common stock upon the consummation of the Offerings (and thereafter will convert into Common Stock). The Stockholders Agreement also provides for certain put and call rights among the Company and its current stockholders with respect to the Class B Common Stock and Class D Common Stock upon the termination of employment or death of Messrs. Wolsey, Dell'Apa or Day.

  The parties to the Stockholders Agreement have also entered into an agreement to effect the Recapitalization.

CAPITAL CONTRIBUTION AGREEMENT

  The Company and ABRY II entered into a capital contribution agreement with NationsBank of Texas, N.A. (the "Capital Contribution Agreement"), pursuant to which ABRY II agreed to make capital contributions to the Company, up to an aggregate capital contribution of $50.0 million, in an amount equal to (i) 100.0% of the Company's general and administrative expenses and corporate development expenses and (ii) the amount necessary to cure any payment or financial covenant default under the Senior Credit Facility. As of September 30, 1998, ABRY II had contributed $37.2 million, not including $15.0 million of the ABRY Bridge Loan and had guaranteed an additional $3.9 million of other debt of the aggregate $50.0 million associated with capital contribution commitment.

JUNIOR PREFERRED STOCK

  In September 1998, ABRY/Pinnacle, Inc., an affiliate of ABRY II, purchased
32.5 shares of Original Junior Preferred Stock with a liquidation preference of $32.5 million. The proceeds of the sale were used to partially finance the MobileMedia Acquisition. In December 1998, ABRY/Pinnacle Inc. purchased an additional 26.2 shares of Additional Junior Preferred Stock with a liquidation preference of $26.2 million. The proceeds of the sale were used to partially pay down the Senior Credit Facility.

MANAGEMENT AND CONSULTING SERVICES AGREEMENT

  The Company and ABRY entered into a Management Services and Consulting Agreement as of April 17, 1995, pursuant to which the Company pays up to $75,000 per year plus reimbursable expenses in exchange for certain consulting services. The Company paid approximately $12,500 for such services and expenses from the period of inception through December 31, 1995 and approximately $55,162 and $78,166 for such services and expenses for the years ended December 31, 1996 and 1997, respectively. The Company paid approximately $70,636 for such services through September 30, 1998. The Management Services and Consulting Agreement is terminable at any time by either party with prior written notice.

REGISTRATION RIGHTS AGREEMENT

  The parties to the Stockholders Agreement have entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which ABRY II and its assigns may require the Company, subject to certain conditions and limitations, to register with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act of 1933, as amended (the "Securities Act") all or part of the shares of Common Stock currently owned by ABRY II at the request of the holders of a majority of such shares of Common Stock. If the Company proposes to file on its own behalf or on behalf of any holders of its equity securities a registration statement under the Securities Act, then the Company is required, subject to certain conditions and limitations, to give notice thereof to the parties to the Registration Rights Agreement and to offer to include such parties shares of Common Stock in such registration. The Company may not cause any registration statement to be declared effective by the Commission within 180 days after the effective date of any other registration statement registering equity securities of the Company. The Company is generally required to bear the expenses of all such registrations, except underwriting discounts and commissions. See "Shares Eligible for Future Sale."

PINNACLE TOWERS II INC.

  In November 1997, certain Company stockholders formed Pinnacle Towers II Inc. ("PTI II"). PTI II is under common control with, and therefore is an affiliate of the Company, because ABRY II and certain executives of the Company control a majority of PTI II stock. PTI II was formed for the purpose of pursuing certain opportunities such as potential joint ventures and other businesses related to the tower rental industry.

  In November 1997, the Company sold to PTI II, for approximately $2.2 million, certain of its towers and projects-in-progress. Effective April 30, 1998, the Company repurchased all of those assets from PTI II. Currently, PTI II has minimal assets and is an inactive company.

MANAGEMENT INDEBTEDNESS

  During the 1998 fiscal year, the Company had a loan receivable from Mr. Dell'Apa, an executive officer, in the amount of $94,000. The loan to Mr. Dell'Apa was secured by a mortgage on certain real property and by a pledge of all of Mr. Dell'Apa's Class D Common Stock of the Company. The loan bore interest payable quarterly at a rate equal to the Company's bank rate less 600 basis points. This loan was repaid in August 1998.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

SENIOR CREDIT FACILITY

  The Company has entered into the Senior Credit Facility with NationsBank, N.A., Goldman, Sachs Credit Partners L.P. and certain other lenders that provides a revolving line of credit for borrowings of up to $250.0 million, of which $200.0 million is currently committed. The Company may make borrowings and repayments until December 31, 2005. Beginning March 31, 2000, the availability under the revolving line of credit starts reducing by specified amounts on a quarterly basis until December 31, 2005 when the availability will be reduced to zero. Loans under the Senior Credit Facility bear interest at a rate per annum, at the borrower's request, equal to the agent bank's prime rate plus a margin of up to 2.0% or the 90-day LIBOR plus a margin of up to 3.0%. Outstanding borrowings under the Senior Credit Facility amounted to $169.8 million at September 30, 1998. Advances under the Senior Credit Facility have been used primarily to fund acquisitions and construction of towers. As of September 30, 1998, after giving effect to the Transactions, there would have been approximately $138.9 million available under the Senior Credit Facility, after giving effect to approximately $17.0 million of outstanding letters of credit, which reduce availability under the Senior Credit Facility.

  The Senior Credit Facility is secured by a lien on substantially all of the assets of the Company and its subsidiaries and a pledge of substantially all of the capital stock of the subsidiaries and the Company has guaranteed the obligations of Pinnacle Towers, Inc. under the Senior Credit Facility. The credit agreement contains customary covenants such as limitations on the Company's ability to incur indebtedness, to incur liens or encumbrances on assets, to make certain investments, to make distributions to stockholders, or to prepay subordinated debt. In addition, the Company may not permit the Leverage Ratio (as defined therein) to exceed certain amounts.

ABRY BRIDGE LOAN

  As of September 30, 1998, ABRY II had advanced to the Company a total of $15.0 million to partially finance the MobileMedia Acquisition and certain other acquisitions. The ABRY Bridge Loan will be repaid in full with a portion of the proceeds from the Offerings. ABRY II may continue to make such advances. Amounts outstanding under the ABRY Bridge Loan bear interest at the rate of 9.0% per annum. Interest and principal under the ABRY Bridge Loan are payable within one year from the date of the related borrowing.

10% SENIOR DISCOUNT NOTES

  The Senior Discount Notes were initially issued in aggregate principal amount of $325 million and are senior unsecured obligations of the Company. The Senior Discount Notes will mature on March 15, 2008. Prior to March 15, 2003, the Company's interest expense on the Senior Discount Notes will be comprised solely of the accretion of original issue discount. Thereafter, the Senior Discount Notes will accrue cash interest at a rate of 10.0% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2003.

  The Senior Discount Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2003 at a redemption price equal to 105.0% of the principal amount thereof during the twelve-month period beginning March 15, 2003, 103.333% of the principal amount thereof during the twelve-month period beginning March 15, 2004, 101.667% of the principal amount thereof during the twelve-month period beginning March 15, 2005 and 100.0% of the principal amount thereof on or after March 15, 2006, together with accrued and unpaid interest to the redemption date. In addition, the Company at its option, may redeem at least $5.0 million and in the aggregate up to 35% of the original principal amount of the Senior Discount Notes at any time on or before March 15, 2001, at a redemption price equal to 110.0% of the Accreted Value (as defined in the Indenture) thereof to but excluding the redemption date plus accrued and unpaid Liquidated Damages (as defined in the Indenture) to the redemption date with the net proceeds of one or more Public Equity Offerings (as defined in the Indenture); provided, however, that at least 65% of the original principal amount remains outstanding and that such redemption occurs within 60 days following the closing any such Public Equity Offering.

  In the event of a Change of Control (as defined in the Indenture) of the Company, the Company will be required to make an offer to purchase all outstanding Senior Discount Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages to the date of purchase. If such offer to purchase is to be consummated prior to March 15, 2003, the purchase price will be equal to 101% of the Accreted Value thereof on the date of purchase plus accrued and unpaid Liquidated Damages thereon to the date of purchase.

  The Indenture contains covenants for the benefit of the holders of the Senior Discount Notes that, among other things, and subject to certain exceptions, restrict the ability of the Company and its Restricted Subsidiaries (as defined in the Indenture) to: (i) incur additional indebtedness; (ii) guarantee payment of debt; (iii) pay dividends and make distributions; (iv) restrict dividend or other payments of Restricted Subsidiaries; (v) create liens; (vi) issue stock of subsidiaries; (vii) enter into transactions with affiliates; (viii) merge or consolidate the Company; and (ix) transfer and sell assets.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  The Company's capital stock currently consists of 1,817,000 shares of common stock with a par value of $.001 per share and 1,000,000 shares of preferred stock with a par value of $.001 per share. Of the 1,817,000 shares of common stock that the Company is authorized to issue: (a) 202,500 shares are designated as Class A Common Stock (the "Class A Common Stock"); (b) 12,000 shares are designated as Class B Common Stock (the "Class B Common Stock");
(c) 200,000 shares are designated as Class C Common Stock; (d) 100,000 shares are designated as Class D Common Stock (the "Class D Common Stock"); (e) 302,500 shares are designated as Class E Common Stock (the "Class E Common Stock"); and (f) 1,000,000 shares are designated as Class F Common Stock (the "Class F Common Stock"). Currently, 202,500 shares of Class A Common Stock, 12,000 shares of Class B Common Stock, 40,000 shares of Class D Common Stock and 174,766 shares of Class E Common Stock are outstanding. There are no shares of Class C Common Stock or Class F Common Stock currently outstanding. The Existing Preferred Stock is to be redeemed from the proceeds of the Offerings and is treated as no longer outstanding for purposes of the discussion below.

  As a result of the Recapitalization, effective immediately prior to the closing of the Common Stock Offering, the following will occur: (i) the holders of Class B and Class E Common Stock will receive cash in payment of the distribution preference; (ii) the holders of Class A Common Stock will receive cash in payment of both the distribution preference and guaranteed yield related to such stock (iii) the holders of Class A, Class B and Class E Common Stock will receive approximately 22.02 shares of the Company's Common Stock for each of such shares; (iv) all of the outstanding Class D Common Stock will immediately become vested and will convert into 1.6221 shares of Class C Common Stock; (v) each of the shares of Class C Common Stock will convert into approximately 22.02 shares of Common Stock; (vi) certain amounts equal to the amount of the existing preferential amounts and accreted yield on the Class A Common Stock, Class B Common Stock and Class E Common Stock will be paid to the holders thereof out of the proceeds of the Offerings; and (vii) the Company's certificate of incorporation will be amended to reflect that only the Common Stock and Preferred Stock is authorized. In addition, approximately 2,000,000 shares of Common Stock will be reserved for issuance with respect to the exercise of certain rights under the Stock Incentive Plan. Therefore, upon the completion of the Common Stock Offering, there will be outstanding only one class of common stock, to be known as the "Common Stock." After giving effect to the Recapitalization, the authorized capital stock of the Company will consist of 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

COMMON STOCK

  Each holder of Common Stock will be entitled to one vote for each share held. Stockholders will not have the right to cumulate their votes in elections of directors. Accordingly, holders of a majority of the issued and outstanding Common Stock will have the right to elect all the Company's directors and otherwise control the affairs of the Company, subject to any voting rights of the then outstanding preferred stock, if any. See "Risk Factors--Controlling Stockholder" and "Risk Factors--Anti-Takeover Effect of Charter Provisions, Bylaws and State Law."

  Holders of Common Stock will be entitled to dividends on a pro rata basis upon declaration of dividends by the Board of Directors. Dividends will be payable only out of unreserved and unrestricted surplus that is legally available for the payment of dividends. Any determination to declare or pay dividends in the future will be at the discretion of the Company's Board of Directors and will depend on the Company's results of operations, financial condition, contractual or legal restrictions and other factors deemed relevant by the Board of Directors. In order to maintain the Company's REIT status, however, the Company is required to distribute to stockholders 95% of its taxable income. The Senior

Credit Facility and Indenture currently prohibit the Company from paying any dividends other than those required to be paid to maintain the Company's REIT Status. See "Dividend Policy."

  Upon a liquidation of the Company, holders of the Common Stock will be entitled to a pro rata distribution of the assets of the Company, after payment of all amounts owed to the Company's creditors, and subject to any preferential amount payable to holders of Preferred Stock of the Company, if any.

PREFERRED STOCK

  The Company's certificate of incorporation permits the Company's Board of Directors to issue shares of Preferred Stock in one or more series, and to fix the relative rights, preferences and limitations of each series. Among such rights, preferences and limitations are dividend rights and rates, provisions for redemption, rights upon liquidation, conversion privileges and voting powers. Any issuance of Preferred Stock with a dividend preference over the Common Stock could adversely affect the dividend rights of holders of Common Stock.

  At the consummation of the Preferred Stock Offering, the Company will be authorized to issue 5,000,000 shares of Preferred Stock as designated by the Company's Board of Directors, of which 150,000 shares initially will be authorized, issued and outstanding pursuant to the Preferred Stock Offering
and up to      shares will be designated and reserved for issuance to pay dividends on the New Preferred Stock if the Company elects to pay dividends on the New Preferred Stock in additional shares of New Preferred Stock on or
prior to           , 2004 in accordance with the terms thereof. All of such
shares will be designated as New Preferred Stock and will have a liquidation preference of $1,000 per share. Subject to certain conditions, the shares of New Preferred Stock will be exchangeable for the Exchange Notes at the option of the Company on any dividend payment date on or after the date of original issue of the New Preferred Stock. The New Preferred Stock, when issued and paid for by the Underwriters in accordance with the terms of an underwriting agreement, will be fully paid and non-assessable and the holders thereof will not have any subscription or preemptive rights in connection therewith.

CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

  Restrictions on Transfer. Because the Company wishes to retain its status as a REIT, the Company's certificate of incorporation provides that no holder of Common Stock may transfer any such share or interest therein, if as a result, either (a) the total number of stockholders would thereby drop to less than 100 (the "Aggregate Ownership Limit"), or (b) a violation of the Percentage Ownership Limit (as defined herein) would occur. The certificate of incorporation also provides that no share of any series of Preferred Stock may be sold or otherwise transferred to any individual if such transfer would result in the ownership by such individual in combination with four or fewer individuals of more than 50% of the aggregate value of all shares of all classes of capital stock of the Company (the "Percentage Ownership Limit"). Any transfer of shares of Common Stock or Preferred Stock which would violate the Aggregate Ownership Limit or the Percentage Ownership Limit will be void and of no legal effect. Any such purported transfer will cause such shares to be transferred to the Company, as trustee, in trust for the benefit of one or more qualified charitable organizations. The Company will be deemed to own such shares as trustee on the day prior to the purported transfer. While such shares are held in trust, any dividends or distributions paid to the purported transferee of the shares will be disgorged and repaid to the Company as trustee, and any vote taken by the purported transferee prior to the discovery of such purported transfer will be void ab initio. All certificates representing shares of Common Stock or Preferred Stock will bear a legend referring to the restrictions described above.

  Such restrictions may delay or make more difficult acquisitions or changes of control of the Company.

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

  Preferred Stock and Additional Common Stock. As discussed above, the Company's Board of Directors has the authority to provide by board resolution for the issuance of shares of one or more series of Preferred Stock. The Company's Board of Directors is authorized to fix by resolution the terms and conditions of each such series.

  The Company believes that the availability of additional Preferred Stock, issuable in series, and additional shares of Common Stock could facilitate certain financings and acquisitions and provide a means for meeting other corporate needs that might arise. The authorized shares of Preferred Stock, as well as authorized but unissued shares of Common Stock, will be available for issuance without further action by the Company's stockholders, unless stockholder action is required by applicable law or by the rules of any stock exchange on which any series of the Company's stock may then be listed.

  These provisions give the Company's Board of Directors the power to approve the issuance of a series of Preferred Stock, or additional shares of Common Stock, that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt.

  Limitation of Liability and Indemnification. As permitted by the Delaware General Corporation Law (the "DGCL"), the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, the Company's Bylaws provide that the Company shall, to the fullest extent authorized by Section 145 of the DGCL, as amended from time to time, indemnify all directors and officers and all persons serving at the request of the Company as director, trustee, officer, employee or agent of another corporation or of a partnership, trust or other enterprise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and, therefore, is unenforceable.

CERTAIN PROVISIONS OF DELAWARE LAW

  Delaware Business Combination Statute. Section 203 of the DGCL ("Section 203") provides that, subject to certain exceptions specified therein, an interested stockholder of a Delaware corporation shall not engage in any business combination with the corporation for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as otherwise specified in Section 203, an interested stockholder is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person.

  Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The certificate of incorporation does not exclude the Company from the restrictions imposed under Section 203. The provisions of Section 203 may encourage companies interested in acquiring the Company to negotiate in advance with the Company's board of directors because the stockholder approval requirement can be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the management of the Company. It is possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock is First Union National Bank.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of certain material federal income tax considerations that may be relevant to a holder of Common Stock. The summary does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, tax-exempt organizations (except as described herein), financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the U.S. (except as described herein), and persons who acquired their Common Stock pursuant to the exercise of an employee stock option or otherwise as compensation) subject to special treatment under the federal income tax laws. This summary discusses only Common Stock which is held as a capital asset within Section 1221 of the Code. The summary is based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the IRS, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of statements in the summary as applicable to transactions entered into or contemplated prior to the effective date of such changes.

  THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. EACH SHAREHOLDER IS ADVISED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE ACQUISITION, OWNERSHIP AND SALE OF THE COMMON STOCK AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

  The Company currently has in effect an election to be taxed as a REIT under Sections 856 through 860 of the Code. The Company believes that it has since its inception been organized and operated in such a manner as to qualify for taxation as a REIT under the Code and its proposed method of operation will enable it to continue to meet the requirements for continued qualification and taxation as a REIT under the Code. The Company's continued qualification as a REIT will depend upon the Company's qualification as a REIT in prior years. The Company intends to continue to operate in a manner so as to qualify as a REIT, but no assurance can be given that the Company will qualify or remain qualified as a REIT. In the opinion of Holland & Knight LLP, the Company has been organized and operated in conformity with the requirements for qualification as a REIT under the Code and the continued operation of the Company in a manner consistent with the statements made in the Management Representation Certificate and the requirements for REIT qualification as described in this Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that such opinion of counsel as to REIT qualification is based on certain customary assumptions and factual representations regarding, among other things, the ownership of stock of the Company, the nature of the Company's assets, the conduct of its business, the sources of its revenues, the amounts distributed by it to shareholders and other matters germane to the requirements for qualification as a REIT. In addition, Holland & Knight LLP will not review the Company's compliance with these requirements on an ongoing basis, and there can be no assurance that the Company, the sources of its income, the composition of its assets, the level of its dividends or the diversity of its share ownership for any given year will satisfy the requirements for qualification and taxation as a REIT. Prospective investors also should be aware that an opinion of counsel is not binding on the Service or any court, but merely represents counsel's best judgment with respect to the probable outcome on the merits based on counsel's review and analysis of existing law, regulations and interpretations, which include no controlling precedent. In certain instances, due to the lack of relevant precedent, counsel's opinion is based on administrative policies and practices of the Service as indicated in existing private letter rulings (which rulings are not binding on the Service) or authority considered by counsel to be analogous. There can be no assurance that a position contrary to the opinion of counsel will not be taken by the Service, or that any court considering the issues would not hold contrary to such opinion.

  The sections of the Code relating to qualification and operation as a REIT are highly technical and complex, and only limited judicial or administrative interpretations are available. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

  If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its shareholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on undistributed items of tax preference, if any. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to tax in an amount equal to (a) the gross income attributable to the greater of the amount by which it fails the 75% or 95% gross income test, multiplied by (b) a fraction intended to reflect its profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, it would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. If the Company elects to retain and pay income tax on its net long-term capital gain in a taxable year, any retained amounts would be treated as having been distributed for purposes of the 4% excise tax. See "--Requirements for REIT Qualification--Distribution Requirements." Seventh, if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by it, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as to be provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the recognition of "built-in-gain" assume that the Company has made an election pursuant to IRS Notice 88-19 as to such acquisitions and will do so as to any future such acquisition.

REQUIREMENTS FOR REIT QUALIFICATION

  The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons;
(vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule"); (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and
(ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

  The Company's certificate of incorporation contains restrictions regarding transfer of its shares that are intended to assist the Company in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. Such transfer restrictions are described in "Description of Capital Stock--Certain Provisions of the Company's Certificate of Incorporation and Bylaws."

  In connection with the Common Stock Offering, the Company's executive officers and directors, who will own in the aggregate approximately 48.5% of the stock of the Company outstanding after the completion of the Offerings have entered into agreements (the "Lock-Up Agreements") not to, without prior written consent of the Underwriters, sell, offer, contract to sell, pledge, grant any option to purchase, or otherwise transfer or dispose of any such shares for a period of 180 days after the date of this Prospectus. See "Underwriting." In addition, since the time the Company was organized, an agreement among the Company and its major stockholders has imposed certain restrictions on the transfers of shares of the stock of the Company under certain circumstances (the "Stockholders Agreement"). See "Certain Relationships and Transactions--Subscription and Stockholders Agreement." Futhermore, in connection with the issuance of certain classes of its stock, the Company has imposed certain restrictions on the transferability of such shares (the "Restrictive Legends"). As described above, one of the REIT qualification requirements is that the shares of a REIT be transferable. The opinion of Holland & Knight LLP is based in part on the conclusion that none of the Lock-Up Agreements, the Stockholders Agreement or the Restrictive Legends will render the shares of stock restricted thereby to be deemed other than transferable for purposes of such REIT qualification requirement. Investors should be aware that there is no relevant authority involving transfer restrictions similar to those contained in any of the Lock-Up Agreements, the Stockholders Agreement or the Restrictive Legends or that discuss whether such restrictions may violate such transferability requirement. Therefore, the opinion of Holland & Knight LLP with respect to the transferability requirement is based upon the plain language of the REIT provisions of the Code and authorities addressing transferability in situations that are considered to be analogous, certain of which authorities have been rendered obsolete for unrelated reasons by more recent administrative pronouncements. Opinions of counsel are not binding upon the Service or the courts, and there can be no assurance that the Service will not assert successfully a contrary position. If any of the Lock-Up Agreements, the Stockholders Agreement or the Restrictive Legends is deemed to be a transfer restriction contrary to the transferability requirement for REIT qualification, the Company may not currently qualify as a REIT or may, in connection with the completion of the Offering, lose its REIT status and possibly incur other adverse tax consequences. See "Risk Factors--REIT Status."


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

  The Company currently has wholly-owned corporate subsidiaries (the "Corporate Subsidiaries"). The Company may have additional corporate subsidiaries in the future. Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" will not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" will be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. For taxable years beginning after December 31, 1997, a "qualified REIT subsidiary" is a corporation all of the capital stock of which is owned by the REIT. However, for taxable years beginning before January 1, 1998, a "qualified REIT subsidiary" was a corporation, all of the capital stock of which was owned by the REIT at all times during the period such corporation was in existence. Legislative history provided, however, that an existing corporation acquired by a REIT would be deemed to satisfy this requirement if a Section 338 election was made by the corporation. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" of the Company will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of the Company. The Company believes its current Corporate Subsidiaries are "qualified REIT subsidiaries" and will continue to be "qualified REIT subsidiaries", such that no Corporate Subsidiary will be subject to federal corporate income taxation (although it may be subject to state and local taxation).

  In addition, in order to become qualified and remain qualified as a REIT, as of the close of each taxable year, a REIT must not have any accumulated "earnings and profits" attributable to a non-REIT year, including for this purpose any such accumulated "earnings and profits" carried over or deemed carried over to it from a C corporation. The Company believes that neither it has, nor any acquisition by it of a C corporation has resulted in the Company having, any such accumulated "earnings and profits." However, an adjustment of the Company's earnings and profits for a prior year, resulting from an audit adjustment of the Service or otherwise, could cause the Company to fail to satisfy such requirement effective for the year of such adjustment and subsequent years.

  In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below.

 INCOME TESTS

  In order for the Company to qualify and to maintain its qualification as a REIT, two requirements relating to gross income must be satisfied annually. First, at least 75% of its gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of its gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. The specific application of these tests to the Company is discussed below.

  The rent received by the Company from its tenants ("Rent") will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant of the Company will not qualify as "rents from real property" in satisfying the gross income tests if the Company or a direct or indirect owner of 10% or more of the Company directly or constructively owns 10% or more of the ownership interests in such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," the Company generally must not operate or manage its properties or furnish or render services to the tenants of such properties, other than through an "independent contractor" who is adequately compensated and from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, beginning with its 1998 taxable year, the Company may render a de minimis amount of "noncustomary" services to the tenants of a property other than through an independent contractor as long as the amount the Company receives with respect to such services does not exceed 1% of its total receipts from the property. For that purpose, the amount attributable to such services will be at least equal to 150% of the Company's direct cost of providing the services.

  The Company does not charge Rent for any portion of any property that is based, in whole or in part, on the sales, receipts, income or profits of any person. In addition, the Company has not received and does not anticipate receiving any Rent from a Related Party Tenant. Also, the Rent attributable to personal property leased in connection with any lease (a "Lease") of real property by the Company does not exceed 15% of the total Rent received under the Lease. Finally, subject to the 1% de minimis exception, the Company provides no noncustomary services to its tenants, other than through an independent contractor.

  If any portion of the Rent does not qualify as "rents from real property" because the Rent attributable to personal property leased in connection with any Lease of real property exceeds 15% of the total Rent received under the Lease for a taxable year, the portion of the Rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if the Rent attributable to personal property,plus any other income received by the Company during a taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of its gross income during such year, it likely would lose its REIT status. If, however, any portion of the Rent received under a Lease does not qualify as "rents from real property" because either (i) the Rent is considered based on the income or profits of any person or (ii) the tenant is a Related Party Tenant, none of the Rent received by the Company under such Lease would qualify as "rents from real property." In that case, if the Rent received by the Company under such Lease, plus any other income received by it during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of its gross income for such year, it likely would lose its REIT status. Finally, subject to the 1% de minimis exception, if any portion of the Rent does not qualify as "rents from real property" because the Company furnishes noncustomary services with respect to a property other than through a qualifying independent contractor, none of the Rent received by it with respect to the such property would qualify as "rents from real property." In that case, if the Rent received by the Company with respect to such property, plus any other income received by it during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of its gross income for such year, it would lose its REIT status.

  In addition to the Rent, certain of the Company's tenants may be required to pay additional charges, such as late fees. To the extent that such charges represent either (i) reimbursements of amounts a tenant is obligated to pay to third parties or (ii) penalties for nonpayment or late payment of such amounts, such charges should qualify as "rents from real property." To the extent that additional charges represent interest that is accrued on the late payment of the Rent or such additional charges, such should be treated as interest that qualifies for the 95% gross income test, but not the 75% gross income test.

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

  From time to time, the Company has entered into hedging transactions with respect to one or more of its assets or liabilities, and the Company may continue to enter into such hedging transactions. Such transactions include or may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company has entered or enters into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or similar financial instrument to reduce the interest rate risk with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that the Company hedges with other types of financial instruments or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the income tests that apply to REITs under the Code. The Company has structured, and the Company intends to structure in the future, any hedging transactions in a manner that will not jeopardize its status as a REIT.

  If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of those relief provisions. As discussed above in "Certain Federal Income Tax Considerations--Taxation of the Company," even if those relief provisions apply, the Company will be subject to a tax in an amount equal to (a) the gross income attributable to the greater of the amount by which the 75% and 95% gross income tests are failed, multiplied by (b) a fraction intended to reflect profitability.

 ASSET TESTS

  The Company, at the close of each quarter of each taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of its total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where it raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following its receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the value of the associated real property, and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). The Service has ruled in a revenue ruling that transmitting and receiving communications towers built upon pilings or foundations similar to those of the Company as well as ancillary buildings, heating and air conditioning systems and fencing constitute inherently permanent structures and are therefore real estate assets. Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of its total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for the interest of the Company in any qualified REIT subsidiary).

  If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of its assets and the asset test requirements was not wholly or partly caused by an acquisition of non-qualifying assets and arose from changes in the market values of its assets. If the condition described in clause (ii) of the preceding

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

sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

 DISTRIBUTION REQUIREMENTS

  The Company, in order to qualify as a REIT, is required to distribute with respect to each taxable year dividends (other than capital gain dividends or retained capital gains) to its shareholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at capital gains and regular ordinary corporate tax rates, as the case may be. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year,
(ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, it would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that the Company elects to retain and pay income tax on its long-term capital gain in a taxable year, as described in "--Taxation of Taxable U.S. Shareholders," such retained amount will be treated as having been distributed for purposes of the 4% excise tax. To the extent that the Company is required to include items in "REIT taxable income" in advance of the receipt of cash payments associated with such income or is required to expend cash for the repayment of debt or in any other manner for which no current deduction is available in computing the Company's "REIT taxable income," the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings, raise funds through the issuance of additional shares of Common or Preferred Stock, or pay dividends in the form of taxable share dividends in order to meet the 95% distribution requirement necessary to maintain its REIT qualification.

  Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in its deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

 RECORDKEEPING REQUIREMENTS

  Pursuant to applicable Treasury Regulations, in order to qualify as a REIT, the Company must maintain certain records. In addition, to avoid a monetary penalty, the Company must request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding shares.

 FAILURE TO QUALIFY

  If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, it will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year

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

during which it ceased to qualify as a REIT. It is not possible to predict whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

  As used herein, the term "U.S. Shareholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

 TAXATION OF SHAREHOLDERS ON DISTRIBUTIONS

  As long as the Company qualifies as a REIT, distributions made to taxable U.S. Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account by such U.S. Shareholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. For purposes of determining whether distributions are out of current or accumulated earnings and profits, earnings and profits are first allocated to preferred stock and then allocated to common stock. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Beginning with its 1998 taxable year, the Company may elect to retain and pay income tax on its net long-term capital gains. In that case, the Company's shareholders would include in income as long-term capital gain their proportionate share of its undistributed long-term capital gains. In addition, the shareholders would be deemed to have paid their proportionate share of the tax paid by the Company, which would be credited or refunded to the shareholders. Each shareholder's basis in his shares would be increased by the amount of the undistributed long-term capital gains included in the shareholder's income, less the shareholder's share of the tax paid by the Company.

  Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a shareholder's shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if such shares have been held for one year or less), assuming that such shares are capital assets in the hands of the shareholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year. The Company may be required to withhold a portion of capital gain distributions to shareholders who fail to certify their nonforeign status to the Company.

  Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of Common Stock will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a shareholder is a limited partner) against such income. In addition, taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Stock (or distributions treated as such), however, will be treated as investment income only if the shareholder so elects, in which case such capital gains will be taxed at ordinary income rates. The Company will notify shareholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

 TAXATION OF SHAREHOLDERS ON THE DISPOSITION OF COMMON STOCK

  In general, any gain or loss realized upon a taxable disposition of shares of Common Stock by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange by a shareholder who has held such shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent that a distribution from the Company is required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of shares of Common Stock may be disallowed if other shares of the same Common Shares are purchased within 30 days before or after the disposition.

 CAPITAL GAINS AND LOSSES

  A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%. For taxable years ending after 1997, the maximum tax rate on net capital gains applicable to noncorporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain applicable to noncorporate taxpayers from the sale or exchange of "section 1250 property" (i.e., depreciable real property) is 25% to the extent that such gain would have been treated as ordinary income if the property were "section 1245 property."

  With respect to distributions designated by the Company as capital gain dividends and any retained capital gains that the Company is deemed to distribute in taxable years beginning on and after January 1, 1998, the Company may designate (subject to certain limits) whether such a dividend or distribution is taxable to its noncorporate shareholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for individuals may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual amount of $3,000, and capital losses not currently deductible due to such limitation may be carried forward indefinitely. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

 INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

  The Company will report to its U.S. Shareholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

  Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Company to Exempt Organizations generally will not constitute UBTI, provided that (i) the Exempt Organization has not financed its acquisition of shares of Common Stock with acquisition indebtedness within the meaning of the Code and (ii) the shares of Common Stock are not otherwise used by the Exempt Organization in an unrelated trade or business. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9),
(17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the stock of the Company may be required to treat a percentage of the dividends received with respect to its Company shares as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Common Stock of the Company only if (i) the UBTI Percentage is at least 5%, (ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust, and
(iii) either (A) one pension trust owns more than 25% of the value of the Company's shares or (B) a group of pension trusts individually holding more than 10% of the value of the Company's shares collectively owns more than 50% of the value of the Company's shares.

TAXATION OF NON-U.S. SHAREHOLDERS

  The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign holders of Common Stock (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

 TAXATION OF SHAREHOLDERS ON DISTRIBUTIONS

  Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges of U.S. real property interests and are not designated by the Company as capital gains dividends or retained capital gains (i.e., undistributed capital gains to the extent so designated by the Company) will be treated as dividends of ordinary income to the extent that they are made out of the Company's current or accumulated earnings and profits. For purposes of determining whether distributions are made out of current or accumulated earnings and profits, earnings and profits are allocated first to preferred stock and then to common stock. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in Common Stock is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. Shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a non-U.S. corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. The Service has issued regulations that modify the manner in which the Company must comply with the withholding requirements. Those regulations are effective for distributions made after December 31, 1999.

  Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's Common Stock but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's Common Stock, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of the Company's current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate applicable to dividend distributions. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of the Company's current and accumulated earnings and profits.

  For any year in which the Company qualifies as a REIT, to the extent that a distribution is attributable to gain from sales or exchanges of U.S. real property interests, the distribution will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business without regard to whether the Company designates such distribution as capital gain dividends. Non-U.S. Shareholders thus would be taxed at the normal capital gain rates applicable to U.S. Shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate shareholder not entitled to treaty relief or exemption. The Company is required to withhold 35% of any distribution that is designated or could be designated by it as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

 TAXATION OF SHAREHOLDERS ON THE DISPOSITION OF COMMON STOCK

  Gain recognized by a Non-U.S. Shareholder upon a sale of his Common Stock generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. The Company believes that it is currently, and expects to continue to be, a "domestically controlled REIT" and, therefore, the sale of Common Stock will not be subject to taxation under FIRPTA. However, no assurance can be given that the Company will continue to be a "domestically controlled REIT." Furthermore, gain not subject to taxation under FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in Common Stock is effectively connected with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the Company were not a "domestically controlled REIT, " gain recognized upon the sale of Common Stock by a Non-U.S. Shareholder generally will not be subject to tax under FIRPTA provided that (a) the Common Stock is regularly traded, as defined in applicable Treasury Regulations, on an established securities market and (b) the Non-U.S. Shareholder held 5% or less of the Common Stock of the Company at all times within a specified testing period. If the gain on the sale of Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. Shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations). In addition, the purchaser would be required to withhold 10% of the purchase price and remit such amount to the Service.

 INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

  The Company will report to its Non-U.S. Shareholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a Non-U.S. Shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder certifies as to its Non-U.S. status under penalties of perjury or otherwise establishes an exemption (provided that neither the Company nor its paying agent has actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied). The Service has issued final regulations regarding the backup withholding rules that apply to Non-U.S. Shareholders. Those regulations alter the current system of backup withholding compliance and are effective for distributions made after December 31, 1999. Such regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards.

 ESTATE TAX

  Common stock held (or treated as held) by an individual who is not a citizen or resident (as specially defined for U.S. Federal estate tax purposes) of the United States at the time of his or her death will be includable in the individual's estate for U.S. Federal estate tax purposes unless an applicable estate tax treaty provides otherwise. Such individual's estate may be subject to U.S. Federal estate tax on the property includable in the estate for U.S. Federal estate tax purposes.

POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES

  Prospective holders of Common Stock should recognize that the present federal income tax treatment of the Company and an investment in the Company may be modified by legislative, judicial or administrative action at any time, and that any such action may affect the Company and investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Service and Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and the interpretations thereof could adversely affect the tax consequences to the Company or of an investment in the Company.

OTHER TAX CONSEQUENCES

  The Company, the Corporate Subsidiaries, or the shareholders of the Company may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they own property, transact business, or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN THE COMPANY.

             VALIDITY OF COMMON STOCK AND NEW PREFERRED STOCK

  The validity of the shares of Common Stock and New Preferred Stock offered hereby will be passed upon for the Company by its counsel, Holland & Knight LLP, Tampa, Florida, and passed upon for the Underwriters by Sullivan & Cromwell, New York, New York.

                                    EXPERTS

  The financial statements for Pinnacle Holdings Inc. as of December 31, 1997 and 1996 and for the years then ended and for the period from inception through December 31, 1995, Shore Communications as of December 3, 1997 and for the period from January 1, 1997 through December 3, 1997, Tidewater Communications as of July 31, 1997 and for the period from January 1, 1997 through July 31, 1997 and Majestic Communications as of June 27, 1997 and for the period from January 1, 1997 through June 27, 1997 included in this Prospectus, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements of the Tower Operations of Southern Communications Services, Inc., as of December 31, 1997 and 1996 and for the years then ended, included in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The financial statements of MobileMedia Communications, Inc. and Subsidiaries Tower Operations at December 31, 1997 and 1996, and for the years then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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

                            ADDITIONAL INFORMATION

  The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files, or will file when appropriate, reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

  The Company has filed with the Commission a registration statement on Form S-11 (the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. For the purposes hereof, the term "Registration Statement" means the original registration statement and any and all amendments thereto. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement, including the exhibits and schedules filed as part thereof. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits filed as a part thereof, may be inspected and copied at the public reference facilities maintained by the Commission as set forth above.

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

                         INDEX TO FINANCIAL STATEMENTS

PINNACLE HOLDINGS INC.
Report of Independent Certified Public Accountants.......................   F-2
Consolidated Balance Sheets as of December 31, 1996, 1997 and
 September 30, 1998 (unaudited)..........................................   F-3
Consolidated Statements of Operations for the period from inception through
 December 31, 1995 and for each of the two years ended December 31, 1997
 and for the nine months ended September 30, 1997 and 1998 (unaudited)...   F-4
Consolidated Statements of Changes in Stockholders' Equity for the period from inception through December 31, 1995 and for each of the two years ended December 31, 1997 and for the nine months ended September 30, 1998
 (unaudited).............................................................   F-5
Consolidated Statements of Cash Flows for the period from inception through December 31, 1995 and for each of the two years ended December
 31, 1997 and for the nine months ended September 30, 1997 and 1998 (un-
 audited)................................................................   F-6
Notes to Consolidated Financial Statements...............................   F-7
MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES TOWER OPERATIONS
Report of Independent Auditors...........................................  F-19
Balance Sheets as of June 30, 1998 (unaudited) and December 31, 1997 and
 1996 ...................................................................  F-20
Statements of Income for the six months ended June 30, 1998 and 1997 (un-
 audited) and for each of the two years ended December 31, 1997 and 1996
 ........................................................................  F-21
Statements of Changes in Net Tower Operation Assets as of December 31,
 1996 and 1997 and June 30, 1998 (unaudited).............................  F-22
Statements of Cash Flows for the six months ended June 30, 1998 and 1997
 (unaudited) and for each of the two years ended December 31, 1997 and
 1996 ...................................................................  F-23
Notes to Financial Statements............................................  F-24
SOUTHERN COMMUNICATIONS SERVICES, INC. TOWER OPERATIONS
Report of Independent Public Accountants.................................  F-27
Balance Sheets as of December 31, 1997 and 1996..........................  F-28
Statements of Operations for the years ended December 31, 1997 and 1996..  F-29
Statements of Changes in Accumulated Deficit for the years ended
 December 31, 1997 and 1996..............................................  F-30
Statements of Cash Flows for the years ended December 31, 1997 and 1996..  F-31
Notes to Financial Statements............................................  F-32
SHORE COMMUNICATIONS
Report of Independent Certified Public Accountants.......................  F-35
Combined Balance Sheet as of December 3, 1997............................  F-36
Combined Statement of Operations and Retained Earnings for the period from
 January 1, 1997 through December 3, 1997................................  F-37
Combined Statement of Cash Flows for the period from January 1, 1997 through
 December 3, 1997........................................................  F-38
Notes to Combined Financial Statements...................................  F-39
TIDEWATER COMMUNICATIONS
Report of Independent Certified Public Accountants.......................  F-44
Combined Balance Sheet as of July 31, 1997...............................  F-45
Combined Statement of Operations and Retained Earnings for the period from
 January 1, 1997 through July 31, 1997...................................  F-46
Combined Statement of Cash Flows for the period from January 1, 1997 through
 July 31, 1997...........................................................  F-47
Notes to Combined Financial Statements...................................  F-48
MAJESTIC COMMUNICATIONS
Report of Independent Certified Public Accountants.......................  F-53
Combined Balance Sheet as of June 27, 1997...............................  F-54
Combined Statement of Operations and Retained Earnings for the period from
 January 1, 1997 through June 27, 1997...................................  F-55
Combined Statement of Cash Flows for the period from January 1, 1997 through
 June 27, 1997...........................................................  F-56
Notes to Combined Financial Statements...................................  F-57

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Pinnacle Holdings Inc.

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of Pinnacle Holdings Inc. and its subsidiaries (the "Company") at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997, and for the period from inception (May 3, 1995) through December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP
Price Waterhouse LLP
Tampa, Florida
March 4, 1998

                             PINNACLE HOLDINGS INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                     SEPTEMBER
                                        DECEMBER 31,  DECEMBER 31,      30,
                                            1996          1997          1998
                                        ------------  ------------  ------------
                                                                    (UNAUDITED)
                ASSETS
Current assets:
  Cash and cash equivalents...........  $    47,419   $  1,693,923  $        --
  Accounts receivable, less allowance
   for doubtful accounts
   of $45,000, $70,000, and $356,905,
   respectively.......................      483,883      1,577,575     2,145,696
  Prepaid expenses and other current
   assets.............................      291,148      1,037,447     1,032,619
                                        -----------   ------------  ------------
   Total current assets...............      822,450      4,308,945     3,178,315
Restricted cash.......................       34,072         59,822        60,976
Tower assets, net of accumulated
 depreciation of $2,229,274,
 $8,278,524, and $15,223,593,
 respectively.........................   48,327,035    127,946,070   459,593,332
Fixed assets, net.....................      757,595      1,495,121     2,311,318
Land..................................    4,112,000      6,850,951    13,861,872
Deferred debt issue costs, net of
 accumulated amortization of $222,755,
 $514,898 and $827,619, respectively..    1,159,080      1,871,242    11,848,530
Other assets..........................      353,405        645,752     1,223,925
                                        -----------   ------------  ------------
                                        $55,565,637   $143,177,903  $492,078,268
                                        ===========   ============  ============
 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................  $   807,092   $  2,242,397  $  2,889,655
  Accrued expenses....................      723,444      3,095,049     7,374,058
  Deferred revenue....................      132,423        639,460     1,038,862
  Current portion of long-term debt...      636,214     11,122,077    15,663,791
                                        -----------   ------------  ------------
   Total current liabilities..........    2,299,173     17,098,983    26,966,366
Long-term debt........................   29,785,966    109,459,790   399,642,563
Other liabilities.....................       60,759        105,012       112,089
                                        -----------   ------------  ------------
                                         32,145,898    126,663,785   426,721,018
                                        -----------   ------------  ------------
Commitments and contingencies (Note 7)
Redeemable stock:
  Series A senior preferred stock,
   mandatorily redeemable, dividends
   payable-in-kind; $.001 par value;
   145,000 shares authorized; 0, 0 and
   30,322 shares issued and
   outstanding at December 31, 1996
   and 1997 and September 30, 1998,
   respectively; includes accrued
   dividends of $322,192 at September
   30, 1998 (Note 12).................          --             --     28,782,220
  Class B common stock, 12,000 shares
   issued and outstanding at December
   31, 1996 and 1997 and September 30,
   1998...............................    1,200,000      1,761,000     1,761,000
  Class D common stock, $.001 par
   value; 38,000, 39,000, and 40,000
   shares issued and outstanding at
   December 31, 1996 and 1997 and
   September 30, 1998, respectively...           38             39            40
                                        -----------   ------------  ------------
                                          1,200,038      1,761,039    30,543,260
                                        -----------   ------------  ------------
Stockholders' equity:
  Series B junior preferred stock,
   redeemable, 14% dividends, $.001
   par value; 100 shares authorized;
   0, 0 and 32.85 shares issued and
   outstanding at December 31, 1996
   and 1997 and September 30, 1998,
   respectively (Note 12).............          --             --     32,570,731
  Common stock:
  Class A common stock--202,500 shares
   issued and outstanding at December
   31, 1996 and 1997 and June 30,
   1998...............................          203            203           203
  Class E common stock--51,300,
   67,089, and 174,766 shares issued
   and outstanding at December 31,
   1996, 1997 and September 30, 1998,
   respectively.......................           51             67           175
  Warrants (Note 12)..................          --             --      1,000,000
  Additional paid-in capital..........   24,881,219     25,875,752    35,547,160
  Accumulated deficit.................   (2,661,772)   (11,122,943)  (34,304,279)
                                        -----------   ------------  ------------
                                         22,219,701     14,753,079    34,813,990
                                        -----------   ------------  ------------
                                        $55,565,637   $143,177,903  $492,078,268
                                        ===========   ============  ============

  The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                            PINNACLE HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                           PERIOD FROM
                            INCEPTION
                          (MAY 3, 1995)                                NINE MONTHS ENDED
                             THROUGH     YEAR ENDED    YEAR ENDED        SEPTEMBER 30,
                          DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  -------------------------
                              1995          1996          1997         1997          1998
                          ------------- ------------  ------------  -----------  ------------
                                                                    (UNAUDITED)  (UNAUDITED)
Tower rental revenue....    $ 733,003   $ 4,841,752   $12,880,631   $ 7,981,381  $ 21,127,633
Tower operating
 expenses, excluding
 depreciation and
 amortization...........      180,919     1,135,023     2,632,274     1,469,490     3,965,511
                            ---------   -----------   -----------   -----------  ------------
  Gross margin..........      552,084     3,706,729    10,248,357     6,511,891    17,162,122
                            ---------   -----------   -----------   -----------  ------------
Other expenses:
  General and
   administrative.......      306,180       923,168     1,385,382       881,656     2,861,133
  Corporate
   development..........      369,496     1,439,749     3,772,140     2,400,587     5,212,815
  Depreciation..........      281,950     2,041,085     6,334,769     4,369,632    13,357,626
                            ---------   -----------   -----------   -----------  ------------
                              957,626     4,404,002    11,492,291     7,651,875    21,431,574
                            ---------   -----------   -----------   -----------  ------------
Loss from operations....     (405,542)     (697,273)   (1,243,934)   (1,139,984)   (4,269,452)
Interest expense........      181,212     1,154,990     6,925,094     4,377,952     7,276,265
Amortization of original
 issue discount and debt
 issuance costs.........       58,664       164,091       292,143       185,569    11,635,619
                            ---------   -----------   -----------   -----------  ------------
Net loss................    $(645,418)  $(2,016,354)  $(8,461,171)  $(5,703,505) $(23,181,336)
                            =========   ===========   ===========   ===========  ============
Payable-in-kind
 preferred dividends and
 accretion..............          --            --            --            --        683,304
Net loss attributable to
 common shareholders....    $(645,418)  $(2,016,354)  $(8,461,171)  $(5,703,505) $(23,864,640)
                            =========   ===========   ===========   ===========  ============
Basic loss per common
 share..................    $   (6.31)  $     (8.10)  $    (27.28)  $    (18.66) $     (59.85)
                            =========   ===========   ===========   ===========  ============
Weighted average number
 of common shares
 outstanding............      102,250       248,950       310,122       305,666       398,708
                            =========   ===========   ===========   ===========  ============





  The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                            PINNACLE HOLDINGS INC.

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                    SERIES  B JUNIOR     CLASS A        CLASS E
                    PREFERRED STOCK    COMMON STOCK   COMMON STOCK             ADDITIONAL       STOCK
                   ------------------ -------------- --------------              PAID-IN    SUBSCRIPTIONS ACCUMULATED
                   SHARES   AMOUNT    SHARES  AMOUNT SHARES  AMOUNT  WARRANTS    CAPITAL     RECEIVABLE     DEFICIT
                   ------ ----------- ------- ------ ------- ------ ---------- -----------  ------------- ------------
Issuance of
common stock, net
of issuance
costs:
 Class A.........                      75,500  $ 76           $                $ 7,051,405
 Class B.........
 Class D.........
Stock
subscription.....                                                                             $(180,015)
 Net loss........                                                                                         $   (645,418)
                   -----  ----------- -------  ----  -------  ----  ---------- -----------    ---------   ------------
Balance at
December 31,
1995.............    --       --       75,500    76      --    --          --    7,051,405     (180,015)      (645,418)
Issuance of
common stock, net
of issuance
costs:
 Class A.........                     127,000   127                             12,699,873
 Class D.........
 Class E.........                                     51,300    51               5,129,941
Payment received
for stock
subscriptions....                                                                               180,015
Net loss.........                                                                                           (2,016,354)
                   -----  ----------- -------  ----  -------  ----  ---------- -----------    ---------   ------------
Balance at
December 31,
1996.............    --       --      202,500   203   51,300    51         --   24,881,219          --      (2,661,772)
Issuance of
common stock, net
of issuance
costs:
 Class B.........
 Class D.........
 Class E.........                                     15,789    16               1,555,533
Retirement of
common stock:
 Class B.........
 Class D.........
Net loss.........                                                                                           (8,461,171)
Adjustment to
Class B common
stock............                                                                 (561,000)
                   -----  ----------- -------  ----  -------  ----  ---------- -----------    ---------   ------------
Balance at
December 31,
1997.............    --       --      202,500   203   67,089    67         --   25,875,752          --     (11,122,943)
(UNAUDITED):
 Issuance of
 common stock,
 net of issuance
 costs:
 Class D.........
 Class E.........                                    107,677   108              10,767,600
 Distribution to
 Class B common
 stockholders
 (Note 6)........                                                                 (412,888)
 Issuance of
 preferred stock,
 net of issuance
 costs:
 Series A senior
 preferred
 stock...........                                                   $1,000,000
 Series B junior
 preferred
 stock...........  32.50   32,221,690
 Dividends and
 accretion on
 preferred
 stock...........   0.35      349,041                                             (683,304)
 Net loss........                                                                                          (23,181,336)
                   -----  ----------- -------  ----  -------  ----  ---------- -----------    ---------   ------------
 Balance at
 September 30,
 1998............  32.85  $32,570,731 202,500  $203  174,766  $175  $1,000,000 $35,547,160          --    $(34,304,279)
                   =====  =========== =======  ====  =======  ====  ========== ===========    =========   ============
                   STOCKHOLDERS'
                      EQUITY
                   -------------
Issuance of
common stock, net
of issuance
costs:
 Class A.........   $ 7,051,481
 Class B.........
 Class D.........
Stock
subscription.....      (180,015)
 Net loss........      (645,418)
                   -------------
Balance at
December 31,
1995.............     6,226,048
Issuance of
common stock, net
of issuance
costs:
 Class A.........    12,700,000
 Class D.........
 Class E.........     5,129,992
Payment received
for stock
subscriptions....       180,015
Net loss.........    (2,016,354)
                   -------------
Balance at
December 31,
1996.............    22,219,701
Issuance of
common stock, net
of issuance
costs:
 Class B.........
 Class D.........
 Class E.........     1,555,549
Retirement of
common stock:
 Class B.........
 Class D.........
Net loss.........    (8,461,171)
Adjustment to
Class B common
stock............      (561,000)
                   -------------
Balance at
December 31,
1997.............    14,753,079
(UNAUDITED):
 Issuance of
 common stock,
 net of issuance
 costs:
 Class D.........
 Class E.........    10,767,708
 Distribution to
 Class B common
 stockholders
 (Note 6)........      (412,888)
 Issuance of
 preferred stock,
 net of issuance
 costs:
 Series A senior
 preferred
 stock...........   $ 1,000,000
 Series B junior
 preferred
 stock...........    32,221,690
 Dividends and
 accretion on
 preferred
 stock...........      (334,263)
 Net loss........   (23,181,336)
                   -------------
 Balance at
 September 30,
 1998............   $34,813,990
                   =============

  The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                               PINNACLE HOLDINGS
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                          PERIOD FROM
                           INCEPTION
                         (MAY 3, 1995)                                 NINE MONTHS ENDED
                            THROUGH     YEAR ENDED    YEAR ENDED         SEPTEMBER 30,
                         DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  --------------------------
                             1995          1996          1997          1997          1998
                         ------------- ------------  ------------  ------------  ------------
                                                                   (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net loss...............  $  (645,418) $(2,016,354)  $(8,461,171)  $ (5,703,505) $(23,181,336)
                          -----------  -----------   -----------   ------------  ------------
 Adjustments to
  reconcile net loss to
  net cash provided by
  operating activities:
 Depreciation...........      281,950    2,041,085     6,334,769      4,369,632    13,357,626
 Amortization of
  original issue
  discount and debt
  issuance costs........       58,664      164,091       292,143        185,569    11,635,619
 Provision for doubtful
  accounts..............          --        45,000        25,000         25,000       286,905
 (Increase) decrease
  in:
   Accounts receivable,
    gross...............      (74,818)    (454,065)   (1,118,692)      (415,469)     (855,026)
   Notes receivable.....     (387,455)     387,455           --             --            --
   Prepaid expenses and
    other current
    assets..............      (13,544)    (277,604)     (746,299)        97,759         4,828
   Deferred debt costs..          --           --            --        (450,000)   (4,977,403)
   Other assets.........     (175,172)    (237,408)     (358,587)      (150,485)     (609,486)
 Increase (decrease)
  in:
   Accounts payable.....      173,381      633,711     1,435,305      2,242,679       647,258
   Accrued expenses.....      293,665      429,779     2,371,605         20,312     4,279,009
   Deferred revenue.....       55,006       77,417       507,037       (104,947)      399,402
   Other current
    liabilities.........      490,000     (490,000)          --             --            --
   Other liabilities....          --        49,491        44,253        101,930         7,077
                          -----------  -----------   -----------   ------------  ------------
   Total adjustments....      701,677    2,368,952     8,786,534      5,921,980    24,175,809
                          -----------  -----------   -----------   ------------  ------------
Net cash provided by
 operating activities...       56,259      352,598       325,363        218,475       994,473
                          -----------  -----------   -----------   ------------  ------------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Payments made in
  connection with
  acquisitions:
   Tower assets.........  (10,553,958) (31,845,153)  (70,852,422)   (47,777,002) (310,720,053)
   Land.................     (774,153)  (3,337,847)   (2,738,951)    (1,071,953)   (7,010,921)
 Capital expenditures:
   Tower assets.........   (1,121,150)  (7,036,048)  (14,815,863)   (14,346,502)  (31,312,021)
   Fixed assets.........     (287,711)    (563,646)   (1,023,513)      (783,566)   (1,244,500)
 (Increase) decrease in
  restricted cash.......     (297,118)     138,157       (25,750)       (25,750)       (1,154)
                          -----------  -----------   -----------   ------------  ------------
Net cash used in
 investing activities...  (13,034,090) (42,644,537)  (89,456,499)   (64,004,773) (350,288,649)
                          -----------  -----------   -----------   ------------  ------------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Borrowings under
  long-term debt, net
  ......................    4,937,200   24,866,994    89,918,073     85,814,601   479,713,785
 Repayment of long-term
  debt..................          --      (568,516)     (695,982)   (20,798,943) (204,138,000)
 Proceeds from issuance
  of redeemable stock,
  net...................    1,200,030            8           --             --     28,782,220
 Proceeds from issuance
  of PIK preferred
  stock and warrants,
  net...................          --           --            --             --     32,887,427
 Proceeds from issuance
  of common stock,
  net...................    6,871,466   18,010,007     1,555,549        458,457    10,767,709
 Payment of accretion
  in Class B common
  stock.................          --           --            --             --       (412,888)
                          -----------  -----------   -----------   ------------  ------------
Net cash provided by
 financing activities...   13,008,696   42,308,493    90,777,640     65,474,115   347,600,253
                          -----------  -----------   -----------   ------------  ------------
Net increase (decrease)
 in cash and
 cash equivalents.......       30,865       16,554     1,646,504      1,687,817    (1,693,923)
Cash and cash
 equivalents,
 beginning of period....          --        30,865        47,419         47,419     1,693,923
                          -----------  -----------   -----------   ------------  ------------
Cash and cash
 equivalents, end of
 period.................  $    30,865  $    47,419   $ 1,693,923   $  1,735,236  $        --
                          ===========  ===========   ===========   ============  ============
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOWS:
 Cash paid for inter-
  est...................  $   185,980  $ 1,037,452   $ 5,786,816   $  4,124,306  $  7,840,878
                          ===========  ===========   ===========   ============  ============
Non-cash transactions:
 Seller debt issued in
  connection with
  acquisitions..........  $ 1,715,520  $ 7,493,255   $19,251,850   $ 10,235,131  $  2,347,107
 Payable-in-kind
  preferred dividends
  and accretion.........  $       --   $       --    $       --    $        --   $    683,304

  The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                            PINNACLE HOLDINGS INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION
  The accompanying consolidated financial statements reflect the financial position and results of operations and cash flows of Pinnacle Holdings Inc. and its wholly owned subsidiaries: Pinnacle Towers Inc., Coverage Plus Antenna Systems, Inc. and Tower Systems, Inc., collectively referred to as the "Company." The Company acquires, develops and operates telecommunication towers and leases space on its towers to customers in the wireless communications industries located in the United States. All significant intercompany balances and transactions have been eliminated in consolidation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 USE OF ESTIMATES
  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results may vary from estimates used.

 CASH AND CASH EQUIVALENTS
  For purposes of reporting cash flows, the Company considers all highly liquid temporary cash investments with a maturity of three months or less to be cash equivalents.

 CONCENTRATION OF CREDIT RISK
  Substantially all of the accounts receivable are with federal, state and local government agencies and national and local wireless communications providers. The Company performs ongoing credit evaluations of its customers but does not require collateral to support customer receivables. The Company maintains an allowance for doubtful accounts on its customer receivables based upon factors surrounding the credit risk of specific customers, historical trends and other information.

 RESTRICTED CASH
  Restricted cash reflects cash held in escrow restricted for the acquisition of tower sites.

 TOWER ASSETS
  Tower assets consists of towers and related attachments which are recorded at cost and depreciated using the straight-line method over the estimated useful life of the assets, which is 15 years for towers and 30 years for buildings. Also included in tower assets are towers in progress of $2,815,153 and $3,452,045 as of December 31, 1996 and 1997, respectively. Improvements, renewals and extraordinary repairs which increase the value or extend the life of the asset are capitalized. Repairs and maintenance costs are expensed as incurred.

 FIXED ASSETS
  Fixed assets are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the fixed assets. Equipment held under capital leases is amortized on a straight-line basis over the term of the lease or the remaining life of the leased property, whichever is shorter. Betterments, renewals and extraordinary repairs which increase the value or extend the life of the asset are capitalized. Repairs and maintenance costs are expensed as incurred.

 OTHER ASSETS

  Other assets consists primarily of organization costs of $98,553 and $32,313 at December 31, 1996 and 1997, respectively, (net of accumulated amortization of $101,570 and $167,810, respectively), and costs associated with the acquisition of debt, which are capitalized and amortized over the terms of the related debt arrangements.

                            PINNACLE HOLDINGS INC.

 IMPAIRMENT OF LONG-LIVED ASSETS

  The Company evaluates the recoverability of its long-lived assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related asset may be less than previously anticipated. If the net book value of the related asset exceeds the undiscounted future cash flows of the asset, the carrying amount would be reduced to the present value of its expected future cash flows and an impairment loss would be recognized. As of December 31, 1997 management does not believe that an impairment reserve is required.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amount of the Company's financial instruments at December 31, 1996 and 1997, which includes cash, accounts receivable and debt, approximates fair value due to the short maturity of those instruments. The Company considers the fixed rate and variable rate financial instruments to be representative of current market interest rates and, accordingly, the recorded amounts approximate their present fair market value.

 ACCOUNTING FOR INTEREST RATE SWAPS

  The Company is exposed to credit losses in the event of nonperformance by counterparties on interest rate swaps and other risk management instruments. The Company does not believe there is a significant risk of nonperformance by any of the parties to these instruments. Amounts due to the Company under these agreements were not significant at December 31, 1997.

 TOWER RENTAL REVENUE RECOGNITION

  Tower rental revenue is recognized on a straight-line basis over the life of the related lease agreements. Revenue is recorded in the month in which it is due. Any rental amounts received in advance of the month due are recorded as deferred revenue.

 CORPORATE DEVELOPMENT EXPENSES

  Corporate development expenses represent costs incurred in connection with acquisitions, construction activities and expansion of the customer base. These expenses consist primarily of allocated compensation and overhead costs that are not directly related to the administration or management of existing towers, and are expensed as incurred.

 INCOME TAXES

  The Company qualifies and intends to continue to qualify to be taxed as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code of 1986, as amended, for each taxable year of operations. As a REIT, the Company is allowed a tax deduction for the amount of dividends paid to its stockholders, thereby effectively subjecting the distributed net income of the Company to taxation at the stockholder level only, provided it distributes at least 95% of its REIT taxable income and meets certain other requirements for qualifying as a REIT. The Company incurred a loss for both book and tax purposes in the years ended December 31, 1996 and 1997 and, therefore, was not required to pay a cash dividend in order to retain its REIT status.

 EARNINGS (LOSS) PER SHARE

  Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding during each period. The computation of diluted earnings (loss) per share, assuming conversion of the Class D common shares described in Note 9, has an antidilutive effect on earnings per share.

                            PINNACLE HOLDINGS INC.

 INTERIM FINANCIAL INFORMATION

  The interim financial data includes the accounts and operations of the Company. The interim financial data is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of the interim period and are prepared on the same basis as the audited annual financial statements.

 RECLASSIFICATIONS

  Certain amounts from prior years have been reclassified for consistency with current presentation. These reclassifications were not material to the consolidated financial statements.

3. ACQUISITIONS

  The Company actively acquires towers and assumes the sellers' related customer activity on an ongoing basis. In January 1996, the Company acquired telecommunications tower sites and related assets from an individual for cash of $4,443,000. During May of 1996, the Company acquired the rooftop of the Plaza Tower building including all of the related tower assets and fixtures from Baha Towers Limited Partnership for a purchase price of $3,000,000 which was paid in cash. In July 1996, the Company purchased the tower leases and subleases of Florida Mobile Telephone, Inc. for a purchase price of $2,270,000, which was also paid in cash. In September 1996, the Company purchased 10 tower sites and related assets for $3,010,000, which consisted of $792,325 in cash and $2,217,675 of notes payable to Tall Towers Rentals, Inc. Additionally, the Company completed 44 other acquisitions of towers and related assets, all of which were individually insignificant to the Company, from various sellers during the year ended December 31, 1996. The aggregate purchase price of $20,854,055 consisted of $15,578,475 in cash and $5,275,580 of notes payable to the former tower owners (see Note 6).

  The Company completed 72 acquisitions during the year ended December 31, 1997, all of which were individually insignificant to the Company. The aggregate purchase price for acquisitions for the year ended December 31, 1997 was $73,591,373, which consisted of $54,339,523 in cash and $19,251,850 of notes payable to the former tower owners.

  The Company completed the acquisition of 201 towers from Southern Communications Services, Inc. on March 4, 1998. On September 3, 1998, the Company completed the acquisition of 166 towers from MobileMedia Corporation and affiliates. (See Note 12)

  The Company accounts for its acquisitions using the purchase method of accounting. The results of operations of the acquired assets are included with those of the Company from the dates of the respective acquisitions. The pro-forma results of operations listed below reflect purchase accounting and pro-forma adjustments as if the transactions occurred as of January 1, 1996. The unaudited pro-forma consolidated financial statements are not necessarily indicative of the results that would have occurred if the assumed transaction had occurred on the dates indicated and are not necessarily indicative of the expected financial position or results of operations in the future.

                                                         DECEMBER 31,
                                                   --------------------------
                                                       1996          1997
                                                   ------------  ------------
                                                   (UNAUDITED)   (UNAUDITED)
   Tower rental revenue........................... $  9,427,245  $ 15,547,242
   Gross profit, excluding depreciation and
    amortization..................................    7,375,124    12,381,646
   Net loss.......................................  (11,117,283)  (11,780,246)
   Basic net loss per common share................ $     (44.66) $     (37.99)

                             PINNACLE HOLDINGS INC.

4. FIXED ASSETS

  Fixed assets consist of the following:

                                               ESTIMATED
                                                USEFUL      DECEMBER 31,
                                               LIVES IN  --------------------
                                                 YEARS     1996       1997
                                               --------- --------  ----------
   Vehicles...................................      5    $257,304  $  489,778
   Furniture, fixtures and other office
    equipment.................................      5     426,542     504,759
   Data processing equipment..................      5     167,511     880,333
                                                         --------  ----------
                                                          851,357   1,874,870
   Accumulated depreciation...................            (93,762)   (379,749)
                                                         --------  ----------
   Fixed assets, net..........................           $757,595  $1,495,121
                                                         ========  ==========

5. ACCRUED EXPENSES

  Accrued expenses consist of the following:

                                                                DECEMBER 31,
                                                             -------------------
                                                               1996      1997
                                                             -------- ----------
   Construction costs....................................... $    --  $1,071,719
   Interest.................................................  199,385  1,337,662
   Professional fees........................................  146,000    150,000
   Sales tax and other......................................  109,446    148,115
   Payroll and other........................................  268,613    387,553
                                                             -------- ----------
                                                             $723,444 $3,095,049
                                                             ======== ==========

6. LONG-TERM DEBT

  Long-term debt consists of the following:

                                                            DECEMBER 31,
                                                      -------------------------
                                                         1996          1997
                                                      -----------  ------------
Senior Credit Facility, monthly interest at variable
 rates (7.75% and 8.25% at December 31, 1996 and
 1997, respectively), secured, quarterly principal
 installments beginning June 30, 2000, maturing
 December 31, 2004..................................  $21,100,000  $ 72,000,000
Notes payable to former tower owners, interest from
 8.5% to 13% per annum, monthly installments of
 principal and interest of varying amounts through
 December 31, 2021, secured by various letters of
 credit.............................................    9,322,180    28,581,867
Subordinated term note, quarterly interest at
 variable rates (11.88% at December 31, 1997),
 unsecured, principal and interest maturing
 September 22, 2000.................................          --     20,000,000
                                                      -----------  ------------
                                                       30,422,180   120,581,867
Less current portion of long-term debt..............     (636,214)  (11,122,077)
                                                      -----------  ------------
                                                      $29,785,966  $109,459,790
                                                      ===========  ============

                            PINNACLE HOLDINGS INC.

  The remaining principal payments at December 31, 1997 were due as follows:
1999-$357,561; 2000-$30,713,259; 2001-$10,243,954; 2002-$11,256,324; and 2003
and thereafter $56,883,692.

 SENIOR CREDIT FACILITY

  In September 1995, the Company entered into a credit agreement which provided for $25,000,000 of senior debt financing through a reducing revolving line of credit and revolver/term loan (as amended, the "Senior Credit Facility"). In September 1996, the Company and its senior lender agreed to expand the commitment amount to $100,000,000. Advances under the credit agreement are limited to a borrowing base, which is based on the Company's cash flows, as defined in the agreement.

  Advances under the Senior Credit Facility accrue interest at the Company's option at either LIBOR plus a margin of up to 2.375%, as defined in the related agreement, or at the greater of the Federal Funds Effective Rate plus 0.50% or the prime rate, plus a margin of up to 1.375%. Advances under the Senior Credit Facility bear interest payable in quarterly installments. In addition, the Company is required to pay commitment fees based on the unused portion of the commitments and customary facility fees on the total amount of the commitments.

  The Senior Credit Facility is secured by a lien on substantially all of the Company's assets and a pledge of substantially all of the Company's capital stock. The credit agreement contains customary covenants such as limitations on the Company's ability to incur indebtedness, to incur liens or encumbrances on assets, to make certain investments, to make distributions to shareholders, or prepay subordinated debt. Under the credit agreement, the Company may not permit the ratio of debt to annualized EBITDA to exceed certain amounts, as defined in the agreement.

  For the period from inception (May 3, 1995) through December 31, 1995 and for the years ended December 31, 1996 and 1997, the Company incurred commitment fees of approximately $38,000, $52,000, and $192,000, respectively.

 SUBORDINATED TERM LOAN

  On September 22, 1997, the Company entered into a term loan agreement for $20,000,000, which is subordinated to the Company's Senior Credit Facility. Borrowings under this agreement accrue interest, at interest rates equal to a margin amount (as defined in the agreement), plus LIBOR. The amount of the related margins are 6% through March 22, 1998, 7.5% through September 22, 1998, 10% through March 22, 1999 and the ratio increases by 2% for each successive six month period to a maximum combined rate of 18%. The Company may extend the maturity of the subordinated debt to September 22, 2007 if the Company complies with the subordinated debt covenants, as defined in the agreement. The Company may prepay this loan at any time at the Company's option. In connection with the term loan agreement, the Company issued warrants to lenders for 10,000 shares of the Company's Class F Common Stock (see Note 9). As of December 31, 1997, no value was assigned to the warrants.

 INTEREST RATE SWAP

  The Company entered into interest rate swap agreements to manage the interest rate risk associated with certain of its variable rate debt. The swap agreement effectively converts the credit agreement floating rate debt from LIBOR plus a margin, as defined in the agreement, to a fixed rate

                            PINNACLE HOLDINGS INC.

debt plus the applicable margin under the credit agreement on an amount equal to the notional value of the interest rate swap. The following table summarizes the interest rate swap agreement:

                                                       NOTIONAL AMOUNT
                                             -----------------------------------
                                     FIXED
                                    PAY RATE DECEMBER 31, 1996 DECEMBER 31, 1997
                                    -------- ----------------- -----------------
   EXPIRATION DATE
   September 30, 2000..............   5.75%     $20,000,000       $20,000,000
   May 1, 1998.....................   6.22%             --         20,000,000
   December 24, 1998...............   5.90%             --         30,000,000

  Approximately $28,000 and $51,000 of interest expense was incurred in 1996 and 1997, respectively, related to the interest rate swap agreements.

7. COMMITMENTS AND CONTINGENCIES

 OPERATING LEASES

  The Company is obligated under noncancellable leases for office space, machinery and equipment and ground leases which expire at various times through 2015. The majority of these leases have renewal options which range up to 10 years. Certain of the leases have purchase options at the end of the original lease term. The future minimum lease commitments under these leases at December 31, 1997 are as follows:

   YEAR ENDING
   DECEMBER 31,
     1998.......................................................... $   787,532
     1999..........................................................     781,319
     2000..........................................................     722,262
     2001..........................................................     574,192
     2002..........................................................     541,397
     2003 and thereafter...........................................   6,623,432
                                                                    -----------
       Total minimum lease payments................................ $10,030,134
                                                                    ===========

  Total rent expense under noncancellable operating leases was approximately $118,000, $468,083 and $1,468,323 for the period ended December 31, 1995 and for the years ended December 31, 1996 and 1997, respectively.

 EMPLOYMENT AGREEMENTS

  The Company has severance agreements with certain officers of the Company which grant these employees the right to receive their base salary and continuation of certain benefits for periods ranging from six to eighteen months in the event of a termination (as defined by the agreement) of such employees.

 LITIGATION

  The Company is not a party to any material legal proceedings other than routine litigation incidental to its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Company.

                            PINNACLE HOLDINGS INC.

8. TENANT LEASES

  The following is a schedule by year of total rentals to be received for tower space under noncancellable lease agreements as of December 31, 1997:

   YEAR ENDING
   DECEMBER 31,
     1998........................................................... $ 6,333,611
     1999...........................................................   5,813,840
     2000...........................................................   5,204,757
     2001...........................................................   3,858,188
     2002...........................................................   3,046,291
     2003 and thereafter............................................   2,211,626
                                                                     -----------
                                                                     $26,468,313
                                                                     ===========

  Principally all of the leases provide for renewal at varying escalations. These escalations have not been reflected above.

9.STOCKHOLDERS' EQUITY

 CAPITAL CONTRIBUTION COMMITMENT

  In 1995, the Company and its principal shareholder entered into a capital contribution agreement whereby the principal shareholder committed to invest up to $20,000,000 as equity in the Company (the "Capital Contribution Agreement") and at that time, management contributed $1,200,000. In February 1996, the Capital Contribution Agreement was amended and the principal shareholder's equity commitment to the Company was increased to $50,000,000.

 REDEEMABLE STOCK

  Class D common stock is convertible into shares of Class C common stock. The number of shares of Class C common stock issuable upon conversion will be 25% of the aggregate number of Class A and Class B common stock outstanding at the close of business on the Conversion date, as defined in the agreement. Such conversion will be effected by the surrender of the Class D common stock in exchange for the Class C common stock on a date to be approved by the Board of Directors, or upon consummation of an initial public offering. Any Class D common stock converted into Class C common stock will maintain the vesting characteristics such Class D common stock had prior to the time of conversion.

  Shares of Class D Common Stock are held by various officers and employees of the Company. Vesting of the ownership of these shares is subject to varying schedules. Certain employees vest into the ownership of the shares at the rate of 20% per year. Other employees vest according to the following schedule:

                                                               VESTING FRACTION
                                                                  OF SHARES
                                                              REMAINING UNVESTED
                                                              ------------------
   ANNIVERSARY OF
   THE CLOSING DATE
     First...................................................        1/10
     Second..................................................         1/9
     Third...................................................         1/8
     Fourth..................................................         2/7
     Fifth...................................................         1/2
     Sixth...................................................         1/1

                            PINNACLE HOLDINGS INC.

  If certain employees cease to be employed prior to the third anniversary of the date their respective shares were granted, any vested shares will become unvested. In the event of an initial public offering or sale of the Company, all unvested shares for any employee still employed will become vested shares. In the event of termination of employment, all shares of Class D common stock are subject to repurchase provisions, as defined below.

  If any employee ceases to be employed, then such employee's Class B and Class D common stock will be subject to repurchase by the Class A stockholders and the Company. The employee will have the right to require the Company to purchase any or all Class B and D common stock which are held, if such employee's termination was with or without cause and any Class D stock if termination is as a result of death or disability. If the employee is terminated with or without cause, the repurchase price for Class B common stock and vested Class D common stock will be fair market value, while the repurchase price for unvested Class D common stock will be $.001 per share. During 1997, the Company repurchased 500 shares of Class B common stock from a former employee. The purchase price approximated $147 per share, resulting in the determination of a new fair market value of the stock. Accordingly, the Class B common stock and additional paid in capital accounts have been adjusted to reflect this increase in fair market value.

  The Company's obligation to repurchase the Class D stock in the event of death or disability of an employee stockholder is limited to the amount of shares the Company could purchase with the proceeds of the life insurance policy covering the respective Class D employee stockholder. Additionally, all repurchases of shares are subject to the applicable restrictions contained in the Company's debt agreements.

 COMMON STOCK

  The Company has six classes of authorized common stock: Class A, B, C, D, E and F. Under the Company's Amended and Restated Certificate of Incorporation, the relative rights and preferences of each class of common stock are as follows:

 VOTING RIGHTS

  All classes of common stock will vote together as a single combined class on all matters submitted to a vote of the shareholders, with each holder of Class A, B, C, E or F common shares being entitled to one vote per share of such stock held and each holder of Class D common shares being entitled to a number of votes equal to the number of shares of Class C stock which would be issued upon conversion of the Class D stock, as described below.

 DISTRIBUTIONS

  The holders of the Class A and B common shares have an initial distribution preference equal to 15% per annum (the "Yield") based on the initial purchase price of $100 per share from the date of issuance through June 30, 1997. In addition to the Yield, the holders of Class A, Class B and Class E common stock are entitled to a distribution preference of $100 per share (the "Preference Amount").

  Holders of Class A common stock are entitled to receive their respective Preference Amounts before any distributions are to be made to any other class of stock. Similarly, holders of Class E Common stock are entitled to receive their respective Preference Amount before any distributions are to be made to the holders of Class B, C, D or F common stock. Once distributions have been made to Class A and E, holders of Class B common stock will receive their Preference Amounts. Remaining

                            PINNACLE HOLDINGS INC.

distributions will be made to all classes of common stock on the basis of the number of Units (as defined by the Company's Certificate of Incorporation) assigned to the respective shares.

  In connection with the Subordinated-Term Loan Agreement (see Note 6), the Company issued warrants to the lenders for shares of the Company's Class F Common Stock (see Note 12).

  Additional stock information is as follows:

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1996    1997
                                                                ------- -------
Preferred stock:
  Par value per share.......................................... $ 0.001 $ 0.001
  Shares authorized............................................ 100,000 100,000
  Shares issued and outstanding................................     --      --
Class A common stock:
  Par value per share.......................................... $ 0.001 $ 0.001
  Shares authorized............................................ 202,500 202,500
  Shares issued and outstanding................................ 202,500 202,500
Class B common stock:
  Par value per share.......................................... $ 0.001 $ 0.001
  Shares authorized............................................  12,000  12,000
  Shares issued and outstanding................................  12,000  12,000
Class C common stock:
  Par value per share.......................................... $ 0.001 $ 0.001
  Shares authorized............................................ 200,000 200,000
  Shares issued and outstanding................................     --      --
Class D common stock:
  Par value per share.......................................... $ 0.001 $ 0.001
  Shares authorized............................................ 100,000 100,000
  Shares issued and outstanding................................  38,000  39,000
Class E common stock:
  Par value per share.......................................... $ 0.001 $ 0.001
  Shares authorized............................................ 300,000 300,000
  Shares issued and outstanding................................  51,300  67,089
Class F common stock:
  Par value per share.......................................... $   --  $ 0.001
  Shares authorized............................................     --   10,000
  Shares issued and outstanding................................     --      --

10. RELATED PARTY TRANSACTIONS

  Certain board members and/or stockholders provide management services to the Company. The Company pays up to $75,000 plus reimbursable expenses each year for such management services. For the period from inception (May 3, 1995) through December 31, 1995, the Company paid approximately $12,500 for such services and related expenses. The Company paid approximately $55,162 and $78,166 for such services and related reimbursable expenses for the years ended December 31, 1996 and 1997, respectively. At December 31, 1996 and 1997, $88,016 and $29,950, respectively, was due to these related parties for management services and related reimbursable expenses. A balance due from current or former officers of $200,000 is included in other assets at December 31, 1997.

                            PINNACLE HOLDINGS INC.

  During 1997, the majority stockholder of the Company guaranteed a note payable to a tower seller of $3,904,600 associated with a tower acquisition (see Note 6).

11.EMPLOYEE BENEFIT PLAN

  Effective January 1, 1997, the Company began participating in a 401(k) plan of the majority stockholder. The plan covers substantially all employees. Benefits vest based on number of years of service. To participate in the plan, employees must be at least 21 years old and have completed six months of service.

12.SUBSEQUENT EVENTS

 ACQUISITIONS

  On March 4, 1998, the Company completed the acquisition of 201 towers from Southern Communications Services, Inc. ("Southern Communications"), a subsidiary of Southern Company. The Company paid $83,500,000 for these towers, located in Georgia, Alabama, Mississippi, and Florida.

  In connection with the acquisition of these towers, the Company and Southern Communications or one of its affiliates have entered into leases whereby Southern Communications or one of its affiliates is a customer on each of the 201 towers acquired. Under the lease agreement, Southern Communications and its affiliates will pay initial annual aggregate rent of approximately $5,500,000 in 1998. The leases have initial terms of ten years with five optional renewal periods of five years exercisable at the customer's option. The Company anticipates that Southern will continue to represent a significant, but declining percentage of the Company's revenues as the Company grows. The Company has also entered into an option agreement with Southern Communications under which the Company may supply, acquire or develop an additional 80 sites. Any of these additional sites would be rented under the same terms as the original leases of the 201 towers described above.


 COMMON STOCK

  In connection with the Subordinated Term Loan agreement (see Note 6), the Company issued warrants to the lenders for 10,000 shares of the Company's Class F Common Stock. The warrants are exercisable by the holders only in the event the Company defaults (as defined in the agreement) under the terms of its loans or does not repay the Subordinated Term Loan on or before September 22, 2000.

 EVENTS SUBSEQUENT TO THE DATE OF INDEPENDENT ACCOUNTANT'S REPORT (UNAUDITED)

 ACQUISITIONS

  On September 3, 1998, the Company acquired from MobileMedia Corporation ("MobileMedia") and several of its affiliates 166 towers for an aggregate purchase price of approximately $170 million. MobileMedia assigned its existing tenant leases on the towers to the Company. The Company entered into a lease (the "Lease") with MobileMedia Communications, Inc., an affiliate of MobileMedia, providing such affiliate of MobileMedia the non-exclusive right to install a certain amount of its equipment on the acquired towers for an aggregate rent of $10.7 million per year. The Lease has an initial term of 15 years and one five-year renewal term exercisable at the option of the lessee. Prior to this acquisition, space on the towers was primarily for the exclusive use of MobileMedia and its

                            PINNACLE HOLDINGS INC.

affiliates. The Company has integrated these towers into its rental tower business and is leasing space on these towers to other third party wireless communications providers. The towers are located in the Southeastern United States, Southern California and New England.

  The MobileMedia transaction was funded with proceeds from the sale of two separate newly authorized series of preferred stock of the Company described below, a loan from ABRY Broadcast Partners II, L.P., a controlling stockholder of the Company, and borrowings under the Company's senior credit facility with NationsBank, N.A. and certain other lenders.

  Including the Southern Communications and MobileMedia transactions described above, for December 31, 1997 through December 18, 1998, the Company purchased a total of 519 towers for an aggregate consideration of approximately $330,836,121. Also subsequent to December 31, 1997 the Company entered into several letters of intent with various third parties to purchase 41 towers, reflecting an aggregate commitment to pay approximately $24,843,111.

  The pro-forma results of operations listed below reflect purchase accounting and pro-forma adjustments as if the transactions occurred as of January 1, 1996. The unaudited pro-forma consolidated financial statements are not necessarily indicative of the results that would have occurred if the assumed transaction had occurred on the dates indicated and are not necessarily indicative of the expected financial position or results of operations in the future.

                                                         SEPTEMBER 30,
                                                   --------------------------
                                                       1997          1998
                                                   ------------  ------------
                                                   (UNAUDITED)   (UNAUDITED)
   Tower rental revenue........................... $ 31,553,628  $ 32,846,267
   Gross profit, excluding depreciation and
    amortization..................................   26,857,397    27,430,522
   Net loss.......................................  (27,879,135)  (32,240,666)
   Net loss attributable to common shareholders...  (34,732,945)  (41,002,782)
   Basic net loss per common share................      (113.63)      (102.84)

 PREFERRED STOCK

  On September 30, 1998, in connection with the MobileMedia Acquisition the Company sold 30,000 shares of newly authorized Series A Senior Preferred Stock (the "Senior Preferred Stock") for $30 million. These shares carry a liquidation preference of $30 million in the aggregate, and were sold with an attached warrant to purchase, for a nominal price, approximately 0.75% of the Company's outstanding common stock. Dividends on the Senior Preferred Stock accrue at a rate of 14% through March 31, 1999, 14.75% from April 1, 1999 through June 30, 1999, 15.5% from July 1, 1999 through September 30, 1999 and 16% thereafter. At the Company's option, such dividends can be paid by the issuance of additional shares of such stock. The Senior Preferred Stock is redeemable at the Company's option at no premium at any time upon 30 days advance notice. The Senior Preferred Stock is mandatorily redeemable on September 30, 2008. The warrants (valued using the Black-Scholes option pricing model) are recorded at fair value and are exercisable at a nominal price for a period of eight and one-half years commencing 18 months following the issuance of the Senior Preferred Stock. If the Senior Preferred Stock in redeemed prior to 18 months after its initial issuance, the warrants may not be exercised and will be cancelled. The warrants expire on September 3, 2008.

  ABRY/Pinnacle, Inc., an affiliate of ABRY Broadcast Partners II, L.P., purchased newly authorized Series B Junior Preferred Stock of the Company (the "Junior Preferred Stock") with a liquidation preference of $32.5 million. Dividends accrue at a rate of 14% and at the Company's option may be paid by the issuance of additional shares of such stock. The Junior Preferred Stock is redeemable at the Company's option at no premium at any time. The Junior Preferred Stock is not mandatorily redeemable.

                            PINNACLE HOLDINGS INC.

  The Senior Preferred Stock and the Junior Preferred Stock have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

  In December 1998, the Company sold additional shares of the Series B Junior Preferred Stock with a liquidation preference of $32.8 million, which resulted in net proceeds of approximately $26.2 million.

CAPITAL CONTRIBUTION

  As of September 30, 1998, approximately $8.9 million remained outstanding under the Capital Contribution Agreement (see Note 9).

 LONG-TERM DEBT

  In February 1998, the Company entered into an agreement with its principal stockholder (the "Bridge Loan"), whereby the Company borrowed $12,500,000 in cash. Amounts outstanding under the Bridge Loan earn interest at the rate of 9% per annum. Interest and principal under the Bridge Loan are payable within one year from the date of the related borrowing. During April 1998, the Company borrowed $2.5 million under this Bridge Loan to partially fund acquisitions.

  On March 4, 1998, the Company amended the Senior Credit Facility to provide for borrowings initially of up to $200,000,000. The facility comprises a revolving line of credit under which the Company may make borrowings and repayments until March 31, 2000, at which time the facility will convert into a term loan payable through December 31, 2005. Advances under the Senior Credit Facility accrue interest at the Company's option of either LIBOR plus a margin of up to 2.75%, as defined in the related agreement, or at the greater of the Federal Funds Effective Rate plus 0.50% or the prime rate, plus a margin of up to 1.75%. Advances under the facility are available to fund acquisitions and construction of towers and for general corporate purposes.

  On March 17, 1998, the Company issued $325,000,000 of 10% Senior Discount Notes with a scheduled maturity in 2008 through a private placement offering to institutional investors. The Company has the right to redeem the notes on or after March 15, 2003 at a price 105.0%, 103.3%, 102.6% and 100.0% during the twelve month period ending March 15, 2003, 2004, 2005, and 2006 and thereafter, respectively. In addition, the Company at any time prior March 15, 2001 may redeem up to 35% of the Senior Discount Notes upon a public equity offering at a redemption price equal to 110% of the accreted value of the notes plus unpaid liquidated damages, if any, as of the redemption date. The notes will accrete interest, representing the amortization of the original issue discount, at a rate of 10% compounded semi-annually to a maturity of $325,000,000 by March 15, 2003. Thereafter, the notes will pay interest at the rate of 10% semi annually, payable in arrears on March 15 and September 16. The proceeds of this issuance were used to repay approximately $158.6 million of outstanding borrowing under the Senior Credit Facility, to repay and retire $20 million and approximately $1.2 million in accrued interest outstanding under the Subordinated Term Loan, to repay in full and retire the $12.5 million of principal and $.1 million in accrued interest outstanding under the ABRY Bridge Loan, and to pay approximately $.4 million in the aggregate to holders of the Company's Class B common stock in settlement of a distribution preference on such stock.

  In September 1998, the Company borrowed $15,000,000 from ABRY II, the Company's principal stockholder (the "ABRY Bridge Loan"), to partially finance the MobileMedia Acquisition. The ABRY Bridge Loan bears interest at a rate of 9.0%. Interest and principal under the ABRY Bridge Loan are payable within one year from the date of borrowing.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
MobileMedia Communications, Inc. and
 Subsidiaries

  We have audited the accompanying balance sheets of the tower operations (the "Tower Operations") of MobileMedia Communications, Inc. and Subsidiaries (the "Parent") as of December 31, 1997 and 1996 and the related statements of income, changes in net tower operation assets, and cash flows for the years then ended. These financial statements are the responsibility of the Parent's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Tower Operations of MobileMedia Communications, Inc. and Subsidiaries as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

  As discussed in Note 4, on July 7, 1998, MobileMedia Corporation and the Parent entered into an agreement to sell certain assets of the Tower Operations to Pinnacle Towers Inc. Tower Operations is not a separate legal entity, subsidiary, division or segment of the Parent and, accordingly, it has no independent financing sources. On January 30, 1997, MobileMedia, the Parent and all seventeen of the Parent's subsidiaries (collectively with the Parent and MobileMedia, the "Debtors"), filed for protection under Chapter 11 of Title 11 of the United States Code. The Debtors are operating as debtors-in-possession and are subject to the jurisdiction of the United State Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Accordingly, the aforementioned sale transaction is subject to Bankruptcy Court approval. Management believes it will receive the consent of its debt holders and the Bankruptcy Court for the sale of the Tower Operations free and clear of all liens. As a result of the uncertainties of the Debtor's bankruptcy and the collateralization of the Tower Operations' assets, and the potential effect on the Tower Operations' assets, there is substantial doubt that the Tower Operations would continue as a going concern if the necessary consents are not received or if for some other reason the sale transaction is not consummated. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
July 13, 1998

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                                TOWER OPERATIONS
   (A CARVE-OUT ENTITY OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES)

                                 BALANCE SHEETS

                                                            DECEMBER 31,
                                           JUNE 30,    -----------------------
                                             1998         1997         1996
                                          -----------  -----------  ----------
                                          (UNAUDITED)
ASSETS
Current assets:
 Accounts receivable (net of allowance
  for doubtful accounts of $80,000,
  $57,000 and $18,000 at June 30, 1998,
  December 31, 1997 and 1996, respective-
  ly).................................... $   283,294  $   196,307  $  179,960
 Prepaid site lease rentals..............      46,248       49,710      46,934
                                          -----------  -----------  ----------
    Total current assets.................     329,542      246,017     226,894
Property and equipment:
 Land....................................   2,401,987    2,401,987   2,401,987
 Tower assets and other equipment........   4,910,330    4,891,859   4,670,431
 Less accumulated depreciation...........  (1,544,396)  (1,279,937)   (758,456)
                                          -----------  -----------  ----------
Net property and equipment...............   5,767,921    6,013,909   6,313,962
                                          -----------  -----------  ----------
    Total assets......................... $ 6,097,463  $ 6,259,926  $6,540,856
                                          ===========  ===========  ==========
LIABILITIES AND NET TOWER OPERATION
 ASSETS
Liabilities:
 Accounts payable........................ $   214,316  $   520,318  $  282,045
 Unearned revenue........................     172,829      165,241      29,411
                                          -----------  -----------  ----------
                                              387,145      685,559     311,456
Commitments and contingencies
Net tower operation assets...............   5,710,318    5,574,367   6,229,400
                                          -----------  -----------  ----------
    Total liabilities and net tower oper-
     ation assets........................ $ 6,097,463  $ 6,259,926  $6,540,856
                                          ===========  ===========  ==========

                            See accompanying notes.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                                TOWER OPERATIONS
   (A CARVE-OUT ENTITY OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES)

                              STATEMENTS OF INCOME

                                    SIX MONTHS ENDED
                                 ----------------------
                                                         YEAR ENDED DECEMBER 31,
                                  JUNE 30,    JUNE 30,   -----------------------
                                    1998        1997        1997        1996
                                 ----------- ----------  ----------- -----------
                                 (UNAUDITED) (UNAUDITED)
Revenues........................ $1,262,201  $1,246,855  $ 2,500,185 $ 2,608,321
Expenses:
 Operations.....................    513,105     525,572    1,113,663   1,001,018
 General and administrative.....    283,413     292,413      609,179     540,015
 Depreciation...................    264,459     257,576      521,481     489,271
                                 ----------  ----------  ----------- -----------
    Total expenses..............  1,060,977   1,075,561    2,244,323   2,030,304
                                 ----------  ----------  ----------- -----------
Net income...................... $  201,224  $  171,294  $   255,862 $   578,017
                                 ==========  ==========  =========== ===========


                            See accompanying notes.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                                TOWER OPERATIONS
   (A CARVE-OUT ENTITY OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES)

              STATEMENTS OF CHANGES IN NET TOWER OPERATION ASSETS

Net tower operation assets as of December 31, 1995.................. $3,958,877
 Net income.........................................................    578,017
 Net activity with Parent...........................................  1,692,506
                                                                     ----------
Net tower operation assets as of December 31, 1996..................  6,229,400
 Net income.........................................................    255,862
 Net activity with Parent...........................................   (910,895)
                                                                     ----------
Net tower operation assets as of December 31, 1997..................  5,574,367
 Net income (unaudited).............................................    201,224
 Net activity with Parent (unaudited)...............................    (65,273)
                                                                     ----------
Net tower operation assets as of June 30, 1998 (unaudited).......... $5,710,318
                                                                     ==========



                            See accompanying notes.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                                TOWER OPERATIONS
   (A CARVE-OUT ENTITY OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES)

                            STATEMENTS OF CASH FLOWS

                                SIX MONTHS ENDED
                             ----------------------
                                                     YEAR ENDED DECEMBER 31,
                              JUNE 30,    JUNE 30,   -------------------------
                                1998        1997        1997          1996
                             ----------- ----------  -----------  ------------
                             (UNAUDITED) (UNAUDITED)
OPERATING ACTIVITIES
Net income.................   $ 201,224  $ 171,294   $   255,862  $    578,017
Adjustments to reconcile
 net income to net cash
 provided by operating ac-
 tivities:
  Depreciation.............     264,459    257,576       521,481       489,271
  Change in operating as-
   sets and liabilities:
    Accounts receivable....     (86,987)    (6,186)      (16,347)      (50,889)
    Prepaid expenses.......       3,462     (2,777)       (2,776)          --
    Accounts payable.......    (306,002)   131,694       238,273       248,015
    Unearned revenue.......       7,588     89,654       135,830       (27,082)
                              ---------  ---------   -----------  ------------
Net cash provided by oper-
 ating activities..........      83,744    641,255     1,132,323     1,237,332
INVESTING ACTIVITIES
Tower acquisitions and cap-
 ital expenditures.........     (18,471)  (216,973)     (221,428)   (2,929,838)
                              ---------  ---------   -----------  ------------
Net cash used in investing
 activities................     (18,471)  (216,973)     (221,428)   (2,929,838)
FINANCING ACTIVITIES
Net activity with Parent...     (65,273)  (424,282)     (910,895)    1,692,506
                              ---------  ---------   -----------  ------------
Net cash (used in) provided
 by financing activities...     (65,273)  (424,282)     (910,895)    1,692,506
                              ---------  ---------   -----------  ------------
Net increase in cash.......         --         --            --            --
Cash at beginning of peri-
 od........................         --         --            --            --
                              ---------  ---------   -----------  ------------
Cash at end of period......   $     --   $     --    $       --   $        --
                              =========  =========   ===========  ============


                            See accompanying notes.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                               TOWER OPERATIONS
   (A CARVE-OUT ENTITY OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES)

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

  The accompanying financial statements present the financial position and the results of operations of the tower operations (the "Tower Operations") of MobileMedia Communications, Inc. and Subsidiaries (the "Parent"), which includes the Parent's business of leasing space on the 163 tower sites that are being acquired by Pinnacle Towers Inc. ("Pinnacle") (see Note 4) to customers in the broadcast and wireless communication industries. The Parent also utilizes the tower sites for its own transmitter systems.

  Tower Operations is not a separate legal entity, subsidiary, division or segment of the Parent and, accordingly, it has no independent financing sources. All funding has been summarized in the accompanying financial statements as "Net activity with Parent".

  The financial statements of the Tower Operations business have been derived from the financial statements of the Parent and have been prepared to present the financial position, results of operations, and cash flows on a stand-alone basis. All revenues and expenses specifically identifiable to Tower ownership are included. Additionally, the accompanying financial statements include certain costs and expenses that have been allocated to the Tower business from the Parent. These costs have been allocated on a pro rata basis primarily based upon revenues or total costs of certain infrastructure operations, depending upon the nature of the cost.

  On January 30, 1997, MobileMedia Corporation ("MobileMedia"), the Parent and all seventeen of the Parent's subsidiaries (collectively with the Parent and MobileMedia, the "Debtors"), filed for protection under Chapter 11 of Title 11 of the United States Code. The Debtors are operating as debtors-in-possession and are subject to the jurisdiction of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

CONCENTRATIONS OF CREDIT RISK

  The owned tower site lease receivables potentially subject the business to credit risk, as the Tower Operations generally does not require collateral or other security to support customer receivables. The carrying amount of the Tower Operations receivables approximates fair value.

PROPERTY AND EQUIPMENT

  Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives, which vary from 5 to 29 years.

IMPAIRMENT OF LONG-LIVED ASSETS

  Management periodically reviews the values assigned to long-lived assets to determine whether any impairments are other than temporary. Management believes that no impairment exists with respect to the long-lived assets in the accompanying balance sheets.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                               TOWER OPERATIONS
   (A CARVE-OUT ENTITY OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

  The Tower Operations earns revenues by leasing space on its towers to customers in the broadcast and communication industries or to customers that have internal communication systems. Lease revenues are recognized on a periodic basis over the non-cancelable lease term. The effect of escalation clauses within such leases is not material. No revenue is recognized in the accompanying financial statements related to the Parent's usage of space on the Tower Operations towers.

ALLOCATION OF EXPENSES

  Certain administrative expenses were allocated from the Parent based on the ratio of revenue generated from the Tower Operations to the Parent's revenues from services, rents and maintenance. Additionally, certain operational expenses were allocated from the Parent based on the estimated percentage of such costs which are deemed to be applicable to the Tower Operations. Management believes that these are the most appropriate methodologies for allocating such expenses.

INCOME TAXES

  The Tower Operations is not in itself a taxable entity and no provision or benefit for United States federal or state income taxes has been recorded.

UNAUDITED INTERIM FINANCIAL STATEMENTS

  The interim financial information as of June 30, 1998 and the six months ended June 30, 1998 and 1997 contained herein is unaudited but, in the opinion of management, includes all adjustments of a normal recurring nature which are necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. Results of operations for the periods presented herein are not necessarily indicative of results of operations for the entire year.

2. COMMITMENTS AND CONTINGENCIES

  The Tower Operations' property and equipment are part of the collateral for MobileMedia's secured debt. MobileMedia is seeking the consent of the secured debt holders and the Bankruptcy Court for the sale of certain assets of the Tower Operations to Pinnacle free and clear of the liens (see Note 4). Management believes it will receive such consents from the secured debt holders and the Bankruptcy Court.

  The land on which certain towers are constructed is leased pursuant to operating leases. Rental expenses under operating leases were approximately $277,000, $298,000, $597,000 and $563,000 for the six months ended June 30,
1998 (unaudited) and 1997 (unaudited) and the years ended December 31, 1997 and 1996, respectively. The effect of escalation clauses within such leases is not material. At December 31, 1997, the aggregate minimum rental commitments under leases were as follows:

      1998........................................................... $  570,916
      1999...........................................................    454,913
      2000...........................................................    330,408
      2001...........................................................    203,091
      2002...........................................................    177,582
      Thereafter.....................................................    639,760
                                                                      ----------
                                                                      $2,376,670
                                                                      ==========

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                               TOWER OPERATIONS
   (A CARVE-OUT ENTITY OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
2. COMMITMENTS AND CONTINGENCIES (CONTINUED)

  One ground lease, which extends until October 2003, stipulates that the tower on the land becomes the property of the city in which it is located upon expiration of the lease.

  One tower asset represents an exclusive lease agreement for use of the tower by the Tower Operations. Additionally, the Company believes that it has title to all Tower Operations land; however, for one such parcel, the Tower Operations may only have an easement to use the property.

3. IMPACT OF YEAR 2000 (UNAUDITED)

  The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Parent's computer programs that have time-sensitive software may recognize a date using "00" as the Year 1900 rather than the Year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

  While the Parent is aware that certain of its software requires modification, it is in the process of determining the full extent that it will be required to modify or replace significant portions of its software so that its computer systems function properly with respect to dates in the Year 2000 and thereafter. If such modifications and conversions are not made, or are not completed timely, the Year 2000 issue could have a material impact on the operations of the Parent and the Tower Operations.

4. SUBSEQUENT EVENT--SALE AND LEASEBACK OF TOWER ASSETS

  On July 7, 1998, MobileMedia and the Parent entered into an agreement to sell 163 towers and 49 parcels of land related to the Tower Operations to Pinnacle Towers Inc. for $170,000,000. The transaction also includes the assignment of leases and related lease payments for 89 land leases related to towers included in the sale. It is anticipated that such transaction will close on August 25, 1998, subject to the approval of the Bankruptcy Court.

  In connection with the transaction, MobileMedia and the Parent will enter into a lease agreement with Pinnacle in which the Parent will lease space on towers for 683 transmitters for a period of fifteen years at a cost of $1,300 per month per transmitter.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Southern Communications Services, Inc.:

  We have audited the accompanying balance sheets of the tower operations (the "Tower Operations" or "Company") of SOUTHERN COMMUNICATIONS SERVICES, INC. (a Delaware corporation) as of December 31, 1997 and 1996 and the related statements of operations, changes in accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Tower Operations of Southern Communications Services, Inc. as of December 31, 1997 and 1996 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP
Arthur Andersen LLP
Atlanta, Georgia
February 20, 1998

                     SOUTHERN COMMUNICATIONS SERVICES, INC.
                                TOWER OPERATIONS
         (A CARVE-OUT ENTITY OF SOUTHERN COMMUNICATIONS SERVICES, INC.)

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                          1997         1996
                                                       -----------  -----------
                        ASSETS
Current Assets:
  Accounts receivable................................. $    39,459  $   169,994
  Prepaids and other..................................     117,599      102,942
                                                       -----------  -----------
    Total current assets..............................     157,058      272,936
                                                       -----------  -----------
Property and Equipment, at cost:
  Tower investment....................................  40,191,788   38,139,393
  Less accumulated depreciation.......................  (3,875,184)  (1,928,510)
                                                       -----------  -----------
    Net property and equipment........................  36,316,604   36,210,883
                                                       -----------  -----------
    Total assets...................................... $36,473,662  $36,483,819
                                                       ===========  ===========
         LIABILITIES AND ACCUMULATED DEFICIT
Current Liabilities:
  Accounts Payable.................................... $    78,342  $   115,865
Due to Parent.........................................  40,930,277   39,007,286
Commitments and Contingencies
Accumulated Deficit...................................  (4,534,957)  (2,639,332)
                                                       -----------  -----------
    Total liabilities and accumulated deficit......... $36,473,662  $36,483,819
                                                       ===========  ===========


        The accompanying notes are an integral part of these statements.

                     SOUTHERN COMMUNICATIONS SERVICES, INC.
                                TOWER OPERATIONS
         (A CARVE-OUT ENTITY OF SOUTHERN COMMUNICATIONS SERVICES, INC.)

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                         1997         1996
                                                      -----------  -----------
Revenues............................................. $ 1,017,305  $   349,428
Expenses:
  Operations.........................................     876,614      748,001
  Administrative and General.........................      89,642       54,072
  Depreciation.......................................   1,946,674    1,810,282
                                                      -----------  -----------
  Total expenses.....................................   2,912,930    2,612,355
                                                      -----------  -----------
Net Loss............................................. $(1,895,625) $(2,262,927)
                                                      ===========  ===========



        The accompanying notes are an integral part of these statements.

                     SOUTHERN COMMUNICATIONS SERVICES, INC.
                                TOWER OPERATIONS
         (A CARVE-OUT ENTITY OF SOUTHERN COMMUNICATIONS SERVICES, INC.)

                  STATEMENTS OF CHANGES IN ACCUMULATED DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

Accumulated Deficit as of December 31, 1995....................... $  (376,405)
Net Loss..........................................................  (2,262,927)
                                                                   -----------
Accumulated Deficit as of December 31, 1996.......................  (2,639,332)
Net Loss..........................................................  (1,895,625)
                                                                   -----------
Accumulated Deficit as of December 31, 1997....................... $(4,534,957)
                                                                   ===========



        The accompanying notes are an integral part of these statements.

                     SOUTHERN COMMUNICATIONS SERVICES, INC.
                                TOWER OPERATIONS
         (A CARVE-OUT ENTITY OF SOUTHERN COMMUNICATIONS SERVICES, INC.)

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                          1997         1996
                                                       -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss...........................................  $(1,895,625) $(2,262,927)
  Adjustments to reconcile net loss to net cash used
   by operating activities:
   Depreciation......................................    1,946,674    1,810,282
   Changes in current assets and liabilities:
    Decrease (increase) in accounts receivable.......      130,535     (169,994)
    Decrease (increase) in prepaids and other........      (14,657)    (102,942)
    (Decrease) increase in accounts payable..........      (37,523)     115,865
                                                       -----------  -----------
      Total adjustments..............................    2,025,029    1,653,211
                                                       -----------  -----------
Net cash provided by (used in) operating activities..      129,404     (609,716)
                                                       -----------  -----------
CASH FLOW FROM INVESTING ACTIVITIES:
  Capital expenditures...............................   (2,052,395)  (8,657,518)
                                                       -----------  -----------
Net cash used by investing activities................   (2,052,395)  (8,657,518)
CASH FLOW FROM FINANCING ACTIVITIES:
  Change in Due to Parent............................    1,922,991    9,267,234
                                                       -----------  -----------
Net cash provided from financing activities..........    1,922,991    9,267,234
Increase In Cash.....................................  $         0  $         0
                                                       -----------  -----------
Cash at Beginning of Year............................  $         0  $         0
                                                       ===========  ===========
Cash at End of Year..................................  $         0  $         0
                                                       ===========  ===========


        The accompanying notes are an integral part of these statements.

                    SOUTHERN COMMUNICATIONS SERVICES, INC.
                               TOWER OPERATIONS
        (A CARVE-OUT ENTITY OF SOUTHERN COMMUNICATIONS SERVICES, INC.)

                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 BASIS OF PRESENTATION

  The accompanying financial statements present the financial position and the results of operations of the Tower Operations (the "Company") of Southern Communications Services, Inc. (the "Parent"), which include the Parent's business of leasing space on the 201 tower sites that are being acquired by Pinnacle Towers Inc. ("Pinnacle") (See Note 4) to customers in the broadcast and wireless communication industries. Tower leasing has been incidental to the Parent's communications services business, and it has had no concentrated marketing and sales effort to generate revenues from tower leases.

  Tower Operations is not a separate subsidiary, division or segment of the Parent. The financial statements of the Tower Operations business have been derived from the financial statements of the Parent and have been prepared to present the financial position, results of operations, and cash flows on a stand-alone basis. All revenues and expenses specifically identifiable to tower ownership are included. Additionally, the accompanying financial statements include certain costs and expenses that have been allocated to the tower business from the Parent. These costs have been allocated on a pro rata basis primarily on either revenues or total costs of infrastructure operations, depending upon the nature of the cost. Management believes this allocation methodology is reasonable.

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 CREDIT RISK

  The owned tower site lease receivables potentially subject the business to credit risk, as collateral is generally not required. The business risk of loss is limited due to the significant number of leases with affiliated companies and the superior credit ratings of non-affiliated lessees. The carrying amount of the Company's receivables approximates fair value.

 PROPERTY AND EQUIPMENT

  Towers are recorded at cost and include certain capitalized overhead costs (primarily engineering). Depreciation is computed using the straight-line method over the estimated useful lives of its towers, which are 20 years.

 LONG-LIVED ASSETS

  The business periodically reviews the values assigned to long-lived assets to determine whether any impairments are other than temporary. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

 INCOME TAXES

  The Company is not in itself a taxable entity, and no provision or benefit for United States federal or state income taxes has been recorded.

                    SOUTHERN COMMUNICATIONS SERVICES, INC.
                               TOWER OPERATIONS
        (A CARVE-OUT ENTITY OF SOUTHERN COMMUNICATIONS SERVICES, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

 REVENUE RECOGNITION

  The Company earns revenues by leasing space on its towers to customers in the broadcast and communication industries or to customers that have internal communication systems. Lease revenues are recognized on a straight-line basis over the noncancelable lease term.

2. COMMITMENTS AND CONTINGENCIES

 LEASES

  The Company leases land for certain tower sites under long-term operating leases. The majority of these leases contain renewal provisions which generally require renewals to be exercised at market rates. Rental expense for the years ended December 31, 1997 and 1996 totaled $228,688 and $195,075, respectively, and are included in Operations Expense in the accompanying statements of operations.

  Future minimum rental payments required under the operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1997 are as follows (in thousands):

   1998.............................................................. $  240,320
   1999..............................................................    240,320
   2000..............................................................    218,840
   2001..............................................................    203,544
   2002 and thereafter...............................................    854,096
                                                                      ----------
   Total............................................................. $1,757,120
                                                                      ==========

3. RELATED-PARTY TRANSACTIONS

  Certain specialized services are performed for the Company by Southern Company Services, Inc., an affiliate. Services provided include support in major functional areas, such as engineering, site acquisition, site leasing, benefits, cash management, legal, risk management, accounting, payroll, and taxes. These services are provided at cost and totaled $38,994 and $37,054 in 1997 and 1996, respectively.

  The Company purchases electrical power and leases land for towers from affiliated companies. The costs of these services were $117,061 and $112,623 in 1997 and 1996, respectively.

  The Company leases space on towers to certain of its affiliates. Revenues for these sales and services were $371,936 and $169,995 in 1997 and 1996, respectively.

  At December 31, 1997 and December 31, 1996, the Company owed approximately $26,574 and $71,267, respectively, to its affiliates for amounts due under the agreements discussed above.

4. SALE AND LEASEBACK OF TOWER ASSETS

  On January 9, 1998, the Parent entered into a definitive agreement to sell 201 towers and 90 parcels of land to Pinnacle for a purchase price of $83,500,000 and received $6,000,000 from Pinnacle

                    SOUTHERN COMMUNICATIONS SERVICES, INC.
                               TOWER OPERATIONS
        (A CARVE-OUT ENTITY OF SOUTHERN COMMUNICATIONS SERVICES, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

as a nonrefundable deposit for the transaction. The transaction also includes the assignment of leases and related lease payments for 111 land leases related to towers included in the sale. The transaction is expected to close on March 4, 1998. The sale price will be adjusted proportionately to the average price per tower site if the Parent or Pinnacle elect not to include certain sites in the transaction for certain casualty, title, or lease defects.

  In connection with the transaction, the Parent and Pinnacle have entered into a lease agreement in which the Parent will lease space on each tower included in the transaction for a period of 10 years at a cost of $1,500 per month per site. Five five-year option periods are included in the lease agreement.

  The Parent and Pinnacle have also entered into an option agreement, in which at the sole option of the Parent, Pinnacle may be used to construct up to 80 additional towers for the purpose of permitting the Parent to place thereon communications antennae and related equipment.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Pinnacle Holdings Inc.

  In our opinion, the accompanying combined balance sheet and the related combined statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Shore Communications ("Shore") at December 3, 1997, and the results of its operations and their cash flows for the eleven month period from January 1, 1997 through December 3, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Shore's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/PricewaterhouseCoopers LLP
Price Waterhouse LLP
Tampa, Florida
February 9, 1998

                              SHORE COMMUNICATIONS

               (A CARVE-OUT ENTITY OF SHORE COMMUNICATIONS, INC.,
        WEST SHORE COMMUNICATIONS, INC., AND 28 WALKER ASSOCIATES, LLC)

                             COMBINED BALANCE SHEET

                                                               DECEMBER 3, 1997
                                                               ----------------
                            ASSETS
Current assets:
  Accounts receivable.........................................    $    3,548
  Due from affiliate..........................................        58,107
  Prepaid expenses............................................        16,447
  Stockholder receivable......................................        91,745
  Deferred tax asset..........................................        22,007
  Other current assets........................................         6,948
                                                                  ----------
    Total current assets......................................       198,802
Fixed assets, net.............................................         9,638
Tower assets, net of accumulated depreciation of $229,580.....     2,254,591
Deferred loan costs, net of accumulated amortization of
 $26,777......................................................        48,599
                                                                  ----------
                                                                  $2,511,630
                                                                  ==========
             LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable and other current liabilities..............    $   62,251
  Deferred revenue............................................        60,391
  Stockholder payable.........................................       328,494
  Short-term debt.............................................     2,000,084
                                                                  ----------
    Total current liabilities.................................     2,451,220
Customer deposits.............................................         2,600
                                                                  ----------
                                                                   2,453,820
                                                                  ----------
Commitments and Contingencies (Note 6)
Stockholder's equity:
  Common stock, $1 par value; 10,000 shares authorized; 100
   shares issued and outstanding..............................           100
  Common stock, no par value; 5,000 shares authorized; 100
   shares issued and outstanding..............................           --
  Additional paid in capital..................................        66,900
  Retained earnings...........................................        (9,190)
                                                                  ----------
                                                                      57,810
                                                                  ----------
                                                                  $2,511,630
                                                                  ==========

            The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                              SHORE COMMUNICATIONS

               (A CARVE-OUT ENTITY OF SHORE COMMUNICATIONS, INC.,
        WEST SHORE COMMUNICATIONS, INC., AND 28 WALKER ASSOCIATES, LLC)

             COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                                                       PERIOD FROM JANUARY 1,
                                                      THROUGH DECEMBER 3, 1997
                                                      ------------------------
Revenue..............................................         $667,263
Tower operating expenses, excluding depreciation and
 amortization........................................          145,938
                                                              --------
    Gross margin.....................................          521,325
                                                              --------
Expenses:
  General and administrative expenses................          235,108
  Depreciation and amortization......................           96,554
                                                              --------
                                                               331,662
                                                              --------
Income from operations...............................          189,663
Interest expense.....................................          197,909
                                                              --------
Loss from operations.................................           (8,246)
Income tax benefit...................................           22,007
                                                              --------
Net income...........................................         $ 13,761
                                                              ========
Pro-forma income tax benefit.........................         $  2,849
                                                              --------
Pro-forma net loss...................................         $ (5,397)
                                                              ========
Retained earnings at December 31, 1996...............         $(22,951)
Net income...........................................           13,761
                                                              --------
Retained earnings at December 3, 1997................         $ (9,190)
                                                              ========


            The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                              SHORE COMMUNICATIONS

 (A CARVE-OUT ENTITY OF SHORE COMMUNICATIONS, INC., WEST SHORE COMMUNICATIONS,
                      INC., AND 28 WALKER ASSOCIATES, LLC)

                        COMBINED STATEMENT OF CASH FLOWS

                                                        PERIOD FROM JANUARY 1,
                                                       THROUGH DECEMBER 3, 1997
                                                       ------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................        $  13,761
  Adjustments to reconcile net income to net cash pro-
   vided by operating activities:
   Depreciation and amortization......................           96,554
   Deferred tax asset.................................          (22,007)
   (Increase) decrease in:
    Accounts receivable...............................           (3,548)
    Due from affiliate................................          (58,107)
    Prepaid expenses..................................          (11,261)
    Stockholder receivable............................          146,567
    Other current assets..............................           40,722
   Increase (decrease) in:
    Accounts payable and other current liabilities....           52,011
    Deferred revenue..................................           42,874
    Stockholder payable...............................          181,800
                                                              ---------
      Total adjustments...............................          465,605
                                                              ---------
Net cash provided by operating activities.............          479,366
                                                              ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures:
    Tower assets......................................         (571,259)
    Fixed assets......................................           (3,023)
                                                              ---------
Net cash used in investing activities.................         (574,282)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under term note..........................          339,379
  Repayment of short-term debt........................         (403,662)
                                                              ---------
Net cash used in financing activities.................          (64,283)
Net decrease in cash..................................         (159,199)
                                                              ---------
Cash at December 31, 1996.............................          159,199
                                                              ---------
Cash at December 3, 1997..............................        $     --
                                                              =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
Cash paid for interest................................        $ 199,547
                                                              =========

The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                             SHORE COMMUNICATIONS

              (A CARVE-OUT ENTITY OF SHORE COMMUNICATIONS, INC.,
        WEST SHORE COMMUNICATIONS, INC., AND 28 WALKER ASSOCIATES, LLC)

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

 NATURE OF BUSINESS

  On December 3, 1997, Pinnacle Towers Inc. acquired all of the outstanding stock of Shore Communications, Inc. ("Shore Communications", a C Corporation) and West Shore Communications, Inc. ("West Shore", a C Corporation) and certain of the assets and business operations of 28 Walker Associates, LLC ( "Walker", a limited liability company). Shore Communications and West Shore were wholly-owned by an individual. Walker is owned by two individuals. Collectively, the acquired corporations, assets and related operations are referred to hereafter as Shore Communications ("Shore"). Shore owns telecommunication towers and leases space on these towers to customers in the wireless communications industries in Maryland and Virginia.

 BASIS OF PRESENTATION

  The combined financial statements of Shore have been derived from the accounting records of Shore Communications, West Shore and Walker. Additional allocations were made to reflect Shore's share of general and administrative expenses on a carve-out basis as described in Note 2.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results may vary from those estimates.

 DUE FROM AFFILIATE

  Tower revenues related to Walker are collected by an affiliate on behalf of Walker. Similarly, all direct tower operating expenses and general and administrative expenses are paid by an affiliate on behalf of Walker. Accordingly, a receivable from and payable to affiliates are recorded (see
Note 8).

 TOWER ASSETS

  Tower assets consist of towers, buildings, and related attachments which are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which range from 6 to 31.5 years. Improvements, renewals and extraordinary repairs which increase the value or extend the life of the asset are capitalized. Repairs and maintenance costs are expensed as incurred.

 FIXED ASSETS

  Fixed assets are recorded at cost and depreciated using the straight-line method over the estimated useful life of the assets, which range from 5 to 7 years. Improvements, renewals and extraordinary repairs which increase the value or extend the life of the assets are capitalized. Repairs and maintenance costs are expensed as incurred.

                             SHORE COMMUNICATIONS

              (A CARVE-OUT ENTITY OF SHORE COMMUNICATIONS, INC.,
        WEST SHORE COMMUNICATIONS, INC., AND 28 WALKER ASSOCIATES, LLC)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

 IMPAIRMENT OF LONG-LIVED ASSETS

  Shore evaluates the recoverability of its long-lived assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related asset may be less than previously anticipated. If the net book value of the related asset exceeds the undiscounted future cash flows of the asset, the carrying amount would be reduced to the present value of its expected future cash flows and an impairment loss would be recognized. As of December 3, 1997, management does not believe that an impairment reserve is required.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amount of Shore's financial instruments at December 3, 1997, which consists of accounts receivable, due from affilliate and short-term debt, approximates fair value due to the short maturity of those instruments.

 REVENUE RECOGNITION

  Rental revenue is recognized on a straight-line basis over the life of the related lease agreements. Revenue is recorded in the month in which it is due.

 ALLOCATION OF EXPENSES

  The accompanying financial statements include certain costs and expenses that have been allocated to the tower business from the Parent. These costs have been allocated on a pro rata basis primarily on either revenues or total costs of infrastructure operations, depending upon the nature of the cost. Management believes this allocation is reasonable.

 INCOME TAXES

  Shore accounts for income taxes using the liability method as required by Statement No. 109, Accounting for Income Taxes, issued by the Financial Accounting Standards Board.

  Deferred income taxes are provided for temporary differences between the basis of assets and liabilities for financial reporting and income tax reporting.

  As described in Note 1, Shore consisted of two C Corporations and a portion of a limited liability company. As such, the combined accounts reflect an income tax benefit for only the operations of the C Corporations at December 3, 1997. The Combined Statement of Operations and Retained Earnings also reflects an income tax benefit for the operations of Shore at December 3, 1997 on a pro-forma basis as if Shore were treated as a C Corporation.

3. FIXED ASSETS

  Fixed assets consist of the following:

                                                         ESTIMATED
                                                        USEFUL LIVES DECEMBER 3,
                                                          IN YEARS      1997
                                                        ------------ -----------
   Furniture, fixtures.................................     5, 7      $ 11,691
   Automobile..........................................      5          13,784
                                                                      --------
                                                                        25,475
   Accumulated depreciation............................                (15,837)
                                                                      --------
   Fixed assets, net...................................               $  9,638
                                                                      ========

                             SHORE COMMUNICATIONS

              (A CARVE-OUT ENTITY OF SHORE COMMUNICATIONS, INC.,
        WEST SHORE COMMUNICATIONS, INC., AND 28 WALKER ASSOCIATES, LLC)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

4. SHORT-TERM DEBT

  Shore maintained line of credit facilities with a bank under guidance line notes which provided for secured borrowings up to $1,900,000. Amounts borrowed under these lines of credit have been converted to term notes which bore interest from 9.75% to 10.5% through December 3, 1997. At December 3, 1997, $400,223 was available under the line of credit facilities. Shore paid $2,637 in unused commitment fees as of December 3, 1997. Shore also had a term note which bore a variable interest rate (10.25% at December 3, 1997) which $500,277 was outstanding at December 3, 1997. The term notes provided borrowings for construction of tower sites and were secured by all of the business assets of Shore Communications and the towers owned by Shore Communications and West Shore. The term notes originally matured through December 10, 2002. However, the outstanding balance was repaid subsequent to December 3, 1997 as part of the purchase agreement with Pinnacle Towers, Inc. (Note 10).

5. INCOME TAXES

  As described in Note 1, Shore consisted of two C Corporations and a portion of a limited liability company. As such, the combined accounts reflect an income tax benefit for only the operations of the C Corporations at December 3, 1997. The Combined Statement of Operations and Retained Earnings also reflects an income tax benefit for the operations of Shore at December 3, 1997 on a pro-forma basis as if Shore were treated as a C Corporation.

  Significant components of the income tax benefit on a historical and pro-forma basis were as follows:

                                                                   PRO-FORMA
                                               DECEMBER 3, 1997 DECEMBER 3, 1997
                                               ---------------- ----------------
   Current:
     Federal..................................     $17,867           $2,313
     State....................................       4,140              536
                                                   -------           ------
   Income tax benefits........................     $22,007           $2,849
                                                   =======           ======

  Significant components of the deferred tax asset on a historical and pro-forma basis were as follows:

                                                                   PRO-FORMA
                                               DECEMBER 3, 1997 DECEMBER 3, 1997
                                               ---------------- ----------------
   Deferred tax asset:
     Net operating loss.......................     $22,007           $2,849
                                                   -------           ------
                                                   $22,007           $2,849
                                                   =======           ======

  The effective tax rate approximates the statutory federal and state rates on a historical and pro-forma basis as no permanent differences exist for either the C Corporations or Shore.

  At December 3, 1997, Shore had cummulative federal tax net operating loss ("NOL") carryforward of approximately $8,246 which the Company was unable to use due to its operating loss. This NOL carryforward expires in the year ending December 3, 2013. Shore believes that it is more likely than

                             SHORE COMMUNICATIONS

              (A CARVE-OUT ENTITY OF SHORE COMMUNICATIONS, INC.,
        WEST SHORE COMMUNICATIONS, INC., AND 28 WALKER ASSOCIATES, LLC)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

not that the NOL carryforward will be utilized prior to its expiration by continuing to achieve future profitable operations. Shore does not believe that the change in ownership (Note 10) will impact such operations. Because of the extremely long period that is available to realize these future tax benefits, a valuation allowance for the deferred tax asset is not necessary.

6. COMMITMENTS AND CONTINGENCIES

 OPERATING LEASES

  Shore is obligated under noncancelable leases for ground leases which expire at various times through 2009. The majority of these leases have renewal options which range up to 15 years. The future minimum lease commitments under these leases are as follows:

   PERIOD FROM DECEMBER 4, 1997 THROUGH DECEMBER 31, 1997........... $    4,583
   YEAR ENDED DECEMBER 31,
     1998...........................................................     55,554
     1999...........................................................     47,864
     2000...........................................................     34,521
     2001...........................................................     22,806
     2002...........................................................     14,419
     2003 and thereafter............................................    131,531
                                                                     ----------
                                                                     $  311,278
                                                                     ==========

  Rental expense under noncancelable ground leases for the period ended December 3, 1997 was $52,299.

7. TENANT LEASES

  The following is a schedule by year of total future rentals to be received for tower space under noncancelable lease agreements as of December 3, 1997:

   PERIOD DECEMBER 4, 1997 THROUGH DECEMBER 31, 1997................ $   87,124
   YEAR ENDED DECEMBER 31,
     1998...........................................................    732,032
     1999...........................................................    685,567
     2000...........................................................    594,445
     2001...........................................................    419,552
     2002...........................................................    139,683
     2003 and thereafter............................................     13,200
                                                                     ----------
                                                                     $2,671,603
                                                                     ==========

8. RELATED PARTY TRANSACTIONS

  Shore paid certain expenses related to development of a microwave communications system on behalf of a company wholly owned by the sole stockholder of Shore Communications and West Shore. Expenditures related to the development of the microwave communications system were to be

                             SHORE COMMUNICATIONS

              (A CARVE-OUT ENTITY OF SHORE COMMUNICATIONS, INC.,
        WEST SHORE COMMUNICATIONS, INC., AND 28 WALKER ASSOCIATES, LLC)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

reimbursed to Shore upon completion of the project. However, as Shore entered into a purchase agreement with Pinnacle Towers Inc. (Note 10), the project was terminated and the entire receivable from the related party of $91,461 was expensed as of December 3, 1997 and is included in general and administrative expenses.

  Prior to the acquisition by Pinnacle Towers Inc., the carve-out entity of Walker included transactions with the surviving Walker ("affiliate"). These transactions are disclosed as related party transactions in these financial statements.

  The affiliate received rent payments related to Walker's lease agreements. At December 3, 1997, due from affiliate of $72,818 reflected these receipts.

  The affiliate paid tower operating expense related to Walker. For the period January 1, 1997 through December 3, 1997, Walker incurred tower operating expense of $6,701.

  For the period January 1, 1997 through December 3, 1997, general and administrative expenses of $8,010 were allocated to Walker from the affiliate.

9. EMPLOYEE BENEFIT PLANS

  Shore Communications has defined contribution plans covering employees with two years of service and are of the age of 21. Contributions under these plans are based primarily on the performance of Shore Communications and employee compensation. Total expense amounted to $7,130 for the period from January 1, 1997 through December 3, 1997.

10. SUBSEQUENT EVENTS

  On December 3, 1997, Shore sold all of the outstanding stock of Shore Communications and West Shore and certain of the assets of Walker to Pinnacle Towers Inc. In accordance with the purchase agreement, Shore received approximately $8,973,300 for the outstanding stock, a tower and related assets. Also under the agreement, rent revenue reverted to Pinnacle Towers Inc. as of December 4, 1997. Deferred revenue as of December 3, 1997 reflects rent received by Shore to be remitted to Pinnacle Towers Inc. Of the total purchase price, $2,000,084 was used by Pinnacle Towers Inc. to repay the outstanding bank notes subsequent to December 3, 1997 in accordance with the purchase agreement.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Pinnacle Holdings Inc.

  In our opinion, the accompanying combined balance sheet and the related combined statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Tidewater Communications ("Tidewater") at July 31, 1997, and the results of their operations and their cash flows for the seven month period January 1, 1997 through July 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Tidewater's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

  Tidewater is a member of a group of affiliated companies and, as disclosed in the financial statements, has extensive transactions and relationships with members of the group. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

/s/PricewaterhouseCoopers LLP
Price Waterhouse LLP
Tampa, Florida
February 9, 1998

                            TIDEWATER COMMUNICATIONS

 (A CARVE-OUT ENTITY OF ANTENNA RENTALS CORPORATION, JOHN HARRIS & ASSOCIATES,
                       INC., AND DARE COUNTY PROPERTIES)

                             COMBINED BALANCE SHEET

                                                                   JULY 31, 1997
                                                                   -------------
                              ASSETS
Current assets:
  Due from affiliate..............................................  $  249,796
  Accounts receivable.............................................      33,843
  Prepaid expenses................................................       1,043
                                                                    ----------
    Total current assets..........................................     284,682
Tower assets, net of accumulated depreciation of $326,373.........     553,450
Land..............................................................     380,009
                                                                    ----------
                                                                    $1,218,141
                                                                    ==========
                LIABILITIES AND RETAINED EARNINGS
Current liabilities:
  Accounts payable and other current liabilities..................  $   10,596
  Deferred revenue................................................      10,505
  Short-term debt.................................................     264,982
                                                                    ----------
    Total current liabilities.....................................     286,083
Commitments and Contingencies (Note 5)
Retained earnings.................................................     932,058
                                                                    ----------
                                                                    $1,218,141
                                                                    ==========


            The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                            TIDEWATER COMMUNICATIONS

 (A CARVE-OUT ENTITY OF ANTENNA RENTALS CORPORATION, JOHN HARRIS & ASSOCIATES,
                                     INC.,
                          AND DARE COUNTY PROPERTIES)

             COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                                                          PERIOD FROM JANUARY 1,
                                                          THROUGH JULY 31, 1997
                                                          ----------------------
Revenue..................................................        $368,011
  Tower operating expenses, excluding depreciation.......          56,961
                                                                 --------
    Gross margin.........................................         311,050
                                                                 --------
Other expenses:
  General and administrative expenses....................          29,609
  Depreciation...........................................          26,009
                                                                 --------
                                                                   55,618
                                                                 --------
Income from operations...................................         255,432
Interest expense.........................................          14,055
                                                                 --------
Net income...............................................        $241,377
                                                                 ========
Pro-forma income tax expense.............................        $ 91,785
                                                                 --------
Pro-forma net income.....................................        $149,592
                                                                 ========
Retained earnings at December 31, 1996...................        $690,681
Net income...............................................         241,377
                                                                 --------
Retained earnings at July 31, 1997.......................        $932,058
                                                                 ========



            The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                            TIDEWATER COMMUNICATIONS

 (A CARVE-OUT ENTITY OF ANTENNA RENTALS CORPORATION, JOHN HARRIS & ASSOCIATES,
                       INC., AND DARE COUNTY PROPERTIES)

                        COMBINED STATEMENT OF CASH FLOWS

                                                         PERIOD FROM JANUARY 1,
                                                         THROUGH JULY 31, 1997
                                                         ----------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................       $ 241,377
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation.........................................          26,009
   (Increase) decrease in:
    Due from affiliates.................................        (249,796)
    Accounts receivable.................................         (11,529)
    Prepaid expenses....................................           2,353
   Increase (decrease) in:
    Accounts payable and other current liabilities......             661
    Deferred revenue....................................          (9,075)
                                                               ---------
      Total adjustments.................................        (241,377)
                                                               ---------
Net cash provided by operating activities...............             --
                                                               ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..................................         (46,189)
                                                               ---------
Net cash used in investing activities...................         (46,189)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of short-term debt..........................         (28,811)
  Borrowing under promissory notes......................          75,000
                                                               ---------
Net cash provided by financing activities...............          46,189
                                                               ---------
Net increase in cash....................................             --
                                                               ---------
Cash at December 31, 1996...............................             --
                                                               ---------
Cash at July 31, 1997...................................       $     --
                                                               ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
Cash paid for interest..................................       $  12,863
                                                               =========

The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                           TIDEWATER COMMUNICATIONS

 (A CARVE-OUT ENTITY OF ANTENNA RENTALS CORPORATION, JOHN HARRIS & ASSOCIATES,
                       INC., AND DARE COUNTY PROPERTIES)

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

 NATURE OF BUSINESS

  On July 31, 1997, Pinnacle Towers Inc. acquired certain of the assets and business operations of Antenna Rentals Corporation, Inc. (an S Corporation), John Harris & Associates, Inc. (a partnership), and Dare County Properties (a partnership). John W. Harris is the majority shareholder of Antenna Rentals Corporation, Inc. and the general partner of John Harris & Associates, Inc. and Dare County Properties. Collectively, the acquired assets and related operations are referred to hereafter as Tidewater Communications ("Tidewater"). Tidewater owns telecommunication towers and leases space on these towers to customers in the wireless communications industries in Virginia and North Carolina.

 BASIS OF PRESENTATION

  The combined financial statements of Tidewater have been derived from the accounting records of Antenna Rentals Corporation, Inc., John Harris & Associates, Inc., and Dare County Properties. Additional allocations were made to reflect Tidewater's share of general and administrative expenses on a carve-out basis as described in Note 2.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results may vary from estimates used.

 DUE FROM AFFILIATE

  All tower rent revenues are collected by affiliates on behalf of Tidewater. Similarly, all direct tower operating expenses, general and administrative expenses, and interest are paid by affiliates on behalf of Tidewater. Accordingly, a receivable from and payable to affiliates are recorded (see
Note 7).

 TOWER ASSETS

  Tower assets consist of towers, buildings, and related attachments which are recorded at cost and depreciated using the straight-line method over the estimated useful life of the assets, which range from 15 to 30 years. Improvements, renewals and extraordinary repairs which increase the value or extend the life of the asset are capitalized. Repairs and maintenance costs are expensed as incurred.

 IMPAIRMENT OF LONG-LIVED ASSETS

  Tidewater evaluates the recoverability of its long-lived assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related asset may be less than previously anticipated. If the net book value of the related asset exceeds the undiscounted future cash flows of the asset, the carrying amount would be reduced to the present

                           TIDEWATER COMMUNICATIONS

 (A CARVE-OUT ENTITY OF ANTENNA RENTALS CORPORATION, JOHN HARRIS & ASSOCIATES,
                                     INC.,
                          AND DARE COUNTY PROPERTIES)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

value of its expected future cash flows and an impairment loss would be recognized. As of July 31, 1997, management does not believe that an impairment reserve is required.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amount of Tidewater's financial instruments at July 31, 1997, which includes due from affiliate, accounts receivable and short-term debt, approximates fair value due to the short maturity of those instruments.

 REVENUE RECOGNITION

  Rental revenue is recognized on a straight-line basis over the life of the related lease agreements. Revenue is recorded in the month in which it is due.

 ALLOCATION OF EXPENSES

  The accompanying financial statements include certain costs and expenses that have been allocated to the tower business from the Parent. These costs have been allocated on a pro rata basis primarily on either revenues or total costs of infrastructure operations, depending upon the nature of the cost. Management believes this allocation is reasonable.

 INCOME TAXES

  Tidewater consisted of certain assets of an S Corporation and two partnerships. As such, net income was not subject to income taxes as the income is taxed directly to their owners. Pro forma income taxes are presented using the liability method as required by Statement No. 109, Accounting for Income Taxes, issued by the Financial Accounting Standards Board. Deferred income taxes are provided for temporary differences between the basis of assets and liabilities for financial reporting and income tax reporting.

3. SHORT-TERM DEBT

  At July 31, 1997, $264,982 was outstanding under three bank loans, which provided secured borrowings for the purchases of land and towers in North Carolina. The loans were secured by mortgage deeds of trust on the land, the tower assets and an assignment of rents and leases. The interest rates on all the notes were prime plus 0.5%. The original maturity dates were July 30, 2001, October 9, 2001, and February 12, 2002. However, the outstanding balance was repaid subsequent to July 31, 1997 as part of the purchase agreement with Pinnacle Towers, Inc. (see Note 8).

4. INCOME TAXES

  As described in Note 1, Tidewater consisted of certain assets of an S Corporation and of two partnerships. As such, net income related to the S Corporation and partnerships was not subject to income taxes as the income is taxed directly to their owners. The Combined Statement of Operations and Retained Earnings reflects a tax provision for the operations of Tidewater at July 31, 1997 on a pro-forma basis as if Tidewater were treated as a C Corporation.

                           TIDEWATER COMMUNICATIONS

 (A CARVE-OUT ENTITY OF ANTENNA RENTALS CORPORATION, JOHN HARRIS & ASSOCIATES,
                                     INC.,
                          AND DARE COUNTY PROPERTIES)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  Significant components of the provision for income taxes on a pro-forma basis were as follows:

                                                                    PRO-FORMA
                                                                  JULY 31, 1997
                                                                  -------------
   Current:
     Federal.....................................................   $ 85,918
     State.......................................................     17,567
                                                                    --------
       Total current.............................................    103,485
   Deferred:
     Federal.....................................................     (9,822)
     State.......................................................     (1,878)
                                                                    --------
       Total deferred............................................    (11,700)
                                                                    --------
   Provision for income taxes....................................   $ 91,785
                                                                    ========

  Significant components of the deferred tax liability on a pro-forma basis were as follows:

                                                                     PRO-FORMA
                                                                   JULY 31, 1997
                                                                   -------------
   Deferred tax liability:
     Tax over book depreciation...................................    $68,607
                                                                      =======

  The effective tax rate approximates the statutory federal and state rates on a pro-forma basis as no permanent differences exist for Tidewater.

5. COMMITMENTS AND CONTINGENCIES

  The Company is obligated under a noncancelable lease for land which expires
February 20, 2005. The lease has two five-year renewal options. The future minimum lease commitments under these leases are as follows:

   PERIOD AUGUST 1, 1997 THROUGH DECEMBER 31, 1997................    $ 2,750
   YEAR ENDED DECEMBER 31,
     1998.........................................................      6,500
     1999.........................................................      6,500
     2000.........................................................      6,500
     2001.........................................................      6,500
     2002.........................................................      6,500
     2003 and thereafter..........................................     14,300
                                                                      -------
                                                                      $49,550
                                                                      =======

  Rental expense for the seven month period ended July 31, 1997 was $3,792.

                           TIDEWATER COMMUNICATIONS

 (A CARVE-OUT ENTITY OF ANTENNA RENTALS CORPORATION, JOHN HARRIS & ASSOCIATES,
                                     INC.,
                          AND DARE COUNTY PROPERTIES)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


6. TENANT LEASES

  The following is a schedule by year of total future rentals to be received for tower space under noncancelable lease agreements as of July 31, 1997.

   PERIOD AUGUST 1, 1997 THROUGH DECEMBER 31, 1997.................. $  202,501
   YEAR ENDED DECEMBER 31,
     1998...........................................................    431,775
     1999...........................................................    388,806
     2000...........................................................    335,024
     2001...........................................................    139,554
     2002...........................................................     82,200
     2003 and thereafter............................................    151,550
                                                                     ----------
                                                                     $1,731,410
                                                                     ==========

7. RELATED PARTY TRANSACTIONS

  Prior to the acquisition by Pinnacle Towers Inc. as described in Note 1, the carve out entity of Tidewater included transactions with the surviving Antenna Rentals Corporation, Inc., John Harris and Associates, Inc. and Dare County Properties ("affiliates"). These transactions are disclosed as related party transactions in these financial statements.

  Affiliates received rent payments related to Tidewater's lease agreements. At July 31, 1997, due from affiliates of $347,407 reflected these receipts.

  Affiliates paid tower operating and interest expense as well as short-term debt related to Tidewater. For the period January 1, 1997 through July 31, 1997, Tidewater incurred tower operating and interest expense of $56,961 and $14,055, respectively. Short-term debt of $28,811 was paid by affiliates for this period.

  For the period January 1, 1997 through July 31, 1997, general and administrative expenses of $29,609 were allocated to Tidewater from affiliates.

  Bay Tower Corporation, a minority shareholder in one of the entities which owned Tidewater, is a customer on one tower. Bay Tower performs monthly routine maintenance on all of Tidewater's towers at a reduced price, in exchange for free rent on the tower. Tidewater has recorded both revenue and maintenance expense related to Bay Tower Corporation at their fair market value. Tower revenue and maintenance expense amounted to $2,100 and $5,600, respectively, for the period January 1, 1997 through July 31, 1997. Additionally, Bay Tower has built all of Tidewater's towers. Other related parties are customers on two towers. Accounts receivable of $2,120 is due from these related parties at July 31, 1997 and $6,920 of rent revenue was earned for the period January 1, 1997 through July 31, 1997. Management believes that these transactions were under terms no different than those arranged with other parties.

                           TIDEWATER COMMUNICATIONS

 (A CARVE-OUT ENTITY OF ANTENNA RENTALS CORPORATION, JOHN HARRIS & ASSOCIATES,
                                     INC.,
                          AND DARE COUNTY PROPERTIES)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


8. SUBSEQUENT EVENTS

  On July 31, 1997, Tidewater was sold to Pinnacle Towers Inc. In accordance with the purchase agreement, the owners of Tidewater received approximately $8,400,000 for thirteen towers, related assets and management contracts on two additional towers. Deferred revenue as of July 31, 1997 reflects rent received by Tidewater to be remitted to Pinnacle Towers Inc. Of the total purchase price, $264,982 was used by Pinnacle Towers Inc. to repay outstanding bank loans (see Note 3) subsequent to July 31, 1997 in accordance with the purchase agreement.

  Prior to the closing, Pinnacle Towers Inc. placed approximately $650,000 in escrow due to conflicts with the terms under a land lease agreement related to one of the management contracts. However, as the lease between Tidewater and the lessor was amended to increase the initial lease period from 15 to 20 years, the consideration in escrow will be released in fulfillment of the purchase agreement.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Pinnacle Holdings Inc.

  In our opinion, the accompanying combined balance sheet and the related combined statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Majestic Communications ("Majestic") at June 27, 1997, and the results of their operations and their cash flows for the six month period January 1, 1997 through June 27, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Majestic's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/PricewaterhouseCoopers LLP
Price Waterhouse LLP
Tampa, Florida
February 9, 1998

                            MAJESTIC COMMUNICATIONS

             (A CARVE-OUT ENTITY OF MAJESTIC COMMUNICATIONS, INC.)

                             COMBINED BALANCE SHEET

                                                                   JUNE 27, 1997
                                                                   -------------
                              ASSETS
Current assets:
  Due from affiliate..............................................   $133,348
  Accounts receivable.............................................      5,290
  Prepaid expenses................................................      4,014
                                                                     --------
    Total current assets..........................................    142,652
Tower assets, net of accumulated depreciation of $227,974.........    511,571
Land..............................................................    277,562
                                                                     --------
                                                                     $931,785
                                                                     ========
                LIABILITIES AND RETAINED EARNINGS
Current liabilities:
  Accounts payable and other current liabilities..................   $  5,801
  Taxes payable...................................................     10,339
  Deferred revenue................................................     18,831
  Short-term debt.................................................    161,712
                                                                     --------
    Total current liabilities.....................................    196,683
Deferred tax liability............................................     48,257
                                                                     --------
                                                                      244,940
Retained earnings.................................................    686,845
                                                                     --------
                                                                     $931,785
                                                                     ========


            The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                            MAJESTIC COMMUNICATIONS

             (A CARVE-OUT ENTITY OF MAJESTIC COMMUNICATIONS, INC.)

             COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                                                          PERIOD FROM JANUARY 1,
                                                          THROUGH JUNE 27, 1997
                                                          ----------------------
Revenue..................................................        $192,123
  Tower operating expenses, excluding depreciation.......          19,425
                                                                 --------
    Gross margin.........................................         172,698
                                                                 --------
Other expenses:
  General and administrative expenses....................          27,739
  Depreciation...........................................          24,033
                                                                 --------
                                                                   51,772
                                                                 --------
Income from operations...................................         120,926
Interest expense.........................................           6,036
                                                                 --------
Income before taxes......................................         114,890
Income tax expense.......................................           9,838
                                                                 --------
Net income...............................................        $105,052
                                                                 ========
Pro-forma income tax expense.............................        $ 40,895
                                                                 --------
Pro-forma net income.....................................        $ 73,995
                                                                 ========
Retained earnings at December 31, 1996...................        $581,793
Net income...............................................         105,052
                                                                 --------
Retained earnings at June 27, 1997.......................        $686,845
                                                                 ========


The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                            MAJESTIC COMMUNICATIONS

             (A CARVE-OUT ENTITY OF MAJESTIC COMMUNICATIONS, INC.)

                        COMBINED STATEMENT OF CASH FLOWS

                                                         PERIOD FROM JANUARY 1,
                                                         THROUGH JUNE 27, 1997
                                                         ----------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................        $105,052
  Adjustments to reconcile net income to net cash pro-
   vided by operating activities:
   Depreciation.........................................          24,033
   (Increase) decrease in:
    Due from affiliates.................................        (133,348)
    Accounts receivable.................................          (1,530)
    Prepaid expenses....................................          (4,014)
  Increase (decrease) in:
    Accounts payable and other current liabilities......           3,444
    Taxes payable.......................................          10,339
    Deferred revenue....................................           9,351
    Deferred tax liability..............................            (501)
                                                                --------
      Total adjustments.................................         (92,226)
                                                                --------
Net cash provided by operating activities...............          12,826
                                                                --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of short-term debt..........................         (12,826)
                                                                --------
Net increase in cash....................................             --
                                                                --------
Cash at December 31, 1996...............................             --
                                                                --------
Cash at June 27, 1997...................................        $    --
                                                                --------
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
Cash paid for interest..................................        $  6,036
                                                                ========


The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                            MAJESTIC COMMUNICATIONS

             (A CARVE-OUT ENTITY OF MAJESTIC COMMUNICATIONS, INC.)

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

 NATURE OF BUSINESS

  On June 27, 1997, Pinnacle Towers Inc. acquired certain of the assets and business operations of Majestic Communications, Inc. (a C Corporation) and two sole proprietors. Majestic Communications, Inc. is owned 75%/25% by these two sole proprietors. Collectively, the acquired assets and related operations are referred to hereafter as Majestic Communications ("Majestic"). Majestic owns telecommunication towers and leases space on these towers to customers in wireless communications industries in Tennessee and Mississippi.

 BASIS OF PRESENTATION

  The combined financial statements of Majestic have been derived from the accounting records of Majestic Communications, Inc. and the two sole proprietors. Additional allocations were made to reflect Majestic's share of general and administrative expenses on a carve-out basis as described in Note 2.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results may vary from those estimates.

 DUE FROM AFFILIATE

  All tower rent revenues are collected by affiliates on behalf of Majestic. Similarly, all direct tower operating expenses, general and administrative expenses, and interest are paid by affiliates on behalf of Majestic. Accordingly, a receivable from and payable to affiliates are recorded (see
Note 6).

 TOWER ASSETS

  Tower assets consist of towers, buildings, and related attachments which are recorded at cost and depreciated using the straight-line method over the estimated useful life of the assets, which range from 15 to 30 years. Improvements, renewals and extraordinary repairs which increase the value or extend the life of the asset are capitalized. Repairs and maintenance costs are expensed as incurred.

 IMPAIRMENT OF LONG-LIVED ASSETS

  Majestic evaluates the recoverability of its long-lived assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related asset may be less than previously anticipated. If the net book value of the related asset exceeds the undiscounted future cash flows of the asset, the carrying amount would be reduced to the present value of its expected future cash flows and an impairment loss would be recognized. As of June 27, 1997, management does not believe that an impairment reserve is required.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amount of Majestic's financial instruments at June 27, 1997, which includes due from affiliate, accounts receivable and short-term debt, approximates fair value due to the short maturity of those instruments.

                            MAJESTIC COMMUNICATIONS

             (A CARVE-OUT ENTITY OF MAJESTIC COMMUNICATIONS, INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


 REVENUE RECOGNITION

  Rental revenue is recognized on a straight-line basis over the life of the related lease agreements. Revenue is recorded in the month in which it is due.

 ALLOCATION OF EXPENSES

  The accompanying financial statements include certain costs and expenses that have been allocated to the tower business from the Parent. These costs have been allocated on a pro rata basis primarily on either revenues or total costs of infrastructure operations, depending upon the nature of the cost. Management believes this allocation is reasonable.

 INCOME TAXES

  Majestic accounts for income taxes using the liability method as required by Statement No. 109, Accounting for Income Taxes, issued by the Financial Accounting Standards Board.

  Deferred income taxes are provided for temporary differences between the basis of assets and liabilities for financial reporting and income tax reporting.

  As described in Note 1, Majestic consisted of a C Corporation and of two sole proprietorships. As such, the combined accounts reflect a tax provision for only the operations of the C Corporation at June 27, 1997. The Combined Statement of Operations and Retained Earnings also reflects a tax provision for the operations of Majestic at June 27, 1997 on a pro-forma basis as if Majestic were treated as a C Corporation.

3. SHORT-TERM DEBT

  At June 27, 1997, $161,712 was outstanding under a bank loan, which provided secured borrowings for the purchases of land, a building and a tower in Tennessee. The loan was secured by a mortgage deed of trust on the land, the tower assets and an assignment of rents and leases. In addition, the loan as guaranteed by Majestic Communications, Inc. The interest rate on this borrowing was 7%. The original maturity date was August 1, 1999. However, the outstanding balance was repaid subsequent to June 27, 1997 as part of the purchase agreement with Pinnacle Towers Inc. (see Note 7).

4. INCOME TAXES

  As described in Note 1, Majestic consisted certain assets of a C Corporation and of two sole proprietorships. As such, the combined accounts reflect a tax provision for only the operations of the C Corporation at June 27, 1997. The Combined Statement of Operations and Retained Earnings also reflects a tax provision for the operations of Majestic at June 27, 1997 on a pro-forma basis as if Majestic were treated as a C Corporation.

                            MAJESTIC COMMUNICATIONS

             (A CARVE-OUT ENTITY OF MAJESTIC COMMUNICATIONS, INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  Significant components of the provision for income taxes on a historical and pro-forma basis were as follows:

                                                                    PRO-FORMA
                                                    JUNE 27, 1997 JUNE 27, 1997
                                                    ------------- -------------
   Current:
     Federal.......................................    $ 7,449       $37,610
     State.........................................      2,890         6,840
                                                       -------       -------
       Total current...............................     10,339        44,450
   Deferred:
     Federal.......................................       (367)       (3,034)
     State.........................................       (134)         (521)
                                                       -------       -------
       Total Deferred..............................       (501)       (3,555)
                                                       -------       -------
   Provision for income taxes......................    $ 9,838       $40,895
                                                       =======       =======

  Significant components of the deferred tax liability on a historical and pro-forma basis were as follows:

                                                                     PRO-FORMA
                                                     JUNE 27, 1997 JUNE 27, 1997
                                                     ------------- -------------
   Deferred tax liability:
     Tax over book depreciation.....................    $48,257       $24,756
                                                        =======       =======

  The effective tax rate approximates the statutory federal and state rates on a historical and pro-forma basis as no permanent differences exist for either the C Corporation or Majestic.

  Net income related to sole proprietors was not subject to income taxes as the income is taxed directly to their owners. The reported amounts for fixed assets related to these sole proprietors was approximately $169,400 less than its tax basis.

5. TENANT LEASES

  The following is a schedule by year of total future rentals to be received for tower space under noncancelable lease agreements as of June 27, 1997.

   PERIOD JUNE 28, 1997
    THROUGH DECEMBER 31, 1997.......................................... $187,929
   YEAR ENDED DECEMBER 31,
     1998..............................................................  247,633
     1999..............................................................  185,029
     2000..............................................................  155,688
     2001..............................................................   84,493
     2002..............................................................   11,250
     2003 and thereafter...............................................   25,860
                                                                        --------
                                                                        $897,882
                                                                        ========

                            MAJESTIC COMMUNICATIONS

             (A CARVE-OUT ENTITY OF MAJESTIC COMMUNICATIONS, INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


6. RELATED PARTY TRANSACTIONS

  Prior to the acquisition by Pinnacle Towers Inc. (as described in Note 1), the carve out entity of Majestic included transactions with the surviving Majestic Communications, Inc. ("affiliates"). These transactions are disclosed as related party transactions in these financial statements.

  Affiliates received rent payments related to Majestic's lease agreements. At June 27, 1997, due from affiliates of $199,944 reflected these receipts.

  Affiliates paid tower operating and interest expense as well as short-term debt related to Majestic. For the period January 1, 1997 through June 27, 1997, Majestic incurred tower operating and interest expense of $19,425 and $6,036, respectively. Short-term debt of $12,826 was paid by affiliates for this period.

  For the period January 1, 1997 through June 27, 1997, general and administrative expenses of $27,739 were allocated to Majestic from affiliates.

7. SUBSEQUENT EVENTS

  On June 27, 1997, Majestic was sold to Pinnacle Towers Inc. In accordance with the purchase agreement, the owners of Majestic received approximately $4,758,500 for four towers and related assets. Also under the agreement, rent revenue reverted to Pinnacle Towers Inc. as of July 1, 1997. Rent received by Majestic related to the remaining days in June 1997 was adjusted as part of the purchase price. Deferred revenue as of June 27, 1997 reflects rent received by Majestic to be remitted to Pinnacle Towers Inc. Of the total purchase price, $161,712 was used by Pinnacle Towers Inc. to repay the outstanding bank loan subsequent to June 27, 1997 in accordance with the purchase agreement.

                               UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to each of the U.S. Underwriters named below, and each of such U.S. Underwriters, for whom Goldman, Sachs & Co., BT Alex. Brown Incorporated, Salomon Smith Barney Inc., NationsBanc Montgomery Securities LLC and Raymond James & Associates, Inc. are acting as representatives, has severally agreed to purchase from the Company, the respective number of shares of Common Stock set forth opposite its name below:

                                                                       NUMBER OF
                                                                       SHARES OF
                                                                        COMMON
                                                                         STOCK
                                                                       ---------
                               Underwriter
                               -----------
   Goldman, Sachs & Co. ..............................................
   BT Alex. Brown Incorporated........................................
   Salomon Smith Barney Inc...........................................
   NationsBanc Montgomery Securities LLC..............................
   Raymond James & Associates, Inc. ..................................
                                                                          ---
     Total............................................................
                                                                          ===

  The U.S. Underwriters propose to offer the shares of Common Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such price less a concession of $ per share. The U.S. Underwriters may allow, and such dealers may reallow, a concession not in excess of $ per share to certain brokers and dealers. After the shares of Common Stock are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

  The Company has entered into an underwriting agreement (the "International Underwriting Agreement") with the underwriters of the International Offering (the "International Underwriters") providing for the concurrent offer and sale of 2,000,000 shares of Common Stock in an International Offering outside the United States and Canada. The offering price and aggregate underwriting discounts and commissions per share for the two offerings are identical. The closing of the Offering made hereby is a condition to the closing of the International Offering, and vice versa. The representatives of the International Underwriters are Goldman Sachs International, BT Alex. Brown International, Salomon Brothers International Limited, NationsBanc Montgomery Securities LLC and Raymond James & Associates, Inc.

  Pursuant to an Agreement between the U.S. and International Underwriting Syndicates (the "Agreement Between") relating to the two offerings, each of the U.S. Underwriters named herein has agreed that, as a part of the distribution of the shares offered hereby and subject to certain exceptions, it will offer, sell or deliver the shares of Common Stock, directly or indirectly, only in the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States") and to U.S. persons, which term shall mean, for purposes of this paragraph: (a) any individual who is a resident of the United States or (b) any corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof and whose office most directly involved with the purchase is located in the United States. Each of the International Underwriters has agreed pursuant to the Agreement Between that, as a part of the distribution of the shares offered as a part of the international offering, and subject to certain exceptions, it will (i) not, directly or indirectly, offer, sell or deliver shares of Common Stock (a) in the United States or to any U.S. persons or (b) to any person who it believes intends to reoffer, resell or deliver the shares in the United States or to any U.S. persons, and (ii) cause any dealer to whom it may sell such shares at any concession to agree to observe a similar restriction.

  Pursuant to the Agreement Between, sales may be made between the U.S. Underwriters and the International Underwriters of such number of shares of Common Stock as may be mutually agreed. The price of any shares so sold shall be the initial public offering price, less an amount not greater than the selling concession.

  The Company has granted the U.S. Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to aggregate of 1,200,000 additional shares of Common Stock solely to cover over-allotments, if any. If the U.S. Underwriters exercise their over-allotment option, the U.S. Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares to be purchased by each of them, as shown in the foregoing table, bears to the 8,000,000 shares of Common Stock offered. The Company has granted the International Underwriters a similar option to purchase up to an aggregate of 300,000 additional shares of Common Stock.

  The Company and its directors and executive officers have agreed that during the period beginning from the date of this Prospectus and continuing to and including the date 180 days after the date of the Prospectus, they will not offer, sell, contract to sell or otherwise dispose of any securities of the Company (other than pursuant to employee stock option plans existing, or on the conversion or exchange of convertible or exchangeable securities outstanding, on the date of this Prospectus) which are substantially similar to the shares of the Common Stock or which are convertible into or exchangeable for securities which are substantially similar to the shares of the Common Stock without the prior written consent of the representatives, except for the shares of Common Stock offered in connection with the concurrent U.S. and International Offerings.

  The representatives of the Underwriters have informed the Company that they do not expect sales to accounts over which the Underwriters exercise discretionary authority to exceed five percent of the total number of shares of Common Stock offered by them.

  At the request of the Company, the Underwriters have reserved up to 500,000 shares of Common Stock offered hereby for sale at the initial public offering price to certain employees of the Company. The number of shares available for sale to the general public will be reduced to the extent that such persons purchase such reserved shares. Any reserved shares not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares of Common Stock offered hereby.

  In connection with the Offering, the Underwriters may purchase and sell the Common Stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the Offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Common Stock; and syndicate short positions involve the sale by the Underwriters of a greater number of shares of Common Stock than they are required to purchase from the Company in the Offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the Offering for their account may be reclaimed by the syndicate if such shares of Common Stock are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Common Stock, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

  Prior to the Offering, there has been no public market for the Shares. The initial public offering price will be negotiated among the Company and the U.S. Representatives. Among the factors to be considered in determining the initial public offering price of the Common Stock in addition to prevailing market conditions will be the Company's historical performance, estimates of the business potential and earnings prospects of the Company, an assessment of the Company's management and the consideration of the above factors in relation to market valuation of companies in related businesses.

  The Common Stock will be quoted on the Nasdaq National Market under the symbol "BIGT".

  The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

  Certain of the Underwriters have performed various investment banking services for the Company in the past and may do so from time to time in the future.

  This Prospectus may be used by underwriters and dealers in connection with offers and sales of Common Stock, including shares sold initially in the International Offering, to persons located in the United States.

  Because of relationships between certain existing stockholders of the Company and members of the NASD, the Company is subject to the "Venture Capital Restrictions" of the National Association of Securities Dealers, Inc. (the "NASD"). In accordance with the Venture Capital Restrictions, the public offering price of the shares offered hereby can be no higher than that recommended by a "qualified independent underwriter" (as defined in Schedule E of the NASD By-Laws) meeting certain standards and who must also perform certain other functions in connection with the offering. Goldman, Sachs & Co. has assumed the responsibilities of acting as a "qualified independent underwriter" in pricing the offering and conducting due diligence with respect thereto, and the public offering price of the Common Stock is not higher than that recommended by Goldman, Sachs & Co.

  Goldman Sachs Credit Partners L.P. ("GSCP") and NationsBank, N.A. ("NationsBank") are lenders under the Senior Credit Facility. GSCP is an affiliate of Goldman, Sachs & Co., and NationsBank is an affiliate of NationsBanc Montgomery Securities LLC. A portion of the outstanding indebtedness under the Senior Credit Facility will be repaid with a portion of the net proceeds of the Offerings. See "Use of Proceeds".

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                               -----------------

                            TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................  15
Use of Proceeds..........................................................  24
Dilution.................................................................  25
Dividend Policy..........................................................  26
Capitalization...........................................................  27
Unaudited Pro Forma Financial Data.......................................  28
Selected Historical Consolidated Financial Data..........................  36
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  38
Business.................................................................  44
Management...............................................................  60
Principal Stockholders...................................................  66
Shares Eligible for Future Sale..........................................  67
Certain Relationships and Transactions...................................  69
Description of Certain Indebtedness......................................  71
Description of Capital Stock ............................................  73
Certain Federal Income Tax Considerations ...............................  77
Validity of Common Stock and New Preferred Stock.........................  89
Experts..................................................................  89
Additional Information...................................................  90
Index to Consolidated Financial Statements............................... F-1
Underwriting............................................................. U-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                            10,000,000 SHARES

                          PINNACLE HOLDINGS INC.

                               COMMON STOCK

                       (PAR VALUE $.001 PER SHARE)

                               -----------------


                 [LOGO OF PINNACLE HOLDINGS INC. APPEARS HERE]

                               -----------------

                           GOLDMAN, SACHS & CO.

                              BT ALEX. BROWN

                           SALOMON SMITH BARNEY

                  NATIONSBANC MONTGOMERY SECURITIES LLC

                     RAYMOND JAMES & ASSOCIATES, INC.

                   REPRESENTATIVES OF THE UNDERWRITERS

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED JANUARY 5, 1999

                             10,000,000 SHARES
                             PINNACLE HOLDINGS INC.

                               COMMON STOCK

                        (PAR VALUE $.001 PER SHARE)
[LOGO OF PINNACLE
HOLDINGS INC.
APPEARS HERE]


  Of the 10,000,000 shares of Common Stock offered, 2,000,000 shares are being offered hereby in an international offering outside the United States and Canada by the International Underwriters and 8,000,000 shares are being offered in a concurrent United States and Canada offering by the U.S. Underwriters. The initial public offering price and the aggregate underwriting discount will be identical in both offerings. See "Underwriting".

  Prior to this offering, there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering price per share will be between $14 and $16. For factors to be considered in determining the initial public offering price, see "Underwriting".

  Concurrently with this offering, the Company is offering 150,000 shares of Exchangeable Preferred Stock, par value $.001 per share. This offering is contingent upon the closing of the Preferred Stock Offering (as defined herein), and the Preferred Stock Offering is contingent upon the closing of this offering.


  SEE "RISK FACTORS" ON PAGE 15 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

  The Common Stock has been approved for quotation on the Nasdaq National Market under the symbol "BIGT".

                                  ----------



THIS INTERNATIONAL PROSPECTUS IS INTENDED FOR USE ONLY IN CONNECTION WITH OFFERS AND SALES OF THE COMMON STOCK OUTSIDE THE UNITED STATES AND IS NOT TO
 BE SENT OR GIVEN TO ANY PERSON WITHIN THE UNITED STATES. THE COMMON STOCK OFFERED HEREBY IS NOT BEING REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 FOR THE PURPOSE OF SALES OUTSIDE THE UNITED STATES.

                                  ----------

                                         INITIAL PUBLIC UNDERWRITING PROCEEDS TO
                                         OFFERING PRICE DISCOUNT(1)  COMPANY(2)
                                         -------------- ------------ -----------
Per Share..............................       $             $           $
Total (3)..............................      $             $            $

-----

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

(2) Before deducting estimated expenses of $625,000 payable by the Company.


(3) The Company has granted the International Underwriters an option for 30 days to purchase up to an additional 300,000 shares at the initial public offering price per share, less underwriting discount, solely to cover over-allotments. Additionally, the Company has granted the U.S. Underwriters a similar option with respect to an additional 1,200,000 shares as part of the concurrent U.S. offering. If such options are exercised in full, the total initial public offering price, underwriting discount and proceeds to
    Company will be $   , $    and $   , respectively. See "Underwriting".

                                  ----------

  The shares offered hereby are offered severally by the International Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that certificates for the shares will be ready for delivery in New
York, New York, on or about     , 1999, against payment therefor in immediately
available funds.




GOLDMAN SACHS INTERNATIONAL
    BT ALEX. BROWN INTERNATIONAL
          SALOMON SMITH BARNEY INTERNATIONAL
               NATIONSBANC MONTGOMERY SECURITIES LLC
                                               RAYMOND JAMES & ASSOCIATES, INC.

                                  ----------

             The date of this Prospectus is            , 1999.

                 [Alternate Page for International Prospectus]


                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to each of the International Underwriters named below, and each of such International Underwriters, for whom Goldman Sachs International, BT Alex. Brown International, Salomon Brothers International Limited, NationsBanc Montgomery Securities LLC and Raymond James & Associates, Inc. are acting as representatives, has severally agreed to purchase from the Company, the respective number of shares of Common Stock set forth opposite its name below:

                                                                       NUMBER OF
                                                                       SHARES OF
                                                                        COMMON
                               UNDERWRITER                               STOCK
                               -----------                             ---------
   Goldman Sachs International........................................
   BT Alex. Brown International.......................................
   Salomon Brothers International Limited.............................
   NationsBanc Montgomery Securities LLC..............................
   Raymond James & Associates, Inc. ..................................
                                                                          ---
       Total..........................................................
                                                                          ===

  Under the terms and conditions of the Underwriting Agreement, the International Underwriters are committed to take and pay for all of the shares offered hereby, if any are taken.

  The International Underwriters propose to offer the shares of Common Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers
at such price less a concession of $   per share. The International
Underwriters may allow, and such dealers may reallow, a concession not in
excess of $   per share to certain brokers and dealers. After the shares of
Common Stock are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

  The Company has entered into an underwriting agreement (the "U.S. Underwriting Agreement") with the underwriters of the U.S. Offering (the "U.S. Underwriters") providing for the concurrent offer and sale of 8,000,000 shares of Common Stock in a U.S. Offering in the United States and Canada. The offering price and aggregate underwriting discounts and commissions per share of the two offerings are identical. The closing of the offering made hereby is a condition to the closing of the U.S. Offering, and vice versa. The representatives of the U.S. Underwriters are Goldman, Sachs & Co., BT Alex. Brown Incorporated, Salomon Smith Barney Inc., NationsBanc Montgomery Securities LLC and Raymond James & Associates, Inc.

  Pursuant to an Agreement between the U.S. and International Underwriting Syndicates (the "Agreement Between") relating to the two offerings, each of the U.S. Underwriters has agreed that, as a part of the distribution of the shares offered hereby and subject to certain exceptions, it will offer, sell or deliver the shares of Common Stock, directly or indirectly, only in the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States") and to U.S. persons which term shall mean, for purposes of this paragraph: (a) any Individual who is a resident of the United States or (b) any corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof and whose office most directly involved with the purchase is located in the United States. Each of the International Underwriters named herein has agreed pursuant to the Agreement Between that, as a part of the distribution of the shares offered as a part of the International offering, and subject to certain exceptions, it will (i) not, directly of indirectly, offer, sell or deliver shares of Common Stock (a) in the United States or to any U.S. persons or (b) to any person who it believes intends to reoffer, resell or deliver the shares in the United States or to any U.S. persons, and (ii) cause any dealer to whom it may sell such shares at any concession to agree to observe a similar restriction.

              [Alternate Page for International Prospectus]


  Pursuant to the Agreement Between, sales may be made between the U.S. Underwriters and the International Underwriters of such number of shares of Common Stock as may be mutually agreed. The price of any shares so sold shall be the initial public offering price, less an amount not greater than the selling concession.

  The Company has granted the International Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of 300,000 additional shares of Common Stock solely to cover over-allotments, if any. If the International Underwriters exercise their over-allotment option, the International Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares to be purchased by each of them, as shown in the foregoing table, bears to the 2,000,000 shares of Common Stock offered hereby. The Company has granted the U.S. Underwriters a similar option to purchase up to an aggregate of 1,200,000 additional shares of Common Stock.

  The Company and its directors and executive officers have agreed that, during the period beginning from the date of this Prospectus and continuing to and including the date 180 days after the date of the Prospectus, they will not offer, sell, contract to sell or otherwise dispose of any securities of the Company (other than pursuant to employee stock option plans existing, or on the conversion or exchange of convertible or exchangeable securities outstanding, on the date of this Prospectus) which are substantially similar to the shares of the Common Stock or which are convertible into or exchangeable for securities which are substantially similar to the shares of the Common Stock without the prior written consent of the representatives, except for the shares of Common Stock offered in connection with the concurrent U.S. and International offerings.

  Pursuant to the Agreement Between U.S. and International Underwriters, each International Underwriter has represented and agreed that (a) it has not offered or sold and, prior to the date six months after the closing date for the sale of the Shares to the International Underwriters, will not offer or sell any Shares in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Shares in, from, or otherwise involving the United Kingdom; and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the offering of the Shares to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, or to any person to whom such document may lawfully be issued or passed on.

  Buyers of shares of Common Stock offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the initial public offering price.

  The representatives of the Underwriters have informed the Company that they do not expect sales to accounts over which the Underwriters exercise discretionary authority to exceed five percent of the total number of shares of Common Stock offered by them.

  In connection with the Common Stock Offering, the Underwriters may purchase and sell the Common Stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the Common Stock Offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Common Stock; and syndicate short positions involve the sale by the Underwriters of a greater number of shares of Common Stock than

              [Alternate Page for International Prospectus]


they are required to purchase from the Company in the Common Stock Offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the Common Stock Offering for their account may be reclaimed by the syndicate if such shares of Common Stock are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Common Stock, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.
  Prior to this offering, there has been no public market for the shares. The initial public offering price was negotiated among the Company and the representatives of the U.S. Underwriters and the international Underwriters. Among the factors considered in determining the initial public offering price of the Common Stock, in addition to prevailing market conditions, were the Company's historical performance, estimates of the business potential and earnings prospects of the Company, an assessment of the Company's management and the consideration of the above factors in relation to market valuation of companies in related businesses.

  The Common Stock will be quoted on the Nasdaq National Market under the symbol "BIGT".

  The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

  Because of relationships between certain existing stockholders of the Company and members of the NASD, the Company is subject to the "Venture Capital Restrictions" of the National Association of Securities Dealers, Inc. (the "NASD"). In accordance with the Venture Capital Restrictions, the public offering price of the shares offered hereby can be no higher than that recommended by a "qualified independent underwriter" (as defined in Schedule E of the NASD By-Laws) meeting certain standards and who must also perform certain other functions in connection with the offering. Goldman, Sachs & Co. has assumed the responsibilities of acting as a "qualified independent underwriter" in pricing the offering and conducting due diligence with respect thereto, and the public offering price of the Common Stock is not higher than that recommended by Goldman, Sachs & Co.

  Goldman Sachs Credit Partners, L.P. ("GSCP") and NationsBank, N.A. ("NationsBank") are lenders under the Senior Credit Facility. GSCP is an affiliate of Goldman, Sachs & Co., and NationsBank is an affiliate of NationsBanc Montgomery Securities LLC. A portion of the outstanding indebtedness under the Senior Credit Facility will be repaid with a portion of the net proceeds of the Offerings. See "Use of Proceeds".

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No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                               ----------------

                            TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................  15
Use of Proceeds..........................................................  24
Dilution.................................................................  25
Dividend Policy..........................................................  26
Capitalization...........................................................  27
Unaudited Pro Forma Financial Data.......................................  28
Selected Historical Consolidated Financial Data..........................  36
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  38
Business.................................................................  44
Management...............................................................  60
Principal Stockholders...................................................  66
Shares Eligible for Future Sale..........................................  67
Certain Relationships and Transactions...................................  69
Description of Certain Indebtedness......................................  71
Description of Capital Stock ............................................  73
Certain Federal Income Tax Considerations ...............................  77
Validity of Common Stock and New Preferred Stock.........................  89
Experts..................................................................  89
Additional Information...................................................  90
Index to Consolidated Financial Statements............................... F-1
Underwriting............................................................. U-1

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                            10,000,000 SHARES

                          PINNACLE HOLDINGS INC.

                               COMMON STOCK

                       (PAR VALUE $.001 PER SHARE)

                               ----------------

                 [LOGO OF PINNACLE HOLDINGS INC. APPEARS HERE]

                               ----------------

                       GOLDMAN SACHS INTERNATIONAL

                       BT ALEX. BROWN INTERNATIONAL

                    SALOMON SMITH BARNEY INTERNATIONAL

                  NATIONSBANC MONTGOMERY SECURITIES LLC

                     RAYMOND JAMES & ASSOCIATES, INC.

                   REPRESENTATIVES OF THE UNDERWRITERS



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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED JANUARY 5, 1999

                                 150,000 SHARES
                             PINNACLE HOLDINGS INC.
                          % EXCHANGEABLE PREFERRED STOCK
                   (LIQUIDATION PREFERENCE $1,000 PER SHARE)

                                  ----------
[LOGO OF PINNACLE
HOLDINGS INC.
APPEARS HERE]


  Pinnacle Holdings Inc. (the "Company") is offering (the "Preferred Stock
Offering") 150,000 shares of   % Exchangeable Preferred Stock, par value $.001
per share (the "New Preferred Stock"), at a price of $1,000 per share. Concurrently with the Preferred Stock Offering, the Company is offering (the "Common Stock Offering") 10,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"). This Preferred Stock Offering is contingent upon the Closing of the Common Stock Offering and the Common Stock Offering is contingent upon the Closing of this Preferred Stock Offering.

  Dividends on the New Preferred Stock will accumulate from its date of
issuance and will be payable quarterly in arrears on each     ,     ,      and
    , at a rate per annum of   % of the liquidation preference per share.
Dividends may be paid at the Company's option on any dividend payment date
occurring on or before     , 2004 either in cash or by issuing additional fully
paid and nonassessable New Preferred Stock with an aggregate liquidation
preference equal to the amount of such dividends. After     , 2004, dividends
on New Preferred Stock are payable in cash.

  The New Preferred Stock will be redeemable, at the Company's option, in whole
or in part, at any time on or after       , 2004, at the redemption prices set
forth herein, plus, without duplication accumulated and unpaid dividends to the
date of redemption. In addition, prior to       , 2004, the Company may, at its
option, use the net proceeds of one or more Public Equity Offerings or
Strategic Equity Investments (as defined herein) received prior to      , 2002,
to redeem an amount of at least 5,000 shares and up to an aggregate of 35% of
the outstanding shares of New Preferred Stock at    % of the aggregate
liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the redemption date; provided, however, that after any such redemption, the liquidation preference of New Preferred Stock remaining outstanding must equal at least (i) 65% of the liquidation preference of New Preferred Stock originally issued in the Preferred Stock Offering or (ii), in the event of a partial exchange of New Preferred Stock for Exchange Notes, (as defined herein), shares with an aggregate liquidation preference of $75 million. The Company is required to redeem all of the then outstanding New
Preferred Stock on          , 2009 at a redemption price of 100% of the
liquidation preference plus accumulated and unpaid dividends to the date of redemption. Upon a Change of Control, the Company is required to offer to purchase each holder's New Preferred Stock at a price equal to 101% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of purchase. The Company is also required to offer to purchase outstanding New Preferred Stock on a pro rata basis at a price equal to 100% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of purchase, with any Excess Proceeds (as defined herein) from certain Asset Dispositions (as defined herein). As of September 30, 1998, pro forma for the Transactions (as defined herein), there would have been outstanding $274.6 million of Debt. (Continued opposite inside cover page).

  SEE "RISK FACTORS" ON PAGE 14 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE NEW PREFERRED STOCK.
                                  ----------
THESE  SECURITIES  HAVE NOT  BEEN  APPROVED OR  DISAPPROVED BY  THE  SECURITIES
 AND  EXCHANGE COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION
   PASSED   UPON   THE   ACCURACY    OR   ADEQUACY   OF   THIS    PROSPECTUS.
   ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ----------

                                         INITIAL PUBLIC
                                            OFFERING    UNDERWRITING PROCEEDS TO
                                            PRICE(1)    DISCOUNT(2)  COMPANY(3)
                                         -------------- ------------ -----------
Per Share..............................      $1,000         $           $
Total (3)..............................   $150,000,000     $            $

-----
(1) Plus accrued dividends, if any, from      , 1999.
(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(3) Before deducting estimated expenses of $625,000 payable by the Company.
                                  ----------

  The shares offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that certificates for the shares will be ready for delivery in New York, New York,
on or about     , 1999, against payment therefor in immediately available
funds.

                                  ----------

GOLDMAN, SACHS & CO.
             NATIONSBANC MONTGOMERY SECURITIES LLC
                                                            SALOMON SMITH BARNEY
                                  ----------
               The date of this Prospectus is            , 1999.

   [PARTIAL MAP OF U.S. INDICATING COMPANY'S CURRENT TOWER SITES AND PROPOSED
                                 TOWER SITES.]

  NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NEW PREFERRED STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREBY SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                               ----------------


  NO ACTION HAS BEEN OR WILL BE TAKEN IN ANY JURISDICTION BY THE COMPANY OR BY ANY UNDERWRITER THAT WOULD PERMIT A PUBLIC OFFERING OF THE NEW PREFERRED STOCK OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED, OTHER THAN IN THE UNITED STATES. PERSONS INTO WHOSE POSSESSION THIS PROSPECTUS COMES ARE REQUIRED BY THE COMPANY AND THE UNDERWRITERS TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS AS TO THE OFFERING OF THE NEW PREFERRED STOCK AND THE DISTRIBUTION OF THIS PROSPECTUS.

                               ----------------

  Market data used throughout this Prospectus was obtained from industry publications that generally state that the sources used to acquire such data are believed to be reliable, but that the accuracy and completeness of such data is not guaranteed. Although the Company believes the data to be reliable, it has not independently verified such data.


                               ----------------

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NEW PREFERRED STOCK, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERINGS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements contained elsewhere in this Prospectus. Except as otherwise indicated by the context: (i) references in this Prospectus to the "Company" include Pinnacle Holdings Inc., a Delaware corporation, and its consolidated subsidiaries; (ii) the information contained in this Prospectus assumes no exercise of the Underwriters' over-allotment options; and (iii) all references to Shares of Common Stock, per share amounts and other information set forth in this Prospectus have been adjusted to reflect certain actions taken by the Company to effect the Recapitalization (as defined herein), which will result in a conversion of all shares of Class A, Class B, Class C, Class D and Class E Common Stock of the Company into shares of Common Stock, effective upon the closing of the Offerings.

                                  THE COMPANY

  The Company is the leading provider of wireless communication tower space in the Southeastern United States. Since its formation in May 1995, the Company has focused exclusively on creating a portfolio of dense clusters of geographically contiguous towers and renting tower space to wireless communications providers and users. The Company believes that the rental of tower space is the sector of the tower industry in which it can earn the highest cash flow margins and risk adjusted return on invested capital. This strategy also presents significant opportunities for continued revenue and cash flow growth through the addition of new tenants on its existing towers and towers that may be acquired in the future.

  Since commencing operations in May 1995 and through September 30, 1998, the Company has completed 195 acquisitions through which it has acquired 766 towers and has constructed an additional 64 towers in such high growth markets as Atlanta, Birmingham, New Orleans, Orlando and Tampa. Subsequent to September 30, 1998 and prior to December 18, 1998 the Company acquired an additional 35 towers. As of December 18, 1998 the Company had agreements or letters of intent to acquire 41 additional towers. As a result of its extensive existing tower base, the Company believes it is well-positioned to continue to capitalize on the growth opportunities available in the rapidly consolidating and highly fragmented tower rental industry. For the year ended December 31, 1997, on a pro forma basis, the Company had tower rental revenue and EBITDA of $40.6 million and $27.5 million, respectively. For the nine months ended September 30, 1998, on a pro forma basis, the Company had tower rental revenue and EBITDA of $34.1 million and $20.0 million, respectively. See "Unaudited Pro Forma Financial Data."

  The Company has a diversified base of over 800 customers consisting of all forms of wireless communications providers, operators of private networks and government agencies that include Southern Communications Services, Inc. ("Southern Communications"), Nextel, Sprint PCS, PageNet, Motorola, BellSouth Mobility, MobileMedia Communications, Inc. ("MobileMedia Communications"), Teletouch, Skytel, Pagemart, Federal Bureau of Investigation and Bureau of Alcohol, Tobacco & Firearms. The Company's leases generally range in duration from three to five years, and many provide for scheduled minimum rent increases of the greater of a specified percentage (which typically ranges from 3 to 5%) or the change for the relevant period in the Consumer Price Index ("CPI").

  The Company is experiencing strong demand for tower rental space fueled by the deployment of new wireless technologies and strong underlying growth in wireless services. The Company believes that "same tower" revenue growth (measured by comparing the Annualized Run Rate Revenue (as defined herein) of the Company's towers at the end of a period to the Annualized Run Rate Revenue for the same towers at the end of a prior period), is a meaningful indicator of the Company's ability to generate incremental revenue on such towers. Taking into consideration new leases written as of

September 30, 1998, the Company experienced "same tower" revenue growth in excess of 20.0% on an annualized basis for the nine months ended September 30, 1998 on its base of towers owned as of December 31, 1997. The Company's Annualized Run Rate Revenue as of September 30, 1998 was $43.4 million.

BUSINESS AND GROWTH STRATEGY

  The Company's objective is to create substantial value from both its position as the leading provider of wireless communications rental tower space in the Southeastern United States and its expansion into additional wireless communications markets. In order to achieve this objective, the Company has designed and implemented a three-tiered growth strategy that focuses on: (i) increasing revenue yield per tower through aggressive marketing and development; (ii) continuing acquisitions of towers in key markets; and (iii) selective new tower construction.

 I. MARKETING AND DEVELOPMENT STRATEGY

  The Company aggressively markets rental space on its towers to capitalize on the operating leverage of its business. The Company's customers are generally responsible for the installation of their own equipment and the incremental utility costs associated with that equipment. In addition, adding customers to an existing tower does not result in increased monitoring, maintenance or insurance costs. Accordingly, when customers are added to an existing tower, additional revenue can be achieved at low incremental costs, thereby yielding increased cash flow margins. The key elements of the Company's marketing and development strategy include the following:

 . OFFER STRATEGICALLY LOCATED CLUSTERS OF TOWERS. By owning and assembling clusters of towers in high growth regions, the Company believes it is able to offer its customers the ability to rapidly and efficiently fulfill their network expansion plans across a particular market or region, which the Company believes provides it with a significant competitive advantage.

 . TARGET A DIVERSIFIED CUSTOMER BASE. The number of antennae a tower can accommodate varies depending on the type of tower (self-supporting monopole, guyed, self-supporting lattice), the height of the tower and the nature of the services provided by such antennae. The substantial majority of the Company's towers are self-supporting lattice and guyed towers that can support a large number of antennae and therefore enable the Company to market its tower space to a diverse group of wireless communication providers.

 . LEVERAGE CUSTOMER RELATIONSHIPS. The Company believes it has established a reputation among its customers as a highly professional and reliable tower space provider. This has been achieved through ongoing investment in the development of relationships at multiple levels of customer organizations. The Company believes that important factors in generating interest in its towers are the customer's awareness of the quality of a particular site, the ease of doing business with one lessor, the location of other Company-owned towers and the Company's ability to construct new towers.

 . TRACK FCC FILINGS. All FCC licensees must file applications for site locations. As part of its disciplined approach to acquisitions and new tower construction activities, the Company tracks these filings, which provide market intelligence as to existing wireless communications providers' build-out plans and new market entrants.

 II. ACQUISITION STRATEGY

  Ownership of rental towers in many parts of the United States remains highly fragmented, although the consolidation of tower ownership has begun to accelerate as larger independent owners acquire small local owners in certain regions. The Company believes that its acquisition strategy has allowed it to achieve the highest density of towers across nine states located in the Southeastern United States, which the Company believes provides it with a significant competitive advantage.

  The Company believes that growth through acquisition is an attractive strategy because it allows the Company to: (i) choose the location of its towers in key urban and other desired locations; (ii) acquire towers with existing tenants and the capacity to add multiple, additional tenants; (iii) not seek build-to-suit mandates from customers, which may result in towers being built in unprofitable locations; and (iv) lower its risk as cash flow from existing tenants is predetermined.

  The Company's acquisition strategy continues to focus on: (i) rapidly acquiring towers in key markets as a means to quickly gain critical mass, thereby discouraging other tower consolidators from entering its markets;
(ii) completing follow-on acquisitions to enhance its coverage in selected wireless communications markets; and (iii) penetrating new markets as a platform for future growth. Through September 30, 1998, the Company has acquired 766 towers at an average of four towers per acquisition and at a pace of greater than one acquisition per week. The key elements of the Company's acquisition strategy are set forth below:

 . TARGET HIGH GROWTH WIRELESS COMMUNICATIONS MARKETS. The Company targets population centers and key transportation corridors in wireless communications markets where there is evidence of high potential growth. The Southeastern United States is attractive because of its relatively high population and economic growth rates. Within this region, the Company has established strong market positions in densely populated areas such as Atlanta, Birmingham, New Orleans, Orlando and Tampa as well as along several key traffic corridors. The MobileMedia Acquisition (as defined herein) provided the Company with strong market positions in Knoxville, Mobile and Nashville, as well as towers in Southern California and New England that provide the Company a base for penetrating these attractive wireless markets.

 . FOCUS ON COMPATIBILITY WITH EXISTING TOWER NETWORK. In evaluating a potential acquisition, the Company considers whether it will be compatible with the Company's existing tower inventory. In general, the Company aims to acquire sites that will result in clusters of towers that provide the critical mass necessary to achieve certain competitive advantages within a given market. The MobileMedia Acquisition and the Southern Towers Acquisition (as defined herein) expanded the Company's presence to contiguous markets in the Southeastern United States.

 . EMPLOY A DISCIPLINED VALUATION PROCESS. The Company seeks to acquire towers that have existing cash flow and identified potential for significant future cash flow growth from additional tenants. For each potential acquisition, the Company reviews the current population coverage of each tower to be acquired, the nature and quality of the existing and potential customer base, coverage of current and future major transportation corridors and the location and desirability of competing towers. The Company also makes an assessment of potential cash flow growth and estimates whether additional capital expenditures will be required to add capacity to accommodate future growth.

  Consistent with the Company's acquisition criteria and strategy of accumulating clusters of towers in regions that are highly attractive to wireless communications providers, the Company has recently completed the following major acquisitions:

  SOUTHERN TOWERS ACQUISITION: In March 1998, the Company acquired 201 towers from Southern Communications for approximately $83.5 million plus fees and expenses (the "Southern Towers Acquisition"). Southern Communications is a subsidiary of Southern Company, one of the largest utility holding companies in the United States and an Enhanced Specialized Mobile Radio ("ESMR") provider. Substantially all of these towers, which are located in Georgia, Alabama, Mississippi and Florida, were constructed within the prior four years. See "Business--Southern Towers Acquisition."

  The Southern Towers Acquisition represented an attractive opportunity to significantly accelerate the achievement of the Company's goal of becoming the leading provider of rental tower space in the Southeastern United States. Prior to the acquisition, these towers, which had only a limited number of third party tenants, were principally for the use of Southern Communications and its affiliates. The towers were generally constructed with capacity significantly exceeding Southern Communications' specific capacity requirements. Accordingly, the Company believes that there is substantial potential for additional revenue from these towers.

  As of December 31, 1997 on a pro forma basis, the towers had combined annual revenue totaling $4.8 million and Tower Level Cash Flow of $3.7 million, implying a tower level cash flow margin of 77.9%.

  MOBILEMEDIA ACQUISITION: In September 1998, the Company acquired 166 towers from MobileMedia Corporation ("MobileMedia") and its affiliates for approximately $170.0 million (the "MobileMedia Acquisition"). Subsequent to its announced merger with Arch Communications, Inc., MobileMedia will be the second largest paging company in the United States. See "Business-- MobileMedia Acquisition".

  The MobileMedia Acquisition represented an attractive opportunity to acquire towers that (i) further strengthened the Company's tower portfolio in certain existing markets, (ii) provided entry into geographically contiguous markets and (iii) expanded the Company's operations into new markets in Southern California and New England.

  As of December 31, 1997 on a pro forma basis, the towers had combined annual revenue totaling $13.2 million and Tower Level Cash Flow of $11.8 million, implying a tower cash flow margin of 89.9%.

 III. NEW TOWER CONSTRUCTION STRATEGY

  An additional element of the Company's growth strategy is to selectively construct new towers in and around major markets in which it already has a presence in order to enhance coverage in existing markets. In addition, the Company pursues build opportunities in order to expand capacity or otherwise improve already existing sites. In both cases, the Company adheres to its own requirements of return on capital invested. The Company does not engage in speculative construction projects or large scale build-to-suit projects. During 1997 and the nine months ended September 30, 1998, the Company constructed 22 and 34 towers, respectively. As a result of opportunities generated through its marketing efforts, the Company estimates that it will identify 80 to 100 new tower build opportunities over the next 12 months. The elements of the Company's tower build program include the following:

 . DISCIPLINED BUILD SELECTION CRITERIA. Through its sales and marketing efforts, the Company seeks to identify suitable tower construction sites based on information obtained from wireless communications providers regarding their network construction plans. The Company carefully evaluates such plans to meet customer requirements, which may result in selling space on an existing tower, acquiring an existing tower, augmenting an existing tower or constructing a new tower. Tower construction is only initiated after at least one anchor customer is identified and the Company has determined, based on market research, that the capital outlay for the construction project would generate returns that exceed the Company's minimum required return on invested capital.

 . RAPID CONSTRUCTION/BUILD IMPLEMENTATION. After identifying an attractive construction opportunity, the Company moves quickly to: (i) secure access to the site by either purchasing or entering into a long-term lease for a parcel of land; (ii) select the appropriate type of tower based on structural capacity needs; (iii) initiate sales and marketing efforts to rent space on the tower; and (iv) complete the necessary steps to obtain zoning approvals and building permits. The Company acquires tower structures from a variety of vendors and oversees the construction of the tower by hired sub-contractors.

COMPANY STRENGTHS

  The Company believes that its business is characterized by the following strengths:

 . EXCLUSIVE FOCUS ON TOWER RENTAL BUSINESS. The Company exclusively focuses on the rental of wireless communications tower space as opposed to other aspects of the tower industry such as site acquisition, tower construction services and ancillary services. Furthermore, the Company does not engage in large-scale "build-to-suit" programs, preferring instead to focus on its core acquisition strategy and complementary selective construction strategy designed to enhance coverage in targeted markets. The Company believes by focusing on this sector of the tower industry, it can earn the highest cash flow margins and risk adjusted return on invested capital.

 . DISCIPLINED AND EFFICIENT ACQUIRER OF TOWER ASSETS. At September 30, 1998, the Company had a network of approximately 755 towers (excluding 35 towers acquired subsequent to September 30, 1998, and 41 towers to be acquired pursuant to probable acquisition), geographically clustered in the Southeastern United States as well as 75 towers located in Southern California and New England. The Company's proven acquisition process identifies towers that typically have an established foundation of existing cash flow and are geographically complementary to its existing portfolio. The Company has demonstrated the ability to identify and successfully negotiate the purchase of what it believes to be value enhancing tower acquisitions.

 . ABILITY TO SUCCESSFULLY INCREASE TOWER RENTAL REVENUE. The Company's aggressive marketing efforts to all major wireless communication providers has resulted in the signing of a significant number of new tenants over the last three years. Additional tenants increase the operating leverage of the Company's portfolio and generally increase the Company's overall cash flow margins. In order to measure the revenue growth performance of acquired towers, the Company tracks the cumulative increase in monthly revenue from towers acquired during different periods. The Company has generated a cumulative increase in total monthly revenues for the 29 towers acquired in 1995 of 133.0% through September 1998. In addition, the 119 towers acquired in 1996 and the 134 towers acquired in 1997 have generated cumulative increases in total monthly revenues of 68.0% and 14.0%, respectively through September 1998.

  The Company believes that its business will continue to be characterized by high cash flow margins, stable and predictable cash flow and high barriers to entry. Moreover, the Company expects to experience strong ongoing growth as it benefits from additional consolidation opportunities while increasing overall tower revenues on existing towers.

                                ----------------

  The Company's headquarters are located at 1549 Ringling Boulevard, Third Floor, Sarasota, Florida 34236, and its telephone number is (941) 364-8886. The Company's website is www.pinnacletowers.com. The information provided on the Company's website is not incorporated into this Prospectus.

                                 THE OFFERINGS

  Concurrently with this Preferred Stock Offering, the Company is offering 10,000,000 shares of Common Stock (the "Common Stock Offering"). This Preferred Stock Offering is contingent upon the closing of the Common Stock Offering, and the Common Stock Offering is contingent upon the closing of this Preferred Stock Offering. The Common Stock Offering and the Preferred Stock Offering are collectively referred to as the "Offerings."

                            PREFERRED STOCK OFFERING

Preferred Stock Offered.....  150,000 shares of   % Exchangeable Preferred
                              Stock, par value $.001 per share, plus any additional shares of such stock issued from time to time in lieu of cash dividends (the "New
                              Preferred Stock").

Liquidation Preference......  $1,000 per share.

Dividends...................  Dividends will accrue from the date of issue of the New Preferred Stock and will be payable
                              quarterly commencing     at a rate per annum of
                                % of the liquidation preference thereof.
                              Dividends may be paid, at the Company's option, on any dividend payment date occurring on or
                              before       , 2004 either in cash or by issuing
                              additional fully paid and nonassessable New
                              Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends. After such date, dividends are payable only in cash. The Company's Senior Credit Facility, which matures December 15, 2005, prohibits the payment of cash dividends on the New Preferred Stock. The Company currently expects that prior to being required to pay cash dividends on the New Preferred Stock it would seek an amendment to the Senior Credit Facility to permit such cash payments.

Mandatory Redemption........  The Company is required, subject to certain conditions, to redeem all of the New Preferred
                              Stock outstanding on       , 2009 at a redemption
                              price equal to 100% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of redemption.
Optional Redemption.........  The Company may at its election in accordance with the Certificate of Designations (as defined herein) redeem shares of the New Preferred Stock:
                              (i) in whole or in part, at any time on or after
                                 , 2004 at the redemption prices set forth
                              herein, plus, without duplication, accumulated
                              and unpaid dividends to the date of redemption;
                              and (ii) on or prior to       , 2004, out of all
                              or a portion of the net proceeds of a Public
                              Equity Offering or a Strategic Equity Investment
                              received on or prior to       , 2002 in an amount
                              of at least 5,000 shares and up to an aggregate amount equal to 35% of the outstanding shares of New Preferred Stock at a redemption price equal
                              to   % of the liquidation preference thereof,
                              plus, without duplication, accumulated and unpaid dividends to the date of redemption; provided, however, that after any such redemption, the liquidation preference of New Preferred Stock outstanding must equal at least (i) 65% of the initial aggregate liquidation preference of the New Preferred Stock originally issued in the Preferred Stock Offering or (ii), in the event of a partial exchange of New Preferred Stock for Exchange Notes, an aggregate liquidation preference of $75.0 million.

Exchange Provision..........  The New Preferred Stock will be exchangeable for
                              Exchange Notes (as defined herein), at the Company's option, subject to certain conditions, in whole or in part (in an amount equal to 50% of the shares of New Preferred Stock then outstanding but not less than 75,000 shares) on any scheduled dividend payment date.

Ranking.....................  The New Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up and dissolution of the Company, rank senior to all Junior Shares of the Company.

Voting Rights...............  The New Preferred Stock will be non-voting, except as otherwise required by law and except in certain circumstances described herein, including amending certain rights of the holders of the New Preferred Stock. In addition, if: (i) the Company fails to pay dividends in cash or, to the extent permitted by the Certificate of Designations, by the issuance of additional New Preferred Stock in respect of six or more quarters in the aggregate (whether or not consecutive); (ii) the Company
                              fails to make the mandatory redemption on     ,
                              2009 or an Offer to Purchase (as defined herein) upon a Change of Control; or (iii) the Company fails to comply with the covenants contained in the Certificate of Designations or make certain payments on its indebtedness, holders of a majority of the outstanding New Preferred Stock, voting as a class, will be entitled to elect a number of directors of the Company equal to the lesser of either two directors or that number of directors constituting at least 25% of the Board of Directors of the Company.

Change of Control...........  Within 30 days following a Change of Control, the holders of New Preferred Stock will have the right to require the Company to offer to purchase all or any part outstanding of the New Preferred Stock at a purchase price equal to 101% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of purchase.

Certain Covenants...........  The Certificate of Designations will contain covenants that, among other things, limit the ability of the Company and its subsidiaries to
                              (i) incur indebtedness, (ii) pay dividends or make certain other restricted payments, (iii) restrict dividends or make certain other payments to the Company by Restricted Subsidiaries, (iv) enter into certain transactions with affiliates or (v) merge or consolidate with or sell all or substantially all of its assets to any other person. The Certificate of Designations will contain provisions that allow for the modification and amendment of the covenants contained in the Certificate of Designations by a vote of holders owning a majority of the outstanding New Preferred Stock, including the covenant relating to a Change of Control, except during the pendency of an Offer to Purchase. In addition, the holders of a majority of the outstanding Preferred Shares, on behalf of all holders of New Preferred Stock, may waive compliance by the Company with certain provisions of the Certificate of Designations.

                               THE EXCHANGE NOTES

Issue.......................   % Exchange Notes due 2009 (the "Exchange Notes")
                              issuable in exchange for the New Preferred Stock in an aggregate principal amount equal to the then aggregate liquidation preference of the New Preferred Stock, plus, without duplication, accumulated and unpaid dividends to the date fixed for the exchange thereof (the "Exchange Date").

Interest....................  Interest on the Exchange Notes will be payable
                              semi-annually in arrears on each      and     ,
                              commencing on     . Interest may be paid, at the
                              Company's option, on any interest payment date
                              occurring on or before     , 2004 either in cash
                              or by issuing additional Exchange Notes in an aggregate principal amount equal to the amount of such interest payments. After such date, interest is payable only in cash.

Maturity....................      , 2009.

Ranking.....................  The Exchange Notes will be subordinated to all existing and future Senior Debt, which includes the Senior Discount Notes (as defined herein), of the Company and effectively subordinated to obligations of the Company's subsidiaries.

Optional Redemption.........  The Exchange Notes will be subject to redemption at the option of the Company: (i) in whole or in
                              part, at any time on or after       , 2004 at the
                              redemption prices set forth herein, plus, without duplication, accrued and unpaid interest to the
                              date of redemption; and (ii) on or prior to    ,
                              2002, out of all or a portion of the net proceeds of a Public Equity Offering or a Strategic Equity
                              Investment received on or prior to       , 2002
                              in an amount of at least $5.0 million and up to 35% of the aggregate principal amount of Exchange Notes then outstanding plus (whether issued in exchange for New Preferred Stock or in lieu of cash interest payments), without duplication, accrued and unpaid interest to the date of redemption; provided, however, that after any such redemption, the aggregate principal amount of the Exchange Notes outstanding must equal at least $75.0 million.

Change of Control...........  Within 30 days following a Change of Control, the
                              Company will be required to offer to purchase all outstanding Exchange Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of redemption.

                              The Exchange Indenture (as defined herein) will
Certain Covenants...........  contain certain covenants that, among other things, limit the ability of the Company and its subsidiaries to (i) incur additional indebtedness, (ii) pay dividends or make certain other restricted payments, (iii) restrict dividends or make certain other payments to the Company by Restricted Subsidiaries, (iv) create certain liens, (v) enter into certain transactions with affiliates or (vi) merge or consolidate with or sell all or substantially all of its assets to any other person. The Exchange Indenture will contain provisions that allow for the modification and amendment of the covenants contained in the Exchange Indenture by a vote of holders owning a majority of the Exchange Notes, including the covenant relating to a Change of Control, except during the pendency of an Offer to Purchase. In addition, the holders of a majority in aggregate principal amount of the Exchange Notes, on behalf of all holders of Exchange Notes, may waive compliance by the Company with certain restrictive provisions of the Exchange Indenture. See "Description of the Exchange Notes--Modification and Waiver."

                            COMMON STOCK OFFERING(1)

Common Stock offered in:
 U.S. Offering .............   8,000,000 shares
 International Offering ....   2,000,000 shares
   Total....................  10,000,000 shares

Common Stock to be
 Outstanding after the        20,000,000 shares (2)
 Offering...................
Nasdaq National Market        BIGT
Symbol......................

--------
(1) Does not include the Underwriters' over-allotment options for an aggregate of 1,500,000 shares of Common Stock.
(2) Excludes approximately 2,000,000 shares of Common Stock reserved for issuance pursuant to the Company's stock incentive plan (the "Stock Incentive Plan"). See "Management--Stock Incentive Plan".

                                USE OF PROCEEDS

  The Company intends to use the net proceeds of the Offerings as follows: (i) approximately $30.3 million to redeem the outstanding shares of the Company's Series A senior preferred stock (the "Senior Preferred Stock");
(ii) approximately $59.1 million to redeem the outstanding shares of the Company' Series B junior preferred stock (the "Junior Preferred Stock" and collectively with the Senior Preferred Stock, the "Existing Preferred Stock");
(iii) $15.1 million, including accrued interest, to repay in full and retire the ABRY Bridge Loan (as defined herein); (iv) approximately $43.7 million to be distributed to certain stockholders in connection with the Recapitalization to occur upon the closing of the Common Stock Offering and (v) approximately $135.9 million to repay outstanding borrowings under the Senior Credit Facility (as defined herein). After giving effect to this use of proceeds there will be $138.9 million of availability under the Senior Credit Facility.

                              THE RECAPITALIZATION

  In connection with the Common Stock Offering, pursuant to a recapitalization agreement between the Company, its largest stockholder, ABRY II (as defined herein) and certain members of the Company's management that are stockholders of the Company, the Company will convert all outstanding shares of each class of the Company's five classes of common stock into shares of a single class of common stock (the "Common Stock") and pay to the holders of certain of such classes of common stock preferential amounts and yields. Such actions are collectively referred to herein as the "Recapitalization." As a result, (i) the certificate of incorporation of the Company will be amended immediately prior to the consummation of the Offerings to eliminate the current multiple classes of the Company's common stock and create a single class of common stock, with all of the outstanding shares of all the classes of common stock of the Company other than Class D Common Stock being converted into approximately 8,571,309 shares of Common Stock and all shares of Class D Common Stock being converted into approximately 1,428,691 shares of Common Stock; (ii) the holders of the Company's currently outstanding shares of Class A Common Stock, Class B Common Stock and Class E Common Stock will collectively be paid approximately $38.9 million by the Company from proceeds of the Offerings, which amount equals the amount of the preferences such shares are entitled to over the other classes of the Company's common stock pursuant to the Company's certificate of incorporation in its current form; and (iii) the holders of the Company's currently outstanding shares of Class A Common Stock will collectively be paid approximately $4.8 million by the Company from proceeds of the Offerings, which amount equals the amount of the yield such shares have accrued from the date of their issuances through June 30, 1997 pursuant to the Company's certificate of incorporation in its current form.

     SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

  The following table presents summary historical and unaudited pro forma consolidated financial data of the Company. The summary historical consolidated financial data, for the period of inception (May 3, 1995) through December 31, 1995 and for the period then ended and as of and for each of the two years ended December 31, 1996 and 1997, were derived from the audited consolidated financial statements of the Company. The unaudited pro forma consolidated financial data as of and for the year ended December 31, 1997 and the selected historical and unaudited pro forma consolidated financial data, as of and for the nine months ended September 30, 1997 and 1998, were derived from unaudited consolidated financial statements and the Unaudited Pro Forma Consolidated Financial Statements of the Company contained elsewhere herein. The summary financial information should be read in conjunction with, and are qualified in their entirety by, the information contained in the audited consolidated financial statements of the Company and the related notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Financial Data" and "Selected Historical Consolidated Financial Data" included elsewhere herein.

  The following summary unaudited pro forma statement of operations data has been prepared to reflect the results of operations of the Company as if each of the following had been completed as of January 1, 1997: (i) all acquisitions completed during 1997; (ii) the Southern Towers Acquisition; (iii) the MobileMedia Acquisition; (iv) acquisitions of other rental towers by the Company completed since January 1, 1998, in addition to the Southern Towers Acquisition and the MobileMedia Acquisition; (v) other individually immaterial acquisitions of rental towers for which the Company has entered into agreements or letters of intent to acquire as of December 18, 1998, the acquisitions of which the Company believes are probable; (vi) the financing of the acquisitions referred to in (i) through (v) above; (vii) the Recapitalization; (viii) the issuance of the Additional Junior Preferred Stock (as defined herein); and (ix) the issuance of the Common Stock and the New Preferred Stock and the application of the net proceeds therefrom as described under "Use of Proceeds" (collectively, the "Transactions"). The pro forma balance sheet data as of September 30, 1998 have been prepared as if each such transaction referred to in (i) through (ix) above not completed by September 30, 1998 had occurred on that date. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma consolidated financial data do not purport to present what the Company's results of operations or financial position would actually have been, or to project the Company's results of operations or financial position at any future period.

                           PERIOD FROM                                                                       PRO FORMA
                            INCEPTION                                                                       AS ADJUSTED
                          (MAY 3, 1995)                            PRO FORMA    NINE MONTHS   NINE MONTHS    FOR NINE
                             THROUGH     YEAR ENDED   YEAR ENDED  AS ADJUSTED      ENDED         ENDED     MONTHS ENDED
                          DECEMBER 31,  DECEMBER 31, DECEMBER 31, DECEMBER 31, SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30,
                              1995          1996         1997       1997 (A)       1997          1998        1998 (B)
                          ------------- ------------ ------------ ------------ ------------- ------------- -------------
                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
 STATEMENT OF OPERATIONS
  DATA:
 Tower rental revenue...     $  733       $ 4,842      $12,881       $40,564      $ 7,981      $ 21,128      $ 34,086
 Tower operating
  expenses, excluding
  depreciation and
  amortization..........        181         1,135        2,633         6,900        1,469         3,966         5,639
                             ------       -------      -------      --------      -------      --------      --------
 Gross profit, excluding
  depreciation and
  amortization..........        552         3,707       10,248        33,664        6,512        17,162        28,447
 Other expenses:
 General and
  administrative (c)....        306           923        1,385         2,377          882         2,861         3,257
 Corporate
  development (c).......        369         1,440        3,772         3,772        2,400         5,213         5,213
 Depreciation...........        282         2,041        6,335        32,517        4,370        13,357        25,087
                             ------       -------      -------      --------      -------      --------      --------
 Loss from operations...       (405)         (697)      (1,244)       (5,002)      (1,140)       (4,269)       (5,110)
 Interest expense.......        181         1,155        6,925         3,201        4,378         7,276         5,268
 Amortization of
  original issue
  discount and debt
  issuance costs .......         59           164          292        21,411          186        11,636        16,889
                             ------       -------      -------      --------      -------      --------      --------
 Net loss...............       (645)       (2,016)      (8,461)      (29,614)      (5,704)      (23,181)      (27,267)
 Dividends and accretion
  on Preferred Stock....        --            --           --         20,010          --            683        15,008
                             ------       -------      -------      --------      -------      --------      --------
 Net loss attributable
  to Common Stock.......     $ (645)      $(2,016)     $(8,461)     $(49,624)     $(5,704)     $(23,864)     $(42,275)
                             ======       =======      =======      ========      =======      ========      ========
 Loss per Share of
  Common Stock..........     $(6.31)      $ (8.10)     $(27.28)     $  (2.48)     $(18.66)     $ (59.85)     $  (2.11)
 Weighted average number
  of Shares of Common
  Stock.................        102           249          310        20,000          306           399        20,000

                          PERIOD FROM                                                                         PRO FORMA
                           INCEPTION                                                                         AS ADJUSTED
                         (MAY 3, 1995)                            PRO FORMA    NINE MONTHS    NINE MONTHS      FOR NINE
                            THROUGH     YEAR ENDED   YEAR ENDED   AS ADJUSTED      ENDED          ENDED      MONTHS  ENDED
                         DECEMBER 31,  DECEMBER 31, DECEMBER 31, DECEMBER 31,  SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,
                              1995         1996         1997       1997 (A)        1997           1998         1998 (B)
                         ------------- ------------ ------------ ------------ -------------- -------------- --------------
                                                              (DOLLARS IN THOUSANDS)
OTHER OPERATING DATA:
Tower Level Cash Flow
 (d)...................       $ 552      $ 3,707      $ 10,248     $ 33,664      $  6,512       $ 17,162       $28,447
Tower Level Cash Flow
 Margin (e)............        75.3%        76.6%         79.6%        83.0%         81.6%          81.2%         83.5%
Adjusted EBITDA (d)....       $ 246      $ 2,784      $  8,863     $ 31,287      $  5,630       $ 14,301       $25,190
Adjusted EBITDA Margin
 (e)...................        33.6%        57.5%         68.8%        77.1%         70.5%          67.7%         73.9%
EBITDA (d).............       $(123)     $ 1,344      $  5,091     $ 27,515      $  3,230       $  9,088       $19,977
EBITDA Margin (e)......         --          27.8%         39.5%        67.8%         40.5%          43.0%         58.6%
Number of Towers: (f)
Beginning of period....           0           33           156          --            156            312           --
Towers acquired during
 the period............          29          119           134          --             92            484           --
Towers constructed
 during the period.....           4            4            22          --             19             34           --
End of period..........          33          156           312          --            267            830           906
                                                                                               PRO FORMA
                                      DECEMBER 31,                      SEPTEMBER 30,          AS ADJUSTED
                         --------------------------------------- ---------------------------  SEPTEMBER 30,
                             1995          1996         1997         1997          1998         1998 (B)
                         ------------- ------------ ------------ ------------ -------------- --------------
                                                           (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash
 equivalents...........     $    31      $    47      $  1,694     $  1,735      $    --        $    --
Tower assets, net......      11,551       48,327       127,946      109,892       459,593        495,964
Total assets...........      14,573       55,566       143,178      121,390       492,078        528,449
Total debt.............       6,124       30,422       120,582       99,228       415,307        274,567
Mandatorily redeemable
 stock:
 Senior Preferred
  Stock................         --           --            --           --         28,782            --
 New Preferred Stock...         --           --            --           --            --         144,875
 Class B Common Stock..       1,200        1,200         1,761        1,200         1,761            --
 Class D Common Stock..         --           --            --           --            --             --
Junior Preferred
 Stock.................         --           --            --           --         32,571            --
Common Stock...........         --           --            --           --            --              20
Additional paid-in
 capital...............       7,051       24,881        25,876       25,343        35,547        131,977
Stock subscription
 receivable............        (180)         --            --           --            --             --
Common stock warrants..         --           --            --           --          1,000            --
Accumulated deficit....        (645)      (2,661)      (11,123)      (8,365)      (34,304)       (34,304)
                            -------      -------      --------     --------      --------       --------
Stockholders' equity...       6,226       22,220        14,753       16,978        34,814         97,693

--------
(a) Reflects the historical amounts adjusted for the effects of tower acquisitions including the adjustment to show a full year of activity for 134 towers acquired in 1997, the acquisitions of 484 towers completed in the nine months ended September 30, 1998 (including the Southern Towers Acquisition of 201 towers and the MobileMedia Acquisition of 166 towers), the acquisition of 35 towers subsequent to September 30, 1998 and before December 18, 1998, the probable acquisitions as of December 18, 1998 of 41 towers, the effects of the Recapitalization, the issuance of the Additional Junior Preferred Stock, the Offerings and the redemption of the Existing Preferred Stock as further described in "Unaudited Pro Forma Financial Data."
(b) Reflects the historical amounts adjusted for the effects of the acquisitions of 484 towers completed in the nine months ended September 30, 1998 (including the Southern Towers Acquisition of 201 towers and the MobileMedia Acquisition of 166 towers), the acquisition of 35 towers subsequent to September 30, 1998 and before December 18, 1998, the probable acquisitions as of December 18, 1998 of 41 towers, the effects of the Recapitalization, the issuance of the Additional Junior Preferred Stock, the Offerings and the redemption of the Existing Preferred Stock as further described in "Unaudited Pro Forma Financial Data."
(c) "General and administrative" expenses represent those costs directly related to the day-to-day management and operation of towers owned by the Company. "Corporate development" expenses represent costs incurred in connection with acquisitions and the development of new business initiatives, and consists primarily of allocated compensation, benefits and overhead costs that are not directly related to the administration or management of existing towers.

(d) "Tower Level Cash Flow" is defined as tower rental revenue minus tower operating expenses, excluding depreciation and amortization. "Adjusted EBITDA" represents loss from operations before depreciation, amortization and corporate development expenses. "EBITDA" represents loss from operations before depreciation and amortization, not including the effect of accretion and accrued dividends on Existing Preferred Stock and the New Preferred Stock. The Company has included Tower Level Cash Flow, Adjusted EBITDA and EBITDA in Other Operating Data because the Company believes such information may be useful to certain investors in evaluating the Company's ability to service its debt. Tower Level Cash Flow, Adjusted EBITDA and EBITDA should not be considered as an alternative to Gross Profit, net loss or net cash provided by operating activities (or any other measure of performance in accordance with generally accepted accounting principles) as a measure of the Company's ability to meet its cash needs or as an indication of the Company's operating performance. Moreover, Tower Level Cash Flow, Adjusted EBITDA and EBITDA is not a standardized measure and may be calculated in a number of ways. Accordingly, the Tower Level Cash Flow, Adjusted EBITDA and EBITDA information provided may not be comparable to other similarly titled measures provided by other companies.

(e) Represents Tower Level Cash Flow, Adjusted EBITDA and EBITDA each as a percentage of tower rental revenue.

(f)Includes towers managed by the Company, which at September 30, 1998 were 29 towers.

                                 RISK FACTORS

  An investment in the Common Stock offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information contained in this Prospectus, before purchasing the Common Stock offered hereby. This Prospectus contains forward-looking statements within the meaning of the federal securities laws. Discussions containing such forward-looking statements may be found in the material set forth below and under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in the Prospectus generally. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," and similar expressions and variations of such expressions identify certain of such forward-looking statements that speak only as of the dates on which they were made. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, the risk factors set forth below and the matters set forth in this Prospectus generally.

SUBSTANTIAL INDEBTEDNESS; ABILITY TO SERVICE INDEBTEDNESS AND SATISFY NEW PREFERRED STOCK OBLIGATIONS

  The Company has a significant amount of indebtedness. As of September 30, 1998, on a pro forma basis, after giving effect to the Transactions, the Company would have had approximately $273.9 million of consolidated long-term debt outstanding, $144.9 of redeemable preferred stock (the "New Preferred Stock"), stockholders' equity of approximately $97.7 million, a ratio of debt to equity (excluding redeemable stock) of 2.8 to 1.0 and a ratio of debt and redeemable preferred stock to common equity of 4.3 to 1.0. Subject to the restrictions in the Senior Credit Facility, an indenture (the "Indenture") under which the Company issued its 10% senior discount notes due 2008 (the "Senior Discount Notes") and the certificate of designations governing the New Preferred Stock (the "Certificate of Designations"), the Company expects to incur additional indebtedness from time to time to finance acquisitions, capital expenditures, working capital or for other purposes.

  The level of the Company's indebtedness could have important consequences to stockholders, including, but not limited to, the following: (i) a substantial portion of the Company's cash flow from operations must be dedicated to the repayment of indebtedness and the payment of interest thereon and will not be available for other purposes; (ii) the Company's future ability to obtain additional debt financing for working capital, capital expenditures, acquisitions or other purposes may be limited; (iii) the Company's leveraged position and covenants contained in the Indenture, the Senior Credit Facility and the Certificate of Designations could limit its ability to expand and make capital improvements and acquisitions; (iv) the Indenture, the Senior Credit Facility and the Certificate of Designations contain restrictive covenants, including covenants that restrict or prohibit the payment of dividends or other distributions by the Company to its stockholders; and (v) the Company's level of indebtedness could limit its flexibility in reacting to changes in its industry and general economic conditions and its ability to withstand a prolonged downturn in the wireless communications or tower rental industries. Existing or potential competitors of the Company may operate on a less leveraged basis and have significantly greater operating and financing flexibility than the Company.

  The Company's ability to service its debt obligations and pay cash dividends on, and satisfy its redemption obligations in respect to, the New Preferred Stock will depend upon its future operating performance, which will be affected by prevailing economic conditions in the wireless communications industry, and financial, business and other factors, certain of which are beyond its control. If the Company is unable to generate sufficient cash flow from operations to service its indebtedness or make required cash payments with respect to the New Preferred Stock, it will be forced to adopt an alternative strategy that may include actions such as reducing, delaying or eliminating acquisitions, tower construction and other capital expenditures, selling assets, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance that any of these alternative strategies could be effected on satisfactory terms, if at all and the implementation of any of these alternative strategies could have a negative impact on the value of the Common Stock.

  The Senior Credit Facility, the Indenture and the Certificate of Designations each contain certain restrictive covenants. The Senior Credit Facility also requires the Company to maintain specified financial ratios and satisfy certain financial condition tests. The Company's ability to meet these financial ratios and tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. A breach of any of these covenants could result in a default under the Senior Credit Facility and the Indenture. If an event of default should occur under the Senior Credit Facility, the lenders thereunder can elect to declare all amounts of principal outstanding under the Senior Credit Facility, together with all accrued interest, to be immediately due and payable. This could also result in the triggering of cross-default or cross-acceleration provisions in other instruments, thereby permitting acceleration of the maturity of additional indebtedness. If the Company were unable to repay amounts that become due under the Senior Credit Facility, the lenders thereunder could proceed against the collateral granted to them to secure that indebtedness. If the indebtedness under the Senior Credit Facility were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and any other indebtedness of the Company. Substantially all the assets of the Company are pledged as security under the Senior Credit Facility. See "Description of Certain Indebtedness." The Senior Credit Facility, the Indenture and the Certificate of Designations each limit the ability of the Company to pay dividends on its Common Stock, other than the payment of dividends required to maintain the Company's status as a REIT.

  Until March 15, 2003, the Company's interest expense on the Senior Discount Notes will consist solely of the accretion of original issue discount. Thereafter, the Senior Discount Notes will require annual cash interest payments of $32.5 million. For all dividend payment dates through and including
       , 2004, the Company may elect to pay dividends on the New Preferred Stock by issuing additional shares of New Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends. The Company's ability to make scheduled payments of principal of, or to pay interest on, its debt obligations and satisfy its redemption obligations with respect to the New Preferred Stock and its ability to refinance any such obligations, will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. As discussed, the Company's business strategy contemplates substantial capital expenditures in connection with the execution of its business plan. There can be no assurance that the Company will generate sufficient cash flow from operations in the future, that anticipated revenue growth will be realized or that future borrowings or equity contributions will be available in an amount sufficient to service its indebtedness and make anticipated capital expenditures. The Company may need to refinance all or a portion of its indebtedness on or prior to its scheduled maturity. There can be no assurance that the Company will be able to effect any required refinancing of its indebtedness on commercially reasonable terms or at all.

LIMITATIONS ON ABILITY TO PAY DIVIDENDS

  The Senior Credit Facility prohibits the payment of cash dividends on the New Preferred Stock through the maturity of the Senior Credit Facility. The Company currently expects that prior to being required to pay cash dividends on the New Preferred Stock it would seek an amendment to the Senior Credit Facility to permit such cash payments. The Company may, at its option, pay dividends on the New Preferred Stock by issuing additional shares of New Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends. If the Company is in arrears in the payment of dividends for six or more quarterly dividend periods, the holders of the New Preferred Stock will be permitted to elect the lesser of either two directors or that number of directors constituting 25% of the Board of Directors of the Company.

  In addition to the limitations imposed on the payment of dividends by the Senior Credit Facility or the Indenture, under Delaware law, the Company is permitted to pay dividends on its capital stock, including the New Preferred Stock, only out of its surplus or, in the event that it has no surplus, out its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. Surplus is defined as the excess of a company's total assets over the sum of its total liabilities plus the par value of its outstanding capital stock. In order to pay dividends in cash, the Company must have surplus or net profits equal to the full amount of the cash dividend at the time such dividend is declared. In determining the Company's ability to pay dividends, Delaware law permits the Board of Directors of the Company to revalue the Company's assets and liabilities from time to time to their fair market values in order to create surplus. The Company cannot predict what the value of its assets or the amount of its liabilities will be in the future and, accordingly, there can be no assurance that the Company will be able to pay cash dividends on the New Preferred Stock.

RANKING OF THE NEW PREFERRED STOCK; SUBORDINATION OF EXCHANGE NOTES

  The New Preferred Stock will rank junior in right of payment upon liquidation to all existing and future indebtedness of the Company and to all shares of Preferred Stock of the Company other than Preferred Stock which by its terms ranks on a parity with or junior to the New Preferred Stock. The New Preferred Stock will rank senior in right of payment upon liquidation to the Common Stock. The payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the Exchange Notes, if issued, will be subordinated to the prior payment in favor of all existing and future Senior Debt of the Company. As of September 30, 1998, on a pro forma basis after giving effect to the Transactions, approximately $274.6 million of Debt ranking senior to the Exchange Notes, if issued, would have been outstanding, of which $44.1 million would have been outstanding under the Senior Credit Facility and the Company would have had borrowing availability of $138.9 million (after giving effect to $17.0 million of letters of credit). The Indenture, the Senior Credit Facility and the Exchange Indenture limit the incurrence by the Company of additional indebtedness. In the event of the bankruptcy, liquidation, dissolution, reorganization or other winding up of the Company, the assets of the Company will be available to pay obligations on the Exchange Notes only after all Senior Debt has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Notes. In addition, under certain circumstances, the Company may not pay principal of, premium, if any, or interest on, or any other amounts owing in respect of, the Exchange Notes, or purchase, redeem or otherwise retire the Exchange Notes, if a payment default or a non-payment default exists with respect to certain Senior Debt, including Senior Debt under the Indenture and the Credit Facility. See "Description of the Exchange Notes--Subordination."

CHANGE OF CONTROL

  Upon a Change of Control (as defined herein), the Company will be required to offer to purchase all of the shares of New Preferred Stock then outstanding at 101% of the then effective liquidation preference plus, without duplication, accumulated and unpaid dividends to the repurchase date. There can be no assurance that, were a Change of Control to occur, the Company would have sufficient funds to pay the purchase price for all the shares of New Preferred Stock that the Company might be required to purchase. In such event, the Company could be required to seek third party financing to the extent it did not have sufficient available funds to meet its purchase obligations, and there can be no assurance that the Company would be able to obtain such financing on favorable terms, if at all. Further, the Senior Credit Facility and the Indenture restrict the Company's ability to repurchase shares of New Preferred Stock, including upon a Change of Control.

  A "change of control" (as defined in the Senior Credit Facility) constitutes an event of default under the Senior Credit Facility. In the event of a "change of control" (as defined in the Indenture), the Company will be required to offer to repurchase all of the outstanding Notes at a price equal to 101%
of the principal amount thereof plus any accrued and unpaid interest thereon to the date of the purchase. The repurchase by the Company of the Senior Discount Notes upon a change of control could also cause a default under the Senior Credit Facility. There can be no assurance that in the event of any such change of control, the Company will have, or will have access to, sufficient funds or will be contractually permitted under the terms of outstanding indebtedness to repay its indebtedness under the Senior Credit Facility or pay the required purchase price for all Senior Discount Notes or shares of New Preferred Stock tendered by holders upon a change of control, repay other outstanding indebtedness and it is unlikely that in such event the Company would be able to repurchase shares of New Preferred Stock.

CERTAIN TAX CONSIDERATIONS

  Distributions on the New Preferred Stock, whether paid in cash or in additional shares of New Preferred Stock, will be taxable as ordinary dividend income to the extent of the Company's current and accumulated earnings and profits. A holder's initial tax basis in any additional shares of New Preferred Stock distributed by the Company in lieu of cash dividend payments on the New Preferred Stock ("Dividend Shares") will equal the fair market value of such Dividend Shares on their date of distribution. In addition, depending on the fair market value of shares of New Preferred Stock on the date of their issuance, holders may be required to include additional amounts of income based on the difference between (x) the fair market value of such shares on the date of their issuance and (y) the amount payable in redemption of such shares, unless the difference is de minimis under the applicable standard (such difference being referred to as "Preferred Stock Discount"). See "Certain Federal Income Tax Considerations--Preferred Stock Discount." If shares of Preferred Stock (including Dividend Shares) bear Preferred Stock Discount, such shares generally will have different tax characteristics from other shares of New Preferred Stock and might trade separately, which might adversely affect the liquidity of such shares.

  Upon an exchange of New Preferred Stock for Exchange Notes, the holder generally should have capital gain or loss equal to the difference between the issue price of the Exchange Notes received and the holder's adjusted basis in the New Preferred Stock redeemed. For a discussion of how to determine the issue price of the Exchange Notes see "Certain Federal Income Tax Considerations--Redemption and Exchange of Preferred Stock." Holders should also note that if shares of New Preferred Stock are exchanged for Exchange Notes and the stated redemption price at maturity of such Exchange Notes exceeds their issue price by more than a de minimis amount, the Exchange Notes will be treated as having original issue discount ("OID") equal to the entire amount of such excess.

  For a discussion of these and other relevant tax issues, see "Certain Federal Income Tax Considerations."

HOLDING COMPANY STRUCTURE

  The Company is primarily a holding company with no material business operations, sources of income or assets of its own other than the shares of its subsidiaries. Any Exchange Notes issued will be obligations exclusively of the Company. Because substantially all of the Company's operations are conducted through subsidiaries, the Company's cash flow and, consequently, its ability to meet its debt service obligations, including payment of principal, premium, if any, and interest on any Exchange Notes issued, is dependent upon the cash flow of dividends, fees or otherwise. The Company's subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to any Exchange Notes issued or to make any funds available therefor, whether in the form of loans, dividends or otherwise. Under the terms of the Senior Credit Facility and Indenture, the ability of the Company's subsidiaries to make loans or distributions to the

Company is restricted. Renewals or replacements of the Senior Credit Facility and other agreements to which the Company may become a party may contain similar prohibitions. The Company will need sufficient funds available to repay any Exchange Notes issued when required. The Company would be unable to fulfill such obligations under the current terms of the Senior Credit Facility and Indenture unless it obtained a waiver or refinanced the indebtedness borrowed under the Senior Credit Facility, the Indenture or the Exchange Indenture. There can be no assurance that the Company would be able to obtain such waiver or refinancing on terms favorable to it, if at all.

  In addition, because the Company's subsidiaries will not guarantee the payment of principal of or interest on any Exchange Notes issued, any right of the Company to receive assets of any of its subsidiaries upon its liquidation or reorganization (and the consequent right of the holders of any Exchange Notes issued to participate in the distribution of proceeds from those assets) will be structurally subordinated to the claims of such subsidiary's creditors (including tax authorities, trade creditors and lenders to such subsidiary), except to the extent that the Company is itself a creditor of such subsidiary, in which case the Company's claims would still be subordinated to any security interest in the assets of such subsidiary and indebtedness of such subsidiary senior to that held by the Company. Pinnacle Towers Inc. (the principal subsidiary and operating company of the Company) is the borrower under the Senior Credit Facility and is obligated to repay the indebtedness under the Senior Credit Facility, which obligations are secured by such subsidiary's assets, which represent substantially all of the assets of the Company. In the event of a default on secured indebtedness (whether as a result of the failure to comply with a payment or other covenant, a cross-default or otherwise), the parties granted such security interests will have a prior secured claim on the assets of such subsidiary. If such parties should attempt to foreclose on their collateral, the Company's financial condition and the value of any Exchange Notes issued could be materially adversely affected. As of September 30, 1998, on a pro forma basis giving effect to the Transactions, the Issuer's subsidiaries would have had approximately $66.9 million of indebtedness and other liabilities outstanding (including trade payables and capital lease obligations), $64.0 million of which is secured and all of which would have been effectively senior to any Exchange Notes issued. This amount includes substantially all of the Company's consolidating indebtedness. The Certificate of Designation and Exchange Indenture permits the Issuer's subsidiaries to incur additional indebtedness under certain circumstances. See "Description of Exchange Notes".

RISKS ASSOCIATED WITH FRAUDULENT CONVEYANCE LIABILITY

  If under relevant federal and state fraudulent conveyance statutes in a bankruptcy, reorganization or rehabilitation case or similar proceeding or a lawsuit by or on behalf of unpaid creditors of the Company, a court were to find that, at the time any Exchange Notes issued were issued (i) the Company issued any Exchange Notes issued with the intent of hindering, delaying or defrauding current or future creditors or (ii) (A) the Company received less than reasonably equivalent value or fair consideration for issuing such Exchange Notes and (B) the Company (1) was insolvent or was rendered insolvent by reason of the transactions contemplated in connection with the issuing the Exchange Notes, (2) was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital, (3) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under such fraudulent conveyance statutes) or (4) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment is unsatisfied), such court could avoid or subordinate any Exchange Notes issued then existing and future indebtedness of the Company and take other action detrimental to the holders of any Exchange Notes issued, including, under certain circumstances, invalidating such Exchange Notes.

  The measure of insolvency for purposes of the foregoing considerations will vary depending upon the federal or local law that is being applied in any such proceeding. Generally, however, the Company would be considered insolvent if, at the time it incurs the indebtedness constituting any Exchange Notes issued, either (i) the fair market value (or fair saleable value) of its assets is less than the amount required to pay its total existing debts and liabilities (including the probable liability on contingent liabilities) as they become absolute and mature or (ii) it is incurring debts beyond its ability to pay as such debts mature.

POTENTIAL NEED FOR ADDITIONAL FINANCING

  The Company's business plan is materially dependent upon the acquisition of additional suitable towers at prices the Company considers reasonable in light of the revenue it believes it will be able to generate from such towers when acquired. The Company may require significant additional capital to finance future acquisitions as well as its tower construction plan and other capital expenditures. During 1996, 1997 and the first nine months of 1998, the Company made capital investments aggregating approximately $42.2 million, $88.4 million and $349.0 million, respectively, in tower acquisitions, site upgrades and new tower construction. The Company estimates capital expenditures in each of 1999 and 2000 to be approximately $150.0 million. The Company historically has financed its capital expenditures through a combination of borrowings under bank credit facilities, the Senior Notes Offering, bridge financings, equity issuances, seller financing and cash flow from operations. Significant additional acquisition or tower construction opportunities will create a need for additional capital financing. If the Company's revenue and cash flow are not as expected, or if the Company's borrowing base is reduced as a result of operating performance, the Company may have limited ability to access necessary capital under its Senior Credit Facility or otherwise. There can be no assurance that adequate funding will be available as needed or, if available, on terms acceptable to the Company or permitted under the terms of its existing indebtedness. Additional debt financing could have important consequences to the holders of Common Stock. See "--Substantial Indebtedness; Ability to Service Indebtedness and Satisfy New Preferred Stock Obligations." If additional funds are raised by issuing equity securities, existing stockholders may experience dilution. Insufficient available funds may require the Company to scale back or eliminate some or all of its planned expansion. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

DEPENDENCE ON ACQUISITIONS; INTEGRATION OF ACQUISITIONS

  The Company's business plan is materially dependent upon the acquisition of suitable communications towers at prices the Company considers reasonable in light of the revenue it believes it will be able to generate from such towers when acquired. Since the Company's inception, however, the price of acquisitions within the industry have generally increased over time. Additionally, the Company competes with certain wireless communications providers, site developers and other independent tower owners and operators for acquisitions of towers some of which have greater financial and other resources than the Company. Increased demand for acquisitions may result in fewer acquisition opportunities for the Company as well as higher acquisition prices. The Company's inability to grow by acquisition or to accurately estimate the amount of revenue that will be generated from such acquisitions may have a material adverse effect on the Company. Although the Company believes that opportunities may exist for the Company to grow through acquisitions, there can be no assurance that the Company will be able to identify and consummate acquisitions on terms acceptable to the Company. Certain provisions of the Senior Credit Facility or the Indenture may limit the Company's ability to effect acquisitions. See "--Substantial Indebtedness; Ability to Service Indebtedness and Satisfy New Preferred Stock Obligations." Further, there can be no assurance that the Company will be able to profitably manage and market the space on additional towers acquired or successfully integrate acquired towers with the Company's operations and sales and marketing efforts without substantial costs or delays. Acquisitions involve a number of potential risks, including the potential loss of customers, increased leverage and debt service requirements, combining disparate company cultures and facilities and operating towers in geographically diverse markets. Accordingly, there can be no assurance that one or more of the Company's past or future acquisitions may not have a material adverse effect on the Company's financial condition and results of operations.

RISKS ASSOCIATED WITH ACQUIRING REAL PROPERTY

  The Company's real property interests relating to its tower sites consist of fee interests, leasehold interests, private easements and licenses, easements and rights-of-way. The Company generally obtains title insurance on fee properties it acquires and relies on title warranties from sellers. The Company's ability to protect its rights against persons claiming superior rights in tower sites depends on the Company's ability to (i) recover under title policies, the policy limits of which may be less than the purchase price of the particular site; (ii) in the absence of insurance coverage, realize on title warranties given by the sellers, which warranties often terminate after the expiration of a specific period, typically one to three years; and (iii) realize on title covenants from landlords contained in leases.

CUSTOMER CONCENTRATION

  The Company has certain customers that account for a significant portion of its revenue. Southern Communications and its affiliates and MobileMedia Communications and certain of its affiliates would have accounted for approximately 12.9% and 26.3%, respectively, of the Company's revenue, on a pro forma basis, for the nine months ended September 30, 1998. Southern Communications holds leases with initial terms of 10 years each. The Master Lease (as defined herein) has an initial term of 15 years. The loss of one or more of these major customers, or a reduction in their utilization of the Company's tower rental space due to their insolvency or other inability or unwillingness to pay, could have a material adverse effect on the Company's business, results of operations and financial condition.

  Because MobileMedia and certain of its affiliates are currently seeking reorganization of its business under bankruptcy laws, after emerging from bankruptcy, there can be no assurance that MobileMedia Communications will be able to manage its operations successfully and meet its obligations under the Master Lease nor can there be any assurance regarding who will control MobileMedia Communications in the future. In the event of a default by MobileMedia Communications as to the payment of rent, the Company has the right to terminate the Master Lease with respect to either a particular site space or all site spaces. Any default by MobileMedia Communications with respect to some or all of the site spaces covered by the Master Lease, could have a material adverse effect on the Company's business, operating results and financial position.

BARRIERS TO NEW CONSTRUCTION

  As of September 30, 1998, the Company had four towers under construction and 11 additional tower projects in various stages of development. The success of the Company's growth strategy is dependent in part on its ability to construct new towers. Such construction can be delayed by factors beyond the control of the Company, including zoning and local permitting requirements, availability of erection equipment and skilled construction personnel and weather conditions. Certain communities have placed restrictions on new tower construction or have delayed granting permits required for construction. In addition, as the pace of tower construction has increased in recent years, manpower and equipment needed to erect towers have been in increasing demand. Additionally, there can be no assurance that build opportunities will become available that meet the Company's economic criteria. The Company's expansion plans call for a significant increase in construction activity. There can be no assurance that the Company will be able to overcome the barriers to new construction or that the number of towers planned for construction will be completed. The failure of the Company to complete the necessary construction could have a material adverse effect on the Company's business, financial condition and results of operations.

COMPETITION

  The Company competes for customers with wireless communications providers and utility companies that own and operate their own tower networks and lease tower space to other carriers, site development companies that acquire space on existing towers for wireless communications providers and manage new tower construction, other independent tower companies and traditional local independent tower operators. Wireless communications providers that own and operate their own tower networks generally are substantially larger and have greater financial resources than the Company. The Company believes that tower location and capacity, price, quality of service, type of service and density within a geographic market historically have been and will continue to be the most significant competitive factors affecting tower rental companies. The Company believes that competition for tower acquisitions will increase and that additional competitors will enter the tower rental market, certain of which may have greater financial resources than the Company.

DEPENDENCE ON THE WIRELESS COMMUNICATIONS INDUSTRY

  Substantially all of the Company's revenue is derived from leases of tower space, most of which are with wireless communications providers. Accordingly, the future growth of the Company depends, to a considerable extent, upon the continued growth and increased availability of cellular and other wireless communications services. There can be no assurance that the wireless communications industry will not experience severe and prolonged downturns in the future or that the wireless communications industry will expand as quickly as forecasted. The wireless communications industry, which includes paging, cellular, PCS, fixed microwave, SMR, ESMR and other wireless communications providers, has undergone significant growth in recent years and remains highly competitive, with service providers in a variety of technologies and two or more providers of the same service (up to 7 for PCS) within a geographic market competing for subscribers. The demand for rental space on the Company's towers is dependent on a number of factors beyond the Company's control, including demand for wireless services, the financial condition and access to capital of wireless communications providers, the strategy of wireless communications providers with respect to owning or leasing towers, government licensing of broadcast rights, changes in telecommunications regulations and general economic conditions. The demand for space on the Company's towers is primarily dependent on the demand for wireless communications services. A slowdown in the growth of the wireless communications industry in the United States would depress network expansion activities and reduce the demand for the Company's rental towers. In addition, a downturn in a particular wireless segment as a result of technological competition or other factors beyond the control of the Company could adversely affect the demand for rental towers. Advances in technology could also reduce the need for tower-based transmission and reception. In addition, wireless services providers often enter into "roaming" and "resale" arrangements that permit providers to serve customers in areas where they do not have facilities. Specifically, in most cases, these arrangements are intended to permit a provider's customers to obtain service in areas outside the provider's license area or, in the case of resale arrangements, to permit a provider that does not have any licenses to enter the wireless marketplace. Current FCC rules, which are subject to sunset requirements that vary from service to service and market to market, also give licensed wireless service providers the right to enter into roaming and resale arrangements with other providers licensed to serve overlapping service areas. Such roaming and resale arrangements could be viewed by some wireless service providers as superior alternatives to constructing their own facilities or leasing space on communications sites owned by the Company. If such arrangements were to become common, there could be a material adverse effect on the Company's prospects, financial condition and results of operations. See "Business--Industry Background." The occurrence of any of these factors could have a material adverse effect on the Company's financial condition and results of operations. This Prospectus contains a number of estimates by industry experts regarding expected growth rates and penetration for wireless communications technologies. There can be no assurance that these estimates will prove to be accurate.

REGULATORY COMPLIANCE AND APPROVAL

  Both the Federal Communications Commission (the "FCC") and the Federal Aviation Administration (the "FAA") regulate towers used for wireless communications transmitters and receivers. Such regulations control siting, lighting and marking of towers and may, depending on the characteristics of the tower, require registration of tower facilities. Wireless communications equipment operating on towers is separately regulated and independently licensed by the FCC. Certain proposals to construct new towers or to modify existing towers are reviewed by the FAA to ensure that the tower will not present a hazard to aviation. Tower owners may have an obligation to paint towers or install lighting to conform to FAA standards and to maintain such painting and lighting. Tower owners may also bear the responsibility of notifying the FAA of any tower lighting failures. Failure to comply with existing or future applicable requirements may lead to civil penalties or other liabilities. Such factors could have a material adverse effect on the Company's financial condition or results of operations.

  Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers, vary greatly, but typically require tower owners to obtain approval from local officials or community standards organizations prior to tower construction. Local regulations can delay or prevent new tower construction or site upgrade projects, thereby limiting the Company's ability to respond to customer demand. In addition, such regulations increase costs associated with new tower construction. There can be no assurance that existing regulatory policies will not adversely affect the timing or cost of new tower construction or that additional regulations will not be adopted that increase such delays or result in additional costs to the Company. Such factors could have a material adverse effect on the Company's future growth. The Company's customers may also become subject to new regulations or regulatory policies that adversely affect the demand for tower sites.

  The Company's growth strategy will be affected by its ability to obtain the permits, licenses and zoning relief necessary to build new towers. The tower rental industry often encounters significant public resistance when attempting to obtain the necessary permits, licenses and zoning relief for construction or improvements of towers. There can be no assurance that the Company can obtain the permits, licenses and zoning relief necessary to continue the expansion of its tower rental business. The failure of the Company to obtain such permits, licenses and zoning relief would have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE ON KEY PERSONNEL

  The Company's success depends to a significant degree upon the continued contributions of key management, engineering, sales and marketing, customer support and finance personnel, certain of whom may be difficult to replace. The loss of the services of certain of these executives could have a material adverse effect on the Company. There can be no assurance that the services of such personnel will continue to be available to the Company. The Company does not maintain key man life insurance policies on its executives that would adequately compensate the Company for any loss of services of such executives. See "Management--Employment Agreements" and "Certain Relationships and Transactions."

RISK ASSOCIATED WITH NEW TECHNOLOGIES

  The emergence of new technologies could reduce the need for tower-based transmission and reception and, thereby, have a negative impact on the Company's operations. For example, the FCC has granted license applications for several low-earth orbiting satellite systems that are intended to provide mobile voice and/or data services. Although such systems are highly capital-intensive and are not yet commercially tested, mobile satellite systems could compete with land-based wireless communications systems, thereby reducing the demand for the infrastructure services provided by the Company. Additionally, the growth in delivery of video services by direct broadcast satellites and the development and implementation of signal combining technologies (which permit one antenna to service two different frequencies of transmission and, thereby, two customers) and satellite-delivery systems may reduce the need for tower-based broadcast transmission. The occurrence of any of these factors could have a material adverse effect on the Company's prospects, financial condition and results of operations.

ENVIRONMENTAL MATTERS

  The Company's operations and its ownership or leasing of real property are subject to federal, state and local environmental laws and regulations regarding the use, storage, disposal, emission, release and remediation of hazardous and nonhazardous substances, materials or wastes ("Environmental Laws"). Under certain Environmental Laws, the Company could be held jointly and severally liable for the remediation of hazardous substance contamination at its facilities or at third-party waste disposal sites regardless of fault or the legality of the original disposal and could also be held liable for any personal injury or property damage related to such contamination. Although the Company is not presently aware of any material environmental liabilities pertaining to its operation, ownership or use of real property, there can be no assurance that liability under, or the costs of compliance with, existing or future Environmental Laws will not have a material adverse effect on the Company's financial condition and results of operations. See "Business-- Regulatory Matters."

RISKS ASSOCIATED WITH DAMAGE TO TOWERS

  The Company's towers are subject to risks from vandalism and risks associated with natural disasters such as tornados, hurricanes, fires and earthquakes. The Company maintains certain insurance to cover the cost of replacing damaged towers and general liability insurance to protect the Company in the event of an accident involving a tower, but the Company does not maintain business interruption insurance. Accordingly, damage to a group of the Company's towers could result in a significant loss of revenue and could have a material adverse effect on the Company's results of operations and financial condition. In addition, a tower accident for which the Company is uninsured or underinsured could have a material adverse effect on the Company's financial condition or results of operations.

CONTROLLING STOCKHOLDER

  After the Offerings, ABRY Broadcast Partners II, L.P. ("ABRY II") the Company's primary stockholder, will hold approximately 41.0% of the Company's outstanding voting stock and will control four of seven seats on the Board of Directors. Therefore, ABRY II has the power to exercise control over the business, policies and affairs of the Company. See "Certain Relationships and Transactions."

  Purchasers of Common Stock offered in the Common Stock Offering will become minority stockholders of the Company and will be unable to control the management or business policies of the Company. Moreover, subject to contractual restrictions and general fiduciary duties, the Company is not prohibited from engaging in transactions with management and principal stockholders, or with entities in which such persons are interested. The Company's certificate of incorporation does not provide for cumulative voting.

PERCEIVED HEALTH RISKS ASSOCIATED WITH RADIO FREQUENCY EMISSIONS

  The Company and the wireless communications providers that utilize the Company's towers are subject to government requirements and other guidelines relating to radio frequency ("RF") emissions. The potential connection between RF emissions and certain negative health effects, including some forms of cancer, has been the subject of substantial study by the scientific community in recent years. To date, the results of these studies have been inconclusive. Although the Company has not been subject to any claims relating to RF emissions, there can be no assurance that it will not be subject to such claims in the future, which could have a material adverse effect on the Company's results of operations and financial condition. See "Business-- Regulatory Matters."

NO PRIOR MARKET

  The New Preferred Stock is a new issue of securities with no established trading market. The Company has been advised by the Underwriters that the Underwriters intend to make a market in the New Preferred Stock but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the New Preferred Stock. See "Underwriting".


REIT STATUS

  The Company has elected to be taxed as a Real Estate Investment Trust ("REIT") under Sections 856-860 of the Internal Revenue Code of 1986 (the "Code"). The Company believes that it has been organized and operates in such a manner as to qualify for taxation as a REIT, and it currently intends to continue to operate in such a manner. However, prospective investors should be aware that the federal tax rules and regulations relating to REITs are highly technical and complex, and that the Company's qualification as a REIT during each taxable year (including prior years) will depend upon its ability to meet these requirements, through various factual matters and circumstances not entirely within the Company's control, including actual annual operating results, income distribution levels, stock ownership requirements and tests relating to the Company's assets and sources of income. Although the Company has not requested, and does not expect to request, a ruling from the Service that it qualifies as a REIT, it has received an opinion of its counsel that, based on certain assumptions and representations, it so qualifies. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel to the Company based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the qualification of the Company as a REIT will depend on the Company's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount of its distributions to its stockholders. Therefore, no assurance can be given that the Company has operated or will operate in a manner so as to qualify or remain qualified as a REIT. In addition, no assurance can be given that new legislation, regulation, administrative interpretation or court decision will not change the requirements with respect to the Company's qualification as a REIT or the federal income tax consequences of such qualification. The Company is not, however, aware of any currently pending tax legislation that would adversely affect its ability to continue to qualify as a REIT. See "Certain Federal Income Tax Considerations" for a more detailed discussion of the opinion of counsel and the requirements for qualification as a REIT.

  The Company could be subject to a variety of taxes and penalties if it engages in certain prohibited transactions, fails to satisfy certain REIT distribution requirements or recognizes gain on the sale or other disposition of certain types of property. Further, if the Company fails to qualify as a REIT, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates unreduced by distribution to stockholders, together with interest and penalties. However, because the Company has not reported any net taxable income (determined before the deduction of dividends) in its corporate income tax returns following its filing of its election to be a REIT, unless its reported net taxable losses are adjusted, the risk of any corporate income tax liability with regard to prior periods would be minimal. However, with respect to any year in which the Company recognizes positive taxable income, the loss of REIT status may have a material adverse effect on the Company's financial condition or results from operations. In addition, unless entitled to relief under certain statutory provisions, the Company will also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of the Company available for investment or distribution to shareholders because of the additional tax liability to the Company for the year or years involved. Also, distributions would no longer be required to be made. To the extent that distributions to shareholders would have been made in anticipation of the Company's qualifying as a REIT, the Company might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax. Failing to qualify as a REIT would also constitute a default under certain debt obligations of the Company which would cause the obligations to become due and would have a negative impact on the Company's operating results and its ability to pay dividends. See "Certain Federal Income Tax Considerations" for a more detailed discussion of the consequences to the Company of a loss of or failure to maintain the REIT status of the Company.

                                USE OF PROCEEDS

  The net proceeds to the Company from the Offerings (after deducting underwriting discounts and commissions and the estimated expenses of the Offerings payable by the Company), assuming an initial public offering price of $15.00 per share for the Common Stock, will be approximately $284.1 million (approximately $305.1 million if the Underwriters' over-allotment options are exercised in full).

  The Company intends to use such net proceeds of the Offerings as follows:
(i) approximately $30.3 million to redeem the outstanding shares of the Senior Preferred Stock; (ii) approximately $59.1 million to redeem the outstanding shares of the Junior Preferred Stock; (iii) $15.1 million, including accrued interest, to repay in full and retire the ABRY Bridge Loan; (iv) approximately $43.7 million to be distributed to certain stockholders in connection with the Recapitalization to occur upon the closing of the Common Stock Offering and
(v) approximately $135.9 million to repay outstanding borrowings under the Senior Credit Facility.

  The Company has entered into a senior credit facility with NationsBank, N.A., Goldman, Sachs Credit Partners L.P. and certain other lenders (the "Senior Credit Facility") that provides a revolving line of credit for borrowings, repayments and reborrowings of up to $250.0 million, of which $200.0 million is currently committed. Beginning on March 31, 2000 the availability under the revolving line of credit starts reducing by specific amounts on a quarterly basis until December 31, 2005 when the availability will be reduced to zero. Loans under the Senior Credit Facility bear interest at a rate per annum, at the borrower's request, equal to the agent bank's prime rate plus a margin ranging from 0% to 2.0% or the 90-day London Interbank Offered Rate ("LIBOR") plus a margin ranging from 0% to 3.0%. Outstanding borrowings under the Senior Credit Facility amounted to $169.8 million at September 30, 1998. Advances under the Senior Credit Facility have been used primarily to fund acquisitions and construction of towers. Upon the closing of the Offerings, outstanding borrowings and availability under the Senior Credit Facility would be approximately $44.1 million and $138.9 million, respectively, after giving effect to (i) repayment of $135.9 million of outstanding borrowings with a portion of the proceeds of the Offerings and
(ii) consideration of $17.0 million of outstanding letters of credit which reduce availability under the Senior Credit Facility.

  In September 1998, the Company borrowed $15.0 million from ABRY II (the "ABRY Bridge Loan") to partially finance the MobileMedia Acquisition. The ABRY Bridge Loan bears interest at a rate of 9.0%. Interest and principal under the ABRY Bridge Loan are payable within one year from the date of borrowing.

  Pending such uses, the Company intends to invest the net proceeds of the Offerings in short-term, investment grade, interest bearing securities or money market instruments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business--The Pinnacle Approach to the Tower Rental Industry-- Business and Growth Strategy."

                                DIVIDEND POLICY

  In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 95% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Certain Federal Income Tax Considerations--Requirements for REIT Qualification--Distribution Requirements." The declaration of distributions is within the discretion of the Board of Directors and depends upon the Company's cash available for distribution, current and projected cash requirements, tax considerations and other factors.

  The Company intends to make distributions to holders of the Common Stock only in the minimum amount necessary to satisfy the REIT distribution requirements necessary to maintain REIT status and intends to retain available cash in excess of such amount for future operation and expansion of the Company's business. In this regard, the Company does not expect for the foreseeable future that it will have real estate investment trust taxable income which will be required to be distributed in order to maintain its REIT status. See "Certain Federal Income Tax Considerations--Requirements for REIT Qualification--Distribution Requirements." Any determination to declare or pay dividends in the future will be at the discretion of the Company's Board of Directors and will depend on the Company's results of operations, financial condition and any contractual restrictions, considerations imposed by applicable law and other factors deemed relevant by the Board of Directors. The Senior Credit Facility, Indenture and Certificate of Designations currently limit the ability of the Company to make cash distributions, in each case except for such distributions necessary to maintain its REIT status. See "Risk Factors--Substantial Indebtedness; Ability to Service Indebtedness and Satisfy New Preferred Stock Obligations."

                                CAPITALIZATION

  The following table sets forth: (i) the actual capitalization (including short-term debt) of the Company as of September 30, 1998; (ii) the pro forma capitalization of the Company after giving effect to (A) all acquisitions completed after September 30, 1998 and all other individually immaterial acquisitions of rental towers for which the Company has entered into letters of intent to acquire as of December 18, 1998 (the acquisitions of which the Company believes are probable), (B) the effects of the Recapitalization and
(C) the effect of the issuance of the Additional Junior Preferred Stock; and
(iii) the pro forma as adjusted capitalization of the Company after giving effect to the pro forma adjustments set forth in clause (ii) above, the Offerings and the application of the proceeds thereof, as described in "Use of Proceeds," as if each had been completed on September 30, 1998. This table should be read in conjunction with the information contained in the "Unaudited Pro Forma Financial Data" and the Company's consolidated financial statements and the related notes thereto included elsewhere in this Prospectus.

                                                  AS OF SEPTEMBER 30, 1998
                                               ---------------------------------
                                                                    PRO FORMA AS
                                                ACTUAL   PRO FORMA  ADJUSTED(1)
                                               --------  ---------  ------------
                                                       (IN THOUSANDS)
Short-term debt:
 Current portion of notes payable............. $    664  $    664     $    664
 ABRY Bridge Loan.............................   15,000    15,000          --
                                               --------  --------     --------
 Total current maturities.....................   15,664    15,664          664
                                               --------  --------     --------
Long-term debt, net of current maturities:
 Senior Credit Facility.......................  169,800   223,664       44,060
 Senior Discount Notes........................  210,598   210,598      210,598
 Notes payable(2).............................   19,245    19,245       19,245
                                               --------  --------     --------
 Total long-term debt.........................  399,643   453,507      273,903
                                               --------  --------     --------
Redeemable stock:
 Senior Preferred Stock.......................   28,782    28,782          --
 Class B Common Stock, $0.001 par value,
  12,000 shares authorized; 12,000 issued and
  outstanding on an actual basis..............    1,761       --           --
 Class D Common Stock, $0.001 par value,
  100,000 shares authorized; 40,000 issued and
  outstanding on an actual basis..............      --        --           --
 New Preferred Stock..........................      --        --       144,875
                                               --------  --------     --------
 Total redeemable stock.......................   30,543    28,782      144,875
                                               --------  --------     --------
Stockholders' equity(3):
 Junior Preferred Stock, redeemable, 14%
  dividends, $.001 par value; 100 shares
  authorized; 32.85 shares issued and
  outstanding on an actual basis and 59.05
  shares issued and outstanding on a pro forma
  basis.......................................   32,571    58,816          --
 Class A Common Stock, $0.001 par value,
  202,500 shares authorized; 202,500 issued
  and outstanding on an actual basis..........      --        --           --
 Class E Common Stock, $0.001 par value,
  302,500 shares authorized; 174,766 issued
  and outstanding on an actual basis..........      --        --           --
 Common Stock, $0.001 par value, 100,000,000
  shares authorized; 10,000,000 shares issued
  and outstanding on a pro forma basis;
  20,000,000 shares issued on a pro forma as
  adjusted basis..............................      --         10           20
 Common Stock Warrants(4).....................    1,000     1,000          --
 Additional paid-in capital...................   35,547    (6,440)     131,977
 Accumulated deficit..........................  (34,304)  (34,304)    (34,304)
                                               --------  --------     --------
 Total stockholders' equity...................   34,814    19,082       97,693
                                               --------  --------     --------
  Total capitalization........................ $480,664  $517,035     $517,135
                                               ========  ========     ========

-------
(1) As adjusted to give effect to the sale by the Company of the Common Stock at an assumed offering price of $15.00 per share and the sale of the New Preferred Stock.
(2) Notes payable consists of notes issued to tower sellers in the Company's acquisition of towers. Interest rates range from 8.5% to 13.0% and the notes mature at varying dates through December 2020.
(3) Does not include approximately 2,000,000 shares of Common Stock reserved for issuance in connection with incentive stock options expected to be granted at the time of the Common Stock Offering.
(4) These warrants were issued in connection with the issuance of the Senior Preferred Stock. The warrants are not exercisable prior to March 3, 2000. If the Senior Preferred Stock is redeemed prior to March 3, 2000, such warrants are not exercisable and are cancelled.

                      UNAUDITED PRO FORMA FINANCIAL DATA

  The Unaudited Pro Forma Consolidated Balance Sheet at September 30, 1998 gives pro forma effect to: (i) the acquisition of individually immaterial rental tower businesses completed by the Company in the period subsequent to September 30, 1998 through December 18, 1998; (ii) other individually immaterial acquisitions of rental tower businesses for which the Company has entered into agreements or letters of intent to acquire as of December 18, 1998, and that the Company believes are probable; (iii) the related financing of the acquisitions referred to in (i) and (ii) above; (iv) the Recapitalization; and (v) the Offerings and the application of the net proceeds therefrom as described under "Use of Proceeds," as if each had occurred as of September 30, 1998.

  The Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 give pro forma effect to: (i) the Southern Towers Acquisition; (ii) the MobileMedia Acquisition; (iii) acquisitions of other rental tower businesses by the Company completed during the period January 1, 1997 through December 18, 1998, in addition to the Southern Towers Acquisition and the MobileMedia Acquisition; (iv) other individually immaterial acquisitions of rental tower businesses for which the Company has entered into agreements or letters of intent to acquire as of December 18, 1998, and that the Company believes are probable; (v) the related financing of the acquisitions referred to in (i) through (iv) above; (vi) the Senior Notes Offering; (vii) the Recapitalization; and (viii) the Offerings and the application of the net proceeds therefrom as described under "Use of Proceeds"; as if each had occurred as of January 1, 1997.

  The Company accounts for its acquisitions under the purchase method of accounting. The total cost of rental tower businesses acquired including related fees and expenses is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The purchase price allocations for the respective acquisitions included in the unaudited pro forma data are preliminary. However, the Company does not expect that the final allocation of the purchase price will be materially different from its preliminary allocation.

  The unaudited pro forma financial data are provided for informational purposes only and are not necessarily indicative of the results of operations or financial position of the Company had the transactions assumed therein occurred, nor are they necessarily indicative of the results of operations which may be expected to occur in the future. There can be no assurance whether or when any of the probable acquisitions reflected in the unaudited pro forma data will be completed. Furthermore, the unaudited pro forma financial data are based upon assumptions that the Company believes are reasonable and should be read in conjunction with the financial statements and the accompanying notes thereto included elsewhere in this Prospectus.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                       ADJUSTMENTS FOR
                                        ACQUISITIONS
                           PINNACLE       COMPLETED
                           HOLDINGS     SUBSEQUENT TO    ADJUSTMENTS                               ADJUSTMENTS
                         SEPTEMBER 30,  SEPTEMBER 30,    FOR PROBABLE      OTHER           PRO       FOR THE          PRO FORMA
                             1998         1998 (A)     ACQUISITIONS (A) ADJUSTMENTS       FORMA     OFFERINGS        AS ADJUSTED
                         ------------- --------------- ---------------- -----------      --------  -----------       -----------
ASSETS
Current assets:
 Cash and cash
  equivalents..........    $    --         $   --          $   --         $   --         $    --    $    --           $    --
 Accounts receivable...       2,146            --              --             --            2,146        --              2,146
 Prepaid expenses and
  other current
  assets...............       1,032            --              --             --            1,032        --              1,032
                           --------        -------         -------        -------        --------   --------          --------
 Total current assets..       3,178            --              --             --            3,178        --              3,178
 Restricted cash.......          61            --              --             --               61        --                 61
 Tower assets, net.....     459,593         11,528          24,843            --          495,964        --            495,964
 Fixed assets, net.....       2,311            --              --             --            2,311        --              2,311
 Land..................      13,862            --              --             --           13,862        --             13,862
 Deferred debt costs,
  net..................      11,849            --              --             --           11,849        --             11,849
 Other assets..........       1,224            --              --             --            1,224        --              1,224
                           --------        -------         -------        -------        --------   --------          --------
                           $492,078        $11,528         $24,843            --         $528,449   $    --           $528,449
                           ========        =======         =======        =======        ========   ========          ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable......    $  2,890        $   --          $   --         $   --         $  2,890   $    --           $  2,890
 Accrued expenses......       7,374            --              --             --            7,374       (100)(e)         7,274
 Deferred revenue......       1,038            --              --             --            1,038        --              1,038
Current portion of
 long-term debt........      15,664            --              --             --           15,664    (15,000)(e)           664
                           --------        -------         -------        -------        --------   --------          --------
Total current
 liabilities...........      26,966            --              --             --           26,966    (15,100)           11,866
Long-term debt.........     399,643         11,528          24,843         17,493 (g)(h)  453,507   (179,604)(d)(f)    273,903
Other liabilities......         112            --              --             --              112        --                112
                           --------        -------         -------        -------        --------   --------          --------
                            426,721         11,528          24,843         17,493         480,585   (194,704)          285,881
                           --------        -------         -------        -------        --------   --------          --------
REDEEMABLE STOCK:
Senior Preferred
 Stock.................      28,782                                           --           28,782    (28,782)(b)           --
New Preferred Stock....                                                                              144,875 (c)       144,875
Class B Common Stock...       1,761                                        (1,761)(g)         --         --                --
Class D Common Stock...         --                                            --              --         --                --
                           --------        -------         -------        -------        --------   --------          --------
                             30,543            --              --          (1,761)         28,782    116,093           144,875
                           --------        -------         -------        -------        --------   --------          --------
STOCKHOLDERS' EQUITY:
Junior Preferred
 Stock.................      32,571            --              --          26,245 (h)      58,816    (58,816)(b)           --
Common Stock...........         --             --              --              10 (g)          10         10 (c)            20
Common stock warrants..       1,000                                           --            1,000     (1,000)(b)           --
Additional paid-in
 capital...............      35,547            --              --         (41,987)(g)      (6,440)   139,240 (c)
                                                                                                        (823)(b)       131,977
Accumulated deficit....     (34,304)           --              --             --          (34,304)       --            (34,304)
                           --------        -------         -------        -------        --------   --------          --------
 Total stockholders'
  equity...............      34,814            --              --         (15,732)         19,082     78,611            97,693
                           --------        -------         -------        -------        --------   --------          --------
                           $492,078        $11,528         $24,843        $   --         $528,449   $    --           $528,449
                           ========        =======         =======        =======        ========   ========          ========

    See accompanying notes to Unaudited Pro Forma Consolidated Balance Sheet

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            (DOLLARS IN THOUSANDS)

(a) Reflects the Company's preliminary allocation of purchase price in accordance with the purchase method of accounting for individually immaterial acquisitions of rental tower assets, and the related debt financing under the Senior Credit Facility, as follows:

                                                                     AGGREGATE
                                             NUMBER OF     NUMBER OF PURCHASE
                                          ACQUISITIONS (1)  TOWERS   PRICE (2)
                                          ---------------- --------- ---------
(i)   Acquisitions of individually
      immaterial rental tower businesses
      completed by the Company in the
      period October 1, 1998 through
      December 18, 1998.................         19            35     $11,528
(ii)  Other individually immaterial
      acquisitions of rental tower
      businesses for which the Company
      has entered into agreements or
      letters of intent to acquire as of
      December 18, 1998, and which the
      Company believes are probable.....         18            41     $24,843

    --------
    (1) Includes the completed acquisitions of two undeveloped zoned tower sites.
    (2) Includes estimated fees and expenses related to the acquisitions of $478, and $952, respectively.

(b) Adjusted to give effect to the repayment of the Junior Preferred Stock, the Senior Preferred Stock and the cancellation of the related warrants.

(c) Reflects the estimated net proceeds of the Offerings to the Company of $144,875 of mandatorily redeemable Preferred Stock and $139,250 of Common Stock, net of the estimated underwriting discounts and commissions and offering expenses totaling $15,875.

(d) Represents the use of a portion of the net proceeds from the Offerings to pay the applicable distribution preference and yield to holders of Class A Common Stock, Class B Common Stock and Class E Common Stock.

(e) Reflects the use of a portion of the net proceeds from the Offerings to repay the outstanding balance of the ABRY Bridge Loan and accrued interest thereon, as required under the ABRY Bridge Loan.

(f) Reflects the use of the remaining net proceeds from the Offerings to repay a portion of the Senior Credit Facility.

(g) Reflects the effects of the Recapitalization.

(h) Reflects the effects of the issuance of the Additional Junior Preferred
    Stock.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    ADJUSTMENTS
                      PINNACLE     ADJUSTMENTS          FOR          ADJUSTMENTS      ADJUSTMENTS       PRO
                      HOLDINGS         FOR            SOUTHERN           FOR              FOR          FORMA     ADJUSTMENTS
                    DECEMBER 31,    COMPLETED          TOWERS        MOBILEMEDIA       PROBABLE         FOR          FOR
                        1997     ACQUISITIONS (A) ACQUISITIONS (B) ACQUISITION (C)  ACQUISITION (D) ACQUISITIONS  OFFERINGS
                    ------------ ---------------- ---------------- ---------------  --------------- ------------ -----------
Tower rental
 revenue.........     $12,881        $  7,580         $  4,780        $ 13,155          $ 2,168       $ 40,564    $    --
Tower operating
 expenses
 excluding
 depreciation and
 amortization....       2,633           1,466            1,058           1,322              411          6,900         --
                      -------        --------         --------        --------          -------       --------    --------
Gross profit
 excluding
 depreciation and
 amortization....      10,248           6,114            3,722          11,823            1,757         33,664         --
Other expenses:
 General and
  administrative..      1,385             293               90             609              --           2,377         --
 Corporate
  development....       3,772             --               --              --               --           3,772         --
 Depreciation....       6,335           7,342            5,730          11,454            1,656         32,517         --
                      -------        --------         --------        --------          -------       --------    --------
                       11,492           7,635            5,820          12,063            1,656         38,666         --
Loss from
 operations......      (1,244)         (1,521)          (2,098)           (240)             101         (5,002)        --
Interest
 expense.........       6,925           9,361           (9,450)          7,077            2,112         16,025     (12,824)(e)(f)
Amortization of
 original issue
 discount and
 debt issuance
 costs...........         292             --            21,119             --               --          21,411         --
                      -------        --------         --------        --------          -------       --------    --------
Net loss.........      (8,461)        (10,882)         (13,767)         (7,317)          (2,011)       (42,438)     12,824
Dividends and
 accretion on
 Preferred
 Stock...........         --              --               --            9,532 (g)          --           9,532      10,478 (k)
                      -------        --------         --------        --------          -------       --------    --------
Net loss
 attributable to
 Common Stock....     $(8,461)       $(10,882)        $(13,767)       $(16,849)(g)      $(2,011)      $(51,970)   $  2,346
                      =======        ========         ========        ========          =======       ========    ========
Pro forma net
 loss per share
 of Common
 Stock...........                                                                                     $  (5.20)
Pro forma
 weighted average
 number of shares
 of Common Stock
 outstanding.....                                                                                       10,000
                        PRO
                       FORMA
                         AS
                    ADJUSTED (F)
                    ------------
Tower rental
 revenue.........     $ 40,564
Tower operating
 expenses
 excluding
 depreciation and
 amortization....        6,900
                    ------------
Gross profit
 excluding
 depreciation and
 amortization....       33,664
Other expenses:
 General and
  administrative..       2,377
 Corporate
  development....        3,772
 Depreciation....       32,517
                    ------------
                        38,666
Loss from
 operations......       (5,002)
Interest
 expense.........        3,201
Amortization of
 original issue
 discount and
 debt issuance
 costs...........       21,411
                    ------------
Net loss.........      (29,614)
Dividends and
 accretion on
 Preferred
 Stock...........       20,010
                    ------------
Net loss
 attributable to
 Common Stock....     $(49,624)
                    ============
Pro forma net
 loss per share
 of Common
 Stock...........     $  (2.48)
Pro forma
 weighted average
 number of shares
 of Common Stock
 outstanding.....       20,000

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                      PINNACLE
                      HOLDINGS
                     NINE MONTHS    ADJUSTMENTS      ADJUSTMENTS     ADJUSTMENTS      ADJUSTMENTS        PRO
                        ENDED           FOR         FOR SOUTHERN         FOR              FOR           FORMA     ADJUSTMENTS
                    SEPTEMBER 30,    COMPLETED         TOWERS        MOBILEMEDIA        PROBABLE         FOR          FOR
                        1998      ACQUISITIONS (H) ACQUISITION (I) ACQUISITION (J)  ACQUISITIONS (D) ACQUISITIONS  OFFERINGS
                    ------------- ---------------- --------------- ---------------  ---------------- ------------ -----------
Tower rental
 revenue.........     $ 21,128        $ 1,633          $   836        $  8,863          $ 1,626        $ 34,086     $  --
Tower operating
 expenses
 excluding
 depreciation and
 amortization....        3,966            344              185             836              308           5,639        --
                      --------        -------          -------        --------          -------        --------     ------
Gross profit
 excluding
 depreciation and
 amortization....       17,162          1,289              651           8,027            1,318          28,447        --
Other expenses:
 General and
  administrative..       2,861            --                15             381              --            3,257        --
 Corporate
  development....        5,213            --               --              --               --            5,213        --
 Depreciation....       13,357          1,897              955           7,636            1,242          25,087        --
                      --------        -------          -------        --------          -------        --------     ------
                        21,431          1,897              970           8,017            1,242          33,557        --
Loss from
 operations......       (4,269)          (608)            (319)             10               76          (5,110)       --
Interest
 expense.........        7,276          2,846           (2,650)          5,551            1,863          14,886     (9,618)(e)(f)
Amortization of
 original issue
 discount and
 debt issuance
 costs...........       11,636            --             5,253             --               --           16,889
                      --------        -------          -------        --------          -------        --------     ------
Net loss.........      (23,181)        (3,454)          (2,922)         (5,541)          (1,787)        (36,885)     9,618
Dividends and
 accretion on
 Preferred
 Stock...........          683            --               --            6,706 (g)          --            7,389      7,619 (k)
                      --------        -------          -------        --------          -------        --------     ------
Net loss
 attributable to
 Common Stock....     $(23,864)       $(3,454)         $(2,922)       $(12,247)(g)      $(1,787)       $(44,274)     1,999
                      ========        =======          =======        ========          =======        ========     ======
Pro forma net
 loss per share
 of Common
 Stock...........                                                                                      $  (4.43)
Pro forma
 weighted average
 number of shares
 of Common Stock
 outstanding ....                                                                                        10,000
                        PRO
                       FORMA
                         AS
                    ADJUSTED (F)
                    ------------
Tower rental
 revenue.........     $ 34,086
Tower operating
 expenses
 excluding
 depreciation and
 amortization....        5,639
                    ------------
Gross profit
 excluding
 depreciation and
 amortization....       28,447
Other expenses:
 General and
  administrative..       3,257
 Corporate
  development....        5,213
 Depreciation....       25,087
                    ------------
                        33,557
Loss from
 operations......       (5,110)
Interest
 expense.........        5,268
Amortization of
 original issue
 discount and
 debt issuance
 costs...........       16,889
                    ------------
Net loss.........      (27,267)
Dividends and
 accretion on
 Preferred
 Stock...........       15,008
                    ------------
Net loss
 attributable to
 Common Stock....     $(42,275)
                    ============
Pro forma net
 loss per share
 of Common
 Stock...........     $  (2.11)
Pro forma
 weighted average
 number of shares
 of Common Stock
 outstanding ....       20,000

   See accompanying notes to Unaudited Consolidated Statements of Operations

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                            (DOLLARS IN THOUSANDS)

(a) Reflects the historical, pre-acquisition results of operations (in aggregate) for the acquisitions of rental tower businesses completed by the Company in the period January 1, 1997 through their respective date of acquisition (but no later than December 18, 1998), and the related debt financing under the Senior Credit Facility, as follows:

                                         TIDEWATER MAJESTIC
                             SHORE FOR    FOR THE  FOR THE
                             THE PERIOD   PERIOD    PERIOD     OTHER 1997       OTHER 1998
                               ENDING     ENDING    ENDING    INDIVIDUALLY     INDIVIDUALLY                    PRO FORMA
                            DECEMBER 31, JULY 31,  JUNE 27,    IMMATERIAL       IMMATERIAL       PRO FORMA     COMPLETED
                                1997       1997      1997   ACQUISITIONS (1) ACQUISITIONS (2) ADJUSTMENTS (3) ACQUISITIONS
                            ------------ --------- -------- ---------------- ---------------- --------------- ------------
   Tower rental revenues...     $667       $368      $192       $ 1,562           $4,791          $   --        $  7,580
   Tower operating
    expenses, excluding
    depreciation and
    amortization...........      146         57        19           336              908              --           1,466
                                ----       ----      ----       -------          -------          -------       --------
   Gross profit excluding
    depreciation and
    amortization...........      521        311       173         1,226            3,883              --           6,114
   General and
    administrative.........      235         30        28           --               --               --             293
   Depreciation............       97         26        24         2,276            4,919              --           7,342
                                ----       ----      ----       -------          -------          -------       --------
   Income (loss) from
    operations.............      189        255       121        (1,050)          (1,036)             --          (1,521)
   Interest expense........      198         14         6           --               --             9,143          9,361
   Income tax expense
    (benefit)..............      (22)       --         10           --               --                12            --
                                ----       ----      ----       -------          -------          -------       --------
   Net income (loss).......     $ 13       $241      $105       $(1,050)         $(1,036)         $(9,155)      $(10,882)
                                ====       ====      ====       =======          =======          =======       ========

  -------
  (1) Represents the aggregate adjustment to results of operations for 65 separate completed acquisitions of 134 total towers completed during 1997, other than the acquisitions of Shore, Tidewater and Majestic, each of which acquisitions were individually immaterial, assuming such transactions were completed as of January 1, 1997.
  (2) Represents the aggregate adjustment to results of operations for acquisitions of 152 total towers completed during the period from January 1, 1998 through December 18, 1998, other than the Southern Towers and MobileMedia Acquisitions, each of which acquisitions were individually immaterial, assuming such transactions were completed as of January 1, 1997.
  (3) Reflects the pro forma increase in interest expense associated with the financing of respective acquisitions and the elimination of income taxes due to the REIT status.

(b) Reflects the historical operating results of Southern Towers and the pro forma effect of tower rental revenue, tower operating expenses and tower asset depreciation, and the related debt financing of the Southern Towers Acquisition under the Senior Credit Facility, assuming the transaction was completed as of January 1, 1997, as follows:

                                      SOUTHERN TOWERS
                                        YEAR ENDED                   PRO FORMA
                                       DECEMBER 31,                  SOUTHERN
                                           1997       ADJUSTMENTS     TOWERS
                                      --------------- -----------    ---------
   Tower rental revenues.............     $ 1,017      $  3,763 (1)  $  4,780
   Tower operating expenses,
    excluding depreciation and
    amortization.....................         877           181 (1)     1,058
                                          -------      --------      --------
   Gross profit excluding
    depreciation and amortization....         140         3,582         3,722
   General and administrative........          90           --             90
   Depreciation......................       1,947         3,783 (2)     5,730
                                          -------      --------      --------
   Loss from operations..............      (1,897)         (201)       (2,098)
   Interest income...................         --         (9,450)(3)    (9,450)
   Amortization of original issue
    discount and deferred debt
    costs............................         --         21,119 (3)    21,119
                                          -------      --------      --------
   Net loss..........................     $(1,897)     $(11,870)     $(13,767)
                                          =======      ========      ========

  -------
  (1) Represents pro forma incremental tower revenue and operating expenses pursuant to an executed lease agreement with Southern Communications and its affiliates.
  (2) Reflects pro forma increases in tower asset depreciation resulting from the Company's preliminary application of purchase accounting.
  (3) Reflects the pro forma increase in interest expense associated with the financing of the Southern Towers Acquisition and the subsequent issuance of the Senior Discount Notes.

(c) Reflects the historical operating results of the MobileMedia Communications, Inc. and Subsidiaries tower operations and the pro forma effect of tower rental revenue, tower operating expenses and tower asset depreciation, and the related financing of the MobileMedia Acquisition assuming the transaction was completed as of January 1, 1997, as follows:

                                        MOBILEMEDIA
                                          FOR THE
                                        PERIOD ENDED
                                        DECEMBER 31,                 PRO FORMA
                                            1997     ADJUSTMENTS    MOBILEMEDIA
                                        ------------ -----------    -----------
   Tower rental revenues..............     $2,500     $ 10,655 (1)   $ 13,155
   Tower operating expenses, excluding
    depreciation and amortization.....      1,114          218 (1)      1,332
                                           ------     --------       --------
   Gross profit excluding depreciation
    and amortization..................      1,386       10,437         11,823
   General and administrative.........        609          --             609
   Depreciation.......................        521       10,933 (2)     11,454
                                           ------     --------       --------
   Loss from operations...............        256         (496)          (240)
   Interest expense...................        --         7,077 (3)      7,077
   Income tax expense.................        --           --             --
                                           ------     --------       --------
   Net income (loss)..................        256       (7,537)        (7,317)
   Dividends and accretion on existing
    preferred stock...................        --         9,532 (4)      9,532
                                           ------     --------       --------
   Net income (loss) attributable to
    common stock......................     $  256     $(17,105)      $(16,849)
                                           ======     ========       ========

  -------
  (1) Represents pro forma incremental tower revenues and operating expenses pursuant to the executed Master Lease, with MobileMedia.
  (2) Reflects pro forma increases in tower asset depreciation resulting from the Company's preliminary application of purchase accounting.
  (3) Reflects the pro forma increase in interest expense associated with the financing of the MobileMedia Acquisition.
  (4) Reflects dividends accrued and accretion to liquidation value on the Existing Preferred Stock.

(d) Reflects the adjustment to results of operations for 18 separate acquisitions pending as of December 18, 1998 of 41 total towers, for which the Company has entered into agreements or letters of intent, and which the Company believes are probable, each of which are individually immaterial, assuming such transactions were completed as of January 1, 1997.

(e) Reflects the decrease in pro forma interest expense resulting from the use of a portion of the net proceeds from both the Senior Notes Offering and the Offerings to repay pro forma outstanding debt under the Senior Credit Facility, assuming such transactions were completed as of January 1, 1997.

(f) Reflects the pro forma effect of the Offerings.

(g) Reflects dividends accrued and accretion to liquidation value on the Existing Preferred Stock.

(h) Reflects the historical, pre-acquisition results of operations (in aggregate) for the acquisitions of rental tower businesses completed by the Company in the period January 1, 1998 through their respective date of acquisition (but no later than December 18, 1998), and the related debt financing under the Senior Credit Facility, as follows:

                                      ACQUISITIONS  ACQUISITIONS
                                        COMPLETED     COMPLETED   ADJUSTMENTS
                                          AS OF     SUBSEQUENT TO     FOR
                                      SEPTEMBER 30, SEPTEMBER 30,  COMPLETED
                                          1998          1998      ACQUISITIONS
                                      ------------- ------------- ------------
   Tower rental revenues.............    $ 1,236       $   397      $ 1,633
   Tower operating expenses,
    excluding depreciation and
    amortization.....................        247            97          344
                                         -------       -------      -------
   Gross profit excluding
    depreciation and amortization....        989           300        1,289
   General and administrative........        --            --           --
   Depreciation......................      1,321           576        1,897
                                         -------       -------      -------
   Loss from operations..............       (332)         (276)        (608)
   Interest expense..................      1,981           865        2,846
                                         -------       -------      -------
   Net loss..........................    $(2,313)      $(1,141)     $(3,454)
                                         =======       =======      =======

(i)Reflects the historical operating results of Southern Communications Services, Inc. tower operations and the pro forma effect of tower rental revenue, tower operating expenses and tower asset depreciation, and the related financing of the Southern Towers Acquisition under the Senior Credit Facility, assuming the transaction was completed on January 1, 1997, as follows:

                                     SOUTHERN TOWERS               ADJUSTMENTS
                                     FOR THE PERIOD                FOR SOUTHERN
                                          ENDED                       TOWERS
                                      MARCH 3, 1998  ADJUSTMENTS   ACQUISITIONS
                                     --------------- -----------   ------------
                                       (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
   Tower rental revenues...........       $ 178        $   658 (1)   $   836
   Tower operating expenses,
    excluding depreciation and
    amortization...................         153             32 (1)       185
                                          -----        -------       -------
   Gross profit excluding
    depreciation and amortization..          25            626           651
   General and administrative......          15            --             15
   Corporate development...........         --             --            --
   Depreciation....................         340            615 (2)       955
                                          -----        -------       -------
   Loss from operations............        (330)            11          (319)
   Interest income.................         --          (2,650)(3)    (2,650)
   Amortization of original issue
    discount and debt issuance
    costs..........................         --           5,253 (3)     5,253
                                          -----        -------       -------
   Net loss........................        (330)        (2,592)       (2,922)
                                          -----        -------       -------
   Net loss attributable to Common
    Stock..........................       $(330)       $(2,592)      $(2,922)
                                          =====        =======       =======

  --------
  (1) Represents incremental increases in pro forma tower revenues and operating expenses pursuant to the executed lease agreement with Southern Communications Services, Inc., and related affiliates.
  (2) Reflects the increase in pro forma depreciation on tower assets acquired resulting from the Company's preliminary application of purchase accounting.
  (3) Reflects the increase in pro forma interest expense associated with the financing of the Southern Towers Acquisition and the subsequent issuance of the Senior Discount Notes.

(j) Reflects the historical operating results of MobileMedia Communications, Inc. and Subsidiaries' tower operations and the pro forma effect of tower rental revenue, tower operating expenses and tower asset depreciation, and the related financing of the MobileMedia Acquisition assuming the transaction was completed on January 1, 1997, as follows:

                                        MOBILEMEDIA
                                          FOR THE                   ADJUSTMENTS
                                        PERIOD ENDED                    FOR
                                        SEPTEMBER 2,                MOBILEMEDIA
                                            1998     ADJUSTMENTS    ACQUISITION
                                        ------------ -----------    -----------
                                        (UNAUDITED)  (UNAUDITED)    (UNAUDITED)
   Tower rental revenues..............     $1,698       $7,165 (1)     $8,863
   Tower operating expenses, excluding
    depreciation and amortization.....        690          146 (1)        836
                                           ------     --------       --------
   Gross profit excluding depreciation
    and amortization..................      1,008        7,019          8,027
   General and administrative.........        381          --             381
   Corporate development..............        --           --             --
   Depreciation.......................        356        7,280 (2)      7,636
                                           ------     --------       --------
   Income (loss) from operations......        271         (261)            10
   Interest expense...................        --         5,551 (3)      5,551
   Amortization of original issue
    discount and debt issuance costs..        --           --             --
                                           ------     --------       --------
   Net income (loss)..................        271       (5,812)        (5,541)
   Dividends and accretion on Existing
    Preferred Stock...................        --         6,706 (4)      6,706
                                           ------     --------       --------
   Net income (loss) attributable to
    Common Stock......................     $  271     $(12,518)      $(12,247)
                                           ======     ========       ========

  --------
  (1) Represents incremental increases in pro forma tower revenues and operating expenses pursuant to the executed lease agreement with MobileMedia Communications, Inc. and its affiliates.
  (2) Reflects the increase in pro forma depreciation on tower assets acquired resulting from the Company's preliminary application of purchase accounting.
  (3) Reflects the increase in pro forma interest expense associated with the debt financing of the MobileMedia Acquisition under the Senior Credit Facility.
  (4) Reflects dividends accrued and accretion to liquidation value on the Existing Preferred Stock.

(k) Reflects accretion and dividends on the New Preferred Stock net of the accretion and dividends on the Existing Preferred Stock.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

  The following selected historical consolidated financial data for the period of inception (May 3, 1995) through December 31, 1995 and for each of the two years ended December 31, 1996 and 1997 were derived from consolidated historical financial statements of the Company, including the related notes thereto, which have been audited by PricewaterhouseCoopers LLP, independent certified public accountants. The selected historical consolidated financial data as of and for the nine months ended September 30, 1997 and 1998 were derived from the unaudited consolidated financial statements of the Company which, in the opinion of management, include all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation of the Company's consolidated results of operations and financial condition for such periods. The operating results for the respective nine month periods ended September 30, 1997 and September 30, 1998 are not necessarily indicative of results to be expected for the full fiscal year. The selected historical consolidated financial information should be read in conjunction with and are qualified in their entirety by, the information contained in the consolidated audited financial statements of the Company and the related notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Unaudited Pro Forma Financial Data" included elsewhere herein.

                           PERIOD FROM
                            INCEPTION
                          (MAY 3, 1995)                            NINE MONTHS   NINE MONTHS
                             THROUGH     YEAR ENDED   YEAR ENDED      ENDED         ENDED
                          DECEMBER 31,  DECEMBER 31, DECEMBER 31, SEPTEMBER 30, SEPTEMBER 30,
                              1995          1996         1997          1997          1998
                          ------------- ------------ ------------ ------------- -------------
                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS
 DATA:
Tower rental revenue....     $  733       $ 4,842      $12,881        $7,981      $ 21,128
Tower operating
 expenses, excluding
 depreciation and
 amortization...........        181         1,135        2,633         1,469         3,966
                             ------       -------      -------       -------      --------
Gross profit, excluding
 depreciation and
 amortization...........        552         3,707       10,248         6,512        17,162
Other expenses:
 General and
  administrative (a)....        306           923        1,385           882         2,861
 Corporate
  development (a).......        369         1,440        3,772         2,400         5,213
 Depreciation...........        282         2,041        6,335         4,370        13,357
                             ------       -------      -------       -------      --------
Loss from operations....       (405)         (697)      (1,244)       (1,140)       (4,269)
Interest expense........        181         1,155        6,925         4,378         7,276
Amortization of original
 issue discount.........         59           164          292           186        11,636
                             ------       -------      -------       -------      --------
Net loss................       (645)       (2,016)      (8,461)       (5,704)      (23,181)
                             ======       =======      =======       =======      ========
Dividends and accretion
 on Existing Preferred
 Stock..................        --            --           --            --            683
                             ------       -------      -------       -------      --------
Net loss attributable to
 Common Stock...........     $ (645)      $(2,016)     $(8,461)      $(5,704)     $(23,864)
                             ======       =======      =======       =======      ========
Loss per share of Common
 Stock..................     $(6.31)      $ (8.10)     $(27.28)      $(18.66)     $ (59.85)
Weighted average number
 of shares of
 Common Stock...........        102           249          310           306           399
OTHER OPERATING DATA:
Tower Level Cash Flow
 (b)....................     $  552       $ 3,707      $10,248       $ 6,512      $ 17,162
Tower Level Cash Flow
 Margin (c).............       75.3%         76.6%        79.6%         81.6%         81.2%
Adjusted EBITDA (b).....     $  246       $ 2,784      $ 8,863       $ 5,630      $ 14,301
Adjusted EBITDA Margin
 (c)....................       33.6%         57.5%        68.8%         70.5%         67.7%
EBITDA (b)..............     $ (123)      $ 1,344      $ 5,091       $ 3,230      $  9,088
EBITDA Margin (c).......        --           27.8%        39.5%         40.5%         43.0%
Number of Towers:
 Beginning of period....          0            33          156           156           312
 Towers acquired during
  the period............         29           119          134            92           484
 Towers constructed
  during the period.....          4             4           22            19            34
 End of period..........         33           156          312           267           830

                                       DECEMBER 31,            SEPTEMBER 30,
                                 --------------------------  ------------------
                                  1995     1996      1997      1997      1998
                                 -------  -------  --------  --------  --------
                                               (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents......  $    31  $    47  $  1,694  $  1,735  $    --
Tower assets, net..............   11,551   48,327   127,946   109,892   459,593
Total assets...................   14,573   55,566   143,178   121,390   492,078
Total debt.....................    6,124   30,422   120,582    99,228   415,307
Redeemable stock:
 Series A senior preferred
  stock........................      --       --        --        --     28,782
 Class B common stock..........    1,200    1,200     1,761     1,200     1,761
 Class D common stock..........      --       --        --        --        --
Series B junior preferred
 stock.........................      --       --        --        --     32,571
Common stock...................      --       --        --        --        --
Additional paid-in capital.....    7,051   24,881    25,876    25,343    35,547
Stock subscription receivable..     (180)     --        --        --        --
Common Stock warrants..........      --       --        --        --      1,000
Accumulated deficit............     (645)  (2,661)  (11,123)   (8,365)  (34,304)
                                 -------  -------  --------  --------  --------
Stockholders' equity...........    6,226   22,220    14,753    16,978    34,814

--------
(a) "General and administrative" expenses represent those costs directly related to the day-to-day management and operation of towers owned by the Company. "Corporate development" expenses represent costs incurred in connection with acquisitions and development of new business initiatives, consisting primarily of allocated compensation, benefits and overhead costs that are not directly related to the administration or management of existing towers.
(b) "Tower Level Cash Flow" is defined as tower rental revenue minus tower operating expenses, excluding depreciation and amortization. "Adjusted EBITDA" represents loss from operations before depreciation, amortization and corporate development expenses. "EBITDA" represents loss from operations before depreciation and amortization, not including the effect of accretion and accrued dividends on Existing Preferred Stock and the New Preferred Stock. The Company has included Tower Level Cash Flow, Adjusted EBITDA and EBITDA in Other Operating Data because the Company believes such information may be useful to certain investors in evaluating the Company's ability to service its debt. Tower Level Cash Flow, Adjusted EBITDA and EBITDA should not be considered as an alternative to Gross Profit, net loss or net cash provided by operating activities (or any other measure of performance in accordance with generally accepted accounting principles) as a measure of the Company's ability to meet its cash needs or as an indication of the Company's operating performance. Moreover, Tower Level Cash Flow, Adjusted EBITDA and EBITDA are standardized measures and may be calculated in a number of ways. Accordingly, the Tower Level Cash Flow, Adjusted EBITDA and EBITDA information provided may not be comparable to other similarly titled measures provided by other companies.
(c) Represents Tower Level Cash Flow, Adjusted EBITDA and EBITDA each as a percentage of tower rental revenue.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  The following is a discussion of the financial condition and results of operations of the Company as of and for the period from inception (May 3, 1995) through December 31, 1995, for each of the two years ended December 31, 1996 and 1997 and as of and for the nine months ended September 30, 1997 and 1998. The discussion should be read in conjunction with the Financial Statements of the Company and the notes thereto included in this Prospectus. The statements in this discussion regarding the wireless communications industry, the Company's expectations regarding its future performance and other non-historical statements in this discussion are forward-looking statements. These forward-looking statements include numerous risks and uncertainties, as described in "Risk Factors."

OVERVIEW

  The Company acquires and constructs rental towers and leases space on such towers to a broad base of wireless communications providers, operators of private networks, government agencies and other customers. The Company's objective is to acquire or construct clusters of rental towers in areas where there is significant existing and expected continued growth in the demand for rental towers by wireless communications providers. The Company seeks to obtain a significant ownership position of tower assets in its targeted markets in order to offer "one-stop shopping" to wireless communications providers who are deploying or expanding wireless communications networks.

  The Company's growth has come primarily from the acquisition and construction of towers. The Company's business strategy focuses on aggressively pursuing tower acquisitions and selectively constructing towers in areas that complement the Company's existing base of rental towers and the expansion into additional high growth wireless communications markets. Since commencing operations in May 1995, the Company has completed acquisitions and builds as follows:

                                         PERIODS ENDED   NINE MONTHS
                                          DECEMBER 31,      ENDED
                                         -------------- SEPTEMBER 30,
                                         1995 1996 1997     1998      TOTAL(1)
                                         ---- ---- ---- ------------- --------
Number of towers acquired...............  29  119  134       484        766
Number of towers built..................   4    4   22        34         64
                                         ---  ---  ---       ---        ---
Number of towers acquired or built dur-
 ing the period.........................  33  123  156       518        830
                                         ===  ===  ===       ===        ===
Number of acquisition transactions com-
 pleted.................................  13   49   72        61        195

--------
(1) Included in the number of towers acquired are 29 tower sites that the Company manages.

  As of September 30, 1998, the Company also had four towers under construction and 11 additional tower projects in various stages of development. Subsequent to September 30, 1998 and prior to December 18, 1998, the Company acquired an additional 35 towers. As of December 18, 1998, the Company had agreements or letters of intent to acquire 41 towers. In addition, the Company has identified numerous additional acquisition candidates. The Company expects that internal growth related to completed acquisitions and the business potential of pending acquisitions will have a material impact on future revenues and EBITDA.

  The Company believes that significant opportunities for growth exist by maximizing the use of existing and future towers. Because the costs of operating a site are largely fixed, increasing tower utilization significantly improves tower operating margins. The Company believes that "same tower" revenue growth on towers (measured by comparing the Annualized Run Rate Revenue of the Company's towers at the end of a period to the Annualized Run Rate Revenue for the same towers at the end of a prior period), is a meaningful indicator of the quality of the Company's towers and its ability to generate incremental revenue on such towers. Taking into consideration new leases written as of September 30, 1998, the Company experienced "same tower" revenue growth in excess of 20.0% on an annualized basis for the nine months ended September 30, 1998 on its base of towers owned as of December 31, 1997.

  The Company has generated net losses since inception and at September 30, 1998, had an accumulated deficit totalling $34.3 million. Due to the nature of the Company's business (the leasing of cash-generating assets) and the Company's plans to continue to grow the business, it is expected that charges relating to depreciation of existing and future assets and interest expense associated with related debt balances will be substantial. Accordingly, the Company expects to continue to generate losses for the foreseeable future.

  The Company's Annualized Run Rate Revenue is calculated as of a given date by annualizing the monthly rental rates then in effect for customer lease contracts as of such date. The Company believes that growth in its Annualized Run Rate Revenue is a meaningful indicator of its performance. As of September 30, 1998, the Company's Annualized Run Rate Revenue was $43.4 million.

RESULTS OF OPERATIONS

  The following table sets forth, for the periods indicated, each statement of operations item as a percentage of total tower rental revenue. The results of operations are not necessarily indicative of results for any future period. The following data should be read in conjunction with the Company's consolidated financial statements and notes thereto included elsewhere in this Prospectus.

                                                           NINE MONTHS ENDED
                          PERIOD ENDED DECEMBER 31,          SEPTEMBER 30,
                          ------------------------------   --------------------
                            1995       1996       1997       1997       1998
                          --------   --------   --------   --------   ---------
Statement of Operations
 Data:
 Tower rental revenue...     100.0%     100.0%     100.0%     100.0%      100.0%
 Tower operating ex-
  penses, excluding de-
  preciation and amorti-
  zation................      24.7       23.4       20.4       18.4        18.8
 Gross profit...........      75.3       76.6       79.6       81.6        81.2
Expenses:
 General and administra-
  tive..................      41.7       19.1       10.8       11.1        13.5
 Corporate development..      50.3       29.7       29.3       30.1        24.7
 Depreciation...........      38.2       42.2       49.2       54.8        63.2
Loss from operations....     (55.2)     (14.4)      (9.7)     (14.4)      (20.2)
Interest expense........      24.7       23.9       53.8       54.9        34.4
Amortization of original
 issue discount.........       8.0        3.4        2.3        2.3        55.1
Net loss................     (87.9%)    (41.7%)    (65.8%)    (71.6%)    (109.7%)

 NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

  Tower rental revenue increased 164.7% to $21.1 million for the nine month period ended September 30, 1998 from $8.0 million for the nine month period ended September 30, 1997. This increase is attributable to the acquisition and construction of 563 towers during the twelve month period ended September 30, 1998. In addition, the increase is due to growth in per tower revenue as a result of expanded marketing efforts to increase the number of customers per tower, as well as regular, contractual price escalations for existing customers.

  Tower operating expenses, excluding depreciation and amortization, which consist primarily of costs relating to the ongoing maintenance of properties such as air conditioning and grounds maintenance, ground lease expense, utilities, property taxes and other direct costs of tower operation, increased 170.0% to $4.0 million for the nine month period ended September 30, 1998 from $1.5 million for the nine months ended September 30, 1997. This increase is consistent with the purchase and construction of towers as discussed above. During the period, tower operating expenses (as a percentage of tower rental revenue) remained relatively constant at 18.8% in 1998 compared to 18.4% in 1997.

  General and administrative expenses, which are expenses associated with supporting the Company's day-to-day management of its existing properties and primarily consist of employee compensation and related benefits costs, advertising, professional and consulting fees, office rent and related expenses and travel costs as a percentage of revenue, increased to 13.5% of revenue for the nine month period ended September 30, 1998 from 11.1% for the nine month period ended September 30, 1997. This increase resulted from increases in staffing to the Company becoming a public registrant and related increases in professional fees and travel costs, increased levels of advertising and marketing expenditures and increases in rent and related costs.

  Corporate development expenses, which represent costs incurred in connection with acquisitions and construction of new towers, increased 117.2% to $5.2 million for the nine month period ended September 30, 1998 from $2.4 million for the nine month period ended September 30, 1997. The increase in corporate development expenses reflects the higher costs associated with the Company's expansion of its acquisition and construction strategies. Corporate development expenses decreased as a percentage of tower rental revenue from 30.1% for the nine months ended September 30, 1997 to 24.7% for the nine months ended September 30, 1998 because of the incremental increase in tower rental revenue from the comparative period in 1997 and economies resulting from such growth.

  Interest expense, net of amortization of original issue discount, increased 66.2% to $7.3 million for the nine months ended September 30, 1998 from $4.4 million for the nine months ended September 30, 1997. The increase in interest expense was attributable to increased borrowing associated with the Company's acquisitions during the period.

 1997 COMPARED TO 1996

  Tower rental revenue increased 166.0% to $12.9 million in 1997 from $4.8 million in 1996. This increase is primarily attributable to the acquisition and construction of 156 towers during 1997 and, to a lesser extent, expanded marketing efforts to increase the number of customers per tower as well as regular, contractual price escalations for existing customers.

  Tower operating expenses, excluding depreciation and amortization, increased 132.0% to $2.6 million in 1997 from $1.1 million in 1996 due primarily to the addition of 156 towers during the year. However, tower operating expenses, excluding depreciation and amortization, decreased as a percentage of tower rental revenue from 23.4% in 1996 to 20.4% in 1997, reflecting operating efficiencies gained on existing towers as well as on new towers acquired or constructed.

  General and administrative expenses increased 50.1% to $1.4 million in 1997 from $0.9 million in 1996. General and administrative costs decreased as a percentage of tower rental revenue from 19.1% in 1996 as compared to 10.8% in 1997 because of lower overhead costs as a percentage of tower rental revenue.

  Corporate development expenses increased 161.9% to $3.8 million in 1997 from $1.4 million in 1996. The increase in corporate development expenses reflects the Company's expansion of its acquisition and construction strategies. Corporate development expenses remained relatively constant as a percentage of tower rental revenue at 29.3% in 1997 compared to 29.7% in 1996.

  Interest expense increased 499.6% to $6.9 million in 1997 from $1.2 million in 1996. The increase in interest expense was attributable to increased borrowing levels associated with the Company's acquisitions during the period.

 1996 COMPARED TO 1995

  The Company commenced operations on May 3, 1995. The results described herein reflect the effect of a full year of operations in 1996 as compared to approximately eight months of activity for the period from inception (May 3, 1995) through December 31, 1995.

  Tower rental revenue increased 560.6% to $4.8 million in 1996 from $0.7 million in 1995. This increase is attributable to the acquisition and construction of 123 towers during 1996 and a result of expanded marketing efforts to increase the number of customers per tower, as well as regular, contractual price escalations for existing customers.

  Tower operating expenses, excluding depreciation and amortization, increased 527.1% to $1.1 million in 1996 from $0.2 million in 1995. This increase is primarily attributable to the effect of a full year of operations in 1996 versus eight months in 1995 and the acquisition and construction of 123 towers during 1996. Tower operating expenses, excluding depreciation and amortization, decreased as a percentage of tower rental revenue from 24.7% in 1995 to 23.4% in 1996, due primarily to operating efficiencies resulting from a significantly increased number of towers.

  General and administrative expenses increased 201.6% to $0.9 million in 1996 from $0.3 million in 1995. This increase is attributable to the addition of support personnel related to the Company's acquisition and construction efforts during the period. General and administrative costs decreased as a percentage of tower rental revenue from 41.7% in 1995 to 19.1% in 1996 due to lower overhead costs as a percentage of tower rental revenue.

  Corporate development expenses increased 290.2% to $1.4 million in 1996 from $0.4 million in 1995 due to the Company's expansion of its acquisition and construction strategies. Corporate development expenses decreased as a percentage of tower rental revenue from 50.3% in 1995 to 29.7% in 1996.

  Interest expense increased 538.1% to $1.2 million in 1996 from $0.2 million in 1995. This increase was attributable to increased borrowing necessitated by the Company's increased acquisition activity.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's liquidity needs arise from its acquisition-related activities, debt service, working capital and capital expenditures. The Company has historically funded its liquidity needs with proceeds from equity contributions, bank borrowings, cash flow from operations and the offering of its Senior Discount Notes (the "Senior Notes Offering"). The Company had a working capital deficit of $23.8 million (inclusive of the $15.0 million ABRY Bridge Loan), $12.8 million and $1.5 million as of September 30, 1998 and December 31, 1997 and 1996, respectively. Excluding the current portion of long-term debt, current liabilities exceeded current assets by $8.1 million, $1.7 million and $0.8 million as of September 30, 1998 and December 31, 1997 and 1996, respectively. The Company's ratio of total debt to stockholders' equity was 11.9 to 1.0 at September 30, 1998, 8.2 to 1.0 at December 31, 1997 and 1.4 to 1.0 as of December 31, 1996. On a pro forma as adjusted basis as of September 30, 1998, after giving effect to the Transactions, the Company would have had consolidated cash and cash equivalents of $0, $273.9 million of consolidated long-term debt outstanding, consolidated stockholders' equity of $97.7 million and a ratio of total debt to stockholders' equity of 2.8 to 1.0.

  The Company has a Senior Credit Facility that provides the Company a revolving line of credit for borrowings of up to $250 million, of which $200 million is currently committed. The Company may make borrowings and repayments until December 31, 2005. Beginning March 31, 2000, the availability under the revolving line of credit starts decreasing by specified amounts on a quarterly basis until December 31, 2005 when the availability will be reduced to zero. Loans under the Senior Credit Facility bear interest at a rate per annum, at the borrower's request, equal to the agent bank's prime rate plus a margin of up to 2.0% or the 90-day LIBOR plus a margin of up to 3.0%. Outstanding borrowings under the Senior Credit Facility are currently approximately $169.8 million. Advances under the Senior Credit Facility have been used primarily to fund acquisitions and construction of towers. As of September 30, 1998, after giving effect to the Transactions, there would have been approximately $138.9 million available under the Senior Credit Facility, after giving effect to approximately $17.0 million of outstanding letters of credit, which reduce availability thereunder.

  The principal stockholders of the Company (ABRY II, and Messrs. Wolsey, Dell'Apa and Day) are parties to a Subscription and Stockholders Agreement, dated as of May 16, 1996, as amended (the "Stockholders Agreement"). Pursuant to the Stockholders Agreement, ABRY II agreed to make capital contributions to the Company, up to an aggregate capital contribution of $50.0 million. As of September 30, 1998, ABRY II had contributed $37.2 million and had guaranteed an additional $3.9 million of other debt under the aggregate $50.0 million capital contribution commitment. Such capital contribution commitment will terminate upon the closing of the Offerings. Additionally, as of September 30, 1998, ABRY II or an affiliate had contributed separately $47.5 million to the Company, including $15.0 million outstanding under the ABRY Bridge Loan and $32.5 million of Junior Preferred Stock.

  The Company also uses seller financing to fund certain of its tower acquisitions. The Company had outstanding notes that it issued to sellers bearing interest at rates ranging from 8.5% to 13.0% per annum in the aggregate amount of $19.9 million at September 30, 1998.

  In March 1998, the Company completed its Senior Notes Offering. The Company received net proceeds of approximately $192.8 million from the Senior Notes Offering. The proceeds were used to repay outstanding borrowings under the Senior Credit Facility, to repay in full and retire a $12.5 million bridge loan from ABRY II and accrued interest thereon and a $20 million subordinated term loan and accrued interest thereon and to pay a distribution preference to holders of Class B Common Stock. The Senior Discount Notes were issued under the Indenture and will mature on March 15, 2008. Until March 15, 2003, the Company's interest expense on the Senior Discount Notes will consist solely of the accretion of original issue discount. Thereafter, the Senior Discount Notes will require annual cash interest payments of $32.5 million.

  In September 1998, in order to finance the MobileMedia Acquisition, the Company sold two newly issued series of Preferred Stock, the Senior Preferred Stock with a liquidation preference of $30.0 million and the Junior Preferred Stock with a liquidation preference of $32.5 million (the "Original Junior Preferred Stock"). Included in the sale of the Senior Preferred Stock were warrants to purchase approximately .75% of the Company's outstanding common stock. The warrants will be cancelled upon the redemption of the Senior Preferred Stock. ABRY/Pinnacle, Inc., an affiliate of ABRY II, purchased the Original Junior Preferred Stock. In addition to the proceeds from the above sales, the MobileMedia Acquisition was funded with the ABRY Bridge Loan and borrowings under the Senior Credit Facility. In December 1998, the Company issued $26.2 million of additional Junior Preferred Stock (the "Additional Junior Preferred Stock") to ABRY/Pinnacle, Inc. The Original Junior Preferred Stock and the Additional Junior Preferred Stock are collectively referred to as the "Junior Preferred Stock". The Junior Preferred Stock currently has a liquidation preference of $59.1 million. The proceeds from the sale of the Additional Junior Preferred Stock were used to partially repay the Senior Credit Facility. The Existing Preferred Stock is entitled to receive dividends, payable quarterly, at a current rate of 14% per annum. The Existing Preferred Stock is redeemable, at the option of the Company, in whole (but not in part), at any time at a redemption price equal to the aggregate liquidation preference thereof, plus all accumulated but unpaid dividends to the date of redemption.

  The Company intends to use the net proceeds of the Offerings, assuming an initial public offering price of $15.00 per Share of Common Stock, as follows:
(i) approximately $30.3 million to redeem the outstanding shares of the Senior Preferred Stock; (ii) approximately $59.1 million to redeem the outstanding shares of the Junior Preferred Stock; (iii) $15.1 million, including accrued interest, to repay in full and retire the ABRY Bridge Loan; (iv) approximately $43.7 million to be distributed to certain stockholders in connection with the Recapitalization to occur upon the closing of the Common Stock Offering; and
(v) approximately $135.9 million to repay outstanding borrowings under the Senior Credit Facility.

  Total capital expenditures, including tower acquisitions and fixed assets, for the nine months ended September 30, 1998 were $350.3 million, compared to $64.0 million in the comparable 1997 period. Capital expenditures, including acquisitions, were $12.7 million, $42.8 million and $89.4 million for the periods ended December 31, 1995, 1996 and 1997, respectively, and related primarily to acquisitions.

  The Company anticipates that it will spend approximately $23.3 million on capital expenditures in the last quarter of 1998, including $22.1 million for the acquisition, construction and upgrading of additional towers. The Company estimates capital expenditures in each of 1999 and 2000 to be approximately $150.0 million.

  The Company believes that cash flow from operations and existing cash balances will be sufficient to meet working capital requirements for existing properties. To the extent that the Company pursues additional acquisitions, construction activity and other capital expenditures, however, the Company will be required to obtain additional financing. There can be no assurance that such financing will be commercially available through an increased commitment under the Senior Credit Facility or otherwise or permitted by the terms of the Company's existing indebtedness. To the extent that the Company is unable to finance future capital expenditures, it may not be able to achieve its current business strategy.

INFLATION

  Because of the relatively low levels of inflation experienced in 1995, 1996, 1997 and as of September 30, 1998, inflation did not have a significant effect on the Company's results in such years.

YEAR 2000

  The Company utilizes management information systems and software technology that may be affected by Year 2000 issues throughout its businesses. During fiscal 1996, the Company began to implement plans to ensure those systems continue to meet its internal and external requirements. During fiscal 1998, the Company completed the modifications and testing of its information systems and is Year 2000 compliant. The Company has developed questionnaires and contacted key suppliers and customers regarding their Year 2000 compliance to determine any impact on its operation. In general, the suppliers and customers have developed or are in the process of developing plans to address Year 2000 issues. The Company will continue to monitor and evaluate the progress of its suppliers and customers on this critical matter.

  The Year 2000 is not expected to have a material impact on the Company's current information systems as a result of the steps already completed to make the Company's systems Year 2000 compliant. Based on the nature of the Company's business, the Company anticipates it is not likely to experience material business interruption due to the impact of Year 2000 compliance on its customers and vendors. As a result, the Company does not anticipate that incremental expenditures to address Year 2000 compliance will be material to the Company's liquidity, financial position or results of operations prior to the Year 2000.

RECENT ACCOUNTING PRONOUNCEMENTS

  In June 1997, SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," was issued, establishing standards for public enterprises to disclose certain information about operating segments and related disclosures about products and services, geographic areas and significant customers. The Company will adopt this pronouncement in 1998 in accordance with the implementation requirements. Management believes that the adoption of SFAS No. 131 will not have a material impact on the Company's financial statements.

                                   BUSINESS

COMPANY OVERVIEW

  The Company is the leading provider of wireless communication tower space in the Southeastern United States. Since its formation in May 1995, the Company has focused exclusively on creating a portfolio of dense clusters of geographically contiguous towers and renting tower space to wireless communications providers and users. The Company believes that the rental of tower space is the sector of the tower industry in which it can earn the highest cash flow margins and risk adjusted return on invested capital. This strategy also presents significant opportunities for continued revenue and cash flow growth through the addition of new tenants on its existing towers and towers that may be acquired in the future.

  Since commencing operations in May 1995 and through September 30, 1998, the Company has completed 195 acquisitions through which it has acquired 766 towers and has constructed an additional 64 towers in such high growth markets as Atlanta, Birmingham, New Orleans, Orlando and Tampa. Subsequent to September 30, 1998 and prior to December 18, 1998, the Company acquired an additional 35 towers. As of December 18, 1998, the Company had agreements or letters of intent to acquire 41 towers. As a result of its extensive existing tower base, the Company believes it is well-positioned to continue to capitalize on the growth opportunities available in the rapidly consolidating and highly fragmented tower rental industry. For the year ended December 31, 1997 on a pro forma basis, the Company had tower rental revenue and EBITDA of $40.6 million and $27.5 million, respectively. For the nine months ended September 30, 1998, on a pro forma basis, the Company had tower rental revenue and EBITDA of $34.1 million and $20.0 million, respectively. See "Unaudited Pro Forma Financial Data."

  The Company has a diversified base of over 800 customers consisting of all forms of wireless communications providers, operators of private networks and government agencies that include Southern Communications, Nextel, Sprint PCS, PageNet, Motorola, BellSouth Mobility, MobileMedia, Teletouch, Skytel, Pagemart, Federal Bureau of Investigation and Bureau of Alcohol, Tobacco & Firearms. The Company's leases generally range in duration from three to five years and many provide for scheduled minimum rent increases of the greater of a specified percentage (which typically ranges from 3 to 5%) or the change for the relevant period in the CPI.

  The Company is experiencing strong demand for tower rental space fueled by the deployment of new wireless technologies and strong underlying growth in wireless services. The Company believes that "same tower" revenue growth (measured by comparing the Annualized Run Rate Revenue of the Company's towers at the end of a period to the Annualized Run Rate Revenue for the same towers at the end of a prior period), is a meaningful indicator of the Company's ability to generate incremental revenue on such towers. Taking into consideration new leases written as of September 30, 1998, the Company experienced "same tower" revenue growth in excess of 20.0% on an annualized basis for the nine months ended September 30, 1998 on its base of towers owned as of December 31, 1997. The Company's Annualized Run Rate Revenue as of September 30, 1998 was $43.4 million.

INDUSTRY BACKGROUND

  Communications towers are primary infrastructure components for wireless communications services such as cellular, paging, PCS, SMR, wireless data transmission and radio and television broadcasting. Wireless communications companies require specialized wireless transmission networks in order to provide service to their customers. Each of these networks is configured specifically to meet the coverage requirements of the particular carrier and includes transmission equipment such as antennae, transmitters and receivers placed at various locations throughout the covered area. These locations, or communications sites, are critical to the operation of wireless communications networks and consist of towers, rooftops and other structures upon which such equipment may be placed. Wireless communications providers design their network and select their communications sites in order to optimize available frequencies relative to their projected usage patterns, topography and service requirements.

 THE WIRELESS COMMUNICATIONS INDUSTRY

  The wireless communications industry is growing rapidly as: (i) consumers become increasingly aware of the uses and benefits of wireless communications services; (ii) the costs of wireless communications services decline; and
(iii) new wireless communications technologies continue to be developed. Changes in U.S. federal regulatory policy have led to a significant increase in the number of competitors in the wireless communications industry, most recently through the auction of radio spectrum for PCS. This competition, combined with an increasing reliance on wireless communications services by consumers and businesses, has increased demand for higher quality networks characterized by uninterrupted service and improved coverage. As new carriers build out their networks and existing carriers upgrade and expand their networks to maintain their competitiveness, the demand for communications sites is expected to continue to increase dramatically.

  The wireless communications industry is comprised of the following segments:

 . Cellular--Currently each market in the United States has two cellular operators. Cellular networks consist of numerous geographic "cells" in which frequencies are reused every few miles. Each cell includes a communications site which includes transmission equipment generally residing on a wireless communications tower. According to industry publications, as of June 30, 1997 there were 48.7 million wireless telephone subscribers in the United States, representing a 27.5% growth rate over the prior 12 months, and an overall penetration of approximately 18.0%. In addition, as the cellular market migrates from an analog based transmission technology to a digital based transmission technology, demand is expected to increase as prices decline. In order to increase network capacity and improve service quality, cellular carriers are re-engineering their networks to have smaller and more numerous cells. While historically cellular operators have generally built their own towers, the growing demand for tower space and restrictions on new tower construction are making rental towers an increasingly important component of their transmission networks.

  The following illustrates the growth in the United States' wireless communications industry from 1987 to 1998.

    [BAR CHART SHOWING GROWTH IN THE UNITED STATES' WIRELESS COMMUNICATIONS
                           INDUSTRY BY SUBSCRIBERS.]
                            US Wireless Subscribers
                               Total Subscribers

                             June 1985 - June 1998
                             ---------------------

                               1985      203,600
                               1986      500,000
                               1987      883,778
                               1988    1,608,697
                               1989    2,691,793
                               1990    4,368,686
                               1991    6,380,063
                               1992    8,892,636
                               1993   13,067,318
                               1994   19,283,306
                               1995   28,154,414
                               1996   38,196,466
                               1997   48,705,563
                               1998   60,831,431

 . PCS--PCS is an emerging wireless communications technology competing with cellular that offers a digital signal that is clearer and offers greater privacy than typical analog cellular systems. Up to six PCS licenses have been issued by the FCC in each market (versus two for cellular). PCS system construction began in 1995, and due to their small cell size, PCS companies are expected to be substantial users of tower space. According to industry publications, there were approximately 2.2 million PCS subscribers in the United States as of December 31, 1997. The Personal Communications Industry Association ("PCIA") estimates that on December 31, 1997 there were approximately 45,000 antennae sites (cellular and PCS) in the United States. PCIA estimates that this number will increase by approximately 100,000 additional antennae sites over the next 10 years. While some of these sites may use existing towers, it is expected that a large number of new towers will be required for the deployment of PCS networks. As an example, PrimeCo, Aerial and Sprint PCS are currently building out PCS systems in the Company's target region and are co-locating their equipment on many of the Company's rental towers, as opposed to constructing their own towers.

 .  Paging--Paging has also enjoyed dramatic growth over the last ten years.
   According to industry publications, there were 49.8 million pagers at the end of 1997, representing an average annual growth rate of 26.8% since 1992. This growth was spurred by declining prices, wider coverage and increasing expansion into the consumer market. While network construction by the paging industry appears to be reaching a certain level of maturity, the increased number of subscribers is expected to require utilization of additional channels and related transmitter equipment. Utilization of these additional channels will result in additional revenue on rental towers. Paging companies have historically relied heavily on rental towers and are expected to continue to do so.

 . SMR / ESMR--SMR companies provide two-way radio communications for primarily commercial purposes, especially fleet vehicles. Two-way private business radio is used primarily for businesses engaged in dispatching personnel or equipment to work sites and includes construction and trucking companies, courier services, hospitals and taxicabs. Each service provider holds an FCC radio license that allows it to transmit over a particular frequency, and most lease space on a local tower for transmission purposes. As a result of advances in digital technology, some wireless communications providers have begun to design or modify networks that utilize SMR frequencies by deploying advanced digital technologies called ESMR. ESMR increases the capacity of radio networks allowing more efficient use of allocated frequencies. These efficiencies and improvements allow ESMR to provide wireless telephone service that can compete more effectively with cellular and PCS. As more commercial users are attracted to such enhanced services, the demand for tower space to support such usage also continues to increase. Nextel and Southern Communications are the leading ESMR providers in the United States.

 . Government Agencies--Federal, state and local government agencies are major users of wireless communications services and typically operate their own dedicated frequencies. These government agencies, in certain circumstances, often find it easier to lease rather than own tower space. As new technologies are developed in law enforcement, emergency and other government services, various municipalities and government agencies are becoming more significant users of wireless communications services. Examples of government customers of tower space include the Federal Bureau of Investigation, U.S. Coast Guard, U.S. Secret Service and various municipal agencies.

 . Broadcast and Wireless Cable--Broadcasters transmit AM/FM radio signals and VHF and UHF television signals in order to obtain the broadest, clearest coverage available. A broadcast station's coverage is one of the primary factors that influences the station's ability to attract advertising revenue. Once a tower location is chosen, broadcasters rarely change sites due to complex regulatory requirements, high switching costs and business disruption. The U.S. broadcasting industry is generally mature with respect to demand for transmission tower capacity.

   However, a significant increase in demand for tower capacity may occur when digital spectrum is used to deliver high definition television ("HDTV") or digital multi-casting, i.e., multiple "normal" definition television channels. In addition, wireless cable television is being developed and positioned as a potentially more accessible alternative to traditional cable television. Wireless cable operates by receiving programming from a satellite which is retransmitted from an antenna on a tower to a receiving antenna on a subscriber's residence. Several wireless cable companies are now in the process of constructing their systems in the Company's region.

 . Emerging Technologies and Availability of FCC Spectrum--Several new entrants in the wireless communications industry are emerging as new technology becomes available and additional radio spectrum is authorized for use by the FCC. For example, Local Multipoint Distribution Service ("LMDS"), has diverse applications including wireless video, telephone, paging and wireless local loop. Wireless local loop ("WLL") systems are seen as an alternative to traditional copper and fiber-optic based services with the potential to be implemented more quickly and at lower costs than fixed wireline services. WLL systems provide non-mobile telecommunications services to users by transmitting voice messages over radio waves from the public switched network to the location of the fixed telephone. The installation of WLL systems minimizes the need to obtain right-of-ways and excavate existing roads and infrastructure in order to install or upgrade a local telephone system serving non-mobile telephones. Also, wireless data transmission is widely viewed as being in its infancy as the development of Personal Digital Assistants and a variety of applications are being developed. In addition to private networks, several companies are building national wireless data transmission networks including Motorola's EMBARC system, Nationwide Wireless Network (an affiliate of MTEL), RAM Mobile Data (10% owned by BellSouth), and Racotek's and Geotek's SMR based data networks. Automatic Vehicle Monitoring/Location and Monitoring Services ("AVM/LMS") systems generally require a minimum of three towers to band a coverage area. The Company believes that AVM/LMS service providers will use the band to provide fleet tracking, rail and container transportation monitoring, security and access control, etc. Other new developments including the auction of 220 and 450 Megahertz spectrum are expected to increase available radio spectrum for commercial applications.

  These recent developments in the wireless communications industry indicate continuing opportunities for the tower rental industry. Industry analysts project rapid and continued growth in the major wireless communications industry segments and these projections all share a common outcome: more equipment needs to be installed on a limited supply of towers.

 THE TOWER RENTAL INDUSTRY

  A typical tower consists of a compound enclosing the tower and an equipment shelter which houses a variety of transmitting, receiving and switching equipment. There are three types of towers: (i) guyed; (ii) self-supporting lattice; and (iii) self-supporting monopole. Guyed towers gain their support capacity from a series of cables attaching separate levels of the tower to anchor foundations in the ground. A lattice model is usually tapered from the bottom up and can have three or four legs. A monopole is a tubular structure that typically accommodates fewer customers and may be used as a single purpose tower or in locations where there are space constraints or a need to address aesthetic concerns. Self-supporting towers typically range in height from 50-200 feet for monopoles and up to 1,000 feet for lattices, while guyed towers can reach a height of up to 2,000 feet. Different wireless communications technologies require that equipment be located at various heights to optimize signal propagation. As of September 30, 1998, the Company's tower inventory was comprised of 625 guyed, 172 self-supporting lattices and 33 monopoles.

  Wireless communications equipment can also be placed on building rooftops. Traditionally, rooftop sites have been common in urban downtown areas where tall buildings are available and multiple communications sites are required because of high wireless traffic density. Today, rooftop sites are

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

used less for certain types of customers as current technology requirements cause an increasing number of providers to place antennae lower on buildings.

  The value of a rental tower is principally determined by the desirability of its location to customers and the amount of customer equipment installations that it can support. Several customers may share one tower through "vertical separation" with each type of customer on a different level. While many existing towers were not originally built with the capacity to support multiple customers, these towers can often be upgraded to support additional equipment.

  Historically, wireless communications providers and broadcasters built, owned and operated their own towers, which were typically constructed and designed for their exclusive use. As recent technologies emerged, the original equipment on many of these towers became obsolete, resulting in these towers becoming available for other uses, and in some cases, for acquisition. For example, fiber optic cables have largely replaced transmission traffic traditionally carried by wireless microwave networks. The paging and SMR industries were traditionally owned by local or regional companies which constructed their own networks and transmission towers. As these industries consolidated over the past ten years, the acquiring companies typically purchased the radio licenses and subscriber leases and entered into lease agreements with the original tower owner. Wireless communications providers today are generally more focused on developing their subscriber base and relatively less focused on building and owning tower networks. An opportunity to acquire towers arose as a result of these developments.

  During the mid-to-late 1980s, a number of independent tower owners began to emerge, marking the beginning of the tower rental industry. These independent tower owners focused on owning and managing towers with multiple customers by adding customers to existing and reconstructed towers. The Company believes the majority of these tower operators were individuals with a small number of local rental towers offering very limited coverage areas. In the last three years, several larger independent tower owners have emerged as demand for wireless communications services continued to grow and as additional high frequency licenses were awarded for new wireless communications services (including PCS, narrowband paging and LMDS) each requiring networks with extensive tower infrastructure. As the demand for towers has been increasing, there has been a growing trend by municipalities to slow the proliferation of towers. These trends have contributed to a growing need for towers that can accommodate co-location of wireless communications providers. In this regard, an opportunity to acquire towers and lease space to multiple wireless communications providers was created.

THE PINNACLE APPROACH TO THE TOWER RENTAL INDUSTRY

  As a result of the recent developments in the wireless communications industry and the highly fragmented nature of the tower rental industry, the Company's founders recognized a significant opportunity to consolidate strategically located wireless communications towers and enhance rental revenue on those towers. In particular, the Company's founders developed a strategy of acquiring clusters of towers that would provide strong positions in selected, high growth wireless communications markets in the Southeastern United States.

 BUSINESS AND GROWTH STRATEGY

  The Company's objective is to create substantial value from both its position as the leading provider of wireless communications rental tower space in the Southeastern United States and its expansion into additional wireless communication markets. In order to achieve this objective, the Company has designed and implemented a three-tiered growth strategy that focuses on:
(i) increasing revenue yield per tower through aggressively marketing available rental space; (ii) continuing acquisitions of towers in key markets; and (iii) implementing a selective tower construction program designed to complement its acquisition strategy. However, there can be no assurance that the Company will successfully implement its strategy and achieve its objective.

 I. MARKETING AND DEVELOPMENT STRATEGY

  The Company aggressively markets rental space on its towers to capitalize on the operating leverage of its business. The Company's customers are generally responsible for the installation of their own equipment and the incremental utility costs associated with that equipment. In addition, adding customers to an existing tower does not result in increased monitoring, maintenance or insurance costs. Accordingly, when customers are added to an existing tower, additional revenue can be achieved at low incremental costs, thereby yielding increased cash flow margins. The key elements of the Company's marketing and development strategy include the following:

 . OFFER STRATEGICALLY LOCATED CLUSTERS OF TOWERS. By owning and assembling clusters of towers in high growth regions, the Company believes it is able to offer its customers the ability to rapidly and efficiently fulfill the network expansion plans across a particular market or region, which the Company believes provides it with a significant competitive advantage.

 . TARGET A DIVERSIFIED CUSTOMER BASE. The number of antennae a tower can accommodate varies depending on the type of tower (self-supporting monopole, guyed, self-supporting lattice), the height of the tower and the nature of the services provided by such antennae. The substantial majority of the Company's towers are self-supporting lattice and guyed towers that can support a large number of antennae and therefore enable the Company to market its tower space to a diverse group of wireless communications providers.

 . LEVERAGE CUSTOMER RELATIONSHIPS. The Company believes it has established a reputation among its customers as a highly professional and reliable tower space provider. This has been achieved through ongoing investment in the development of relationships at multiple levels of customer organizations. The Company believes that important factors in generating interest in its towers are the customer's awareness of the quality of a particular site, the ease of doing business with one lessor, the location of other Company-owned towers and the Company's ability to construct new towers.


 . TRACK FCC FILINGS. All FCC licensees must file applications for site locations. As part of a disciplined approach to acquisitions and new tower construction activities, the Company tracks these filings, which provide market intelligence as to existing wireless communications providers' build-out plans and new market entrants.

 II. ACQUISITION STRATEGY

  Ownership of rental towers in many parts of the United States remains highly fragmented, although the consolidation of tower ownership has begun to accelerate as larger independent owners acquire small local owners in certain regions. The Company believes that its acquisition strategy has allowed it to achieve the highest density of towers across nine states located in the Southeastern United States, which the Company believes provides it with a significant competitive advantage.

  The Company believes that growth through acquisition is an attractive strategy because it allows the Company to: (i) choose the location of its towers in key urban and other desired locations; (ii) acquire towers with existing tenants and the capacity to add multiple, additional tenants; (iii) not seek build-to-suit mandates from customers, which may result in towers being built in unprofitable locations; and (iv) lower its risk as cash flow from existing tenants is predetermined and immediate.

  The Company's acquisition strategy continue to focus on: (i) rapidly acquiring towers in key markets as a means to quickly gain critical mass, thereby discouraging other tower consolidators from entering its markets; (ii) completing follow-on acquisitions to enhance its coverage in selected wireless communications markets; and (iii) penetrating new markets as a platform for future growth. In executing its acquisition strategy, the Company generally targets strategically located individual towers or small groups of towers. The Company's focus on individual towers or small groups of towers, however, does not preclude potential acquisitions of a large number of towers in a single transaction. The Company's completion of the Southern Towers Acquisition (201 towers) in March 1998 and the MobileMedia Acquisition in September 1998 (166 towers) are two of the largest acquisition transactions in the industry to date. Since commencing operations in 1995 and through September 30, 1998, the Company has completed the acquisition of 766 towers in 195 separate transactions. Subsequent to September 30, 1998 and prior to December 18, 1998, the Company acquired an additional 35 towers. As of December 18, 1998, the Company had agreements or letters of intent to acquire 41 towers.

  The Company conducts extensive due diligence prior to consummating an acquisition, leveraging what the Company believes to be its competitive advantage in terms of its experience in, and knowledge of, the tower rental industry. Of the Company's 102 total employees, 25% are dedicated to completing acquisitions. The Company utilizes 10 full-time tower buyers, who spend substantially all of their time in the field identifying, evaluating and generating acquisition opportunities for the Company. The Company uses a standardized process that it has developed to ensure that acquisitions are evaluated, documented and rapidly processed. In order to execute and ensure the integrity and quality of this process, the Company utilizes outside independent professionals to verify certain accounting, legal and engineering data. The Company believes that this approach has proven effective in permitting the Company to more accurately predict the performance of acquired assets and reduce the risks associated with the Company's acquisitions. However, acquisitions involve a number of potential risks, including the potential loss of customers and unanticipated events or liabilities. Because of such risks, there can be no assurance that the Company will be able to successfully implement its acquisition strategy. See "Risk Factors--Dependence on Acquisitions; Integration of Acquisitions."

  The key elements of the Company's acquisition strategy are set forth below:

 . TARGET HIGH GROWTH WIRELESS COMMUNICATIONS MARKETS. The Company targets population centers and key transportation corridors in wireless communications markets where there is evidence of high potential growth. The Southeastern United States is attractive because of its relatively high population and economic growth rates with 4 of the top 10 fastest growing cities in the United States located in this region, according to the U.S. Census Bureau. In addition, according to the U.S. Census Bureau, the population growth rate in Florida for the three years ending July 1, 1997, was 5.0%, nearly double that of the overall rate of 2.8% for the United States. Within the Southeastern United States, the Company has established strong market positions in densely populated areas such as Atlanta, Birmingham, New Orleans, Orlando and Tampa. The MobileMedia Acquisition provided the Company with strong market positions in Knoxville, Mobile and Nashville, as well as towers in Southern California and New England that provide the Company a base for penetrating these attractive wireless markets. The Company has also established strong market positions along key transportation corridors in the Southeastern United States.

 . FOCUS ON COMPATIBILITY WITH EXISTING TOWER NETWORK. The Company considers many factors when evaluating a potential acquisition. In particular, the Company considers whether an acquisition will, when combined with existing tower inventory, result in the Company owning a cluster of towers in a given area, thereby providing the Company with a stronger market position and competitive advantage. The Company also considers whether the towers in a particular acquisition meet demand for enhanced coverage that has been previously identified by customers. In some instances, the Company may acquire, as part of a group of towers being purchased, an individual tower which falls outside of normal acquisition parameters. Such acquisitions occur only when the Company has determined that the overall transaction is attractive. The MobileMedia

   Acquisition and the Southern Towers Acquisition expanded the Company's presence to contiguous markets in the Southeastern United States.

 . EMPLOY A DISCIPLINED VALUATION PROCESS. The Company seeks to acquire towers that have existing cash flow and identified potential for significant future cash flow growth from additional tenants. For each potential acquisition, the Company reviews the current population coverage of each tower to be acquired, the nature and quality of the existing and potential customer base, coverage of current and future major transportation corridors and the location and desirability of competing towers. The
   Company also makes an assessment of potential cash flow growth and estimates whether additional capital expenditures will be required to add capacity to accommodate future growth.

  Consistent with the Company's acquisition criteria and strategy of accumulating clusters of towers in regions that are highly attractive to wireless communications providers, the Company has recently completed the following major acquisitions:

  SOUTHERN TOWERS ACQUISITION. In March 1998, the Company acquired 201 towers from Southern Communications for approximately $83.5 million plus fees and expenses. Southern Communications is a subsidiary of Southern Company, one of the largest utility holding companies in the United States and an ESMR provider. Substantially all of the towers, which are located in Georgia, Alabama, Mississippi and Florida, were constructed within the past four years.

  The Southern Towers Acquisition represented an attractive opportunity to significantly accelerate the achievement of the Company's goal of becoming the leading provider of rental tower space in the Southeastern United States.

  In connection with the Southern Towers Acquisition, the Company entered into leases with Southern Communications and its affiliates to provide tower space for their ESMR network. The leases provide for an initial ten-year term with five optional renewal periods of five-years each exercisable at the customer's option on the same terms as the original leases (the "Southern Communications Leases"). In addition, the Company has entered into an option agreement with Southern Communications whereby Southern Communications may require the Company to use commercially reasonable efforts to supply, acquire or construct an additional 80 towers for rental by Southern Communications or its affiliates. The Company has initiated construction on approximately half of the tower opportunities presented by Southern Communications to date. The Company evaluates these opportunities with respect to the towers' potential strategic fit with the Company's existing tower portfolio and ability to capture additional third party tenants.

  Prior to the acquisition, these towers, which had only a limited number of third party tenants, were principally for the use of Southern Communications and its affiliates. The towers were generally constructed with capacity significantly exceeding Southern Communications' specific capacity requirements. Accordingly, the Company believes that there is substantial potential for additional revenue from these towers. Since the closing of the Southern Towers Acquisition, the Company has already experienced significant interest from potential customers in the towers and has negotiated new leases totaling approximately $632,000 in annualized lease revenue. As of December 31, 1997, on a pro forma basis, the towers had combined annual revenue totaling $4.8 million and Tower Level Cash Flow of $3.7 million, implying a tower level cash flow margin of 77.9%.

  MOBILEMEDIA ACQUISITION: In September 1998, the Company acquired 166 towers from MobileMedia and its affiliates for approximately $170.0 million. Subsequent to its announced merger with Arch Communications, Inc., MobileMedia will be the second largest paging company in the United States.

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

  The MobileMedia Acquisition represented an attractive opportunity to acquire towers that (i) further strengthened the Company's tower portfolio in certain existing markets, (ii) provided entry into geographically contiguous markets and (iii) expanded the Company's operations into new markets in Southern California and New England.

  In connection with this acquisition, the Company entered into a lease arrangement to provide rental tower space to MobileMedia Communications, an affiliate of MobileMedia (the "Master Lease"). The Master Lease provides for an initial 15 year noncancellable term with one five-year renewal period, exercisable at the option of the lessee. Under the Master Lease, MobileMedia Communications secured tower space for its currently existing 683 transmitters on the acquired towers at a monthly rental rate of $1,300 per transmitter or $888,000 per month. The monthly rental rate reflects (i) current pricing available to other customers of the Company for similar equipment configurations, (ii) the request of MobileMedia that the rental rate be fixed and not subject to escalation during the initial lease term, (iii) the ability of MobileMedia Communications to transfer its existing transmitters on the 166 towers to the Company's other towers and (iv) the reservation of space to accommodate the full complement of equipment necessary for the deployment of MobileMedia Communications' two-way paging services.

  In connection with the Master Lease, the Company has also given MobileMedia Communications the right to a defined pricing discount for additional tower space on the Company's tower portfolio, which, MobileMedia Communications may lease in the future as it continues to expand its paging network. The Company believes this favorable pricing arrangement may benefit the Company in two ways. First, the Company is positioned to benefit from additional revenues for new sites required by MobileMedia Communications as its network expands. Second, as MobileMedia Communications continues to rationalize its network, it will need to eliminate redundancy of transmitter systems at certain towers and will therefore need to relocate these transmitters on new towers, many of which may be provided by the Company. The Company believes that this discount arrangement is an incentive for MobileMedia Communications to utilize the Company as a preferred provider of rental tower space for new tower locations it may require in the future.

  The acquired towers had previously only been marketed on a limited basis, despite the fact that they are predominantly either self-supporting or guyed towers capable of supporting multiple tenants. The Company believes these towers are attractively located and therefore highly marketable to a diverse group of additional wireless communications providers. Further, the location of these towers enhances and strengthens the Company's existing portfolio of towers in the Southeastern United States and, with respect to the towers in Southern California and New England, provides the basis for penetrating these new markets. Since the closing of the MobileMedia Acquisition, the Company has already experienced significant interest from potential customers in the towers and has negotiated new leases totaling $243,000 in annualized lease revenue. Additionally, when acquired, the towers had existing third party tenants that generated annual revenue of approximately $2.2 million. As of December 31, 1997, on a pro forma basis, the combined annual revenue totaling $13.2 million resulted in Tower Level Cash Flow of $11.8 million, implying a tower cash flow margin of 89.9%.

 III. NEW TOWER CONSTRUCTION STRATEGY

  An additional element of the Company's growth strategy is to selectively construct new towers in and around major markets in which it already has a presence in order to enhance coverage in existing markets. In addition, the Company intends to pursue new build opportunities in order to expand capacity or otherwise improve already existing sites. In both cases, the Company adheres to its own requirements of return on invested capital. The Company does not engage in speculative construction projects or large scale build-to-suit projects. During 1997 and the nine months ended September 30, 1998, the Company constructed 22 and 34 towers, respectively. As a result of opportunities generated through its marketing efforts, the Company estimates that it will identify 80 to 120 new tower build opportunities over the next 12 months. As of September 30, 1998 four new towers were under construction by the Company and there was in excess of 11 additional tower projects in various stages of development. There are, however, risks associated with new development and tower construction. Because of such barriers, there can be no assurance that the Company's new tower construction strategy will be successful. See "Risk Factors--Barriers to New Construction." The elements of the Company's tower build program include the following:

 . DISCIPLINED BUILD SELECTION CRITERIA. Through its sales and marketing efforts, the Company seeks to identify suitable tower construction sites based on information obtained from wireless communications providers regarding their network construction plans. The Company carefully evaluates such plans to meet customer requirements, which may result in selling space on an existing tower, acquiring an existing tower, augmenting an existing tower or constructing a new tower. Once such opportunities are identified, the Company acts quickly to select only those opportunities which are financially attractive. Tower construction is only initiated after at least one anchor customer is identified and after the Company has determined, based on market research, that the capital outlay for the construction project would generate returns that exceed the Company's minimum required return on invested capital.

 . RAPID CONSTRUCTION/BUILD IMPLEMENTATION. After identifying an attractive construction opportunity, the Company moves quickly to: (i) secure access to the site by either purchasing or entering into a long-term lease for a parcel of land; (ii) select the appropriate type of tower based on structural capacity needs; (iii) initiate sales and marketing efforts to rent space on the tower; and (iv) complete the necessary steps to obtain zoning approvals and building permits. The Company acquires tower structures from a variety of vendors and oversees the construction of the tower by hired sub-contractors.

COMPANY STRENGTHS

  The Company believes its business is characterized by the following strengths:

 . EXCLUSIVE FOCUS ON TOWER RENTAL BUSINESS. The Company exclusively focuses on the rental of wireless communications tower space as opposed to other aspects of the tower industry such as site acquisition services, tower construction services and ancillary services. Furthermore, the Company does not engage in large scale build-to-suit programs, preferring instead to focus on its core acquisition strategy and complimentary selective construction strategy designed to enhance coverage in targeted markets. The Company believes that by focusing on this sector of the tower industry, it can earn the highest risk adjusted return on invested capital.

 . DISCIPLINED AND EFFICIENT ACQUIRER OF TOWER ASSETS. At September 30, 1998 the Company had a network of approximately 755 towers (excluding 35 towers required subsequent to September 30, 1998 and 41 towers to be acquired pursuant to probable acquisitions), geographically clustered in the Southeastern United States as well as 75 towers located in Southern California and New England. The Company's proven acquisition process identifies towers that typically have an established foundation of existing cash flow and are geographically complementary to its existing portfolio. The Company has demonstrated the ability to identify and successfully negotiate the purchase of what it believes to be value enhancing tower acquisitions.

 . ABILITY TO SUCCESSFULLY INCREASE TOWER RENTAL REVENUE. The Company's aggressive marketing efforts to all major wireless communication providers has resulted in the signing of a significant number of new tenants over the last three years. Additional tenants increase the operating leverage of the Company's portfolio and generally increase the Company's overall cash flow margins. In order to measure the revenue growth performance of acquired towers, the Company tracks the cumulative increase in monthly revenue from towers acquired during different periods. The Company has generated a cumulative increase in total monthly revenues for the 29 towers acquired in 1995 of 133.0% through September 1998. In addition, the 119 towers acquired in 1996 and the 134 towers acquired in 1997 have generated cumulative increases in total monthly revenues of 68.0% and 14.0%, respectively through September 1998.

    In addition to the above strengths, the Company believes that its business will be characterized by the following:

 . HIGH CASH FLOW MARGINS WITH SIGNIFICANT OPERATING LEVERAGE. The Company's towers are fixed-cost assets with minimal variable costs associated with revenue from leasing available space to additional or existing customers, as each customer generally assumes the costs of installation, utilities and equipment maintenance. Accordingly, the Company can generate increasing operating margins when new customers are added, resulting in high incremental free cash flow. For the nine months ended September 30, 1998, the Company's Tower Level Cash Flow Margin was 81.2%.

 . CONSOLIDATION OPPORTUNITIES IN A HIGHLY FRAGMENTED INDUSTRY. The tower rental industry remains highly fragmented, with few independent operators owning a large number of towers. The pace of consolidation has begun to accelerate, however, as the larger independent operators continue to acquire small local or regional operators and purchase communications sites and related assets from wireless communications carriers. The Company further believes that significant opportunities for growth exist in this current industry environment and that it is well-positioned to continue to be a significant consolidator of towers. Since commencing operations in May 1995, through September 30, 1998, the Company has successfully completed 195 acquisitions through which it has acquired 766 towers.

 . ATTRACTIVE GROWTH PROSPECTS. According to industry publications, as of December 31, 1997, penetration for wireless services was approximately 21.0% and is projected to grow to 53.0% by 2007. The Company's rental towers provide basic infrastructure components for all major wireless communications services, including cellular, PCS, paging, two-way radio, broadcast television, microwave, wireless data transmission and SMR customers. As a result, the Company believes that it can achieve a level of growth in its tower rental revenue that will in general reflect the growth of its customer base over the next several years.

 . STABLE AND PREDICTABLE CASH FLOW. The Company believes that it benefits from the long-term contract nature of its tower rental business and the predictability and stability of monthly, prepaid and recurring revenue. The Company generally leases space on its towers to wireless communications providers under three- to five-year leases. In addition, many of the Company's leases provide built-in annual rate increases of the greater of a specified percentage (which typically ranges from 3 to 5%) the change for the relevant period in the CPI. Furthermore, because a significant proportion of tower rental revenue is received from customers that are large companies and because towers provide a basic utility-like service (which can be terminated by a tower owner if rent is not paid), the Company generally experiences low levels of bad debt expense. In addition, the Company has a broad representation of wireless communications providers and underlying technologies reflected in its customer base of over 800 customers, which the Company believes enhance the stability and predictability of its cash flow.

 . BARRIERS TO ENTRY. Towers are subject to a variety of federal and local regulations that make the construction of towers difficult and increase the time and expense associated with their construction, especially in highly populated or high transmission areas. As a result, the Company believes that in areas where it has established a critical mass of rental tower inventory, construction of alternative towers will be less attractive to others due to the likelihood of lower returns on those towers. Wireless communications providers seeking to construct their own proprietary, limited use towers face continued opposition by municipalities, which are reducing the opportunities for such new towers to be built and supporting the trend toward co-location on rental towers.

 . LOW CUSTOMER CHURN. The tower rental industry typically experiences low customer churn as a result of the high relocation costs incurred by customers. When customers enter into long-term contracts for tower space, those customers generally make significant capital and network engineering commitments to the related site. The time and costs associated with network reconfiguration and obtaining FCC and municipal or local approval may also discourage customer relocation. The Company believes that the high levels of commitment made by its customers benefit the Company in the form of recurring and highly predictable revenue stream. The Company experienced customer churn of approximately 1.0% per annum for the twelve month period ended September 30, 1998.

COMPANY OPERATIONS

  Through its centralized management structure, the Company is designed to be an efficient consolidator and operator of rental towers. This is reflected in the methods and processes that the Company employs in managing its day-to-day operations, including the rapid integration of acquisition, tower construction and sales and marketing data into the Company's proprietary management information systems. This approach ensures that tower management is coordinated across the Company's functional areas and that such information is accurate, timely and easily available. The Company has invested heavily in its information systems and believes that its investments in these areas will accommodate significant additional growth. As the Company seeks to expand its size, it will continue to evaluate the need to supplement its current workforce.

  The key components of the Company's operations include: (i) effective integration of tower assets into the Company's existing portfolio; (ii) ongoing monitoring of the Company's portfolio of tower assets; and
(iii) customer sales and support.

  Integration. The pace and level of activity which characterize the Company's acquisition, construction and marketing strategies create certain operational challenges including the efficient integration of the due diligence data and other accounting, legal, regulatory, real estate, engineering and lease information. In response to these challenges, two years ago the Company committed substantial resources to the development of its proprietary management information systems to accommodate the Company's overall acquisition, construction and marketing strategies. As a result, the Company has developed the capability to rapidly integrate new acquisitions and tower construction activity and initiate sales and marketing efforts immediately upon closing or completion.

  Ongoing Monitoring. The Company's operations personnel perform routine, ongoing monitoring to ensure the maintenance of accurate data with regard to the Company's tower inventory. Such inventory management includes radio frequency audits and regulatory compliance. The Company seeks to maintain accurate information with regard to customers' equipment that is installed on its towers. The Company believes that this area is overlooked by many rental tower owners, resulting in erroneous information about the availability of tower space and certain existing customers using more capacity than is reflected in their lease. To minimize such errors, the Company conducts radio frequency audits and matches each customer's equipment (which includes base stations, frequencies, coaxial lines and antennas) to those allowed under the customer's lease. Discrepancies are identified and customers are informed of required modifications to the lease terms in order to provide for additional rent. In addition, the Company utilizes this information to facilitate future capacity calculations and predict where and when capital expenditures may be required to provide additional space to new customers. Regulatory compliance and respect for the needs of the communities in which the Company operates are essential to the Company as well as to its customers. Operations personnel ensure that all sites are in compliance with all FAA and FCC regulations and other local requirements. Regulatory data is integrated into the Company's management information systems and is provided to current and potential customers as part of equipment installation support efforts.

  Customer Sales and Support. The Company's customer sales support group is dedicated to responding to the needs of current and potential customers. Support is offered to customers in connection with assessing a selected tower's capacity, determining the potential for radio frequency interference from new equipment and providing required documentation as to ownership and other property issues. This service function seeks to facilitate the customer's decision to initiate installation on the Company's tower and, the Company believes, has enhanced the Company's reputation as a full-service and responsive provider of rental tower space.

CUSTOMERS AND CUSTOMER LEASES

  As of September 30, 1998, the Company had over 4,000 separate tower space leases. The Company has a diversified base of over 800 customers. MobileMedia Communications and certain of its affiliates and Southern Communications and certain of its affiliates would have accounted for 12.9% and 26.3% of the Company's revenues, respectively, for the nine months ended September 30, 1998 on a pro forma basis. See "Risk Factors--Customer Concentration."

  The Company has a diverse mix of customers representing the various technologies and segments of the wireless communications industry. As a result, the Company believes it is not dependent on any one segment of the wireless communications industry for future revenue growth. The following is a summary of the Company's Annualized Run Rate Revenue by customer type and approximate percentage of revenue derived therefrom as of September 30, 1998:

                                                                   PERCENTAGE OF
   CUSTOMER TYPE                                                      REVENUE
   -------------                                                   -------------
   Paging.........................................................       43%
   SMR............................................................       19
   2-Way Services.................................................       14
   PCS............................................................       12
   Cellular.......................................................        4
   Broadcasting...................................................        4
   Government.....................................................        3
   Data...........................................................        1
                                                                        ---
     Total........................................................      100%
                                                                        ===

  In connection with the Southern Towers Acquisition, the Company and Southern Communications entered into leases providing that Southern Communications or one of its affiliates would be a customer on each of the 201 towers acquired. Under the Southern Communications Leases, Southern Communications and its affiliates pay annual initial aggregate rents of $5.5 million. The leases have initial terms of ten years with five optional renewal periods of five years each exercisable at the customer's option on the same terms as the original leases. Southern Communications has also indicated a desire to lease space on these towers in addition to the space covered by the leases referred to above. The Company also entered into a 10 year option agreement with Southern Communications whereby Southern Communications may require the Company to use commercially reasonable efforts to supply, acquire or construct an additional 80 sites within Alabama, Florida, Georgia or Mississippi at locations designated by Southern Communications, for rental of sites thereon by Southern Communications or its affiliates. Any of these additional sites would be rented under the same terms as the original leases of the 201 towers described above.

  In connection with the MobileMedia Acquisition, the Company entered into the Master Lease with affiliates of MobileMedia leasing the "site spaces" at the towers that were previously utilized by MobileMedia and its affiliates for the installation and operation of transmitter systems. The Master Lease has a 15 year term with one five-year renewal term exercisable at the option of the lessee. Rent under the Master Lease during the initial 15 year term is $1,300 per month per site space. During the renewal term, rent will be determined based on then existing market rental rates.

PROPERTIES

  The Company both owns and leases the real property upon which its towers are located. As of September 30, 1998, the Company owned 281 towers on parcels of real estate that are leased and 520 towers on parcels of real estate that are owned. Additionally, the Company currently manages 29 tower sites.

  The following is a summary of the Company's sites by state, as of September 30, 1998:

                                             NUMBER       NUMBER       TOTAL
                                            OF TOWER     OF TOWER    NUMBER OF
   STATE                                   SITES OWNED SITES LEASED TOWER SITES*
   -----                                   ----------- ------------ ------------
   Florida................................      90          69          176
   Georgia................................      65          77          142
   Alabama................................      81          25          106
   Louisiana..............................      58          15           73
   Mississippi............................      31          24           66
   Tennessee..............................      39          11           50
   North Carolina.........................      38          11           49
   California.............................      29          12           41
   Texas..................................      19          10           29
   South Carolina.........................      19           8           27
   Virginia...............................      17           2           19
   Maryland...............................      13           0           13
   New Hampshire..........................       3           6            9
   New York...............................       2           4            7
   Rhode Island...........................       1           4            5
   Arkansas...............................       3           2            5
   Ohio...................................       2           0            2
   Connecticut............................       2           0            2
   New Mexico.............................       2           0            2
   Massachusetts..........................       2           0            2
   Maine..................................       1           0            1
   Wisconsin..............................       1           0            1
   Michigan...............................       1           0            1
   New Jersey.............................       0           1            1
   Delaware...............................       1           0            1
                                               ---         ---          ---
     Total................................     520         281          830
                                               ===         ===          ===

--------
* Includes 29 tower sites managed by the Company.

  The Company believes it has effectively executed its strategy to accumulate clusters of towers in designated market areas especially with respect to certain urban areas within its targeted region. For example, as of September 30, 1998, the Company had 39 towers in the Orlando, Florida market, 38 towers in the Atlanta, Georgia market, 46 towers in the Birmingham, Alabama market, 37 towers in the Tampa/Sarasota, Florida market and 28 towers in the New Orleans, Louisiana market.

  In rural areas, a tower site typically consists of a three to five acre tract that supports the tower, equipment shelter and guy wires that stabilize the tower. Less than 2,500 square feet are needed for a self-supporting tower that is typically used in metropolitan areas. Leases generally have 10 to 25 year terms, with options for the Company to renew the leases for an average of approximately 10 years. Pursuant to the Senior Credit Facility, the senior lenders have liens on, among other things, tenant leases, equipment, inventory and interests in all real property of the Company on which towers are located or which constitute a tower.

  A significant portion of the ground leases assumed in connection with the MobileMedia Acquisition are subject to renewal within the next five years. In the event that the Company is not satisfied with the renewal terms with respect to such leases, the Company has the right to put back these properties to MobileMedia and MobileMedia will still be obligated to pay its rent on these properties. The Company may incur significant additional operating expenses in connection with the renewal of such leases. There can be no assurances regarding the extent of such increases or whether such increases could have an adverse effect on the Company's results of operations.

  The Company leases its corporate headquarters in Sarasota, Florida. The aggregate square footage of office space under this lease is approximately 14,000. The lease term ends on September 30, 2000, and rent paid by the Company for its headquarters was approximately $159,200 in 1997. The Company believes that its facilities are adequate for its short-term needs and does not expect difficulty replacing such facilities or locating additional facilities, if needed.

COMPETITION

  The markets in which the Company operates are highly competitive. The Company competes with wireless communications providers who own and operate their own tower networks, site development companies which acquire space on existing towers, rooftops and other sites, other independent tower companies and traditional local independent tower operators. Wireless communications providers who own and operate their own tower networks generally are larger and have greater financial resources than the Company. The Company believes that tower location and capacity, price, quality of service and density within a geographic market historically have been and will continue to be the most significant competitive factors affecting tower rental companies. The Company believes that competition for tower acquisitions will increase and that additional competitors will enter the tower rental market, some of which may have greater financial resources than the Company. See "Risk Factors-- Competition."

REGULATORY MATTERS

  Federal Regulations. Both the FCC and FAA promulgate regulations relative to towers used for wireless communications. Such regulations primarily relate to the siting, lighting and marking of towers. Most proposed antenna structures that are higher than 200 feet above ground level or that may interfere with the flight path of a nearby airport must be studied by the FAA and registered with the FCC. Upon notification to the FAA of a potential new tower or a proposed change in the height or location of certain existing towers, the FAA assigns a number to and conducts an aeronautical study. Upon the finding that a proposed tower, new or modified, does not constitute a hazard to air navigation, the FAA will require certain painting and lighting requirements to be met to maximize the visibility of the tower. All towers subject to the FAA notification process must be registered by the tower owner with the FCC. At FCC registration, the FCC generally requires the painting and lighting requirements of the FAA to be met. Tower owners may also bear the responsibility of notifying the FAA of any tower lighting outage. The FCC enforces the tower painting and lighting requirements. Failure to maintain applicable requirements may lead to civil liabilities. Wireless communications devices operating on towers are separately regulated by the FCC and independently licensed based upon the particular frequency used.

  The Telecommunications Act of 1996 (the "Telecom Act") amended the Communications Act of 1934 to prevent the FCC preemption of local and state land use decisions and preserves the authority of state and local governments over zoning and land use matters concerning the construction, modification and placement of towers, except in limited circumstances. The Telecom Act prohibits any action that would (i) discriminate between different wireless communications providers or (ii) ban altogether the construction, modification or placement of radio communications towers. The Telecom Act requires the federal government to establish procedures to make available on a fair, reasonable and nondiscriminatory basis property rights-of-way and easements under federal control for the placement of new telecommunications services. This may require that federal agencies and departments work directly with licensees to make federal property available for tower facilities.

  All towers must comply with the National Environmental Policy Act of 1969 as well as other federal environmental statutes. The FCC's environmental rules place responsibility on each applicant to investigate any potential environmental effect of tower placement and operations and to disclose any significant effects on the environment in an environmental assessment prior to constructing a tower. In the event the FCC determines the proposed tower would have significant environmental impact based on the standards the FCC has developed, the FCC would be required to prepare an environmental impact statement. This process could significantly delay the licensing of a particular tower site.

  Local Regulations. Local regulations include city, county and other local ordinances, zoning restrictions and restrictive covenants imposed by community developers. These regulations vary greatly, but typically require tower owners to obtain approval from local officials prior to tower construction.

  Environmental Regulation. In addition to the FCC's environmental regulations, the Company is subject to various other federal, state and local health, safety and environmental laws and regulations. The current cost of complying with those laws is not material to the Company's financial condition or results of operations.

EMPLOYEES

  As of September 30, 1998, the Company had approximately 102 full-time employees, of which 75 work in the Company's Sarasota, Florida headquarters office. None of the Company's employees are unionized, and the Company considers its relationship with its employees to be good.

REIT STATUS

  The Company has elected, and intends to continue to elect, to be treated as a REIT. A REIT is generally not subject to federal corporate income taxes on that portion of its ordinary income or capital gain for a taxable year that is distributed to stockholders within such year. To qualify and remain qualified as a REIT, the Company is required for each taxable year to satisfy certain requirements pertaining to organization, sources of income, distributions and asset ownership, among others. Among the numerous requirements which must be satisfied with respect to each taxable year in order to qualify and remain qualified as such, a REIT generally must: (i) distribute to stockholders 95% of its taxable income computed without regard to net capital gains and deductions for distributions to stockholders; (ii) maintain at least 75% of the value of the Company's total assets in real estate assets (generally real property and interests therein), cash, cash items and government securities;
(iii) derive at least 75% of its gross income from investments in real property or mortgages on real property; and (iv) derive at least 95% of its gross income from real property investments described in (iii) and from dividends, interest and gain from the sale or disposition of stock and securities and certain other types of gross income. Income tax regulations provide that the term "real property" for the foregoing requirements means land or improvements thereon, such as buildings or other inherently permanent structures thereon, including items which are structural components of such buildings or structures. The Internal Revenue Service (the "Service") has ruled in a revenue ruling that transmitting and receiving communications towers built upon pilings or foundations similar to those of the Company as well as ancillary buildings, heating and air conditioning systems and fencing constitutes inherently permanent structures and are therefore real estate assets. See "Certain Federal Income Tax Considerations" for a detailed discussion of the REIT qualification requirements.

LEGAL PROCEEDINGS

  The Company is from time to time involved in ordinary litigation incidental to the conduct of its business. The Company believes that none of its pending litigation will have a material adverse effect on the Company's business, financial condition or results of operations.

                                  MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

  Set forth below is certain information concerning the Company's directors, executive officers and key employees. All of the directors have served as directors of the Company since the Company's inception except for Steven Day who has served since February 1997.

  NAME                       AGE                     POSITION
  ----                       ---                     --------
Robert Wolsey...............  48 Director, President and Chief Executive Officer
James Dell'Apa..............  41 Director, Executive Vice President and Chief
                                 Operating Officer
Steven Day..................  45 Director, Vice President, Secretary and Chief
                                 Financial Officer
David Zahn..................  33 Vice President of Operations
Ben Gaboury.................  47 Vice President of Sales and Marketing
Martin Alvarez..............  44 Chief Information Officer
Andrew Banks................  44 Director
Peni Garber.................  35 Director
Peggy Koenig................  42 Director
Royce Yudkoff...............  43 Director

  ROBERT WOLSEY is primarily responsible for the overall direction of the Company's acquisitions and operations and has substantial experience in consolidating fragmented industries. From 1990 to 1994, Mr. Wolsey, as Chief Executive Officer of Pittencrieff Communications, Inc. ("PCI"), a regional consolidator of SMR operators, spearheaded the acquisition of 28 SMR businesses and related assets (including over 100 towers) for a purchase price of over $30 million. During Mr. Wolsey's tenure at PCI, revenue increased from $100,000 to over $28 million. In June 1993, PCI raised over $74 million in its initial public offering. At the time of Mr. Wolsey's departure from PCI in April 1994, PCI had a market capitalization in excess of $200 million. From 1983 to 1989, Mr. Wolsey, as President of Pittencrieff PLC and a predecessor company, negotiated and acquired over $30 million in oil and gas assets in 16 separate transactions. He has a Bachelor of Science (Honors) degree in Color Physics from the University of Manchester.

  JAMES DELL'APA is principally responsible for managing the initiation and negotiation of acquisitions. Mr. Dell'Apa has brokered SMR, tower, paging, and two-way businesses since 1991 and has had various levels of involvement with over 250 transactions with a combined valuation of over $650 million. Before his acquisitions work, he was a technical consultant in Washington, D.C. responsible for planning large-scale military networks for government consulting firms, under the employment of Booz Allen & Hamilton and Advanced Technology (later Planning Research Corporation and Black and Decker). Mr. Dell'Apa also worked for Georgetown University's International Law Institute developing long-term, intensive training programs on Negotiation and Policy for Developing Telecommunications Infrastructure for senior level government ministers. He has a law degree from American University in Washington, D.C., a technical Masters degree in Telecommunications from the University of Colorado (Boulder), and a liberal arts/bachelors degree from the University of Northern Colorado.

  STEVEN DAY is primarily responsible for the Company's financial, legal and administrative affairs and for the integration of acquired properties. Mr. Day was a partner in the accounting firm of Price Waterhouse LLP until joining the Company in February 1997. Since 1986, he has been involved with high-growth companies, principally in technology-based industries and, for the last several years, worked with large venture capital and leveraged buyout firms in his role in the Price Waterhouse Mergers and Acquisitions Group. Mr. Day has substantial experience in dealing with companies that have filed initial public offerings. Mr. Day earned a Masters of Business Administration at Loyola University of Chicago and a Bachelor of Arts degree at the University of West Florida.

  DAVID ZAHN is primarily responsible for the ongoing maintenance of the Company's existing tower inventory, new site construction, capacity augmentation and new customer equipment integration. He joined Pinnacle in September 1996. From 1987 to 1996, Mr. Zahn worked for 360(degrees) Communications (formerly Sprint Cellular and Centel Cellular) where he held a variety of positions including Project Manager, Transmission Engineer, Radio Frequency Engineering Supervisor and Traffic Engineering Manager. His most recent management position was Director of Engineering where he was responsible for a $50 million capital program related to the construction of cellular transmission towers and the associated communications network. Mr. Zahn earned his degrees in Bachelor of Science in Electrical Engineering Technology and an Associate in Applied Electronic Communications Engineering Technology from the Milwaukee School of Engineering.

  BEN GABOURY is primarily responsible for the sales and marketing operations of the Company. Mr. Gaboury was employed for 17 years with Motorola Inc. in various sales and sales management positions. Before joining the Company in October 1996, Mr. Gaboury was responsible for planning the strategy that Motorola employed in connection with the build out of its SMR network in New York and the New England area. He then executed the plan to market SMR services as well as related rental towers. Mr. Gaboury holds a Masters Degree from Jersey City State College and a Bachelors Degree from Fairleigh Dickinson University.

  MARTIN ALVAREZ is primarily responsible for the Company's Information Technology and Services. Prior to joining the Company in June 1997, Mr. Alvarez was a Senior Manager in the Management Consulting Services division of Price Waterhouse LLP. Mr. Alvarez has been involved with the growth and management of Information Technology and Services at Pinnacle since April of 1996. His experience includes work for a variety of industries that include telecommunications, entertainment, manufacturing, utilities, among other industries. Mr. Alvarez' experience includes management of various technology areas, systems development and implementation, systems programming, effectiveness evaluation and strategic planning. Mr. Alvarez earned his degree in Bachelor of Science in Engineering Science, Computer Science Option from the University of South Florida.

  ANDREW BANKS is Chairman of ABRY Holdings Inc. Previously, Mr. Banks was affiliated with Bain & Company, an international management consulting firm. At Bain, where he was a partner from 1986 until 1988, he shared significant responsibility for the firm's media practice. Mr. Banks is presently a director (or the equivalent) of DirecTel. Mr. Banks is a graduate of the Harvard Law School, a Rhodes Scholar holding a Master's degree from Oxford University and a graduate of the University of Florida.

  PENI GARBER is a principal and secretary of ABRY Partners, Inc. ("ABRY"). She joined ABRY in 1990 from Price Waterhouse LLP where she served as Senior Accountant in the Audit Division from 1985 to 1990. Ms. Garber is presently a director (or the equivalent) of Nexstar Broadcasting Group LLC, Network Music Holdings LLC, Quorum Broadcast Holdings Inc. and Audio Communications Network, LLC. Ms. Garber graduated summa cum laude from Bryant College.

  PEGGY KOENIG is a partner in ABRY. She joined ABRY in 1993. From 1988 to 1992, Ms. Koenig was a Vice President, partner and member of the Board of Directors of Sillerman Communications Management Corporation, a merchant bank, which made investments principally in the radio industry. Ms. Koenig was the Director of Finance from 1986 to 1988 for Magera Management, an independent motion picture financing company. She is presently a director (or the equivalent) of Connoisseur Communications Partners, L.P., Avalon Cable Holdings LLC and Network Music Holdings LLC. She received her MBA from the Wharton Business School and received an undergraduate degree from Cornell University.

  ROYCE YUDKOFF is President and Managing Partner of ABRY. Previously, Mr. Yudkoff was affiliated with Bain & Company, an international management consulting firm. At Bain, where he was a partner from 1985 through 1988, he shared significant responsibility for the firm's media practice. Mr. Yudkoff is presently a director (or the equivalent) of Quorum Broadcast Holdings Inc., Nexstar Broadcasting Group, LLC, Audio Communications Network, LLC and Metrocall. He graduated as a Baker Scholar from the Harvard Business School and is an honors graduate of Dartmouth College.

COMPOSITION OF THE BOARD OF DIRECTORS

  Pursuant to the terms of the Company's Certificate of Incorporation and Bylaws, the Board of Directors has the power to set the number of directors (not less than one nor more than 10) by resolution adopted by the directors of the Company. Each director is elected to serve until the next annual meeting of the stockholders, except in the case of removal or vacancy, and until his successor is duly elected and qualified or until his death or retirement or until he resigns or is removed. Currently, the number of directors is set at seven. The Company intends to maintain at all times at least two independent directors on its Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

  Audit Committee. The Company has established an Audit Committee composed of Ms. Garber and Ms. Koenig. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the accountants, reviews the independence of the accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee is also responsible for the review of transactions between the Company and any affiliate or entity in which a Company affiliate has a material interest.

  Compensation Committee. The Company has established a Compensation Committee, consisting of Mr. Yudkoff and Ms. Koenig. The Compensation Committee establishes the compensation of the Company's executive officers. The Compensation Committee also administers the Company's Stock Incentive Plan and determines the amount, exercise price and vesting schedules of stock options awarded thereunder.

  Executive Committee. The Company has established an Executive Committee consisting of Mr. Wolsey, Ms. Koenig and Mr. Yudkoff. The Executive Committee has the authority to act in place of the Board of Directors on all matters which would otherwise come before the Board, except for such matters which are required by law or by the Company's Certificate of Incorporation or Bylaws to be acted upon exclusively by the Board.

  Other Committees. The Board of Directors may establish other committees as deemed necessary or appropriate from time to time.

COMPENSATION OF DIRECTORS

  All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. Directors who are employees of the Company do not receive any fee in addition to their regular salary for serving on the Board of Directors. Non-employee directors currently do not receive any fee, but will be eligible to participate in the Company's Stock Incentive Plan.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth information concerning the compensation for each of the last three years for the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                          SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                     -------------------------------  ----------------------------------
                                                                              AWARDS           PAYOUTS
                                                            OTHER     ---------------------- -----------
                                                            ANNUAL    RESTRICTED SECURITIES              ALL OTHER
                                                           COMPEN-      STOCK    UNDERLYING     LTIP      COMPEN-
NAME AND PRINCIPAL POSITION(A)  YEAR SALARY ($) BONUS ($) SATION ($)  AWARDS ($) OPTIONS (#) PAYOUTS ($) SATION ($)
------------------------------  ---- ---------- --------- ----------  ---------- ----------- ----------- ----------
Robert Wolsey...........        1997  156,000    70,000     6,500(b)       --        --          --         --
 President, Chief               1996  129,698    30,000       --           --        --          --         --
  Executive
 Officer                        1995   50,000       --        --        11,000       --          --         --
James Dell'Apa..........        1997  156,248       --        --           --        --          --         --
 Executive Vice                 1996  128,125    30,000       --           --        --          --         --
 President and Chief            1995   50,000       --        --        10,000       --          --         --
 Operating Officer
Steven Day..............        1997  131,250       --        --        10,000       --          --         --
 Vice President,                1996      --        --        --           --        --          --         --
 Secretary and                  1995      --        --        --           --        --          --         --
 Chief Financial Officer
David Zahn..............        1997  126,260       --        --           --        --          --         --
 Vice President of              1996   36,102       --        --         1,200       --          --         --
 Operations                     1995      --        --        --           --        --          --         --
Ben Gaboury.............        1997  126,094       --        --           --        --          --         --
 Vice President of Sales        1996   31,789       --        --         1,200       --          --         --
 and Marketing                  1995      --        --        --           --        --          --         --

-------
(a) See also, "Employment Agreements".
(b) Amount of reimbursement for payment of income taxes.

EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements (the "Employment Agreements") with each of Messrs. Wolsey, Dell'Apa and Day (the "Principal Employees"). The terms of the Employment Agreements are substantially similar. The Employment Agreements provide that each of the Principal Employees will be employed by the Company until his resignation, death or disability or other incapacity, or until terminated by the Company. Under the Employment Agreements, each of the Principal Employees will receive, among other things,
(i) an annual base salary and (ii) other benefits as described in the Employment Agreements (including those provided all employee benefit plans and arrangements that are generally available to other employees). Each of the Employment Agreements includes noncompetition and nonsolicitation provisions restricting the respective employees' ability to engage in activities competitive with the Company for a period of two years following termination of employment. In the event of the termination of an executive, the agreements provide for severance benefits including salary and health plan benefits for periods ranging from six to 18 months.

STOCK OPTIONS

  There were no stock options granted or exercised during the last fiscal year. The Company currently intends to grant no more than one-half of the options available under its Stock Incentive Plan to its employees during the next twelve months. A significant portion of those options are expected to be granted on or about the date of the consummation of the Offerings. The Company currently anticipates that less than one-half of such options granted during such twelve months will be granted to Named Executive Officers and that substantially all such options will have an exercise price no less than the fair market value of the Common Stock on the date of grant.

STOCK INCENTIVE PLAN

 GENERAL

  The Pinnacle Holdings Inc. Stock Incentive Plan became effective July 1, 1998. The Stock Incentive Plan provides for awards consisting of stock option and restricted stock grants ("Awards") to employees, non-employee directors, and other persons who perform services for the Company.

 ADMINISTRATION

  The Stock Incentive Plan is administered by a committee consisting of at least two directors of the Company who are "non-employee directors" within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act and who are "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code (the "Committee"). The Committee is authorized to select the individuals to whom Awards will be granted, determine the type, size and terms and conditions of Awards, and construe and interpret the Stock Incentive Plan. The Company's Board of Directors may appoint a different committee for the purpose of approving Awards to persons who are not subject to the requirements of Section 16(b) of the Exchange Act and Section 162(m) of the Code.

 SHARES

  The maximum number of shares of Common Stock that may be made subject to Awards granted under the Stock Incentive Plan is approximately 2,000,000. In the event of any change in capitalization of the Company, however, the Committee shall adjust the maximum number and class of shares with respect to which Awards may be granted, the number and class of shares which are subject to outstanding Awards and the purchase price therefor. In addition, if any Award expires or terminates without having been exercised, the shares of Common Stock subject to the Award again become available for grant under the Stock Incentive Plan.

 ELIGIBILITY

  The Committee may grant Awards to any employee, non-employee director, consultant, advisor or independent contractor of the Company.

 STOCK OPTIONS

  The Committee is authorized to grant to eligible persons options to purchase a specified number of shares of Common Stock at a stated price per share ("Options"). During any calendar year, the Committee shall not grant to any eligible person Options to purchase more than 1,000,000 shares of Common Stock. An Option may be intended to qualify as an "incentive stock option" ("ISO") pursuant to the Code, or may be intended to be a nonqualified option ("NSO"). The term of an ISO cannot exceed 10 years, and the exercise price of any ISO must be equal to or greater than the fair market value of the shares of Common Stock on the date of the grant. Any ISO granted to a holder of 10% or more of the combined voting power of the capital stock of the Company must have an exercise price equal to or greater than 110% of the fair market value of the Common Stock on the date of grant and may not have a term exceeding five years from the grant date. The exercise price and the term of an NSO shall be determined by the Committee on the date that the NSO is granted.

  Options shall become exercisable in whole or in part by the Optionee on the date or dates specified by the Committee. The Committee may provide that an Option becomes exercisable in installments over a period of years or upon the attainment of stated goals. The Committee, in its sole discretion, may accelerate the date or dates on which an Option becomes exercisable.

  Each Option shall expire on such date or dates as the Committee shall determine at the time the Option is granted. Upon termination of an Optionee's employment with the Company (including by reason of the Optionee's death), each unexercised Option (whether or not then exercisable) shall terminate and be forfeited, except that any such Options which are then exercisable shall remain exercisable for such period after termination of the Optionee's employment as the Committee may have determined at the time the Option was granted. If an Optionee's employment with the Company is terminated for cause (as defined in the Stock Incentive Plan), all of such person's Options shall immediately terminate.

  Payment for shares of Common Stock purchased upon exercise of an Option must be made in full at the time of purchase. Payment may be made in cash or in any other manner as may be authorized by the Committee. Each Option shall be evidenced by a written agreement containing such terms and conditions consistent with the Incentive Plan as shall be established by the Committee.

 RESTRICTED STOCK

  The Committee may grant to an eligible person an award of Common Stock subject to future service and such other restrictions and conditions as the Committee may determine ("Restricted Stock"). The Committee will determine the terms of such Restricted Stock, including the price, if any, to be paid by the recipient for the restricted stock, the restrictions placed on the shares and the time or times when the restrictions will lapse, at the time of the granting thereof.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth, as of September 30, 1998, after giving effect to the Recapitalization, information as to the Company's stock beneficially owned by (i) each director of the Company; (ii) each executive officer named in the Summary Compensation Table; (iii) all directors and executive officers of the Company as a group; and (iv) any person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's capital stock.

                                  SHARES BENEFICIALLY     SHARES BENEFICIALLY
                                    OWNED PRIOR TO          OWNED AFTER THE
                                     THE OFFERINGS           OFFERINGS(B)
 NAME AND ADDRESS OF BENEFICIAL   ----------------------- -----------------------
           OWNER(S)(A)              NUMBER     PERCENT      NUMBER     PERCENT
 ------------------------------   ------------ ---------- ------------ ----------
 ABRY II (c)....................     8,196,983     82.0%     8,196,983     41.0%
 Robert Wolsey (d)..............       613,082      6.1        613,082      3.1
 James M. Dell'Apa (e)..........       408,632      4.1        408,632      2.0
 Steven Day (f).................       368,182      3.7        368,182      1.8
 David Zahn.....................        35,717     *            35,717     *
 Ben Gaboury....................        35,717     *            35,717     *
 Andrew Banks (g)...............           550     *               550     *
 Peni Garber....................           550     *               550     *
 Peggy Koenig (h)...............         1,100     *             1,100     *

 Royce Yudkoff (i)..............     8,198,084     82.0      8,198,084     41.0
                                  ------------  -------   ------------  -------
 All directors and executive
  officers as a group
  (10 persons)..................     9,697,273     97.0%     9,697,273     48.5%

--------
 * Indicates less than 1 percent.
(a) The address of all persons in this table is c/o Pinnacle Towers Inc., 1549 Ringling Blvd., Sarasota, Florida 34236.
(b) Assumes no exercise of the Underwriters' over-allotment options to purchase up to an aggregate of 1,500,000 shares of Common Stock from the Company.
(c) ABRY Holdings, Inc., the general partner of ABRY Capital, which is the general partner of ABRY II, is wholly-owned by Mr. Yudkoff.
(d) Includes 5,774 shares of Common Stock held by Pantera, Inc. and 288,682 shares of Common Stock held by Pantera Partnership Ltd.
(e) Excludes 36,618 shares of Common Stock held by relatives of Mr. Dell'Apa of which he disclaims beneficial ownership.
(f) Includes 67,863 shares of Common Stock held by Mr. Day's spouse, 7,143 shares of Common Stock held by South Creek, Inc. and 214,304 shares of Common Stock held by South Creek Partnership Ltd.
(g) Mr. Banks beneficially owns 550 shares of Common Stock held by Audemi Corporation.
(h) Includes 550 shares of Common Stock held by Ms. Koenig's spouse.
(i) Mr. Yudkoff is deemed the beneficial owner of the Class A Common Stock and Class E Common Stock held by ABRY II. See note (c) above. Also includes 550 shares of Common Stock held by Mr. Yudkoff's spouse.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

SUBSCRIPTION AND STOCKHOLDERS AGREEMENT

  The principal stockholders of the Company (ABRY II, and Messrs. Wolsey, Dell'Apa and Day) are parties to the Stockholders Agreement. The Stockholders Agreement gives such stockholders the preemptive right, with some exceptions, to acquire their pro rata share of future issuances of capital stock of the Company. The following issuances are exempt from this preemptive right: (a) to any employee of the Company; (b) in connection with an acquisition or merger;
(c) pursuant to a public offering; (d) upon the exercise, conversion, or exchange of any option or convertible security; (e) of up to a total of 200,000 shares of Class A Common Stock to ABRY II at a price of $100 per share; (f) as a part of any recapitalization or reorganization; (g) upon the conversion of Class D Common Stock into Class C Common Stock; and (h) as a distribution to stockholders in the form of securities of the Company. This preemptive right will terminate upon the closing of the Offerings. The Stockholders Agreement also provides that ABRY II will make a capital contribution of up to an aggregate of $50 million. Such capital contribution commitment will terminate upon the closing of the Offerings.

  Parties to the Stockholders Agreement have certain rights and obligations in connection with (i) a sale by ABRY II of shares in the Company, (ii) a sale of the Company, and (iii) a reorganization or recapitalization of the Company in anticipation of a sale of the Company or a public offering. In the case of a sale by ABRY II of shares in the Company, the other stockholders party to the Stockholders Agreement will have the right to participate pro rata in such a sale, but such right to participate will terminate upon the closing of the Offerings. In the case of a sale of the Company approved by its stockholders or a reorganization or recapitalization in anticipation of a sale or a public offering, stockholders party to the Stockholders Agreement will have the obligation to participate in such transaction.

  The Stockholders Agreement also governs the vesting of the Class D Common Stock issued to certain executives and employees of the Company. Pursuant to the Agreement, all shares of Class D Common stock issued and outstanding will automatically vest and convert into Class C Common stock upon the consummation of the Offerings (and thereafter will convert into Common Stock). The Stockholders Agreement also provides for certain put and call rights among the Company and its current stockholders with respect to the Class B Common Stock and Class D Common Stock upon the termination of employment or death of Messrs. Wolsey, Dell'Apa or Day.

  The parties to the Stockholders Agreement have also entered into an agreement to effect the Recapitalization.

CAPITAL CONTRIBUTION AGREEMENT

  The Company and ABRY II entered into a capital contribution agreement with NationsBank of Texas, N.A. (the "Capital Contribution Agreement"), pursuant to which ABRY II agreed to make capital contributions to the Company, up to an aggregate capital contribution of $50.0 million, in an amount equal to (i) 100.0% of the Company's general and administrative expenses and corporate development expenses and (ii) the amount necessary to cure any payment or financial covenant default under the Senior Credit Facility. As of September 30, 1998, ABRY II had contributed $37.2 million, not including $15.0 million of the ABRY Bridge Loan and had guaranteed an additional $3.9 million of other debt of the aggregate $50.0 million associated with capital contribution commitment.

JUNIOR PREFERRED STOCK

  In September 1998, ABRY/Pinnacle, Inc., an affiliate of ABRY II, purchased
32.5 shares of Original Junior Preferred Stock with a liquidation preference of $32.5 million. The proceeds of the sale were used to partially finance the MobileMedia Acquisition. In December 1998, ABRY/Pinnacle Inc. purchased an additional 26.2 shares of Additional Junior Preferred Stock with a liquidation preference of $26.2 million. The proceeds of the sale were used to partially pay down the Senior Credit Facility.

MANAGEMENT AND CONSULTING SERVICES AGREEMENT

  The Company and ABRY entered into a Management Services and Consulting Agreement as of April 17, 1995, pursuant to which the Company pays up to $75,000 per year plus reimbursable expenses in exchange for certain consulting services. The Company paid approximately $12,500 for such services and expenses from the period of inception through December 31, 1995 and approximately $55,162 and $78,166 for such services and expenses for the years ended December 31, 1996 and 1997, respectively. The Company paid approximately $70,636 for such services through September 30, 1998. The Management Services and Consulting Agreement is terminable at any time by either party with prior written notice.

REGISTRATION RIGHTS AGREEMENT

  The parties to the Stockholders Agreement have entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which ABRY II and its assigns may require the Company, subject to certain conditions and limitations, to register with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act of 1933, as amended (the "Securities Act") all or part of the shares of Common Stock currently owned by ABRY II at the request of the holders of a majority of such shares of Common Stock. If the Company proposes to file on its own behalf or on behalf of any holders of its equity securities a registration statement under the Securities Act, then the Company is required, subject to certain conditions and limitations, to give notice thereof to the parties to the Registration Rights Agreement and to offer to include such parties shares of Common Stock in such registration. The Company may not cause any registration statement to be declared effective by the Commission within 180 days after the effective date of any other registration statement registering equity securities of the Company. The Company is generally required to bear the expenses of all such registrations, except underwriting discounts and commissions. See "Shares Eligible for Future Sale."

PINNACLE TOWERS II INC.

  In November 1997, certain Company stockholders formed Pinnacle Towers II Inc. ("PTI II"). PTI II is under common control with, and therefore is an affiliate of the Company, because ABRY II and certain executives of the Company control a majority of PTI II stock. PTI II was formed for the purpose of pursuing certain opportunities such as potential joint ventures and other businesses related to the tower rental industry.

  In November 1997, the Company sold to PTI II, for approximately $2.2 million, certain of its towers and projects-in-progress. Effective April 30, 1998, the Company repurchased all of those assets from PTI II. Currently, PTI II has minimal assets and is an inactive company.

MANAGEMENT INDEBTEDNESS

  During the 1998 fiscal year, the Company had a loan receivable from Mr. Dell'Apa, an executive officer, in the amount of $94,000. The loan to Mr. Dell'Apa was secured by a mortgage on certain real property and by a pledge of all of Mr. Dell'Apa's Class D Common Stock of the Company. The loan bore interest payable quarterly at a rate equal to the Company's bank rate less 600 basis points. This loan was repaid in August 1998.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

SENIOR CREDIT FACILITY

  The Company has entered into the Senior Credit Facility with NationsBank, N.A., Goldman, Sachs Credit Partners L.P. and certain other lenders that provides a revolving line of credit for borrowings of up to $250.0 million, of which $200.0 million is currently committed. The Company may make borrowings and repayments until December 31, 2005. Beginning March 31, 2000, the availability under the revolving line of credit starts reducing by specified amounts on a quarterly basis until December 31, 2005 when the availability will be reduced to zero. Loans under the Senior Credit Facility bear interest at a rate per annum, at the borrower's request, equal to the agent bank's prime rate plus a margin of up to 2.0% or the 90-day LIBOR plus a margin of up to 3.0%. Outstanding borrowings under the Senior Credit Facility amounted to $169.8 million at September 30, 1998. Advances under the Senior Credit Facility have been used primarily to fund acquisitions and construction of towers. As of September 30, 1998, after giving effect to the Transactions, there would have been approximately $138.9 million available under the Senior Credit Facility, after giving effect to approximately $17.0 million of outstanding letters of credit, which reduce availability under the Senior Credit Facility.

  The Senior Credit Facility is secured by a lien on substantially all of the assets of the Company and its subsidiaries and a pledge of substantially all of the capital stock of the subsidiaries and the Company has guaranteed the obligations of Pinnacle Towers, Inc. under the Senior Credit Facility. The credit agreement contains customary covenants such as limitations on the Company's ability to incur indebtedness, to incur liens or encumbrances on assets, to make certain investments, to make distributions to stockholders, or to prepay subordinated debt. In addition, the Company may not permit the Leverage Ratio (as defined therein) to exceed certain amounts.

ABRY BRIDGE LOAN

  As of September 30, 1998, ABRY II had advanced to the Company a total of $15.0 million to partially finance the MobileMedia Acquisition and certain other acquisitions. The ABRY Bridge Loan will be repaid in full with a portion of the proceeds from the Offerings. ABRY II may continue to make such advances. Amounts outstanding under the ABRY Bridge Loan bear interest at the rate of 9.0% per annum. Interest and principal under the ABRY Bridge Loan are payable within one year from the date of the related borrowing.

10% SENIOR DISCOUNT NOTES

  The Senior Discount Notes were initially issued in aggregate principal amount of $325 million and are senior unsecured obligations of the Company. The Senior Discount Notes will mature on March 15, 2008. Prior to March 15, 2003, the Company's interest expense on the Senior Discount Notes will be comprised solely of the accretion of original issue discount. Thereafter, the Senior Discount Notes will accrue cash interest at a rate of 10.0% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2003.

  The Senior Discount Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2003 at a redemption price equal to 105.0% of the principal amount thereof during the twelve-month period beginning March 15, 2003, 103.333% of the principal amount thereof during the twelve-month period beginning March 15, 2004, 101.667% of the principal amount thereof during the twelve-month period beginning March 15, 2005 and 100.0% of the principal amount thereof on or after March 15, 2006, together with accrued and unpaid interest to the redemption date. In addition, the Company at its option, may redeem at least $5.0 million and in the aggregate up to 35% of the original principal amount of the Senior Discount Notes at any time on or before March 15, 2001, at a redemption price equal to 110.0% of the Accreted Value (as defined in the Indenture) thereof to but excluding the redemption date plus accrued and unpaid Liquidated Damages (as defined in the Indenture) to the redemption date with the net proceeds of one or more Public Equity Offerings (as defined in the Indenture); provided, however, that at least 65% of the original principal amount remains outstanding and that such redemption occurs within 60 days following the closing of any such Public Equity Offering.

  In the event of a Change of Control (as defined in the Indenture) of the Company, the Company will be required to make an offer to purchase all outstanding Senior Discount Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages to the date of purchase. If such offer to purchase is to be consummated prior to March 15, 2003, the purchase price will be equal to 101% of the Accreted Value thereof on the date of purchase plus accrued and unpaid Liquidated Damages thereon to the date of purchase.

  The Indenture contains covenants for the benefit of the holders of the Senior Discount Notes that, among other things, and subject to certain exceptions, restrict the ability of the Company and its Restricted Subsidiaries (as defined in the Indenture) to: (i) incur additional indebtedness; (ii) guarantee payment of debt; (iii) pay dividends and make distributions; (iv) restrict dividend or other payments of Restricted Subsidiaries; (v) create liens; (vi) issue stock of subsidiaries; (vii) enter into transactions with affiliates; (viii) merge or consolidate the Company; and (ix) transfer and sell assets.

                      DESCRIPTION OF NEW PREFERRED STOCK

  The summary contained herein of certain provisions of the New Preferred Stock to be issued by the Company does not purport to be complete and is subject to and is qualified in its entirety by reference to, all of the provisions of the Certificate of Designations (the "Certificate of Designations"), a copy of which has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus forms a part. See "Definitions" below for the definitions of certain capitalized terms used herein. Other capital terms used herein and not otherwise defined under "Certain Definitions" below are defined in the Certificate of Designations.

GENERAL

  At the consummation of the Preferred Stock Offering, the Company will be authorized to issue 5,000,000 shares of preferred stock as designated by the Company's Board of Directors, of which 150,000 shares initially will be authorized, issued and outstanding pursuant to this Preferred Stock Offering
and up to     shares will be designated and reserved for issuance to pay dividends on the New Preferred Stock if the Company elects to pay dividends on the New Preferred Stock in additional shares of New Preferred Stock on or
prior to      , 2004 in accordance with the terms thereof. All of such shares will be designated as New Preferred Stock and will have a liquidation preference of $1,000 per share. Subject to certain conditions, the shares of New Preferred Stock will be exchangeable for the Exchange Notes at the option of the Company on any dividend payment date on or after the Issue Date. The New Preferred Stock, when issued and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be fully paid and non-assessable and the holders thereof will not have any subscription or preemptive rights in connection therewith.

RANKING

  The New Preferred Stock will, with respect to dividend rights and rights of liquidation, winding-up and dissolution, rank (i) senior to each other class of capital stock outstanding or established hereafter by the Company the terms of which do not expressly provide that it ranks senior to, or on a parity with, the New Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Junior Shares"); (ii) on a parity with each other class of preferred stock established hereafter by the Company the terms of which expressly provide that such class or series will rank on a parity with the New Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as "Parity Shares"); and (iii) junior to each class of preferred stock established after the date hereof by the Company the terms of which expressly provide that such class or series will rank senior to the New Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as the "Senior Shares").

  The Company may not authorize any new class of Senior Shares without the approval of the holders of at least a majority of the New Preferred Stock then outstanding, voting or consenting as a separate class.

DIVIDENDS

Holders of the outstanding New Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends on the New Preferred Stock at a rate per annum equal to % of the liquidation preference amount per share of New Preferred Stock, payable quarterly. In the event that dividends on the New Preferred Stock are in arrears and unpaid for six or more quarterly dividend periods (whether or not consecutive), holders of New Preferred Stock will be entitled to certain voting rights. See "--Voting Rights" below. All dividends will be cumulative, whether or not earned or declared, on a daily basis from the Issue Date and will be
payable quarterly in arrears on    ,    ,     and      of each year (each a
"Dividend Payment Date"), commencing on      , 1999, to holders of record on
the    ,    ,      or      immediately preceding the relevant Dividend Payment
Date. Dividends may be paid at the Company's option on any Dividend Payment
Date occurring on or before     , 2004 either in cash or by issuing additional
fully paid and nonassessable New Preferred Stock with an aggregate liquidation
preference equal to the amount of such dividends. After      , 2004 dividends
on New Preferred Stock are payable only in cash. Dividends payable on the New Preferred Stock for any period shorter than a quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed. The Senior Credit Facility and the Indenture relating to the Senior Discount Notes limit the Company's ability to pay cash dividends on its capital stock, including the New Preferred Stock. See "Description of Certain Indebtedness." In particular, the Senior Credit Facility, which matures December 31, 2005, prohibits the payment of cash dividends on the New Preferred Stock. The Company currently expects that prior to being required to pay cash dividends on the New Preferred Stock it would seek an amendment to the Senior Credit Facility to permit such cash payments.

  No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Shares (except for dividends on Parity Shares payable in additional Parity Shares or Junior Shares) for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment set apart for such payment on the New Preferred Stock. If full dividends are not so paid, the New Preferred Stock will share dividends pro rata with the Parity Shares. No dividends may be paid or set apart for such payment on Junior Shares (except dividends on Junior Shares payable in additional Junior Shares) if full cumulative dividends have not been paid in full (or deemed paid) on the New Preferred Stock. Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record of New Preferred Stock on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board of Directors of the Company. So long as any New Preferred Stock is outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Parity Shares or Junior Shares (except as permitted by the Certificate of Designations), or any warrants, rights, calls or options to purchase any Parity Shares or Junior Shares, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any Parity Shares or Junior Shares or any such warrants, rights, calls or options, unless full cumulative dividends determined in accordance herewith on the New Preferred Stock have been paid (or are deemed paid) in full.

MANDATORY REDEMPTION

  The New Preferred Stock will be subject to mandatory redemption (subject to
the legal availability of funds therefor) in whole on      , 2009, at a price
equal to 100% of the liquidation preference thereof, plus, without duplication, all accumulated and unpaid dividends to the date of redemption. The Senior Credit Facility and the Indenture relating to the Senior Discount Notes would restrict the ability of the Company to redeem the New Preferred Stock and future agreements of the Company may restrict or prohibit the Company from redeeming the New Preferred Stock.

OPTIONAL REDEMPTION

  The New Preferred Stock may be redeemed, in whole or in part, at the option of the Company (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor) at any time on or after
    , 2004 at the redemption prices set forth below (expressed as percentages of the liquidation preference thereof), plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends to the redemption date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the
7redemption date), if redeemed during the 12-month period beginning       of
each of the years set forth below:

      YEAR                                                            PERCENTAGE
      ----                                                            ----------
      2004...........................................................
      2005...........................................................
      2006...........................................................
      2007 and thereafter............................................   100.0%

  The New Preferred Stock will be subject to redemption on or prior to     ,
2004 only in the event that on or before     , 2002 the Company receives net
proceeds from the sale of its Common Stock in one or more Public Equity Offerings or Strategic Equity Investments, in which case the Company may, at its option, use all or a portion of any such net proceeds to redeem New Preferred Stock in an amount of at least 5,000 shares and up to an aggregate amount equal to 35% of the then outstanding shares of New Preferred Stock (whether issued in exchange for New Preferred Stock or in lieu of cash
interest payments) at a redemption price equal to   % of the liquidation
preference thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends to the redemption date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the redemption date), provided, however, that after any such redemption, the liquidation preference of New Preferred Stock remaining outstanding must equal at least (i) 65% of the aggregate liquidation preference of New Preferred Stock originally issued in the Preferred Stock Offering or (ii), in the event of a partial exchange, shares with an aggregate liquidation preference of $75.0 million. Any such redemption must occur on a redemption date within 60 days of any such sale. In the event of redemption of only a portion of the then outstanding New Preferred Stock, the Company will effect such redemption on a pro rata basis.

  In the event of partial redemptions of New Preferred Stock, the shares to be redeemed will be determined pro rata, except that the Company may redeem all shares held by any holders of fewer than one share (or shares held by holders who would hold less than one share as a result of such redemption), as may be determined by the Company. No optional redemption may be authorized or made unless prior thereto all accumulated and unpaid dividends shall have been paid
(in the case of dividends payable after    , 2004, in cash) or a sum set apart
for such payment on the New Preferred Stock.

PROCEDURE FOR REDEMPTION

  On and after the redemption date, unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accumulate on shares of New Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price, without interest; provided, however, that if a notice of redemption shall have been given as provided in the succeeding sentence and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the redemption date) shall have been segregated and irrevocably set apart by the Company, in trust for the equal and ratable benefit of the holders of the shares called for redemption, then dividends shall cease to accumulate on the redemption date on the shares to be redeemed then, at the close of business of the day on which such funds are segregated and set apart, the holders of the shares to be redeemed shall cease to be stockholders of the Company and shall be entitled only to receive the redemption price for such shares, without interest. The Company will send a written notice of redemption by first class mail to each holder of record of New Preferred Stock, not fewer than 30 days nor more than 60 days prior to the date fixed for such redemption at its registered address. New Preferred Stock issued and reacquired will, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued preferred stock of the Company undesignated as to series and may, with any and all other authorized but unissued preferred stock of the Company, be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of New Preferred Stock must be in compliance with the Certificate of Designations.

EXCHANGE

  The Company may, at its option, subject to certain conditions, on any scheduled Dividend Payment Date occurring on or after the Issue Date, exchange either 50% (but not less than 75,000 shares) or 100% of the aggregate shares of New Preferred Stock then outstanding for the Exchange Notes; provided that
(i) on the date of such exchange there are no accumulated and unpaid dividends on the shares of New Preferred Stock (including the dividend payable on such date) or other contractual impediment to such exchange; (ii) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture and no default or event of default would exist under the Indenture; and (iii) the conditions set forth in the next succeeding paragraph are satisfied. The exchange of the shares of New Preferred Stock into Exchange Notes would be restricted by covenants contained in the Senior Credit Facility and the Indenture relating to the Senior Discount Notes with respect to, among other things, the incurrence of indebtedness.

  The Company's right to exchange shares of New Preferred Stock for Exchange Notes shall also be conditioned on there not being outstanding, on the date of such exchange, (i) any Debt, other than the Exchange Notes, that is expressly made subordinated in right of payment to any Senior Debt unless such Debt, by its terms and by the terms of any agreement or instrument pursuant to which such Debt is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the Exchange Notes pursuant to provisions substantially similar to those contained in the Exchange Indenture; provided that the foregoing limitations shall not apply to distinctions between categories of Senior Debt that exist by reason of any Liens or Guarantees arising or created in respect of some but not all Senior Debt; (ii) any direct or indirect guarantee by any Restricted Subsidiary with respect to any Debt of the Company that by its terms would be pari passu or junior in right of payment to the Exchange Notes; or (iii) any Lien on or with respect to any property or assets of any Restricted Subsidiary to secure any Debt of the Company that is expressly by its terms subordinate or junior in right of payment (other than by reason of maturity) to any other Debt of the Company.

  Upon any exchange pursuant to the preceding paragraph, holders of outstanding shares of New Preferred Stock will be entitled to receive, subject to the second succeeding sentence, $1.00 principal amount of Exchange Notes for each $1.00 of the aggregate liquidation preference of shares of New Preferred Stock held by them. The Exchange Notes will be issued in registered form, without coupons. Exchange Notes issued in exchange for shares of New Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof so that each holder of shares of New Preferred Stock will receive certificates representing the entire amount of Exchange Notes to which such holder's shares of New Preferred Stock entitle such holder; provided that the Company may pay cash in lieu of issuing an Exchange Note in a principal amount less than $1,000. The Company will send a written notice of exchange by mail to each holder of record of shares of New Preferred Stock not fewer than 30 days nor more than 60 days before the date fixed for such exchange. On and after the date of exchange, dividends will cease to accrue on the outstanding shares of New Preferred Stock and all rights of the holders of shares of New Preferred Stock (except the right to receive the Exchange Notes, an amount in cash, to the extent applicable, equal to the accumulated and unpaid dividends to the exchange date and, if the Company so elects, cash in lieu of any Exchange Note that is in a principal amount less than $1,000) will terminate. The person entitled to receive the Exchange Notes issuable upon such exchange will be treated for all purposes as the registered holder of such Exchange Notes. See "Description of Exchange Notes."

LIQUIDATION PREFERENCE

  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of New Preferred Stock will be entitled to be paid, out of the assets of the Company available for distribution to the stockholders, the liquidation preference of $1,000 per share of New Preferred Stock, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Shares, including, without limitation, the Common Stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the New Preferred Stock and all other Parity Shares are not paid in full, the holders of the New Preferred Stock and the Parity Shares will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference, including, without duplication, all accrued and unpaid dividends to which each is entitled. After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, the holders of New Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Company.

  The Certificate of Designations for the New Preferred Stock does not contain any provision requiring funds to be set aside to protect the liquidation preference of the New Preferred Stock, although such liquidation preference will be substantially in excess of the par value of such shares of New Preferred Stock. In addition, the Company is not aware of any provision of Delaware law or any controlling decision of the courts of the State of Delaware (the state of incorporation of the Company) that requires a restriction upon the surplus of the Company solely because the liquidation preference of the New Preferred Stock will exceed its par value. Consequently, there will be no restriction upon the surplus of the Company solely because the liquidation preference of the New Preferred Stock will exceed the par value and there will be no remedies available to holders of the New Preferred Stock before or after the payment of any dividend, other than in connection with the liquidation of the Company, solely by reason of the fact that such dividend would reduce the surplus of the Company to an amount less than the difference between the liquidation preference of the New Preferred Stock and its par value.

VOTING RIGHTS

  The holders of New Preferred Stock, except as otherwise required under applicable law or as set forth below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

  The Certificate of Designations provides that if (i) dividends on the New
Preferred Stock are in arrears and unpaid (and, if after     , 2004, such
dividends are not paid in cash) for six or more quarterly dividend periods (whether or not consecutive); (ii) the Company fails to redeem the New
Preferred Stock on     , 2009 or fails otherwise to discharge any redemption
obligation with respect to the New Preferred Stock; (iii) the Company fails to make an Offer to Purchase if the provisions set forth under "--Change of Control" below require such Offer of Purchase to be made, or fails to purchase New Preferred Stock from holders who elect to have such shares purchased pursuant to such an Offer to Purchase; (iv) a breach or violation of any of the provisions described under the caption "--Certain Covenants" occurs and the breach or violation continues for a period of 30 days or more after the Company receives notice thereof specifying the default from the holders of at least 25% of the shares of New Preferred Stock then outstanding; or (v) the Company fails to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Debt of the Company or any Subsidiary of the Company, or the final stated maturity of any such Debt is accelerated, if the aggregate principal amount of such Debt, together with the aggregate principal amount of any other such Debt in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $20 million or more at any time, in each case, after a 10-day period during which such default shall not have been cured or such acceleration rescinded, then the number of directors constituting the Board of Directors of the Company will be adjusted to permit the holders of a majority of the then outstanding shares of New Preferred Stock, voting together with any outstanding Parity Shares separately as a single class, to elect the lesser of two directors and that number of directors constituting 25% of the members of such Board of Directors. Such voting rights will continue until such time as, in the case of a dividend default, all accumulated dividends in arrears on the New Preferred Stock are paid in full
(and, in the case of dividends payable after     , 2004, paid in cash) and, in
all other cases, the failure, breach or default giving rise to such Voting Rights Triggering Event is remedied or waived by the holders of at least a majority of the New Preferred Stock then outstanding, at which time the term of any directors elected pursuant to the provisions of this paragraph shall terminate. Each such event described in clauses (i) through (v) above is referred to herein as a "Voting Rights Triggering Event." The voting rights provided herein shall be the holders' exclusive remedy at law or in equity.

  In addition to the provisions described above under "Ranking," the Certificate of Designations will also provide that the Company will not, without the approval of the holders of a majority of the New Preferred Stock then outstanding amend, alter or repeal any of the provisions of the Company's Certificate of Incorporation (including the Certificate of Designations) or the bylaws of the Company so as to affect adversely the powers, preferences or rights of the holders of the New Preferred Stock or reduce the time for any notice to which the holders of the New Preferred Stock may be entitled. Subject to the provisions described above under "Ranking", the Certificate of Designations provides that an amendment of the Company's Certificate of Incorporation to authorize or create, or to increase the authorized amount, of Junior Shares, Parity Shares or Senior Shares shall not be deemed to affect adversely the powers, references or rights of the holders of the New Preferred Stock.

  Notwithstanding the foregoing, modifications and amendments of the terms of Certificate of Designations described below under "--Change of Control" and "--Certain Covenants" may be made by the Company with the consent of the holders of a majority of the New Preferred Stock; provided, however, that following the mailing of any Offer to Purchase and until the Expiration Date of that Offer to Purchase no such modification or amendment may, without the consent of the holder of each outstanding Share of New Preferred Stock affected thereby, modify any Offer to Purchase for the New Preferred Stock required under the "Change of Control" covenant contained in the Certificate of Designations in a manner materially adverse to the holders of outstanding New Preferred Stock. In addition, the holders of a majority of the outstanding New Preferred Stock, on behalf of all holders of New Preferred Stock, may waive compliance by the Company with the covenants described below under "-- Certain Covenants" and may waive any past default of the provisions of the Certificate of Designations described below under "--Change of Control" and "--Certain Covenants", except a default arising from failure to purchase any New Preferred Stock tendered pursuant to an Offer to Purchase.

CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, each holder of shares of New Preferred Stock will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's shares of New Preferred Stock pursuant to the Offer to Purchase described below at an offer price in cash equal to 101% of the aggregate liquidation preference thereof plus accrued and unpaid dividends thereon to date of purchase. Within thirty days following any Change of Control, the Company will mail an Offer to Purchase to each holder describing the transaction or transactions that constitute the Change of Control and offering to purchase shares of New Preferred Stock on the date specified in such Offer to Purchase, which date shall be no earlier than 20 business days and no later than 60 days from the date such Offer to Purchase is mailed. The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the shares of New Preferred Stock pursuant to the Offer to Purchase.

  The Change of Control provisions described above will be applicable whether or not any other provisions of the Certificate of Designations are applicable. Except as described above with respect to a Change of Control, the Certificate of Designations does not contain provisions that permit the Holders of the New Preferred Stock to require that the Company repurchase or redeem the shares of New Preferred Stock in the event of a takeover, recapitalization or similar transaction.

  The Company will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Certificate of Designations applicable to the Offer to Purchase made by the Company and purchases all of the shares of New Preferred Stock validly tendered and not withdrawn under such Offer to Purchase.

  A "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group of related Persons, as defined in Section 13(d) of the Exchange Act (a "Group"), other than to Permitted Holders; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Certificate of Designations); (iii) any Person or Group (other than Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of the Company or any successor to all or substantially all of its assets; or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of shares of New Preferred Stock to require the Company to repurchase such shares of New Preferred Stock as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the original issuance of the Notes or (ii) was nominated for election or elected to such Board of Directors by any of the Permitted Holders or with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

  "Permitted Holders" means as of the date of determination (i) Andrew Banks, Royce Yudkoff or Robert Wolsey and any of their respective spouses, estates, lineal descendants (including adoptive children), heirs, executors, personal representatives, administrators and trusts for any of their benefit and (ii) any other Person, the majority of which Voting Stock is directly or indirectly owned by any Person described in clause (i) above.

ASSET DISPOSITIONS

  The Certificate of Designations will provide that the Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Disposition unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value of the assets sold or otherwise disposed of (as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee), (ii) except in the case of a Tower Asset Exchange, at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Disposition shall be cash or Cash Equivalents; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability, (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 20 days of the applicable Asset Disposition and (c) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of a Restricted Subsidiary all of the Capital Stock of which is disposed of in such Asset Disposition, which liabilities have ceased to be liabilities of the Company or any Restricted Subsidiary as a result of such Asset Disposition, shall be considered cash for purposes of such provision, and (iii) after the consummation of such Asset Disposition, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Disposition within 365 days of receipt thereof, less any amounts invested in assets related to, or the majority voting Capital Stock of entities operating in, the same line of business as the Company or a business reasonably ancillary thereto, to permanently repay Debt under (A) the Senior Credit Facility or (B) the Senior Discount Notes or (C) the Exchange Notes or any renewal, extension, refinancing or refunding thereof to the extent that any such instrument would require or, at the Company's option, permit such application or prohibit the Offer to Purchase referred to below and, in the case of any Debt under any revolving credit facility, effect a commitment reduction under such revolving credit facility. Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents. Any Net Cash Proceeds from Asset Dispositions that are not applied or invested as provided will be deemed to constitute "Excess Proceeds," which shall be applied by the Company or such Restricted Subsidiary to make an Offer to Purchase that amount of shares of New Preferred Stock equal to the amount of Excess Proceeds at a price equal to 100% of the liquidation preference of the New Preferred Stock to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase and, to the extent required by the terms thereof, any other Parity Shares at a price equal to 100% of the liquidation preference of such Parity Shares, on a pro rata basis with the New Preferred Stock; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be in connection with any Asset Disposition is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Disposition hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. Each Offer to Purchase shall be mailed within 390 days following the Asset Disposition that required such Offer to Purchase. Following the completion of an Offer to Purchase, to the extent there are any remaining Excess Proceeds the Company may use such Excess Proceeds to any use which is not otherwise prohibited by the Indenture and the Exchange Indenture.

  Notwithstanding the foregoing, if the Excess Proceeds resulting from an Asset Disposition are less than $10.0 million, the application of such Excess Proceeds to an Offer to Purchase may be deferred until such time as the sum of such Excess Proceeds plus the aggregate amount of all Excess Proceeds arising subsequent to such Asset Disposition from all subsequent Asset Dispositions by the
Company and its Restricted Subsidiaries aggregates at least $10.0 million, at which time the Company or such Restricted Subsidiary shall apply all Excess Proceeds that have been so deferred to make an Offer to Purchase as provided above.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to such Offer to Purchase.

CERTAIN COVENANTS

  The Certificate of Designations contains, among others, the following covenants:

 LIMITATION ON CONSOLIDATED DEBT

  The Company may not, and may not permit any Restricted Subsidiary of the Company to Incur any Debt unless the ratio of (a) the aggregate consolidated principal amount of Debt of the Company and its Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred since such balance sheet date that remains outstanding and the receipt and application of the proceeds thereof, less the principal amount of any Debt that was outstanding as of such balance sheet date that no longer remains outstanding, to (b) Adjusted Consolidated Cash Flow, determined on a pro forma basis as if any such Debt had been Incurred and the proceeds thereof had been applied at the beginning of the relevant fiscal quarter, would be less than or equal to 7.0 to 1.

  Notwithstanding the foregoing limitation, the following Debt may be
Incurred:

    (i)Permitted Senior Bank Debt;

    (ii)Debt owed by the Company to any Wholly Owned Restricted Subsidiary of the Company for which fair value has been received or Debt owed by a Restricted Subsidiary of the Company to the Company or a Wholly Owned Restricted Subsidiary of the Company; provided, however, that (a) any such Debt owing by the Company to a Wholly Owned Restricted Subsidiary shall be Subordinated Debt evidenced by an intercompany promissory note and (b) upon either (1) the transfer or other disposition by such Wholly Owned Restricted Subsidiary or the Company of any Debt so permitted to a Person other than the Company or another Wholly Owned Restricted Subsidiary of the Company or (2) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly Owned Restricted Subsidiary to a Person other than the Company or another such Wholly Owned Restricted Subsidiary, the provisions of this clause (ii) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

    (iii)Debt consisting of Permitted Interest Rate or Currency Protection Agreements;

    (iv)Debt which is exchanged for, or the proceeds of which are used to refinance or refund, or any extension or renewal of (each of the foregoing, a "refinancing"), (a) the Senior Discount Notes, (b) Debt Incurred pursuant to clause (v) of this paragraph or (c) Debt that is not described in any other clause hereof that is outstanding at the date of original issuance of the New Preferred Stock after giving effect to the application of the proceeds thereof, in each case in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company or the Restricted Subsidiary, as the case may be,
  Incurred in connection with such refinancing; provided, however, that the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (1) does not provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof (including any redemption, defeasance, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon any event of default thereunder or a redemption or retirement permitted in clause (2) below), in each case prior to the stated maturity of the Debt being refinanced and (2) does not permit redemption or other retirement (including pursuant to an Offer to Purchase) of such Debt at the option of the holder thereof prior to the final stated maturity of the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an Offer to Purchase) which is conditioned upon provisions substantially similar to those described under "Change of Control" and "Asset Dispositions";

    (v)    Acquisition Debt;

    (vi)   ABRY Subordinated Debt;

    (vii) Subordinated Debt of the Company owed to any of its stockholders not to exceed in principal face amount in the aggregate for any taxable year the amount necessary to enable Pinnacle Towers to obtain the maximum possible deduction for dividends paid, as defined in Section 561 of the Internal Revenue Code and further described in Section 857 of the Internal Revenue Code for such year, taking into account the sum of all distributions previously made to stockholders of the Company permitted by the provisions described in clause (iii) of the second paragraph under "Limitation on Restricted Payments" for such fiscal year, provided that, any determination under Section 857 of the Internal Revenue Code shall take into consideration for such purpose the necessity of increasing the aggregate amounts distributed to reflect the fact that distributions in payment of any preferred return on any class of stock will be treated as being made partly from earnings and partly from capital;

    (viii) Debt of the Company in an amount not to exceed, at any one time outstanding, the sum of (i) 2.0 times the aggregate net cash proceeds plus
  (ii) 1.0 times the fair market value of non-cash proceeds (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Transfer Agent), in each case, from the issuance and sale, other than to a Subsidiary, of Equity Interests (other than Redeemable Stock) of the Company since after the date of original issue of the New Preferred Stock (less the amount of such proceeds used to make Restricted Payments as provided in clause (i) of the second paragraph of the covenant described below under the caption "--Limitation on Restricted Payments"); provided that such Debt does not mature prior to the Stated Maturity of the New Preferred Stock and the Weighted Average Life to Maturity of such Debt is longer than that of the New Preferred Stock; and

    (ix)   Debt not otherwise permitted to be Incurred pursuant to clauses
  (i) through (viii) above, which, together with any other outstanding Debt Incurred pursuant to this clause (ix), has an aggregate principal amount not in excess of $25 million at any time outstanding.

  For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories described in clauses (i) through (ix) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part) such item of Debt in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Debt will not be deemed to be an Incurrence of Debt for purposes of this covenant.

 LIMITATION ON RESTRICTED PAYMENTS

  The Company (i) may not, and may not permit any Restricted Subsidiary of the Company to, directly or indirectly, declare or pay any dividend or make any distribution (including any payment in connection with any merger or consolidation derived from assets of the Company or any Restricted Subsidiary) in respect of its Capital Stock or to the holders thereof, excluding (a) any dividends or distributions by the Company payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock), (b) in the case of a Restricted Subsidiary, dividends or distributions payable to the Company or a Wholly Owned Restricted Subsidiary or pro rata dividends or distributions, or (c) dividends in accordance with the terms of the New Preferred Stock (ii) may not, and may not permit any Restricted Subsidiary to, purchase, redeem, or otherwise acquire or retire for value (a) any Capital Stock of the Company (other than shares of New Preferred Stock) or any Related Person of the Company or (b) any options, warrants or other rights to acquire shares of Capital Stock of the Company or any Related Person of the Company or any securities convertible or exchangeable into shares of Capital Stock of the Company or any Related Person of the Company, excluding any purchase from the Company by a Wholly Owned Restricted Subsidiary of any Capital Stock of the Company or options, warrants or other rights to acquire shares of Capital Stock of the Company or any securities convertible or exchangeable into shares of Capital Stock of the Company, (iii) may not make, or permit any Restricted Subsidiary to make, any Investment in any Unrestricted Subsidiary or any Affiliate or any Person that would become an Affiliate after giving effect thereto or any Related Person, other than an Investment in the Company or a Restricted Subsidiary or a Person that will become or be merged with or into or consolidated with a Restricted Subsidiary as a result of such investment and which is not subject to any restriction that would prevent such Restricted Subsidiary from repaying such Investment and (iv) may not, and may not permit any Restricted Subsidiary to, redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment Debt of the Company (other than ABRY Subordinated Debt) which is pari passu with or subordinate in right of payment to the New Preferred Stock (each of clauses (i) through (iv) being a "Restricted Payment") if:

    (1)a Voting Rights Triggering Event, or an event that with the passing of time or the giving of notice, or both, would constitute a Voting Rights Triggering Event, shall have occurred and is continuing or would result from such Restricted Payment, or

    (2)after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable fiscal-quarter period, the Company could not Incur at least $1.00 of additional Debt pursuant to the terms of the covenant described in the first paragraph of "Limitation on Consolidated Debt" above, or

    (3)upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the date of original issuance of the New Preferred Stock exceeds the sum of: (a) cumulative Consolidated Cash Flow since the date of original issuance of the New Preferred Stock through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available; minus (b) 1.75 times cumulative Consolidated Interest Expense of the Company since the date of original issuance of the New Preferred Stock through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available; plus (c) $25 million.

  Notwithstanding the foregoing, so long as no Voting Rights Triggering Event, or event that with the passing of time or the giving of notice, or both, would constitute a Voting Rights Triggering Event, shall have occurred and is continuing or would result therefrom:

    (i)the Company may make Restricted Payments in an aggregate amount up to the amount of (A) the net proceeds received by the Company after the date of original issuance of the New

  Preferred Stock, including the fair market value of property other than cash (determined in good faith by the Board of Directors as evidenced by a resolution of the Board of Directors filed with the Trustee), from contributions of capital or the issuance and sale (other than to a Subsidiary or from or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of Capital Stock (other than Redeemable Stock) of the Company, options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company and Debt of the Company that has been converted into or exchanged for Capital Stock (other than Redeemable Stock and other than by or from a Subsidiary) of the Company after the date of original issuance of the New Preferred Stock; plus (B) the aggregate amount received in cash after the date of original issuance of the New Preferred Stock from the sale of the stock of an Unrestricted Subsidiary or the sale of all or substantially all of the assets of an Unrestricted Subsidiary to the extent that a liquidating dividend is paid to the Company or any Restricted Subsidiary from the proceeds of such sale; plus (C) 50% of any dividends received by the Company or a Restricted Subsidiary after the date of original issuance of the New Preferred Stock from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period.

    (ii)the Company and any Restricted Subsidiary of the Company may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Restricted Subsidiary could have paid such dividend in accordance with the foregoing provisions;

    (iii)(a) the Company may use cash distributions received from Pinnacle Towers to make distributions to stockholders of the Company, each such distribution in an aggregate amount per taxable year equal to (1) the amount of gross income actually includible by the stockholders of the Company on their tax returns with respect to such taxable year solely as a result of the operations of the Company and its Subsidiaries, multiplied by
  (2) the sum of the highest marginal federal and highest marginal state income tax rates applicable to one or more of the stockholders of the Company; and (b) Pinnacle Towers may make one or more distributions with respect to any taxable year, which distribution may consist of subordinated debt of Pinnacle Towers, and, to the extent such distribution is made by Pinnacle Towers, the Company may make one or more distributions to its shareholders consisting of Subordinated Debt of the Company, each such distribution constituting Subordinated Debt not to exceed in the aggregate an amount necessary to enable the Company to obtain the maximum possible deduction for dividends paid, as defined in Section 561 of the Internal Revenue Code and further described in Section 857 of the Internal Revenue Code, for such year, taking into account the sum of all distributions previously paid to stockholders of the Company in accordance with the terms of clause (a) of this clause (iii), provided that, in connection with any such distribution, the Company shall take into consideration for such purpose the necessity of increasing the aggregate amounts distributed to reflect the fact that distributions in payment of any preferred return on any class of stock will be treated as being made partly from earnings and profits and partly from capital;

    (iv)the Company may repurchase Capital Stock of the Company owned by any deceased shareholder of the Company (a) to the extent that the Company or any Restricted Subsidiary was the beneficiary of a key-man life insurance policy on such stockholder and (b) in an amount not to exceed the net proceeds received by the Company or such Restricted Subsidiary from such key-man life insurance;

    (v)the Company may repurchase Capital Stock of the Company owned by either any deceased stockholder of the Company or former employee of the Company, provided that the aggregate amount of such repurchases in any twelve-month period may not exceed $1 million; and

    (vi)the Company may refinance any Debt otherwise permitted by clause (iv) of the second paragraph under "Limitation on Consolidated Debt" above.

  Any payment made pursuant to clause (ii) of this paragraph shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to the requirements of clause (3) of the preceding paragraph and any payment made pursuant to clauses (i), (iii),
(iv), (v) and (vi) of this paragraph shall not be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to the requirements of clause (3) of the preceding paragraph.

 LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

  The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Company or any other Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary; (ii) to make loans or advances to the Company or any other Restricted Subsidiary; or (iii) to transfer any of its property or assets to the Company or any other Restricted Subsidiary. Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction:

    (a)pursuant to any agreement in effect on the date of original issuance of the New Preferred Stock (including the Senior Discount Notes and the Senior Credit Facility and the agreements executed in connection therewith);

    (b)pursuant to an agreement relating to any Debt Incurred by a Person (other than a Restricted Subsidiary existing on the date of original issuance of the New Preferred Stock or any Restricted Subsidiary carrying on any of the businesses of any such Restricted Subsidiary) prior to the date on which such Person became a Restricted Subsidiary and outstanding on such date and not Incurred in anticipation of becoming a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;

    (c)pursuant to an agreement effecting a renewal, extension, refunding or refinancing of Debt Incurred pursuant to an agreement referred to in clause
  (a) or (b) above; provided, however, that the provisions contained in such renewal, extension, refunding or refinancing agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof, as determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors filed with the Trustee;

    (d)in the case of clause (iii) above, restrictions contained in any security agreement (including a capital lease) securing Debt of a Restricted Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement;

    (e)in the case of clause (iii) above, customary nonassignment provisions entered into in the ordinary course of business in leases and other contracts to the extent such provisions restrict the transfer or subletting of any such lease or the assignment of rights under any such contract;

    (f)any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is closed or abandoned and that the closing or abandonment of such transaction occurs within one year of the date such agreement was entered into; or

    (g)such encumbrance or restriction is the result of applicable corporate law or regulation relating to the payment of dividends or distributions.

 LIMITATION ON OWNERSHIP OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

  The Company may not, and may not permit any Restricted Subsidiary to, issue, transfer, convey, lease or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Restricted Subsidiary to any person other than the Company or a Wholly Owned Restricted Subsidiary except in a transaction consisting of a sale of all of the Capital Stock of such Restricted Subsidiary owned by the Company and any Restricted Subsidiary and that complies with the provisions described under "--Asset Dispositions" to the extent such provisions apply.

 TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS

  The Company may not, and may not permit any Restricted Subsidiary to, enter into any transaction (or series of related transactions) not in the ordinary course of business with an Affiliate or Related Person of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) involving aggregate consideration in excess of $1.0 million, including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person and is in the best interests of the Company or such Restricted Subsidiary. For any transaction (or series of related transactions) that involves less than or equal to $10.0 million, the Chief Executive Officer or Chief Operating Officer of the Company shall determine that the transaction satisfies the above criteria and shall evidence such a determination by an Officer's Certificate filed with the Transfer Agent. For any transaction that involves in excess of $10 million, a majority of the disinterested members of the Board of Directors shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution filed with the Transfer Agent.

 PROVISION OF FINANCIAL INFORMATION

  The Certificate of Designations will provide that the Company will provide to the holders of the New Preferred Stock (a) within 15 days of each filing with the Commission (i) transmit by mail to all holders of New Preferred Stock, as their names and addresses appear in the Security Register, without cost to such holders of New Preferred Stock, and (ii) file with the Transfer Agent, copies of the annual reports, quarterly reports and other documents which the Company files with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto.

UNRESTRICTED SUBSIDIARIES

  The Company may designate any Subsidiary of the Company to be an "Unrestricted Subsidiary" as provided below in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary. "Unrestricted Subsidiary" means (1) any Subsidiary designated as such by the Board of Directors as set forth below where (a) neither the Company nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital

Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) immediately after giving effect to such designation, the Company could Incur at least $1.00 of additional Debt pursuant to the first paragraph under "-- Limitation on Consolidated Debt" and provided, further, that the Company could make a Restricted Payment in an amount equal to the greater of the fair market value and book value of such Subsidiary pursuant to "Limitation on Restricted Payments" and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder.

MERGER, CONSOLIDATION AND SALE OF ASSETS.

  The Certificate of Designations will provide that, without the affirmative vote of the holders of a majority of the issued and outstanding shares of New Preferred Stock, voting or consenting as a separate class, the Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a plan of liquidation unless (i) either (1) the Company is the surviving or continuing Person or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of the Company have been transferred, shall be a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) the shares of New Preferred Stock shall be converted into or exchanged for and shall become shares of Capital Stock of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the shares of New Preferred Stock had immediately prior to such transaction; (iii) immediately after giving pro forma effect to such transactions, no Voting Rights Triggering Event shall have occurred or be continuing; and (iv) the Company has delivered to the Transfer Agent for the shares of New Preferred Stock prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the Certificate of Designations and that all conditions precedent in the Certificate of Designations relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

TRANSFER AGENT AND REGISTRAR

    will be the transfer agent and registrar for the New Preferred Stock (the "Transfer Agent").

                       DESCRIPTION OF THE EXCHANGE NOTES

  The Exchange Notes are to be issued under an Indenture (the "Exchange
Indenture"), between the Company and         , as trustee (the "Trustee"),
which will be executed on or prior to the date of original issuance of the Exchange Notes. The statements under this caption relating to the Exchange Notes and the Exchange Indenture are summaries and do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the Exchange Indenture, including the definitions of certain terms therein. See "Certain Definitions" below for the definitions of certain capitalized terms used herein. Unless otherwise indicated, references under this caption to sections, "(S)" or articles are references to the Exchange Indenture. Where reference is made to particular provisions of the Exchange Indenture or to defined terms not otherwise defined herein, such provisions or defined terms are incorporated herein by reference. The Exchange Indenture is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. For purposes of the description of the Exchange Notes, the term "Company" refers to Pinnacle Holdings Inc. and does not include its subsidiaries except for purposes of financial data determined on a consolidated basis.

GENERAL

  The Exchange Notes will be unsecured obligations of the Company and will
mature on    , 2009. The Exchange Notes will bear interest at the rate of   %
per annum from the date of issue, payable semi-annually on       and        of
each year to the Person in whose name the Exchange Note (or any predecessor
Exchange Note) is registered at the close of business on the preceding      or
     as the case may be. Interest may be paid at the Company's option on any
interest payment date occurring on or before       , 2004 either in cash or by
issuing additional Exchange Notes with an aggregate principal amount equal to
the amount of such interest payments. After       , 2004 interest on Exchange
Notes is payable only in cash. Interest on the Exchange Notes will be computed on the basis of a 360-day year of twelve 30-day months. ((S)(S) 301, 307 and
310)

  Principal of and premium, if any, and interest on the Exchange Notes will be payable, and the Exchange Notes may be presented for registration of transfer and exchange, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York provided that at the option of the Company, payment of interest on the Exchange Notes may be made by check mailed to the address of the Person entitled thereto as it appears in the Exchange Note Register. Until otherwise designated by the Company, such office or agency will be the corporate trust office of the Trustee, as Paying Agent and Registrar. ((S)(S) 301, 305 and 1002)

  The Exchange Notes will be issued in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. ((S) 302). No service charge will be made for any registration of transfer or exchange of Exchange Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

SUBORDINATION

  The payment of the principal of and premium, if any, and interest on the Exchange Notes, and any other obligations of the Company in respect of the Exchange Notes (including any obligation to repurchase Exchange Notes) will, to the extent set forth in the Exchange Indenture, be subordinated in right of payment to the prior payment in full of all Senior Debt. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Debt will first be entitled to receive payment in full in cash of all Obligations due or to become due thereon before the holders of the Exchange Notes will be entitled to receive any payment in respect of the principal of or premium, if any, or interest on the Exchange

Notes. No payments on account of principal, premium, if any, or interest (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed or allowable in such proceeding), or any other obligations (including any obligation to repurchase), in respect of the Exchange Notes may be made if there shall have occurred and be continuing a Senior Payment Default. Upon the occurrence of a Senior Nonmonetary Default and receipt of written notice by the Company and the Trustee of the occurrence of such Senior Nonmonetary Default from a holder of the Designated Senior Debt (or a trustee, agent or other representative for such a holder) which is the subject of such Senior Nonmonetary Default, no payments on account of principal, premium, if any, or interest or any other obligations (including any obligation to repurchase), in respect of the Exchange Notes may be made for a period (the "Payment Blockage Period") commencing on the date of the receipt of such notice and ending the earlier of
(i) the date on which such Senior Nonmonetary Default shall have been cured or waived or ceased to exist or all Designated Senior Debt the subject of such Senior Nonmonetary Default has been discharged and (ii) the 179th day after the date of the receipt of such notice; provided, however, that no more than one Payment Blockage Period may be commenced during any 360-day period and there shall be a period of at least 181 days during any such 360-day period when no Payment Blockage Period is in effect; provided, further, that no Senior Nonmonetary Default which existed or was continuing on the date of the commencement of a Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period whether or not within a period of 360 consecutive days, unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days. "Senior Payment Default" is defined in the Exchange Indenture as any default in the payment of any principal of or premium, if any, or interest on Senior Debt when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption or otherwise. "Senior Nonmonetary Default" is defined in the Exchange Indenture as a default with respect to any Designated Senior Debt, other than a Senior Payment Default, which shall give the holders of such Designated Senior Debt (or a trustee or agent on behalf of the holders thereof) the right to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise become due and payable.

  "Bank Credit Agreement" means the Senior Credit Facility or any renewal, extension, refinancing or refunding thereof, whether by the Company or any Restricted Subsidiary, and any related notes, security documentation, guarantees, letters of credit, collateral documents, instruments and agreements executed in connection therewith, including any appendices, exhibits or schedules to any of the foregoing, and in each case as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether provided under the original credit agreement or credit agreements or otherwise) on one or more occasions.

  "Designated Senior Debt" means (i) Debt under the Bank Credit Agreement,
(ii) Debt under the Senior Discount Notes and (iii) any Senior Debt of the Company (a) which at the time of determination exceeds $25 million in aggregate principal amount outstanding or available under a committed facility, (b) which is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company and (c) as to which the Trustee has received an Officers' Certificate of the Company specifying such Senior Debt as "Designated Senior Debt."

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, guarantees and other liabilities payable under the documentation governing any Debt, in each case whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowable as a claim in any such proceeding.

  "Senior Debt" means all Obligations on, or other amount of, (i) Debt for money borrowed under the Bank Credit Agreement, (ii) Debt for money borrowed of the Company, whether Incurred on or prior to the date of the Exchange Indenture or thereafter Incurred, other than the Exchange Notes, (iii) Debt evidenced by bonds, debentures, notes or other similar instruments, including Debt Incurred in connection with the acquisition of property, assets or business, (iv) matured and unmatured reimbursement or other obligations of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company, (v) obligations of the Company under interest rate swaps, caps, collars and similar arrangements, (vi) Capital Lease Obligations of the Company, (vii) guarantees by the Company of (x) Debt for money borrowed and (y) Debt of a Restricted Subsidiary consisting of performance and other similar bonds and reimbursement obligations Incurred in the ordinary course of business securing the performance of contractual, franchise or license obligations of such Restricted Subsidiary, or in respect of a letter of credit obtained to secure such performance; and (viii) amendments, renewals, extensions, modifications, refinancings and refundings of any such Debt; provided, however, the following shall not constitute Senior Debt: (A) any Debt owed to a Person when such Person is a Subsidiary of the Company, (B) any Debt which by the terms of the instrument creating or evidencing the same provides that it is on parity with or subordinated in right of payment to the Exchange Notes, (C) any Debt Incurred in violation of the Indenture or (D) any Debt which is subordinated in right of payment in any respect to any other Debt of the Company.

MANDATORY REDEMPTION

  The Company is not required to purchase or make mandatory redemption payments or sinking fund payments with respect to the Exchange Notes.

OPTIONAL REDEMPTION

  Except as described below, the Exchange Notes will not be redeemable at the
Company's option prior to    , 2004.

  The Exchange Notes will be subject to redemption, at the option of the
Company, in whole or in part, at any time on or after    , 2004 and prior to
maturity, upon not less than 30 nor more than 60 days' notice mailed to each holder of Exchange Notes to be redeemed at such holder's address appearing in the Exchange Note Register, in amounts of $1,000 or an integral multiple of $1,000, at the following redemption prices (expressed as percentages of the principal amount) plus accrued interest to but excluding the redemption date (subject to the right of holders of record on the immediately preceding record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning of the years indicated below:

                                                                      REDEMPTION
      YEAR                                                              PRICE
      ----                                                            ----------
      2004...........................................................
      2005...........................................................
      2006...........................................................
      2007 and thereafter............................................

  The Exchange Notes will be subject to redemption on or prior to    , 2002
only in the event that on or before   , 2002 the Company receives net proceeds
from the sale of its Common Stock in one or more Public Equity Offerings or Strategic Equity Investments, in which case the Company may, at its option, use all or a portion of any such net proceeds to redeem Exchange Notes in a principal amount of at least $5.0 million and up to 35% of the aggregate principal amount of the Exchange Notes then outstanding (whether issued in exchange for New Preferred Stock or in lieu of
cash interest payments), at a redemption price of      % of the aggregate
principal amount of the Exchange Notes to be redeemed plus without duplication, accrued and unpaid interest to the date of redemption, provided, however, that after any such redemption Exchange Notes in an amount equal to at least $75.0 million aggregate principal amount of the Exchange Notes remains outstanding (excluding any Exchange Notes held by the Company or any of its Subsidiaries). Any such redemption must occur on a redemption date within 60 days of any such sale and upon not less than 30 nor more than 60 days' notice mailed to each holder of Exchange Notes to be redeemed at such holder's address appearing in the Exchange Note Register, in face amounts of $1,000 or an integral multiple of $1,000.

  If less than all the Exchange Notes are to be redeemed, selection of Exchange Notes for redemption will be made by the Trustee, in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Notes are listed, or, if the Exchange Notes are not so listed, on a pro rata basis, by lot or in such manner as it shall deem fair and appropriate, the particular Exchange Notes to be redeemed or any portion thereof that is an integral multiple of $1,000. Notices of redemption may not be conditional. If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to such Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new Exchange Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Exchange Note. Exchange Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Exchange Notes or portions of them called for redemption and, unless the Company defaults in the payment of the redemption price, Exchange Notes or portions of them called for redemption will no longer be deemed outstanding. ((S)(S) 203, 1101, 1104, 1105 and 1107).

CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, each holder of Exchange Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Exchange Notes pursuant to the Offer to Purchase described below at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to date of purchase. Within thirty days following any Change of Control, the Company will mail an Offer to Purchase to each holder describing the transaction or transactions that constitute the Change of Control and offering to purchase Exchange Notes on the date specified in such Offer to Purchase, which date shall be no earlier than 20 business days and no later than 60 days from the date such Offer to Purchase is mailed. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Exchange Notes pursuant to the Offer to Purchase.

  The Senior Credit Facility and the Indenture relating to the Senior Discount Notes restrict the Company's ability to prepay debt, including the Exchange Notes and the Senior Credit Facility also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the Exchange Notes, the Company could seek the consent of its lenders to the purchase of Exchange Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Exchange Notes. In such case, the Company's failure to purchase tendered Exchange Notes would constitute an Event of Default under the Exchange Indenture, which would, in turn, constitute a default under the Senior Credit Facility and the Indenture relating to the Senior Discount Notes or may constitute a default under such other future agreements.

  The Change of Control provisions described above will be applicable whether or not any other provisions of the Exchange Indenture are applicable. Except as described above with respect to a Change of Control, the Exchange Indenture does not contain provisions that permit the Holders of the Exchange Notes to require that the Company repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar transaction.

  The Company will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Exchange Indenture applicable to the Offer to Purchase made by the Company and purchases all Exchange Notes validly tendered and not withdrawn under such Offer to Purchase.

  A "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group of related Persons, as defined in Section 13(d) of the Exchange Act (a "Group"), other than to Permitted Holders; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the applicable Indenture); (iii) any Person or Group (other than Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of the Company or any successor to all or substantially all of its assets; or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Exchange Notes to require the Company to repurchase such Exchange Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the original issuance of the Notes or (ii) was nominated for election or elected to such Board of Directors by any of the Permitted Holders or with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

  "Permitted Holders" means as of the date of determination (i) Andrew Banks, Royce Yudkoff or Robert Wolsey and any of their respective spouses, estates, lineal descendants (including adoptive children), heirs, executors, personal representatives, administrators and trusts for any of their benefit and (ii) any other Person, the majority of which Voting Stock is directly or indirectly owned by any Person described in clause (i) above.

ASSET DISPOSITIONS

  The Exchange Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Disposition unless
(i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value of the assets sold or otherwise disposed of (as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee), (ii) except in the case of a Tower Asset Exchange, at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Disposition shall be cash or Cash Equivalents; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability, (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 20 days of the applicable Asset Disposition and (c) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of a Restricted Subsidiary all of the Capital Stock of which is disposed of in such Asset Disposition, which liabilities have ceased to be liabilities of the Company or any Restricted Subsidiary as a result of such Asset Disposition, shall be considered cash for purposes of such provision, and (iii) after the consummation of such Asset Disposition, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Disposition within 365 days of receipt thereof, less any amounts invested in assets related to, or the majority voting Capital Stock of entities operating in, the same line of business as the Company or a business reasonably ancillary thereto, to permanently repay Debt under (A) the Senior Credit Facility or (B) the Senior Discount Notes or any renewal, extension, refinancing or refunding thereof to the extent that any such instrument would require or, at the Company's option, permit such application or prohibit the Offer to Purchase referred to below and, in the case of any Debt under any revolving credit facility, effect a commitment reduction under such revolving credit facility. Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents. Any Net Cash Proceeds from Asset Dispositions that are not applied or invested as provided will be deemed to constitute "Excess Proceeds," which shall be applied by the Company or such Restricted Subsidiary to make an Offer to Purchase that amount of Exchange Notes equal to the amount of Excess Proceeds at a price equal to 100% of the principal amount of the Exchange Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase and, to the extent required by the terms thereof, any other Debt of the Company that is pari passu with the Exchange Notes or Debt of a Restricted Subsidiary at a price no greater than 100% of the principal amount thereof plus accrued interest to the date of purchase or, if such Debt was issued at a discount, 100% of the accreted value thereof to the date of purchase on a pro rata basis with the Exchange Notes, provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be in connection with any Asset Disposition is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Disposition hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. Each Offer to Purchase shall be mailed within 390 days following the Asset Disposition that required such Offer to Purchase. Following the completion of an Offer to Purchase, to the extent there are any remaining Excess Proceeds the Company may use such Excess Proceeds to any use which is not otherwise prohibited by the Exchange Indenture.

  Notwithstanding the foregoing, if the Excess Proceeds resulting from an Asset Disposition are less than $10.0 million, the application of such Excess Proceeds to an Offer to Purchase may be deferred until such time as the sum of such Excess Proceeds plus the aggregate amount of all Excess Proceeds arising subsequent to such Asset Disposition from all subsequent Asset Dispositions by the Company and its Restricted Subsidiaries aggregates at least $10.0 million, at which time the Company or such Restricted Subsidiary shall apply all Excess Proceeds that have been so deferred to make an Offer to Purchase as provided above.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Exchange Notes pursuant to such Offer to Purchase.

CERTAIN COVENANTS

  The Exchange Indenture contains, among others, the following covenants, which will only have effect beginning on the date, if any, of issuance of the Exchange Notes:

 LIMITATION ON CONSOLIDATED DEBT

  The Company may not, and may not permit any Restricted Subsidiary of the Company to Incur any Debt unless the ratio of (a) the aggregate consolidated principal amount of Debt of the Company and its Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred since such balance sheet date that remains outstanding and the receipt and application of the proceeds thereof, less the principal amount of any Debt that was outstanding as of such balance sheet date that no longer remains outstanding, to (b) Adjusted Consolidated Cash Flow, determined on a pro forma basis as if any such Debt had been Incurred and the proceeds thereof had been applied at the beginning of the relevant fiscal quarter, would be less than or equal to 7.0 to 1.

  Notwithstanding the foregoing limitation, the following Debt may be
Incurred:

    (i)Permitted Senior Bank Debt;

    (ii)Debt owed by the Company to any Wholly Owned Restricted Subsidiary of the Company for which fair value has been received or Debt owed by a Restricted Subsidiary of the Company to the Company or a Wholly Owned Restricted Subsidiary of the Company; provided, however, that (a) any such Debt owing by the Company to a Wholly Owned Restricted Subsidiary shall be Subordinated Debt evidenced by an intercompany promissory note and (b) upon either (1) the transfer or other disposition by such Wholly Owned Restricted Subsidiary or the Company of any Debt so permitted to a Person other than the Company or another Wholly Owned Restricted Subsidiary of the Company or (2) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly Owned Restricted Subsidiary to a Person other than the Company or another such Wholly Owned Restricted Subsidiary, the provisions of this clause (ii) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

    (iii)Debt consisting of Permitted Interest Rate or Currency Protection Agreements;

    (iv)Debt which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of (each of the foregoing, a "refinancing"), (a) the Exchange Notes, (b) Debt incurred pursuant to clause (v) of this paragraph or (c) Debt that is not described in any other clause hereof that is outstanding at the date of original issuance of the Exchange Notes after giving effect to the application of the proceeds thereof (as described in a schedule to the Exchange Indenture), in each case in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company or the Restricted Subsidiary, as the case may be, Incurred in connection with such refinancing; provided, however, that (A) Debt the proceeds of which are used to refinance the Exchange Notes or Debt which is pari passu with or subordinate in right of payment to the

  Exchange Notes shall only be permitted if (x) in the case of any refinancing of the Exchange Notes or Debt which is pari passu to the Exchange Notes, the refinancing Debt is Incurred by the Company and made pari passu to the Exchange Notes or subordinated to the Exchange Notes, and
  (y) in the case of any refinancing of Debt which is subordinated to the Exchange Notes, the refinancing Debt is Incurred by the Company and is subordinated to the Exchange Notes; (B) the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (1) does not provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof (including any redemption, defeasance, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon any event of default thereunder or a redemption or retirement permitted in clause (2) below), in each case prior to the stated maturity of the Debt being refinanced and (2) does not permit redemption or other retirement (including pursuant to an Offer to Purchase) of such debt at the option of the holder thereof prior to the final stated maturity of the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an Offer to Purchase) which is conditioned upon provisions substantially similar to those described under "Change of Control" and "Asset Dispositions"; (C) in the case of any refinancing of Debt incurred by the Company, the refinancing Debt may be Incurred only by the Company, and in the case of any refinancing of Debt Incurred by a Restricted Subsidiary, the refinancing Debt may be Incurred only by such Restricted Subsidiary or the Company; and (D) in the case of any refinancing of Preferred Stock of a Restricted Subsidiary, such Preferred Stock may be refinanced only with Preferred Stock of such Restricted Subsidiary or the Company;

    (v)Acquisition Debt;

    (vi)ABRY Subordinated Debt;

    (vii)Subordinated Debt of the Company owed to any of its stockholders not to exceed in principal face amount in the aggregate for any taxable year the amount necessary to enable Pinnacle Towers to obtain the maximum possible deduction for dividends paid, as defined in Section 561 of the Internal Revenue Code and further described in Section 857 of the Internal Revenue Code for such year, taking into account the sum of all distributions previously made to stockholders of the Company permitted by the provisions described in clause (iii) of the second paragraph under "Limitation on Restricted Payments" for such fiscal year, provided that, any determination under Section 857 of the Internal Revenue Code shall take into consideration for such purpose the necessity of increasing the aggregate amounts distributed to reflect the fact that distributions in payment of any preferred return on any class of stock will be treated as being made partly from earnings and partly from capital;

    (viii)Debt of the Company in an amount not to exceed, at any one time outstanding, the sum of (i) 2.0 times the aggregate net cash proceeds plus
  (ii) 1.0 times the fair market value of non-cash proceeds (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee), in each case, from the issuance and sale, other than to a Subsidiary, of Equity Interests (other than Redeemable Stock) of the Company since the data of original issue of the New Preferred Stock (less the amount of such proceeds used to make Restricted Payments as provided in clause (i) of the second paragraph of the covenant described below under the caption "--Limitation on Restricted Payments"): provided that such Debt does not mature prior to the Stated Maturity of the New Preferred Stock and the Weighted Average Life to Maturity of such Debt is longer than that of the New Preferred Stock; and

    (ix)Debt not otherwise permitted to be Incurred pursuant to clauses (i) through (viii) above, which, together with any other outstanding Debt Incurred pursuant to this clause (ix), has an aggregate principal amount not in excess of $25 million at any time outstanding.

  For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories described in clauses (i) through (ix) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part) such item of Debt in any manner that complies with this covenant. Accrual of interest in the form of additional Debt will not be deemed to be an Incurrence of Debt for purposes of this covenant.

 LIMITATION ON SUBORDINATED DEBT OF RESTRICTED SUBSIDIARIES

  The Company may not permit any Restricted Subsidiary to Incur any Debt that is subordinated in right of payment to any other Debt of such Restricted Subsidiary, other than Debt that is owed to the Company or any other Restricted Subsidiary.

 LIMITATION ON GUARANTEES OF COMPANY DEBT BY RESTRICTED SUBSIDIARIES

  The Company may not permit any Restricted Subsidiary, directly or indirectly, to Guarantee, assume or in any other manner become liable for the payment of any Debt of the Company unless: (i) (A) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a Guarantee of payment of the Exchange Notes by such Restricted Subsidiary; and
(B) with respect to any Guarantee of Debt of the Company that is subordinate in right of payment to the Exchange Notes, such Guarantee shall be subordinated to such Restricted Subsidiary's Guarantee with respect to the Exchange Notes at least to the same extent as such Debt is subordinated to the Exchange Notes, and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until the Exchange Notes have been paid in full. ((S) 1010)

 LIMITATION ON RESTRICTED PAYMENTS

  The Company (i) may not, and may not permit any Restricted Subsidiary of the Company to, directly or indirectly, declare or pay any dividend or make any distribution (including any payment in connection with any merger or consolidation derived from assets of the Company or any Restricted Subsidiary) in respect of its Capital Stock or to the holders thereof, excluding (a) any dividends or distributions by the Company payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock), and (b) in the case of a Restricted Subsidiary, dividends or distributions payable to the Company or a Wholly Owned Restricted Subsidiary or pro rata dividends or distributions, (ii) may not, and may not permit any Restricted Subsidiary to, purchase, redeem, or otherwise acquire or retire for value (a) any Capital Stock of the Company or any Related Person of the Company or (b) any options, warrants or other rights to acquire shares of Capital Stock of the Company or any Related Person of the Company or any securities convertible or exchangeable into shares of Capital Stock of the Company or any Related Person of the Company, excluding any purchase from the Company by a Wholly Owned Restricted Subsidiary of any Capital Stock of the Company or options, warrants or other rights to acquire shares of Capital Stock of the Company or any securities convertible or exchangeable into shares of Capital Stock of the Company, (iii) may not make, or permit any Restricted Subsidiary to make, any Investment in any Unrestricted Subsidiary or any Affiliate or any Person that would become an Affiliate after giving effect thereto or any Related Person, other than an Investment in the Company or a Restricted Subsidiary or a Person that will become or be merged with or into or consolidated with a Restricted Subsidiary as a result of such investment and which is not subject to any restriction that would prevent such Restricted Subsidiary from repaying such Investment and (iv) may not, and may not permit any Restricted Subsidiary to, redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment Debt of the Company (other than ABRY Subordinated Debt) which is pari passu with or subordinate in right of payment to the Exchange Notes (each of clauses (i) through (iv) being a "Restricted Payment") if:

    (1)an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result from such Restricted Payment, or

    (2)after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable fiscal-quarter period, the Company could not Incur at least $1.00 of additional Debt pursuant to the terms of the indenture described in the first paragraph of "Limitation on Consolidated Debt" above, or

    (3)upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the date of original issuance of the New Preferred Stock exceeds the sum of: (a) cumulative
  Consolidated Cash Flow since the date of original issuance of the New Preferred Stock through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available; minus (b) 1.75 times cumulative Consolidated Interest Expense of the Company since the date of original issuance of the New Preferred Stock through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available; plus (c) $25 million.

  Prior to the making of any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate setting forth the computations by which the determinations required by clauses (2) and (3) above were made and stating that no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing or will result from such Restricted Payment.

  Notwithstanding the foregoing, so long as no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result therefrom:

    (i)the Company may make Restricted Payments in an aggregate amount up to the amount of (A) the net proceeds received by the Company after the date of original issuance of the New Preferred Stock, including the fair market value of property other than cash (determined in good faith by the Board of Directors as evidenced by a resolution of the Board of Directors filed with the Trustee), from contributions of capital or the issuance and sale (other than to a Subsidiary or from or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of Capital Stock (other than Redeemable Stock) of the Company, options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company and Debt of the Company that has been converted into or exchanged for Capital Stock (other than Redeemable Stock) and other than by or from a Subsidiary) of the Company after the date of original issuance of the New Preferred Stock; plus (B) the aggregate amount received in cash after the date of original issuance of the New Preferred Stock from the sale of the stock of an Unrestricted Subsidiary or the sale of all or substantially all of the assets of an Unrestricted Subsidiary to the extent that a liquidating dividend is paid to the Company or any Restricted Subsidiary from the proceeds of such sale; plus (c) 50% of any dividends received by the Company or a Restricted Subsidiary after the date of original issuance of the New Preferred Stock from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period.

    (ii)the Company and any Restricted Subsidiary of the Company may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Restricted Subsidiary could have paid such dividend in accordance with the foregoing provisions;

    (iii)(a) the Company may use cash distributions received from Pinnacle Towers to make distributions to stockholders of the Company, each such distribution in an aggregate amount per taxable year equal to (1) the amount of gross income actually includible by the stockholders of the Company on their tax returns with respect to such taxable year solely as a result of the operations of the Company and its Subsidiaries, multiplied by
  (2) the sum of the highest marginal federal and highest marginal state income tax rates applicable to one or more of the stockholders of the Company; and (b) Pinnacle Towers may make one or more distributions with respect to any taxable year, which distribution may consist of subordinated debt of Pinnacle Towers, and, to the extent such distribution is made by Pinnacle Towers, the Company may make one or more distributions to its stockholders consisting of Subordinated Debt of the Company, each such distribution constituting Subordinated Debt not to exceed in the aggregate an amount necessary to enable the Company to obtain the maximum possible deduction for dividends paid, as defined in Section 561 of the Internal Revenue Code and further described in Section 857 of the Internal Revenue Code, for such year, taking into account the sum of all distributions previously paid to stockholders of the Company in accordance with the terms of clause (a) of this clause (iii), provided that, in connection with any such distribution, the Company shall take into consideration for such purpose the necessity of increasing the aggregate amounts distributed to reflect the fact that distributions in payment of any preferred return on any class of stock will be treated as being made partly from earnings and profits and partly from capital;

    (iv)the Company may repurchase Capital Stock of the Company owned by any deceased stockholder of the Company (a) to the extent that the Company or any Restricted Subsidiary was the beneficiary of a key-man life insurance policy on such stockholder and (b) in an amount not to exceed the net proceeds received by the Company or such Restricted Subsidiary from such key-man life insurance;

    (v)the Company may repurchase Capital Stock of the Company owned by either any deceased stockholder of the Company or former employee of the Company, provided that the aggregate amount of such repurchases in any twelve-month period may not exceed $1 million; and

    (vi)the Company may refinance any Debt otherwise permitted by clause (iv) of the second paragraph under "Limitation on Consolidated Debt" above.

  Any payment made pursuant to clause (ii) of this paragraph shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to the requirements of clause (3) of the preceding paragraph and any payment made pursuant to clauses (i), (iii), (iv), (v) and (vi) of this paragraph shall not be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to the requirements of clause (3) of the preceding paragraph. ((S) 1011)

 LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

  The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Company or any other Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary; (ii) to make loans or advances to the Company or any other Restricted Subsidiary; or (iii) to transfer any of its property or assets to the Company or any other Restricted Subsidiary. Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction:

    (a)pursuant to any agreement in effect on the date of original issuance of the Exchange Notes (including the Senior Credit Facility and the Senior Discount Notes and the agreements executed in connection therewith) as described in a schedule to the Exchange Indenture;

    (b)pursuant to an agreement relating to any Debt Incurred by a Person (other than a Restricted Subsidiary existing on the date of original issuance of the Exchange Notes or any Restricted Subsidiary carrying on any of the businesses of any such Restricted Subsidiary) prior to the date on which such Person became a Restricted Subsidiary and outstanding on such date and not Incurred in anticipation of becoming a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;

    (c)pursuant to an agreement effecting a renewal, extension, refunding or refinancing of Debt Incurred pursuant to an agreement referred to in clause
  (a) or (b) above, provided, however, that the provisions contained in such renewal, extension, refunding or refinancing agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof, as determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors filed with the Trustee;

    (d)in the case of clause (iii) above, restrictions contained in any security agreement (including a capital lease) securing Debt of a Restricted Subsidiary otherwise permitted under the Exchange Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement;

    (e)in the case of clause (iii) above, customary nonassignment provisions entered into in the ordinary course of business in leases and other contracts to the extent such provisions restrict the transfer or subletting of any such lease or the assignment of rights under any such contract;

    (f)any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is closed or abandoned and that the closing or abandonment of such transaction occurs within one year of the date such agreement was entered into; or

    (g)such encumbrance or restriction is the result of applicable corporate law or regulation relating to the payment of dividends or distributions. ((S) 1012)

 LIMITATION ON SENIOR SUBORDINATED DEBT

  The Company may not Incur any Debt which by its terms is both (i) subordinated in right of payment to any Senior Debt and (ii) senior in right of payment to the Exchange Notes. ((S) 1013)

 LIMITATION ON ISSUANCE OF GUARANTEES OF SUBORDINATED DEBT

  The Company may not permit any Restricted Subsidiary, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to any Debt of the Company that by its terms is pari passu or junior in right of payment to the Exchange Notes. ((S) 1014)

 LIMITATION ON LIENS SECURING COMPANY SUBORDINATED DEBT

  The Company may not, and may not permit any Restricted Subsidiary to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Debt of the Company that is expressly by its terms subordinate or junior in right of payment (other than by reason of maturity) to any other Debt of the Company without making, or causing such Restricted Subsidiary to make, effective provision for securing the Exchange Notes (x) equally and ratably with such Debt as to such property for so long as such Debt will be so secured or (y) in the event such Debt is Debt of the Company which is subordinate in right of payment (other than by reason of maturity) to the Exchange Notes, prior to such Debt as to such property for so long as such Debt will be so secured. ((S) 1015)

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

 LIMITATION ON OWNERSHIP OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

  The Company may not, and may not permit any Restricted Subsidiary to, issue, transfer, convey, lease or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Restricted Subsidiary to any person other than the Company or a Wholly Owned Restricted Subsidiary except in a transaction consisting of a sale of all of the Capital Stock of such Restricted Subsidiary owned by the Company and any Restricted Subsidiary and that complies with the provisions described under "Asset Dispositions" above to the extent such provisions apply.
((S) 1014)

 TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS

  The Company may not, and may not permit any Restricted Subsidiary to, enter into any transaction (or series of related transactions) not in the ordinary course of business with an Affiliate or Related Person of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) involving aggregate consideration in excess of $1.0 million, including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person and is in the best interests of the Company or such Restricted Subsidiary. For any transaction (or series of related transactions) that involves less than or equal to $10.0 million, the Chief Executive Officer or Chief Operating Officer of the Company shall determine that the transaction satisfies the above criteria and shall evidence such a determination by an Officer's Certificate filed with the Trustee. For any transaction that involves in excess of $10.0 million, a majority of the disinterested members of the Board of Directors shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution filed with the Trustee. ((S) 1017)

 PROVISION OF FINANCIAL INFORMATION

  The Exchange Indenture will provide that the Company will (a) within 15 days of each filing with the Commission (i) transmit by mail to all holders of Exchange Notes, as their names and addresses appear in the Exchange Note Register, without cost to such holders of Exchange Notes, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company files with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto.

UNRESTRICTED SUBSIDIARIES

  The Company may designate any Subsidiary of the Company to be an "Unrestricted Subsidiary" as provided below in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary. "Unrestricted Subsidiary" means (1) any Subsidiary designated as such by the Board of Directors as set forth below where (a) neither the Company nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) immediately after giving effect to such designation, the Company could Incur at least $1.00 of additional Debt pursuant to the first paragraph under "--Limitation on Debt" and provided, further, that the Company could make a Restricted Payment in an amount equal to the greater of the fair market value and book value of such Subsidiary pursuant to "Limitation on Restricted Payments" and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder. ((S) 1011)

MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

  The Company may not, in a single transaction or a series of related transactions, (i) consolidate or merge with or into any other Person or permit any other Person to consolidate or merge with or into the Company or (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets, unless: (1) in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company is organized under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under the Exchange Indenture; (2) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing, and the Company has filed an Officers' Certificate with the Trustee to that effect; (3) except in the case of any such consolidation or merger of the Company with or into, or any such transfer, sale, lease or other disposition of assets to, a Wholly Owned Restricted Subsidiary, immediately after giving effect to such transaction, the Consolidated Net Worth of the Company (or other successor entity to the Company) is equal to or greater than that of the Company immediately prior to the transaction; (4) except in the case of any such consolidation or merger of the Company with or into, or any such transfer, sale, lease or other disposition of assets to, a Wholly Owned Restricted Subsidiary, immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, the Company (including any successor entity to the Company) could Incur at least $1.00 of additional Debt pursuant to the provisions of the Exchange Indenture described in the first paragraph under "Limitation on Debt" above; (5) if, as a result of any such transaction, property or assets of the Company would become subject to a Lien prohibited by the provisions of the Exchange Indenture described under "Limitation on Liens above, the Company or the successor entity to the Company shall have secured the Exchange Notes as required by said covenant; and (6) certain other conditions are met. ((S) 801)

EVENTS OF DEFAULT

  The following will be Events of Default under the Exchange Indenture:

    (a)failure to pay principal of (or premium, if any, on) any Exchange Note when due;

    (b)failure to pay any interest on any Exchange Note when due, continued for 30 days;

    (c)default in the payment of principal and interest on Exchange Notes required to be purchased pursuant to an Offer to Purchase as described under "Change of Control" and "Asset Dispositions" when due and payable;

    (d)failure by the Company or any of its Subsidiaries for 30 days after notice to comply with the provisions described under "Merger, Consolidation and Certain Sales of Assets";

    (e)failure to perform any other covenant or agreement of the Company under the Exchange Indenture or the Exchange Notes continued for 60 days after written notice to the Trustee or Holders of at least 25% in aggregate principal amount of Outstanding Exchange Notes;

    (f)default under the terms of any instrument evidencing or securing Debt for money borrowed by the Company or any Restricted Subsidiary having an outstanding principal amount of $20.0 million individually or in the aggregate which default results in the acceleration of the payment of all or any portion of such indebtedness or constitutes the failure to pay all or any portion of such indebtedness when due;

    (g)the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Subsidiary in an amount in excess of $5.0 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; and

    (h)certain events of bankruptcy, insolvency or reorganization affecting the Company or any Subsidiary. ((S) 501)

  Subject to the provisions of the Exchange Indenture relating to the duties of the Trustee in case an Event of Default (as defined) shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Exchange Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. ((S) 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Exchange Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. ((S) 512)

  If an Event of Default (other than an Event of Default described in Clause
(h) above) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Exchange Notes may accelerate the maturity of all Exchange Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Exchange Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Exchange Indenture. If an Event of Default specified in Clause (h) above occurs, the Outstanding Exchange Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. ((S) 502) For information as to waiver of defaults, see "Modification and Waiver".

  No Holder of any Exchange Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default (as defined) and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Exchange Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Exchange Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. ((S) 507) However, such limitations do not apply to a suit instituted by a Holder of a Exchange Note for enforcement of payment of the principal of and premium, if any, or interest on such Exchange Note on or after the respective due dates expressed in such Exchange Note. ((S) 508)

  The Company will be required to furnish to the Trustee quarterly a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. ((S) 1018)

SATISFACTION AND DISCHARGE OF THE EXCHANGE INDENTURE

  The Exchange Indenture will cease to be of further effect as to all outstanding Exchange Notes (except as to (i) rights of registration of transfer and exchange and the Company's right of optional redemption, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Exchange Notes, (iii) rights of Holders to receive payment of principal and interest on the Exchange Notes, (iv) rights, obligations and immunities of the Trustee under the Exchange Indenture and (v) rights of the Holders of the Exchange Notes as beneficiaries of the Exchange Indenture with respect to any property deposited with the Trustee payable to all or any of them), if (x) the Company will have paid or caused to be paid the principal of and interest on the Exchange Notes as and when the same will have become due and payable or
(y) all outstanding Exchange Notes (except lost, stolen or destroyed

Exchange Notes which have been replaced or paid) have been delivered to the Trustee for cancellation. (Article Four)

DEFEASANCE

  The Exchange Indenture will provide that, at the option of the Company, (a) if applicable, the Company will be discharged from any and all obligations in respect of the Outstanding Exchange Notes or (b) if applicable, the Company may omit to comply with certain restrictive covenants, that such omission shall not be deemed to be an Event of Default under the Exchange Indenture and the Exchange Notes, in either case (a) or (b) upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the Outstanding Exchange Notes. With respect to clause (B), the obligations under the Exchange Indenture other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants above shall remain in full force and effect. Such trust may only be established if, among other things:

    (i)with respect to clause (a), the Company has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the Opinion of Counsel provides that Holders of the Exchange Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (b), the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Exchange Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

    (ii)such deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company or any Restricted Subsidiary is a party or by which the Company and any Restricted Subsidiary is bound;

    (iii)no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing;

    (iv)the Company has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and

    (v)certain other customary conditions precedent are satisfied.

MODIFICATION AND WAIVER

  Modifications and amendments of the Exchange Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Exchange Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Exchange Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Exchange Note, (b) reduce the principal amount of, (or the premium) or interest on, any Exchange Note, (c) change the place or currency of payment of principal of (or premium), or interest on, any Exchange Note, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Exchange Note, (e) reduce the above-stated percentage of Outstanding Exchange Notes necessary to modify or amend the Exchange Indenture, (f) reduce the percentage of aggregate principal amount of Outstanding Exchange Notes necessary for waiver of compliance with certain provisions of the Exchange Indenture or for waiver of certain defaults, (g) modify any provisions of the Exchange Indenture relating to the modification and amendment of the Exchange Indenture or the waiver of past defaults or covenants, except as otherwise specified, or
(h) following the mailing of any Offer to Purchase, modify any Offer to Purchase for the Exchange Notes required under the "Asset Dispositions" and the "Change of Control" covenants contained in the Exchange Indenture in a manner materially adverse to the Holders thereof. ((S) 902)

  Notwithstanding the foregoing, without the consent of any Holder, the Company and the Trustee may amend or supplement the Exchange Indenture or the Exchange Notes to cure any ambiguity, defect or inconsistency provided that such action does not adversely affect the interests of the Holders of the Exchange Notes in any material respect, to provide for the assumption of the Company's obligations to Holders of Exchange Notes in the case of a merger or consolidation, to secure the Exchange Notes, to add to the covenants of the Company for the benefits of the Holders or to comply with requirements of the Commission in order to effect or maintain the qualification of the Exchange Indenture under the Trust Indenture Act.

  The Holders of a majority in aggregate principal amount of the Outstanding Exchange Notes, on behalf of all Holders of Exchange Notes, may waive compliance by the Company with certain restrictive provisions of the Exchange Indenture. ((S) 1019) Subject to certain rights of the Trustee, as provided in the Exchange Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Exchange Notes, on behalf of all Holders of Exchange Notes, may waive any past default under the Exchange Indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Exchange Note tendered pursuant to an Offer to Purchase. ((S) 513)

GOVERNING LAW

  The Exchange Indenture and the Exchange Notes will be governed by the laws of the State of New York.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Exchange Notes or the Exchange Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Exchange Notes by accepting an Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such waiver is against public policy.

THE TRUSTEE

  The Exchange Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Exchange Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Exchange Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. ((S)(S) 601 and 605)

  The Exchange Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or any Affiliate, provided, however, that if it acquires any conflicting interest (as defined in the Exchange Indenture or in the Trust Exchange Indenture Act), it must eliminate such conflict or resign. ((S) 608)

                              CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the Certificate of Designations and the Exchange Indenture. Reference is made to the Exchange Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

  "ABRY Subordinated Debt" means Debt of the Company in principal amount not to exceed $15 million in the aggregate at any time outstanding (a) that is owed to ABRY II, ABRY, any other investment fund controlled by ABRY, Robert Wolsey, or any Person the majority of whose Voting Stock is directly or indirectly owned by Robert Wolsey and (b) as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Senior Discount Notes to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the Senior Discount Notes exists; (ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the Senior Discount Notes, upon notice by 25% or more in principal amount of the Senior Discount Notes to the Trustee, the Trustee shall have the right to give notice to the Company and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for a period of 179 days from the date of such notice.

  "Acquisition Debt" means with respect to any specified Person, Debt that is Incurred in connection with an acquisition of assets consisting of (i) Debt Incurred for the purpose of financing all or part of the cost of an acquisition by such Person or any of its Restricted Subsidiaries of assets (including Capital Stock of a Person that will become a Restricted Subsidiary of such Person or be merged or consolidated with or into such Person or a Restricted Subsidiary of such Person) in an amount not to exceed 100% of the purchase price of such acquisition, (ii) Debt of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including, without limitation, Debt Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, or (iii) Debt secured by a Lien encumbering any assets acquired by such specified Person, provided in each case (i), (ii) and (iii) that after giving pro forma effect to the Incurrence of such Debt the ratio of (a) the aggregate consolidated principal amount of Debt of the Company and its Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred since such balance sheet date that remains outstanding and the receipt and application of the proceeds thereof, to (b) Adjusted Consolidated Cash Flow (after giving effect to such acquisition) is not greater than such actual ratio prior to the Incurrence of such Debt.

  "Adjusted Consolidated Cash Flow" means the Consolidated Cash Flow for the most recent fiscal quarter for which financial statements are available, determined (i) after giving effect on a pro forma basis to (a) any Asset Disposition or acquisition of assets (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) by the Company or any Restricted Subsidiaries during or after such quarter as if such Asset Disposition or acquisition had taken place on the first day of such quarter,
(b) any new lease or Site Management Contract entered into by the Company or any Restricted Subsidiary in the ordinary course of business with respect to Tower Assets during or after such quarter as if such new lease or Site Management Contract had been signed on the first day of such quarter and the rent required by the terms of such lease or Site Management Contract for such quarter had been received by the Company or a Restricted Subsidiary during such quarter, (c) the loss after the first day of such quarter of any lease or Site Management Contract of the Company or a Restricted Subsidiary with respect to any Tower Assets that was in effect on the first day of such quarter as if such lease or Site Management Contract had not been in effect during such quarter and no rent under such lease had been received during such quarter, and (d) any rent increases received by the Company or any Restricted Subsidiary during or after such quarter related to leases or Site Management Contracts on Tower Assets as if such increased rental rate had been in effect on the first day of such quarter and the Company had received such increased amount of rent during such quarter, and (ii) as adjusted to add back Corporate Development Expenses which had been deducted from consolidated revenues in determining Consolidated Net Income for such quarter, multiplied by four.

  "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly Owned Restricted Subsidiary of such Person or by such Person to a Wholly Owned Restricted Subsidiary of such Person) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person, (ii) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business or (iii) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business, provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $1.0 million or more.

  "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

  "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

  "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of six months from the date of acquisition, (ii) certificates of deposit with maturities of not more than six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause
(ii) above,

(iv) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition and (v) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(iv) of this definition.

  "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

  "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period increased by the sum of (i) Consolidated Interest Expense for such period, plus (ii) Consolidated Income Tax Expense for such period, plus
(iii) the consolidated depreciation and amortization expense included in the income statement of the Company and its Restricted Subsidiaries for such period, plus (iv) other non-cash charges of such Person for such period deducted from consolidated revenues in determining Consolidated Net Income for such period, minus (v) other non-cash items of the Company and its Restricted Subsidiaries for such period increasing consolidated revenues in determining Consolidated Net Income for such period.

  "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

  "Consolidated Interest Expense" means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees (net of any amounts received) with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) Preferred Stock dividends of the Company and its Restricted Subsidiaries (other than with respect to Redeemable Stock) declared and paid or payable, other than dividends paid in Capital Stock that is not Redeemable Stock; (v) accrued Redeemable Stock dividends of the Company and its Restricted Subsidiaries, whether or not declared or paid; (vi) interest on Debt guaranteed by the Company and its Restricted Subsidiaries; and (vii) the portion of any rental obligation allocable to interest expense.

  "Consolidated Net Income" for any period means the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary of the Company in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a Restricted Subsidiary of the Company except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary of the Company by such Person during such period,
(c) gains or losses on Asset Dispositions by the Company or its Restricted Subsidiaries, (d) all extraordinary gains and extraordinary losses, (e) the cumulative effect of changes in accounting principles and (f) the tax effect of any of the items described in clauses (a) through (e) above.

  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of such Person; provided that, with respect to the Company, adjustments following the date of the Indenture to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto), or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect.

  "Corporate Development Expenses" means non-tower-level costs incurred in connection with acquisitions and development of Tower Assets.

  "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) all Receivables Sales of such Person, together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (vii) all Redeemable Stock issued by such Person, (viii) if such Person is a Restricted Subsidiary, all Preferred Stock issued by such Person, (ix) every obligation under Interest Rate or Currency Protection Agreements of such Person and (x) every obligation of the type referred to in clauses (i) through (x) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. The "amount" or "principal amount" of Debt at any time of determination as used herein represented by (a) any contingent Debt, shall be the maximum principal amount hereof, (b) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (c) any Receivables Sale, shall be the amount, if any, in connection with such Receivables Sale for which there is recourse to the seller or any of its Subsidiaries, (d) any Redeemable Stock, shall be the maximum fixed redemption or repurchase price in respect thereof, and (e) any Preferred Stock, shall be the maximum voluntary or involuntary liquidation preference plus accrued and unpaid dividends in respect thereof, in each case as of such time of determination.

  "Equity Interests" means capital stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Generally accepted accounting principles" means generally accepted accounting principles in the United States which are in effect on the date of original issuance of the Senior Discount Notes.

  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

  "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Restricted Subsidiaries or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

  "Interest Rate or Currency Protection Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

  "Internal Revenue Code" means the Internal Revenue Code of 1986.

  "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but shall not include trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of such Person.

  "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, Receivables Sale, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

  "Net Cash Proceeds" from any Asset Disposition by any Person means cash or Cash Equivalents received (including by way of sale or discounting of a note, instalment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of the Indenture and the Exchange Notes as a new Asset Disposition at the time of such reduction with Net Cash Proceeds equal to the amount of such reduction.

  "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Note Register on the date of the Offer offering to purchase up to the principal amount of Exchange Notes or New Preferred Stock, as the case may be, specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture or the Certificate of Designations, as the case may be). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Offer Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 20 business days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Exchange Notes or New Preferred Stock within five Business Days after the Offer Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Restricted Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the Exchange Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Exchange Notes or New Preferred Stock, as the case may be, pursuant to the Offer to Purchase. The Offer shall also state all of its material terms.

  "Permitted Business" means any business conducted by the Company and its subsidiaries on the date of original issue of the New Preferred Stock and any other business related, ancillary or complementary to any such business.

  "Permitted Holder" means as of the date of determination (i) Andrew Banks, Royce Yudkoff or Robert Wolsey and any of their respective spouses, estates, lineal descendants (including adoptive children), heirs, executors, personal representatives, administrators and trusts for any of their benefit and (ii) any other Person, the majority of whose Voting Stock is directly or indirectly owned by any Person described in clause (i) above.

  "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby and not for purposes of speculation.

  "Permitted Senior Bank Debt" means Debt under the Senior Credit Facility and any extension, renewal, refinancing or refunding thereof in an aggregate amount not to exceed at any one time outstanding the sum of $250 million less the aggregate amount of any such Debt that is repaid

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

pursuant to the provisions of clause (iii) of the provisions of the Indenture described under the caption "Asset Dispositions".

  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

  "Pinnacle Towers" means Pinnacle Towers Inc., a Delaware corporation.

  "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

  "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended.

  "Purchase Money Secured Debt" of any Person means Debt of such Person secured by a Lien on real or personal property of such Person which Debt (a) constitutes all or a part of the purchase price or construction cost of such property or (b) is Incurred prior to, at the time of or within 180 days after the acquisition or substantial completion of such property for the purpose of financing all or any part of the purchase price or construction cost thereof; provided, however, that (w) the Debt so Incurred does not exceed 100% of the purchase price or construction cost of such property, (x) such Lien does not extend to or cover any property other than such item of property and any improvements on such item, (y) the purchase price or construction cost for such property is or should be included in "addition to property, plant and equipment" in accordance with generally accepted accounting principles and (z) the purchase or construction of such property is not part of any acquisition of a Person or business unit or line of business.

  "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.

  "Receivables Sale" of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purpose of collection and not as a financing arrangement.

  "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event other than a Change of Control or substantially similar event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise, but other than as a result of the death or disability of the holder thereof or the termination of the employment with the Company of the holder thereof) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the Exchange Notes; provided, however, that any Capital Stock which would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require the Company or a Restricted Subsidiary to repurchase or redeem such Capital Stock upon the occurrence of an Asset Disposition occurring prior to the final maturity of the Exchange Notes shall not constitute Redeemable Stock if such provisions applicable to such Capital Stock are no more favorable to the holders of such stock than the provisions applicable to the Exchange Notes contained in the covenant described under "Asset Dispositions" and such provisions applicable to such Capital Stock specifically provide that the Company and its Restricted Subsidiaries will not repurchase or redeem any such stock pursuant to such provisions prior to the repurchase of such Exchange Notes as are required to be repurchased pursuant to the covenant described under "Asset Dispositions".

  "Related Person" of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

  "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the date of the Certificate of Designations, unless such Subsidiary is an Unrestricted Subsidiary.

  "Site Management Contract" means any agreement pursuant to which the Company or any of its Restricted Subsidiaries has the right to substantially control Tower Assets and the revenues derived from the rental or use thereof.

  "Strategic Equity Investment" means a cash contribution to the common equity capital of the Company or a purchase from the Company of common Equity Interests (other than Redeemable Stock), in either case by or from a Strategic Investor and for aggregate cash consideration of at least $25 million.

  "Strategic Equity Investor" means a Person engaged in a Permitted Business whose Total Equity Market Capitalization exceeds $1.0 billion.

  "Subordinated Debt" means Debt of the Company as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Senior Discount Notes to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the Senior Discount Notes exists; (ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the Senior Discount Notes, upon notice by 25% or more in principal amount of the Senior Discount Notes to the Trustee, the Trustee shall have the right to give notice to the Company and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for a period of 179 days from the date of such notice; and (iii) such Debt may not (x) provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final Stated Maturity of the Senior Discount Notes or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such other Debt at the option of the holder thereof prior to the final Stated Maturity of the Senior Discount Notes, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those described under "Change of Control" (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to the Company's repurchase of the Senior Discount Notes required to be repurchased by the Company pursuant to the provisions described under "Change of Control"); provided, however, that any Debt which would constitute Subordinated Debt but for provisions thereof giving holders thereof the right to require the Company or a Restricted Subsidiary to repurchase or redeem such Subordinated Debt upon the occurrence of an Asset Disposition occurring prior to the final maturity of the Senior Discount Notes shall constitute Subordinated Debt if such provisions applicable to such Subordinated Debt are no more favorable to the holders of such Debt than the provisions applicable to the Senior Discount Notes contained in the covenant described under "Asset Dispositions" and such provisions applicable to such Debt specifically provide that the Company and its Restricted Subsidiaries will not repurchase or redeem any such Debt pursuant to such provisions prior to the repurchase of such Senior Discount Notes as are required to be repurchased pursuant to the covenant described under "Asset Dispositions".

  "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Restricted Subsidiaries thereof, or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

  "Total Equity Market Capitalization" of any Person means, as of the any day of determination, the sum of: (1) the product of (A) the aggregate number of outstanding primary shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such person) multiplied by (B) the average closing price of such common stock listed on a national securities exchange or the Nasdaq National Market System over the 20 consecutive business days immediately preceding such day; plus (2) the liquidation value of any outstanding shares of preferred stock of such Person on such day.

  "Tower Asset Exchange" means any transaction in which the Company or a Restricted Subsidiary exchanges assets for Tower Assets and/or cash or Cash Equivalents where the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the Tower Assets and cash or Cash Equivalents received by the Company and its Restricted Subsidiaries in such exchange is at least equal to the fair market value of the assets disposed in such exchange.

  "Tower Assets" means (i) wireless transmission towers and related assets that are located on the site of a transmission tower and rooftop and other wireless transmission sites and related assets located at such site and (ii) Site Management Contracts.

  "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

  "Weighted Average Life to Maturity" means, when applied to any Debt or series or class of preferred stock at any date, the number of years obtained by dividing;

    (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

    (2) the then outstanding principal amount of such Debt or the aggregate liquidation preference of the then outstanding preferred stock, as the case may be.

  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

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

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of certain United States federal income tax considerations relating to the purchase, ownership and disposition of the New Preferred Stock, including an exchange of the New Preferred Stock for Exchange Notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, IRS rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect holders of the New Preferred Stock and the Exchange Notes (collectively, the "securities").

  The discussion assumes that the holders of the securities will hold them as "capital assets" within the meaning of section 1221 of the Code. Although the matter is not entirely free from doubt, the Company intends to treat the New Preferred Stock as equity (except where the Code now has explicit rules to the contrary for the New Preferred Stock) and the Exchange Notes as indebtedness for federal income tax purposes, and the balance of the discussion is based on the assumption that such treatment will be respected. The discussion is not binding on the IRS or the courts. The Company has not sought and will not seek any rulings from the IRS with respect to the positions of the Company discussed herein, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the securities or that any such position would not be sustained.

  The tax treatment of a holder of the securities may vary depending on his particular situation or status. Certain holders (including S corporations, insurance companies, tax-exempt organizations, financial institutions, broker-dealers and taxpayers subject to alternative minimum tax) may be subject to special rules not discussed below. The following discussion is limited to certain aspects of the United States federal income tax consequences relevant to a holder that is a citizen or resident of the United States or any state thereof, or a corporation or other entity created or organized under the laws of the United States or any political subdivision thereof; or an estate or trust the income of which is subject to United States federal income tax regardless of source or that is otherwise subject to United States federal income tax on a net income basis in respect of the securities. The following discussion does not consider all aspects of United States federal income tax that may be relevant to the purchase, ownership, and disposition of the securities by such holder in light of his personal circumstances, including a person who may hold the securities as a position in a hedging transaction, "straddle," "conversion transactions" or when a constructive sale of an "appreciated financial position" may occur for tax purposes. In addition, the description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

TAXATION OF THE COMPANY

  The Company currently has in effect an election to be taxed as a REIT under Sections 856 through 860 of the Code. The Company believes that it has since its inception been organized and operated in such a manner as to qualify for taxation as a REIT under the Code and its proposed method of operation will enable it to continue to meet the requirements for continued qualification and taxation as a REIT under the Code. The Company's continued qualification as a REIT will depend upon the Company's qualification as a REIT in prior years. The Company intends to continue to operate in a manner so as to qualify as a REIT, but no assurance can be given that the Company will qualify or remain qualified as a REIT. In the opinion of Holland & Knight LLP, the Company has been organized and operated in conformity with the requirements for qualification as a REIT under the Code and the continued operation of the Company in a manner consistent with the statements made in the Management Representation Certificate and the requirements for REIT qualification as described in this Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that such opinion of counsel as to REIT qualification is based on certain

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customary assumptions and factual representations regarding, among other things, the ownership of stock of the Company, the nature of the Company's assets, the conduct of its business, the sources of its revenues, the amounts distributed by it to shareholders and other matters germane to the requirements for qualification as a REIT. In addition, Holland & Knight LLP will not review the Company's compliance with these requirements on an ongoing basis, and there can be no assurance that the Company, the sources of its income, the composition of its assets, the level of its dividends or the diversity of its share ownership for any given year will satisfy the requirements for qualification and taxation as a REIT. Prospective investors also should be aware that an opinion of counsel is not binding on the Service or any court, but merely represents counsel's best judgment with respect to the probable outcome on the merits based on counsel's review and analysis of existing law, regulations and interpretations, which include no controlling precedent. In certain instances, due to the lack of relevant precedent, counsel's opinion is based on administrative policies and practices of the Service as indicated in existing private letter rulings (which rulings are not binding on the Service) or authority considered by counsel to be analogous. There can be no assurance that a position contrary to the opinion of counsel will not be taken by the Service, or that any court considering the issues would not hold contrary to such opinion.

  The sections of the Code relating to qualification and operation as a REIT are highly technical and complex, and only limited judicial or administrative interpretations are available. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

  If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its shareholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on undistributed items of tax preference, if any. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to tax in an amount equal to (a) the gross income attributable to the greater of the amount by which it fails the 75% or 95% gross income test, multiplied by (b) a fraction intended to reflect its profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, it would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. If the Company elects to retain and pay income tax on its net long-term capital gain in a taxable year, any retained amounts would be treated as having been distributed for purposes of the 4% excise tax. See "--Requirements for REIT Qualification--Distribution Requirements." Seventh, if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition

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

of such asset during the 10-year period beginning on the date on which such asset was acquired by it, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as to be provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the recognition of "built-in-gain" assume that the Company has made an election pursuant to IRS Notice 88-19 as to such acquisitions and will do so as to any future such acquisition.

REQUIREMENTS FOR REIT QUALIFICATION

  The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons;
(vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule"); (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and
(ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

  The Company's certificate of incorporation contains restrictions regarding transfer of its shares that are intended to assist the Company in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. Such transfer restrictions are described in "Description of Capital Stock--Certain Provisions of the Company's Certificate of Incorporation and Bylaws."

  In connection with a concurrent offering of common stock of the Company and the Company's executive officers and directors, who will own in the aggregate
approximately   % of the stock of the Company outstanding after the completion of the Offerings have entered into agreements (the "Lock-Up Agreements") not to, without prior written consent of the Underwriters, sell, offer, contract to sell, pledge, grant any option to purchase, or otherwise transfer or dispose of any such shares for a period of 180 days after the date of this Prospectus. See "Underwriting." In addition, since the time the Company was organized, an agreement among the Company and its major stockholders has imposed certain restrictions on the transfers of shares of the stock of the Company under certain circumstances (the "Stockholders Agreement"). See "Certain Relationships and Transactions--Subscription and Stockholders Agreement." Futhermore, in connection with the issuance of certain classes of its stock, the Company has imposed certain restrictions on the transferability of such shares (the "Restrictive Legends"). As described above, one of the REIT qualification requirements is that the shares of a REIT be transferable. The opinion of Holland & Knight LLP is based in part on the conclusion that none of the Lock-Up Agreements, the Stockholders Agreement or the Restrictive Legends will render the shares of stock restricted thereby to be deemed other than transferable for

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

purposes of such REIT qualification requirement. Investors should be aware that there is no relevant authority involving transfer restrictions similar to those contained in any of the Lock-Up Agreements, the Stockholders Agreement or the Restrictive Legends or that discuss whether such restrictions may violate such transferability requirement. Therefore, the opinion of Holland & Knight LLP with respect to the transferability requirement is based upon the plain language of the REIT provisions of the Code and authorities addressing transferability in situations that are considered to be analogous, certain of which authorities have been rendered obsolete for unrelated reasons by more recent administrative pronouncements. Opinions of counsel are not binding upon the Service or the courts, and there can be no assurance that the Service will not assert successfully a contrary position. If any of the Lock-Up Agreements, the Stockholders Agreement or the Restrictive Legends is deemed to be a transfer restriction contrary to the transferability requirement for REIT qualification, the Company may not currently qualify as a REIT or may, in connection with the completion of the Offering, lose its REIT status and possibly incur other adverse tax consequences. See "Risk Factors--REIT Status."

  The Company currently has wholly-owned corporate subsidiaries (the "Corporate Subsidiaries"). The Company may have additional corporate subsidiaries in the future. Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" will not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" will be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. For taxable years beginning after December 31, 1997, a "qualified REIT subsidiary" is a corporation all of the capital stock of which is owned by the REIT. However, for taxable years beginning before January 1, 1998, a "qualified REIT subsidiary" was a corporation, all of the capital stock of which was owned by the REIT at all times during the period such corporation was in existence. Legislative history provided, however, that an existing corporation acquired by a REIT would be deemed to satisfy this requirement if a Section 338 election was made by the corporation. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" of the Company will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of the Company. The Company believes its current Corporate Subsidiaries are "qualified REIT subsidiaries" and will continue to be "qualified REIT subsidiaries", such that no Corporate Subsidiary will be subject to federal corporate income taxation (although it may be subject to state and local taxation).

  In addition, in order to become qualified and remain qualified as a REIT, as of the close of each taxable year, a REIT must not have any accumulated "earnings and profits" attributable to a non-REIT year, including for this purpose any such accumulated "earnings and profits" carried over or deemed carried over to it from a C corporation. The Company believes that neither it has, nor any acquisition by it of a C corporation has resulted in the Company having, any such accumulated "earnings and profits." However, an adjustment of the Company's earnings and profits for a prior year, resulting from an audit adjustment of the Service or otherwise, could cause the Company to fail to satisfy such requirement effective for the year of such adjustment and subsequent years.

  In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below.

 INCOME TESTS

  In order for the Company to qualify and to maintain its qualification as a REIT, two requirements relating to gross income must be satisfied annually. First, at least 75% of its gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of

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income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of its gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. The specific application of these tests to the Company is discussed below.

  The rent received by the Company from its tenants ("Rent") will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant of the Company will not qualify as "rents from real property" in satisfying the gross income tests if the Company or a direct or indirect owner of 10% or more of the Company directly or constructively owns 10% or more of the ownership interests in such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," the Company generally must not operate or manage its properties or furnish or render services to the tenants of such properties, other than through an "independent contractor" who is adequately compensated and from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, beginning with its 1998 taxable year, the Company may render a de minimis amount of "noncustomary" services to the tenants of a property other than through an independent contractor as long as the amount the Company receives with respect to such services does not exceed 1% of its total receipts from the property. For that purpose, the amount attributable to such services will be at least equal to 150% of the Company's direct cost of providing the services.

  The Company does not charge Rent for any portion of any property that is based, in whole or in part, on the sales, receipts, income or profits of any person. In addition, the Company has not received and does not anticipate receiving any Rent from a Related Party Tenant. Also, the Rent attributable to personal property leased in connection with any lease (a "Lease") of real property by the Company does not exceed 15% of the total Rent received under the Lease. Finally, subject to the 1% de minimis exception, the Company provides no noncustomary services to its tenants, other than through an independent contractor.

  If any portion of the Rent does not qualify as "rents from real property" because the Rent attributable to personal property leased in connection with any Lease of real property exceeds 15% of the total Rent received under the Lease for a taxable year, the portion of the Rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if the Rent attributable to personal property,plus any other income received by the Company during a taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of its gross income during such year, it likely would lose its REIT status. If, however, any portion of the Rent received under a Lease does not qualify as "rents from real property" because either (i) the Rent is considered based on the income or profits of any person or (ii) the tenant is a Related Party Tenant, none of the Rent received by the Company under such Lease would qualify as "rents from real property." In that case, if the Rent received by the Company under such Lease, plus any other income received by it during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of its gross income for such year, it likely would lose its REIT status.

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

Finally, subject to the 1% de minimis exception, if any portion of the Rent does not qualify as "rents from real property" because the Company furnishes noncustomary services with respect to a property other than through a qualifying independent contractor, none of the Rent received by it with respect to the such property would qualify as "rents from real property." In that case, if the Rent received by the Company with respect to such property, plus any other income received by it during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of its gross income for such year, it would lose its REIT status.

  In addition to the Rent, certain of the Company's tenants may be required to pay additional charges, such as late fees. To the extent that such charges represent either (i) reimbursements of amounts a tenant is obligated to pay to third parties or (ii) penalties for nonpayment or late payment of such amounts, such charges should qualify as "rents from real property." To the extent that additional charges represent interest that is accrued on the late payment of the Rent or such additional charges, such should be treated as interest that qualifies for the 95% gross income test, but not the 75% gross income test.

  From time to time, the Company has entered into hedging transactions with respect to one or more of its assets or liabilities, and the Company may continue to enter into such hedging transactions. Such transactions include or may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company has entered or enters into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or similar financial instrument to reduce the interest rate risk with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that the Company hedges with other types of financial instruments or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the income tests that apply to REITs under the Code. The Company has structured, and the Company intends to structure in the future, any hedging transactions in a manner that will not jeopardize its status as a REIT.

  If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of those relief provisions. As discussed above in "Certain Federal Income Tax Considerations--Taxation of the Company," even if those relief provisions apply, the Company will be subject to a tax in an amount equal to (a) the gross income attributable to the greater of the amount by which the 75% and 95% gross income tests are failed, multiplied by (b) a fraction intended to reflect profitability.

 ASSET TESTS

  The Company, at the close of each quarter of each taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of its total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where it raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following its receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the value of the associated real property, and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in land and improvements thereon, such as

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

buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). The Service has ruled in a revenue ruling that transmitting and receiving communications towers built upon pilings or foundations similar to those of the Company as well as ancillary buildings, heating and air conditioning systems and fencing constitute inherently permanent structures and are therefore real estate assets. Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of its total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for the interest of the Company in any qualified REIT subsidiary).

  If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of its assets and the asset test requirements was not wholly or partly caused by an acquisition of non-qualifying assets and arose from changes in the market values of its assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

 DISTRIBUTION REQUIREMENTS

  The Company, in order to qualify as a REIT, is required to distribute with respect to each taxable year dividends (other than capital gain dividends or retained capital gains) to its shareholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at capital gains and regular ordinary corporate tax rates, as the case may be. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year,
(ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, it would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that the Company elects to retain and pay income tax on its long-term capital gain in a taxable year, as described in "--Taxation of Taxable U.S. Shareholders," such retained amount will be treated as having been distributed for purposes of the 4% excise tax. To the extent that the Company is required to include items in "REIT taxable income" in advance of the receipt of cash payments associated with such income or is required to expend cash for the repayment of debt or in any other manner for which no current deduction is available in computing the Company's "REIT taxable income," the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings, raise funds through the issuance of additional shares of Common or Preferred Stock, or pay dividends in the form of taxable share dividends in order to meet the 95% distribution requirement necessary to maintain its REIT qualification.

  Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in its deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

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 RECORDKEEPING REQUIREMENTS

  Pursuant to applicable Treasury Regulations, in order to qualify as a REIT, the Company must maintain certain records. In addition, to avoid a monetary penalty, the Company must request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding shares.

 FAILURE TO QUALIFY

  If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, it will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT. It is not possible to predict whether in all circumstances the Company would be entitled to such statutory relief.

NEW PREFERRED STOCK

  The following discussion summarizes the material federal income tax considerations generally applicable to holders acquiring the New Preferred Stock offered hereby on original issue, but does not purport to be a complete analysis of all potential tax consequences.

 DISTRIBUTIONS ON NEW PREFERRED STOCK

  As long as the Company qualifies as a REIT, distributions on the New Preferred Stock, whether paid in cash or in additional shares of New Preferred Stock ("Dividend Shares") and which are not in excess of the Company's current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by the holder as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. For purposes of determining whether distributions are out of current or accumulated earnings and profits, earnings and profits are first allocated to preferred stock and then allocated to common stock. The amount of the Company's current and accumulated earnings and profits at any particular time depends on the future financial performance of the Company. The Company believes that it does not presently have current or accumulated earnings and profits and does not expect to have any such earnings and profits for the immediately forseeable future. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

  Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that the distributions do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a shareholder's shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if such shares have been held for one year or less), assuming that such shares are capital assets in the hands of the shareholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder

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

on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year. The Company may be required to withhold a portion of capital gain distributions to shareholders who fail to certify their nonforeign status to the Company.

  Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of New Preferred Stock will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a shareholder is a limited partner) against such income. In addition, taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of New Preferred Stock or distributions treated as such (or any portion of either), however, will be treated as investment income only if the shareholder so elects, in which case such capital gains will be taxed at ordinary income rates. The Company will notify shareholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

  With respect to distributions designated by the Company as capital gain dividends and any retained capital gains that the Company is deemed to distribute in taxable years beginning on and after January 1, 1998, the Company may designate (subject to certain limits) whether such a dividend or distribution is taxable to its noncorporate shareholders at a 20% or 25% rate. The 20% rate is the maximum rate applicable to noncorporate shareholders with respect to sales and exchanges of assets held for more than one year, while the 25% rate is the maximum rate applicable to sales and exchanges of "Section 1250 Property" (i.e., depreciable real property) to the extent such gain would have been treated as ordinary income if the property were "Section 1245 Property". The maximum marginal individual income tax rate on ordinary income is 39.6%. Thus, the tax rate differential between capital gain and ordinary income for individuals may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual amount of $3,000, and capital losses not currently deductible due to such limitation may be carried forward indefinitely. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

  Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Company to Exempt Organizations generally will not constitute UBTI, provided that (i) the Exempt Organization has not financed its acquisition of shares of Common Stock with acquisition indebtedness within the meaning of the Code and (ii) the shares of Common Stock are not otherwise used by the Exempt Organization in an unrelated trade or business. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9),
(17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the Common Stock of the Company may be required to treat a percentage of the dividends received with respect to its Company shares as UBTI (the "UBTI Percentage"). The UBTI Percentage is the

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

gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the stock of the Company only if (i) the UBTI Percentage is at least 5%, (ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust, and
(iii) either (A) one pension trust owns more than 25% of the value of the Company's shares or (B) a group of pension trusts individually holding more than 10% of the value of the Company's shares collectively owns more than 50% of the value of the Company's shares.

NEW PREFERRED STOCK DISCOUNT

  The New Preferred Stock is subject to mandatory redemption (the "Mandatory
Redemption"). In addition, on or after         , 2004 and subject to certain
restrictions, the Preferred Stock is redeemable at any time at the option of the Company at specified redemption prices (the "Optional Redemption"). See "Description of New Preferred Stock--The New Preferred Stock--Optional Redemption" and "--Mandatory Redemption." Pursuant to Section 305(c) of the Code, holders of New Preferred Stock may be required to treat a portion of the difference between the New Preferred Stock's issue price and its redemption price as constructive distributions of property includible in income on a periodic basis. For purposes of determining whether such constructive distribution treatment applies, the Mandatory Redemption and the Optional Redemption are tested separately. Constructive distribution treatment is required if either (or both) of these tests is satisfied.

  Section 305(c) of the Code provides that the entire amount of a redemption premium with respect to preferred stock that is subject to mandatory redemption is treated as being distributed to the holders of such preferred stock on an economic accrual basis. New Preferred Stock generally is considered to have redemption premium for this purpose if the price at which it must be redeemed (the "Redemption Price") exceeds its issue price (its fair market value on the date of its issuance) by more than a de minimis amount. For this purpose, such excess (the "Preferred Stock Discount") will be treated as zero if it is less than 1/4 of 1% of the Redemption Price multiplied by the number of complete years from the date of issuance of the stock until the stock must be redeemed. Preferred Stock Discount is taxable as a constructive distribution to the holder (treated as a dividend to the extent of the Company's current and accumulated earnings and profits and otherwise subject to the treatment described above for distributions) over the term of the preferred stock using a constant interest rate method similar to that described below for accruing original issue discount ("OID"). See "--Original Issue Discount" below.

  Under Treasury Regulations (the "Regulations"), Preferred Stock Discount will arise due to the Optional Redemption feature only if, based on all of the facts and circumstances as of the date the New Preferred Stock is issued, redemption pursuant to the Optional Redemption is more likely than not to occur. Even if redemption were more likely than not to occur, however, constructive distribution treatment would not result if the redemption premium were solely in the nature of a penalty for premature redemption. For this purpose, a penalty for premature redemption is a premium paid as a result of changes in economic or market conditions over which neither the issuer nor the holder has legal or practical control, such as changes in prevailing dividend rates. The Regulations provide a safe harbor pursuant to which constructive distribution treatment will not result from an issuer call right if (i) the issuer and the holder are unrelated, (ii) there are no arrangements that effectively require the issuer to redeem the stock and (iii) exercise of the option to redeem would not reduce the yield of the stock. The Company does not believe that the Optional Redemption would be treated as more likely than not to be exercised under these rules. If the Optional Redemption were treated as more likely than not to be exercised, Preferred Stock Discount could arise on Dividend Shares.

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

  Dividend Shares received by holders of the New Preferred Stock may bear Preferred Stock Discount depending upon the issue price of such shares (i.e., the fair market value of the Dividend Shares on the date of their issuance). If shares of Preferred Stock (including Dividend Shares) bear Preferred Stock Discount, such shares generally will have different tax characteristics from other shares of Preferred Stock and might trade separately, which might adversely affect the liquidity of such shares.

SALE, REDEMPTION AND EXCHANGE OF NEW PREFERRED STOCK

  A redemption of shares of New Preferred Stock for cash or in exchange for Exchange Notes would be a taxable event.

  A redemption of shares of New Preferred Stock for cash will generally be treated as a sale or exchange if the holder does not own, actually or constructively within the meaning of section 318 of the Code, any stock of the Company other than the redeemed New Preferred Stock. If a holder does own, actually or constructively, other stock of the Company, a redemption of New Preferred Stock may be treated as a dividend to the extent of the Company's current and accumulated earnings and profits (as determined for federal income tax purposes and an "extraordinary dividend" if the redemption is non-pro rata). Such dividend treatment would not be applied if the redemption is "not essentially equivalent to a dividend" with respect to the holder under section 302(b)(1) of the Code. A distribution to a holder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the holder's stock interest in the Company. For this purpose, a redemption of New Preferred Stock that results in a reduction in the proportionate interest in the Company (taking into account any actual ownership of New Preferred Stock or common stock of the Company and any such stock constructively owned) of a holder whose relative stock interest in the Company is minimal and who exercises no control over corporate affairs should be regarded as a meaningful reduction in the holder's stock interest in the Company.

  If the redemption of the New Preferred Stock for cash is not treated as a distribution taxable as a dividend, the redemption would result in capital gain or loss equal to the difference between the amount of cash received and the holder's adjusted tax basis in the New Preferred Stock redeemed, except to the extent that the redemption price includes dividends which have been declared by the Board of Directors prior to the redemption. Similarly, upon the sale of the New Preferred Stock (other than in a redemption or in exchange for the Exchange Debentures), the difference between the sum of the amount of cash and the fair market value of other property received and the holder's adjusted basis in the New Preferred Stock would result in capital gain or loss. This gain or loss would be long-term capital gain or loss if the holder's holding period for the New Preferred Stock exceeds twelve months. Under current law, capital gains recognized by corporations are taxed at a maximum rate of 35% and the maximum rate on net long-term capital gains in the case of individuals and estates and trusts is 20%.

  A redemption of New Preferred Stock in exchange for Exchange Notes will be subject to the same general rules as a redemption for cash, except that the holder would have capital gain or loss equal to the difference between the issue price of the Exchange Notes received (as determined for purposes of computing the original issue discount on such Exchange Notes) and the holder's adjusted basis in the New Preferred Stock. The holder's basis in the Exchange Notes would equal the issue price of the Exchange Notes. See the discussion below under "Original Issue Discount."

  If a redemption of New Preferred Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution will be measured by the amount of cash or the issue price of the Exchange Notes, as the case may be, received by the holder. The holder's adjusted tax basis in the redeemed New Preferred Stock will be transferred to any remaining stock holdings in the Company. If the holder does not retain any actual stock ownership in the Company (only having a stock interest constructively), the holder may lose such basis entirely.

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

  Depending upon a holder's particular circumstances, the tax consequences of holding Exchange Notes may be less advantageous than the tax consequences of holding New Preferred Stock because, for example, payments of interest on the Exchange Debentures would be taxable as ordinary income to the holder when paid even if the Company had no earnings and profits so that any dividends paid would not be taxable as ordinary income.

ORIGINAL ISSUE DISCOUNT

  In the event that the New Preferred Stock is exchanged for Exchange Debentures and the "stated redemption price at maturity" of the Exchange Notes exceeds their "issue price" by more than a de minimis amount, the Exchange Notes will be treated as having original issue discount ("OID") equal to the entire amount of such excess.

  If the Exchange Notes are traded on an established securities market within the sixty-day period ending thirty days after the exchange date, the issue price of the Exchange Notes will be their fair market value as of their issue date. Subject to certain limitations described in the Treasury Regulations, the Exchange Notes will be deemed to be traded on an established securities market if, among other things, price quotations will be readily available from dealers, brokers, or traders. If the New Preferred Stock, but not the Exchange Notes issued and exchanged therefor, is traded on an established securities market within the sixty-day period ending thirty days after the exchange, then the issue price of each Exchange Note should be the fair market value of the New Preferred Stock exchanged therefor at the time of the exchange. The New Preferred Stock generally will be deemed to be traded on an established securities market if it appears on a system of general circulation that provides a reasonable basis to determine fair market value based either on recent price quotations or recent sales transactions. In the event that neither the New Preferred Stock nor the Exchange Notes are traded on an established securities market within the applicable period, the issue price of the Exchange Notes will be their stated principal amount--namely, their face value--unless either (i) the Exchange Notes do not bear "adequate stated interest" within the meaning of section 1274 of the Code, which is unlikely, or (ii) the Exchange Notes are issued in a so-called "potentially abusive situation" as defined in the Treasury Regulations under section 1274 of the Code (including a situation involving a recent sales transaction), in which case the issue price of such Exchange Notes generally will be the fair market value of the New Preferred Stock surrendered in exchange therefor.

  The "stated redemption price at maturity" of the Exchange Notes should equal the total of all payments under the Exchange Notes, other than payments of "qualified stated interest." "Qualified stated interest" generally is stated interest that is unconditionally payable in cash or other property (other than Exchange Notes) at least annually at a single fixed rate. Exchange Notes that are issued when the Company has the option to pay interest for certain periods in additional Exchange Notes should be treated as having been issued without any qualified stated interest. Accordingly, the sum of all interest payable pursuant to the stated interest rate on such Exchange Notes over the entire term should be included (along with stated principal) in the stated redemption price at maturity of such Exchange Notes. On the other hand, if the Exchange Notes are issued after the period for paying interest in additional Exchange Notes has passed, then stated interest would appear to qualify as qualified stated interest and none of such stated interest would be included in the stated redemption price at maturity of the Exchange Notes.

TAXATION OF STATED INTEREST AND ORIGINAL ISSUE DISCOUNT ON EXCHANGE NOTES

  Each holder of an Exchange Note with OID will be required to include in gross income an amount equal to the sum of the "daily portions" of the OID for all days during the taxable year in which such holder holds an Exchange Note. The daily portions of OID required to be included in a holder's gross income in a taxable year will be determined under a constant yield method by allocating to each day during the taxable year in which the holder holds the Exchange Note a pro rata portion of the OID attributable to each accrual period will be the product of the "adjusted issue price" of the Exchange Note at the beginning of such accrual period multiplied by the "yield to maturity" of the Exchange Note (properly adjusted for the length of the accrual period). The adjusted issue price of an Exchange Note at the beginning of an accrual period is the original issue price of the Exchange Note plus the aggregate amount of OID that accrued in all prior accrual periods, and less any cash payments--other than qualified stated interest
payments (which only would apply if the Exchange Notes were issued after     ,
2004) on the Exchange Notes. The "yield to maturity" is the discount rate that, when used in computing the present value of all principal and interest payments to be made under the Exchange Note, produces an amount equal to the issue price of the Exchange Note. An "accrual period" may be of any length and may vary in length over the term of the debt instrument, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day or the first day of an accrual period.

  An additional Exchange Note (a "Secondary Note") issued in payment of interest with respect to an initially issued Exchange Note (an "Initial Note") will not be considered as a payment made on the Initial Debenture and will be aggregated with the Initial Note for purposes of computing and accruing OID on the Initial Note. As between the Initial Note and the Secondary Note, the adjusted issue price of the Initial Note would be allocated between the Initial Note and the Secondary Note in proportion to their respective principal amounts. That is, upon the issuance of a Secondary Note with respect to an Initial Note, the Initial Note and the Secondary Note derived from the Initial Note are treated as initially having the same adjusted issue price and inherent amount of OID per dollar of principal amount. The Initial Note and the Secondary Note derived therefrom would be treated as having the same yield to maturity. Similar treatment would be applied when additional Exchange Notes are issued on Secondary Notes.

  In the event that the Exchange Notes are not issued with OID, because they
are issued after     , 2004, and the redemption price of the Exchange Notes
does not exceed their issue price by more than a de minimis amount, stated interest would be included in income by a holder in accordance with such holder's usual method of accounting. In all other cases, all stated interest will be treated as payments on the Exchange Notes under the rules discussed above.

BOND PREMIUM ON EXCHANGE NOTES

  If New Preferred Stock is exchanged for Exchange Notes that are not treated as having OID, and the issue price of such Exchange Notes exceeds the amount payable at the maturity date (or earlier call date, if appropriate), such excess will be recoverable by the holder of the Exchange Notes as amortizable bond premium over the term of the Exchange Notes (taking into account earlier call dates, as appropriate), under a yield-to-maturity formula, if an election by the holder under section 171 of the Code is made or is already in effect. An election under section 171 of the Code is available only if the Exchange Notes are held as capital assets. The amortizable bond premium generally will be treated as an offset to qualified stated interest allocable to an accrual period on the Exchange Notes rather than as a separate deduction item. If the amortizable bond premium allocable to an accrual period exceeds the qualified stated interest, special rules apply that may limit when the deduction for the excess may be taken. This election is revocable only with the consent of the IRS and applies to all obligations owned or acquired by the holder on or after the first day of the taxable year to which the election applies. To the extent the excess is deducted as amortizable bond premium, the holder's adjusted tax basis in the Exchange Notes will be reduced.

ACQUISITION PREMIUM ON EXCHANGE NOTES

  A holder of an Exchange Note issued with OID who purchases such Exchange Note for an amount that is greater than its then adjusted issue price but equal to or less than the sum of all amounts payable on the Exchange Note after the purchase date (other than payments, if any, of qualified stated interest) will be considered to have purchased such Exchange Note at an "acquisition premium." Under the acquisition premium rules, the amount of OID which such holder must include in income with respect to such Exchange Note for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

MARKET DISCOUNT ON EXCHANGE NOTES

  Purchasers of New Preferred Stock should be aware that the disposition of Exchange Notes may be affected by the market discount provisions of the Code. The market discount rules generally provide, if a holder of a debt instrument purchases it at a "market discount" and thereafter realizes gain upon a disposition or a retirement of the debt instrument, the lesser of such gain or the portion of the market discount that has accrued on a straight-line basis (or on a constant interest rate basis, if such alternative rate of accrual has been elected by the holder under section 1276(b) of the Code) while the debt instrument was held by such holder will be taxed as ordinary income at the time of such disposition. "Market discount" with respect to the Exchange Notes will be the amount, if any, by which the "revised issue price" of an Exchange Note (or its stated redemption price at maturity if the Exchange Note has no OID) exceeds the holder's basis in the Exchange Note immediately after such holder's acquisition, subject to a de minimis exception. The "revised issue price" of an Exchange Note is its issue price increased by the portion of OID previously includible in the gross income of prior holders for periods prior to the acquisition of the Exchange Note by the holder (without regard to any acquisition premium exclusion) and reduced by prior payments other than payments of qualified stated interest.

  A holder who acquires an Exchange Note at a market discount also may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry such Exchange Note until the holder disposes of the Exchange Note in a taxable transaction. Moreover, to the extent of any accrued market discount on such Exchange Notes, any partial principal payment with respect to Exchange Notes will be includible as ordinary income upon receipt, as will the Exchange Note's fair market value on certain otherwise non-taxable transfers (such as gifts).

  A holder of Exchange Notes acquired at a market discount may elect for federal income tax purposes to include market discount in gross income as the discount accrues, either on a straight-line basis or on a constant interest rate basis. This current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If a holder of Exchange Notes makes such an election, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of such debt instruments, and with respect to the deferral of interest deductions on indebtedness incurred or maintained to purchase or carry such debt instruments, would not apply.

  The Company will furnish annually to the IRS and to record holders of the Exchange Notes information relating to the OID, if any, accruing during the calendar year. Such information will be based on the amount of OID that would have accrued to a holder who acquired the Exchange Note on original issue. Accordingly, other holders will be required to determine for themselves whether they are eligible to report a reduced amount of OID for federal income tax purposes.

REDEMPTION OR SALE OF NEW EXCHANGE NOTES

  Generally, any redemption or sale of Exchange Notes will result in taxable gain or loss equal to the difference between the sum of the amount of cash and the fair market value of other property received (except to the extent that cash received is attributable to accrued, but previously untaxed, qualified stated interest, which portion of the consideration would be taxed as ordinary income) and the holder's adjusted tax basis in the Exchange Notes. The adjusted tax basis of a holder who receives an Exchange Note in exchange for Preferred Stock will generally be equal to the issue price of the Exchange Note increased by any OID with respect to the Exchange Note included in the holder's income prior to sale or redemption of the Exchange Note, and reduced by any amortizable bond premium applied against the holder's income prior to sale or redemption of the Exchange Note and by payments with respect to the Exchange Note other than payments of qualified stated interest. Except to the extent that an intention to call the Exchange Notes prior to their maturity existed at the time of their original issue as an agreement or understanding between the Company and the original holders of a substantial amount of the Exchange Notes (which is unlikely), and subject to the above discussion of market discount, such gain or loss would be long-term capital gain or loss if the holder's holding period for the Exchange Notes exceeded twelve months.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND TO CORPORATE
HOLDERS

  Pursuant to section 163 of the Code and in the event that the Exchange Notes are "applicable high yield discount obligations" ("AHYDOs"), a portion of the OID (if any) accruing on the Exchange Notes may be treated as a dividend (not eligible for the dividends-received deduction in the case of corporate holders if the Company remains a REIT), and the Company would not be entitled to deduct the "disqualified portion" of the OID accruing on the Exchange Notes and would be allowed to deduct the remainder of the OID only when paid in cash.

  The Exchange Notes will constitute AHYDOs if they (i) have a term of more than five years, (ii) have a yield to maturity equal to or greater than the sum of the applicable federal rate at the time of issuance of the Exchange Notes (the "AFR") plus five percentage points, and (iii) have "significant" OID. A debt instrument is treated as having "significant" OID if the aggregate amount that would be includible in gross income with respect to such debt instrument for periods before the close of any accrual period ending after the date five years after the date of issue exceeds the sum of (i) the aggregate amount of interest to be paid under the debt instrument before the close of such accrual period and (ii) the product of the initial issue price of such debt instrument and its yield to maturity. Because the amount of OID, if any, attributable to the Exchange Notes will be determined at the time such Exchange Notes are issued and the AFR at that point in time is not predictable, it is impossible currently to determine whether Exchange Notes will be treated as AHYDOs.

  In addition, if the Exchange Notes are AHYDOs, and if the yield to maturity of the Exchange Notes exceeds the sum of the AFR plus six percentage points, then the lesser of the total OID or a portion of the OID on the Exchange Notes equal to the product of the total return on the Exchange Notes times the fraction of which the numerator is the excess of the yield to maturity over the sum of the AFR plus six percentage points and the denominator is the yield to maturity, will not be deductible by the Company and will be treated for some purposes as a dividend to the holders of the Exchange Notes (to the extent that such amounts would have been treated as a dividend to the holders of the Exchange Notes if they had been distributions with respect to the Company's stock). Amounts treated as a dividend will be nondeductible by the Company, will not be eligible for the dividends received deduction by a corporate holder under Section 243 of the Code if the Company remains qualified as a REIT, and will be treated as OID and not as a dividend for withholding tax purposes.

BACKUP WITHHOLDING

  A holder of a security may be subject to backup withholding at the rate of 31 percent with respect to dividends on the New Preferred Stock, interest on the Exchange Notes or sales proceeds thereof, unless such holder (a) is a corporation or falls within certain other exempt categories and, when required, demonstrates the exemption or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of a security who does not provide its correct

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

taxpayer identification number upon request may be subject to penalties imposed by the IRS. Any amount paid as backup withholding would be creditable against the holder's federal income tax liability.

POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES

  Prospective holders of the securities should recognize that the present federal income tax treatment of the Company and an investment in the Company may be modified by legislative, judicial or administrative action at any time, and that any such action may affect the Company and investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Service and Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and the interpretations thereof could adversely affect the tax consequences to the Company or of an investment in the Company.

OTHER TAX CONSEQUENCES

  The Company, the Corporate Subsidiaries, or the holders of securities of the Company may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they own property, transact business, or reside. The state and local tax treatment of the Company, and its shareholders may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN THE COMPANY.

  THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSIDERATIONS DOES NOT CONSIDER THE FACTS AND CIRCUMSTANCES OF ANY PARTICULAR PROSPECTIVE PURCHASER'S SITUATION OR STATUS. ACCORDINGLY, EACH PROSPECTIVE PURCHASER OF PREFERRED STOCK SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO IT, INCLUDING THOSE UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

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

               VALIDITY OF COMMON STOCK AND NEW PREFERRED STOCK

  The validity of the shares of Common Stock and New Preferred Stock offered hereby will be passed upon for the Company by its counsel, Holland & Knight LLP, Tampa, Florida, and passed upon for the Underwriters by Sullivan & Cromwell, New York, New York.

                                    EXPERTS

  The financial statements for Pinnacle Holdings Inc. as of December 31, 1997 and 1996 and for the years then ended and for the period from inception through December 31, 1995, Shore Communications as of December 3, 1997 and for the period from January 1, 1997 through December 3, 1997, Tidewater Communications as of July 31, 1997 and for the period from January 1, 1997 through July 31, 1997 and Majestic Communications as of June 27, 1997 and for the period from January 1, 1997 through June 27, 1997 included in this Prospectus, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements of the Tower Operations of Southern Communications Services, Inc., as of December 31, 1997 and 1996 and for the years then ended, included in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The financial statements of MobileMedia Communications, Inc. and Subsidiaries Tower Operations at December 31, 1997 and 1996, and for the years then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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

                            ADDITIONAL INFORMATION

  The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files, or will file when appropriate, reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

  The Company has filed with the Commission a registration statement on Form S-11 (the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. For the purposes hereof, the term "Registration Statement" means the original registration statement and any and all amendments thereto. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement, including the exhibits and schedules filed as part thereof. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits filed as a part thereof, may be inspected and copied at the public reference facilities maintained by the Commission as set forth above.

                         INDEX TO FINANCIAL STATEMENTS

PINNACLE HOLDINGS INC.
Report of Independent Certified Public Accountants........................   F-2
Consolidated Balance Sheets as of December 31, 1996, 1997 and September
 30, 1998 (unaudited).....................................................   F-3
Consolidated Statements of Operations for the period from inception through December 31, 1995 and for each of the two years ended December
 31, 1997 and for the nine months ended September 30, 1997 and 1998 (unau-
 dited)...................................................................   F-4
Consolidated Statements of Changes in Stockholders' Equity for the period from inception through December 31, 1995 and for each of the two years ended December 31, 1997 and for the nine months ended September 30, 1998
 (unaudited)..............................................................   F-5
Consolidated Statements of Cash Flows for the period from inception through December 31, 1995 and for each of the two years ended December
 31, 1997 and for the nine months ended September 30, 1997 and 1998 (unau-
 dited)...................................................................   F-6
Notes to Consolidated Financial Statements................................   F-7

MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES TOWER OPERATIONS
Report of Independent Auditors............................................  F-19
Balance Sheets as of June 30, 1998 (unaudited) and December 31, 1997 and
 1996 ....................................................................  F-20
Statements of Income for the six months ended June 30, 1998 and 1997 (un-
 audited) and for each of the two years ended December 31, 1997 and 1996 ................................................................  F-21
Statements of Changes in Net Tower Operation Assets as of December 31,
 1996 and 1997 and June 30, 1998 (unaudited)..............................  F-22
Statements of Cash Flows for the six months ended June 30, 1998 and 1997
 (unaudited) and for each of the two years ended December 31, 1997 and
 1996 ....................................................................  F-23
Notes to Financial Statements.............................................  F-24

SOUTHERN COMMUNICATIONS SERVICES, INC. TOWER OPERATIONS
Report of Independent Public Accountants..................................  F-27
Balance Sheets as of December 31, 1997 and 1996...........................  F-28
Statements of Operations for the years ended December 31, 1997 and 1996...  F-29
Statements of Changes in Accumulated Deficit for the years ended
 December 31, 1997 and 1996...............................................  F-30
Statements of Cash Flows for the years ended December 31, 1997 and 1996...  F-31
Notes to Financial Statements.............................................  F-32

SHORE COMMUNICATIONS
Report of Independent Certified Public Accountants........................  F-35
Combined Balance Sheet as of December 3, 1997.............................  F-36
Combined Statement of Operations and Retained Earnings for the period from
 January 1, 1997 through December 3, 1997.................................  F-37
Combined Statement of Cash Flows for the period from January 1, 1997 through December 3, 1997.................................................  F-38
Notes to Combined Financial Statements....................................  F-39

TIDEWATER COMMUNICATIONS
Report of Independent Certified Public Accountants........................  F-44
Combined Balance Sheet as of July 31, 1997................................  F-45
Combined Statement of Operations and Retained Earnings for the period from
 January 1, 1997 through July 31, 1997....................................  F-46
Combined Statement of Cash Flows for the period from January 1, 1997 through July 31, 1997....................................................  F-47
Notes to Combined Financial Statements....................................  F-48

MAJESTIC COMMUNICATIONS
Report of Independent Certified Public Accountants........................  F-53
Combined Balance Sheet as of June 27, 1997................................  F-54
Combined Statement of Operations and Retained Earnings for the period from
 January 1, 1997 through June 27, 1997....................................  F-55
Combined Statement of Cash Flows for the period from January 1, 1997 through June 27, 1997....................................................  F-56
Notes to Combined Financial Statements....................................  F-57

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Pinnacle Holdings Inc.

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of Pinnacle Holdings Inc. and its subsidiaries (the "Company") at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997, and for the period from inception (May 3, 1995) through December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP
Price Waterhouse LLP
Tampa, Florida
March 4, 1998

                             PINNACLE HOLDINGS INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                     SEPTEMBER
                                        DECEMBER 31,  DECEMBER 31,      30,
                                            1996          1997          1998
                                        ------------  ------------  ------------
                                                                    (UNAUDITED)
                ASSETS
Current assets:
  Cash and cash equivalents...........  $    47,419   $  1,693,923  $        --
  Accounts receivable, less allowance
   for doubtful accounts
   of $45,000, $70,000, and $356,905,
   respectively.......................      483,883      1,577,575     2,145,696
  Prepaid expenses and other current
   assets.............................      291,148      1,037,447     1,032,619
                                        -----------   ------------  ------------
   Total current assets...............      822,450      4,308,945     3,178,315
Restricted cash.......................       34,072         59,822        60,976
Tower assets, net of accumulated
 depreciation of $2,229,274,
 $8,278,524, and $15,223,593,
 respectively.........................   48,327,035    127,946,070   459,593,332
Fixed assets, net.....................      757,595      1,495,121     2,311,318
Land..................................    4,112,000      6,850,951    13,861,872
Deferred debt issue costs, net of
 accumulated amortization of $222,755,
 $514,898 and $827,619, respectively..    1,159,080      1,871,242    11,848,530
Other assets..........................      353,405        645,752     1,223,925
                                        -----------   ------------  ------------
                                        $55,565,637   $143,177,903  $492,078,268
                                        ===========   ============  ============
 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................  $   807,092   $  2,242,397  $  2,889,655
  Accrued expenses....................      723,444      3,095,049     7,374,058
  Deferred revenue....................      132,423        639,460     1,038,862
  Current portion of long-term debt...      636,214     11,122,077    15,663,791
                                        -----------   ------------  ------------
   Total current liabilities..........    2,299,173     17,098,983    26,966,366
Long-term debt........................   29,785,966    109,459,790   399,642,563
Other liabilities.....................       60,759        105,012       112,089
                                        -----------   ------------  ------------
                                         32,145,898    126,663,785   426,721,018
                                        -----------   ------------  ------------
Commitments and contingencies (Note 7)
Redeemable stock:
  Series A senior preferred stock,
   mandatorily redeemable, dividends
   payable-in-kind; $.001 par value;
   145,000 shares authorized; 0, 0 and
   30,322 shares issued and
   outstanding at December 31, 1996
   and 1997 and September 30, 1998,
   respectively; includes accrued
   dividends of $322,192 at September
   30, 1998 (Note 12).................          --             --     28,782,220
  Class B common stock, 12,000 shares
   issued and outstanding at December
   31, 1996 and 1997 and September 30,
   1998...............................    1,200,000      1,761,000     1,761,000
  Class D common stock, $.001 par
   value; 38,000, 39,000, and 40,000
   shares issued and outstanding at
   December 31, 1996 and 1997 and
   September 30, 1998, respectively...           38             39            40
                                        -----------   ------------  ------------
                                          1,200,038      1,761,039    30,543,260
                                        -----------   ------------  ------------
Stockholders' equity:
  Series B junior preferred stock,
   redeemable, 14% dividends, $.001
   par value; 100 shares authorized;
   0, 0 and 32.85 shares issued and
   outstanding at December 31, 1996
   and 1997 and September 30, 1998,
   respectively (Note 12).............          --             --     32,570,731
  Common stock:
  Class A common stock--202,500 shares
   issued and outstanding at December
   31, 1996 and 1997 and June 30,
   1998...............................          203            203           203
  Class E common stock--51,300,
   67,089, and 174,766 shares issued
   and outstanding at December 31,
   1996, 1997 and September 30, 1998,
   respectively.......................           51             67           175
  Warrants (Note 12)..................          --             --      1,000,000
  Additional paid-in capital..........   24,881,219     25,875,752    35,547,160
  Accumulated deficit.................   (2,661,772)   (11,122,943)  (34,304,279)
                                        -----------   ------------  ------------
                                         22,219,701     14,753,079    34,813,990
                                        -----------   ------------  ------------
                                        $55,565,637   $143,177,903  $492,078,268
                                        ===========   ============  ============

  The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                            PINNACLE HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                           PERIOD FROM
                            INCEPTION
                          (MAY 3, 1995)                                NINE MONTHS ENDED
                             THROUGH     YEAR ENDED    YEAR ENDED        SEPTEMBER 30,
                          DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  -------------------------
                              1995          1996          1997         1997          1998
                          ------------- ------------  ------------  -----------  ------------
                                                                    (UNAUDITED)  (UNAUDITED)
Tower rental revenue....    $ 733,003   $ 4,841,752   $12,880,631   $ 7,981,381  $ 21,127,633
Tower operating
 expenses, excluding
 depreciation and
 amortization...........      180,919     1,135,023     2,632,274     1,469,490     3,965,511
                            ---------   -----------   -----------   -----------  ------------
  Gross margin..........      552,084     3,706,729    10,248,357     6,511,891    17,162,122
                            ---------   -----------   -----------   -----------  ------------
Other expenses:
  General and
   administrative.......      306,180       923,168     1,385,382       881,656     2,861,133
  Corporate
   development..........      369,496     1,439,749     3,772,140     2,400,587     5,212,815
  Depreciation..........      281,950     2,041,085     6,334,769     4,369,632    13,357,626
                            ---------   -----------   -----------   -----------  ------------
                              957,626     4,404,002    11,492,291     7,651,875    21,431,574
                            ---------   -----------   -----------   -----------  ------------
Loss from operations....     (405,542)     (697,273)   (1,243,934)   (1,139,984)   (4,269,452)
Interest expense........      181,212     1,154,990     6,925,094     4,377,952     7,276,265
Amortization of original
 issue discount and debt
 issuance costs.........       58,664       164,091       292,143       185,569    11,635,619
                            ---------   -----------   -----------   -----------  ------------
Net loss................    $(645,418)  $(2,016,354)  $(8,461,171)  $(5,703,505) $(23,181,336)
                            =========   ===========   ===========   ===========  ============
Payable-in-kind
 preferred dividends and
 accretion..............          --            --            --            --        683,304
Net loss attributable to
 common shareholders....    $(645,418)  $(2,016,354)  $(8,461,171)  $(5,703,505) $(23,864,640)
                            =========   ===========   ===========   ===========  ============
Basic loss per common
 share..................    $   (6.31)  $     (8.10)  $    (27.28)  $    (18.66) $     (59.85)
                            =========   ===========   ===========   ===========  ============
Weighted average number
 of common shares
 outstanding............      102,250       248,950       310,122       305,666       398,708
                            =========   ===========   ===========   ===========  ============





  The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                            PINNACLE HOLDINGS INC.

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                    SERIES  B JUNIOR     CLASS A        CLASS E
                    PREFERRED STOCK    COMMON STOCK   COMMON STOCK             ADDITIONAL       STOCK
                   ------------------ -------------- --------------              PAID-IN    SUBSCRIPTIONS ACCUMULATED
                   SHARES   AMOUNT    SHARES  AMOUNT SHARES  AMOUNT  WARRANTS    CAPITAL     RECEIVABLE     DEFICIT
                   ------ ----------- ------- ------ ------- ------ ---------- -----------  ------------- ------------
Issuance of
common stock, net
of issuance
costs:
 Class A.........                      75,500  $ 76           $                $ 7,051,405
 Class B.........
 Class D.........
Stock
subscription.....                                                                             $(180,015)
 Net loss........                                                                                         $   (645,418)
                   -----  ----------- -------  ----  -------  ----  ---------- -----------    ---------   ------------
Balance at
December 31,
1995.............    --       --       75,500    76      --    --          --    7,051,405     (180,015)      (645,418)
Issuance of
common stock, net
of issuance
costs:
 Class A.........                     127,000   127                             12,699,873
 Class D.........
 Class E.........                                     51,300    51               5,129,941
Payment received
for stock
subscriptions....                                                                               180,015
Net loss.........                                                                                           (2,016,354)
                   -----  ----------- -------  ----  -------  ----  ---------- -----------    ---------   ------------
Balance at
December 31,
1996.............    --       --      202,500   203   51,300    51         --   24,881,219          --      (2,661,772)
Issuance of
common stock, net
of issuance
costs:
 Class B.........
 Class D.........
 Class E.........                                     15,789    16               1,555,533
Retirement of
common stock:
 Class B.........
 Class D.........
Net loss.........                                                                                           (8,461,171)
Adjustment to
Class B common
stock............                                                                 (561,000)
                   -----  ----------- -------  ----  -------  ----  ---------- -----------    ---------   ------------
Balance at
December 31,
1997.............    --       --      202,500   203   67,089    67         --   25,875,752          --     (11,122,943)
(UNAUDITED):
 Issuance of
 common stock,
 net of issuance
 costs:
 Class D.........
 Class E.........                                    107,677   108              10,767,600
 Distribution to
 Class B common
 stockholders
 (Note 6)........                                                                 (412,888)
 Issuance of
 preferred stock,
 net of issuance
 costs:
 Series A senior
 preferred
 stock...........                                                   $1,000,000
 Series B junior
 preferred
 stock...........  32.50   32,221,690
 Dividends and
 accretion on
 preferred
 stock...........   0.35      349,041                                             (683,304)
 Net loss........                                                                                          (23,181,336)
                   -----  ----------- -------  ----  -------  ----  ---------- -----------    ---------   ------------
 Balance at
 September 30,
 1998............  32.85  $32,570,731 202,500  $203  174,766  $175  $1,000,000 $35,547,160          --    $(34,304,279)
                   =====  =========== =======  ====  =======  ====  ========== ===========    =========   ============
                   STOCKHOLDERS'
                      EQUITY
                   -------------
Issuance of
common stock, net
of issuance
costs:
 Class A.........   $ 7,051,481
 Class B.........
 Class D.........
Stock
subscription.....      (180,015)
 Net loss........      (645,418)
                   -------------
Balance at
December 31,
1995.............     6,226,048
Issuance of
common stock, net
of issuance
costs:
 Class A.........    12,700,000
 Class D.........
 Class E.........     5,129,992
Payment received
for stock
subscriptions....       180,015
Net loss.........    (2,016,354)
                   -------------
Balance at
December 31,
1996.............    22,219,701
Issuance of
common stock, net
of issuance
costs:
 Class B.........
 Class D.........
 Class E.........     1,555,549
Retirement of
common stock:
 Class B.........
 Class D.........
Net loss.........    (8,461,171)
Adjustment to
Class B common
stock............      (561,000)
                   -------------
Balance at
December 31,
1997.............    14,753,079
(UNAUDITED):
 Issuance of
 common stock,
 net of issuance
 costs:
 Class D.........
 Class E.........    10,767,708
 Distribution to
 Class B common
 stockholders
 (Note 6)........      (412,888)
 Issuance of
 preferred stock,
 net of issuance
 costs:
 Series A senior
 preferred
 stock...........   $ 1,000,000
 Series B junior
 preferred
 stock...........    32,221,690
 Dividends and
 accretion on
 preferred
 stock...........      (334,263)
 Net loss........   (23,181,336)
                   -------------
 Balance at
 September 30,
 1998............   $34,813,990
                   =============

  The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                               PINNACLE HOLDINGS
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                          PERIOD FROM
                           INCEPTION
                         (MAY 3, 1995)                                 NINE MONTHS ENDED
                            THROUGH     YEAR ENDED    YEAR ENDED         SEPTEMBER 30,
                         DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  --------------------------
                             1995          1996          1997          1997          1998
                         ------------- ------------  ------------  ------------  ------------
                                                                   (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net loss...............  $  (645,418) $(2,016,354)  $(8,461,171)  $ (5,703,505) $(23,181,336)
                          -----------  -----------   -----------   ------------  ------------
 Adjustments to
  reconcile net loss to
  net cash provided by
  operating activities:
 Depreciation...........      281,950    2,041,085     6,334,769      4,369,632    13,357,626
 Amortization of
  original issue
  discount and debt
  issuance costs........       58,664      164,091       292,143        185,569    11,635,619
 Provision for doubtful
  accounts..............          --        45,000        25,000         25,000       286,905
 (Increase) decrease
  in:
   Accounts receivable,
    gross...............      (74,818)    (454,065)   (1,118,692)      (415,469)     (855,026)
   Notes receivable.....     (387,455)     387,455           --             --            --
   Prepaid expenses and
    other current
    assets..............      (13,544)    (277,604)     (746,299)        97,759         4,828
   Deferred debt costs..          --           --            --        (450,000)   (4,977,403)
   Other assets.........     (175,172)    (237,408)     (358,587)      (150,485)     (609,486)
 Increase (decrease)
  in:
   Accounts payable.....      173,381      633,711     1,435,305      2,242,679       647,258
   Accrued expenses.....      293,665      429,779     2,371,605         20,312     4,279,009
   Deferred revenue.....       55,006       77,417       507,037       (104,947)      399,402
   Other current
    liabilities.........      490,000     (490,000)          --             --            --
   Other liabilities....          --        49,491        44,253        101,930         7,077
                          -----------  -----------   -----------   ------------  ------------
   Total adjustments....      701,677    2,368,952     8,786,534      5,921,980    24,175,809
                          -----------  -----------   -----------   ------------  ------------
Net cash provided by
 operating activities...       56,259      352,598       325,363        218,475       994,473
                          -----------  -----------   -----------   ------------  ------------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Payments made in
  connection with
  acquisitions:
   Tower assets.........  (10,553,958) (31,845,153)  (70,852,422)   (47,777,002) (310,720,053)
   Land.................     (774,153)  (3,337,847)   (2,738,951)    (1,071,953)   (7,010,921)
 Capital expenditures:
   Tower assets.........   (1,121,150)  (7,036,048)  (14,815,863)   (14,346,502)  (31,312,021)
   Fixed assets.........     (287,711)    (563,646)   (1,023,513)      (783,566)   (1,244,500)
 (Increase) decrease in
  restricted cash.......     (297,118)     138,157       (25,750)       (25,750)       (1,154)
                          -----------  -----------   -----------   ------------  ------------
Net cash used in
 investing activities...  (13,034,090) (42,644,537)  (89,456,499)   (64,004,773) (350,288,649)
                          -----------  -----------   -----------   ------------  ------------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Borrowings under
  long-term debt, net
  ......................    4,937,200   24,866,994    89,918,073     85,814,601   479,713,785
 Repayment of long-term
  debt..................          --      (568,516)     (695,982)   (20,798,943) (204,138,000)
 Proceeds from issuance
  of redeemable stock,
  net...................    1,200,030            8           --             --     28,782,220
 Proceeds from issuance
  of PIK preferred
  stock and warrants,
  net...................          --           --            --             --     32,887,427
 Proceeds from issuance
  of common stock,
  net...................    6,871,466   18,010,007     1,555,549        458,457    10,767,709
 Payment of accretion
  in Class B common
  stock.................          --           --            --             --       (412,888)
                          -----------  -----------   -----------   ------------  ------------
Net cash provided by
 financing activities...   13,008,696   42,308,493    90,777,640     65,474,115   347,600,253
                          -----------  -----------   -----------   ------------  ------------
Net increase (decrease)
 in cash and
 cash equivalents.......       30,865       16,554     1,646,504      1,687,817    (1,693,923)
Cash and cash
 equivalents,
 beginning of period....          --        30,865        47,419         47,419     1,693,923
                          -----------  -----------   -----------   ------------  ------------
Cash and cash
 equivalents, end of
 period.................  $    30,865  $    47,419   $ 1,693,923   $  1,735,236  $        --
                          ===========  ===========   ===========   ============  ============
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOWS:
 Cash paid for inter-
  est...................  $   185,980  $ 1,037,452   $ 5,786,816   $  4,124,306  $  7,840,878
                          ===========  ===========   ===========   ============  ============
Non-cash transactions:
 Seller debt issued in
  connection with
  acquisitions..........  $ 1,715,520  $       --    $       --    $ 10,235,131  $  2,347,107
 Payable-in-kind
  preferred dividends
  and accretion.........  $       --   $       --    $       --    $        --   $    683,304

  The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                            PINNACLE HOLDINGS INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION
  The accompanying consolidated financial statements reflect the financial position and results of operations and cash flows of Pinnacle Holdings Inc. and its wholly owned subsidiaries: Pinnacle Towers Inc., Coverage Plus Antenna Systems, Inc. and Tower Systems, Inc., collectively referred to as the "Company." The Company acquires, develops and operates telecommunication towers and leases space on its towers to customers in the wireless communications industries located in the United States. All significant intercompany balances and transactions have been eliminated in consolidation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 USE OF ESTIMATES
  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results may vary from estimates used.

 CASH AND CASH EQUIVALENTS
  For purposes of reporting cash flows, the Company considers all highly liquid temporary cash investments with a maturity of three months or less to be cash equivalents.

 CONCENTRATION OF CREDIT RISK
  Substantially all of the accounts receivable are with federal, state and local government agencies and national and local wireless communications providers. The Company performs ongoing credit evaluations of its customers but does not require collateral to support customer receivables. The Company maintains an allowance for doubtful accounts on its customer receivables based upon factors surrounding the credit risk of specific customers, historical trends and other information.

 RESTRICTED CASH
  Restricted cash reflects cash held in escrow restricted for the acquisition of tower sites.

 TOWER ASSETS
  Tower assets consists of towers and related attachments which are recorded at cost and depreciated using the straight-line method over the estimated useful life of the assets, which is 15 years for towers and 30 years for buildings. Also included in tower assets are towers in progress of $2,815,153 and $3,452,045 as of December 31, 1996 and 1997, respectively. Improvements, renewals and extraordinary repairs which increase the value or extend the life of the asset are capitalized. Repairs and maintenance costs are expensed as incurred.

 FIXED ASSETS
  Fixed assets are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the fixed assets. Equipment held under capital leases is amortized on a straight-line basis over the term of the lease or the remaining life of the leased property, whichever is shorter. Betterments, renewals and extraordinary repairs which increase the value or extend the life of the asset are capitalized. Repairs and maintenance costs are expensed as incurred.

 OTHER ASSETS

  Other assets consists primarily of organization costs of $98,553 and $32,313 at December 31, 1996 and 1997, respectively, (net of accumulated amortization of $101,570 and $167,810, respectively), and costs associated with the acquisition of debt, which are capitalized and amortized over the terms of the related debt arrangements.

                            PINNACLE HOLDINGS INC.

 IMPAIRMENT OF LONG-LIVED ASSETS

  The Company evaluates the recoverability of its long-lived assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related asset may be less than previously anticipated. If the net book value of the related asset exceeds the undiscounted future cash flows of the asset, the carrying amount would be reduced to the present value of its expected future cash flows and an impairment loss would be recognized. As of December 31, 1997 management does not believe that an impairment reserve is required.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amount of the Company's financial instruments at December 31, 1996 and 1997, which includes cash, accounts receivable and debt, approximates fair value due to the short maturity of those instruments. The Company considers the fixed rate and variable rate financial instruments to be representative of current market interest rates and, accordingly, the recorded amounts approximate their present fair market value.

 ACCOUNTING FOR INTEREST RATE SWAPS

  The Company is exposed to credit losses in the event of nonperformance by counterparties on interest rate swaps and other risk management instruments. The Company does not believe there is a significant risk of nonperformance by any of the parties to these instruments. Amounts due to the Company under these agreements were not significant at December 31, 1997.

 TOWER RENTAL REVENUE RECOGNITION

  Tower rental revenue is recognized on a straight-line basis over the life of the related lease agreements. Revenue is recorded in the month in which it is due. Any rental amounts received in advance of the month due are recorded as deferred revenue.

 CORPORATE DEVELOPMENT EXPENSES

  Corporate development expenses represent costs incurred in connection with acquisitions, construction activities and expansion of the customer base. These expenses consist primarily of allocated compensation and overhead costs that are not directly related to the administration or management of existing towers, and are expensed as incurred.

 INCOME TAXES

  The Company qualifies and intends to continue to qualify to be taxed as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code of 1986, as amended, for each taxable year of operations. As a REIT, the Company is allowed a tax deduction for the amount of dividends paid to its stockholders, thereby effectively subjecting the distributed net income of the Company to taxation at the stockholder level only, provided it distributes at least 95% of its REIT taxable income and meets certain other requirements for qualifying as a REIT. The Company incurred a loss for both book and tax purposes in the years ended December 31, 1996 and 1997 and, therefore, was not required to pay a cash dividend in order to retain its REIT status.

 EARNINGS (LOSS) PER SHARE

  Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding during each period. The computation of diluted earnings (loss) per share, assuming conversion of the Class D common shares described in Note 9, has an antidilutive effect on earnings per share.

                            PINNACLE HOLDINGS INC.

 INTERIM FINANCIAL INFORMATION

  The interim financial data includes the accounts and operations of the Company. The interim financial data is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of the interim period and are prepared on the same basis as the audited annual financial statements.

 RECLASSIFICATIONS

  Certain amounts from prior years have been reclassified for consistency with current presentation. These reclassifications were not material to the consolidated financial statements.

3. ACQUISITIONS

  The Company actively acquires towers and assumes the sellers' related customer activity on an ongoing basis. In January 1996, the Company acquired telecommunications tower sites and related assets from an individual for cash of $4,443,000. During May of 1996, the Company acquired the rooftop of the Plaza Tower building including all of the related tower assets and fixtures from Baha Towers Limited Partnership for a purchase price of $3,000,000 which was paid in cash. In July 1996, the Company purchased the tower leases and subleases of Florida Mobile Telephone, Inc. for a purchase price of $2,270,000, which was also paid in cash. In September 1996, the Company purchased 10 tower sites and related assets for $3,010,000, which consisted of $792,325 in cash and $2,217,675 of notes payable to Tall Towers Rentals, Inc. Additionally, the Company completed 44 other acquisitions of towers and related assets, all of which were individually insignificant to the Company, from various sellers during the year ended December 31, 1996. The aggregate purchase price of $20,854,055 consisted of $15,578,475 in cash and $5,275,580 of notes payable to the former tower owners (see Note 6).

  The Company completed 72 acquisitions during the year ended December 31, 1997, all of which were individually insignificant to the Company. The aggregate purchase price for acquisitions for the year ended December 31, 1997 was $73,591,373, which consisted of $54,339,523 in cash and $19,251,850 of notes payable to the former tower owners.

  The Company completed the acquisition of 201 towers from Southern Communications Services, Inc. on March 4, 1998. On September 3, 1998, the Company completed the acquisition of 166 towers from MobileMedia Corporation and affiliates. (See Note 12)

  The Company accounts for its acquisitions using the purchase method of accounting. The results of operations of the acquired assets are included with those of the Company from the dates of the respective acquisitions. The pro-forma results of operations listed below reflect purchase accounting and pro-forma adjustments as if the transactions occurred as of January 1, 1996. The unaudited pro-forma consolidated financial statements are not necessarily indicative of the results that would have occurred if the assumed transaction had occurred on the dates indicated and are not necessarily indicative of the expected financial position or results of operations in the future.

                                                         DECEMBER 31,
                                                   --------------------------
                                                       1996          1997
                                                   ------------  ------------
                                                   (UNAUDITED)   (UNAUDITED)
   Tower rental revenue........................... $  9,427,245  $ 15,547,242
   Gross profit, excluding depreciation and
    amortization..................................    7,375,124    12,381,646
   Net loss.......................................  (11,117,283)  (11,780,246)
   Basic net loss per common share................ $     (44.66) $     (37.99)

                             PINNACLE HOLDINGS INC.

4. FIXED ASSETS

  Fixed assets consist of the following:

                                               ESTIMATED
                                                USEFUL      DECEMBER 31,
                                               LIVES IN  --------------------
                                                 YEARS     1996       1997
                                               --------- --------  ----------
   Vehicles...................................      5    $257,304  $  489,778
   Furniture, fixtures and other office
    equipment.................................      5     426,542     504,759
   Data processing equipment..................      5     167,511     880,333
                                                         --------  ----------
                                                          851,357   1,874,870
   Accumulated depreciation...................            (93,762)   (379,749)
                                                         --------  ----------
   Fixed assets, net..........................           $757,595  $1,495,121
                                                         ========  ==========

5. ACCRUED EXPENSES

  Accrued expenses consist of the following:

                                                                DECEMBER 31,
                                                             -------------------
                                                               1996      1997
                                                             -------- ----------
   Construction costs....................................... $    --  $1,071,719
   Interest.................................................  199,385  1,337,662
   Professional fees........................................  146,000    150,000
   Sales tax and other......................................  109,446    148,115
   Payroll and other........................................  268,613    387,553
                                                             -------- ----------
                                                             $723,444 $3,095,049
                                                             ======== ==========

6. LONG-TERM DEBT

  Long-term debt consists of the following:

                                                            DECEMBER 31,
                                                      -------------------------
                                                         1996          1997
                                                      -----------  ------------
Senior Credit Facility, monthly interest at variable
 rates (7.75% and 8.25% at December 31, 1996 and
 1997, respectively), secured, quarterly principal
 installments beginning June 30, 2000, maturing
 December 31, 2004..................................  $21,100,000  $ 72,000,000
Notes payable to former tower owners, interest from
 8.5% to 13% per annum, monthly installments of
 principal and interest of varying amounts through
 December 31, 2021, secured by various letters of
 credit.............................................    9,322,180    28,581,867
Subordinated term note, quarterly interest at
 variable rates (11.88% at December 31, 1997),
 unsecured, principal and interest maturing
 September 22, 2000.................................          --     20,000,000
                                                      -----------  ------------
                                                       30,422,180   120,581,867
Less current portion of long-term debt..............     (636,214)  (11,122,077)
                                                      -----------  ------------
                                                      $29,785,966  $109,459,790
                                                      ===========  ============

                            PINNACLE HOLDINGS INC.

  The remaining principal payments at December 31, 1997 were due as follows:
1999-$357,561; 2000-$30,713,259; 2001-$10,243,954; 2002-$11,256,324; and 2003
and thereafter $56,883,692.

 SENIOR CREDIT FACILITY

  In September 1995, the Company entered into a credit agreement which provided for $25,000,000 of senior debt financing through a reducing revolving line of credit and revolver/term loan (as amended, the "Senior Credit Facility"). In September 1996, the Company and its senior lender agreed to expand the commitment amount to $100,000,000. Advances under the credit agreement are limited to a borrowing base, which is based on the Company's cash flows, as defined in the agreement.

  Advances under the Senior Credit Facility accrue interest at the Company's option at either LIBOR plus a margin of up to 2.375%, as defined in the related agreement, or at the greater of the Federal Funds Effective Rate plus 0.50% or the prime rate, plus a margin of up to 1.375%. Advances under the Senior Credit Facility bear interest payable in quarterly installments. In addition, the Company is required to pay commitment fees based on the unused portion of the commitments and customary facility fees on the total amount of the commitments.

  The Senior Credit Facility is secured by a lien on substantially all of the Company's assets and a pledge of substantially all of the Company's capital stock. The credit agreement contains customary covenants such as limitations on the Company's ability to incur indebtedness, to incur liens or encumbrances on assets, to make certain investments, to make distributions to shareholders, or prepay subordinated debt. Under the credit agreement, the Company may not permit the ratio of debt to annualized EBITDA to exceed certain amounts, as defined in the agreement.

  For the period from inception (May 3, 1995) through December 31, 1995 and for the years ended December 31, 1996 and 1997, the Company incurred commitment fees of approximately $38,000, $52,000, and $192,000, respectively.

 SUBORDINATED TERM LOAN

  On September 22, 1997, the Company entered into a term loan agreement for $20,000,000, which is subordinated to the Company's Senior Credit Facility. Borrowings under this agreement accrue interest, at interest rates equal to a margin amount (as defined in the agreement), plus LIBOR. The amount of the related margins are 6% through March 22, 1998, 7.5% through September 22, 1998, 10% through March 22, 1999 and the ratio increases by 2% for each successive six month period to a maximum combined rate of 18%. The Company may extend the maturity of the subordinated debt to September 22, 2007 if the Company complies with the subordinated debt covenants, as defined in the agreement. The Company may prepay this loan at any time at the Company's option. In connection with the term loan agreement, the Company issued warrants to lenders for 10,000 shares of the Company's Class F Common Stock (see Note 9). As of December 31, 1997, no value was assigned to the warrants.

 INTEREST RATE SWAP

  The Company entered into interest rate swap agreements to manage the interest rate risk associated with certain of its variable rate debt. The swap agreement effectively converts the credit agreement floating rate debt from LIBOR plus a margin, as defined in the agreement, to a fixed rate

                            PINNACLE HOLDINGS INC.

debt plus the applicable margin under the credit agreement on an amount equal to the notional value of the interest rate swap. The following table summarizes the interest rate swap agreement:

                                                       NOTIONAL AMOUNT
                                             -----------------------------------
                                     FIXED
                                    PAY RATE DECEMBER 31, 1996 DECEMBER 31, 1997
                                    -------- ----------------- -----------------
   EXPIRATION DATE
   September 30, 2000..............   5.75%     $20,000,000       $20,000,000
   May 1, 1998.....................   6.22%             --         20,000,000
   December 24, 1998...............   5.90%             --         30,000,000

  Approximately $28,000 and $51,000 of interest expense was incurred in 1996 and 1997, respectively, related to the interest rate swap agreements.

7. COMMITMENTS AND CONTINGENCIES

 OPERATING LEASES

  The Company is obligated under noncancellable leases for office space, machinery and equipment and ground leases which expire at various times through 2015. The majority of these leases have renewal options which range up to 10 years. Certain of the leases have purchase options at the end of the original lease term. The future minimum lease commitments under these leases at December 31, 1997 are as follows:

   YEAR ENDING
   DECEMBER 31,
     1998.......................................................... $   787,532
     1999..........................................................     781,319
     2000..........................................................     722,262
     2001..........................................................     574,192
     2002..........................................................     541,397
     2003 and thereafter...........................................   6,623,432
                                                                    -----------
       Total minimum lease payments................................ $10,030,134
                                                                    ===========

  Total rent expense under noncancellable operating leases was approximately $118,000, $468,083 and $1,468,323 for the period ended December 31, 1995 and for the years ended December 31, 1996 and 1997, respectively.

 EMPLOYMENT AGREEMENTS

  The Company has severance agreements with certain officers of the Company which grant these employees the right to receive their base salary and continuation of certain benefits for periods ranging from six to eighteen months in the event of a termination (as defined by the agreement) of such employees.

 LITIGATION

  The Company is not a party to any material legal proceedings other than routine litigation incidental to its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Company.

                            PINNACLE HOLDINGS INC.

8. TENANT LEASES

  The following is a schedule by year of total rentals to be received for tower space under noncancellable lease agreements as of December 31, 1997:

   YEAR ENDING
   DECEMBER 31,
     1998........................................................... $ 6,333,611
     1999...........................................................   5,813,840
     2000...........................................................   5,204,757
     2001...........................................................   3,858,188
     2002...........................................................   3,046,291
     2003 and thereafter............................................   2,211,626
                                                                     -----------
                                                                     $26,468,313
                                                                     ===========

  Principally all of the leases provide for renewal at varying escalations. These escalations have not been reflected above.

9.STOCKHOLDERS' EQUITY

 CAPITAL CONTRIBUTION COMMITMENT

  In 1995, the Company and its principal shareholder entered into a capital contribution agreement whereby the principal shareholder committed to invest up to $20,000,000 as equity in the Company (the "Capital Contribution Agreement") and at that time, management contributed $1,200,000. In February 1996, the Capital Contribution Agreement was amended and the principal shareholder's equity commitment to the Company was increased to $50,000,000.

 REDEEMABLE STOCK

  Class D common stock is convertible into shares of Class C common stock. The number of shares of Class C common stock issuable upon conversion will be 25% of the aggregate number of Class A and Class B common stock outstanding at the close of business on the Conversion date, as defined in the agreement. Such conversion will be effected by the surrender of the Class D common stock in exchange for the Class C common stock on a date to be approved by the Board of Directors, or upon consummation of an initial public offering. Any Class D common stock converted into Class C common stock will maintain the vesting characteristics such Class D common stock had prior to the time of conversion.

  Shares of Class D Common Stock are held by various officers and employees of the Company. Vesting of the ownership of these shares is subject to varying schedules. Certain employees vest into the ownership of the shares at the rate of 20% per year. Other employees vest according to the following schedule:

                                                               VESTING FRACTION
                                                                  OF SHARES
                                                              REMAINING UNVESTED
                                                              ------------------
   ANNIVERSARY OF
   THE CLOSING DATE
     First...................................................        1/10
     Second..................................................         1/9
     Third...................................................         1/8
     Fourth..................................................         2/7
     Fifth...................................................         1/2
     Sixth...................................................         1/1

                            PINNACLE HOLDINGS INC.

  If certain employees cease to be employed prior to the third anniversary of the date their respective shares were granted, any vested shares will become unvested. In the event of an initial public offering or sale of the Company, all unvested shares for any employee still employed will become vested shares. In the event of termination of employment, all shares of Class D common stock are subject to repurchase provisions, as defined below.

  If any employee ceases to be employed, then such employee's Class B and Class D common stock will be subject to repurchase by the Class A stockholders and the Company. The employee will have the right to require the Company to purchase any or all Class B and D common stock which are held, if such employee's termination was with or without cause and any Class D stock if termination is as a result of death or disability. If the employee is terminated with or without cause, the repurchase price for Class B common stock and vested Class D common stock will be fair market value, while the repurchase price for unvested Class D common stock will be $.001 per share. During 1997, the Company repurchased 500 shares of Class B common stock from a former employee. The purchase price approximated $147 per share, resulting in the determination of a new fair market value of the stock. Accordingly, the Class B common stock and additional paid in capital accounts have been adjusted to reflect this increase in fair market value.

  The Company's obligation to repurchase the Class D stock in the event of death or disability of an employee stockholder is limited to the amount of shares the Company could purchase with the proceeds of the life insurance policy covering the respective Class D employee stockholder. Additionally, all repurchases of shares are subject to the applicable restrictions contained in the Company's debt agreements.

 COMMON STOCK

  The Company has six classes of authorized common stock: Class A, B, C, D, E and F. Under the Company's Amended and Restated Certificate of Incorporation, the relative rights and preferences of each class of common stock are as follows:

 VOTING RIGHTS

  All classes of common stock will vote together as a single combined class on all matters submitted to a vote of the shareholders, with each holder of Class A, B, C, E or F common shares being entitled to one vote per share of such stock held and each holder of Class D common shares being entitled to a number of votes equal to the number of shares of Class C stock which would be issued upon conversion of the Class D stock, as described below.

 DISTRIBUTIONS

  The holders of the Class A and B common shares have an initial distribution preference equal to 15% per annum (the "Yield") based on the initial purchase price of $100 per share from the date of issuance through June 30, 1997. In addition to the Yield, the holders of Class A, Class B and Class E common stock are entitled to a distribution preference of $100 per share (the "Preference Amount").

  Holders of Class A common stock are entitled to receive their respective Preference Amounts before any distributions are to be made to any other class of stock. Similarly, holders of Class E Common stock are entitled to receive their respective Preference Amount before any distributions are to be made to the holders of Class B, C, D or F common stock. Once distributions have been made to Class A and E, holders of Class B common stock will receive their Preference Amounts. Remaining

                            PINNACLE HOLDINGS INC.

distributions will be made to all classes of common stock on the basis of the number of Units (as defined by the Company's Certificate of Incorporation) assigned to the respective shares.

  In connection with the Subordinated-Term Loan Agreement (see Note 6), the Company issued warrants to the lenders for shares of the Company's Class F Common Stock (see Note 12).

  Additional stock information is as follows:

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1996    1997
                                                                ------- -------
Preferred stock:
  Par value per share.......................................... $ 0.001 $ 0.001
  Shares authorized............................................ 100,000 100,000
  Shares issued and outstanding................................     --      --
Class A common stock:
  Par value per share.......................................... $ 0.001 $ 0.001
  Shares authorized............................................ 202,500 202,500
  Shares issued and outstanding................................ 202,500 202,500
Class B common stock:
  Par value per share.......................................... $ 0.001 $ 0.001
  Shares authorized............................................  12,000  12,000
  Shares issued and outstanding................................  12,000  12,000
Class C common stock:
  Par value per share.......................................... $ 0.001 $ 0.001
  Shares authorized............................................ 200,000 200,000
  Shares issued and outstanding................................     --      --
Class D common stock:
  Par value per share.......................................... $ 0.001 $ 0.001
  Shares authorized............................................ 100,000 100,000
  Shares issued and outstanding................................  38,000  39,000
Class E common stock:
  Par value per share.......................................... $ 0.001 $ 0.001
  Shares authorized............................................ 300,000 300,000
  Shares issued and outstanding................................  51,300  67,089
Class F common stock:
  Par value per share.......................................... $   --  $ 0.001
  Shares authorized............................................     --   10,000
  Shares issued and outstanding................................     --      --

10. RELATED PARTY TRANSACTIONS

  Certain board members and/or stockholders provide management services to the Company. The Company pays up to $75,000 plus reimbursable expenses each year for such management services. For the period from inception (May 3, 1995) through December 31, 1995, the Company paid approximately $12,500 for such services and related expenses. The Company paid approximately $55,162 and $78,166 for such services and related reimbursable expenses for the years ended December 31, 1996 and 1997, respectively. At December 31, 1996 and 1997, $88,016 and $29,950, respectively, was due to these related parties for management services and related reimbursable expenses. A balance due from current or former officers of $200,000 is included in other assets at December 31, 1997.

                            PINNACLE HOLDINGS INC.

  During 1997, the majority stockholder of the Company guaranteed a note payable to a tower seller of $3,904,600 associated with a tower acquisition (see Note 6).

11.EMPLOYEE BENEFIT PLAN

  Effective January 1, 1997, the Company began participating in a 401(k) plan of the majority stockholder. The plan covers substantially all employees. Benefits vest based on number of years of service. To participate in the plan, employees must be at least 21 years old and have completed six months of service.

12.SUBSEQUENT EVENTS

 ACQUISITIONS

  On March 4, 1998, the Company completed the acquisition of 201 towers from Southern Communications Services, Inc. ("Southern Communications"), a subsidiary of Southern Company. The Company paid $83,500,000 for these towers, located in Georgia, Alabama, Mississippi, and Florida.

  In connection with the acquisition of these towers, the Company and Southern Communications or one of its affiliates have entered into leases whereby Southern Communications or one of its affiliates is a customer on each of the 201 towers acquired. Under the lease agreement, Southern Communications and its affiliates will pay initial annual aggregate rent of approximately $5,500,000 in 1998. The leases have initial terms of ten years with five optional renewal periods of five years exercisable at the customer's option. The Company anticipates that Southern will continue to represent a significant, but declining percentage of the Company's revenues as the Company grows. The Company has also entered into an option agreement with Southern Communications under which the Company may supply, acquire or develop an additional 80 sites. Any of these additional sites would be rented under the same terms as the original leases of the 201 towers described above.


 COMMON STOCK

  In connection with the Subordinated Term Loan agreement (see Note 6), the Company issued warrants to the lenders for 10,000 shares of the Company's Class F Common Stock. The warrants are exercisable by the holders only in the event the Company defaults (as defined in the agreement) under the terms of its loans or does not repay the Subordinated Term Loan on or before September 22, 2000.

 EVENTS SUBSEQUENT TO THE DATE OF INDEPENDENT ACCOUNTANT'S REPORT (UNAUDITED)

 ACQUISITIONS

  On September 3, 1998, the Company acquired from MobileMedia Corporation ("MobileMedia") and several of its affiliates 166 towers for an aggregate purchase price of approximately $170 million. MobileMedia assigned its existing tenant leases on the towers to the Company. The Company entered into a lease (the "Lease") with MobileMedia Communications, Inc., an affiliate of MobileMedia, providing such affiliate of MobileMedia the non-exclusive right to install a certain amount of its equipment on the acquired towers for an aggregate rent of $10.7 million per year. The Lease has an initial term of 15 years and one five-year renewal term exercisable at the option of the lessee. Prior to this acquisition, space on the towers was primarily for the exclusive use of MobileMedia and its

                            PINNACLE HOLDINGS INC.

affiliates. The Company has integrated these towers into its rental tower business and is leasing space on these towers to other third party wireless communications providers. The towers are located in the Southeastern United States, Southern California and New England.

  The MobileMedia transaction was funded with proceeds from the sale of two separate newly authorized series of preferred stock of the Company described below, a loan from ABRY Broadcast Partners II, L.P., a controlling stockholder of the Company, and borrowings under the Company's senior credit facility with NationsBank, N.A. and certain other lenders.

  Including to the Southern Communications and MobileMedia transactions described above, for December 31, 1997 through December 18, 1998, the Company purchased a total of 519 towers for an aggregate consideration of approximately $330,836,121. Also subsequent to December 31, 1997 the Company entered into several letters of intent with various third parties to purchase 41 towers, reflecting an aggregate commitment to pay approximately $24,843,111.

  The pro-forma results of operations listed below reflect purchase accounting and pro-forma adjustments as if the transactions occurred as of January 1, 1996. The unaudited pro-forma consolidated financial statements are not necessarily indicative of the results that would have occurred if the assumed transaction had occurred on the dates indicated and are not necessarily indicative of the expected financial position or results of operations in the future.

                                                         SEPTEMBER 30,
                                                   --------------------------
                                                       1997          1998
                                                   ------------  ------------
                                                   (UNAUDITED)   (UNAUDITED)
   Tower rental revenue........................... $ 31,553,628  $ 32,846,267
   Gross profit, excluding depreciation and
    amortization..................................   26,857,397    27,430,522
   Net loss.......................................  (27,879,135)  (32,240,666)
   Net loss attributable to common shareholders...  (34,732,945)  (41,002,782)
   Basic net loss per common share................      (113.63)      (102.84)

 PREFERRED STOCK

  On September 30, 1998, in connection with the MobileMedia Acquisition the Company sold 30,000 shares of newly authorized Series A Senior Preferred Stock (the "Senior Preferred Stock") for $30 million. These shares carry a liquidation preference of $30 million in the aggregate, and were sold with an attached warrant to purchase, for a nominal price, approximately 0.75% of the Company's outstanding common stock. Dividends on the Senior Preferred Stock accrue at a rate of 14% through March 31, 1999, 14.75% from April 1, 1999 through June 30, 1999, 15.5% from July 1, 1999 through September 30, 1999 and 16% thereafter. At the Company's option, such dividends can be paid by the issuance of additional shares of such stock. The Senior Preferred Stock is redeemable at the Company's option at no premium at any time upon 30 days advance notice. The Senior Preferred Stock is mandatorily redeemable on September 30, 2008. The warrants (valued using the Black-Scholes option pricing model) are recorded at fair value and are exercisable at a nominal price for a period of eight and one-half years commencing 18 months following the issuance of the Senior Preferred Stock. If the Senior Preferred Stock is redeemed prior to 18 months after its initial issuance, the warrants may not be exercised and will be cancelled. The warrants expire on September 3, 2008.

  ABRY/Pinnacle, Inc., an affiliate of ABRY Broadcast Partners II, L.P., purchased newly authorized Series B Junior Preferred Stock of the Company (the "Junior Preferred Stock") with a liquidation preference of $32.5 million. Dividends accrue at a rate of 14% and at the Company's option may be paid by the issuance of additional shares of such stock. The Junior Preferred Stock is redeemable at the Company's option at no premium at any time. The Junior Preferred Stock is not mandatorily redeemable.

                            PINNACLE HOLDINGS INC.

  The Senior Preferred Stock and the Junior Preferred Stock have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

  In December 1998, the Company sold additional shares of the Series B Junior Preferred Stock with a liquidation preference of $32.8 million, which resulted in net proceeds of approximately $26.2 million.

 CAPITAL CONTRIBUTION

  As of September 30, 1998, approximately $8.9 million remained outstanding under the Capital Contribution Agreement (see Note 9).

 LONG-TERM DEBT

  In February 1998, the Company entered into an agreement with its principal stockholder (the "Bridge Loan"), whereby the Company borrowed $12,500,000 in cash. Amounts outstanding under the Bridge Loan earn interest at the rate of 9% per annum. Interest and principal under the Bridge Loan are payable within one year from the date of the related borrowing. During April 1998, the Company borrowed $2.5 million under this Bridge Loan to partially fund acquisitions.

  On March 4, 1998, the Company amended the Senior Credit Facility to provide for borrowings initially of up to $200,000,000. The facility comprises a revolving line of credit under which the Company may make borrowings and repayments until March 31, 2000, at which time the facility will convert into a term loan payable through December 31, 2005. Advances under the Senior Credit Facility accrue interest at the Company's option of either LIBOR plus a margin of up to 2.75%, as defined in the related agreement, or at the greater of the Federal Funds Effective Rate plus 0.50% or the prime rate, plus a margin of up to 1.75%. Advances under the facility are available to fund acquisitions and construction of towers and for general corporate purposes.

  On March 17, 1998, the Company issued $325,000,000 of 10% Senior Discount Notes with a scheduled maturity in 2008 through a private placement offering to institutional investors. The Company has the right to redeem the notes on or after March 15, 2003 at a price 105.0%, 103.3%, 102.6% and 100.0% during the twelve month period ending March 15, 2003, 2004, 2005, and 2006 and thereafter, respectively. In addition, the Company at any time prior March 15, 2001 may redeem up to 35% of the Senior Discount Notes upon a public equity offering at a redemption price equal to 110% of the accreted value of the notes plus unpaid liquidated damages, if any, as of the redemption date. The notes will accrete interest, representing the amortization of the original issue discount, at a rate of 10% compounded semi-annually to a maturity of $325,000,000 by March 15, 2003. Thereafter, the notes will pay interest at the rate of 10% semi annually, payable in arrears on March 15 and September 16. The proceeds of this issuance were used to repay approximately $158.6 million of outstanding borrowings under the Senior Credit Facility, to repay and retire $20 million and approximately $1.2 million in accrued interest outstanding under the Subordinated Term Loan, to repay in full and retire the $12.5 million of principal and $.1 million in accrued interest outstanding under the ABRY Bridge Loan, and to pay approximately $.4 million in the aggregate to holders of the Company's Class B common stock in settlement of a distribution preference on such stock.

  In September 1998, the Company borrowed $15,000,000 from ABRY II, the Company's principal stockholder (the "ABRY Bridge Loan"), to partially finance the MobileMedia Acquisition. The ABRY Bridge Loan bears interest at a rate of 9.0%. Interest and principal under the ABRY Bridge Loan are payable within one year from the date of borrowing.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
MobileMedia Communications, Inc. and
 Subsidiaries

  We have audited the accompanying balance sheets of the tower operations (the "Tower Operations") of MobileMedia Communications, Inc. and Subsidiaries (the "Parent") as of December 31, 1997 and 1996 and the related statements of income, changes in net tower operation assets, and cash flows for the years then ended. These financial statements are the responsibility of the Parent's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Tower Operations of MobileMedia Communications, Inc. and Subsidiaries as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

  As discussed in Note 4, on July 7, 1998, MobileMedia Corporation and the Parent entered into an agreement to sell certain assets of the Tower Operations to Pinnacle Towers Inc. Tower Operations is not a separate legal entity, subsidiary, division or segment of the Parent and, accordingly, it has no independent financing sources. On January 30, 1997, MobileMedia, the Parent and all seventeen of the Parent's subsidiaries (collectively with the Parent and MobileMedia, the "Debtors"), filed for protection under Chapter 11 of Title 11 of the United States Code. The Debtors are operating as debtors-in-possession and are subject to the jurisdiction of the United State Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Accordingly, the aforementioned sale transaction is subject to Bankruptcy Court approval. Management believes it will receive the consent of its debt holders and the Bankruptcy Court for the sale of the Tower Operations free and clear of all liens. As a result of the uncertainties of the Debtor's bankruptcy and the collateralization of the Tower Operations' assets, and the potential effect on the Tower Operations' assets, there is substantial doubt that the Tower Operations would continue as a going concern if the necessary consents are not received or if for some other reason the sale transaction is not consummated. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
July 13, 1998

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                                TOWER OPERATIONS
   (A CARVE-OUT ENTITY OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES)

                                 BALANCE SHEETS

                                                            DECEMBER 31,
                                           JUNE 30,    -----------------------
                                             1998         1997         1996
                                          -----------  -----------  ----------
                                          (UNAUDITED)
ASSETS
Current assets:
 Accounts receivable (net of allowance
  for doubtful accounts of $80,000,
  $57,000 and $18,000 at June 30, 1998,
  December 31, 1997 and 1996, respective-
  ly).................................... $   283,294  $   196,307  $  179,960
 Prepaid site lease rentals..............      46,248       49,710      46,934
                                          -----------  -----------  ----------
    Total current assets.................     329,542      246,017     226,894
Property and equipment:
 Land....................................   2,401,987    2,401,987   2,401,987
 Tower assets and other equipment........   4,910,330    4,891,859   4,670,431
 Less accumulated depreciation...........  (1,544,396)  (1,279,937)   (758,456)
                                          -----------  -----------  ----------
Net property and equipment...............   5,767,921    6,013,909   6,313,962
                                          -----------  -----------  ----------
    Total assets......................... $ 6,097,463  $ 6,259,926  $6,540,856
                                          ===========  ===========  ==========
LIABILITIES AND NET TOWER OPERATION
 ASSETS
Liabilities:
 Accounts payable........................ $   214,316  $   520,318  $  282,045
 Unearned revenue........................     172,829      165,241      29,411
                                          -----------  -----------  ----------
                                              387,145      685,559     311,456
Commitments and contingencies
Net tower operation assets...............   5,710,318    5,574,367   6,229,400
                                          -----------  -----------  ----------
    Total liabilities and net tower oper-
     ation assets........................ $ 6,097,463  $ 6,259,926  $6,540,856
                                          ===========  ===========  ==========

                            See accompanying notes.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                                TOWER OPERATIONS
   (A CARVE-OUT ENTITY OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES)

                              STATEMENTS OF INCOME

                                    SIX MONTHS ENDED
                                 ----------------------
                                                         YEAR ENDED DECEMBER 31,
                                  JUNE 30,    JUNE 30,   -----------------------
                                    1998        1997        1997        1996
                                 ----------- ----------  ----------- -----------
                                 (UNAUDITED) (UNAUDITED)
Revenues........................ $1,262,201  $1,246,855  $ 2,500,185 $ 2,608,321
Expenses:
 Operations.....................    513,105     525,572    1,113,663   1,001,018
 General and administrative.....    283,413     292,413      609,179     540,015
 Depreciation...................    264,459     257,576      521,481     489,271
                                 ----------  ----------  ----------- -----------
    Total expenses..............  1,060,977   1,075,561    2,244,323   2,030,304
                                 ----------  ----------  ----------- -----------
Net income...................... $  201,224  $  171,294  $   255,862 $   578,017
                                 ==========  ==========  =========== ===========


                            See accompanying notes.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                                TOWER OPERATIONS
   (A CARVE-OUT ENTITY OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES)

              STATEMENTS OF CHANGES IN NET TOWER OPERATION ASSETS

Net tower operation assets as of December 31, 1995.................. $3,958,877
 Net income.........................................................    578,017
 Net activity with Parent...........................................  1,692,506
                                                                     ----------
Net tower operation assets as of December 31, 1996..................  6,229,400
 Net income.........................................................    255,862
 Net activity with Parent...........................................   (910,895)
                                                                     ----------
Net tower operation assets as of December 31, 1997..................  5,574,367
 Net income (unaudited).............................................    201,224
 Net activity with Parent (unaudited)...............................    (65,273)
                                                                     ----------
Net tower operation assets as of June 30, 1998 (unaudited).......... $5,710,318
                                                                     ==========



                            See accompanying notes.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                                TOWER OPERATIONS
   (A CARVE-OUT ENTITY OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES)

                            STATEMENTS OF CASH FLOWS

                                SIX MONTHS ENDED
                             ----------------------
                                                     YEAR ENDED DECEMBER 31,
                              JUNE 30,    JUNE 30,   -------------------------
                                1998        1997        1997          1996
                             ----------- ----------  -----------  ------------
                             (UNAUDITED) (UNAUDITED)
OPERATING ACTIVITIES
Net income.................   $ 201,224  $ 171,294   $   255,862  $    578,017
Adjustments to reconcile
 net income to net cash
 provided by operating ac-
 tivities:
  Depreciation.............     264,459    257,576       521,481       489,271
  Change in operating as-
   sets and liabilities:
    Accounts receivable....     (86,987)    (6,186)      (16,347)      (50,889)
    Prepaid expenses.......       3,462     (2,777)       (2,776)          --
    Accounts payable.......    (306,002)   131,694       238,273       248,015
    Unearned revenue.......       7,588     89,654       135,830       (27,082)
                              ---------  ---------   -----------  ------------
Net cash provided by oper-
 ating activities..........      83,744    641,255     1,132,323     1,237,332
INVESTING ACTIVITIES
Tower acquisitions and cap-
 ital expenditures.........     (18,471)  (216,973)     (221,428)   (2,929,838)
                              ---------  ---------   -----------  ------------
Net cash used in investing
 activities................     (18,471)  (216,973)     (221,428)   (2,929,838)
FINANCING ACTIVITIES
Net activity with Parent...     (65,273)  (424,282)     (910,895)    1,692,506
                              ---------  ---------   -----------  ------------
Net cash (used in) provided
 by financing activities...     (65,273)  (424,282)     (910,895)    1,692,506
                              ---------  ---------   -----------  ------------
Net increase in cash.......         --         --            --            --
Cash at beginning of peri-
 od........................         --         --            --            --
                              ---------  ---------   -----------  ------------
Cash at end of period......   $     --   $     --    $       --   $        --
                              =========  =========   ===========  ============


                            See accompanying notes.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                               TOWER OPERATIONS
   (A CARVE-OUT ENTITY OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES)

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

  The accompanying financial statements present the financial position and the results of operations of the tower operations (the "Tower Operations") of MobileMedia Communications, Inc. and Subsidiaries (the "Parent"), which includes the Parent's business of leasing space on the 163 tower sites that are being acquired by Pinnacle Towers Inc. ("Pinnacle") (see Note 4) to customers in the broadcast and wireless communication industries. The Parent also utilizes the tower sites for its own transmitter systems.

  Tower Operations is not a separate legal entity, subsidiary, division or segment of the Parent and, accordingly, it has no independent financing sources. All funding has been summarized in the accompanying financial statements as "Net activity with Parent".

  The financial statements of the Tower Operations business have been derived from the financial statements of the Parent and have been prepared to present the financial position, results of operations, and cash flows on a stand-alone basis. All revenues and expenses specifically identifiable to Tower ownership are included. Additionally, the accompanying financial statements include certain costs and expenses that have been allocated to the Tower business from the Parent. These costs have been allocated on a pro rata basis primarily based upon revenues or total costs of certain infrastructure operations, depending upon the nature of the cost.

  On January 30, 1997, MobileMedia Corporation ("MobileMedia"), the Parent and all seventeen of the Parent's subsidiaries (collectively with the Parent and MobileMedia, the "Debtors"), filed for protection under Chapter 11 of Title 11 of the United States Code. The Debtors are operating as debtors-in-possession and are subject to the jurisdiction of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

CONCENTRATIONS OF CREDIT RISK

  The owned tower site lease receivables potentially subject the business to credit risk, as the Tower Operations generally does not require collateral or other security to support customer receivables. The carrying amount of the Tower Operations receivables approximates fair value.

PROPERTY AND EQUIPMENT

  Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives, which vary from 5 to 29 years.

IMPAIRMENT OF LONG-LIVED ASSETS

  Management periodically reviews the values assigned to long-lived assets to determine whether any impairments are other than temporary. Management believes that no impairment exists with respect to the long-lived assets in the accompanying balance sheets.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                               TOWER OPERATIONS
   (A CARVE-OUT ENTITY OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

  The Tower Operations earns revenues by leasing space on its towers to customers in the broadcast and communication industries or to customers that have internal communication systems. Lease revenues are recognized on a periodic basis over the non-cancelable lease term. The effect of escalation clauses within such leases is not material. No revenue is recognized in the accompanying financial statements related to the Parent's usage of space on the Tower Operations towers.

ALLOCATION OF EXPENSES

  Certain administrative expenses were allocated from the Parent based on the ratio of revenue generated from the Tower Operations to the Parent's revenues from services, rents and maintenance. Additionally, certain operational expenses were allocated from the Parent based on the estimated percentage of such costs which are deemed to be applicable to the Tower Operations. Management believes that these are the most appropriate methodologies for allocating such expenses.

INCOME TAXES

  The Tower Operations is not in itself a taxable entity and no provision or benefit for United States federal or state income taxes has been recorded.

UNAUDITED INTERIM FINANCIAL STATEMENTS

  The interim financial information as of June 30, 1998 and the six months ended June 30, 1998 and 1997 contained herein is unaudited but, in the opinion of management, includes all adjustments of a normal recurring nature which are necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. Results of operations for the periods presented herein are not necessarily indicative of results of operations for the entire year.

2. COMMITMENTS AND CONTINGENCIES

  The Tower Operations' property and equipment are part of the collateral for MobileMedia's secured debt. MobileMedia is seeking the consent of the secured debt holders and the Bankruptcy Court for the sale of certain assets of the Tower Operations to Pinnacle free and clear of the liens (see Note 4). Management believes it will receive such consents from the secured debt holders and the Bankruptcy Court.

  The land on which certain towers are constructed is leased pursuant to operating leases. Rental expenses under operating leases were approximately $277,000, $298,000, $597,000 and $563,000 for the six months ended June 30,
1998 (unaudited) and 1997 (unaudited) and the years ended December 31, 1997 and 1996, respectively. The effect of escalation clauses within such leases is not material. At December 31, 1997, the aggregate minimum rental commitments under leases were as follows:

      1998........................................................... $  570,916
      1999...........................................................    454,913
      2000...........................................................    330,408
      2001...........................................................    203,091
      2002...........................................................    177,582
      Thereafter.....................................................    639,760
                                                                      ----------
                                                                      $2,376,670
                                                                      ==========

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                               TOWER OPERATIONS
   (A CARVE-OUT ENTITY OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
2. COMMITMENTS AND CONTINGENCIES (CONTINUED)

  One ground lease, which extends until October 2003, stipulates that the tower on the land becomes the property of the city in which it is located upon expiration of the lease.

  One tower asset represents an exclusive lease agreement for use of the tower by the Tower Operations. Additionally, the Company believes that it has title to all Tower Operations land; however, for one such parcel, the Tower Operations may only have an easement to use the property.

3. IMPACT OF YEAR 2000 (UNAUDITED)

  The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Parent's computer programs that have time-sensitive software may recognize a date using "00" as the Year 1900 rather than the Year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

  While the Parent is aware that certain of its software requires modification, it is in the process of determining the full extent that it will be required to modify or replace significant portions of its software so that its computer systems function properly with respect to dates in the Year 2000 and thereafter. If such modifications and conversions are not made, or are not completed timely, the Year 2000 issue could have a material impact on the operations of the Parent and the Tower Operations.

4. SUBSEQUENT EVENT--SALE AND LEASEBACK OF TOWER ASSETS

  On July 7, 1998, MobileMedia and the Parent entered into an agreement to sell 163 towers and 49 parcels of land related to the Tower Operations to Pinnacle Towers Inc. for $170,000,000. The transaction also includes the assignment of leases and related lease payments for 89 land leases related to towers included in the sale. It is anticipated that such transaction will close on August 25, 1998, subject to the approval of the Bankruptcy Court.

  In connection with the transaction, MobileMedia and the Parent will enter into a lease agreement with Pinnacle in which the Parent will lease space on towers for 683 transmitters for a period of fifteen years at a cost of $1,300 per month per transmitter.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Southern Communications Services, Inc.:

  We have audited the accompanying balance sheets of the tower operations (the "Tower Operations" or "Company") of SOUTHERN COMMUNICATIONS SERVICES, INC. (a Delaware corporation) as of December 31, 1997 and 1996 and the related statements of operations, changes in accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Tower Operations of Southern Communications Services, Inc. as of December 31, 1997 and 1996 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP
Arthur Andersen LLP
Atlanta, Georgia
February 20, 1998

                     SOUTHERN COMMUNICATIONS SERVICES, INC.
                                TOWER OPERATIONS
         (A CARVE-OUT ENTITY OF SOUTHERN COMMUNICATIONS SERVICES, INC.)

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                          1997         1996
                                                       -----------  -----------
                        ASSETS
Current Assets:
  Accounts receivable................................. $    39,459  $   169,994
  Prepaids and other..................................     117,599      102,942
                                                       -----------  -----------
    Total current assets..............................     157,058      272,936
                                                       -----------  -----------
Property and Equipment, at cost:
  Tower investment....................................  40,191,788   38,139,393
  Less accumulated depreciation.......................  (3,875,184)  (1,928,510)
                                                       -----------  -----------
    Net property and equipment........................  36,316,604   36,210,883
                                                       -----------  -----------
    Total assets...................................... $36,473,662  $36,483,819
                                                       ===========  ===========
         LIABILITIES AND ACCUMULATED DEFICIT
Current Liabilities:
  Accounts Payable.................................... $    78,342  $   115,865
Due to Parent.........................................  40,930,277   39,007,286
Commitments and Contingencies
Accumulated Deficit...................................  (4,534,957)  (2,639,332)
                                                       -----------  -----------
    Total liabilities and accumulated deficit......... $36,473,662  $36,483,819
                                                       ===========  ===========


        The accompanying notes are an integral part of these statements.

                     SOUTHERN COMMUNICATIONS SERVICES, INC.
                                TOWER OPERATIONS
         (A CARVE-OUT ENTITY OF SOUTHERN COMMUNICATIONS SERVICES, INC.)

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                         1997         1996
                                                      -----------  -----------
Revenues............................................. $ 1,017,305  $   349,428
Expenses:
  Operations.........................................     876,614      748,001
  Administrative and General.........................      89,642       54,072
  Depreciation.......................................   1,946,674    1,810,282
                                                      -----------  -----------
  Total expenses.....................................   2,912,930    2,612,355
                                                      -----------  -----------
Net Loss............................................. $(1,895,625) $(2,262,927)
                                                      ===========  ===========



        The accompanying notes are an integral part of these statements.

                     SOUTHERN COMMUNICATIONS SERVICES, INC.
                                TOWER OPERATIONS
         (A CARVE-OUT ENTITY OF SOUTHERN COMMUNICATIONS SERVICES, INC.)

                  STATEMENTS OF CHANGES IN ACCUMULATED DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

Accumulated Deficit as of December 31, 1995....................... $  (376,405)
Net Loss..........................................................  (2,262,927)
                                                                   -----------
Accumulated Deficit as of December 31, 1996.......................  (2,639,332)
Net Loss..........................................................  (1,895,625)
                                                                   -----------
Accumulated Deficit as of December 31, 1997....................... $(4,534,957)
                                                                   ===========



        The accompanying notes are an integral part of these statements.

                     SOUTHERN COMMUNICATIONS SERVICES, INC.
                                TOWER OPERATIONS
         (A CARVE-OUT ENTITY OF SOUTHERN COMMUNICATIONS SERVICES, INC.)

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                          1997         1996
                                                       -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss...........................................  $(1,895,625) $(2,262,927)
  Adjustments to reconcile net loss to net cash used
   by operating activities:
   Depreciation......................................    1,946,674    1,810,282
   Changes in current assets and liabilities:
    Decrease (increase) in accounts receivable.......      130,535     (169,994)
    Decrease (increase) in prepaids and other........      (14,657)    (102,942)
    (Decrease) increase in accounts payable..........      (37,523)     115,865
                                                       -----------  -----------
      Total adjustments..............................    2,025,029    1,653,211
                                                       -----------  -----------
Net cash provided by (used in) operating activities..      129,404     (609,716)
                                                       -----------  -----------
CASH FLOW FROM INVESTING ACTIVITIES:
  Capital expenditures...............................   (2,052,395)  (8,657,518)
                                                       -----------  -----------
Net cash used by investing activities................   (2,052,395)  (8,657,518)
CASH FLOW FROM FINANCING ACTIVITIES:
  Change in Due to Parent............................    1,922,991    9,267,234
                                                       -----------  -----------
Net cash provided from financing activities..........    1,922,991    9,267,234
Increase In Cash.....................................  $         0  $         0
                                                       -----------  -----------
Cash at Beginning of Year............................  $         0  $         0
                                                       ===========  ===========
Cash at End of Year..................................  $         0  $         0
                                                       ===========  ===========


        The accompanying notes are an integral part of these statements.

                    SOUTHERN COMMUNICATIONS SERVICES, INC.
                               TOWER OPERATIONS
        (A CARVE-OUT ENTITY OF SOUTHERN COMMUNICATIONS SERVICES, INC.)

                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 BASIS OF PRESENTATION

  The accompanying financial statements present the financial position and the results of operations of the Tower Operations (the "Company") of Southern Communications Services, Inc. (the "Parent"), which include the Parent's business of leasing space on the 201 tower sites that are being acquired by Pinnacle Towers Inc. ("Pinnacle") (See Note 4) to customers in the broadcast and wireless communication industries. Tower leasing has been incidental to the Parent's communications services business, and it has had no concentrated marketing and sales effort to generate revenues from tower leases.

  Tower Operations is not a separate subsidiary, division or segment of the Parent. The financial statements of the Tower Operations business have been derived from the financial statements of the Parent and have been prepared to present the financial position, results of operations, and cash flows on a stand-alone basis. All revenues and expenses specifically identifiable to tower ownership are included. Additionally, the accompanying financial statements include certain costs and expenses that have been allocated to the tower business from the Parent. These costs have been allocated on a pro rata basis primarily on either revenues or total costs of infrastructure operations, depending upon the nature of the cost. Management believes this allocation methodology is reasonable.

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 CREDIT RISK

  The owned tower site lease receivables potentially subject the business to credit risk, as collateral is generally not required. The business risk of loss is limited due to the significant number of leases with affiliated companies and the superior credit ratings of non-affiliated lessees. The carrying amount of the Company's receivables approximates fair value.

 PROPERTY AND EQUIPMENT

  Towers are recorded at cost and include certain capitalized overhead costs (primarily engineering). Depreciation is computed using the straight-line method over the estimated useful lives of its towers, which are 20 years.

 LONG-LIVED ASSETS

  The business periodically reviews the values assigned to long-lived assets to determine whether any impairments are other than temporary. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

 INCOME TAXES

  The Company is not in itself a taxable entity, and no provision or benefit for United States federal or state income taxes has been recorded.

                    SOUTHERN COMMUNICATIONS SERVICES, INC.
                               TOWER OPERATIONS
        (A CARVE-OUT ENTITY OF SOUTHERN COMMUNICATIONS SERVICES, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

 REVENUE RECOGNITION

  The Company earns revenues by leasing space on its towers to customers in the broadcast and communication industries or to customers that have internal communication systems. Lease revenues are recognized on a straight-line basis over the noncancelable lease term.

2. COMMITMENTS AND CONTINGENCIES

 LEASES

  The Company leases land for certain tower sites under long-term operating leases. The majority of these leases contain renewal provisions which generally require renewals to be exercised at market rates. Rental expense for the years ended December 31, 1997 and 1996 totaled $228,688 and $195,075, respectively, and are included in Operations Expense in the accompanying statements of operations.

  Future minimum rental payments required under the operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1997 are as follows (in thousands):

   1998.............................................................. $  240,320
   1999..............................................................    240,320
   2000..............................................................    218,840
   2001..............................................................    203,544
   2002 and thereafter...............................................    854,096
                                                                      ----------
   Total............................................................. $1,757,120
                                                                      ==========

3. RELATED-PARTY TRANSACTIONS

  Certain specialized services are performed for the Company by Southern Company Services, Inc., an affiliate. Services provided include support in major functional areas, such as engineering, site acquisition, site leasing, benefits, cash management, legal, risk management, accounting, payroll, and taxes. These services are provided at cost and totaled $38,994 and $37,054 in 1997 and 1996, respectively.

  The Company purchases electrical power and leases land for towers from affiliated companies. The costs of these services were $117,061 and $112,623 in 1997 and 1996, respectively.

  The Company leases space on towers to certain of its affiliates. Revenues for these sales and services were $371,936 and $169,995 in 1997 and 1996, respectively.

  At December 31, 1997 and December 31, 1996, the Company owed approximately $26,574 and $71,267, respectively, to its affiliates for amounts due under the agreements discussed above.

4. SALE AND LEASEBACK OF TOWER ASSETS

  On January 9, 1998, the Parent entered into a definitive agreement to sell 201 towers and 90 parcels of land to Pinnacle for a purchase price of $83,500,000 and received $6,000,000 from Pinnacle

                    SOUTHERN COMMUNICATIONS SERVICES, INC.
                               TOWER OPERATIONS
        (A CARVE-OUT ENTITY OF SOUTHERN COMMUNICATIONS SERVICES, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

as a nonrefundable deposit for the transaction. The transaction also includes the assignment of leases and related lease payments for 111 land leases related to towers included in the sale. The transaction is expected to close on March 4, 1998. The sale price will be adjusted proportionately to the average price per tower site if the Parent or Pinnacle elect not to include certain sites in the transaction for certain casualty, title, or lease defects.

  In connection with the transaction, the Parent and Pinnacle have entered into a lease agreement in which the Parent will lease space on each tower included in the transaction for a period of 10 years at a cost of $1,500 per month per site. Five five-year option periods are included in the lease agreement.

  The Parent and Pinnacle have also entered into an option agreement, in which at the sole option of the Parent, Pinnacle may be used to construct up to 80 additional towers for the purpose of permitting the Parent to place thereon communications antennae and related equipment.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Pinnacle Holdings Inc.

  In our opinion, the accompanying combined balance sheet and the related combined statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Shore Communications ("Shore") at December 3, 1997, and the results of its operations and their cash flows for the eleven month period from January 1, 1997 through December 3, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Shore's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/PricewaterhouseCoopers LLP
Price Waterhouse LLP
Tampa, Florida
February 9, 1998

                              SHORE COMMUNICATIONS

               (A CARVE-OUT ENTITY OF SHORE COMMUNICATIONS, INC.,
        WEST SHORE COMMUNICATIONS, INC., AND 28 WALKER ASSOCIATES, LLC)

                             COMBINED BALANCE SHEET

                                                               DECEMBER 3, 1997
                                                               ----------------
                            ASSETS
Current assets:
  Accounts receivable.........................................    $    3,548
  Due from affiliate..........................................        58,107
  Prepaid expenses............................................        16,447
  Stockholder receivable......................................        91,745
  Deferred tax asset..........................................        22,007
  Other current assets........................................         6,948
                                                                  ----------
    Total current assets......................................       198,802
Fixed assets, net.............................................         9,638
Tower assets, net of accumulated depreciation of $229,580.....     2,254,591
Deferred loan costs, net of accumulated amortization of
 $26,777......................................................        48,599
                                                                  ----------
                                                                  $2,511,630
                                                                  ==========
             LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable and other current liabilities..............    $   62,251
  Deferred revenue............................................        60,391
  Stockholder payable.........................................       328,494
  Short-term debt.............................................     2,000,084
                                                                  ----------
    Total current liabilities.................................     2,451,220
Customer deposits.............................................         2,600
                                                                  ----------
                                                                   2,453,820
                                                                  ----------
Commitments and Contingencies (Note 6)
Stockholder's equity:
  Common stock, $1 par value; 10,000 shares authorized; 100
   shares issued and outstanding..............................           100
  Common stock, no par value; 5,000 shares authorized; 100
   shares issued and outstanding..............................           --
  Additional paid in capital..................................        66,900
  Retained earnings...........................................        (9,190)
                                                                  ----------
                                                                      57,810
                                                                  ----------
                                                                  $2,511,630
                                                                  ==========

            The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                              SHORE COMMUNICATIONS

               (A CARVE-OUT ENTITY OF SHORE COMMUNICATIONS, INC.,
        WEST SHORE COMMUNICATIONS, INC., AND 28 WALKER ASSOCIATES, LLC)

             COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                                                       PERIOD FROM JANUARY 1,
                                                      THROUGH DECEMBER 3, 1997
                                                      ------------------------
Revenue..............................................         $667,263
Tower operating expenses, excluding depreciation and
 amortization........................................          145,938
                                                              --------
    Gross margin.....................................          521,325
                                                              --------
Expenses:
  General and administrative expenses................          235,108
  Depreciation and amortization......................           96,554
                                                              --------
                                                               331,662
                                                              --------
Income from operations...............................          189,663
Interest expense.....................................          197,909
                                                              --------
Loss from operations.................................           (8,246)
Income tax benefit...................................           22,007
                                                              --------
Net income...........................................         $ 13,761
                                                              ========
Pro-forma income tax benefit.........................         $  2,849
                                                              --------
Pro-forma net loss...................................         $ (5,397)
                                                              ========
Retained earnings at December 31, 1996...............         $(22,951)
Net income...........................................           13,761
                                                              --------
Retained earnings at December 3, 1997................         $ (9,190)
                                                              ========


            The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                              SHORE COMMUNICATIONS

 (A CARVE-OUT ENTITY OF SHORE COMMUNICATIONS, INC., WEST SHORE COMMUNICATIONS,
                      INC., AND 28 WALKER ASSOCIATES, LLC)

                        COMBINED STATEMENT OF CASH FLOWS

                                                        PERIOD FROM JANUARY 1,
                                                       THROUGH DECEMBER 3, 1997
                                                       ------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................        $  13,761
  Adjustments to reconcile net income to net cash pro-
   vided by operating activities:
   Depreciation and amortization......................           96,554
   Deferred tax asset.................................          (22,007)
   (Increase) decrease in:
    Accounts receivable...............................           (3,548)
    Due from affiliate................................          (58,107)
    Prepaid expenses..................................          (11,261)
    Stockholder receivable............................          146,567
    Other current assets..............................           40,722
   Increase (decrease) in:
    Accounts payable and other current liabilities....           52,011
    Deferred revenue..................................           42,874
    Stockholder payable...............................          181,800
                                                              ---------
      Total adjustments...............................          465,605
                                                              ---------
Net cash provided by operating activities.............          479,366
                                                              ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures:
    Tower assets......................................         (571,259)
    Fixed assets......................................           (3,023)
                                                              ---------
Net cash used in investing activities.................         (574,282)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under term note..........................          339,379
  Repayment of short-term debt........................         (403,662)
                                                              ---------
Net cash used in financing activities.................          (64,283)
Net decrease in cash..................................         (159,199)
                                                              ---------
Cash at December 31, 1996.............................          159,199
                                                              ---------
Cash at December 3, 1997..............................        $     --
                                                              =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
Cash paid for interest................................        $ 199,547
                                                              =========

The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                             SHORE COMMUNICATIONS

              (A CARVE-OUT ENTITY OF SHORE COMMUNICATIONS, INC.,
        WEST SHORE COMMUNICATIONS, INC., AND 28 WALKER ASSOCIATES, LLC)

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

 NATURE OF BUSINESS

  On December 3, 1997, Pinnacle Towers Inc. acquired all of the outstanding stock of Shore Communications, Inc. ("Shore Communications", a C Corporation) and West Shore Communications, Inc. ("West Shore", a C Corporation) and certain of the assets and business operations of 28 Walker Associates, LLC ( "Walker", a limited liability company). Shore Communications and West Shore were wholly-owned by an individual. Walker is owned by two individuals. Collectively, the acquired corporations, assets and related operations are referred to hereafter as Shore Communications ("Shore"). Shore owns telecommunication towers and leases space on these towers to customers in the wireless communications industries in Maryland and Virginia.

 BASIS OF PRESENTATION

  The combined financial statements of Shore have been derived from the accounting records of Shore Communications, West Shore and Walker. Additional allocations were made to reflect Shore's share of general and administrative expenses on a carve-out basis as described in Note 2.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results may vary from those estimates.

 DUE FROM AFFILIATE

  Tower revenues related to Walker are collected by an affiliate on behalf of Walker. Similarly, all direct tower operating expenses and general and administrative expenses are paid by an affiliate on behalf of Walker. Accordingly, a receivable from and payable to affiliates are recorded (see
Note 8).

 TOWER ASSETS

  Tower assets consist of towers, buildings, and related attachments which are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which range from 6 to 31.5 years. Improvements, renewals and extraordinary repairs which increase the value or extend the life of the asset are capitalized. Repairs and maintenance costs are expensed as incurred.

 FIXED ASSETS

  Fixed assets are recorded at cost and depreciated using the straight-line method over the estimated useful life of the assets, which range from 5 to 7 years. Improvements, renewals and extraordinary repairs which increase the value or extend the life of the assets are capitalized. Repairs and maintenance costs are expensed as incurred.

                             SHORE COMMUNICATIONS

              (A CARVE-OUT ENTITY OF SHORE COMMUNICATIONS, INC.,
        WEST SHORE COMMUNICATIONS, INC., AND 28 WALKER ASSOCIATES, LLC)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

 IMPAIRMENT OF LONG-LIVED ASSETS

  Shore evaluates the recoverability of its long-lived assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related asset may be less than previously anticipated. If the net book value of the related asset exceeds the undiscounted future cash flows of the asset, the carrying amount would be reduced to the present value of its expected future cash flows and an impairment loss would be recognized. As of December 3, 1997, management does not believe that an impairment reserve is required.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amount of Shore's financial instruments at December 3, 1997, which consists of accounts receivable, due from affilliate and short-term debt, approximates fair value due to the short maturity of those instruments.

 REVENUE RECOGNITION

  Rental revenue is recognized on a straight-line basis over the life of the related lease agreements. Revenue is recorded in the month in which it is due.

 ALLOCATION OF EXPENSES

  The accompanying financial statements include certain costs and expenses that have been allocated to the tower business from the Parent. These costs have been allocated on a pro rata basis primarily on either revenues or total costs of infrastructure operations, depending upon the nature of the cost. Management believes this allocation is reasonable.

 INCOME TAXES

  Shore accounts for income taxes using the liability method as required by Statement No. 109, Accounting for Income Taxes, issued by the Financial Accounting Standards Board.

  Deferred income taxes are provided for temporary differences between the basis of assets and liabilities for financial reporting and income tax reporting.

  As described in Note 1, Shore consisted of two C Corporations and a portion of a limited liability company. As such, the combined accounts reflect an income tax benefit for only the operations of the C Corporations at December 3, 1997. The Combined Statement of Operations and Retained Earnings also reflects an income tax benefit for the operations of Shore at December 3, 1997 on a pro-forma basis as if Shore were treated as a C Corporation.

3. FIXED ASSETS

  Fixed assets consist of the following:

                                                         ESTIMATED
                                                        USEFUL LIVES DECEMBER 3,
                                                          IN YEARS      1997
                                                        ------------ -----------
   Furniture, fixtures.................................     5, 7      $ 11,691
   Automobile..........................................      5          13,784
                                                                      --------
                                                                        25,475
   Accumulated depreciation............................                (15,837)
                                                                      --------
   Fixed assets, net...................................               $  9,638
                                                                      ========

                             SHORE COMMUNICATIONS

              (A CARVE-OUT ENTITY OF SHORE COMMUNICATIONS, INC.,
        WEST SHORE COMMUNICATIONS, INC., AND 28 WALKER ASSOCIATES, LLC)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

4. SHORT-TERM DEBT

  Shore maintained line of credit facilities with a bank under guidance line notes which provided for secured borrowings up to $1,900,000. Amounts borrowed under these lines of credit have been converted to term notes which bore interest from 9.75% to 10.5% through December 3, 1997. At December 3, 1997, $400,223 was available under the line of credit facilities. Shore paid $2,637 in unused commitment fees as of December 3, 1997. Shore also had a term note which bore a variable interest rate (10.25% at December 3, 1997) which $500,277 was outstanding at December 3, 1997. The term notes provided borrowings for construction of tower sites and were secured by all of the business assets of Shore Communications and the towers owned by Shore Communications and West Shore. The term notes originally matured through December 10, 2002. However, the outstanding balance was repaid subsequent to December 3, 1997 as part of the purchase agreement with Pinnacle Towers, Inc. (Note 10).

5. INCOME TAXES

  As described in Note 1, Shore consisted of two C Corporations and a portion of a limited liability company. As such, the combined accounts reflect an income tax benefit for only the operations of the C Corporations at December 3, 1997. The Combined Statement of Operations and Retained Earnings also reflects an income tax benefit for the operations of Shore at December 3, 1997 on a pro-forma basis as if Shore were treated as a C Corporation.

  Significant components of the income tax benefit on a historical and pro-forma basis were as follows:

                                                                   PRO-FORMA
                                               DECEMBER 3, 1997 DECEMBER 3, 1997
                                               ---------------- ----------------
   Current:
     Federal..................................     $17,867           $2,313
     State....................................       4,140              536
                                                   -------           ------
   Income tax benefits........................     $22,007           $2,849
                                                   =======           ======

  Significant components of the deferred tax asset on a historical and pro-forma basis were as follows:

                                                                   PRO-FORMA
                                               DECEMBER 3, 1997 DECEMBER 3, 1997
                                               ---------------- ----------------
   Deferred tax asset:
     Net operating loss.......................     $22,007           $2,849
                                                   -------           ------
                                                   $22,007           $2,849
                                                   =======           ======

  The effective tax rate approximates the statutory federal and state rates on a historical and pro-forma basis as no permanent differences exist for either the C Corporations or Shore.

  At December 3, 1997, Shore had cummulative federal tax net operating loss ("NOL") carryforward of approximately $8,246 which the Company was unable to use due to its operating loss. This NOL carryforward expires in the year ending December 3, 2013. Shore believes that it is more likely than

                             SHORE COMMUNICATIONS

              (A CARVE-OUT ENTITY OF SHORE COMMUNICATIONS, INC.,
        WEST SHORE COMMUNICATIONS, INC., AND 28 WALKER ASSOCIATES, LLC)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

not that the NOL carryforward will be utilized prior to its expiration by continuing to achieve future profitable operations. Shore does not believe that the change in ownership (Note 10) will impact such operations. Because of the extremely long period that is available to realize these future tax benefits, a valuation allowance for the deferred tax asset is not necessary.

6. COMMITMENTS AND CONTINGENCIES

 OPERATING LEASES

  Shore is obligated under noncancelable leases for ground leases which expire at various times through 2009. The majority of these leases have renewal options which range up to 15 years. The future minimum lease commitments under these leases are as follows:

   PERIOD FROM DECEMBER 4, 1997 THROUGH DECEMBER 31, 1997........... $    4,583
   YEAR ENDED DECEMBER 31,
     1998...........................................................     55,554
     1999...........................................................     47,864
     2000...........................................................     34,521
     2001...........................................................     22,806
     2002...........................................................     14,419
     2003 and thereafter............................................    131,531
                                                                     ----------
                                                                     $  311,278
                                                                     ==========

  Rental expense under noncancelable ground leases for the period ended December 3, 1997 was $52,299.

7. TENANT LEASES

  The following is a schedule by year of total future rentals to be received for tower space under noncancelable lease agreements as of December 3, 1997:

   PERIOD DECEMBER 4, 1997 THROUGH DECEMBER 31, 1997................ $   87,124
   YEAR ENDED DECEMBER 31,
     1998...........................................................    732,032
     1999...........................................................    685,567
     2000...........................................................    594,445
     2001...........................................................    419,552
     2002...........................................................    139,683
     2003 and thereafter............................................     13,200
                                                                     ----------
                                                                     $2,671,603
                                                                     ==========

8. RELATED PARTY TRANSACTIONS

  Shore paid certain expenses related to development of a microwave communications system on behalf of a company wholly owned by the sole stockholder of Shore Communications and West Shore. Expenditures related to the development of the microwave communications system were to be

                             SHORE COMMUNICATIONS

              (A CARVE-OUT ENTITY OF SHORE COMMUNICATIONS, INC.,
        WEST SHORE COMMUNICATIONS, INC., AND 28 WALKER ASSOCIATES, LLC)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

reimbursed to Shore upon completion of the project. However, as Shore entered into a purchase agreement with Pinnacle Towers Inc. (Note 10), the project was terminated and the entire receivable from the related party of $91,461 was expensed as of December 3, 1997 and is included in general and administrative expenses.

  Prior to the acquisition by Pinnacle Towers Inc., the carve-out entity of Walker included transactions with the surviving Walker ("affiliate"). These transactions are disclosed as related party transactions in these financial statements.

  The affiliate received rent payments related to Walker's lease agreements. At December 3, 1997, due from affiliate of $72,818 reflected these receipts.

  The affiliate paid tower operating expense related to Walker. For the period January 1, 1997 through December 3, 1997, Walker incurred tower operating expense of $6,701.

  For the period January 1, 1997 through December 3, 1997, general and administrative expenses of $8,010 were allocated to Walker from the affiliate.

9. EMPLOYEE BENEFIT PLANS

  Shore Communications has defined contribution plans covering employees with two years of service and are of the age of 21. Contributions under these plans are based primarily on the performance of Shore Communications and employee compensation. Total expense amounted to $7,130 for the period from January 1, 1997 through December 3, 1997.

10. SUBSEQUENT EVENTS

  On December 3, 1997, Shore sold all of the outstanding stock of Shore Communications and West Shore and certain of the assets of Walker to Pinnacle Towers Inc. In accordance with the purchase agreement, Shore received approximately $8,973,300 for the outstanding stock, a tower and related assets. Also under the agreement, rent revenue reverted to Pinnacle Towers Inc. as of December 4, 1997. Deferred revenue as of December 3, 1997 reflects rent received by Shore to be remitted to Pinnacle Towers Inc. Of the total purchase price, $2,000,084 was used by Pinnacle Towers Inc. to repay the outstanding bank notes subsequent to December 3, 1997 in accordance with the purchase agreement.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Pinnacle Holdings Inc.

  In our opinion, the accompanying combined balance sheet and the related combined statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Tidewater Communications ("Tidewater") at July 31, 1997, and the results of their operations and their cash flows for the seven month period January 1, 1997 through July 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Tidewater's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

  Tidewater is a member of a group of affiliated companies and, as disclosed in the financial statements, has extensive transactions and relationships with members of the group. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

/s/PricewaterhouseCoopers LLP
Price Waterhouse LLP
Tampa, Florida
February 9, 1998

                            TIDEWATER COMMUNICATIONS

 (A CARVE-OUT ENTITY OF ANTENNA RENTALS CORPORATION, JOHN HARRIS & ASSOCIATES,
                       INC., AND DARE COUNTY PROPERTIES)

                             COMBINED BALANCE SHEET

                                                                   JULY 31, 1997
                                                                   -------------
                              ASSETS
Current assets:
  Due from affiliate..............................................  $  249,796
  Accounts receivable.............................................      33,843
  Prepaid expenses................................................       1,043
                                                                    ----------
    Total current assets..........................................     284,682
Tower assets, net of accumulated depreciation of $326,373.........     553,450
Land..............................................................     380,009
                                                                    ----------
                                                                    $1,218,141
                                                                    ==========
                LIABILITIES AND RETAINED EARNINGS
Current liabilities:
  Accounts payable and other current liabilities..................  $   10,596
  Deferred revenue................................................      10,505
  Short-term debt.................................................     264,982
                                                                    ----------
    Total current liabilities.....................................     286,083
Commitments and Contingencies (Note 5)
Retained earnings.................................................     932,058
                                                                    ----------
                                                                    $1,218,141
                                                                    ==========


            The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                            TIDEWATER COMMUNICATIONS

 (A CARVE-OUT ENTITY OF ANTENNA RENTALS CORPORATION, JOHN HARRIS & ASSOCIATES,
                                     INC.,
                          AND DARE COUNTY PROPERTIES)

             COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                                                          PERIOD FROM JANUARY 1,
                                                          THROUGH JULY 31, 1997
                                                          ----------------------
Revenue..................................................        $368,011
  Tower operating expenses, excluding depreciation.......          56,961
                                                                 --------
    Gross margin.........................................         311,050
                                                                 --------
Other expenses:
  General and administrative expenses....................          29,609
  Depreciation...........................................          26,009
                                                                 --------
                                                                   55,618
                                                                 --------
Income from operations...................................         255,432
Interest expense.........................................          14,055
                                                                 --------
Net income...............................................        $241,377
                                                                 ========
Pro-forma income tax expense.............................        $ 91,785
                                                                 --------
Pro-forma net income.....................................        $149,592
                                                                 ========
Retained earnings at December 31, 1996...................        $690,681
Net income...............................................         241,377
                                                                 --------
Retained earnings at July 31, 1997.......................        $932,058
                                                                 ========



            The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                            TIDEWATER COMMUNICATIONS

 (A CARVE-OUT ENTITY OF ANTENNA RENTALS CORPORATION, JOHN HARRIS & ASSOCIATES,
                       INC., AND DARE COUNTY PROPERTIES)

                        COMBINED STATEMENT OF CASH FLOWS

                                                         PERIOD FROM JANUARY 1,
                                                         THROUGH JULY 31, 1997
                                                         ----------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................       $ 241,377
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation.........................................          26,009
   (Increase) decrease in:
    Due from affiliates.................................        (249,796)
    Accounts receivable.................................         (11,529)
    Prepaid expenses....................................           2,353
   Increase (decrease) in:
    Accounts payable and other current liabilities......             661
    Deferred revenue....................................          (9,075)
                                                               ---------
      Total adjustments.................................        (241,377)
                                                               ---------
Net cash provided by operating activities...............             --
                                                               ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..................................         (46,189)
                                                               ---------
Net cash used in investing activities...................         (46,189)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of short-term debt..........................         (28,811)
  Borrowing under promissory notes......................          75,000
                                                               ---------
Net cash provided by financing activities...............          46,189
                                                               ---------
Net increase in cash....................................             --
                                                               ---------
Cash at December 31, 1996...............................             --
                                                               ---------
Cash at July 31, 1997...................................       $     --
                                                               ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
Cash paid for interest..................................       $  12,863
                                                               =========

The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                           TIDEWATER COMMUNICATIONS

 (A CARVE-OUT ENTITY OF ANTENNA RENTALS CORPORATION, JOHN HARRIS & ASSOCIATES,
                       INC., AND DARE COUNTY PROPERTIES)

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

 NATURE OF BUSINESS

  On July 31, 1997, Pinnacle Towers Inc. acquired certain of the assets and business operations of Antenna Rentals Corporation, Inc. (an S Corporation), John Harris & Associates, Inc. (a partnership), and Dare County Properties (a partnership). John W. Harris is the majority shareholder of Antenna Rentals Corporation, Inc. and the general partner of John Harris & Associates, Inc. and Dare County Properties. Collectively, the acquired assets and related operations are referred to hereafter as Tidewater Communications ("Tidewater"). Tidewater owns telecommunication towers and leases space on these towers to customers in the wireless communications industries in Virginia and North Carolina.

 BASIS OF PRESENTATION

  The combined financial statements of Tidewater have been derived from the accounting records of Antenna Rentals Corporation, Inc., John Harris & Associates, Inc., and Dare County Properties. Additional allocations were made to reflect Tidewater's share of general and administrative expenses on a carve-out basis as described in Note 2.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results may vary from estimates used.

 DUE FROM AFFILIATE

  All tower rent revenues are collected by affiliates on behalf of Tidewater. Similarly, all direct tower operating expenses, general and administrative expenses, and interest are paid by affiliates on behalf of Tidewater. Accordingly, a receivable from and payable to affiliates are recorded (see
Note 7).

 TOWER ASSETS

  Tower assets consist of towers, buildings, and related attachments which are recorded at cost and depreciated using the straight-line method over the estimated useful life of the assets, which range from 15 to 30 years. Improvements, renewals and extraordinary repairs which increase the value or extend the life of the asset are capitalized. Repairs and maintenance costs are expensed as incurred.

 IMPAIRMENT OF LONG-LIVED ASSETS

  Tidewater evaluates the recoverability of its long-lived assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related asset may be less than previously anticipated. If the net book value of the related asset exceeds the undiscounted future cash flows of the asset, the carrying amount would be reduced to the present

                           TIDEWATER COMMUNICATIONS

 (A CARVE-OUT ENTITY OF ANTENNA RENTALS CORPORATION, JOHN HARRIS & ASSOCIATES,
                                     INC.,
                          AND DARE COUNTY PROPERTIES)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

value of its expected future cash flows and an impairment loss would be recognized. As of July 31, 1997, management does not believe that an impairment reserve is required.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amount of Tidewater's financial instruments at July 31, 1997, which includes due from affiliate, accounts receivable and short-term debt, approximates fair value due to the short maturity of those instruments.

 REVENUE RECOGNITION

  Rental revenue is recognized on a straight-line basis over the life of the related lease agreements. Revenue is recorded in the month in which it is due.

 ALLOCATION OF EXPENSES

  The accompanying financial statements include certain costs and expenses that have been allocated to the tower business from the Parent. These costs have been allocated on a pro rata basis primarily on either revenues or total costs of infrastructure operations, depending upon the nature of the cost. Management believes this allocation is reasonable.

 INCOME TAXES

  Tidewater consisted of certain assets of an S Corporation and two partnerships. As such, net income was not subject to income taxes as the income is taxed directly to their owners. Pro forma income taxes are presented using the liability method as required by Statement No. 109, Accounting for Income Taxes, issued by the Financial Accounting Standards Board. Deferred income taxes are provided for temporary differences between the basis of assets and liabilities for financial reporting and income tax reporting.

3. SHORT-TERM DEBT

  At July 31, 1997, $264,982 was outstanding under three bank loans, which provided secured borrowings for the purchases of land and towers in North Carolina. The loans were secured by mortgage deeds of trust on the land, the tower assets and an assignment of rents and leases. The interest rates on all the notes were prime plus 0.5%. The original maturity dates were July 30, 2001, October 9, 2001, and February 12, 2002. However, the outstanding balance was repaid subsequent to July 31, 1997 as part of the purchase agreement with Pinnacle Towers, Inc. (see Note 8).

4. INCOME TAXES

  As described in Note 1, Tidewater consisted of certain assets of an S Corporation and of two partnerships. As such, net income related to the S Corporation and partnerships was not subject to income taxes as the income is taxed directly to their owners. The Combined Statement of Operations and Retained Earnings reflects a tax provision for the operations of Tidewater at July 31, 1997 on a pro-forma basis as if Tidewater were treated as a C Corporation.

                           TIDEWATER COMMUNICATIONS

 (A CARVE-OUT ENTITY OF ANTENNA RENTALS CORPORATION, JOHN HARRIS & ASSOCIATES,
                                     INC.,
                          AND DARE COUNTY PROPERTIES)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  Significant components of the provision for income taxes on a pro-forma basis were as follows:

                                                                    PRO-FORMA
                                                                  JULY 31, 1997
                                                                  -------------
   Current:
     Federal.....................................................   $ 85,918
     State.......................................................     17,567
                                                                    --------
       Total current.............................................    103,485
   Deferred:
     Federal.....................................................     (9,822)
     State.......................................................     (1,878)
                                                                    --------
       Total deferred............................................    (11,700)
                                                                    --------
   Provision for income taxes....................................   $ 91,785
                                                                    ========

  Significant components of the deferred tax liability on a pro-forma basis were as follows:

                                                                     PRO-FORMA
                                                                   JULY 31, 1997
                                                                   -------------
   Deferred tax liability:
     Tax over book depreciation...................................    $68,607
                                                                      =======

  The effective tax rate approximates the statutory federal and state rates on a pro-forma basis as no permanent differences exist for Tidewater.

5. COMMITMENTS AND CONTINGENCIES

  The Company is obligated under a noncancelable lease for land which expires
February 20, 2005. The lease has two five-year renewal options. The future minimum lease commitments under these leases are as follows:

   PERIOD AUGUST 1, 1997 THROUGH DECEMBER 31, 1997................    $ 2,750
   YEAR ENDED DECEMBER 31,
     1998.........................................................      6,500
     1999.........................................................      6,500
     2000.........................................................      6,500
     2001.........................................................      6,500
     2002.........................................................      6,500
     2003 and thereafter..........................................     14,300
                                                                      -------
                                                                      $49,550
                                                                      =======

  Rental expense for the seven month period ended July 31, 1997 was $3,792.

                           TIDEWATER COMMUNICATIONS

 (A CARVE-OUT ENTITY OF ANTENNA RENTALS CORPORATION, JOHN HARRIS & ASSOCIATES,
                                     INC.,
                          AND DARE COUNTY PROPERTIES)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


6. TENANT LEASES

  The following is a schedule by year of total future rentals to be received for tower space under noncancelable lease agreements as of July 31, 1997.

   PERIOD AUGUST 1, 1997 THROUGH DECEMBER 31, 1997.................. $  202,501
   YEAR ENDED DECEMBER 31,
     1998...........................................................    431,775
     1999...........................................................    388,806
     2000...........................................................    335,024
     2001...........................................................    139,554
     2002...........................................................     82,200
     2003 and thereafter............................................    151,550
                                                                     ----------
                                                                     $1,731,410
                                                                     ==========

7. RELATED PARTY TRANSACTIONS

  Prior to the acquisition by Pinnacle Towers Inc. as described in Note 1, the carve out entity of Tidewater included transactions with the surviving Antenna Rentals Corporation, Inc., John Harris and Associates, Inc. and Dare County Properties ("affiliates"). These transactions are disclosed as related party transactions in these financial statements.

  Affiliates received rent payments related to Tidewater's lease agreements. At July 31, 1997, due from affiliates of $347,407 reflected these receipts.

  Affiliates paid tower operating and interest expense as well as short-term debt related to Tidewater. For the period January 1, 1997 through July 31, 1997, Tidewater incurred tower operating and interest expense of $56,961 and $14,055, respectively. Short-term debt of $28,811 was paid by affiliates for this period.

  For the period January 1, 1997 through July 31, 1997, general and administrative expenses of $29,609 were allocated to Tidewater from affiliates.

  Bay Tower Corporation, a minority shareholder in one of the entities which owned Tidewater, is a customer on one tower. Bay Tower performs monthly routine maintenance on all of Tidewater's towers at a reduced price, in exchange for free rent on the tower. Tidewater has recorded both revenue and maintenance expense related to Bay Tower Corporation at their fair market value. Tower revenue and maintenance expense amounted to $2,100 and $5,600, respectively, for the period January 1, 1997 through July 31, 1997. Additionally, Bay Tower has built all of Tidewater's towers. Other related parties are customers on two towers. Accounts receivable of $2,120 is due from these related parties at July 31, 1997 and $6,920 of rent revenue was earned for the period January 1, 1997 through July 31, 1997. Management believes that these transactions were under terms no different than those arranged with other parties.

                           TIDEWATER COMMUNICATIONS

 (A CARVE-OUT ENTITY OF ANTENNA RENTALS CORPORATION, JOHN HARRIS & ASSOCIATES,
                                     INC.,
                          AND DARE COUNTY PROPERTIES)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


8. SUBSEQUENT EVENTS

  On July 31, 1997, Tidewater was sold to Pinnacle Towers Inc. In accordance with the purchase agreement, the owners of Tidewater received approximately $8,400,000 for thirteen towers, related assets and management contracts on two additional towers. Deferred revenue as of July 31, 1997 reflects rent received by Tidewater to be remitted to Pinnacle Towers Inc. Of the total purchase price, $264,982 was used by Pinnacle Towers Inc. to repay outstanding bank loans (see Note 3) subsequent to July 31, 1997 in accordance with the purchase agreement.

  Prior to the closing, Pinnacle Towers Inc. placed approximately $650,000 in escrow due to conflicts with the terms under a land lease agreement related to one of the management contracts. However, as the lease between Tidewater and the lessor was amended to increase the initial lease period from 15 to 20 years, the consideration in escrow will be released in fulfillment of the purchase agreement.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Pinnacle Holdings Inc.

  In our opinion, the accompanying combined balance sheet and the related combined statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Majestic Communications ("Majestic") at June 27, 1997, and the results of their operations and their cash flows for the six month period January 1, 1997 through June 27, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Majestic's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/PricewaterhouseCoopers LLP
Price Waterhouse LLP
Tampa, Florida
February 9, 1998

                            MAJESTIC COMMUNICATIONS

             (A CARVE-OUT ENTITY OF MAJESTIC COMMUNICATIONS, INC.)

                             COMBINED BALANCE SHEET

                                                                   JUNE 27, 1997
                                                                   -------------
                              ASSETS
Current assets:
  Due from affiliate..............................................   $133,348
  Accounts receivable.............................................      5,290
  Prepaid expenses................................................      4,014
                                                                     --------
    Total current assets..........................................    142,652
Tower assets, net of accumulated depreciation of $227,974.........    511,571
Land..............................................................    277,562
                                                                     --------
                                                                     $931,785
                                                                     ========
                LIABILITIES AND RETAINED EARNINGS
Current liabilities:
  Accounts payable and other current liabilities..................   $  5,801
  Taxes payable...................................................     10,339
  Deferred revenue................................................     18,831
  Short-term debt.................................................    161,712
                                                                     --------
    Total current liabilities.....................................    196,683
Deferred tax liability............................................     48,257
                                                                     --------
                                                                      244,940
Retained earnings.................................................    686,845
                                                                     --------
                                                                     $931,785
                                                                     ========


            The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                            MAJESTIC COMMUNICATIONS

             (A CARVE-OUT ENTITY OF MAJESTIC COMMUNICATIONS, INC.)

             COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                                                          PERIOD FROM JANUARY 1,
                                                          THROUGH JUNE 27, 1997
                                                          ----------------------
Revenue..................................................        $192,123
  Tower operating expenses, excluding depreciation.......          19,425
                                                                 --------
    Gross margin.........................................         172,698
                                                                 --------
Other expenses:
  General and administrative expenses....................          27,739
  Depreciation...........................................          24,033
                                                                 --------
                                                                   51,772
                                                                 --------
Income from operations...................................         120,926
Interest expense.........................................           6,036
                                                                 --------
Income before taxes......................................         114,890
Income tax expense.......................................           9,838
                                                                 --------
Net income...............................................        $105,052
                                                                 ========
Pro-forma income tax expense.............................        $ 40,895
                                                                 --------
Pro-forma net income.....................................        $ 73,995
                                                                 ========
Retained earnings at December 31, 1996...................        $581,793
Net income...............................................         105,052
                                                                 --------
Retained earnings at June 27, 1997.......................        $686,845
                                                                 ========


The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                            MAJESTIC COMMUNICATIONS

             (A CARVE-OUT ENTITY OF MAJESTIC COMMUNICATIONS, INC.)

                        COMBINED STATEMENT OF CASH FLOWS

                                                         PERIOD FROM JANUARY 1,
                                                         THROUGH JUNE 27, 1997
                                                         ----------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................        $105,052
  Adjustments to reconcile net income to net cash pro-
   vided by operating activities:
   Depreciation.........................................          24,033
   (Increase) decrease in:
    Due from affiliates.................................        (133,348)
    Accounts receivable.................................          (1,530)
    Prepaid expenses....................................          (4,014)
  Increase (decrease) in:
    Accounts payable and other current liabilities......           3,444
    Taxes payable.......................................          10,339
    Deferred revenue....................................           9,351
    Deferred tax liability..............................            (501)
                                                                --------
      Total adjustments.................................         (92,226)
                                                                --------
Net cash provided by operating activities...............          12,826
                                                                --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of short-term debt..........................         (12,826)
                                                                --------
Net increase in cash....................................             --
                                                                --------
Cash at December 31, 1996...............................             --
                                                                --------
Cash at June 27, 1997...................................        $    --
                                                                --------
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
Cash paid for interest..................................        $  6,036
                                                                ========


The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                            MAJESTIC COMMUNICATIONS

             (A CARVE-OUT ENTITY OF MAJESTIC COMMUNICATIONS, INC.)

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

 NATURE OF BUSINESS

  On June 27, 1997, Pinnacle Towers Inc. acquired certain of the assets and business operations of Majestic Communications, Inc. (a C Corporation) and two sole proprietors. Majestic Communications, Inc. is owned 75%/25% by these two sole proprietors. Collectively, the acquired assets and related operations are referred to hereafter as Majestic Communications ("Majestic"). Majestic owns telecommunication towers and leases space on these towers to customers in wireless communications industries in Tennessee and Mississippi.

 BASIS OF PRESENTATION

  The combined financial statements of Majestic have been derived from the accounting records of Majestic Communications, Inc. and the two sole proprietors. Additional allocations were made to reflect Majestic's share of general and administrative expenses on a carve-out basis as described in Note 2.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results may vary from those estimates.

 DUE FROM AFFILIATE

  All tower rent revenues are collected by affiliates on behalf of Majestic. Similarly, all direct tower operating expenses, general and administrative expenses, and interest are paid by affiliates on behalf of Majestic. Accordingly, a receivable from and payable to affiliates are recorded (see
Note 6).

 TOWER ASSETS

  Tower assets consist of towers, buildings, and related attachments which are recorded at cost and depreciated using the straight-line method over the estimated useful life of the assets, which range from 15 to 30 years. Improvements, renewals and extraordinary repairs which increase the value or extend the life of the asset are capitalized. Repairs and maintenance costs are expensed as incurred.

 IMPAIRMENT OF LONG-LIVED ASSETS

  Majestic evaluates the recoverability of its long-lived assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related asset may be less than previously anticipated. If the net book value of the related asset exceeds the undiscounted future cash flows of the asset, the carrying amount would be reduced to the present value of its expected future cash flows and an impairment loss would be recognized. As of June 27, 1997, management does not believe that an impairment reserve is required.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amount of Majestic's financial instruments at June 27, 1997, which includes due from affiliate, accounts receivable and short-term debt, approximates fair value due to the short maturity of those instruments.

                            MAJESTIC COMMUNICATIONS

             (A CARVE-OUT ENTITY OF MAJESTIC COMMUNICATIONS, INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


 REVENUE RECOGNITION

  Rental revenue is recognized on a straight-line basis over the life of the related lease agreements. Revenue is recorded in the month in which it is due.

 ALLOCATION OF EXPENSES

  The accompanying financial statements include certain costs and expenses that have been allocated to the tower business from the Parent. These costs have been allocated on a pro rata basis primarily on either revenues or total costs of infrastructure operations, depending upon the nature of the cost. Management believes this allocation is reasonable.

 INCOME TAXES

  Majestic accounts for income taxes using the liability method as required by Statement No. 109, Accounting for Income Taxes, issued by the Financial Accounting Standards Board.

  Deferred income taxes are provided for temporary differences between the basis of assets and liabilities for financial reporting and income tax reporting.

  As described in Note 1, Majestic consisted of a C Corporation and of two sole proprietorships. As such, the combined accounts reflect a tax provision for only the operations of the C Corporation at June 27, 1997. The Combined Statement of Operations and Retained Earnings also reflects a tax provision for the operations of Majestic at June 27, 1997 on a pro-forma basis as if Majestic were treated as a C Corporation.

3. SHORT-TERM DEBT

  At June 27, 1997, $161,712 was outstanding under a bank loan, which provided secured borrowings for the purchases of land, a building and a tower in Tennessee. The loan was secured by a mortgage deed of trust on the land, the tower assets and an assignment of rents and leases. In addition, the loan as guaranteed by Majestic Communications, Inc. The interest rate on this borrowing was 7%. The original maturity date was August 1, 1999. However, the outstanding balance was repaid subsequent to June 27, 1997 as part of the purchase agreement with Pinnacle Towers Inc. (see Note 7).

4. INCOME TAXES

  As described in Note 1, Majestic consisted certain assets of a C Corporation and of two sole proprietorships. As such, the combined accounts reflect a tax provision for only the operations of the C Corporation at June 27, 1997. The Combined Statement of Operations and Retained Earnings also reflects a tax provision for the operations of Majestic at June 27, 1997 on a pro-forma basis as if Majestic were treated as a C Corporation.

                            MAJESTIC COMMUNICATIONS

             (A CARVE-OUT ENTITY OF MAJESTIC COMMUNICATIONS, INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  Significant components of the provision for income taxes on a historical and pro-forma basis were as follows:

                                                                    PRO-FORMA
                                                    JUNE 27, 1997 JUNE 27, 1997
                                                    ------------- -------------
   Current:
     Federal.......................................    $ 7,449       $37,610
     State.........................................      2,890         6,840
                                                       -------       -------
       Total current...............................     10,339        44,450
   Deferred:
     Federal.......................................       (367)       (3,034)
     State.........................................       (134)         (521)
                                                       -------       -------
       Total Deferred..............................       (501)       (3,555)
                                                       -------       -------
   Provision for income taxes......................    $ 9,838       $40,895
                                                       =======       =======

  Significant components of the deferred tax liability on a historical and pro-forma basis were as follows:

                                                                     PRO-FORMA
                                                     JUNE 27, 1997 JUNE 27, 1997
                                                     ------------- -------------
   Deferred tax liability:
     Tax over book depreciation.....................    $48,257       $24,756
                                                        =======       =======

  The effective tax rate approximates the statutory federal and state rates on a historical and pro-forma basis as no permanent differences exist for either the C Corporation or Majestic.

  Net income related to sole proprietors was not subject to income taxes as the income is taxed directly to their owners. The reported amounts for fixed assets related to these sole proprietors was approximately $169,400 less than its tax basis.

5. TENANT LEASES

  The following is a schedule by year of total future rentals to be received for tower space under noncancelable lease agreements as of June 27, 1997.

   PERIOD JUNE 28, 1997
    THROUGH DECEMBER 31, 1997.......................................... $187,929
   YEAR ENDED DECEMBER 31,
     1998..............................................................  247,633
     1999..............................................................  185,029
     2000..............................................................  155,688
     2001..............................................................   84,493
     2002..............................................................   11,250
     2003 and thereafter...............................................   25,860
                                                                        --------
                                                                        $897,882
                                                                        ========

                            MAJESTIC COMMUNICATIONS

             (A CARVE-OUT ENTITY OF MAJESTIC COMMUNICATIONS, INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


6. RELATED PARTY TRANSACTIONS

  Prior to the acquisition by Pinnacle Towers Inc. (as described in Note 1), the carve out entity of Majestic included transactions with the surviving Majestic Communications, Inc. ("affiliates"). These transactions are disclosed as related party transactions in these financial statements.

  Affiliates received rent payments related to Majestic's lease agreements. At June 27, 1997, due from affiliates of $199,944 reflected these receipts.

  Affiliates paid tower operating and interest expense as well as short-term debt related to Majestic. For the period January 1, 1997 through June 27, 1997, Majestic incurred tower operating and interest expense of $19,425 and $6,036, respectively. Short-term debt of $12,826 was paid by affiliates for this period.

  For the period January 1, 1997 through June 27, 1997, general and administrative expenses of $27,739 were allocated to Majestic from affiliates.

7. SUBSEQUENT EVENTS

  On June 27, 1997, Majestic was sold to Pinnacle Towers Inc. In accordance with the purchase agreement, the owners of Majestic received approximately $4,758,500 for four towers and related assets. Also under the agreement, rent revenue reverted to Pinnacle Towers Inc. as of July 1, 1997. Rent received by Majestic related to the remaining days in June 1997 was adjusted as part of the purchase price. Deferred revenue as of June 27, 1997 reflects rent received by Majestic to be remitted to Pinnacle Towers Inc. Of the total purchase price, $161,712 was used by Pinnacle Towers Inc. to repay the outstanding bank loan subsequent to June 27, 1997 in accordance with the purchase agreement.

                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to each of the Underwriters named below, and each of such Underwriters, has severally agreed to purchase from the Company, the respective number of shares of New Preferred Stock set forth opposite its name below:

                                                                     NUMBER OF
                                                                     SHARES OF
                                                                   NEW PREFERRED
                              UNDERWRITER                              STOCK
                              -----------                          -------------
      Goldman, Sachs & Co. .......................................
      NationsBanc Montgomery Securities LLC.......................
      Salomon Smith Barney Inc. ..................................
                                                                       ----
          Total...................................................
                                                                       ====

  Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the shares offered hereby, if any are taken.

  The Underwriters propose to offer the shares of New Preferred Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at
such price less a concession of $     per share. The Underwriters may allow,
and such dealers may reallow, a concession not in excess of $     per share to
certain brokers and dealers. After the shares of New Preferred Stock are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

  The New Preferred Stock is a new issue of securities with no established trading market. The Company has been advised by the Underwriters that the Underwriters intend to make a market in the New Preferred Stock but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the New Preferred Stock.

  In connection with the Offering, the Underwriters may purchase and sell the New Preferred Stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Underwriters in connection with the Preferred Stock Offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Preferred Stock; and short positions created by the Underwriters involve the sale by the Underwriters of a greater number of shares of Preferred Stock than they are required to purchase from the Company in the Preferred Stock Offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to other broker-dealers in respect of the securities sold in the Offering may be reclaimed by the Underwriters if such shares of Preferred Stock are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Preferred Stock, which may be higher than the price that might otherwise prevail in the open market, and these activities, if commenced, may be discontinued at any time. These transactions may be affected in the over-the-counter market or otherwise.

  The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

  Goldman Sachs Credit Partners L.P. ("GSCP") and NationsBank, N.A. ("NationsBank") are lenders under the Senior Credit Facility. GSCP is an affiliate of Goldman, Sachs & Co., and NationsBank is an affiliate of NationsBanc Montgomery Securities LLC. A portion of the outstanding indebtedness under the Senior Credit Facility will be repaid with a portion of the net proceeds of the Offerings. See "Use of Proceeds".

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                               -----------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................  14
Use of Proceeds..........................................................  26
Dividend Policy..........................................................  27
Capitalization...........................................................  28
Unaudited Pro Forma Financial Data.......................................
Selected Historical Consolidated Financial Data..........................  37
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  39
Business.................................................................  45
Management...............................................................  61
Principal Stockholders...................................................  67
Certain Relationships and Transactions...................................  68
Description of Certain Indebtedness......................................  70
Description of New Preferred Stock ......................................  72
Description of Exchange Notes............................................  87
Certain Definitions...................................................... 105
Certain Federal Income Tax Considerations ............................... 114
Validity of Common Stock and New Preferred Stock......................... 130
Experts.................................................................. 130
Additional Information................................................... 131
Index to Consolidated Financial Statements............................... F-1
Underwriting............................................................. U-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                150,000 SHARES

                            PINNACLE HOLDINGS INC.

                         % EXCHANGEABLE PREFERRED STOCK
                            (LIQUIDATION PREFERENCE
                               $1,000 PER SHARE)

                               -----------------
[LOGO OF PINNACLE HOLDINGS INC. APPEARS HERE]

                               -----------------

                             GOLDMAN, SACHS & CO.
                     NATIONSBANC MONTGOMERY SECURITIES LLC
                             SALOMON SMITH BARNEY

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. All such fees and expenses shall be borne by the Company.

   Securities and Exchange Commission registration fee.............. $   97,078
   NASD filing fee.................................................. $   30,500
   Nasdaq listing fee............................................... $   95,000
   Printing and engraving expenses.................................. $  100,000
   Accounting fees and expenses..................................... $  150,000
   Legal fees and expenses.......................................... $  250,000
   Blue Sky fees and expenses....................................... $    5,000
   Transfer Agent's fees and expenses............................... $   20,000
   Directors' and Officers' insurance............................... $   70,000
   Miscellaneous.................................................... $  182,422
                                                                     ----------
     Total.......................................................... $1,000,000
                                                                     ==========

--------
* Estimated

ITEM 32. SALES TO SPECIAL PARTIES.

  Not applicable.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

  The securities issued or sold by the Company since May 1995, the date of inception, which were not registered under the Securities Act are listed below:

    (i) Pursuant to the Stockholders Agreement, since December 31, 1995, the Company has issued to ABRY II 200,000 shares of Class A Common Stock and 172,266 shares of Class E Common Stock. 35,000 shares of the Class A Common Stock were issued in exchange for shares of Pinnacle Towers Inc. that were held by ABRY II and the remaining shares were issued in exchange for capital contributions made by ABRY II to the Company at a rate of 1 share per each $100 contribution. Additionally, a total of 12,000 shares of Class B Common Stock and a total of 31,000 shares of Class D Common Stock were issued to the Company's founders in exchange for all of the capital stock of Pinnacle Towers Inc. held by them. Furthermore, 2,500 shares of Class A Common Stock were issued to the REIT investors for $100 per share.

    (ii) From February 16, 1996 through June 25, 1997, the Company issued 19,000 shares of Class D Common Stock to certain employees of the Company as compensation pursuant to their employee subscription agreements. Pursuant to his subscription agreement, Mr. Day also purchased 500 shares of Class B Common Stock for $100 per share.

    (iii) On April 30, 1997, the Company sold 2,500 shares of Class E Common Stock to James Dell'Apa for consideration of $100 per share.

    (iv) On March 17, 1998, the Company issued $325,000,000 in principal amount of its 10% Senior Discount Notes due 2008, pursuant to a Purchase Agreement dated as of March 17, 1998, between the Company and the initial purchasers thereof.

    (v) On September 3, 1998, the Company sold 30,000 shares of the Senior Preferred Stock and warrants to purchase up to 3,432 shares of Class F Common Stock to New York Life Insurance Company for an aggregate purchase price of $30.0 million.

    (vi) On September 3, 1998, the Company sold 32.5 shares of Junior Preferred Stock to ABRY/Pinnacle, Inc., an affiliate of ABRY II, for an aggregate purchase price of $32.5 million.

    (vii) On December 16, 1998, the Company sold 26.2 shares of the Junior Preferred Stock to ABRY/Pinnacle, Inc. for an aggregate purchase price of $26.2 million.

  The shares of capital stock issued in the above transactions were offered and sold in reliance upon the exemption from registration under Section 4(2) as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transaction. All recipients had adequate access, through their relationship with the Company to information about the Company.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Pinnacle Holdings Inc., a Delaware corporation (the "Delaware Corporation"). The Delaware Corporation's Certificate of Incorporation and Bylaws contain provisions limiting the personal liability of its directors for monetary damages resulting from breaches of their duty of care to the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law. The Delaware Corporation's Certificate of Incorporation and Bylaws also contain provisions making indemnification of the Delaware Corporation's directors and officers mandatory to the fullest extent permitted by the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

  The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and require court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The Company intends to obtain directors' and officers' liability insurance, consistent with the provisions of the Delaware General Corporation Law, to protect directors and officers from liabilities under various laws, including the Securities Act.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

  Not applicable.

ITEM 36. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits

 EXHIBIT NO.                            DESCRIPTION
 -----------                            -----------
  1.0        Underwriting Agreement+
  3.1.1      Amended and Restated Certificate of Incorporation of the Company+
             Certificate of Amendment of Amended and Restated Certificate of
  3.1.2      Incorporation+
  3.1.3      Bylaws of the Company**
  4.1        Indenture dated as of March 20, 1998 among the Company and The
             Bank of New York, as Trustee**


  4.2        Exchange and Registration Rights Agreement dated as of March 20,
             1998 by and among the Company and each of the Purchasers referred to therein**

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
  4.3        Specimen Stock Certificate*****
  4.4        Registration Agreement+
  4.5        Recapitalization Agreement+
  4.6        Certificate of Designation Series A Senior Preferred Stock******
  4.7        Certificate of Designation Series B Junior Preferred Stock******
  4.8        Certificate of Designation  % Exchangeable Preferred Stock+
  4.9        Indenture dated as of January  , 1999.+
  5.1        Opinion of Holland & Knight LLP****
  5.2        Opinion of Holland & Knight LLP regarding the legality of the New
             Preferred Stock, including consent.+
  8.1        Opinion of Holland & Knight LLP
 10.1        Second Amended and Restated Credit Agreement dated February 26,
             1998 by and among Pinnacle Towers, Inc., a wholly-owned subsidiary of the Company ("PTI"), NationsBank of Texas, N.A. and Goldman,
             Sachs Credit Partner L.P.**
 10.2        First Amendment to Second Amended and Restated Credit Agreement
             dated March 17, 1998**
 10.3        Form of Purchase and Sale Agreement dated January 9, 1998 by and among PTI and Southern Communications**
 10.4        Form of Southern Communications Master Site Lease Agreement by and
             among PTI and Southern Communications**
 10.5        Form of Option to Direct Construction or Acquisition of Additional
             Tower Facilities by and among PTI and Southern Communications**
 10.6        Form of Exchange Agreement by and among PTI and Southern
             Communications**
 10.7        Form of Lease Agreement--Non-Restricted Premises**
 10.8        Form of Lease Agreement--Restricted Premises**
 10.9        Form of Master Antenna Site Lease by and among PTI and Teletouch
             Communications, Inc.**
 10.10       Contract of Sale by and among PTI and Teletouch Communications,
             Inc. and First Amendment to Contract of Sale**
 10.11       Executive Employment Agreement between the Company and Robert
             Wolsey dated May 3, 1995**
 10.12       Executive Employment Agreement between the Company and Steven Day dated February 17, 1997**
 10.13       Executive Employment Agreement between the Company and James
             Dell'Apa dated May 3, 1995**
 10.14       Subscription Agreement dated December 31, 1995 by and among ABRY
             II and PTI**
 10.15       Second Amended and Restated Subscription and Stockholders
             Agreement dated May 16, 1996 by and among PTI, the Company and certain stockholders**
 10.16       Capital Contribution Agreement dated February 26, 1998**
 10.17       Convertible Promissory Note due 1998 dated February 11, 1998 by and among the Company and ABRY II**
 10.18       Services Agreement by and among PTI and PTI II**

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
 10.19       Amended Capital Contribution Agreement dated May 29, 1998***
 10.20       Third Amended and Restated Credit Agreement dated May 29, 1998***
 10.21       Purchase Agreement dated as of July 7, 1998 among MobileMedia, its affiliates and the Company****
 10.22       Proposed Form of Master Lease for Transmitter Systems Space
             between the Company and MobileMedia Communications, Inc.****
 10.23       Form of Management and Consulting Services Agreement dated as of
             April  , 1995 between Pinnacle Towers Inc. and ABRY*
 10.24       Stock Incentive Plan*****
 10.25       Second Amendment to Third Amended and Restated Credit Agreement
 10.26       Amendment to Purchase Agreement dated September 2, 1998 between
             PTI and MobileMedia and certain of its affiliates******
 21.1        List of Subsidiaries**
 23.1        Consent of Holland & Knight LLP (contained in Exhibit 5.1)****
 23.2        Consent of PricewaterhouseCoopers LLP, independent certified public accountants
 23.3        Consent of Arthur Andersen LLP, independent certified public accountants
 23.4        Consent of Ernst & Young LLP, independent certified public accountants
 24.1        Powers of Attorney (included on signature pages of Registration
             Statement)****
 25.1        Statement of Eligibility of Trustee on Form T-1+
 27.1        Financial Data Schedule

--------

+    To be filed by amendment.
* Previously filed on July 27, 1998 with Amendment No. 1 to the Company's Registration Statement on Form S-11.
** Previously filed on April 1, 1998 with the Company's Registration Statement on Form S-4 (SEC file no. 333-49147).
*** Previously filed on June 11, 1998 with Amendment No. 1 to the Company's Registration Statement on Form S-4.
**** Previously filed on July 17, 1998 with the Company's Registration
     Statement on Form S-11 (SEC file no. 333-59297).
***** Previously filed on August 11, 1998 with Amendment No. 2 to the
      Company's Registration Statement on Form S-11.

****** Previously filed on September 18, 1998 with the Company's Report on
       Form 8-K.

  (b) Financial Statement Schedules

None

ITEM 37. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities

Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-11 AND HAS DULY CAUSED THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF SARASOTA, STATE OF FLORIDA, ON DECEMBER 30, 1998.

                                          Pinnacle Holdings, Inc.

                                             /s/ Steven Day
                                          By: _________________________________
                                             Steven Day, Chief Financial
                                              Officer

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                        TITLE
                                                                     DATE


                  *                    Chief Executive        December 30, 1998
-------------------------------------   Officer, President,
            ROBERT WOLSEY               Chief Operating
                                        Officer and
                                        Director

           /s/ Steven Day              Vice President,        December 30, 1998
-------------------------------------   Chief Financial
             STEVEN DAY                 Officer, Secretary
                                        and Director

                  *                    Executive Vice         December 30, 1998
-------------------------------------   President and
           JAMES DELL'APA               Director

                  *                    Director               December 30, 1998
-------------------------------------
            ANDREW BANKS

                  *                    Director               December 30, 1998
-------------------------------------
             PENI GARBER

                  *                    Director               December 30, 1998
-------------------------------------
            PEGGY KOENIG

                  *                    Director               December 30, 1998
-------------------------------------
            ROYCE YUDKOFF

            /s/ Steven Day
*By: _______________________________,
              STEVEN DAY
           ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
  1.0        Underwriting Agreement+
  3.1.1      Amended and Restated Certificate of Incorporation of the Company+
             Certificate of Amendment of Amended and Restated Certificate of
  3.1.2      Incorporation+
  3.1.3      Bylaws of the Company**
             Indenture dated as of March 20, 1998 among the Company and The
  4.1        Bank of New York, as Trustee**
  4.2        Exchange and Registration Rights Agreement dated as of March 20,
             1998 by and among the Company and each of the Purchasers referred to therein**
  4.3        Specimen Stock Certificate*****
  4.4        Registration Agreement+
  4.5        Recapitalization Agreement+
  4.6        Certificate of Designation Series A Senior Preferred Stock******
  4.7        Certificate of Designation Series B Junior Preferred Stock******
  4.8        Certificate of Designation  % Exchangeable Preferred Stock+
  4.9        Indenture dated as of January  , 1999.+
  5.1        Opinion of Holland & Knight LLP****
  5.2        Opinion of Holland & Knight LLP regarding the legality of the New
             Preferred Stock, including consent.+
  8.1        Opinion of Holland & Knight LLP
 10.1        Second Amended and Restated Credit Agreement dated February 26,
             1998 by and among Pinnacle Towers, Inc., a wholly-owned subsidiary of the Company ("PTI"), NationsBank of Texas, N.A. and Goldman,
             Sachs Credit Partner L.P.**
 10.2        First Amendment to Second Amended and Restated Credit Agreement
             dated March 17, 1998**
 10.3        Form of Purchase and Sale Agreement dated January 9, 1998 by and among PTI and Southern Communications**
 10.4        Form of Southern Communications Master Site Lease Agreement by and
             among PTI and Southern Communications**
 10.5        Form of Option to Direct Construction or Acquisition of Additional
             Tower Facilities by and among PTI and Southern Communications**
 10.6        Form of Exchange Agreement by and among PTI and Southern
             Communications**
 10.7        Form of Lease Agreement--Non-Restricted Premises**
 10.8        Form of Lease Agreement--Restricted Premises**
 10.9        Form of Master Antenna Site Lease by and among PTI and Teletouch
             Communications, Inc.**
 10.10       Contract of Sale by and among PTI and Teletouch Communications,
             Inc. and First Amendment to Contract of Sale**
 10.11       Executive Employment Agreement between the Company and Robert
             Wolsey dated May 3, 1995**
 10.12       Executive Employment Agreement between the Company and Steven Day dated February 17, 1997**

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
 10.13       Executive Employment Agreement between the Company and James
             Dell'Apa dated May 3, 1995**
 10.14       Subscription Agreement dated December 31, 1995 by and among ABRY
             II and PTI**
 10.15       Second Amended and Restated Subscription and Stockholders
             Agreement dated May 16, 1996 by and among PTI, the Company and certain stockholders**
 10.16       Capital Contribution Agreement dated February 26, 1998**
 10.17       Convertible Promissory Note due 1998 dated February 11, 1998 by and among the Company and ABRY II**
 10.18       Services Agreement by and among PTI and PTI II**
 10.19       Amended Capital Contribution Agreement dated May 29, 1998***
 10.20       Third Amended and Restated Credit Agreement dated May 29, 1998***
 10.21       Purchase Agreement dated as of July 7, 1998 among MobileMedia, its affiliates and the Company****
 10.22       Proposed Form of Master Lease for Transmitter Systems Space
             between the Company and MobileMedia Communications, Inc.****
 10.23       Form of Management and Consulting Services Agreement dated as of
             April  , 1995 between Pinnacle Towers Inc. and ABRY*
 10.24       Stock Incentive Plan*****
 10.25       Second Amendment to Third Amended and Restated Credit Agreement


 10.26       Amendment to Purchase Agreement dated September 2, 1998 between
             PTI and MobileMedia and certain of its affiliates******


 21.1        List of Subsidiaries**
 23.1        Consent of Holland & Knight LLP (contained in Exhibit 5.1)****
 23.2 Consent of PricewaterhouseCoopers LLP, independent certified public accountants
 23.3 Consent of Arthur Andersen LLP, independent certified public accountants
 23.4 Consent of Ernst & Young LLP, independent certified public accountants
             Powers of Attorney (included on signature pages of Registration
 24.1        Statement)****
 25.1        Statement of Eligibility of Trustee on Form T-1+
 27.1        Financial Data Schedule

--------

+    To be filed by amendment.
* Previously filed on July 27, 1998 with Amendment No. 1 to the Company's Registration Statement on Form S-11.
** Previously filed on April 1, 1998 with the Company's Registration Statement on Form S-4 (SEC file no. 333-49147).
*** Previously filed on June 11, 1998 with Amendment No. 1 to the Company's Registration Statement on Form S-4.
**** Previously filed on July 17, 1998 with the Company's Registration
     Statement on Form S-11 (SEC file no. 333-59297).

***** Previously filed on August 11, 1998 with Amendment No. 2 to the
      Company's Registration Statement on Form S-11.

****** Previously filed on September 18, 1998 with the Company's Report on
       Form 8-K.